FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-177891-07

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 3, 2014)

$961,538,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C19
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
NCB, FSB
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates,
Series 2014-C19

The Commercial Mortgage Pass-Through Certificates, Series 2014-C19 will include 12 classes of certificates that RBS Commercial Funding Inc. is offering pursuant to this prospectus supplement.  The Series 2014-C19 certificates represent the beneficial ownership interests in the issuing entity, which will be WFRBS Commercial Mortgage Trust 2014-C19.  The issuing entity’s main assets will be a pool of 99 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

The Series 2014-C19 certificates will represent beneficial ownership interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsors or any of their affiliates.  Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of certificates will receive distributions of interest, principal or both monthly, commencing in April 2014.  Credit enhancement will be provided by the subordination of certain classes of junior certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Only the 12 classes of certificates identified below are being offered by this prospectus supplement. Other classes of certificates are described in this prospectus supplement but not offered hereby.

Investing in the Offered Certificates involves risks.  You should carefully consider the risk factors beginning on page S-56 of this prospectus supplement and page 7 of the attached prospectus.
	Approximate Initial Principal Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$ 75,637,000	1.2330%	Fixed(4)	February 2019
Class A-2	$ 36,949,000	2.8950%	Fixed(4)	March 2019
Class A-3	$ 98,933,000	3.6600%	Fixed(4)	March 2021
Class A-4	$210,000,000	3.8290%	Fixed(4)	February 2024
Class A-5	$249,163,000	4.1010%	Fixed(4)	March 2024
Class A-SB	$101,859,000	3.6180%	Fixed(4)	January 2024
Class A-S(6)	$ 73,116,000(7)	4.2710%	Fixed(4)	March 2024
Class B(6)	$ 75,875,000(7)	4.7230%	WAC Cap(5)	March 2024
Class C(6)	$ 40,006,000(7)	4.6460%	WAC Cap(5)	March 2024
Class PEX(6)	$188,997,000(7)	NAP	(8)	March 2024
Class X-A	$845,657,000(9)	1.5086%	Variable(10)	N/A
Class X-B	$175,202,000(11)	0.5979%	Variable(12)	N/A
(Footnotes to table begin on page S-1)

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The underwriters, RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., will purchase the offered certificates from RBS Commercial Funding Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at variable prices determined at the time of sale, plus, in certain cases, accrued interest. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead bookrunning managers in the following manner:  RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.1% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.9% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as co-manager. The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to the right of the underwriters to reject orders in whole or in part.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme, and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 28, 2014.  We expect to receive from this offering approximately 110.20% of the initial certificate principal balance of the offered certificates, plus accrued interest from March 1, 2014, before deducting expenses payable by us.

RBS	Wells Fargo Securities

Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities Co-Manager

March 12, 2014

WFRBS Commercial Mortgage Trust 2014-C19

Commercial Mortgage Pass-Through Certificates, Series 2014-C19

Washington
5 properties
$25,477,436
2.3% of total
Idaho
2 properties
$12,500,000
1.1% of total
Montana
1 property
$2,400,000
0.2% of total
Nebraska
1 property
$1,600,000
0.1% of total
North Dakota
1 property
$2,850,000
0.3% of total
Iowa
2 properties
$5,007,662
0.5% of total
Wisconsin
2 properties
$25,850,112
2.3% of total
Illinois
11 properties
$137,109,955
12.4% of total
Indiana
1 property
$8,200,000
0.7% of total
Michigan
6 properties
$51,762,031
4.7% of total
Pennsylvania
3 properties
$20,540,000
1.9% of total
Oregon
1 property
$1,273,097
0.1% of total
New York
9 properties
$49,434,348
4.5% of total
Ohio
1 property
$2,322,791
0.2% of total
New Jersey
1 property
$30,000,000
2.7% of total
Nevada
5 properties
$65,406,301
5.9% of total
District of Columbia
1 property
$7,250,000
0.7% of total
Northern California
7 properties
$56,509,938
5.1% of total
Maryland
1 property
$7,000,000
0.6% of total
California
13 properties
$126,194,938
11.4% of total
Virginia
6 properties
$56,465,966
5.1% of total
Southern California
6 properties
$69,684,999
6.3% of total
North Carolina
7 properties
$65,671,450
6.0% of total
Arizona
2 properties
$22,318,541
2.0% of total
South Carolina
1 property
$2,240,000
0.2% of total
Colorado
4 properties
$27,152,604
2.5% of total
Georgia
2 properties
$27,323,800
2.5% of total
Hawaii
1 property
$29,950,000
2.7% of total
New Mexico
3 properties
$8,625,000
0.8% of total
Louisiana
5 properties
$47,694,841
4.3% of total
Alabama
3 properties
$24,706,151
2.2% of total
Florida
11 properties
$82,924,132
7.5% of total
Texas
17 properties
$100,913,303
9.1% of total
Arkansas
1 property
$15,800,000
1.4% of total
Mississippi
2 properties
$7,070,700
0.6% of total
Tennessee
1 property
$2,596,222
0.2% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

SUMMARY	S-1	Subordination of Subordinate Offered
RISK FACTORS	S-56	Certificates	S-68
RISKS RELATED TO THE OFFERED		Commencing Legal Proceedings Against
CERTIFICATES	S-56	Parties to the Pooling and Servicing
The Offered Certificates May Not Be a		Agreement May Be Difficult	S-68
Suitable Investment for You	S-56	Your Lack of Control Over the Trust and
The Offered Certificates Are Limited		Servicing of the Mortgage Loans Can
Obligations	S-56	Create Risks	S-68
The Volatile Economy, Credit Crisis and		You Will Have No Control Over the
Downturn in the Real Estate Market		Servicing of the Non-Serviced
Have Adversely Affected and May		Mortgage Loan	S-69
Continue to Adversely Affect the		The Servicing of the Brunswick Square
Value of CMBS	S-57	Loan Combination Will Shift to Others	S-70
Subordination of the Class A-S, Class B		There Are Risks Relating to the
and Class C Regular Interests Will		Exchangeable Certificates	S-70
Affect the Timing of Distributions and		RISKS RELATED TO MORTGAGE
the Application of Losses on the Class		LOANS AND MORTGAGED
X-A, Class X-B, Class A-S, Class B,		PROPERTIES	S-71
Class C and Class PEX Certificates	S-57	Commercial Lending is Dependent on Net
External Factors May Adversely Affect the		Operating Income	S-71
Value and Liquidity of Your		Underwritten Net Cash Flow Could Be
Investment	S-58	Based on Incorrect or Failed
The Certificates May Have Limited		Assumptions	S-71
Liquidity and the Market Value of the		The Mortgage Loans Have Not Been
Certificates May Decline	S-59	Reunderwritten By Us	S-71
Limited Information Causes Uncertainty	S-60	The Prospective Performance of the
Legal and Regulatory Provisions Affecting		Commercial and Multifamily Mortgage
Investors Could Adversely Affect the		Loans Included in the Trust Fund
Liquidity of the Certificates	S-60	Should Be Evaluated Separately from
Your Yield May Be Affected by Defaults,		the Performance of the Mortgage
Prepayments and Other Factors	S-62	Loans in Any of the Depositor’s Other
No Party to the Pooling and Servicing		Trusts	S-72
Agreement Will Be Obligated to		Appraisals May Not Reflect Current or
Review the Mortgage Loans To		Future Market Value of Each Property	S-73
Determine Whether Representations		Retail Properties Have Special Risks	S-74
and Warranties Are True; Mortgage		Hospitality Properties Have Special Risks	S-76
Loan Sellers or Other Responsible		Risks Relating to Affiliation with a
Parties May Not Be Able To Make a		Franchise or Hotel Management
Required Repurchase or Substitution		Company	S-77
of a Defective Mortgage Loan	S-66	Multifamily Properties Have Special Risks	S-78
Nationally Recognized Statistical Rating		Self-Storage Properties Have Special
Organizations May Assign Different		Risks	S-80
Ratings to the Certificates; Ratings of		Industrial Properties Have Special Risks	S-81
the Certificates Reflect Only the Views		Office Properties Have Special Risks	S-82
of the Applicable Rating Agencies as		Manufactured Housing Community
of the Dates Such Ratings Were		Properties Have Special Risks	S-83
Issued; Ratings May Affect ERISA		Residential Cooperative Properties Have
Eligibility; Ratings May Be		Special Risks	S-84
Downgraded	S-66	Mixed Use Facilities Have Special Risks	S-87
Risks Relating to Interest on Advances		Cold Storage Facilities Have Special Risks	S-87
and Special Servicing Compensation	S-67	Specialty Use Concentrations	S-88
The Payment of Expenses of the Trust		Risks Related to Ground Leases and
Fund May Reduce the Amount of		Other Leasehold Interests	S-89
Distributions on Your Offered		Various Limitations and Restrictions
Certificates	S-67	Imposed by Affordable Housing

Covenants or Programs May Result in		Property Value May Be Adversely Affected
Losses on the Mortgage Loans	S-90	Even When There Is No Change in
Risks Related to Historic Tax Credits	S-91	Current Operating Income and as a
Performance of the Certificates Will Be		Result Borrower May Be Unable To
Highly Dependent on the Performance		Repay Remaining Principal Balance
of Tenants and Tenant Leases	S-91	on Maturity Date	S-103
Concentrations Based on Property Type,		Risks Related to Redevelopment and
Related Borrowers and Other Factors		Renovation at a Mortgaged Property	S-104
May Disproportionately Increase		Risks of the Anticipated Repayment Date
Losses	S-94	Loans	S-105
Increases in Real Estate Taxes May		Some Mortgaged Properties May Not Be
Reduce Net Operating Income	S-95	Readily Convertible to Alternative
Risks Relating to Enforceability of		Uses	S-105
Cross-Collateralization	S-95	Mortgaged Properties That Are Not in
Substitution of Mortgaged Properties and		Compliance with Zoning and Building
Debt Severance Provisions May Lead		Code Requirements and Use
to Increased Risks	S-96	Restrictions Could Adversely Affect
We Cannot Assure You That Any Upfront		Distributions on Your Certificates	S-106
or Ongoing Deposits Made by a		Inadequacy of Title Insurers May
Borrower to Any Reserve in Respect		Adversely Affect Distributions on Your
of a Mortgaged Property Will Be		Certificates	S-107
Sufficient for Its Intended Purpose	S-96	Condemnations With Respect to
The Absence of Lockboxes Entails Risks		Mortgaged Properties Could
That Could Adversely Affect		Adversely Affect Distributions on Your
Distributions on Your Certificates	S-96	Certificates	S-107
The Performance of a Mortgage Loan (or		Risks Relating to Inspections of Properties	S-108
Loan Combination) and Its Related		Availability of Earthquake, Flood and
Mortgaged Property Depends in Part		Other Insurance	S-108
on Who Controls the Borrower and		Terrorism Insurance May Not Be Available
Mortgaged Property	S-96	for All Mortgaged Properties	S-109
The Borrower’s Form of Entity May Cause		Risks Associated with Blanket Insurance
Special Risks	S-97	Policies or Self-Insurance	S-110
A Bankruptcy Proceeding May Result in		RISKS RELATED TO CONFLICTS OF
Losses and Delays in Realizing on the		INTEREST	S-110
Mortgage Loans	S-98	Interests and Incentives of the Originators,
Mortgage Loans Are Nonrecourse and Are		the Sponsors and Their Affiliates May
Not Insured or Guaranteed	S-98	Not Be Aligned With Your Interests	S-110
A Concentration of Mortgaged Properties		Interests and Incentives of the Underwriter
in One or More Geographic Areas		Entities May Not Be Aligned With
Reduces Diversification and May		Your Interests	S-113
Increase the Risk that Your		Interests and Incentives of the Holders of
Certificates May Not Be Paid in Full	S-99	the Brunswick Square Companion
Limitations on the Enforceability of Multi-		Loan May Not Be Aligned With Your
Borrower/Multi-Property and Multi-		Interests	S-114
Borrower/Multi-Parcel Arrangements		Potential Conflicts of Interest of the Master
May Have an Adverse Effect on		Servicers and the Special Servicers	S-114
Recourse in the Event of a Default on		Potential Conflicts of Interest of the Trust
a Mortgage Loan	S-100	Advisor	S-116
Adverse Environmental Conditions at or		Potential Conflicts of Interest of the
Near Mortgaged Properties May		Subordinate Class Representative	S-117
Result in Losses	S-101	Potential Conflicts of Interest in the
Risks Relating to Costs of Compliance		Selection of the Underlying Mortgage
with Applicable Laws and Regulations	S-101	Loans	S-117
Litigation Regarding the Mortgaged		Conflicts of Interest May Occur as a
Properties or Borrowers May Impair		Result of the Rights of Third Parties
Your Distributions	S-102	To Terminate the Special Servicers	S-118
Other Financings or Ability To Incur Other		Other Potential Conflicts of Interest May
Financings Entails Risk	S-102	Affect Your Investment	S-118

Special Servicers May Be Directed To		Sale of Mortgage Loans; Mortgage File
Take Actions by an Entity That Has		Delivery	S-175
No Duty or Liability to Other		Cures, Repurchases and Substitutions	S-178
Certificateholders	S-119	Additional Information	S-181
Rights of the Trust Advisor and the		TRANSACTION PARTIES	S-181
Subordinate Class Representative		The Sponsors	S-181
Could Adversely Affect Your		Compensation of the Sponsors	S-225
Investment	S-119	The Depositor	S-225
OTHER RISKS	S-120	The Originators	S-226
Each of the Mortgage Loan Sellers, the		The Issuing Entity	S-227
Depositor and the Trust Fund Is		The Trustee	S-228
Subject to Insolvency or Bankruptcy		The Certificate Administrator, Tax
Laws That May Affect the Trust		Administrator, Certificate Registrar
Fund’s Ownership of the Mortgage		and Custodian	S-228
Loans	S-120	The Master Servicers	S-230
Loan Combinations Pose Special Risks	S-121	The Special Servicers	S-235
Sponsors May Not Be Able To Make		The Primary Servicer	S-241
Required Repurchases or		The Trust Advisor	S-243
Substitutions of Defective Mortgage		Affiliations and Certain Relationships	S-244
Loans	S-122	DESCRIPTION OF THE OFFERED
Any Loss of Value Payment Made by a		CERTIFICATES	S-246
Mortgage Loan Seller May Prove To		General	S-246
Be Insufficient To Cover All Losses on		Exchanges of Exchangeable Certificates	S-249
a Defective Mortgage Loan	S-122	Distributions	S-251
Book-Entry Registration Will Mean You		Reductions of Certificate Principal
Will Not Be Recognized as a Holder of		Balances in Connection with Realized
Record	S-122	Losses and Additional Trust Fund
Tax Matters and Changes in Tax Law May		Expenses	S-267
Adversely Impact the Mortgage Loans		Reductions of Interest Entitlements and
or Your Investment	S-123	the Principal Distribution Amount in
Additional Risks	S-125	Connection with Certain Trust Advisor
Combination or “Layering” of Multiple		Expenses	S-270
Risks May Significantly Increase Risk		Voting Rights	S-272
of Loss	S-125	Advances of Delinquent Monthly Debt
DESCRIPTION OF THE MORTGAGE		Service Payments	S-273
POOL	S-126	Delivery, Form and Denomination	S-281
General	S-126	Matters Regarding the Certificate
Certain Calculations and Definitions	S-127	Administrator	S-284
Statistical Characteristics of the Mortgage		The Trustee	S-285
Loans	S-128	Suits, Actions and Proceedings by
Additional Indebtedness	S-138	Certificateholders	S-287
Additional Debt Financing For Mortgage		YIELD AND MATURITY
Loans Secured by Residential		CONSIDERATIONS	S-288
Cooperatives	S-145	Yield Considerations	S-288
Other Additional Financing and Preferred		Weighted Average Life of the Offered
Equity	S-146	Certificates	S-293
Underwriting Considerations	S-147	Yield Sensitivity of the Class X-A and
Exceptions to Underwriting Guidelines	S-147	Class X-B Certificates	S-298
Environmental Considerations	S-147	Price/Yield Tables	S-298
Redevelopment and Renovation	S-151	THE POOLING AND SERVICING
Litigation Considerations	S-151	AGREEMENT	S-304
Insurance Considerations	S-152	General	S-304
Use Restrictions	S-153	Assignment of the Mortgage Loans	S-305
Non-Recourse Carveout Limitations	S-153	Servicing of the Mortgage Loans	S-305
Tenant or Other Third Party Issues	S-154	Servicing of the Loan Combination	S-311
Assessments of Property Value and		Accounts	S-313
Condition	S-158	Servicing and Other Compensation and
Certain Terms of the Mortgage Loans	S-161	Payment of Expenses	S-320
Representations and Warranties	S-175

Enforcement of Due-on-Sale and Due-on-		Taxation of Foreign Investors			S-394
Encumbrance Provisions	S-334	Taxation of the Exchangeable Certificates			S-394
Transfers of Interests in Borrowers	S-334	Further Information			S-395
Inspections	S-335	STATE AND LOCAL TAX
Required Appraisals	S-335	CONSIDERATIONS			S-395
Rating Agency Confirmations	S-340	ERISA CONSIDERATIONS			S-395
Evidence as to Compliance	S-343	LEGAL INVESTMENT			S-397
Certain Matters Regarding the Master		METHOD OF DISTRIBUTION
Servicers, the Special Servicers, the		(UNDERWRITER CONFLICTS OF
Trust Advisor and the Depositor	S-344	INTEREST)			S-398
Servicer Termination Events	S-347	LEGAL MATTERS			S-400
Rights Upon the Occurrence of a Servicer		CERTAIN LEGAL ASPECTS OF THE
Termination Event	S-349	MORTGAGE LOANS			S-400
Waivers of Servicer Termination Events	S-349	RATINGS			S-401
Replacement of the Special Servicers	S-350	INDEX OF SIGNIFICANT DEFINITIONS			S-404
Resignation of the Master Servicers and
the Special Servicers	S-352	ANNEX A	–	CERTAIN
Net Present Value Calculations	S-353			CHARACTERISTICS OF THE
Review and Consultation With Respect to				MORTGAGE LOANS AND
Calculations of Net Present Value and				MORTGAGED PROPERTIES	A-1
Appraisal Reduction Amounts	S-353	ANNEX B	–	TOP FIFTEEN LOAN
Maintenance of Insurance	S-354			SUMMARIES	B-1
Amendment of the Pooling and Servicing		ANNEX C	–	MORTGAGE POOL
Agreement	S-356			INFORMATION	C-1
Termination of the Pooling and Servicing		ANNEX D	–	ADDITIONAL MORTGAGE
Agreement	S-358			LOAN INFORMATION/
Realization upon Defaulted Mortgage				DEFINITIONS	D-1
Loans	S-360	ANNEX E-1	–	MORTGAGE LOAN SELLER
Procedures With Respect to Defaulted				REPRESENTATIONS AND
Mortgage Loans and REO Properties	S-361			WARRANTIES	E-1-1
Modifications, Waivers, Amendments and		ANNEX E-2	–	EXCEPTIONS TO
Consents	S-366			REPRESENTATIONS AND
The Majority Subordinate Certificateholder				WARRANTIES	E-2-1
and the Subordinate Class		ANNEX F	–	GLOBAL CLEARANCE,
Representative	S-373			SETTLEMENT AND TAX
The Trust Advisor	S-377			DOCUMENTATION
Asset Status Reports	S-383			PROCEDURES	F-1
Reports to Certificateholders; Available		ANNEX G	–	FORM OF TRUST ADVISOR
Information	S-385			ANNUAL REPORT	G-1
USE OF PROCEEDS	S-392	ANNEX H	–	CLASS A-SB PLANNED
MATERIAL FEDERAL INCOME TAX				PRINCIPAL BALANCE
CONSEQUENCES	S-392			SCHEDULE	H-1
General	S-392
Tax Status of Offered Certificates	S-393
Original Issue Discount and Premium	S-393
Prepayment Premiums and Yield
Maintenance Charges	S-394

v

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:

●	The accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

●	This prospectus supplement, which describes the specific terms of the offered certificates.

The terms of the offered certificates contained in this prospectus supplement are intended to supplement the terms contained in the accompanying prospectus.  In reviewing the accompanying prospectus, you should consider references to “prospectus supplement” as if they were references to this prospectus supplement.  The Annexes attached to this prospectus supplement are incorporated into and form a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with an introductory section, entitled “Summary” and commencing on page S-1 of this prospectus supplement, which gives a brief introduction to the principal terms and characteristics of the Series 2014-C19 certificates and the underlying mortgage loans.  Included in that summary are two subsections describing the Series 2014-C19 certificates and the issuing entity in abbreviated form:

●
The “Summary—Overview of the Certificates”, commencing on page S-1 of this prospectus supplement, which sets forth certain important terms and statistical information relating to the Series 2014-C19 certificates; and

●
The “Summary—Transaction Overview”, commencing on page S-3 of this prospectus supplement, which briefly describes the transactions in which the underlying mortgage loans will be transferred to the issuing entity and the offered certificates will be issued.

Additionally, “Risk Factors”, commencing on page S-56 of this prospectus supplement, describes the material risks that apply to the Series 2014-C19 certificates which are in addition to those described in the prospectus with respect to securities issued by entities formed at our direction generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-404 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 109 of the prospectus.

In this prospectus supplement, the terms “Depositor”, “we”, “us” and “our” refer to RBS Commercial Funding Inc.

References to “lender” with respect to the mortgage loans generally should be construed to mean the trustee as the holder of record title to the mortgage loans or the applicable master servicer or applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under the “The Pooling and Servicing Agreement” in this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of offered certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of offered certificates.  Accordingly any person making or intending to make an offer in that Relevant Member State of offered certificates which are the subject of an offering contemplated in this prospectus supplement in relation to the offer of those offered certificates may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

None of the depositor, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)      to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)      to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c)      in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the depositor, issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

NOTICE TO UNITED KINGDOM INVESTORS

The issuing entity may constitute a “Collective Investment Scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “Recognized Collective Investment Scheme” for the purposes of the FSMA and that has not been authorized or otherwise recognized or approved.  As an unregulated scheme, the offered certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this prospectus supplement (a) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Financial Promotion Order (all such persons together being referred to as “FPO Persons”) and (b) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order, or (iv) persons to whom the issuing entity may lawfully be promoted in accordance with Section 4.12 of the UK Financial Conduct Authority’s Conduct of Business Sourcebook (all such persons together being referred to as “PCIS Persons”  and, together with the FPO Persons, the “Relevant Persons”).

This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not act or rely on this prospectus supplement.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)      in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the depositor or the issuing entity; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE

BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT.  HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.  THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICERS, THE SPECIAL SERVICERS, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield and Maturity Considerations”.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

          The following is only a summary of selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for the locations of the definitions of capitalized terms.

Overview of the Certificates

          The certificates to be issued are known as the WFRBS Commercial Mortgage Trust 2014-C19, Commercial Mortgage Pass-Through Certificates, Series 2014-C19. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C, class PEX, class X-A and class X-B certificates pursuant to this prospectus supplement. The table below identifies the respective classes of the series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not so offered.

					Approximate		Weighted
	Approximate Initial				Initial Pass-	Pass-	Average
	Principal Balance or		Approx. Initial		Through	Through Rate	Life	Expected Principal
Class	Notional Amount(1)		Credit Support		Rate(2)	Description	(Years)(3)	Window(3)
Offered Certificates
A-1	$75,637,000		30.000	%(13)	1.2330%	Fixed(4)	2.65	4/14 - 2/19
A-2	$36,949,000		30.000	%(13)	2.8950%	Fixed(4)	4.92	2/19 - 3/19
A-3	$98,933,000		30.000	%(13)	3.6600%	Fixed(4)	6.82	1/21 - 3/21
A-4	$210,000,000		30.000	%(13)	3.8290%	Fixed(4)	9.83	1/24 - 2/24
A-5	$249,163,000		30.000	%(13)	4.1010%	Fixed(4)	9.89	2/24 - 3/24
A-SB	$101,859,000		30.000	%(13)	3.6180%	Fixed(4)	7.43	3/19 - 1/24
A-S(6)	$73,116,000	(7)	23.375%		4.2710%	Fixed(4)	9.96	3/24 - 3/24
B(6)	$75,875,000	(7)	16.500%		4.7230%	WAC Cap(5)	9.96	3/24 - 3/24
C(6)	$40,006,000	(7)	12.875	%(13)	4.6460%	WAC Cap(5)	9.96	3/24 - 3/24
PEX(6)	$188,997,000	(7)	12.875	%(13)	NAP	(8)	9.96	3/24 - 3/24
X-A	$845,657,000	(9)	N/A		1.5086%	Variable(10)	N/A	N/A
X-B	$175,202,000	(11)	N/A		0.5979%	Variable(12)	N/A	N/A
Non-Offered Certificates
D	$59,321,000		7.500%		4.2340%	Fixed(4)	9.96	3/24 - 3/24
E	$27,590,000		5.000%		5.1378%	WAC(14)	9.96	3/24 - 3/24
F	$11,037,000		4.000%		5.1378%	WAC(14)	9.96	3/24 - 3/24
G	$44,145,379		0.000%		5.1378%	WAC(14)	9.98	3/24 - 4/24
V(15)	N/A		N/A		N/A	N/A	N/A	N/A
R(16)	N/A		N/A		N/A	N/A	N/A	N/A

(footnotes to table on cover and table set forth above)

(1)
The certificate principal balances and notional amounts set forth in the table are approximate.  The actual initial certificate principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2)	Approximate per annum rate as of the closing date.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex D to this prospectus supplement.

(4)
The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class D certificates and the class A-S regular interest, in each case, will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(5)
The pass-through rates for the class B and class C regular interest, in each case, will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)
The class A-S, class B and class C certificates may be exchanged for class PEX certificates, and class PEX certificates may be exchanged for the class A-S, class B and class C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(7)
On the closing date, the issuing entity will issue the class A-S, class B and class C regular interests, which will have outstanding principal balances on the closing date of $73,116,000, $75,875,000 and $40,006,000, respectively.  The class A-S, class B, class C and class PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests.  Each class of the class A-S, class B, class C and class PEX certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the class A-S, class B and/or class C regular interests.  Following any exchange of class A-S, class B and class C certificates for class PEX certificates or any exchange of class PEX certificates for class A-S, class B and class C certificates, the percentage interest of the outstanding principal balances of the class A-S, class B and class C regular interests that is represented by the class A-S, class B, class C and class PEX certificates will be increased or decreased accordingly.  The initial certificate principal balance of each class of the class A-S, class B and class C certificates shown in the table above represents the maximum certificate principal balance of such class without giving effect to any issuance of class PEX certificates.  Such maximum certificate principal balance of each of the class A-S, class B and class C certificates is approximate and may be as much as 5% larger or smaller than the amount shown in the table above as a result of rounding in connection with any issuance of class PEX certificates on the closing date.  The initial certificate principal balance of the class PEX certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal balances of the class A-S, class B and class C certificates, representing the maximum certificate principal balance of the class PEX certificates that could be issued in an exchange.  The certificate principal balances of the class A-S, class B and class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the class PEX certificates issued on the closing date.

(8)
The class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates.

(9)
The class X-A certificates are notional amount certificates.  The notional amount of the class X-A certificates will be equal to the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest outstanding from time to time.  The class X-A certificates will not entitle their holders to distributions of principal.

(10)
The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The class X-B certificates are notional amount certificates.  The notional amount of the class X-B certificates will be equal to the aggregate certificate principal balance of the class D certificates and the class B and class C regular interests outstanding from time to time.  The class X-B certificates will not entitle their holders to distributions of principal.

(12)
The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the  pass-through rates on the class D certificates and the class B and class C regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The approximate initial credit support with respect to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates represents the approximate credit enhancement for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates in the aggregate.  The approximate initial credit support with respect to the class C and class PEX certificates represents the approximate credit support for the class C regular interest, which will have an initial outstanding principal balance on the closing date of $40,006,000.

(14)
The pass-through rates for the class E, class F and class G certificates, in each case, will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The class V certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.  The class V certificates will only be entitled to distributions of excess interest accrued on each mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

(16)
The class R certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.  The class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement.  The class R certificates will not entitle their holders to distributions of principal or interest.

The class D, class E, class F, class G, class V and class R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

          On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  This common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2014, among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee and the trust advisor.  All of the mortgage loans will be serviced and administered under the pooling and servicing agreement, except that the Brunswick Square mortgage loan will be serviced under the pooling and servicing agreement until the securitization of the related companion loan, after which such mortgage loan will be serviced under the pooling and servicing agreement related to such other securitization.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Transaction Parties

Issuing Entity
WFRBS Commercial Mortgage Trust 2014-C19, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. The assets in the issuing entity will comprise the “trust fund”. We refer to that issuing entity as the “trust”. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
RBS Commercial Funding Inc., a Delaware corporation. As depositor, RBS Commercial Funding Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity. The depositor’s address is 600 Washington Boulevard, Stamford, Connecticut 06901 and its telephone number is (203) 897-2700. Neither we nor any of our affiliates has insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors, Mortgage Loan
Sellers and Originators	Each of Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland (which term, as used herein comprises two affiliated companies: The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation), Liberty Island Group I LLC, a Delaware limited liability company, Basis Real Estate Capital II, LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company and NCB, FSB, a federal savings bank, is a sponsor and a mortgage loan seller. The sponsors have organized and initiated the transactions in which the certificates will be issued. See “Transaction Parties—The Sponsors” and “—Affiliations and Certain Relationships” in this prospectus supplement and “The Sponsor” in the prospectus.

	The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

					Approx.
		Number		Aggregate	% of
		of	Number of	Cut-off Date	Cut-off
		Mortgage	Mortgaged	Principal	Date Pool
	Mortgage Loan Seller	Loans	Properties	Balance	Balance
	Wells Fargo Bank, National Association	28	40	$425,511,524	38.6%
	The Royal Bank of Scotland(1)	18	25	244,363,034	22.1
	Liberty Island Group I LLC	16	30	198,302,513	18.0
	Basis Real Estate Capital II, LLC	9	9	102,644,852	9.3
	C-III Commercial Mortgage LLC	20	21	96,875,109	8.8
	NCB, FSB	8	8	35,934,348	3.3
	Total:	99	133	$1,103,631,380	100.0%

	(1)
With respect to the mortgage loans presented as originated and being sold to the issuing entity by The Royal Bank of Scotland, (a) fourteen (14) mortgage loans, representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, by The Royal Bank of Scotland plc and (b) four (4) mortgage loans, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, by RBS Financial Products Inc.

In general, each mortgage loan seller (or an affiliate of such mortgage loan seller) originated the mortgage loans as to which it is acting as a mortgage loan seller, except that:

(i)
Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with 3 mortgage loans, secured by the mortgaged properties identified on Annex A of this prospectus supplement as Stephanie Beltway Plaza, PG County Commercial & Tech Park and Fremont City Sports Club, collectively representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus supplement;

(ii)
Liberty Island Group I LLC acquired each of the mortgage loans as to which it is acting as a mortgage loan seller from Prudential Mortgage Capital Company, LLC, the originator of such mortgage loans, as described under “Transaction Parties—The Sponsors—Liberty Island Group I LLC” in this prospectus supplement;

(iii)
C-III Commercial Mortgage LLC acquired 3 mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Oaktree Estates MHC, Orange Avenue Self Storage and Live Oak MHC, collectively representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, from Union Capital Investments, LLC, the originator of such mortgage loans, as described under “Transaction Parties—The Sponsors—C-III Commercial Mortgage LLC—C3CM Mortgage Loans Originated by Parties Other Than C3CM” and “—The Originators—Union Capital Investments, LLC” in this prospectus supplement; and

(iv)
Seven (7) of the eight (8) mortgage loans for which NCB, FSB is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to NCB, FSB, as described under “Transaction Parties—The Sponsors—NCB, FSB” and “—The Originators—National Consumer Cooperative Bank” in this prospectus supplement.

See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Master Servicers	Wells Fargo Bank, National Association, a national banking association, will act as master servicer pursuant to the pooling and servicing agreement with respect to 91 of the mortgage loans, representing approximately 96.7% of the aggregate balance of the mortgage pool as of the cut-off date. NCB, FSB, a federal savings bank, will act as the master servicer pursuant to the pooling and servicing agreement with respect to 8 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by NCB, FSB), representing approximately 3.3% of the aggregate balance of the mortgage pool as of the cut-off date. With respect to those mortgage loans for which it acts as master servicer, each of Wells Fargo Bank, National Association and NCB, FSB will be primarily responsible for servicing and administering performing mortgage loans (other than the non-serviced mortgage loan), including any worked-out mortgage loans, and primarily responsible for making debt service advances on delinquent mortgage loans (including the non-serviced mortgage loan) and servicing advances in respect of the mortgage loans (other than the non-serviced mortgage loan) and any REO properties. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing office of NCB, FSB is located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The Brunswick Square loan combination will initially be serviced by Wells Fargo Bank, National Association, as a master servicer under the pooling and servicing agreement for this transaction. After the securitization of the related companion loan, such loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization, but Wells Fargo Bank, National Association, as a master servicer under the pooling and servicing agreement with respect to this transaction, will continue to be primarily responsible for making debt service advances with respect to such non-serviced mortgage loan notwithstanding any such transfer of servicing. If the companion loan included in the Brunswick Square loan combination is securitized, Wells Fargo Bank, National Association, as a master servicer under the pooling and servicing agreement for this transaction, nevertheless will be entitled to compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Special Servicers
LNR Partners, LLC, a Florida limited liability company, will act as the initial special servicer under the pooling and servicing agreement with respect to 91 of the mortgage loans, representing approximately 96.7% of the aggregate balance of the mortgage pool as of the cut-off date. LNR Partners, LLC was appointed to be a special servicer by the entity that is anticipated to purchase the majority of the class E, class F, class G and class V certificates on the closing date and to become the initial majority subordinate certificateholder, which is anticipated to be an affiliate of Raith Capital Management, LLC (such affiliate purchaser, “Raith”). LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, is expected to purchase a minority of the class E, class F, class G and class V certificates on the closing date. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

NCB, FSB, a federal savings bank, will act as the special servicer pursuant to the pooling and servicing agreement with respect to 8 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by NCB, FSB), representing approximately 3.3% of the aggregate balance of the mortgage pool as of the cut-off date. LNR Partners, LLC consented to the appointment of NCB, FSB as special servicer with respect to such mortgage loans expected to be sold by NCB, FSB to the depositor, and may replace NCB, FSB in such capacity pursuant to the terms of the pooling and servicing agreement. The principal servicing office of NCB, FSB is located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

LNR Partners, LLC and NCB, FSB, in their respective capacities, will generally be responsible for realizing upon, working out or selling any specially serviced mortgage loans (other than the non-serviced mortgage loan) and administering and selling any REO properties. See “Transaction Parties—The Special Servicers” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

If the Brunswick Square loan combination becomes a specially serviced loan prior to the securitization of the related companion loan, it will initially be specially serviced under, and by LNR Partners, LLC, as special servicer designated in and for the compensation set forth in, the pooling and servicing agreement for this transaction. After the securitization of the related companion loan, such loan combination will be specially serviced (if it is or becomes a specially serviced loan) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with such subsequent securitization. If the Brunswick Square loan combination is being specially serviced when the related companion loan is securitized, LNR Partners, LLC, as a special servicer under the pooling and servicing agreement for this transaction, nevertheless will be entitled to compensation for the period during which it acted as special servicer with respect to that loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the applicable special servicer for the other securitization. See “Risk Factors—Risks Related to the

Offered Certificates—The Servicing of the Brunswick Square Loan Combination Will Shift to Others”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Primary Servicer
Prudential Asset Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer and perform most servicing duties of Wells Fargo Bank, National Association, as master servicer, other than making advances, with respect to those mortgage loans sold to the issuing entity by Liberty Island Group I LLC.  Liberty Island Group I LLC is partially owned by Prudential Mortgage Capital Company, LLC.  See “Transaction Parties—The Primary Servicer” in this prospectus supplement. Wells Fargo Bank, National Association, as master servicer, will pay the fees of the primary servicer.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, custodian, tax administrator and certificate registrar.  The principal corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties.  See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation, will act as trustee of the trust fund.  The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – WF1419.  In addition, the trustee will be primarily responsible for back-up advancing if either master servicer fails to perform its advancing obligations.  Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred.  See “Transaction Parties—The Trustee” in this prospectus supplement.

After the securitization of the related companion loan, the mortgagee of record with respect to the Brunswick Square loan combination will be a trustee designated in the pooling and servicing agreement related to such other transaction. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Underwriters
RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are the underwriters of the offered certificates. RBS Securities Inc. and Wells Fargo Securities, LLC are acting as co-lead bookrunning managers in the following manner: RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.1% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.9% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as co-manager.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC. See “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans other than the Brunswick Square mortgage loan and the related companion loan. Some of the rights and duties involving the trust advisor will be as follows:

●
During a collective consultation period or senior consultation period, if any mortgage loans in the mortgage pool (other than any non-serviced mortgage loan) were specially serviced by a special servicer in the preceding calendar year, the trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the applicable special servicer delivered to the certificate administrator. In the event both special servicers specially serviced mortgage loans during the preceding calendar year, the trust advisor will prepare a separate report regarding the actions of each special servicer. The review and report generally will be based on one or more of: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the applicable special servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the applicable special servicer to conduct a limited review of the applicable special servicer’s operational practices on a platform-level basis in light of the servicing standard. In the event that the trust advisor has provided for review to either special servicer a trust advisor annual report containing an assessment of the performance of such special servicer that in the reasonable view of such special servicer presents a negative assessment of such special servicer’s performance, the applicable special servicer will be permitted to provide to the trust advisor non-privileged information and documentation that is reasonably relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual report regarding such special servicer.

●
During any collective consultation period or senior consultation period, each special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to the applicable specially serviced mortgage loans.

●
Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of a special servicer (other than the special servicer with respect to the non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “The Pooling and Servicing Agreement—The Trust Advisor” and “—Asset Status Reports” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class D certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) has been reduced to zero. See “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will be responsible only to the issuing entity, and will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the Brunswick Square mortgage loan. See “—Companion Loan Holders” below.

Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial certificate principal balance or (ii) during a collective consultation period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial certificate principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time.  During any subordinate control period, the majority subordinate certificateholder, or the subordinate class representative on its behalf (or with respect to the non-serviced loan combination, the related controlling noteholder (or its representative) under the related intercreditor agreement) will have the right to terminate either special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable serviced mortgage loans.  It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, and (ii) any such successor satisfies the requirement of a qualified replacement special servicer as further described in “The Pooling and Servicing Agreement—Replacement of the Special Servicers” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by written notice delivered to the depositor, trustee, certificate administrator, master servicers, special servicers and trust advisor.  Any such waiver will remain effective with respect to such holder and such class until such time as such majority subordinate certificateholder has sold or transferred a majority of the class E certificates to an unaffiliated third party.  Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be deemed to have occurred and continue; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding whether a subordinate control period or collective consultation period is or would otherwise then be in effect).

No class of certificates other than the class E, class F and class G certificates will be eligible to act as the controlling class or appoint a subordinate class representative.

It is anticipated that Raith will purchase the majority of the class E, class F, class G and class V certificates and, on the closing date, is expected to appoint itself, or one of its affiliates, to be the initial majority subordinate certificateholder. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, one of the initial special servicers, is expected to purchase a minority of the class E, class F, class G and class V certificates on the closing date. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Notwithstanding any contrary provision described above, the subordinate class representative under this securitization will have no rights in connection with the Brunswick Square mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer under the series 2014-C19 pooling and servicing agreement (prior to the securitization of the Brunswick Square companion loan) and the special servicer under any pooling and servicing agreement related to the Brunswick Square companion loan (after the securitization of the Brunswick Square companion loan), as set forth in the related intercreditor agreement and described in this prospectus supplement.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement. Subject to the limitations described herein, this right may be exercised at any time and from time to time.

The subordinate class representative generally will be—

●
during a subordinate control period, entitled to direct each special servicer with respect to various servicing matters as to the mortgage loans it services, and replace either special servicer with or without cause; and

● during a collective consultation period, entitled (in addition to the trust advisor) to consult with each special servicer regarding various servicing matters as to the mortgage loans it services.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace a special servicer or approve, direct or consult with respect to servicing matters.

The periods referred to herein as subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the class E, class F and class G certificates. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

In connection with the servicing of the mortgage loans, the special servicers may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. Additionally, during a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace either special servicer without cause. As a result of these rights, the subordinate class representative may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Other Risks—Loan Combinations Pose Special Risks”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Notwithstanding any contrary provision described above, the subordinate class representative under this securitization will have no rights in connection with the Brunswick Square mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer under the series 2014-C19 pooling and servicing agreement (prior to the securitization of the Brunswick Square companion loan) and the special servicer under any pooling and servicing agreement related to the Brunswick Square companion loan (after the securitization of the Brunswick Square companion loan), as set forth in the related intercreditor agreement and described in this prospectus supplement.

Companion Loan Holder(s)
The mortgaged property identified on Annex A to this prospectus supplement as Brunswick Square, secures both (i) a mortgage note to be included in the issuing entity and (ii) one other mortgage note, referred to as a “companion loan”, that will not be included in the trust, which companion loan will be pari passu in right of payment with the mortgage note to be included in the trust. The pair of mortgage notes is collectively referred to herein as a “loan combination”. For purposes of the period prior to the securitization of the Brunswick Square companion loan, the Brunswick Square loan combination is referred to herein as a “serviced loan combination”. For purposes of the period on and after the securitization of the Brunswick Square companion loan, the Brunswick Square loan combination is referred to herein as the “non-serviced loan combination”. Prior to the securitization of the Brunswick Square companion loan, the Brunswick Square mortgage loan and related companion loan, as part of a serviced loan combination, are referred to herein, respectively, as a “serviced mortgage loan” and a “serviced companion loan”. After the securitization of the Brunswick Square companion loan, the Brunswick Square mortgage loan and related companion loan, as part of a non-serviced loan combination, are referred to herein, respectively, as a “non-serviced mortgage loan” and a “non-serviced companion loan”.

Prior to the securitization of the related companion loan, the Brunswick Square loan combination will be serviced pursuant to the pooling and servicing agreement. After the securitization of the Brunswick Square companion loan, such loan combination will be serviced under the pooling and servicing agreement related to the securitization of the Brunswick Square companion loan (referred to in this prospectus supplement as the “other securitization”), subject to the related intercreditor agreement, as follows:

●
The master servicer of the other securitization will be primarily responsible for servicing and administering, directly or through sub-servicers (including primary servicers), such loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement for this transaction, will be primarily responsible for making debt service advances with respect to the related mortgage loan for the benefit of the series 2014-C19 certificateholders. The master servicer of the other securitization will be primarily responsible for making debt service advances with respect to the related companion loan for the benefit of the certificateholders under the other securitization.

●
The other special servicer will be responsible for servicing such loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The other trustee will be primarily responsible for back-up advancing if the related other master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

●
We anticipate that the other pooling and servicing agreement will provide for a trust advisor with rights and duties in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with the rights and duties of the series 2014-C19 trust advisor under the series 2014-C19 pooling and servicing agreement.

●
We anticipate that the other pooling and servicing agreement will grant to a designated majority subordinate certificateholder various rights in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with those granted to the series 2014-C19 majority subordinate certificateholder under the series 2014-C19 pooling and servicing agreement.

●
With respect to the Brunswick Square mortgage loan, (i) the mortgage loan seller initially will be required to deliver the mortgage loan documents for the loan combination (other than the promissory note evidencing the companion loan) to the series 2014-C19 custodian to be held on behalf of the trustee, in accordance with the document delivery requirements that apply to all mortgage loans under the pooling and servicing agreement, except that instruments of assignment to the trustee may be in blank, and need not be recorded to reflect the series 2014-C19 trustee, and (ii) following any securitization of the related companion loan, the person selling the companion loan to the depositor in that other securitization, at its own expense, will be (a) entitled to direct the series 2014-C19 custodian to deliver all such mortgage loan documents in its possession (other than the promissory note evidencing the mortgage loan included in the series 2014-C19 trust fund) to the trustee or custodian for that other securitization, (b) required to cause the retention by or delivery to the series 2014-C19 trustee or custodian of photocopies of the mortgage loan documents so delivered to that other trustee or custodian, (c) entitled to cause the completion and recordation of instruments of assignment in the name of that other trustee or custodian, and (d) required to deliver to the series 2014-C19 trustee or custodian photocopies of any instruments of assignment so completed and recorded.

The servicing and administration of the serviced loan combination will be conducted according to substantially the same provisions as applicable to mortgage loans that are not included in a loan combination, except that the holder of the serviced companion loan, or a representative thereof, will have certain notice and consultation rights.

As of the closing date, the Brunswick Square companion loan will be held by the related mortgage loan seller, which will reserve the right to further divide or sell the companion loan to a third party at any time (subject to compliance with the terms of the related intercreditor agreement). The companion loan holder for the Brunswick Square loan combination will not be party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans. In exercising its rights, powers and privileges under the servicing provisions of the pooling and servicing agreement, no companion loan holder (or related subordinate class representative) will have any duty to take into account the interests of the series 2014-C19 certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Other Risks—Loan Combinations Pose Special Risks”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Significant Affiliations
and Relationships	The Royal Bank of Scotland plc and its affiliates are playing several roles in this transaction. RBS Commercial Funding Inc. is the depositor and an affiliate of The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller, and RBS Securities Inc., one of the underwriters for the offering of the certificates. The Royal Bank of Scotland plc is also the initial holder of the Brunswick Square companion loan. While The Royal Bank of Scotland plc currently intends to sell the Brunswick Square companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

LNR Partners, LLC, a special servicer, is affiliated with LNR Securities Holdings, LLC, which entity is expected to purchase a minority of the class E, class F, class G and class V certificates.

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also a master servicer, the custodian and the certificate administrator and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The

Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the depositor Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the depositor.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable. All of the respective mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility that such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor. Prudential Asset Resources, Inc., the primary servicer of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above), including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Basis Real Estate Capital II, LLC to the depositor.

NCB, FSB, a sponsor, is one of the mortgage loan sellers, one of the master servicers and one of the special servicers. Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of NCB, FSB for the purpose of providing short-term warehousing of mortgage loans originated or acquired by NCB, FSB, and NCB, FSB is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association. None of the mortgage loans that NCB, FSB will transfer to the depositor are subject to such repurchase agreement. Certain of the mortgage loans that NCB, FSB will transfer to the depositor are subject to such hedging arrangements and those hedging arrangements will terminate with respect to the loans that NCB, FSB will transfer to the depositor in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, NCB, FSB or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential

Cooperatives” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

LNR Partners, LLC, which is acting as an initial special servicer, assisted Raith and LNR Securities Holdings, LLC with due diligence relating to mortgage loans to be included in the trust fund.  LNR Partners, LLC is not affiliated with Raith.

Deutsche Bank Trust Company Americas, the trustee, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

These roles may give rise to conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement. See also “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2014 (or, in the case of any mortgage loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about March 28, 2014.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following each determination date, commencing in April 2014.  The first distribution date is anticipated to be April 17, 2014.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as otherwise described in this prospectus supplement with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Illinois, Minnesota, Connecticut, Florida, Georgia, New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of either master servicer and either special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of the non-serviced mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Assumed Final
Distribution Dates
Set forth in the table below is the month during which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases, sales or prepayments of the mortgage loans after the closing date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

		Class	Assumed Final Distribution Date*
		A-1	February 2019
		A-2	March 2019
		A-3	March 2021
		A-4	February 2024
		A-5	March 2024
		A-SB	January 2024
		A-S	March 2024
		B	March 2024
		C	March 2024
		PEX	March 2024
		X-A	N/A
		X-B	N/A

	*	Calculated based on a 0% CPR and the structuring assumptions described on Annex D to this prospectus supplement.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in March 2047.

Control and
Consultation Periods
The rights of various parties to replace either special servicer and approve or consult with respect to certain material actions of either special servicer will vary according to defined periods and other provisions, as summarized below.

●
Subordinate Control Period. A “subordinate control period” will exist as long as the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace either special servicer with or without cause. The trust advisor will have no rights to consult with respect to actions of either special servicer during a subordinate control period.

●
Collective Consultation Period. A “collective consultation period” will exist as long as both (i) the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is less than 25% of the initial certificate principal balance of the class E certificates and (ii) the aggregate certificate principal balance of the class E certificates (without regard to any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions. The subordinate class representative will have no right to terminate and replace a special servicer during a collective consultation period.

●
Senior Consultation Period. A “senior consultation period” will exist as long as either (i) the aggregate certificate principal balance of the class E certificates (without regard to the allocation of any appraisal reduction amounts to that class) is less than 25% of the initial certificate principal balance of the class E certificates or (ii) the then-majority subordinate certificateholder (during such time as the class E certificates are the most subordinate class among the class E, class F and class G certificates that have an aggregate certificate principal balance (without regard to the allocation of any appraisal reduction amounts to the related class) at least equal to 25% of its initial certificate principal balance) has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement; provided that a senior consultation period will be deemed to exist with respect to any mortgage loan that became a specially serviced mortgage loan prior to the transfer of a majority of the class E certificates to a successor majority subordinate certificateholder and had not also become a corrected mortgage loan prior to such transfer until such time as such mortgage loan becomes a corrected mortgage loan. In general, during a senior consultation period, each special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace either special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, either special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, either special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that such special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Brunswick Square, which also secures a companion loan:

(i)
at all times prior to the securitization of the related companion loan, the holder of the related companion loan (or its representative) will have control and consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement;

(ii)
the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-C19 pooling and servicing agreement will not limit the control and consultation rights of the holder of the companion loan that we describe in this prospectus supplement; and

(iii)
the time periods and provisions described above generally will not apply to the servicing and administration of the Brunswick Square loan combination after the securitization of the related companion loan. We anticipate that the other pooling and servicing agreement will set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the Brunswick Square loan combination) under that agreement that are materially consistent with the time periods and corresponding relative rights of the series 2014-C19 subordinate class representative, series 2014-C19 majority subordinate certificateholder, series 2014-C19 trust advisor and series 2014-C19 certificateholders under the series 2014-C19 pooling and servicing agreement as generally described above. The relevant time periods under the series 2014-C19 pooling and servicing agreement are, and the relevant time periods under the pooling and servicing agreement related to the securitization of the Brunswick Square companion loan will be, defined by reference to the circumstances existing under that agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a similar period under another pooling and servicing agreement.

The Mortgage Loans

General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

	●	All numerical information provided with respect to one or more mortgage loans is provided on an approximate basis.

	●	All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each mortgage loan to the trust fund.

●
In presenting the cut-off date principal balances of the mortgage loans, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date have been received on or before their respective due dates or before the expiration of any grace periods, and no prepayments or other unscheduled collections of principal are received with respect to any mortgage loan during the period from February 1, 2014 up to and including the cut-off date.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Brunswick Square, with respect to which the related mortgaged property also secures a companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit of measure, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan.

●
Some of the mortgage loans are part of a group of mortgage loans that are cross-collateralized and cross-defaulted with each other. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio, cut-off date balance per unit of measure and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans could have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to (i) the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Brunswick Square, which also secures a companion loan not included in the trust fund and (ii) those mortgage loans secured by residential cooperative properties which are described in this prospectus supplement as being encumbered by secured subordinate indebtedness not included in the trust fund).

●
Two (2) of the mortgage loans, each identified on Annex A to this prospectus supplement as an “ARD Loan”, collectively representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the related mortgage loan in full. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

●
In cases where a mortgage loan is secured by more than one mortgaged property, principal balance-related information presented in this prospectus supplement is generally based on allocated loan amounts as stated in Annex A when information is presented relating to mortgaged properties and not mortgage loans.

●	Annex D presents the definitions of certain terms used in the statistical information provided in this prospectus supplement.

●
With respect to information regarding mortgage loans secured by residential cooperative properties, investors should note that (a) the underwritten net cash flow presented herein for residential cooperative properties is not a measure of the actual cash flow generated by such property, but rather a measure of the projected net cash flow of such property, reflected in an appraisal and determined assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser and (b) occupancy rates for the related mortgaged property as listed on Annex A to this prospectus supplement are determined using the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related mortgaged property as a multifamily rental property (i.e., the “Coop - Rental Value” reflected in Annex A to this prospectus supplement); such vacancy assumption does not reflect actual occupancy.

General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

		Cut-off Date Principal Balance	$1,103,631,380
		Number of mortgage loans	99
		Number of mortgaged properties	133
		Percentage of multi-property mortgage loans and cross-collateralized groups	24.6%
		Largest cut-off date principal balance	$90,000,000
		Smallest cut-off date principal balance	$599,074
		Average cut-off date principal balance	$11,147,792
		Highest mortgage interest rate	5.840%
		Lowest mortgage interest rate	4.240%
		Weighted average mortgage interest rate	5.011%
		Longest original term to maturity or anticipated repayment date	121 months
		Shortest original term to maturity or anticipated repayment date	60 months
		Weighted average original term to maturity or anticipated repayment date	115 months
		Longest remaining term to maturity or anticipated repayment date	121 months
		Shortest remaining term to maturity or anticipated repayment date	59 months
		Weighted average remaining term to maturity or anticipated repayment date	114 months
		Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	9.02x
		Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	1.25x
		Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	1.70x
		Highest cut-off date loan-to-value ratio(1)(2)(3)	75.0%
		Lowest cut-off date loan-to-value ratio(1)(2)(3)	4.3%
		Weighted average cut-off date loan-to-value ratio(1)(2)(3)	63.9%
		Highest maturity date or anticipated repayment date loan-to-value ratio(1)(2)(3)	67.6%
		Lowest maturity date or anticipated repayment date loan-to-value ratio(1)(2)(3)	3.4%
		Weighted average maturity date or anticipated repayment date loan-to-value ratio(1)(2)(3)	53.2%
		Highest underwritten NOI debt yield ratio(1)(2)(3)	53.2%
		Lowest underwritten NOI debt yield ratio(1)(2)(3)	8.7%
		Weighted average underwritten NOI debt yield ratio(1)(2)(3)	11.9%
		Highest underwritten NCF debt yield ratio(1)(2)(3)	53.2%
		Lowest underwritten NCF debt yield ratio(1)(2)(3)	8.4%
		Weighted average underwritten NCF debt yield ratio(1)(2)(3)	11.0%

	(1)	In the case of the Brunswick Square mortgage loan, with respect to which the related mortgaged property also secures a companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan (unless otherwise stated).

	(2)	In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A to this prospectus supplement, except that debt service coverage ratio, loan-to-value ratio and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans would have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement.

	(3)	Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the mortgage loans are presented without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. For mortgage loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of

	amortization was used as the annual debt service for purposes of calculating the related debt service coverage ratios. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement. For residential cooperative mortgage loans, the debt service coverage ratio and debt yield information are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related mortgaged property assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Residential Cooperative Properties Have Special Risks” in this prospectus supplement.

Loan Combination
One (1) of the mortgage loans included in the mortgage pool, identified on Annex A to this to this prospectus supplement as Brunswick Square, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination for which the same mortgage instrument also secures a note that is pari passu in right of payment with that mortgage loan and will not be included in the issuing entity.

	The table below shows the mortgage loan that is part of the Brunswick Square loan combination:

	Loan Combination

	Mortgage Loan	Trust Mortgage Loan Cut-off Date Loan Balance	Trust Mortgage Loan as a % of Cut-off Date Pool Balance	Companion Loan Balance as of Cut-off Date	Total Mortgage Debt
	Brunswick Square	$30,000,000	2.7%	$47,000,000	$77,000,000

For more information regarding the loan combination, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Property Types
The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties operated primarily for each indicated purpose:

		Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
		Retail	36	$361,143,270	32.7%
		Hospitality	15	251,821,801	22.8
		Multifamily(2)	31	199,693,524	18.1
		Self Storage	18	108,231,665	9.8
		Industrial	11	77,830,000	7.1
		Office	7	51,903,070	4.7
		Manufactured Housing Community	13	47,402,215	4.3
		Mixed Use	2	5,605,834	0.5
		Total:	133	$1,103,631,380	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

	(2)	Includes 8 residential cooperative properties, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Geographic Concentrations	The mortgaged properties are located in 33 separate states and the District of Columbia. The table below shows the jurisdictions in which the mortgaged properties are located:

		State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
		Illinois	11	$137,109,955	12.4%
		California	13	126,194,938	11.4
		Texas	17	100,913,303	9.1
		Florida	11	82,924,132	7.5
		North Carolina	7	65,671,450	6.0
		Nevada	5	65,406,301	5.9
		Virginia	6	56,465,966	5.1
		Other(2)	63	468,945,336	42.5
		Total:	133	$1,103,631,380	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

	(2)	Includes 26 states and the District of Columbia.

Encumbered and
Other Interests
The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties for which the interest is as indicated:

		Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
		Fee	132	$1,013,631,380	91.8%
		Leasehold	1	90,000,000	8.2
		Total:	133	$1,103,631,380	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

		Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
		Amortizing Balloon	77	$739,056,380	67.0%
		Interest-only, Amortizing Balloon	17	268,675,000	24.3
		Interest-only, Amortizing ARD	1	53,950,000	4.9
		Interest-only, Balloon	3	31,300,000	2.8
		Interest-only, ARD	1	10,650,000	1.0
		Total:	99	$1,103,631,380	100.0%

Prepayment
Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

		Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
		Lockout/Defeasance/Open	78	$818,270,762	74.1%
		Lockout/Greater of Yield Maintenance or Prepayment Premium/Open	10	216,268,096	19.6
		Greater of Yield Maintenance or Prepayment Premium/ Prepayment Premium/ Open	8	35,934,348	3.3
		Lockout/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	3	33,158,174	3.0
		Total:	99	$1,103,631,380	100.0%

	(1)	See Annex A to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

	(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” and “—Partial Releases and Property Substitutions” in this prospectus supplement.

Other Mortgage
Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Nine (9) groups of mortgage loans, representing approximately 9.5%, 4.8%, 3.2%, 2.8%, 2.6%, 2.3%, 1.8%, 1.2% and 0.5%, respectively, of the aggregate balance of the mortgage pool as of the cut-off date, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See Annex A and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Related Borrower Loans” in this prospectus supplement.

●
Twenty-three (23) mortgaged properties, securing mortgage loans collectively representing approximately 18.1% of the aggregate balance of the mortgage pool as of the cut-off date by allocated loan amount, are either wholly owner-occupied or 100.0% leased to a single tenant. For purposes of this prospectus supplement, residential cooperative properties are not considered to be wholly owner-occupied. See “Top Fifteen Loan Summaries—Life Time Fitness”, “—Nordic Cold Storage Portfolio” and “—Prada Waikiki” attached as Annex B to this prospectus supplement.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of a default interest rate following a default, (ii) in the case of a mortgage loan with an anticipated repayment date, any increase described below that may occur if any such mortgage loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the footnotes to Annex A in this prospectus supplement.

●
Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest may actually accrue and be applied on certain mortgage loans on an actual/360 basis. Accordingly, in such circumstances, there would be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

Removal of Loans from
the Mortgage Pool
Generally, from and after the initial issuance of the certificates, an individual mortgage loan may be removed from the mortgage pool only as a result of (a) a repurchase or substitution by a sponsor or mortgage loan seller for any mortgage loan for which it cannot cure the material breach of a representation or warranty (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a document defect that is deemed to be material) affecting such mortgage loan under circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan, such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “—Sale of Defaulted Mortgage Loans and REO Properties”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

The Offered Certificates

General	We are offering the following classes of Series 2014-C19 Commercial Mortgage Pass-Through Certificates:

	●	Class A-1
	●	Class A-2
	●	Class A-3
	●	Class A-4
	●	Class A-5
	●	Class A-SB
	●	Class A-S
	●	Class B
	●	Class C
	●	Class PEX
	●	Class X-A
	●	Class X-B

The Series 2014-C19 Commercial Mortgage Pass-Through Certificates will consist of the above classes and the following classes that are not being offered by this prospectus supplement and the prospectus: class D, class E, class F, class G, class V and class R certificates.

Certificate Principal Balances
and Notional Amounts
The classes of certificates offered by this prospectus supplement will have the approximate initial aggregate certificate principal balances (or notional amount, in the case of the class X-A and class X-B certificates) set forth below, subject to a permitted variance that depends on the mortgage loans deposited into the trust fund:

		Class A-1	$75,637,000
		Class A-2	$36,949,000
		Class A-3	$98,933,000
		Class A-4	$210,000,000
		Class A-5	$249,163,000
		Class A-SB	$101,859,000
		Class A-S	$73,116,000	(1)
		Class B	$75,875,000	(1)
		Class C	$40,006,000	(1)
		Class PEX	$188,997,000	(1)
		Class X-A	$845,657,000	(2)
		Class X-B	$175,202,000	(2)

	(1)
The initial certificate principal balances of the class A-S, class B and class C certificates represent the maximum certificate principal balances of such classes without giving effect to any exchange for class PEX certificates. The initial certificate principal balance of the class PEX certificates is equal to the aggregate of the initial certificate principal balances of the class A-S, class B and class C certificates and represents the maximum principal balance of the class PEX certificates that could be issued in an exchange. The initial certificate principal balances of the class A-S, class B and class C regular interests are $73,116,000, $75,875,000 and $40,006,000, respectively.

	(2)	Notional amount.

The classes of certificates that are not offered by this prospectus supplement and the prospectus (other than the class R and class V certificates) will have the approximate initial aggregate certificate principal balances as set forth under “—Overview of the Certificates” in this prospectus supplement.

	See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
The class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class X-A, class X-B, class B, class C and class PEX certificates will each bear interest. The class D, class E, class F and class G certificates, which are not offered hereby, will each also bear interest. When referring to the interest bearing certificates collectively, we mean the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class X-A, class X-B, class B, class C, class PEX, class D, class E, class F and class G certificates. Each class of interest-bearing certificates (other than the class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (excluding the class PEX certificates) are set forth in the following table:

	Class A-1	1.2330%
	Class A-2	2.8950%
	Class A-3	3.6600%
	Class A-4	3.8290%
	Class A-5	4.1010%
	Class A-SB	3.6180%
	Class A-S	4.2710%
	Class B	4.7230%
	Class C	4.6460%
	Class X-A	1.5086%
	Class X-B	0.5979%

The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest, in each case, will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above.

	The pass-through rates for the class B and class C regular interests, in each case, will be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.

The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class D certificates and the class B and class C regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.

The class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates. The pass-through rates on the class A-S, class B and class C regular interests will at all times be the same as the pass-through rates of the class A-S, class B and class C certificates.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also the definition of “WAC Rate” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. Prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class D, class E, class F and class G certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) on a pro rata basis. In addition, the amount of interest otherwise distributable on the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates on any distribution date may be reduced by certain trust advisor expenses. Your interest entitlement on each distribution date may therefore be less than a full month’s interest accrued at the pass-through rate on your certificates.

B. Interest Rate Calculation
Convention
Interest on the offered certificates (excluding the class PEX certificates) will be calculated based on a 360-day year consisting of twelve 30-day months (also known as a “30/360” basis).  For purposes of calculating the pass-through rates on the class X-A and class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the mortgage loan interest rates, the mortgage loan interest rates used in such calculation will not reflect any default interest rate, any rate at which excess interest accrues after an anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any loan term modifications resulting from a borrower’s bankruptcy, insolvency or similar proceeding.

In addition, the interest rate for each mortgage loan for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any interest reserve amounts withheld or added back as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

Exchanging Certificates
through Combination
and Recombination
If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this prospectus supplement.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes entitled to those distributions, sequentially as follows:

	Distribution Order(1)	Class
	1st	A-1, A-2, A-3, A-4, A-5, A-SB, X-A(2) and X-B(2)
	2nd	A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates)
	3rd	B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates)
	4th	C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates)
	5th	Non-offered certificates

(1)
With respect to priority 1st, (a) distributions of interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates will be made on a pro rata basis in accordance with the respective amounts of interest distributable on such classes on each distribution date and (b) distributions of principal, if and when applicable, generally will be made first to the class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the class A-SB planned principal balance identified on Annex H to this prospectus supplement, then sequentially in order of distribution priority as described under “—Interest and Principal Entitlements” below.

	(2)	The class X-A and class X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and debt service advances and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

B. Interest and
Principal Entitlements
With respect to each interest-bearing class of certificates, (excluding the class PEX certificates) and the class A-S, class B and class C regular interests, interest will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class of certificates or regular interest and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class of certificates or regular interest outstanding immediately prior to the related distribution date; and

●
with respect to the class A-S, class B and class C regular interests and each class of certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

Interest distributions with respect to the class PEX certificates will be made based on the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “—General” above and, in the case of the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates, the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

In addition, the certificate administrator will be required to make principal distributions in a specified sequential order to ensure that generally:

●
no principal distribution will be made on the class D, class E, class F or class G certificates until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) has been reduced to zero;

●
no principal distributions will be made on the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, the class A-S regular interest (and therefore, the class A-S certificates and the class A-S component of the class PEX certificates) and the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) has been reduced to zero;

●	no principal distributions will be made on the class B regular interest (and, therefore, the class B certificates and the class

B component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest (and therefore, the class A-S certificates and the class A-S component of the class PEX certificates) has been reduced to zero;

●
no principal distributions will be made on the class A-S  regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates has been reduced to zero;

●
no principal distributions will be made on the class A-5 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2, class A-3 and class A-4 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-4 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2 and class A-3 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-3 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1 and class A-2 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-2 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the certificate principal balance of the class A-1 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-1 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement; and

●
once the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for any distribution date as identified on Annex H to this prospectus supplement, no additional principal distributions will be made on the class A-SB certificates until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates has been reduced to zero.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the trust fund, the aggregate certificate principal balance of the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates), and the class D, class E, class F and class G certificates may be reduced to zero at a time when the class A-1, class A-2, class A-3, class A-4, class A-5 and/or class A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates pro rata (in accordance with their respective certificate principal balances immediately prior to that distribution date), until the certificate principal balance of those classes has been reduced to zero.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date appears under “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.  The class X-A, class X-B, class V and class R certificates will not be entitled to any distributions of principal.

C. Fees and Expenses
Various fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates.  Certain of those fees and expenses are described below:

●
Certain Fees of the Master Servicers, Primary Servicers and Sub-Servicers.  Each master servicer will be entitled to the applicable master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by such master servicer and each related serviced companion loan (including each applicable specially serviced mortgage loan, each applicable mortgage loan as to which the corresponding mortgaged property has become an REO property and each applicable mortgage loan as to which defeasance has occurred), including the non-serviced mortgage loan.  The weighted average master servicing fee rate as of the cut-off date will be approximately 0.0325% per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.  The master servicing fee for each mortgage loan and the related serviced companion loan will be payable monthly to the applicable master servicer from amounts received with respect to interest on such mortgage loan and the related serviced companion loan or, upon liquidation of such mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Some of the mortgage loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related mortgage loan including without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, which will primary service certain mortgage loans.  The rate at which the primary servicing fee or sub-servicing fee accrues for each such mortgage loan is included in the master servicing fee rate for that mortgage loan.

●
Certain Fees of the Special Servicers.  Other than with respect to the non-serviced mortgage loan, each special servicer will be entitled to the applicable special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan serviced by such special servicer, if any, and (2) each applicable mortgage loan (and any related serviced companion loan), if any, as to which the corresponding mortgaged property has become an REO property.  The special servicing fee will accrue at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $1,000 per specially serviced mortgage loan for each month during which the related mortgage loan is a specially serviced mortgage loan and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or deemed due on such REO property, as the case may be, is paid.  The special servicing fee generally will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than the non-serviced mortgage loan) and any related REO properties that are on deposit in the collection accounts from time to time.

In addition, each special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan and serviced loan combination worked out by such special servicer, for so long as that mortgage loan or serviced loan combination remains a worked-out mortgage loan.  The workout fee generally will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest (other than default interest) and principal received on the applicable mortgage loan for so long as it remains a worked-out mortgage loan, subject to the cap described below.

Each special servicer will also generally be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan serviced by such special servicer (other than any non-serviced mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower and each specially serviced mortgage loan (other than any non-serviced mortgage loan) or REO property (other than any non-serviced REO property) as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received.  In each case, the liquidation fee will be payable from, and will be calculated by application of the related liquidation fee rate to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, subject to the cap described below.  Notwithstanding the provisions described above, with some exceptions, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Workout fees, liquidation fees and modification fees received by the applicable special servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a specially serviced mortgage loan  (or specially serviced loan combination) will be subject to an aggregate cap per specially serviced mortgage loan (or specially serviced loan combination) equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject specially serviced mortgage loan as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

●
Certain Fees of the Trustee and Certificate Administrator.  The trustee and certificate administrator will be entitled to a fee for each mortgage loan (including the non-serviced mortgage loan) and each REO mortgage loan on each distribution date, which fee will accrue at a specified rate per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.  Such fee will be payable to the certificate administrator, a portion of which the certificate administrator will pay to the trustee as the trustee fee.  The certificate administrator fee will accrue at a rate equal to 0.0041% per annum.

●
Certain Fees of the Trust Advisor.  The trust advisor will be entitled to the trust advisor ongoing fee for each mortgage loan (other than the Brunswick Square mortgage loan), which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred).  The trust advisor ongoing fee will accrue at a rate per annum equal to with respect to each mortgage loan (other than the Brunswick Square mortgage loan), 0.00195%, and in each case will be computed using the same interest accrual basis and principal amount respecting which any payment due on the mortgage loan is computed.

●
CREFC® Intellectual Property Royalty License Fee.  Each master servicer will be required to pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for which it acts as master servicer, for each distribution date, which fee will be calculated based on the stated principal balance of each mortgage loan in the issuing entity for which it acts as master servicer, at a rate equal to 0.0005% per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.

●	Other Fees and Expenses. The master servicers, special servicers, trustee, certificate administrator and trust advisor are entitled to certain other additional fees and reimbursement of expenses.

With respect to the Brunswick Square mortgage loan after the securitization of the related companion loan, we anticipate that the other master servicer, the other special servicer and the other trust advisor with respect to such securitization will be entitled to fees on terms and conditions that are materially consistent with the respective fees described above, in each case pursuant to the related pooling and servicing agreement.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination”, “The Pooling and Servicing Agreement—Servicing of the Loan Combination” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The master servicers, special servicers, trustee, certificate administrator and trust advisor are entitled and, with respect to the Brunswick Square mortgage loan after the securitization of the related companion loan, we anticipate that the other master servicer, the other special servicer, the other trustee, the other certificate administrator and the other trust advisor with respect to such securitization, will be entitled to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are, or are anticipated to be payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2014-C19 mortgage pool, in each case prior to distributions to the certificateholders.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the class X-A and class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and
Interest Advances
Each master servicer is generally required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan serviced by that master servicer (including the non-serviced mortgage loan but not any companion loan). The master servicers will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) prepayment premiums or yield maintenance charges. The master servicers are also not required to advance amounts deemed non-recoverable, and the interest portion of any otherwise required debt service advance may be reduced in connection with appraisal reduction amounts. In the event that either master servicer fails to make any required advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination or the applicable special servicer’s right to make a non-recoverability determination. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. If an advance is made, the applicable master servicer will not advance its servicing fee, but will advance the trustee’s and the certificate administrator’s fees. The applicable master servicer or trustee, as applicable, will be entitled to reimbursement for debt service advances from payments or other recoveries received on the related mortgage loan, or, if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection accounts. The latter form of reimbursement may result in losses on your certificates. Delinquent monthly payments on any companion loan will not be advanced by either master servicer or the trustee, but may be advanced to the holder of that loan by the other master servicer or other trustee under a pooling and servicing agreement entered into in connection with the securitization of such companion loan.

B. Servicing Advances
Each master servicer also is generally required to make servicing advances, including advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents, with respect to all mortgage loans and any REO properties serviced by such master servicer (other than the Brunswick Square loan combination after the securitization of the Brunswick Square companion loan). The master servicers are not required, but in certain circumstances are permitted, to advance amounts deemed non-recoverable. In the event that a master servicer fails to make a required servicing advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination. In addition, a special servicer may elect to make certain servicing advances on an emergency basis. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. The master servicers, the special servicers or the trustee, as applicable will be entitled to reimbursement for servicing advances from payments or other recoveries on or in respect of the related mortgage loan, or if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection accounts. This latter form of reimbursement may result in losses on your certificates. To the extent that a companion loan’s pro rata share of any nonrecoverable servicing advances is reimbursed from collections or recoveries on one or more mortgage loans in the trust fund, the applicable master servicer must exercise the rights of the trust fund to obtain reimbursement from the holder of that companion loan.

C. Interest on Advances
The master servicers, the special servicers and the trustee will generally be entitled to receive interest on advances they make, which interest will accrue at the prime lending rate described more fully in this prospectus supplement, compounded annually. If the interest on such advance is not recovered from default interest or late payment charges collected on the mortgage loan, a shortfall will result, which will have the same effect or substantially the same effect as a realized loss.

Notwithstanding the provisions described above, no interest will accrue on any advance of principal or interest due on a mortgage loan before any grace period applicable to the mortgage loan has expired.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Interest and Principal Entitlements” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the class A-SB certificates until their certificate principal balance has been reduced to the related class A-SB planned principal balance as identified on Annex H to this prospectus supplement for the applicable distribution date, and then, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. The chart also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of series 2014-C19 certificates that are not being offered by this prospectus supplement). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

*
The class X-A and class X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal. However, loan losses may reduce the notional amount of the class X-A and/or class X-B certificates and, therefore, the amount of interest they accrue.

** Other than the class V and class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates or regular interest will reduce the related certificate principal balance of that class of certificates or regular interest. No such losses will be allocated to the class V, class R, class X-A or class X-B certificates, although loan losses will reduce the notional amount of the class X-A certificates (to the extent such losses are allocated to the class A-1, class A-2, class A-3, class A-4, class A-5 or class A-SB certificates or the class A-S regular interest), the class X-B certificates (to the extent such losses are allocated to the class D certificates or the class B or class C regular interests) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicers’, special servicers’ and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicers or the special servicers as compensation), with respect to the non-serviced loan combination serviced pursuant to another pooling and servicing agreement, the right of any other master servicer, other special servicer or other trustee to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, each special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by such special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by either master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the class A-S, class B, class C and class PEX certificates), the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates), on a pro rata basis according to accrued interest, to reduce the interest entitlements on those certificates or regular interests. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the securitization of the Brunswick Square companion loan, the related other trust advisor, then the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

In connection with any activities related to the possible future servicing of the Brunswick Square loan combination under another securitization, it is anticipated that the trust advisor with respect to such securitization will be entitled to indemnification from the 2014-C19 trust fund (on a pro rata basis with the other trust fund based on the respective principal balances of the mortgage loan and the companion loan) in respect of its obligations under the other pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder under such securitization of its rights under the other pooling and servicing agreement.

Any expenses incurred by the series 2014-C19 trust advisor or, with respect to the non-serviced mortgage loan, the other trust advisor, that are indemnifiable by the series 2014-C19 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class B, class C and class D certificates and the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates) on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the class D certificates, the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the class D, class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S, class B and class C regular interests (with any write-off of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates to be applied on a pro rata basis among those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of each such class has been reduced to zero. Any portion of such trust advisor expenses that remains unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to the non-serviced mortgage loan, any related other trust advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or any related other trust advisor, as applicable, is actually reimbursed for the relevant expense. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity and the certificates, including the periodic and other public reports required to be filed with the SEC such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Required Repurchase, Substitution or Loss of Value Payments
Reflecting Mortgage Loans
Under the circumstances described in this prospectus supplement, the related mortgage loan seller or an affiliate will be required to repurchase or substitute or make a loss of value payment for any mortgage loan for which it cannot cure a material breach of a representation or warranty (or, in certain cases, a breach that is deemed to be material) or a material document defect (or, in certain cases, a document defect that is deemed to be a material document defect) affecting such mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage
Loans and REO Properties
Subject to the discussion set forth below with respect to the Brunswick Square mortgage loan following the securitization of the related companion loan, pursuant to the pooling and servicing agreement (and subject to any intercreditor agreement), either special servicer may offer to sell to any person (or may offer to purchase) for cash a mortgage loan or serviced loan combination that constitutes a defaulted mortgage loan for which such special servicer is acting as special servicer and has determined that no satisfactory arrangements can be made for the collection of delinquent payments, or a mortgaged property that has been acquired as an REO property, in either case provided that the applicable special servicer has determined that such a sale would be in the best economic interest of the trust and any related companion loan holder (as a collective whole, as if they together constituted a single lender) on a net present value basis. If a special servicer so sells a defaulted mortgage loan, serviced loan combination or REO property, such special servicer will generally be required to accept the highest offer received from any person that constitutes a fair price for the defaulted mortgage loan, serviced loan combination or REO property, determined as described in “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

With respect to the Brunswick Square loan combination prior to the securitization of the related companion loan, the related special servicer may offer to sell to any person (or offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such loan sale, the related special servicer is required to sell both the Brunswick Square mortgage loan and its related companion loan together as a whole loan.

Notwithstanding any contrary provision described above, with respect to the Brunswick Square loan combination following the securitization of the related companion loan, the pooling and servicing agreement related to the securitization of the related companion loan will authorize the other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the related trust (as the holders of the related companion loan) and the series 2014-C19 trust collectively on a net present value basis. If such other special servicer so sells the related loan combination or related REO property, it will generally be required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination—The Brunswick Square Loan Combination—Sale of Defaulted Mortgage Loan” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement. In connection with any such loan sale, the other special servicer will be required to sell both the Brunswick Square mortgage loan and its related companion loan together as a whole loan.

In no event may a sale of a defaulted mortgage loan, serviced loan combination or REO property for less than a par price occur as otherwise described above unless the applicable special servicer has obtained the approval of or consulted with the subordinate class representative and/or the trust advisor in accordance with the approval or consultation rights of those parties and, in the case of a serviced loan combination, consulted with the holder of the companion loan or its representative in accordance with that holder’s consultation rights.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with any existing or permitted future mezzanine debt, the holder of the related mezzanine loan may have the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement.

Denominations
We intend to deliver the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C and class PEX certificates in minimum denominations of $10,000. We intend to deliver the class X-A and class X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. See “Description of the Offered Certificates—Delivery, Form and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus.

Other Investment Considerations

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicers, special servicers, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to the securitization of the non-serviced companion loan, the ownership of any certificates issued pursuant to such securitization by the related other master servicer, other special servicer, other trust advisor or any of their affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, originators, master servicers, special servicers, trustee, certificate administrator, trust advisor, or, with respect to the securitization of the non-

serviced companion loan, any related other master servicer, other special servicer or other trust advisor, or any of their affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of either special servicer or, with respect to the securitization of the non-serviced companion loan, any other special servicer, to take actions at the direction or obtain the approval of the subordinate class representative;

●
the right of any majority subordinate certificateholder or a subordinate class representative on its behalf to replace either special servicer or, with respect to the securitization of the non-serviced companion loan, any other special servicer, as applicable, with or without cause, and any arrangements entered into between either special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as a special servicer under the pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investors in the class E, class F, class G and class V certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to accept price adjustments in order to allow certain mortgage loans to be included in this securitization transaction; and

●
the activities of the master servicers, special servicers, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, certificate administrator or any of their affiliates in connection with any other transaction, and, with respect to the Brunswick Square loan combination if serviced under another pooling and servicing agreement, the activities of any other master servicer, other special servicer, other trust advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”,  “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Holders of the Brunswick Square Companion Loan May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Trust Advisor”, “—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicers” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income Tax
Consequences
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”). Those REMICs will exclude excess interest accrued on the mortgage loans with anticipated repayment dates and the related distribution accounts, which assets will be held, along with the class A-S, class B and class C regular interests, in portions of a grantor trust (the “Grantor Trust”), and the class A-S, class B, class C, class PEX and class V certificates will represent undivided beneficial interests in their respective portions of the Grantor Trust as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

The offered certificates will evidence the ownership of “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this prospectus supplement. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

It is anticipated that the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S, class B and class C regular interests will be issued at a premium, and the class X-A and class X-B certificates will be issued with original issue discount for federal income tax purposes.  When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	the mortgage loans with anticipated repayment dates will prepay in full on the applicable anticipated repayment dates;

	●	no mortgage loan will otherwise be prepaid prior to its stated maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service (the “IRS”) will not challenge on audit the prepayment assumption used.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Code Section 4975, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to each of RBS Securities Inc., Prohibited Transaction Exemption 90-59 (September 6, 1990), and Wells Fargo Securities, LLC, Prohibited Transaction Exemption 96-22 (April 13, 1996), each as amended by Prohibited Transaction Exemption 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which RBS Securities Inc. or Wells Fargo Securities, LLC serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement and the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations hired by the depositor to rate the offered certificates.

The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the class X-A and class X-B certificates, the ultimate distribution of principal due on the offered certificates of that class on or before the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the offered certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three nationally recognized statistical rating organizations to rate the offered certificates.  Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates.  If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, those unsolicited ratings may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus.  The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the hired rating agencies no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the class X-A or class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the class X-A and class X-B certificates consist only of interest.

The class X-A and class X-B certificates are only entitled to interest distributions. If the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the class X-A and class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the class X-A and class X-B certificates. The notional amounts of the class X-A and class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the class X-A and class X-B certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the class X-A and class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”, “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement and in the prospectus, and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended, in reliance upon an exemption or exception under the Investment Company Act of 1940 other than the exceptions contained in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  Distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

Additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In this “Risk Factors” discussion, we sometimes give examples of mortgage loans that exhibit a particular risk factor.  The presentation of such examples should not be construed as statements that the relevant risk factor does not apply to other mortgage loans.

RISKS RELATED TO THE OFFERED CERTIFICATES

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear prepayment, credit, liquidity, market and other risks associated with that class, including the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period, and the offered certificates have the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the originators, the depositor, the master servicers, the special servicers, the certificate administrator, the trustee or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the United States economy could slip into an even more significant recession. Any recovery in the United States economy could be derailed by economic and political events. For example, the United States government recently nearly reached its borrowing limit and, if Congress had not increased the borrowing limit, would not have had sufficient funding to meet its financial obligations. Failure of the U.S. government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating.

Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.

Any economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, tighter mortgage loan underwriting standards and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages and may adversely affect the ability of borrowers to continue to perform their loan obligations.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  A substantial number of United States mortgage loans backed by commercial and multifamily properties, many with balloon payment obligations in excess of their respective current property values, will mature in the future.  This may make the circumstances described above especially severe.

As a result of all of these factors, we cannot assure you that a weakness, illiquidity, volatility and other dislocation in the CMBS market will not re-occur or become more severe.

Subordination of the Class A-S, Class B and Class C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class X-B, Class A-S, Class B, Class C and Class PEX Certificates

As described in this prospectus supplement, if your certificates are class A-S, class B, class C or class PEX certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class X-A certificates and, if your certificates are class B or class C certificates, to those of the holders of the class A-S certificates (and the holders of the class PEX certificates as holders of the class A-S component of the class A-S regular interest) and, if your certificates are class C certificates, to those of the holders of the class B certificates (and the holders of the class PEX certificates as holders of the class B component of the class B regular interest).  Because the notional amount of the class X-A certificates is based upon the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest, and because the notional amount of the class X-B certificates is based upon the aggregate certificate principal balance of the class D certificates and the class B and class C regular interests, the class X-A and class X-B certificates will be adversely affected by losses allocated to such classes or regular interests.  See “Description of the Offered Certificates” in this prospectus supplement.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Concerns and/or uncertainty regarding U.S. government debt, the statutory borrowing limit, and the economic effects of tax increases and/or spending cuts could arise at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets, including the market for CMBS, at any time.

Circumstances in the Markets for Structured Products such as CMBS

The downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products occasioned by the credit crisis affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed securities or structured products.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist acts may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, such acts may occur and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

●	Wars, revolts, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced volatility, weakness, extremely limited liquidity and other dislocation. These conditions could re-occur or become more severe.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop or, if one develops, continue for any period. Additionally, one or more purchasers may purchase and hold substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS, limit the amount or types of CMBS that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, the capital markets or the economy in general; and

●	the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, your ability to sell such certificates and the proceeds of any sale will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may be unable to sell your certificates or you may be able to sell only at a discount from the price you paid.  This may be the case for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the monthly distribution date statement delivered to you by the Certificate Administrator. In addition, under certain circumstances, you may be entitled to certain other information regarding the issuing entity and the offered certificates, including the periodic and other public reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, if a secondary market for the offered certificates even develops at all.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Effective January 1, 2014, EU Regulation 575/2013 imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement” ) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement” ) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements” ): (i) apply to investments in securitizations by alternative investment funds managed by EEA alternative investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules, while others remain pending.  As the regulations are adopted and become effective, investments in CMBS by institutions subject to the risk-based capital regulations may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement and the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for that class of the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the various classes of offered certificates;

●	the rate and timing of shortfalls and losses on the mortgage loans and the extent to which they are allocated to or borne by that class of the offered certificates;

●	the pass-through rate for, and the other distribution terms of, your offered certificates;

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” and “—Calculation of Yield Maintenance Charges—Defeasance, Generally” and the footnotes to Annex A to this prospectus supplement for more detail) if leasing or other criteria are not satisfied, the exercise of a purchase option by tenants or others or sales or other releases of outparcels that can result in prepayment of principal, tenant lease termination payments, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund;

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

●
the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout;

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates; and

●	servicing decisions with respect to the mortgage loans.

We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class or certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield you anticipated receiving in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The class X-A and class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts.  The yield to investors on the class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB certificates or the class A-S regular interest, and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB certificates or the class A-S regular interest.  The yield to investors on the class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the class D certificates or the class B and class C regular interests, and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balance of the class D certificates or the class B and class C regular interests.  Investors in the class X-A and class X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See also “Yield and Maturity Considerations” in this prospectus supplement and “Risk Factors—Risk of Early Termination” and “Yield Considerations” in the accompanying prospectus.

The Timing of Prepayments and Repurchases and Other Liquidations May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of mortgage loans backed by commercial, multifamily and manufactured housing community properties.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, as well as defaults and liquidations or repurchases due to breaches of representations and warranties or document defects or purchases by a mezzanine holder pursuant to a purchase option or purchases of defaulted mortgage loans.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including the length of any prepayment lockout period, the applicable yield maintenance charges and prepayment premiums and any exceptions to the foregoing prepayment restrictions;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicers’ or special servicers’ ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans.  See “—Certain Terms of the Mortgage Loans—Partial Releases and Property Substitutions” and Annex A (including the related footnotes) to this prospectus supplement and “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable.  Additionally, mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and in any such case, the purchase price will not include any yield maintenance payments or prepayment charges.  A repurchase, a prepayment, or an exercise of a purchase option may adversely affect the yield to maturity on your certificates.  Furthermore, defaulted mortgage loans and REO properties may be sold and, even if there is no loss realized upon such sale, the effect of the sale will be similar to a prepayment.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

The rate and timing of delinquencies, defaults, the application of involuntary payments such as liquidation proceeds, condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the offered certificates and their timing.  Even if losses or shortfalls on the mortgage loans are not borne by your certificates, those losses or shortfalls may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if a master servicer, a special servicer, the certificate administrator or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it made and has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of current payments or collections in respect of principal available to be distributed on the certificates, thereby extending the weighted average lives of the offered certificates, and will result in a reduction of the certificate principal balance of the certificates.  See “Description of the Offered

Certificates—Distributions” in this prospectus supplement.  Likewise, if a master servicer, a special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments or collections in respect of principal on the offered certificates and extending the weighted average lives of the offered certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Yield

In instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the applicable master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate principal balances for the current month.  Even if losses on the mortgage loans are not allocated to your particular class of offered certificates with a certificate principal balance, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The applicable special servicer may also extend or modify the mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Pass-Through Rates

The pass-through rates on one or more classes of offered certificates may be variable and may be equal to, limited by or based upon the weighted average of the net interest rates on the mortgage loans from time to time.  The weighted average of the net interest rates on the mortgage loans would decline if the rate of principal payments (including for this purpose any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of parcels, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund) on or in respect of the underlying mortgage loans with higher net interest rates was faster than the rate of principal payments on the underlying mortgage loans with lower net interest rates.  Accordingly, the yields on each of those classes of offered certificates will (if the pass-through rate is equal to or based upon that weighted average) or may (if the pass-through rate is limited by that weighted average) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.  The weighted average of the net interest rates on the mortgage loans will not be affected by modifications, waivers or amendments with respect to the mortgage interest rates on the underlying mortgage loans, whether agreed to by the applicable special servicer or imposed in a bankruptcy, insolvency or similar proceeding involving the borrower, but may be affected by modifications, waivers or amendments that affect loan principal balances or amortization.

See “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement will be under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole person, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons) (such persons, a “Responsible Repurchase Party”) obligated to repurchase or replace any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect that is not cured.  If the respective entities described above default on such an obligation to repurchase or substitute, no other person or entity will be required to repurchase or substitute the applicable mortgage loan.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any mortgage loan as a result of the discovery of a material document defect or a material breach of representations and warranties.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the 3 nationally recognized statistical rating organizations hired by the depositor to rate the offered securities:

●	are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously-issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Further, a rating of any class of offered certificates below an investment grade rating by any of the hired rating agencies or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase or retain that class of offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and the prospectus.

In addition, certain actions provided for in loan agreements may require that a rating agency confirmation be obtained from each rating agency hired by us to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

See “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

We hired three nationally recognized statistical rating organizations to rate the rated offered certificates.  Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates.  If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, those unsolicited ratings may have an adverse effect on the liquidity, market value and regulatory characteristics of that class.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicers, the special servicers or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse of distribution priority (and pro rata as among the class A-1, class A-2, class A-3, class A-4, class A-5, and class A-SB certificates and, as to interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates).  However, in the case of trust advisor expenses, allocation of those expenses to reduce principal and/or interest in the manner we describe in this prospectus supplement may result in the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class D certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) suffering a permanent loss of principal and/or (solely in the case of the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates) interest even though the aggregate certificate principal balance of a more subordinate class or classes of certificates has not been reduced to zero.  See also “—Risks Relating to Interest on Advances and Special Servicing Compensation” and “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A or class X-B certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the certificate principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicers, the special servicers, the certificate administrator or the trustee, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

The actions of one or more of these parties may be affected by the rights of other such parties or the rights of third parties.  This may be especially relevant for purposes of special servicing actions because of the rights of various parties to replace a special servicer (whether with or without cause) or to approve or consult with respect to major special servicing decisions.

During a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace either or both of the special servicers.

During a collective consultation period or a senior consultation period, the holders of at least 25% of the voting rights of the certificates (other than the class V or class R certificates) may request a vote to replace either or both of the special servicers.  The subsequent vote may result in the termination and replacement of such special servicer(s) if within 180 days of the initial request for that vote the holders of at least 75% of the voting rights of all the certificates (taking into account the allocation of any appraisal reduction amounts in respect of the mortgage loans to notionally reduce the certificate principal balances of the principal balance certificates) vote affirmatively to so replace.  See “The Pooling and Servicing Agreement—Replacement of the Special Servicers” in this prospectus supplement.

In addition, the subordinate class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the subordinate class representative will not have such rights during a senior consultation period.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of each special servicer with certain of such special servicer’s obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by such special servicer during a subordinate control period and has no consent rights at any time with respect to actions by such special servicer.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. Investors should not rely on the trust advisor to affect either special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or either special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicers at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses.  In certain cases with respect to the termination of a special servicer and the trust advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” and “Transaction Parties” in this prospectus supplement.

You Will Have No Control Over the Servicing of the Non-Serviced Mortgage Loan

The Brunswick Square mortgage loan is secured by a mortgaged property that also secures a companion loan that is not an asset of the issuing entity.  To the extent the Brunswick Square companion loan is included in another securitization and the Brunswick Square mortgage loan becomes a non-serviced mortgage loan, it will be serviced and administered by the master servicer and, if applicable, specially serviced by the special servicer, of the other securitization, in each case under the pooling and servicing agreement related to such other securitization.  We anticipate that such other pooling and servicing agreement will provide for a servicing arrangement that is materially consistent with that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative.  As a result, no holders of the series 2014-C19 certificates will have any control over any servicing of the non-serviced mortgage loan, except that the majority subordinate certificateholder under this series 2014-C19 securitization will have the right to consult with respect to those matters, on a non-binding basis, with the special servicer for any such other securitization to the extent set forth in the related intercreditor agreement.  For additional information regarding the loan combination, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

The Servicing of the Brunswick Square Loan Combination Will Shift to Others

With respect to the Brunswick Square loan combination, the servicing of such loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the related companion loan is securitized in a separate securitization.  At that time, servicing responsibilities for such loan combination will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement.  Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer has been determined.  In addition, the terms of any such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and we anticipate that the holder of the related companion loan or the controlling party in the related securitization of such companion loan or such other party specified in the related intercreditor agreement will have rights materially consistent with those granted to the subordinate class representative in this transaction for other mortgage loans.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the class PEX certificates will reflect, in the aggregate, the characteristics of the class A-S, class B and class C certificates, which, together with the class PEX certificates, are referred to as “exchangeable certificates” in this prospectus supplement.  As a result, the class PEX certificates will be subject to the same risks as the class A-S, class B and class C certificates described in this prospectus supplement.  Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the class A-S, class B or class C regular interest (and, correspondingly, the class A-S, class B or class C certificates and, to the extent evidencing an interest in the class A-S, class B or class C regular interests, the class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such class, exchanges will no longer be permissible.

●	Certificates may only be held in authorized denominations.

An administrative fee may be payable by the certificateholder to DTC or any successor depository in connection with each exchange of certificates.

RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES

Commercial Lending is Dependent on Net Operating Income

The mortgage loans will be secured by various income producing commercial properties.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenant-shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor.  No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios and debt yields presented in this prospectus supplement.  With respect to any mortgaged property, underwritten net cash flow may be greater, and perhaps substantially greater than historical net cash flow.

In addition, underwritten net cash flow for residential cooperative properties is not a measure of the actual cash flow generated by such property, but rather a measure of the projected net cash flow of such property, reflected in an appraisal and determined assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

In addition, the debt service coverage ratios and debt yields set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios and debt yields for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios and yields as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans or the loan combination to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the loan combination, to determine whether such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

A review has been and/will be conducted by each sponsor with respect to the assets that such sponsor is contributing to the pool as required pursuant to Rule 193 under the Securities Act of 1933, as amended.  As part of such review, each sponsor and/or one of the underwriters on their behalf engaged certain third parties to assist such sponsor by comparing or recalculating certain information set forth in this prospectus supplement to a data tape or various source documents and/or reviewing certain loan and asset information.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor”, “—The Royal Bank of Scotland—Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor”, “—Liberty Island Group I LLC—Review of Mortgage Loans for Which Liberty Island is the Sponsor”, “—Basis Real Estate Capital II, LLC—Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor”, “—C-III Commercial Mortgage LLC—Review of Mortgage Loans for Which C3CM is the Sponsor” and “—NCB, FSB—Review of the NCB, FSB Loans” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, even if static pool data showed a low level of delinquencies and defaults, that would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or related loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.  Notwithstanding that all of the mortgage loans were recently underwritten (and all of the mortgage loans have appraisals dated within the 12 months prior to the cut-off date), the values of the mortgaged properties may have declined since the related mortgage loans were originated and/or may decline following the issuance of the offered certificates and any such declines may be substantial and occur in a relatively short period of time following the issuance of the offered certificates; and such declines may or may not occur for reasons that are largely unrelated to the circumstances of any particular property.  In some cases, the related borrower (or an affiliate thereof) may have recently acquired a particular mortgaged property for a price below the appraised value reflected on Annex A to this prospectus supplement.

With respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A of this prospectus supplement is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  The “Coop - Rental Value” of a residential cooperative property presented on Annex A of this prospectus supplement is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property.  Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the appraised value of such property as described above, and assumes that such property is operated as a residential cooperative.  See the footnotes to Annex A of this prospectus supplement and “—Residential Cooperative Properties Have Special Risks” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual engineer, inspector or appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Appraisals”, “—The Royal Bank of Scotland—The Royal Bank of Scotland’s Underwriting Standards—Appraisal and Loan-to-Value Ratio”, “—Liberty Island Group I LLC—Liberty Island’s Underwriting Standards and Processes—Appraisals”, “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes—Appraisal”, “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes—Assessments of Property Condition” and “—NCB, FSB—NCB, FSB’s Underwriting Standards and Processes—Appraisal and Loan-to-Value Ratio”  in this prospectus supplement for additional information regarding the appraisals.

Retail Properties Have Special Risks

Thirty-six (36) of the mortgaged properties, securing approximately 32.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those anchor tenants and/or non-anchor tenants to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark but continues to pay rent under its lease, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Brunswick Square, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related mortgaged property is a portion of a regional mall. J.C. Penney is an anchor tenant at the mall, but is not part of the collateral for the related mortgage loan. Certain of the tenant leases at the related mortgaged property may permit tenants to terminate their leases and/or abate or reduce rent if J.C. Penney terminates its lease or goes dark. On November 20, 2013, J.C. Penney reported a net loss of $401 million for the third fiscal quarter of 2013.  We cannot assure you that J.C. Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain tenant (including anchor tenant) estoppels will have been obtained in connection with the origination of the mortgage loans (or related loan combination) that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their mortgage loans.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants. See Representations and Warranties No. 44 (Lease Estoppels) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, dental or medical offices, restaurants, bakeries and/or parking garages, as part of the mortgaged property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. In addition, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts.  In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.  Further, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors.  See “—Specialty Use Concentrations”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below in this prospectus supplement.

Hospitality Properties Have Special Risks

Fifteen (15) of the mortgaged properties, securing approximately 22.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation, or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, events and perceptions that affect levels and patterns of travel, whether economic in nature, such as a credit crisis, or noneconomic in nature, such as the previous terrorist attacks in the United States and the potential for future terrorist attacks, may have rapidly occurring adverse effects on the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise, license or management agreements.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.  No assurance can be given that such agreements will be renewed.  In addition, the continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, license agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements and license agreements is restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.  If a franchisor or hotel management company cannot be terminated and the related franchise/license/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the franchise agreements and license agreements may grant the franchisor a right of first offer to purchase the related mortgaged property if it is offered for sale or a purchase option with respect to the related mortgaged property if it is otherwise going to be transferred to a competitor of the franchisor, including in connection with a foreclosure. See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise. Annex A sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances. See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to a franchise agreement. Hospitality properties often enter into franchise agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Multifamily Properties Have Special Risks

Twenty-three (23) of the mortgaged properties, securing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties (which are not residential cooperative properties). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
the unit-type mix, such as units that are fully-furnished and designed for corporate users may be susceptible to volatility due to reliance on continued corporate or institutional demand and the use of shorter-term leases than conventional apartment units;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Certain states regulate the relationship of an owner of a multifamily property and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

Self-Storage Properties Have Special Risks

Eighteen (18) of the mortgaged properties, securing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties. Self-storage properties are considered vulnerable to new competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors,

such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owed on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Some of the self-storage mortgaged properties may also derive a material portion of their income from leasing covered and uncovered boat and/or recreational vehicle storage spaces, as well as from U-Haul rentals, supply sales, late fees and/or sales of the contents of defaulted storage units.

Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Industrial Properties Have Special Risks

Eleven (11) of the mortgaged properties, securing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities.  Such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.  See “—Cold Storage Facilities Have Special Risks” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentration” in this prospectus supplement.

Office Properties Have Special Risks

Seven (7) of the mortgaged properties, securing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location; and

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the office properties have specialty use tenants, such as dental or medical offices, labs, schools and/or parking garages, as part of the property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Manufactured Housing Community Properties Have Special Risks

Thirteen (13) of the mortgaged properties, securing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●
state and local regulations, including rent control and rent stabilization as well as tenant association rights. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain manufactured housing community properties securing mortgage loans in the issuing entity are, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for, and the level of occupancy at, the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.  In cases where the borrower itself owns, leases, sells and/or finances the sale of homes, that borrower may not fully satisfy the criteria for being a special purpose entity in all circumstances.  See also Representations and Warranties No. 33 (Single-Purpose Entity) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are not connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they are frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. Flood insurance may not be available for onsite water and sewer treatment facilities.  In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—Availability of Earthquake, Flood and Other Insurance” in this prospectus supplement and Representations and Warranties No. 18 (Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Residential Cooperative Properties Have Special Risks

Eight (8) of the mortgaged properties, securing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are residential cooperative properties.  Various factors may adversely affect the value and successful operation of a residential cooperative property, which could adversely affect payments on your certificates, including:

●
The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus supplement;

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

●
the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●
the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan;

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; and

●
that certain of the residential cooperative properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise required to be utilized, in whole or in part, as affordable housing.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust.  Several of these differences are particularly relevant to your consideration of an investment in the offered certificates.  In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by NCB, FSB differs from the manner in which such calculations are made for other mortgage loans included in the trust.  For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A of this prospectus supplement. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  A residential cooperative property is also valued as a multifamily rental property to determine a “Coop - Rental Value” as set forth on Annex A to this prospectus supplement.  The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property.  In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.  In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A to this prospectus supplement with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by NCB, FSB for inclusion in the trust and is, instead, reflected as not applicable (NAP).  See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower.  NCB, FSB commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust.  Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building.  The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower.  In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units.  Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit.  Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers.  The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such Mortgage Loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

Certain residential cooperative properties have space that is devoted to specialty uses. These may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mixed Use Facilities Have Special Risks

Two (2) of the mortgaged properties, securing approximately 0.5% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, each of which contains two or more of the following property types: retail, multifamily and office. To the extent a mixed use property has retail, multifamily and/or office components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”,  “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus supplement. See Annex A to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property that are retail or office tenants. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Cold Storage Facilities Have Special Risks

One (1) of the mortgage loans, securing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by eight (8) industrial properties that are leased solely to and operated by two affiliated tenants for utilization as refrigerated distribution/warehouse facilities, which we refer to as “cold storage facilities.”  Significant factors determining the value of cold storage facilities include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels.  Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption.

Substantially all of the customers at the cold storage facilities are in the food industry.  The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products.  Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products.  Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the mortgage loan secured by cold storage facilities.

Typically, cold storage facility operators enter into one-month leasing arrangements with their customers, which require the tenants to pay for the space rented even if it is not fully used during that month.  These agreements tend to be rolling arrangements with their consistent tenant base.  Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one month to the next, in many cases a customer’s current cold storage provider has a competitive advantage due to the proximity to customer processing plants and familiarity with the logistical requirements of storing and transporting the customer’s products.

Certain cold storage facilities in the Nordic Cold Storage Portfolio are located near or adjacent to customers’ processing facilities and in certain cases a large portion of the entire property is devoted to a single customer.  An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility.  A facility that suited the needs of its original customer may be difficult to relet to another customer.

Cold storage facilities, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Specialty Use Concentrations

Certain of the mortgaged properties have a restaurant or bakery as one or more of the five largest tenants at the related mortgaged property (based on net rentable area leased).  Restaurants and bakeries are subject to certain unique risks including that the restaurant/bakery space is not easily convertible to other types of retail space and that the restaurant/bakery receipts are not only affected by objective factors but by subjective factors. For instance, restaurant/bakery receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant or bakery, food safety concerns related to personal health with the handling of food items at the restaurant or bakery or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have a gym, health club or fitness center among the five largest tenants at the related mortgaged property (based on net rentable area leased).  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have a movie theater among the five largest tenants at the related mortgaged property (based on net rentable area leased).  Properties with movie theater tenants, are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have tenants operating medical or dental offices among the five largest tenants at the related mortgaged property (based on net rentable area leased).  The performance of a medical or dental office may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Certain of the mortgaged properties have one or more parking garages, dry cleaners with onsite processing facilities, onsite auto service facilities or gas stations as part of the collateral.

These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Risks Related to Ground Leases and Other Leasehold Interests

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Ground Leases” in this prospectus supplement.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and, other than as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Ground Leases” in this prospectus supplement, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property or (iii) in the case of the mortgaged property identified on Annex A to this prospectus supplement as Nordic – Savannah GA, comprising part of the Nordic Cold Storage Portfolio mortgaged properties, the related borrower has the option to purchase the related fee interest for nominal consideration upon expiration of the applicable ground lease.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project.  These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Internal Revenue Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure.  The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to  tax credit investors.

We cannot assure you that the tax credits may not ultimately be subject to recapture. Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the trust will derive any economic benefit from the historic tax credits.

To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure. Typically the lender agrees not to take action that would terminate the master lease during the recapture period.  Accordingly, the lender’s exercise of remedies may be subject to additional cost and delay, and we cannot assure you that your certificates will not be adversely affected as a result.

Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise.  Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment.  For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If retail tenants’ sales were to decline, percentage rents may decline and, further, such tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a borrower/property owner, that borrower/property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or reduce rent due under such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition or operating results of a tenant, a tenant bankruptcy, a default by a tenant under its lease, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.  This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could significantly affect the mortgage loans individually or as a pool.  In addition, the mortgage loans individually or as a pool may be adversely affected if a tenant at one or more of the mortgaged properties is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property (based on net rentable area leased).

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest that adversely affect the lender – such as a conflict between the interests of the borrower as an owner and the obligor under the mortgage loan and the interests of the affiliate as a tenant.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Borrower Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code a tenant has the option of assuming (continuing) or rejecting (terminating) or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assumes (or assumes and assigns) its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will assume their leases or continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the 15 largest mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of termination rights by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Lease Terminations and Expirations” in this prospectus supplement for information on certain tenant lease expirations and early termination options.

Concentrations Based on Property Type, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the lack of diversity of property types and property characteristics and with respect to the lower number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity” in Annex A to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because, subject to the payment of the Class A-SB certificates as described in “Description of the Offered Certificates—Distributions—Principal Distributions” in this prospectus supplement, principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgage loans representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by retail, hospitality, multifamily, self-storage and industrial properties.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” for information on the types of mortgaged properties securing the mortgage loans in pool.  For a description of the risks relating to the specific property types, see “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Multifamily Properties Have Special Risks”, “—Self-Storage Properties Have Special Risks” and “—Industrial Properties Have Special Risks” in this prospectus supplement.

Another factor that you should consider is that office and retail properties, and mixed use properties that are used for office and/or retail purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower or group of related borrowers that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the mortgage loans in the mortgage pool secured by that borrower’s and any related borrowers’ mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; or

●
if mortgaged properties owned by the same borrower or related borrowers have common management, common general partners and/or common managing members, there is an increased risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

In the case of the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Nordic Cold Storage Portfolio, which secures a mortgage loan representing approximately 4.9% of the outstanding pool balance as of the cut-off date, the mortgaged property identified on Annex A to this prospectus supplement as Nordic – Savannah GA is entitled to a real estate tax abatement for so long as the mortgaged property is subject to the SEDA Ground Lease (as defined below).  In connection with the development of the Nordic – Savannah GA property, the predecessor-in-interest of the borrower transferred the fee interest in such property to the Savannah Economic Development Agency (“SEDA”).  SEDA issued to such predecessor-in-interest of the borrower an economic development bond (the “SEDA Bond”) and leased the mortgaged property back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “SEDA Ground Lease”).  All documents (and rights thereunder) related to the SEDA Bond and the SEDA Ground Lease were assigned to the borrower in connection with the borrower’s acquisition of the properties, and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio mortgage loan.  The SEDA Ground Lease expires in September 2022 at which time the borrower is required to purchase the fee interest in the mortgaged property for $1.00 (plus any related costs and expenses) pursuant to the SEDA Ground Lease, after which time full, unabated real estate taxes will be due.  The lender has standard notice and cure rights under the SEDA Ground Lease so that it can maintain the tax benefit in the event of a default or early termination of the SEDA Ground Lease.  See “Top Fifteen Loan Summaries— Nordic Cold Storage Portfolio” attached as Annex B to this prospectus supplement.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements (including arrangements related to a mortgage loan secured by multiple mortgaged properties) may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.  If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.  If a mortgage loan permits an assumption of a portion of the mortgage loan indebtedness by a third party, it will result in partial termination of the cross-collateralization as well as introduce a new borrower who may or may not have the same degree of expertise as the original borrower in managing the related mortgaged property.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Calculation of Yield Maintenance Charges—Defeasance, Generally” and “—Partial Releases and Property Substitutions” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient for Its Intended Purpose

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower may divert such funds for purposes unrelated to the mortgage loan obligations or the mortgaged property.

The Performance of a Mortgage Loan (or Loan Combination) and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage.  However, the enforceability of such clauses may be limited under applicable law.  In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee.  The master servicers and the special servicers (or, in the case of the Brunswick Square mortgage loan after the securitization of the related companion loan, the related other master servicer or other special servicer under the pooling and servicing agreement for the other securitization) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. In addition, the residential cooperative mortgage loans do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  Although terms of certain of the mortgage loans require that the borrowers be single purpose entities, we cannot assure you that such borrowers will comply with such requirements.  Some borrowers under the mortgage loans (including each of the borrowers with respect to the residential cooperative loans included in the trust) are not special purpose entities.   Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related loan combination, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property or may be a “recycled” single purpose vehicle that previously had other liabilities. In addition, that borrower may not have previously observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may be organized as a Delaware statutory trust or may own a mortgaged property as tenants-in-common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy in common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if one or more tenant-in-common borrowers files for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage loan and/or early repayment of the related mortgage loan.  Although the tenancy in common structure typically includes arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-In-Common; Delaware Statutory Trusts” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including federal bankruptcy law and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  The delay and consequences thereof caused by the automatic stay can be significant. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans may have borrower sponsors that have previously filed bankruptcy.  We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in this prospectus supplement.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature (other than the residential cooperative mortgage loans sold to the depositor by NCB, FSB), certain mortgage loans contain nonrecourse carveouts for certain liabilities such as liabilities resulting from fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans either do not contain nonrecourse carveouts or contain material limitations to nonrecourse carveouts.  Often (but not always) these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  The ability of the guarantor to perform will be affected by its net worth, liquidity and other liabilities, including other loan guarantees. A guarantor’s net worth and liquidity may be well below the amount of the related mortgage loan. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  The residential cooperative loans included in the trust are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this prospectus supplement.  See also Representations and Warranties No. 28 (Recourse Obligations) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Illinois, California, Texas, Florida, North Carolina, Nevada and Virginia represent security for approximately 12.4%, 11.4%, 9.1%, 7.5%, 6.0%, 5.9% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.  Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural or man-made disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

For example, included in the mortgage pool are mortgage loans secured by mortgaged properties located in California, Texas, Florida, North Carolina, Washington, Oregon, Nevada, Idaho, Montana and Arizona, which may be more susceptible to certain hazards (such as earthquakes, floods, forest fires or hurricanes) than properties in other parts of the country.  In particular, mortgaged properties located in coastal states may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in an impacted area will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. We cannot assure you that one or more mortgaged properties will not be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

Certain of the mortgaged properties are located in areas whose economic success is heavily dependent on one or a few major employers (which may be a military base, a university or a private company). In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.  Furthermore, some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.  Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Three (3) of the mortgage loans, collectively representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located near Detroit, Michigan. On July 18, 2013, the City of Detroit filed a petition for relief under Chapter 9 of the federal bankruptcy code. While the consequences of this filing are as yet unclear, steps taken by the bankruptcy court and the city during the bankruptcy proceedings and pursuant to any resulting plan of reorganization could have adverse consequences to the local economy and the performance of these mortgaged properties.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Six (6) of the mortgage loans, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan.  In addition, there is 1 group of cross-collateralized mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involves multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)         was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)         was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)         intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multi-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax, which could limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this prospectus supplement for more information regarding any multi-property mortgage loans or multi-parcel mortgage loans in the trust fund.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

Under certain circumstances, the issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement and Representations and Warranties No. 15 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risks such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to each of the mortgage loans included in the trust that is secured by a residential cooperative property, the related borrower has incurred and/or may incur additional indebtedness secured by the related mortgaged property.  In these instances, while such additional secured indebtedness is expressly subordinate to the related cooperative mortgage loan included in the trust, the intercreditor agreements that govern the interaction between the mortgagee under the mortgage loan and the lender with respect to any such additional secured debt do not contain “standstill” provisions in favor of the mortgagee under the mortgage loan.  As a result, the lender with respect to any such permitted additional secured debt could foreclose upon its lien and cause a default on the related mortgage loan, regardless of whether such mortgage loan was otherwise in default.

In addition, with respect to the existing additional secured indebtedness related to mortgage loans secured by residential cooperative properties described above, such additional secured indebtedness generally bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties described above may also bear interest at a floating rate based on LIBOR.  Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “Description of the Mortgage Pool—Other Additional Financing and Preferred Equity” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income and as a Result Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the amortizing mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in this prospectus supplement.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.  A borrower’s ability to repay a mortgage loan (or loan combination) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the related mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial and multifamily real estate projects, which change over time;

●	new construction of competing properties in the same market;

●	the prevailing interest rates;

●	the availability of refinancing;

●	the net operating income generated by the related mortgaged property;

●	the fair market value of the related mortgaged property;

●	proximity and attractiveness of competing properties;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged property (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus supplement);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	potential environmental legislation or liabilities or other legal liabilities;

●	changes in governmental regulations, fiscal policy, or zoning laws;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each special servicer to extend and modify mortgage loans (other than any non-serviced mortgage loan, which will be serviced pursuant to a separate pooling and servicing agreement) subject to certain limitations.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of any related mortgage loan (or to modification of the non-serviced mortgage loan by the applicable special servicer servicing such non-serviced mortgage loan), will likely extend the weighted average life of your certificates.

The recent credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to prospective borrowers to refinance mortgage loans at maturity or to prospective property purchasers to finance acquisitions of commercial real estate.  These factors increased the risk that refinancing may not be available for commercial mortgage loans will be unable to be refinanced with a new mortgage loan or repaid from proceeds of a sale of the property.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Related to Redevelopment and Renovation at a Mortgaged Property

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.  The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete planned renovations or improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.  In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

The existence of renovation or construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation or construction of and, accordingly, could have a negative effect on net operating income.

If a special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, that special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction or incur debt.  See “—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure” in this prospectus supplement.

Risks of the Anticipated Repayment Date Loans

The anticipated repayment date mortgage loans provide that, if on or after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the related anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its related anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on such a mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the class V certificates, which are not offered by this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self-storage facilities, manufactured housing communities, hospitality properties, bowling alleys, restaurants, theater space, automobile dealerships, medical offices, health clubs, cold storage facilities and warehouses would not easily be converted to other uses due to their unique construction characteristics.  In addition, converting commercial properties to alternate uses, including the conversion of a single tenant property to multi-tenant use or vice-versa, generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Other” in this prospectus supplement and “Top Fifteen Loan Summaries—Life Time Fitness Portfolio”, “—Nordic Cold Storage Portfolio”, “—Seven Hills Portfolio” and “—Shadelands Self-Storage” attached as Annex B to this prospectus supplement.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” for that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “—Multifamily Properties Have Special Risks” in this prospectus supplement.

Zoning or other restrictions also may prevent alternative uses.  See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances, which may include non-operation of the subject property for a period of time. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the related borrower does not own the entirety of the property within the condominium regime or otherwise controls the condominium association decisions.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement.

Additionally, certain of the mortgaged properties are subject to restrictions relating to the use of the mortgaged properties.

See Representations and Warranties No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the sites, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified or that a more current engineering inspection would not reveal additional property condition deficiencies.  No additional property inspections were conducted in connection with the initial issuance of the offered certificates.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Property Condition Assessments” in this prospectus supplement.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, 19 mortgaged properties, representing approximately 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 20%, other than the mortgaged property identified on Annex A to this prospectus supplement as Biltmore Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has a probable maximum loss of 21% and for which seismic insurance is required until the retrofit of the mortgaged property is completed (a $275,000 reserve has been established for that purpose) and the probable maximum loss is reduced to 20% or less.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required (for example, if no material borrower-owned improvements at the related mortgaged property were in the flood zone).

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

See Representations and Warranties No. 18 (Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement for a description of the requirement for terrorism insurance for each of the 15 largest mortgage loans and Representations and Warranties No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager).  In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant may be allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Other mortgaged properties securing mortgage loans may also be insured by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager).  In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure.  See Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

RISKS RELATED TO CONFLICTS OF INTEREST

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of The Royal Bank of Scotland, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and reducing the exposure by means of a transaction such as this offering of certificates.  This offering of certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the certificates.  Conflicts of interest may arise between the trust fund, on the one hand, and the sponsors and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a sponsor and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate related assets in the ordinary course of their businesses. During the course of their business activities, the respective sponsors and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing or, with respect to residential cooperative mortgage loans, other secured or unsecured financing that is permitted under the terms of the mortgage loans or the pooling and servicing agreement under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Additional Indebtedness” and the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related sponsor or an affiliate of a sponsor, and the sponsors or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower. One or more of the sponsors and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related sponsor, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower or, with respect to certain mortgage loans secured by residential cooperative properties, NCB, FSB or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Property-Secured Financing and Mezzanine and Similar Financing” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit NCB, FSB from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer.  In the event that NCB, FSB refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for their investment represented by the certificates, if they initially retain their certificates, or for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable.  In addition, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of NCB, FSB for the purpose of providing short-term warehousing of mortgage loans originated or acquired by NCB, FSB; however, none of the mortgage loans that NCB, FSB will transfer to the depositor are subject to such repurchase agreement.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $198,302,513.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis.  The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $102,644,852.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis.  C-III Commercial Mortgage LLC guarantees certain obligations of its subsidiary under that repurchase facility.  The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $96,875,109.  Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC and NCB, FSB, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor, and with respect to certain of the mortgage loans that NCB, FSB, will transfer to the depositor.  In each instance those hedging arrangements will terminate with respect to the loans that will be transferred to the depositor in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to all of the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC and NCB, FSB, respectively, to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the depositor.  Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans to be transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association from time to time acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Basis Real Estate Capital II, LLC to the depositor.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor.  Prudential Asset Resources, Inc., the primary servicer of such mortgage loans, is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor.

The Royal Bank of Scotland plc is also the initial holder of the Brunswick Square companion loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of certificateholders.  The Underwriter Entities are part of global banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

If an Underwriter Entity becomes a holder, or finances the acquisition, of any of the certificates, through market-making activity or otherwise, any actions that it, or the entity benefiting from its financing, takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicers, the special servicers, the trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicers, the special servicers, the trust advisor, the certificate administrator or the trustee (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of the Brunswick Square companion loan) or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Deutsche Bank Trust Company Americas, the trustee, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

See “Summary—Other Investment Considerations—Conflicts of Interest” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement, and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Holders of the Brunswick Square Companion Loan May Not Be Aligned With Your Interests

With respect to the Brunswick Square mortgage loan, the related mortgaged property also secures a companion loan.  Such mortgage loan and its related companion loan will initially be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as the Brunswick Square mortgage loan and its related companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require the approval of the holder of the related companion loan.  After the securitization of the related companion loan, the Brunswick Square loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the related subordinate class representative or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement.  As a result, you will have less control over the servicing of the Brunswick Square mortgage loan than you would have if such mortgage loan were being serviced by a master servicer and a special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

The interests of a holder of the companion loan related to the Brunswick Square mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against the holder of a companion loan (or its designee) for having acted solely in its respective interest.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicers or special servicers or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  We anticipate that the pooling and servicing agreement entered into in connection with the securitization of the Brunswick Square companion loan will provide that the non-serviced loan combination will be administered in accordance with a servicing standard that is materially consistent with the servicing standard set forth in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Notwithstanding the foregoing, either master servicer, a sub-servicer, either special servicer or any of their respective affiliates and, as it relates to servicing and administration of the non-serviced mortgage loan, the other master servicer (or related subservicer), the other special servicer or any of their respective affiliates with respect to any securitization of the non-serviced companion loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if either master servicer, a sub-servicer, either special servicer or any of their respective affiliates holds certificates or pari passu companion loans or other debt of a borrower or sponsor, or has financial interests in or other financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if a special servicer or its affiliate holds a non-offered class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. LNR Partners, LLC, an initial special servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase a minority of the class E, class F, class G and class V certificates, and assisted Raith (the initial majority subordinate certificateholder) and LNR Securities Holdings, LLC with due diligence of the mortgage loans to be included in the trust fund.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-C19 non-offered certificates or the related pari passu companion loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, NCB, FSB or an affiliate thereof may hold, now or in the future, one or more (i) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (ii) unsecured loans to the related mortgage borrower and/or (iii) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement. Additionally, subject to the servicing standard and to the criteria described in this prospectus supplement, NCB, FSB is also permitted to approve, without the consent of the subordinate class representative or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under the residential cooperative mortgage loans, and if it so elects, to act as lender in such instances.

Each master servicer and special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicers or special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the applicable mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicers or the special servicers.  NCB, FSB is a mortgage loan seller and also will act as the master servicer and special servicer responsible for servicing the residential cooperative mortgage loans sold to the trust by NCB, FSB.  Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, NCB, FSB may have interests that conflict with the interests of the holders of the certificates.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

Similarly, with respect to the non-serviced mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Trust Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial trust advisor. See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.  During a collective consultation period or a senior consultation period, the trust advisor will be required to consult with each special servicer with respect to certain actions of such special servicer, except that such consultation is not permitted in connection with any loan combination at any time when the holder of a companion loan is the directing holder for such mortgage loan.  Additionally, during a collective consultation period and a senior consultation period, the applicable master servicer or the applicable special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a trust advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

In the normal course of conducting its business, Trimont Real Estate Advisors, Inc. and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may have included the mortgage loan sellers and their respective affiliates, the master servicers, the special servicers, the certificate administrator, the trustee or the directing certificateholder. These relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor. There can be no assurance that the existence of these relationships and other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

The trust advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with the interests of the trust fund. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates or interest therein, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor or pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with the Brunswick Square mortgage loan when serviced pursuant to another securitization, the statements set forth above will generally apply in a similar manner in relation to the other trust advisor and its activities under the other pooling and servicing agreement.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that Raith will be the initial subordinate class representative (other than with respect to the Brunswick Square mortgage loan).  In connection with the servicing of the mortgage loans, either special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be Raith.  The subordinate class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the subordinate class representative may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Replacement of the Special Servicers” in this prospectus supplement, during a subordinate control period, either special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicers” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors (the “B-Piece Buyers”) in the class E, class F, class G and class V certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the anticipated initial investors may have requested and received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans included in the mortgage pool, which price adjustments or cost mitigation arrangements may have been effected through a payment by the related mortgage loan seller to the anticipated initial investors out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates.  Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors.  In addition, the B-Piece Buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting its due diligence.  The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacity as owners of the class E, class F, class G and class V certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan.  The B-Piece Buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Raith, a B-Piece Buyer or its designee will constitute the initial subordinate class representative under the pooling and servicing agreement (other than with respect to the Brunswick Square mortgage loan).  The subordinate class representative will have certain rights to direct and consult with each special servicer as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicers

The majority subordinate certificateholder (or the subordinate class representative on its behalf) may have the right to, under certain circumstances, remove a special servicer under the pooling and servicing agreement with or without cause and appoint a successor special servicer for all the mortgage loans it services.  That holder may have special relationships or interests that conflict with those of the holders of one or more other classes of certificates.  In addition, that holder does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any other certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in its own interests.  See “The Pooling and Servicing Agreement—Replacement of the Special Servicers” in this prospectus supplement for a description of these rights to terminate a special servicer.  With respect to the right of the subordinate class representative to replace each special servicer under certain circumstances, investors should consider that NCB, FSB, the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties, is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the subordinate class representative elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

Other Potential Conflicts of Interest May Affect Your Investment

Either special servicer may enter into one or more arrangements with the subordinate class representative, a majority subordinate certificateholder, the companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of a special servicer under the pooling and servicing agreement and limitations on the right of such person to replace a special servicer.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

In some cases an affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the mortgaged property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicers May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

In connection with the servicing of the specially serviced mortgage loans, a special servicer may, at the direction of or pursuant to consultation with the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the subordinate class representative will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  The subordinate class representative will be appointed by the majority subordinate certificateholder.  The subordinate class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the subordinate class representative may direct a special servicer to take actions which conflict with the interests of certain classes of the offered certificates.  While a special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents, we cannot assure you that all special servicers will make the same determination of whether any such action is prohibited by law or violates the servicing standard or the terms of the mortgage loan documents.

Similarly, with respect to any non-serviced mortgage loan serviced pursuant to another securitization, the related other special servicer may, at the direction or upon the advice of the related other subordinate class representative, take actions with respect to such non-serviced mortgage loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, a special servicer generally will be required to obtain the consent of the subordinate class representative during a subordinate control period.  In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan during a collective consultation period, a special servicer generally will be required to consult with the subordinate class representative and the trust advisor.  In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan during a senior consultation period, the applicable special servicer will be required to consult with the trust advisor.  If the matter involves a loan combination, the applicable special servicer will be required to consult with the holder or representative of the related companion loan, regardless of when the action is taken.  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the trust advisor, or approval of or consultation with the subordinate class representative or a companion loan holder. As a result of these obligations, a special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the subordinate class representative:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

OTHER RISKS

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency, bankruptcy or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The Royal Bank of Scotland plc is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The transfers of the mortgage loans by Wells Fargo Bank, National Association and by NCB, FSB, in each case as a mortgage loan seller, in connection with this offering are not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6).  However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association or NCB, FSB, as applicable, would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association or NCB, FSB, as applicable.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by any such other mortgage loan seller or by the depositor would generally be respected in the event the transferor were to become subject to a proceeding under the bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was not a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the related certificates could occur.

Loan Combinations Pose Special Risks

With respect to the loan combination, although the related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such other financing.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on this other obligation and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor or other responsible repurchase party is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except The Royal Bank of Scotland in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor or other responsible repurchase party defaults on its obligation to do so.  We cannot assure you that the sponsors or other responsible repurchase parties will effect such repurchases or substitutions.  In addition, the sponsors or other responsible party may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related Responsible Repurchase Party may make a payment to the issuing entity to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that a special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property” within the meaning of Code Section 856(d)), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, in each case will subject REMIC I to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property.”  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The applicable special servicer may permit REMIC I to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificates that later prove uncollectable, which investors may be required to treat as a capital loss instead of a bad debt under Code Section 166.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the applicable master servicer or the applicable special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict a servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.

These regulations and additional guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.  You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including REMIC I, REMIC II and REMIC III, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.  It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns.  If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the certificate administrator, the trustee, the trust advisor, the master servicers or the special servicers will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement (the “Issuing Entity”) will consist of a pool of fixed rate mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates for the Mortgage Loans in March 2014 (or, in the case of any Mortgage Loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (such date in March 2014, individually and collectively, the “Cut-off Date”), after deducting payments of principal due on such or before such date, whether or not received, of approximately $1,103,631,380 (the “Cut-off Date Pool Balance”, and the portion thereof attributable to each Mortgage Loan, its “Cut-off Date Principal Balance”).  As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loan. See “—Additional Indebtedness—The Loan Combination” below.  Each Mortgage Loan is evidenced by one or more promissory notes (each a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, multifamily, residential cooperative, self-storage, industrial, office, manufactured housing community or mixed use commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

The Mortgage Loans to be included by the Issuing Entity were originated by the following parties:
Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Wells Fargo Bank, National Association(1)	Wells Fargo Bank, National Association	28	40	$425,511,524	38.6%
The Royal Bank of Scotland(2)	The Royal Bank of Scotland(2)	18	25	244,363,034	22.1
Prudential Mortgage Capital Company, LLC(3)	Liberty Island Group I LLC	16	30	198,302,513	18.0
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	9	9	102,644,852	9.3
C-III Commercial Mortgage LLC and its correspondents(4)	C-III Commercial Mortgage LLC	20	21	96,875,109	8.8
NCB, FSB and its affiliates(5)	NCB, FSB	8	8	35,934,348	3.3
Total:		99	133	$1,103,631,380	100.0%

(1)
Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with three (3) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stephanie Beltway Plaza, PG County Commercial & Tech Park and Fremont City Sports Club, collectively representing approximately 2.1% of the Cut-off Date Pool Balance, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus supplement.

(2)
The Originator and Mortgage Loan Seller referred to herein as “The Royal Bank of Scotland” comprises two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc.  With respect to the Mortgage Loans shown as sold by The Royal Bank of Scotland, (a) fourteen (14) Mortgage Loans, representing approximately 17.6% of the Cut-off Date Pool Balance, were originated, and are being sold to the Issuing Entity, by The Royal Bank of Scotland plc and (b) four (4) Mortgage Loans, representing approximately 4.5% of the Cut-off Date Principal Balance, were originated, and are being sold to the Issuing Entity, by RBS Financial Products Inc.

(3)
Each of the Mortgage Loans to be sold to the Depositor by Liberty Island Group I LLC were originated by Prudential Mortgage Capital Company, LLC and acquired by Liberty Island Group I LLC from the originator at or about the time of origination.

(4)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oaktree Estates MHC, Orange Avenue Self Storage and Live Oak MHC, which Mortgage Loans collectively represent approximately 0.7% of the Cut-off Date Pool Balance, were each originated by an unaffiliated third party and acquired by C-III Commercial Mortgage LLC from the originator at or about the time of origination.  In connection with its acquisition of those Mortgage Loans, C-III Commercial Mortgage LLC re-underwrote each such Mortgage Loan to confirm whether it complied with the underwriting guidelines described under “Transaction Parties—The Sponsors—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” in this prospectus supplement.

(5)	Seven (7) of the eight (8) Mortgage Loans that NCB, FSB will transfer to the Depositor were originated by its parent company, National Consumer Cooperative Bank.

Wells Fargo Bank, National Association, The Royal Bank of Scotland, Prudential Mortgage Capital Company, LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Union Capital Investments, LLC, National Consumer Cooperative Bank and NCB, FSB are referred to in this prospectus supplement as the “Originators”.  RBS Commercial Funding Inc. (the “Depositor”) will acquire the Mortgage Loans from Wells Fargo Bank, National Association, The Royal Bank of Scotland, Liberty Island Group I LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and NCB, FSB (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about March 28, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of any table presented in this prospectus supplement, including in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date have been or will be timely made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Cut-off Date Pool Balance or as an aggregate Cut-off Date Principal Balance, the percentages and balances are based on (in circumstances where multiple Mortgaged Properties secure a single Mortgage Loan) an allocated loan amount that has been assigned to each of the related Mortgaged Properties (based upon one or more of the related Appraised Values thereof, the related Underwritten Net Cash Flows generated thereby or prior allocations reflected in the related loan documents or in such other manner as the related Sponsor may deem appropriate) as set forth on Annex A to this prospectus supplement and the related footnotes. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the underlying borrowers.

See Annex D for the definitions of certain terms used in connection with presenting the statistical information provided in this prospectus supplement.  All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per unit of measure presented in this prospectus supplement with respect to a Mortgage Loan with a Companion Loan is calculated including such Companion Loan, unless otherwise indicated.

Where an appraisal report, or a Phase I environmental report, a Phase II environmental report, or a seismic or property condition report (each a “Third Party Report”) is referred to, such reports were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market, physical and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Statistical Characteristics of the Mortgage Loans

Overview
General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

Cut-off Date Pool Balance	$1,103,631,380
Number of Mortgage Loans	99
Number of Mortgaged Properties	133
Percentage of multi-property Mortgage Loans and cross-collateralized groups	24.6%
Largest Cut-off Date principal balance	$90,000,000
Smallest Cut-off Date principal balance	$599,074
Average Cut-off Date principal balance	$11,147,792
Highest mortgage interest rate	5.840%
Lowest mortgage interest rate	4.240%
Weighted average mortgage interest rate	5.011%
Longest original term to maturity or Anticipated Repayment Date	121 months
Shortest original term to maturity or Anticipated Repayment Date	60 months
Weighted average original term to maturity or Anticipated Repayment Date	115 months
Longest remaining term to maturity or Anticipated Repayment Date	121 months
Shortest remaining term to maturity or Anticipated Repayment Date	59 months
Weighted average remaining term to maturity or Anticipated Repayment Date	114 months
Highest Underwritten Debt Service Coverage Ratio(1)(2)(3)	9.02x
Lowest Underwritten Debt Service Coverage Ratio(1)(2)(3)	1.25x
Weighted average Underwritten Debt Service Coverage Ratio(1)(2)(3)	1.70x
Highest Cut-off Date Loan-to-Value Ratio(1)(2)(3)	75.0%
Lowest Cut-off Date Loan-to-Value Ratio(1)(2)(3)	4.3%
Weighted average Cut-off Date Loan-to-Value Ratio(1)(2)(3)	63.9%
Highest LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)(3)	67.6%
Lowest LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)(3)	3.4%
Weighted average LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)(3)	53.2%
Highest Underwritten NOI Debt Yield(1)(2)(3)	53.2%
Lowest Underwritten NOI Debt Yield(1)(2)(3)	8.7%
Weighted average Underwritten NOI Debt Yield(1)(2)(3)	11.9%
Highest Underwritten NCF Debt Yield(1)(2)(3)	53.2%
Lowest Underwritten NCF Debt Yield(1)(2)(3)	8.4%
Weighted average Underwritten NCF Debt Yield(1)(2)(3)	11.0%

(1)
In the case of the Brunswick Square Mortgage Loan, with respect to which the related Mortgaged Property also secures a Companion Loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement including the related Companion Loan (unless otherwise stated).

(2)
In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present the information regarding those Mortgage Loans as if each of them was secured only by the related Mortgaged Property identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement.  On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans would have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement.

(3)
Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the Mortgage Loans are presented without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.  For Mortgage Loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of amortization was used as the annual debt service for purposes of calculating the related Debt Service Coverage Ratios.  See “—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement.  For residential cooperative mortgage loans, the debt service coverage ratio and debt yield information are calculated using Underwritten Net Cash Flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-off Date and, in general, equals the projected net operating income at the related mortgaged property assuming such mortgaged property is operated as a rental property.  The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative.  See “Risk Factors—Risks Relating to Mortgage Loans and Mortgaged Properties—Residential Cooperative Properties Have Special Risks” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Principal Balance	Approximate % of Cut-off Date Pool Balance
Largest Single Mortgage Loan	$ 90,000,000	8.2%
Largest 3 Mortgage Loans	$223,734,225	20.3%
Largest 5 Mortgage Loans	$290,734,225	26.3%
Largest 10 Mortgage Loans	$429,334,225	38.9%
Largest Related-Borrower Concentration(1)	$104,500,000	9.5%
Next Largest Related-Borrower Concentration(1)	$ 53,000,000	4.8%

(1)	Excluding single Mortgage Loans.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include 12 individual Mortgage Loans that are each secured by two or more Mortgaged Properties (other than through cross-collateralized Mortgage Loans), as set forth in the table below. In addition, one separate group of Mortgage Loans is cross-collateralized and cross-defaulted, as set forth in the table below. However, the amount of the Mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the related Mortgage Loan or cross-collateralized group of Mortgage Loans, generally to minimize recording tax. In such instances, the Mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the Appraised Value or allocated loan amount for the particular property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured (including through cross-collateralization with another Mortgage Loan) by two or more Mortgaged Properties.

Multi-Property and Crossed Mortgage Loans
Mortgaged Property Portfolio Names	Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Life Time Fitness Portfolio	$ 79,784,225	7.2%
Nordic Cold Storage Portfolio	53,950,000	4.9
Charlottesville Apartment Portfolio	29,750,000	2.7
Seven Hills Portfolio	20,670,252	1.9
WP Carey Extra Space Florida Portfolio	14,500,000	1.3
Washington Apartment Portfolio	12,619,436	1.1
The Village at Carolina Place	12,525,000	1.1
Devonshire Portfolio #3	11,760,000	1.1
Shodeen Portfolio	10,425,804	0.9
Spirit Grocer Portfolio I	10,000,000	0.9
Budget Store & Lock Portfolio	8,800,000	0.8
Oates Park Shopping Center(1)	2,495,322	0.2
Irving Shopping Center(1)	1,746,726	0.2
Hillcrest & Chiesa MHCs	2,994,569	0.3
Total:	$272,021,334	24.6%

(1)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oates Park Shopping Center and Irving Shopping Center, representing approximately 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted.

In addition, some of the Mortgaged Properties that we present on Annex A to this prospectus supplement as a single Mortgaged Property consist of multiple parcels of real estate.  For example, the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Apartments, securing a Mortgage Loan representing approximately 1.2% of the Cut-off Date Pool Balance, consists of three non-contiguous parcels operated as a single apartment complex.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan” in this prospectus supplement.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests or common sponsorship and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted (except as indicated below), but have the same or affiliated borrowers/owners or otherwise have common sponsorship.

Related Borrower Loans
Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Group A:
Renaissance Chicago Downtown	$90,000,000	8.2%
WP Carey Extra Space Florida Portfolio	14,500,000	1.3
Total for Group A:	$104,500,000	9.5%
Group B:
Waltonwood Cary Parkway	$32,000,000	2.9%
Waltonwood at Lakeside	21,000,000	1.9
Total for Group B:	$53,000,000	4.8%
Group C:
Shadelands Self-Storage	$19,250,000	1.7%
Alcoa Exchange	15,800,000	1.4
Total for Group C:	$35,050,000	3.2%
Group D:
Holiday Inn - Houma, LA	$11,579,022	1.0%
Holiday Inn Express & Suites - LaPlace	11,279,564	1.0
Radisson Hotel - Baton Rouge	7,586,256	0.7
Total for Group D:	$30,444,841	2.8%
Group E:
Concourse Village	$14,677,906	1.3%
Wedgewood Commons	13,692,390	1.2
Total for Group E:	$28,370,296	2.6%
Group F:
Madison West Homewood Suites	$13,199,526	1.2%
Madison West Hampton Inn & Suites	12,650,586	1.1
Total for Group F:	$25,850,112	2.3%
Group G:
4S Village Center	$10,000,000	0.9%
Rancho Niguel	9,984,999	0.9
Total for Group G:	$19,984,999	1.8%
Group H:
All Storage Lakeridge	$8,587,801	0.8%
Oates Park Shopping Center(1)	2,495,322	0.2
Irving Shopping Center(1)	1,746,726	0.2
Total for Group H:	$12,829,849	1.2%
Group I:
Holiday Air	$2,850,000	0.3%
Western View	2,400,000	0.2
Total for Group I:	$5,250,000	0.5%

(1)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oates Park Shopping Center and Irving Shopping Center, representing approximately 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
Retail	36	$361,143,270	32.7%
Hospitality	15	251,821,801	22.8
Multifamily(2)	31	199,693,524	18.1
Self-Storage	18	108,231,665	9.8
Industrial	11	77,830,000	7.1
Office	7	51,903,070	4.7
Manufactured Housing Community	13	47,402,215	4.3
Mixed Use	2	5,605,834	0.5
Total:	133	$1,103,631,380	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

(2)	Includes 8 residential cooperative properties, representing approximately 3.3% of the Cut-off Date Pool Balance.

With respect to the property types set forth in the above chart, among other things:

●
Twelve (12) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 15.3% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a regional mall and/or have an “anchor tenant”.  Five (5) of the Mortgaged Properties, securing a Mortgage Loan representing approximately 3.4% of the Cut-off Date Pool Balance, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.  Nineteen (19) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 14.1% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored” or “single tenant”.  Retail properties pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Fourteen (14) of the hospitality Mortgaged Properties, securing Mortgage Loans representing approximately 21.6% of the Cut-off Date Pool Balance, are affiliated with a franchise or hotel management company through a franchise, license or management agreement. In the case of seven (7) of those Mortgaged Properties, identified on Annex A to this prospectus supplement as Hampton Inn - Key Largo, Holiday Inn - Houma, LA, Holiday Inn & Suites Williamsburg, Holiday Inn Express & Suites - LaPlace, Holiday Inn Lakewood, CO, Candlewood Suites Indianapolis and Holiday Inn Express - Loveland, securing Mortgage Loans collectively representing approximately 6.7% of the Cut-off Date Pool Balance, the related franchise agreement expires prior to the maturity date of the related Mortgage Loan.  In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Comfort Suites - O’Hare, which secures a Mortgage Loan that represents approximately 0.7% of the Cut-off Date Pool Balance, the related franchise agreement allows the franchisor to terminate the franchise agreement in 2016 by providing the franchisee with notice at least 12 month in advance.  In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Hotel Mazarin, securing a Mortgage Loan representing approximately 1.2% of the Cut-off Date Pool Balance by allocated loan amount, the related Mortgaged Property is not affiliated with a franchise or national hotel management company.  Hospitality properties pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Hospitality Properties Have Special Risks” and “—Risks Related to Affiliations with a Franchise or Hotel Management Company” in this prospectus supplement.

●
Eleven (11) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Euclid Plaza, Beacon Square Shopping Center, Boise Spectrum, Crescent Square, Center at Kirby, Dodson 1, Randall 2, 4S Village Center, Stephanie Beltway Plaza, Dunwoody Plaza and 450 North McClintock, securing Mortgage Loans collectively representing approximately 9.2% of the Cut-off Date Pool Balance by allocated loan amount, have a restaurant or bakery as one or more of the five largest tenants at the related mortgaged property (based on net rentable area leased) at the Mortgaged Property. Further, with respect to each of the Mortgaged Properties identified on Annex A to this prospectus supplement as Holiday Inn - Houma, LA, Holiday Inn & Suites Williamsburg, Holiday Inn Express & Suites – LaPlace, Holiday Inn Lakewood, CO, Comfort Suites - O’Hare and Radisson Hotel - Baton Rouge, securing Mortgage Loans collectively representing approximately 5.2% of the Cut-off Date Pool Balance, each has a restaurant tenant situated on the hotel property.  Restaurants and bakeries pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Specialty Use Concentrations” in this prospectus supplement.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Brunswick Square and Boise Spectrum, securing Mortgage Loans collectively representing approximately 3.7% of the Cut-off Date Pool Balance by allocated loan amount, have a movie theater tenant among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Movie theaters pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Twelve (12) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, Southern Highlands Marketplace, Center at Kirby, One River, 4S Village Center, Stephanie Beltway Plaza, LA Fitness West Covina and Fremont City Sports Club, securing Mortgage Loans collectively representing approximately 14.7% of the Cut-off Date Pool Balance by allocated loan amount, have a gym, health club, dance studio or fitness center tenant among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Health clubs pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Eight (8) of the Mortgaged Properties, securing Mortgage Loans representing approximately 3.3% of the Cut-off Date Pool Balance, are residential cooperatives.  Residential cooperatives pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Residential Cooperative Properties Have Special Risks” in this prospectus supplement.

●
Seven (7) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Seven Hills Portfolio, Center at Kirby, Rancho Niguel, Dunwoody Plaza and Oates Park Shopping Center, securing Mortgage Loans collectively representing approximately 4.6% of the Cut-off Date Pool Balance by allocated loan amount, have tenants operating medical or dental offices among the five largest tenants at the related mortgaged property (based on net rentable area leased). Certain of the residential cooperative Mortgaged Properties may also have spaces that are operated by tenants or tenant-shareholders as medical or dental offices. Medical and dental offices pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Office Properties Have Special Risks” in this prospectus supplement.

●
Five (5) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Charlottesville Apartment Portfolio and Holiday Air, securing Mortgage Loans collectively representing approximately 3.0% of the Cut-off Date Pool Balance by allocated loan balance, are 20% or more occupied by student tenants. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

●	Ten (10) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Washington Apartment Portfolio, The Village at Carolina Place, Sayles Place Apts, Montierra

Apartments, Holiday Air and Western View, securing Mortgage Loans collectively representing approximately 3.7% of the Cut-off Date Pool Balance by allocated loan balance, have rents subsidized by government low income housing programs, and in each case, except with respect to the Montierra Apartments property, is subject to affordable housing related use and rent restrictions, provided that, in the case of the Montierra Apartments property, there is no governmental contract relating to the Mortgaged Property as a whole (with only select tenants receiving the benefit of government subsidies). See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Hotel Mazarin, securing  a Mortgage Loan representing approximately 1.2% of the Cut-off Date Pool Balance, is subject to use restrictions related to historic tax credits. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Historic Tax Credits” and “Description of the Mortgage Pool—Other Issues” in this prospectus supplement.

●
Three (3) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Southern Highlands Marketplace, Concourse Village and Dunwoody Plaza, securing Mortgage Loans collectively representing approximately 5.1% of the Cut-off Date Pool Balance by allocated loan amount, each has an on-site processing dry cleaners among the tenants at the related Mortgaged Property.  The Phase I obtained by related lender for each such Mortgaged Property found no recognized environmental conditions at such Mortgaged Property.

●
Four (4) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Southern Highlands Marketplace, Concourse Village, 4S Village Center and PG County Commercial & Tech Park, securing Mortgage Loans collectively representing approximately 6.0% of the Cut-off Date Pool Balance, each has an onsite auto service facility or a gas station as part of the collateral.

●
One (1) of the portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Nordic Cold Storage Portfolio, securing a Mortgage Loan representing approximately 4.9% of the Cut-off Date Pool Balance, includes cold storage facilities as part of the collateral.

●
Seven (7) of the Mortgaged Properties identified on Annex A to this prospectus supplement as McKinley Terrace, Chehalis Manor Apartments, Kennewick Garden Court, The Village at Carolina Place, Ridgewood MHC and Seven Oaks, collectively securing Mortgage Loans representing approximately 2.4% of the Cut-off Date Pool Balance by allocated loan amount, are age-restricted to individuals who are 55 years of age or older.

●
The manufactured housing community Mortgaged Property identified on Annex A to this prospectus supplement as Seven Oaks, securing a Mortgage Loan representing approximately 0.2% of the Cut-off Date Pool Balance, is seasonal in nature with rent collections peaking in certain months.  Tenants are encouraged to prepay up to an entire year’s rent in advance, which could adversely affect the issuing entity if the applicable special servicer were to foreclose at a time when there was a substantial amount of prepaid rent.  A material portion of the prepaid rent is captured, however, in a seasonality reserve.

Geographic Concentrations

As of the Cut-off Date, the Mortgaged Properties are located in 33 states and the District of Columbia.

This table shows the jurisdictions that have concentrations of Mortgaged Properties of 5.0% or more (based on allocated loan amount as a percentage of the Cut-off Date Pool Balance):

Geographic Distribution

State	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Illinois	11	$137,109,955	12.4%
California	13	$126,194,938	11.4%
Texas	17	$100,913,303	9.1%
Florida	11	$82,924,132	7.5%
North Carolina	7	$65,671,450	6.0%
Nevada	5	$65,406,301	5.9%
Virginia	6	$56,465,966	5.1%

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full” in this prospectus supplement.

Tenancies-In-Common; Delaware Statutory Trusts

With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Alcoa Exchange, Crescent Square, CubeSmart – Sonoma and Pinehurst Apartment, representing approximately 1.4%, 1.0%, 0.4% and 0.3%, respectively, of the Cut-off Date Pool Balance, each has a borrower that owns the related Mortgaged Property or Mortgaged Properties as tenants-in-common. With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17211 North Freeway, representing approximately 0.3% of the Cut-off Date Pool Balance, the related borrower is organized as a Delaware Statutory Trust.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Structures

Five (5) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Waltonwood Cary Parkway, Waltonwood at Lakeside, Hotel Mazarin, Shodeen Portfolio and The Atriums at Somerset Bldgs P&Q, collectively representing approximately 7.6% of the Cut-off Date Pool Balance, are secured by the related borrower’s interest in one or more units in a condominium.  With respect to any such Mortgage Loan, if the borrower does not own the entirety of the interests in the condominium, then the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.  Set forth below is a brief description of these condominium interests:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Waltonwood Cary Parkway, representing approximately 2.9% of the Cut-off Date Pool Balance, the independent living facility securing the Mortgage Loan and constituting the Mortgaged Property is a condominium unit in a two unit condominium structure.  The borrower controls the board of directors of the condominium units and has a 76.9% share of the voting rights.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Waltonwood at Lakeside, representing approximately 1.9% of the

Cut-off Date Pool Balance, the independent living facility securing the Mortgage Loan and constituting the Mortgaged Property is a condominium unit in a two unit condominium structure.  The borrower controls the board of directors of the condominium units and has a 62% share of the voting rights.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hotel Mazarin, representing approximately 1.2% of the Cut-off Date Pool Balance, the Mortgaged Property is a condominium regime which consists of a hotel unit owned by the borrower (having a 94% voting interest in the related owners’ association) and an apartment unit owned by sponsor that is not included as loan collateral. The related borrower has the ability to affirmatively control material operational decisions of the condominium association.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shodeen Portfolio, representing approximately 0.9% of the Cut-off Date Pool Balance, the Villages at Mill Creek portion of the Mortgaged Property consists of a six-unit condominium project.  The related borrower owns all six of the condominium units and controls 100% of the common elements.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Atriums at Somerset Bldgs P&Q, representing approximately 0.7% of the Cut-off Date Pool Balance, the Mortgaged Property securing the Mortgage Loan consists of 50% of the units in a condominium project.  The sponsors own two additional units in the condominium project which provide the sponsors with 51% ownership of the condominium project and control of the condominium board.  The sponsors have provided an irrevocable proxy of their voting rights in the 2 additional units to the lender and also agreed to a restriction on the sale of those units without the lender’s consent.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Ground Leases

A leasehold interest under a ground lease secures all or a portion of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Renaissance Chicago Downtown and Nordic Cold Storage Portfolio, collectively representing approximately 13.0% of the Cut-off Date Pool Balance.  For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Ground Leases and Other Leasehold Interests” in this prospectus supplement and “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

Furthermore, certain of the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement are secured by leasehold interests that create special risks. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Renaissance Chicago Downtown representing approximately

8.2% of the Cut-off Date Pool Balance, the Mortgaged Property is comprised of two leasehold parcels: a hotel ground lease parcel (1.16 acres containing principal part of hotel) and a hotel space lease (two floors of an adjacent office building that are connected to the hotel and used for ballroom and related services). The hotel ground lease expires June 30, 2087. The related ground lease documents provide that a default under the leasehold mortgage is also a default under the ground lease. In considering the exercise of remedies following a borrower default under the leasehold mortgage, and to avoid waiving a loan default to exercise remedies without terminating the ground lease,  the lender is obliged to rely on its rights to obtain a new lease from the ground lessor if the ground lease is terminated for any reason.  We cannot assure you that the ground lease provisions may not impair or delay the lender’s ability to exercise remedies against the related borrower under such circumstances.

See “Top Fifteen Loan Summaries—Renaissance Chicago Downtown” attached as Annex B to this prospectus supplement and Representations and Warranties No. 36 (Ground Leases) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Default History, Prior Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or in certain cases a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity are, or previously have been, parties to or the subject of bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts.

With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Renaissance Chicago Downtown,  Southern Highlands Marketplace, Waltonwood Cary Parkway, Brunswick Square, Waltonwood at Lakeside, Springhill Suites Birmingham, Hampton Inn - Key Largo, Concourse Village, Wedgewood Commons, Biltmore Apartments, The Village at Carolina Place, Boise Spectrum, Woodbridge Self Storage, Spirit Grocer Portfolio I, Stephanie Beltway Plaza, Budget Store & Lock Portfolio, 914 Hubbard Street, Candlewood Suites Indianapolis, PG County Commercial & Tech Park, Century Plaza, Highland Hills Estates, Oaktree Estates MHC, Del Papa MHC, Salinas Self Storage, 280 Station, Pinehurst Apartments, Montierra Apartments, Abbott Self Storage North and Western Wagon Mobile Home Park, collectively representing approximately 36.7% of the Cut-off Date Pool Balance, either (a) within the 10 years preceding the date of this prospectus supplement or as otherwise disclosed, related sponsors or key principals (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of bankruptcy or insolvency proceedings, foreclosure proceedings or a deed in lieu of foreclosure or that secured prior loans that were, in any such case, the subject of a discounted payoff, maturity default, short sale or other restructuring, (b) the related Mortgage Loan refinanced a prior loan secured by the related Mortgaged Property, which prior loan was the subject of a maturity default or a discounted payoff, short sale, maturity date extension(s) or other restructuring, or (c) the current borrower or one of its affiliates acquired the related Mortgaged Property through foreclosure or a deed-in-lieu of foreclosure, at a foreclosure sale or after it had become REO property. If a borrower or a principal of a borrower has been a party to a bankruptcy or insolvency proceeding in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is not in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.  See also Representations and Warranties No. 15 (Actions Concerning Mortgage Loan), No. 41 (Bankruptcy), No. 42 (Organization of Borrower) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

With respect to the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement or related groups that, if aggregated, would be of comparable size:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Renaissance Chicago Downtown, representing approximately 8.2% of the Cut-off Date Pool Balance, the Mortgaged Property was the subject of a CMBS loan foreclosure involving the prior owner in Spring 2012.  The Mortgage Loan was used to purchase the Mortgaged Property from the special servicer.  At loan origination, the Mortgage Loan had a debt service coverage ratio (net cash flow) of 1.77x and a debt yield of 11.0%.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Waltonwood Cary Parkway and Waltonwood at Lakeside, representing approximately 2.9% and 1.9%, respectively, from 2007 to 2011, the sponsor was involved in various unrelated mortgage defaults.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Southern Highlands Marketplace, representing approximately 3.2% of the Cut-off Date Pool Balance, the sponsor reported that, in its role as guarantor for a property other than the Mortgaged Property, it is subject to a proceeding seeking the deficiency between the foreclosure sale amount and the loan amount, equal to approximately $18,627,732.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brunswick Square, representing approximately 2.7% of the Cut-off Date Pool Balance, the loan sponsor, Simon Property Group, has sponsored other real estate projects over the last ten years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Concourse Village and Wedgewood Commons which in the aggregate represent approximately 2.6% of the Cut-off Date Pool Balance, affiliates of sponsors (Joseph D. Morris and Robert Morris), were involved in a judicial foreclosure related to a Bayonne, New Jersey retail center following a February 2012 loan default, together with various other litigation, discounted pay-offs, and workout/ restructurings stemming from mortgage loan defaults between 1991-1994.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Springhill Suites Birmingham, representing approximately 1.5% of the Cut-off Date Pool Balance, the Mortgaged Property was previously flagged as a Hyatt Place.  According to the borrower, the hotel was not managed properly and the approximately $20 million loan that previously encumbered the Mortgaged Property became nonperforming.  The current borrower, who was brought in by the previous lender, acquired and then restructured the previous loan with the previous lender to reduce the principal balance to $16.25 million and the related Mortgage Loan is refinancing the restructured loan.

Other

Certain of the Mortgaged Properties securing the Mortgage Loans may not be readily convertible (or convertible at all) to alternative uses.  See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” in this prospectus supplement.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or having equity therein pledged to secure mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a majority of the equity interests, or the pledge of limited partnership or non-managing membership equity interests, in a borrower;

●
although the Mortgage Loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some Mortgage Loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the Mortgage Loan Sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the Mortgage Loans described under “Description of the Mortgage Pool—Additional Indebtedness—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement;

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●
certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower of its equity owners.

See “Description of the Mortgage Pool—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement for a discussion of additional debt that may exist or be permitted in the future with respect to the residential cooperative Mortgage Loans included in the Trust.

The Loan Combination

General.  One (1) of the Mortgage Loans, securing the Mortgaged Property identified on Annex A to this prospectus supplement as Brunswick Square and representing approximately 2.7% of the Cut-off Date Pool Balance, is part of a loan combination where the related Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Mortgage Loan.  The pari passu companion note will be held outside the Issuing Entity and is referred to in this prospectus supplement as a “Companion Loan”.  Such Mortgage Loan and its related Companion Loan are collectively referred to in this prospectus supplement as a “Loan Combination”.

With respect to the Loan Combination related to the Mortgaged Property identified on Annex A as Brunswick Square, prior to the securitization of the related Companion Loan, the related Mortgage Loan and related Companion Loan will be serviced under the Pooling and Servicing Agreement.  Prior to the securitization of the related Companion Loan, the Brunswick Square Mortgage Loan is sometimes referred to herein as a “Serviced Mortgage Loan”, and the related Companion Loan (but only with respect to the period prior to the securitization of such Companion Loan) is referred to herein as a “Serviced Companion Loan”.  The Serviced Mortgage Loan and the related Serviced Companion Loan are referred to herein, collectively, as a “Serviced Loan Combination”.

The Brunswick Square Mortgage Loan, with respect to the period following the securitization of the related Companion Loan, is referred to herein as a “Non-Serviced Mortgage Loan”, the related Companion Loan, following securitization, is referred to herein as a “Non-Serviced Companion Loan” and the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan are referred to herein, collectively, as a “Non-Serviced Loan Combination”.

With respect to the Loan Combination, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with the Loan Combination, the rights between the Issuing Entity, as holder of the related Mortgage Loan and the holder of the related Companion Loan are generally governed by an intercreditor agreement (the “Intercreditor Agreement”).

The following table presents certain information regarding the Loan Combination:
Loan Combination Name	Cut-off Date Principal Balance of Trust Mortgage Loan	Cut-off Date Principal Balance of Non-Trust Mortgage Loan	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Trust Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	U/W DSCR for Loan Combination
Brunswick Square	$30,000,000	$47,000,000	$77,000,000	68.1%	4.796%	4.796%	1.54x

The Brunswick Square Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brunswick Square, representing approximately 2.7% of the Cut-off Date Pool Balance (the “Brunswick Square Mortgage Loan”), the related Mortgaged Property (the “Brunswick Square Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Brunswick Square Mortgage Loan (the “Brunswick Square Companion Loan” and, together with the Brunswick Square Mortgage Loan, the “Brunswick Square Loan Combination”).  The Brunswick Square Companion Loan has a principal balance as of the Cut-off Date of approximately $47,000,000.  Only the Brunswick Square Mortgage Loan is included in the Issuing Entity.  The Brunswick Square Companion Loan is not an asset of the Issuing Entity.

The holders of the Brunswick Square Loan Combination (the “Brunswick Square Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Brunswick Square Noteholder (the “Brunswick Square Intercreditor Agreement”).

As of the Closing Date, the Brunswick Square Companion Loan will be held by the related Mortgage Loan Seller, which will reserve the right to further divide or sell the companion loan to a third party at any time (subject to compliance with the terms of the related intercreditor agreement).

Servicing.  The Brunswick Square Loan Combination will be serviced as follows:

(a)      from and after the Closing Date, but prior to the date that the Brunswick Square Companion Loan is included in a securitization trust (the “Brunswick Square Securitization Date”), the Brunswick

Square Loan Combination will be serviced by the applicable Master Servicer and the applicable Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b)      from and after the Brunswick Square Securitization Date, the Brunswick Square Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Brunswick Square Companion Loan (the “Brunswick Square Pooling and Servicing Agreement”) and, subject to the terms of the Brunswick Square Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Brunswick Square Noteholders will be effected in accordance with the Brunswick Square Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Brunswick Square Pooling and Servicing Agreement.

The Brunswick Square Intercreditor Agreement requires that the Brunswick Square Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Brunswick Square Mortgage Loan as described more fully under “The Pooling and Servicing Agreement—Servicing of the Loan Combination”.

Advances.   Prior to the Brunswick Square Securitization Date, the applicable Master Servicer, the applicable Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be responsible for making (i) any required advances of principal and interest on the Brunswick Square Mortgage Loan (but not on the Brunswick Square Companion Loan) unless the applicable Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Brunswick Square Mortgage Loan, and (ii) any required Servicing Advances with respect to the Brunswick Square Loan Combination unless the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Brunswick Square Loan Combination.  Reimbursement of Servicing Advances made with respect to the Brunswick Square Companion Loan will be made as described herein under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the Brunswick Square Securitization Date:

(a)      the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the Brunswick Square Mortgage Loan (but not on the Brunswick Square Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Brunswick Square Mortgage Loan; and

(b)      the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the Brunswick Square Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Brunswick Square Companion Loan as required under the terms of the Brunswick Square Pooling and Servicing Agreement (but not on the Brunswick Square Mortgage Loan) and (ii) any required Servicing Advances with respect to the Brunswick Square Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Brunswick Square Pooling and Servicing Agreement.

Distributions.  The terms of the Brunswick Square Intercreditor Agreement set forth the respective rights of the Brunswick Square Noteholders with respect to distributions of funds received in respect of the Brunswick Square Loan Combination, and provide, in general, that:

●
the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan will be applied to the Brunswick Square  Mortgage Loan and the Brunswick Square Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Brunswick Square Intercreditor Agreement, the Pooling and Servicing Agreement and the Brunswick Square Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under the Brunswick Square Intercreditor Agreement with respect to the Brunswick Square Loan Combination will initially be the holder of the Brunswick Square Companion Loan, and from and after the Brunswick Square Securitization Date, will be the controlling class representative or such other party specified in the Brunswick Square Pooling and Servicing Agreement (such party, the “Brunswick Square Controlling Note Holder”).  Certain decisions to be made with respect to the Brunswick Square Loan Combination, including certain major decisions pursuant to the Brunswick Square Pooling and Servicing Agreement will require the approval of the Brunswick Square Controlling Note Holder.

Notwithstanding the Brunswick Square Controlling Note Holder’s consent and/or consultation rights described above, the special servicer or the master servicer (in the event the master servicer is otherwise authorized to take such action pursuant to the Brunswick Square Pooling and Servicing Agreement), as applicable, is permitted to implement any major decision before the expiration of the below mentioned 10-business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan.

Pursuant to the terms of the Brunswick Square Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Brunswick Square Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Brunswick Square Loan Combination, that the master servicer or the special servicer, as applicable, under the Brunswick Square Pooling and Servicing Agreement is required to provide to the Brunswick Square Controlling Note Holder under such agreement within the same time frame such master servicer or special servicer is required to provide such notices, information and reports to the Brunswick Square Controlling Note Holder and (ii) to be consulted by such master servicer or special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Brunswick Square Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report.  The consultation right of the Brunswick Square Non-Controlling Note Holder will expire 10 business days after the delivery by such master servicer or special servicer of notice and information relating to the matter subject to consultation, whether or not the Brunswick Square Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10-business day consultation period will begin anew.  Notwithstanding the Brunswick Square Non-Controlling Note Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, under the Brunswick Square Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10-business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan.

In addition to the consultation rights of the Brunswick Square Non-Controlling Note Holder described above, the Brunswick Square Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, under the Brunswick Square Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Brunswick Square Loan Combination are discussed.

Neither the applicable Master Servicer nor the applicable Special Servicer, or after the Brunswick Square Securitization Date, neither the master servicer nor the special servicer under the Brunswick Square Pooling and Servicing Agreement, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the

Servicing Standard, require or cause such parties to violate provisions of the Brunswick Square Intercreditor Agreement, the Pooling and Servicing Agreement or the Brunswick Square Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Brunswick Square Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the Brunswick Square Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Brunswick Square Intercreditor Agreement, if the Brunswick Square Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the Brunswick Square Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Brunswick Square Mortgage Loan together with the Brunswick Square Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan.  The Brunswick Square Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.  See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer.  The Brunswick Square Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Brunswick Square Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Brunswick Square Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the Brunswick Square Pooling and Servicing Agreement, as applicable.

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

Other than as discussed in this section and under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement with respect to the residential cooperative Mortgage Loans included in the Trust, the Sponsors have informed us that they are not aware of any existing secondary financing secured by the Mortgaged Properties and/or existing mezzanine or similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the Mortgage Loan or Loan Combination that has related mezzanine indebtedness outstanding.
Mortgage Loan Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Mezzanine Debt	Aggregate Cut-off Date Balance of Aggregate Indebtedness	Cut-off Date LTV Ratio of Aggregate Indebtedness(1)	Mortgage Loan Interest Rate	Mezzanine Debt Interest Rate	U/W Debt Service Coverage Ratio for Aggregate Indebtedness(2)
Candlewood Suites Indianapolis	$8,200,000	$900,000	$9,100,000	70.0%	5.360%	20.000%(3)	1.18x(3)

(1)
The combined Cut-off Date loan-to-value ratio of the Mortgage Loan and mezzanine loan is equal to the ratio of their aggregate Cut-off Date Principal Balances to the Appraised Value of the related Mortgaged Property.

(2)
The combined underwritten debt service coverage ratio of the Mortgage Loan and mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property to the sum of the annual debt service due under the Mortgage Loan and the annual debt service due under the mezzanine loan.

(3)
The mezzanine borrower is required to pay monthly debt service at a 15% rate on a current basis.  The difference between the base interest rate of 15% and the 20% interest rate will accrue and is required to be paid out of 50% of excess cash flow, to the extent available, and is due in full at maturity or in the event of a default.  At the 15% base interest rate, the monthly debt service on the mezzanine loan would be $11,406.25.  The U/W Debt Service Coverage Ratio for Aggregate Indebtedness computed at the 15% interest rate is 1.25x.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of the above-described Mortgage Loan with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights that are expected to be substantially similar to the cure and repurchase rights described in the preceding sentence.

The Mortgage Loans (other than residential cooperative Mortgage Loans) generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and “Due-On-Encumbrance” Provisions” below.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, two Mortgage Loans have in place subordinated affiliate loans secured by pledges of equity in the related borrower that are subject to standstill agreements, as set forth below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Air, representing approximately 0.3% of the Cut-off Date Pool Balance, the borrower has a loan from certain of its affiliates.  The term of the affiliate loan extends beyond the maturity of the mortgage loan and the affiliate loan has an unpaid balance of $5,263,200 (which includes accrued and unpaid interest).  The affiliate loan is fully subordinated in all respects to the Holiday Air Mortgage Loan pursuant to a standstill agreement.  The affiliate loan is not secured by the Mortgaged Property, but the limited partner and general partner in the borrower have pledged their equity interests in the borrower as security for the affiliate loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Western View, representing approximately 0.2% of the Cut-off Date Pool Balance, the borrower has a loan from certain of its affiliates.  The term of the affiliate loan extends beyond the maturity of the mortgage loan and the affiliate loan has an unpaid balance of $6,270,136 (which includes accrued and unpaid interest).  The affiliate loan is fully subordinated in all respects to the Western View Mortgage Loan pursuant to a standstill agreement.  The affiliate loan is not secured by the Mortgaged Property, but the limited partner and general partner in the borrower have pledged their equity interests in the borrower as security for the affiliate loan.

Permitted in Future (Secured Financing and Mezzanine and Similar Financing)

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.  With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing
Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Nordic Cold Storage Portfolio	$53,950,000	4.9%	N/A	Yes	1.30x	72.5%	Yes
Alcoa Exchange	15,800,000	1.4	N/A	Yes	1.30x	70.0%	No
Hotel Mazarin	13,500,000	1.2	N/A	Yes	1.35x	65.0%	Yes
Route 61 Distribution Center(4)	11,740,000	1.1	N/A	Yes	1.25x	80.0%	Yes
4S Village Center	10,000,000	0.9	NA	Yes	1.30x	70.0%	Yes
Rancho Niguel(5)	9,984,999	0.9	N/A	Yes	1.30x	70.0%	Yes
Total:	$114,974,999	10.4%

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include delivery of confirmation from the three nationally recognized statistical rating organizations (“NRSROs”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hired by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”) that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates.

(4)	Also contingent on satisfaction of certain leasing related conditions involving space currently occupied by the largest and third largest tenants (based on net rentable area leased).

(5)
The mezzanine financing can only be incurred, following the transfer of the mortgaged property and assumption of the mortgage loan by a third party successor borrower, by holders of ownership interests in such successor borrower (not holders of ownership interests in the current borrower).

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement for a discussion of additional debt that may be permitted in the future with respect to the residential cooperative Mortgage Loans included in the Trust.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property.  Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the trust and is described on Annex A to this prospectus supplement.  The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Issuing Entity.
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Non-Trust Mortgage Loan Maximum Balance Allowed	Non-Trust Mortgage Loan Balance as of February 14, 2014	Total Cut-off Date Debt Balance(1)	Total Maximum Debt Balance(2)	Total Maximum Debt LTV Ratio(2)	Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(3)
51st/52nd St. Tenants Corp.	$15,456,895	$1,000,000	$0	$15,456,895	$16,456,895	17.0%	4.460%	greater of 1-mo. LIBOR+3.85% or 4.00%	5.08x
159 Madison Owners Corp.	$6,489,780	$500,000	$0	$6,489,780	$6,989,780	9.5%	4.470%	greater of 1-mo. LIBOR+3.75% or 4.00%	5.68x
325 East 72nd Street, Inc.	$3,400,000	$500,000	$0	$3,400,000	$3,900,000	4.9%	4.240%	greater of 1-mo LIBOR+3.75% or 4.00%	8.14x
NB Owners Corp.	$3,347,627	$500,000	$0	$3,347,627	$3,847,627	15.7%	4.420%	greater of 1-mo LIBOR+3.75% or 4.25%	5.04x
Capitol House Tenants Corp.	$2,497,541	$500,000	$0	$2,497,541	$2,997,541	22.9%	4.590%	greater of 1-mo LIBOR+3.85% or 4.00%	5.56x
168-176 East 88th Street Corporation	$2,496,087	$500,000	$0	$2,496,087	$2,996,087	9.4%	4.510%	greater of 1-mo LIBOR+3.75% or 4.00%	5.14x
2866 Marion Avenue Owners, Inc. - Aggregate(4)	$1,647,343	$432,099	$32,099	$1,679,442	$2,079,442	26.5%	4.270%	greater of 1-mo LIBOR+3.75% or 4.00% for Second Priority LOC; NAP for Wrap Mortgage	3.11x
2866 Marion Avenue Owners, Inc. - Second Priority LOC		$400,000	$0	$1,647,343	$2,047,343	26.0%	4.270%	greater of 1-mo LIBOR+3.75% or 4.00%	3.11x
2866 Marion Avenue Owners, Inc. - Wrap Mortgage(4)		$32,099	$32,099	$1,679,442	$1,679,442	21.4%	4.270%	NAP	3.70x

(1)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the balance of the non-trust mortgage loan as of February 14, 2014.

(2)
The Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(3)
The Total Maximum Debt U/W NCF DSCR is calculated assuming (i) that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of February 14, 2014 and giving effect to any applicable interest rate floor), (ii) that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) that the initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

(4)
The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 2866 Marion Avenue Owners, Inc. is subject to (A) a subordinate line of credit mortgage loan in the amount of $400,000 and (B) a subordinate wraparound mortgage (the “Wrap Mortgage”) with a stated principal balance of $1,682,099, both of which are detailed individually in the chart above. The equity of the holder of the Wrap Mortgage (the “Wrap Mortgagee”) is equal to $32,099 (i.e., principal amount of the Wrap Mortgage as to which the wraparound mortgage is entitled to payment). Simultaneously with the closing of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, the Wrap Mortgagee entered into an intercreditor and subordination agreement pursuant to which, among other things, the Wrap Mortgagee agreed that: (i) the Wrap Mortgage will be subordinate in all respects to the 2866 Marion Avenue Owners, Inc. Mortgage Loan, (ii) the Wrap Mortgagee will not accelerate the Wrap Mortgage, institute foreclosure proceedings or otherwise enforce the Wrap Mortgage, without the consent of the holder of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, (iii) the holder of the 2866 Marion Avenue Owners, Inc. Mortgage Loan will have the exclusive right to receive and determine the disposition of all insurance and condemnation proceeds, (iv) any provision unique to wraparound mortgages will be deemed of no force and effect, (v) the borrower will make payments under the 2866 Marion Avenue Owners, Inc. Mortgage Loan directly to the holder thereof, rather than to the Wrap Mortgagee, (vi) the Wrap Mortgagee will have no right to refinance the debt secured by Wrap Mortgage or place additional debt on the 2866 Marion Avenue Owners, Inc. Mortgaged Property, and the outstanding balance of the Wrap Mortgage will not exceed the balance of the 2866 Marion Avenue Owners, Inc. Mortgage Loan by more than $32,099, (vii) the interest rate on the Wrap Mortgage will not exceed that of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, (viii) the maturity date of the Wrap Mortgage will not precede that of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, and (ix) the Wrap Mortgagee will not accept a prepayment in whole or in part except in the event of a simultaneous prepayment in full of the 2866 Marion Avenue Owners, Inc. Mortgage Loan. For all purposes herein, the Wrap Mortgage is considered to have a principal balance of $32,099 with no required debt service payments.

In addition, the loan documents for certain cooperative Mortgage Loans permit the borrower to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness be below certain thresholds and (b) such additional secured indebtedness be expressly subordinate to the related cooperative Mortgage Loan included in the trust.  In addition, with respect to the Mortgage Loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable Master Servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property not exceed $7.5 million, (iii) the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves and (iv) NCB, FSB or any affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Custodian for inclusion in the mortgage file an intercreditor and subordination agreement with respect to such subordinate mortgage.  “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable Master Servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross sellout value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property.  The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan.  As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing.  In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units.

Other Additional Financing and Preferred Equity

Some of the Mortgage Loans may permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans may contain limitations on the amounts that such collateral may secure and/or the maximum percentage ownership interest that may be pledged but do not prohibit a change in control in the event of a permitted foreclosure.

For example, with respect to three (3) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, Spirit Grocer Portfolio I and Oaktree Estates MHC, representing approximately 7.2%, 0.9% and 0.5%, respectively, of the Cut-off Date Pool Balance, the related loan documents permit certain affiliates to pledge their indirect (but not direct) interest in the related borrower as security for a corporate line of credit or corporate credit facility without the lender’s consent. In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in additional to trade payables and other debt incurred in the ordinary course) subject to the terms of the related loan documents.  See “Top Fifteen Loan Summaries—Life Time Fitness Portfolio” in Annex B to this prospectus supplement.

Certain borrowers or their owners may be permitted to enter into financing arrangements referred to as “preferred equity” structures, where a special limited partner or member receives preferred return in exchange for a capital infusion or a conversion of debt to equity. The following paragraphs summarize such arrangements related to the Mortgage Loans:

Certain mortgage loans permit future unsecured subordinate financing under certain conditions, as summarized below:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn - Key Largo, representing approximately 1.4% of the Cut-off Date Pool Balance, the loan documents permit the borrower to incur unsecured subordinate debt from members in an amount up to $1,170,000. The loan documents include subordination and standstill provisions with respect to the future unsecured debt.

Further, a third party may have, or be permitted to have in the future, rights to a preferred return on the excess cash flow from the related Mortgaged Property.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hotel Mazarin, representing approximately 1.2% of the Cut-off Date Pool Balance, the related borrower qualified for historic tax credits on qualified rehabilitation expenses associated with renovation of the property in 2011-2012, and, in exchange for a capital contribution and other consideration, conferred to the tax credit investor the historic tax credits and a  preferred return in excess cash flow from the Mortgaged Property until the unwinding of the tax credit structure in 2017.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” and “—Risks Related to Historic Tax Credits” in this prospectus supplement.

Underwriting Considerations

With respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Nordic Cold Storage Portfolio, Wertland Street Properties (1029 Wertland Street (1 of 11 buildings)), Building III, Spirit Grocer Portfolio I, LA Fitness West Covina, 914 Hubbard Street, Fremont City Sports Club, Oak Park Apartments and Pennington Place Apartments, securing Mortgage Loans collectively representing approximately 11.2% of the Cut-off Date Pool Balance, (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history, (ii) the borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property or (iii) due to recent construction or renovation, the prior operating history may not accurately reflect the current use or economic performance of the Mortgaged Property.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Environmental Considerations

Generally, an environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the origination of the Mortgage Loan.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and additional information regarding environmental matters that may affect the Mortgaged Properties, see “—Assessments of Property Value

and Condition—Environmental Assessments” and “—Environmental Insurance” in this prospectus supplement and “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus, and Representations and Warranties No. 43 (Environmental Conditions) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Euclid Plaza, representing approximately 2.5% of the Cut-off Date Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the Mortgage Loan recommended additional investigation with respect to a former on-site dry cleaning facility. The subsequent Phase II limited subsurface investigation identified soil gas/vapor samples that exceeded state screening levels. The lender required an environmental escrow in the amount of $100,000 to cover required monitoring costs ($2,000 annually) and possible remediation involving a vapor mitigation system (at an estimated cost between $40,000 and $60,000) in connection with these issues.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concourse Village representing approximately 1.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the Mortgage Loan identified a historic recognized environmental condition related to a dry cleaning business that has operated on-site since 1984. Previous investigation identified elevated PCE concentrations, but below current soil cleanup levels. The site is registered with Florida Department of Environmental Protection (“FDEP”) Drycleaning Solvent Cleanup Program, but it is currently not a priority remediation site. Subject to ongoing state funding, FDEP has primary responsibility for remediation. If FDEP were unable to remediate, estimated cost to remediate is between $500,000 and $1.5 million. Borrower and guarantors have provided an environmental indemnity for related losses.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as WP Carey Extra Space Florida Portfolio, representing approximately 1.3% of the Cut-off Date Pool Balance, for St. Petersburg, Florida property, a Declaration of Restrictive Covenant and Subordination of Mortgage to Declaration of Restrictive Covenant, dated August 19, 2013, was recorded in connection with the FDEP’s Site Rehabilitation Completion Order With Conditions (the “Order”). In response to on-site, non-migrating groundwater contamination from benzo(a) pyrene, the Order restricts groundwater usage, including drilling activity and storm water retention, and requires removal and disposal of contaminated soil related to excavation or construction at the property. No groundwater may be extracted without a plan pre-approved by the Florida Department’s Division of Waste Management. The loan documents contain an environmental indemnity from the borrower and guarantor for any related environmental losses. The mortgaged property is served by public water and sewer.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wedgewood Commons representing approximately 1.2% of the Cut-off Date Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the Mortgage Loan identified the following historic recognized environmental conditions: (i) a former on-site dry cleaners that operated between 1989-1991 at the Mortgaged Property and caused release of chlorinated solvents into soils and groundwater; and (ii) a former on-site auto service station had release of petroleum hydrocarbons that is currently being remediated under FDEP’s Petroleum Liability Insurance and Restoration Program. With respect to the dry cleaners, the site is registered with FDEP’s Drycleaning Solvent Cleanup Program, and, given proximity to well used for public drinking water supply, has a relatively high remediation priority (the site has been assigned a score of 103 while, at this time, only sites scoring at 117 or above are being assessed and remediated). Subject to ongoing state funding, FDEP has primary responsibility for remediation. If FDEP were unable to remediate, the estimated cost to remediate is between $150,000 and $250,000. With respect to the auto service station, an air sparge and soil vapor extraction system is currently operating on-site. Active monitoring is estimated to cost $12,000 annually and continue for up to 2 years. If remediation had to be re-started, operating costs are estimated at $15,000 annually. The borrower and guarantors have provided an environmental indemnity for related losses.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Devonshire Portfolio #3, representing approximately 1.1% of the Cut-off Date Pool Balance, the Grand Haven portion of the Mortgaged Property was historically operated as an industrial site, resulting in groundwater contamination. The environmental consultant reported that, while such groundwater contamination is a recognized environmental condition, risks associated with such groundwater contamination are minimal.  The environmental consultant recommended no further remediation, so long as there is no significant hazardous substance use at the Mortgaged Property.  The borrower is not liable for any environmental claims brought under Michigan state law but may be liable for Federal environmental claims.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Crescent Square, representing approximately 1.0% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified recognized environmental condition related to a documented release from former dry cleaning operation located nearby that involves potential vapor encroachment risks. In addition, other conditions, including (i) a closed case related to a leaking underground storage tank (“LUST”) associated with a former on-site gas station located in area now used as Walgreens parking lot, and (ii) a closed LUST case in the vicinity of the current school use also pose vapor encroachment risks. In lieu of Phase II testing, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form) in the amount of $2 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S&P rating of “AA-”.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Dunwoody Plaza, representing approximately 0.6% of the Cut-off Date Pool Balance, the related Phase I environmental site assessment (“ESA”) reports that according to the Georgia Department of Natural Resources, Environmental Protection Division (“GA EPD”) dry cleaning solvent had been released at the property by a former on-site dry cleaning facility.  Contaminated soil was excavated and disposed of off-site and after a GA EPD follow-up inspection the GA EPD issued a no further action letter.  Additionally, soil vapor extraction and air sparging was conducted from 1996 to April 2000.  However, since groundwater monitoring had detected residual groundwater contamination, the ESA recommends contingently that additional sampling should be performed in the event of any future construction at the Mortgaged Property in order to identify any protective measures that might be warranted during such construction.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Century Plaza, representing approximately 0.6% of the Cut-off Date Pool Balance, the related Phase I ESA reported that historical Sanborn maps indicate that between 1929 and 1948 a gas station with four gasoline tanks and a battery station operated at the Mortgaged Property.  No other related information was available.  The ESA notes that a regulatory database listing for LUSTs identified a LUST at another site 0.6 miles from the Mortgaged Property in a Florida Department of Transportation (“FDT”) Right of Way, and the ESA further notes that the private database vendor software mapped the FDT LUST as at the Mortgaged Property.  The ESA concludes that the FDT LUST is not a significant concern for the Mortgaged Property.  Based on the historical presence of a gas station, the ESA performed a Tier I Vapor Encroachment Screen pursuant to ASTM E2600-10.  The screen did not conclude that a vapor encroachment condition (“VEC”) exists or likely exists, but did conclude that the existence of a VEC cannot be ruled out.  Based on the length of time since the gas station ceased operating at the Mortgaged Property, and on the likelihood that excavation for construction of the current eight story office building would have likely removed any impacted soil, the ESA concludes that this environmental concern is minimized.  The ESA does not make any recommendation for further investigation or any other action.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Water’s Edge MHC, representing approximately 0.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified historic recognized environmental conditions arising from (i) leaking underground storage tank on adjacent property owned by a Shell Oil subsidiary; and (ii) off-site dry cleaning operation.  A no further action letter was issued to Shell in April 2012 following site remediation of both conditions, prohibiting the use of groundwater as a potable water supply within a restricted area of the mortgaged property except for uses or methods in existence before the effective date of the letter.  Three mobile home pad sites, the leasing office and a small business operation are located within the restricted area, and the continuation of these uses is permitted so long as the restrictions are observed. The Phase I environmental site assessment did not recommend further action other than continued cooperation with adjacent property’s compliance with Illinois Environmental Protection Agency regulatory requirements (as set forth in the no further action letter). The mortgaged property is served by public water and sewer.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Oates Park Shopping Center, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Phase I ESA reports that a former on-site dry cleaning facility resulted in soil and groundwater impacts that are being remediated by the owner of the Mortgaged Property pursuant to a state Voluntary Cleanup Program and with oversight by the Texas Commission on Environmental Quality (“TCEQ”).  Based on a reduction of contamination levels and stabilization of the impacted groundwater, the owner has requested that the TCEQ issue a Conditional Certificate of Completion (“CCC”) of the voluntary cleanup.  The ESA recommends that the owner continue the semi-annual groundwater monitoring until the CCC is issued, at which time the TCEQ may impose additional monitoring requirements until such time that residual contamination is reduced to levels that can obtain a Certificate of Completion.  The ESA estimates that the cost of continued monitoring until the issuance of a CCC would be approximately $37,500. We cannot assure you that the owner will complete all required monitoring, that the TCEQ will not require additional work, that a CCC will in fact be issued, or that all necessary monitoring will cost no more than the estimated amount.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Irving Shopping Center, representing approximately 0.2% of the Cut-off Date Pool Balance, the Phase I ESA reports that the owner of an adjacent third-party gas station is remediating groundwater impacts from the LUSTs that were removed from the gas station in February 1998.  Related monitoring wells on the Mortgaged Property detected impacts from the LUSTs in one well twenty-five feet within the Mortgaged Property boundary.  The ESA recommends no further action by the owner of the Mortgaged Property other than tracking the status of the LUST remediation until such time that the LUST case is designated No Further Action.  Additionally, the ESA identified historical city directory entries that indicate that dry cleaning possibly had been conducted in the past at the Mortgaged Property.  Although the ESA did not identify any known onsite spills or other releases of any dry cleaning materials, the ESA recommended performing a limited Phase II subsurface investigation in order to determine if any historical dry cleaning might have resulted in residual impacts.  In lieu of performing additional investigations, the borrower obtained a lender environmental collateral protection and liability insurance policy.  See “—Environmental Insurance” below.  We cannot assure you that no contamination will be discovered at some future time when excavation might occur in relation to any repairs of construction, or that the environmental insurance policy would cover, in part or all, of any liabilities or claims that might arise.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation including certain hotel properties which may, or are likely to, have property improvements plans in various stages of completion or planning.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Renaissance Chicago Downtown, representing approximately 8.2% of the Cut-off Date Pool Balance, the Mortgaged Property is currently undergoing a self-directed renovation. The lender obtained a $17,963,407 escrow at closing for the estimated remaining renovation cost.  We cannot assure you that the renovation work will not have an adverse effect on occupancy or property operations generally.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Lakewood, CO, which secures a Mortgage Loan representing approximately 0.8% of the Cut-off Date Pool Balance, currently operates under a franchise agreement with Intercontinental Hotels Group which expires in December 2015.  In connection with a renewal of the franchise agreement, a planned improvement plan (a “Renewal PIP”) is anticipated to be required and a reserve of $2,241,276 was held back at closing for the Renewal PIP.  In the event a Renewal PIP is required, there can be no assurance that such work will be completed, and the failure to complete such work could result in the termination of the franchise agreement with Intercontinental Hotels Group.  In addition, while it is ongoing, the work under the Renewal PIP may be a deterrent to guests and may adversely affect property performance.

See “Top Fifteen Loan Summaries—Renaissance Chicago Downtown” attached as Annex B in this prospectus supplement for additional information on the 15 largest Mortgage Loans. Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Redevelopment and Renovation at a Mortgaged Property” in this prospectus supplement.

Litigation Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates, or otherwise. For example:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Waltonwood Cary Parkway and  Waltonwood at Lakeside, representing approximately 2.9% and 1.9%, respectively, of the Cut-off Date Pool Balance, respectively, a civil lawsuit was filed by two passive investors (and family members) in Singh Development Co. Ltd. against other Singh family members and entities that hold Singh family investments (including the sponsors for this Mortgage Loan) seeking to exercise a corporate buyout option.  According to the sponsors, the parties are working in good faith towards a settlement.  However, pursuant to a court order, the borrower and its affiliates are restricted from transferring any of the net proceeds of the Mortgage Loans to any individual member, partner, shareholder or family member without the express authorization of the court.  The related loan agreements provide that the borrower (or an affiliate) is required to hold all of the net proceeds of the Mortgage Loan and may only distribute such proceeds in accordance with a court order.  The non-recourse carveout guarantors are liable for any damages due to failure to comply with the court order.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn - Key Largo,  representing approximately 1.4% of the Cut-off Date Pool Balance, affiliates of the related borrower are involved in litigation matters. For example, an appeal is pending from a lower court decision largely favoring the guarantor and other affiliates for deferred compensation arising out of sale of 8 condominium units. If there is an adverse appellate ruling, exposure is approximately $1.5 million. In addition, plaintiff homeowners’ association has sued an affiliate of guarantor for damages related to construction defects, and included guarantor as defendant on joint venture/alter ego theory. The jury verdict resulted in approximately $1,175,000 verdict against defendants. Negotiations are ongoing with plaintiffs concerning the guarantor’s contribution amount.  The guarantors have a stated net worth substantially in excess of the loan amount as of March 31, 2012.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as the Spirit Grocer Portfolio I, representing approximately 0.9% of the Cut-Off Date Pool Balance, the related loan sponsor, Spirit Realty Capital, Inc. (“Spirit”), is one of several related defendants named in a shareholder derivative lawsuit filed on March 5, 2013 in connection with Spirit’s merger with Cole Credit Property Trust II, Inc. The complaint alleges breaches of fiduciary duties related to pre-merger process and disclosure, unfair pricing and conflicts of interest. The complaint seeks rescission of the merger, among other things. On June 4, 2013, Spirit and the other named defendants in the merger litigation signed a memorandum of understanding regarding a proposed settlement of all asserted claims. The settlement has not been finalized, however, and its proposed terms are confidential. The asserted claims will not be released and dismissed until such stipulation of settlement is approved by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Century Plaza, representing approximately 0.6% of the Cut-off Date Pool Balance, Larry Maxwell, one of the sponsors, is the defendant in a lawsuit recently filed by four individuals, seeking a collective total of approximately $350,000, who in 2007, along with 40 other investors, invested in mezzanine debt in two residential projects in which a company owned by Larry Maxwell and affiliates was the sponsor.  A modification to the payment plan, effective January 1, 2013, was executed by 40 of such 44 investors which provided that any remaining amounts due to investors would come from future lot sales only.  The original and modified agreements provide that only a majority of investors could authorize a lawsuit for any monies owned to any investor, and at the time of the 2013 modification, a majority of investors agree that they would not authorize any investors who did not executed the 2013 modification.  The sponsor’s attorney has filed a motion to dismiss and expects that such suit will be dismissed.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Holiday Air and Western View, representing approximately 0.3% and 0.2% of the Cut-off Date Pool Balance, respectively, the sponsor, Deane Ross, and the parent company of the borrower, Associated Financial Corporation (“AFC”), were named as defendants in a federal suit brought in 1997 by the United States federal government alleging fraud and kickbacks related to the management of HUD-subsidized multifamily housing.  A plea agreement was reached whereby neither the AFC-affiliated parties nor the government entities and officials admitted any wrongdoing.  Two companies, one of which was owned and controlled by Deane Ross, pled guilty to the charges and paid fines of $10.2 million.  Though AFC-affiliated entities were party to the plea agreement, neither AFC nor Deane Ross was a party.

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.  See also Representations and Warranties No. 15 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Insurance Considerations

For certain of the mortgage loans, required insurance may be provided under blanket policies.  In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.  With respect to certain of the Mortgaged Properties that are hospitality properties, the related franchisor or its affiliate acting as property manager may maintain the insurance in its name rather than the borrower (with the borrower and lender identified as additional insureds).  With respect to certain of the Mortgaged Properties, either the sole tenant at the Mortgaged Property or tenants of stand-alone buildings at the Mortgaged Property may maintain the insurance rather than the borrower or are permitted to self-insure.  Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.  See also Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to use or property-related restrictions imposed by leases or other third party agreements, which can trigger tenant or other third party remedies and subject the Mortgage Loan to potential losses if breached.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hotel Mazarin,  representing approximately 1.2% of the Cut-off Date Pool Balance, the Mortgaged Property is subject to use restrictions related to historic tax credits.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates”, “— Risks Related to Historic Tax Credits” and “—Other Risks” in this prospectus supplement and Representations and Warranties No. 8 (Permitted Liens; Title Insurance) and No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  For example, with respect to the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement, the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brunswick Square, representing approximately 2.7% of the Cut-off Date Pool Balance, the related guarantor’s recourse liability is capped at $7,700,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.  In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In the case of some Mortgage Loans, there is no party other than the related borrower that is liable for the non-recourse carveouts. The residential cooperative loans included in the trust are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts

See Representations and Warranties No. 28 (Recourse Obligations) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Tenant or Other Third Party Issues

Tenant Concentrations.  Mortgaged Properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office and mixed use Mortgaged Property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

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Twenty-three (23) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 18.1% of the Cut-off Date Pool Balance by allocated loan amount, are leased to a single tenant;

●	No Mortgage Loan that is secured solely by a single-tenant Mortgaged Property or Mortgaged Properties represents more than approximately 7.2% of the Cut-off Date Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity date or Anticipated Repayment Date of the Mortgage Loan or the related tenant may have the right to terminate the lease prior to the maturity date or Anticipated Repayment Date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by any of the above-referenced tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office and mixed use Mortgaged Property.  Whether or not any of the top five tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire or permit termination by the tenant before or shortly following the maturity of the related Mortgage Loan. Identified below are certain types of early lease terminations with respect to the Mortgaged Properties.  In particular, a number of Mortgaged Properties securing the Mortgage Loans, including certain Mortgage Loans in the 15 largest Mortgage Loans included on Annex B to this prospectus supplement, have single tenant leases that expire or permit termination by the tenant during or shortly following the end of the term of the related Mortgage Loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review all the lease expiration schedules for the fifteen largest Mortgage Loans presented on Annex B to this prospectus supplement.  See “Top Fifteen Loan Summaries—Southern Highlands Marketplace”, “—Brunswick Square”, “—Euclid Plaza”, “—Seven Hills Portfolio” and “—Alcoa Exchange” attached as Annex B to this prospectus supplement.  See also Annex A to this prospectus supplement for information regarding lease expirations relating to the five largest tenants at each Mortgaged Property (based on net rentable area leased).

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

●	Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

●	Certain of the Mortgaged Properties may be leased in whole or in part by military related tenants who have the right to cancel their leases in the event of military deployment.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties may permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

●	Certain of the tenant leases for the retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

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In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See Annex A to this prospectus supplement and the related footnotes for information regarding certain early lease termination options held by the five largest tenants at each retail, office and mixed use Mortgaged Property (based on net rentable area leased).

Other.  Tenants under certain leases included in the net underwritten cash flow may not be in occupancy as set forth below:

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Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased).  In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties.

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In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased). We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related Mortgaged Property.

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In addition, the underwritten occupancy and net cash flow for some of the Mortgaged Properties may reflect rents from tenants whose lease terms are under negotiation but not yet signed. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased).

If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.  For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

See Annex A to this prospectus supplement and the related footnotes for information regarding leases that were included in Underwritten Net Operating Income and Underwritten Net Cash Flow when the tenant was not in occupancy.  With respect to a residential cooperative mortgage loan, the occupancy rate for the related mortgaged property as listed on Annex A to this prospectus supplement is determined using the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related mortgaged property as a multifamily rental property (i.e., the “Coop - Rental Value” reflected in Annex A to this prospectus supplement); such vacancy assumption does not reflect actual occupancy.

Purchase Options and Rights of First Refusal

Five (5) of the Mortgaged Properties or portfolios of Mortgaged Properties, including each of the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, Nordic Cold Storage Portfolio, Southern Highlands Marketplace, Wedgewood Commons and Oates Park Shopping Center, collectively securing approximately 16.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property.  See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) and “Top Fifteen Loan Summaries—Life Time Fitness Portfolio”, “—Nordic Cold Storage Portfolio” and “—Southern Highlands Marketplace” on Annex B to this prospectus supplement for information regarding certain purchase options and rights of first refusal held by certain tenants at the Mortgaged Properties or third parties.

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  For example:

●
In the case of certain manufactured housing community Mortgaged Properties, some of the mobile homes are owned by the borrower or an affiliate of the borrower and rented to the tenants like an apartment.  If the leased homes are owned by an affiliate of the borrower, there may be a master lease with respect to the related pads between the borrower and such affiliate.

●
See Annex A to this prospectus supplement and the related footnotes for information regarding leases to borrowers or borrower affiliates that would on an aggregate basis be among the five largest tenants at the related Mortgaged Property (based on net rentable area leased).  Certain of the Mortgaged Properties may include smaller tenants that are borrowers or borrower affiliates.  See also “Top Fifteen Loan Summaries—Life Time Fitness Portfolio” and “—Nordic Cold Storage Portfolio” attached as Annex B in this prospectus supplement for additional information on the 15 largest Mortgage Loans.

Other Matters

Described below are certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alcoa Exchange, representing approximately 1.4% of the Cut-off Date Pool Balance, Old Navy, the second largest tenant, has claimed that they are due a refund of approximately $190,000 as a result of overbilling for the prior 5 years.  Pursuant to a post-closing agreement, the seller placed $189,212 into escrow and agreed to use commercially reasonable efforts to resolve the issue and obtain written confirmation, reasonably acceptable to the borrower, from Old Navy that the issue was resolved by January 29, 2015.  Any amounts owed in excess of the reserved amount will be recourse obligations of borrower.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concourse Village, representing approximately 1.3% of the Cut-off Date Pool Balance, the third largest tenant, Office Depot, notified the related borrower in February 2011 that its leasing and permitting continued operation of an adjacent restaurant was in breach of the exclusive use and prohibited use covenants of its lease. The landlord’s March 2011 response rejected tenant’s position, arguing that the lease requires the tenant to show that its “ability to conduct its normal business operations in the premises is materially adversely affected due to a breach of any of the negative covenants.”  Upon doing so, then the lease provides that “Fixed Rent and Additional Charges shall be abated or reduced proportionately until such impairment is cured.”  The landlord maintains that Office Depot has not been adversely affected. Office Depot has not pursued this claim, but, in its estoppel provided in connection with the subject financing, it  did reserve all rights with respect to this claim.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hotel Mazarin, representing approximately 1.2% of the Cut-off Date Pool Balance, the related borrower qualified for historic tax credits on qualified rehabilitation expenses associated with renovation of the property in 2011-2012, and, in exchange for a capital contribution and other consideration, conferred to the tax credit investor the historic tax credits and a  preferred return in excess cash flow from the Mortgaged Property until the unwinding of the tax credit structure in 2017. The historic tax credit structure is effected through a master lease from the borrower to a master tenant (99.99% owned by the tax credit investor). Operational control of the master tenant (and the mortgaged property), however, remains with the master tenant manager, a guarantor-controlled entity.  The borrower/master tenant manager have reimbursement obligations to the master tenant if the tax credits are unwound for reasons other than actions of the master tenant.  Further, tax regulations require the master lease to remain in effect until January 1, 2017, and the loan documents require the borrower and guarantor to unwind the master lease within 60 days thereafter by exercise of a call option respecting the tax credit investor’s interest.  The loan documents provide for springing recourse liability to the borrower and guarantors for failing to exercise the call option. To preserve the historic tax credits, the lender has agreed that the master tenant will remain in control of day-to-day operations of the property, even following a loan default, and that prior to January 1, 2017, neither the real or estate or improvements can be transferred to any entity that would result in a recapture of the historic tax credits. Further, the lender has agreed with master tenant that, prior to exercising power of sale remedies, lender will offer the master tenant the right to purchase the loan at a purchase price equal to the then outstanding balance of the loan, plus all other monetary obligations then due and owing under the loan documents. The loan is structured with hard/upfront cash management, including delivery at closing of credit card direction letters, and the master tenant has executed an assignment of leases and rents in favor of lender. The master lease provides for $1,350,000 annually in rent payments to the borrower (10% debt yield). UW NCF is $1,482,028. The appraisal assumes that tax credit structure would not impact marketability of hotel, because lender has taken pledge of master tenant manager’s interest in the hotel and, upon a loan default or foreclosure, lender would have the right to assume the master tenant manager’s control of the master tenant. The appraisal also assumes that a new buyer would likely acquire  the master tenant manager’s interest  as part of the hotel.

See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) and No. 44 (Lease Estoppels) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Historic Tax Credits” in this prospectus supplement.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” appraised value (or, in the case of residential cooperative mortgage loans, except as otherwise specified, based upon the appraised value of such property assuming such property is operated as a residential cooperative) in each case. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Residential Cooperative Properties Have Special Risks” in this prospectus supplement.  None of the appraisals of the Mortgaged Properties is more than 10 months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II environmental site assessment was also performed or environmental insurance was obtained in lieu of performing a Phase II environmental site assessment. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus supplement. None of the environmental assessments of the Mortgaged Properties is more than 11 months old as of the Cut-off Date.

Environmental Insurance

Certain of the Mortgaged Properties securing the Mortgage Loans have environmental insurance policies, as follows:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Crescent Square, representing approximately 1.0% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified recognized environmental condition related to a documented release from former dry cleaning operation located nearby that involves potential vapor encroachment risks, as well as potential issues related to closed LUST sites on the Mortgaged Property.  In lieu of Phase II testing, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form) in the amount of $2 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S&P rating of “AA-”.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Oaktree Estates MHC, representing approximately 0.5% of the Cut-off Date Pool Balance, no individual or entity, other than the related borrower, has any liability for the breach of environmental representations and covenants in the related Mortgage Loan documents.  As a result, the related borrower has obtained for the benefit of the lender a lender environmental collateral protection and liability insurance policy-claims made and reported coverage in the amount of $1.0 million (total and per claim) from Steadfast Insurance Company, which policy has a $25,000 per claim deductible and a policy period that runs through February 6, 2024.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Irving Shopping Center, representing approximately 0.2% of the Cut-off Date Pool Balance, the Phase I ESA identified historical city directory entries that indicate that dry cleaning possibly had been conducted in the past at the Mortgaged Property.  Although the ESA did not identify any known onsite spills or other releases of any dry cleaning materials, the ESA recommended performing a limited Phase II subsurface investigation in order to determine if any historical dry cleaning might have resulted in residual impacts.  In lieu of performing additional investigations, the borrower has obtained a lender environmental collateral protection and liability insurance policy in the amount of $1,750,000 from Steadfast Insurance Company, which policy has a $25,000 per claim deductible and a policy period that runs through January 29, 2024.

See “—Environmental Considerations” above.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, in connection with the origination of the Mortgage Loans or in connection with this offering. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Relating to Inspections of Properties” in this prospectus supplement. None of the engineering reports for the Mortgaged Properties is more than 10 months old as of the Cut-off Date.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%, other than the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Apartments, representing approximately 1.2% of the Cut-off Date Pool Balance, which has a PML of 21% and for which seismic insurance is required until the retrofit of the Mortgaged Property is completed (a $275,000 reserve has been established for that purpose) and the PML is reduced to 20% or less.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal nonconforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements may be smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

See Representations and Warranties No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

See also “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest.  Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the respective grace period indicated on Annex A to this prospectus supplement (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower).
Due Date	Number of Mortgage Loans	Approx. % of Cut-off Date Pool Balance
1	86	88.9%
5	12	6.2
6	1	4.9
Total	99	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the express terms of each Mortgage Loan.  See Annex A to this prospectus supplement and the related footnotes for information on the number of days before late payment charges are due (if at all) under the Mortgage Loan.  The information on Annex A regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates except for the ARD Loans after their respective Anticipated Repayment Dates, as described below.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Ninety-five (95) of the Mortgage Loans (including the applicable ARD Loans), representing approximately 96.2% of the Cut-off Date Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans to maturity or the Anticipated Repayment Date, as applicable.  Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date or Anticipated Repayment Date unless prepaid prior thereto.  Some of these loans provide for monthly payments of interest only over a fixed period of time after origination ranging from 1 month to 60 months.

Four (4) of the Mortgage Loans (including the ARD Loans), representing approximately 3.8% of the Cut-off Date Pool Balance, provide for monthly payments of interest only over the term of the loan. Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date or Anticipated Repayment Date unless prepaid prior thereto.

The ARD Loans, representing approximately 5.9% of the Cut-off Date Pool Balance, provide for an increase in the related interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan has been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “Description of the Offered Certificates—Distributions—Excess Interest” in this prospectus supplement.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Some of the Mortgage Loans may provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

Single Purpose Entity Covenants.  The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard Rating Agency criteria as “special purpose entities”.  In addition, in some cases, such borrowers were structured as “special purpose entities” in connection with the origination of their respective mortgage loans, and prior thereto owned other assets (including other real estate assets) and engaged in other businesses.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New

York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the various property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.  Additionally, there are certain Mortgage Loans, particularly Mortgage Loans with principal balances less than $30,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower and as to which no non-consolidation opinion has been rendered regarding the borrower and its affiliates.  See Representations and Warranties No. 33 (Single-Purpose Entity) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement.

In most cases (generally other than with respect to the borrowers under the Mortgage Loans secured by residential cooperative properties and other limited exceptions), the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans currently (and, in some cases, may have only been recently modified to) limit the borrower’s activities to the ownership of only the related Mortgaged Property or Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus, and Representations and Warranties No. 33 (Single Purpose Entity) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 2 to 10 payments) prior to the stated maturity date or Anticipated Repayment Date.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant, the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any Yield Maintenance

Charge or Prepayment Premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the Mortgage Loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the Mortgage Loan and the remaining unpaid balance of the Mortgage Loan may be re-amortized over the remaining amortization term.  For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

Voluntary Prepayments Generally.  As of the Cut-off Date, the following general prepayment restrictions and defeasance provisions apply to the Mortgage Loans:

●
Seventy-eight (78) Mortgage Loans, representing approximately 74.1% of the Cut-off Date Pool Balance, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

●
Ten (10) Mortgage Loans, representing approximately 19.6% of the Cut-off Date Pool Balance, permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium.

●
Three (3) Mortgage Loans, representing approximately 3.0% of the Cut-off Date Pool Balance, permits the related borrower after a lockout period to either (a) prepay the Mortgage Loan with the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

●
Eight (8) Mortgage Loans, representing approximately 3.3% of the Cut-off Date Pool Balance, permit the related borrower to prepay the Mortgage Loan with the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permits prepayment upon the payment of a Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:
Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
2	4	$ 36,894,852	3.3%
3	22	175,695,580	15.9
4	63	655,372,623	59.4
5	1	5,000,000	0.5
6	1	13,500,000	1.2
7	7	206,518,325	18.7
10	1	10,650,000	1.0
Total:	99	$ 1,103,631,380	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Also notwithstanding the foregoing, even during a prepayment lockout period, certain of the Mortgage Loans permit principal prepayments in connection with the release of a Mortgaged Property or a portion thereof, or in connection with the sale of a Mortgaged Property and the termination of the related cross-collateralization feature, as described under “—Partial Releases and Property Substitutions” below, or require the application of earnout funds to prepay the subject Mortgage Loan if various leasing and other property performance conditions or other criteria are not satisfied within the requisite time period.  Such prepayments may occur during what would otherwise be a prepayment lockout period.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the excess of (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan through and including the maturity date had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, over (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the mortgage loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) the Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology which is expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies.  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the discount rate, if any.  With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield or yields to maturity on specified United States Treasury securities with either (a) a maturity generally corresponding to or close to the maturity date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) a term generally corresponding to or close to the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the Yield Maintenance Discount Rate is sometimes equal to (or, when being used as a discount rate as opposed to its use in clause (z) of the second sentence of the prior paragraph) the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents.

Defeasance, Generally.  The terms of 81 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 77.1% of the Cut-off Date Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on the date on which the defeasance is to occur (the “Release Date”) (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or the related Loan Combination) up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan are permitted, and (2) in amounts equal to the scheduled payments of principal and interest due on such dates under the Mortgage Loan (including any balloon payment due on the related maturity date), or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any reasonable costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.  In some cases, the borrower will deliver to the lender the defeasance collateral itself rather than a Defeasance Deposit.

Certain of the Mortgage Loans may permit variations in the mechanics of defeasances that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances or at all and/or may not be required to pay the fees and expenses incurred by the lender in connection with the defeasance.  See Representations and Warranties No. 34 (Defeasance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Certain of the Mortgage Loans permit partial defeasance as described under “—Partial Releases and Property Substitutions” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the applicable Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Property Substitutions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or partial prepayment:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, following the lockout period, partial release of up to four properties is permitted in one or more transactions, subject to certain conditions, including: (i) payment of release price equal to 120% of the allocated loan amount for such release property, together with applicable yield maintenance premium; (ii) the post-release debt yield for the remaining properties is not less than 12.7%; (iii) the post-release loan-to-value is not greater than 59.5%; (iv) the adjusted net cash flow of the remaining properties as of the release date is not less than that at loan origination; (v) receipt of a rating agency confirmation; and (vi) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release, among other things.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Nordic Cold Storage Portfolio, representing approximately 4.9% of the Cut-off Date Pool Balance, the loan documents permit the release of up to two Mortgaged Properties (other than the Mortgaged Property identified on Annex A to this prospectus supplement as Nordic – Savannah GA) from the lien of the Mortgage Loan at any time, upon the sale to a bona fide third party, subject to certain conditions, including: (i) payment of a release price equal to 110% of the allocated loan amount for the applicable Mortgaged Property plus any applicable yield maintenance premium; (ii) after giving effect to the release, the debt service coverage ratio is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.67x; (iii) after giving effect to the release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 64.4%; (iv) that any such release is permitted by, and does not cause an event of default under, the terms of the existing master lease between the borrower and the two affiliated tenants of the Mortgaged Properties (the “Nordic Lease”); and (v) satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Charlottesville Apartment Portfolio, representing approximately 2.7% of the Cut-off Date Pool Balance, the loan documents permit, following the defeasance lockout period, partial release of any of (a) the Wertland Street property, having an allocated loan amount equal to approximately 74.8% of the total loan amount, and (b) the other three properties in connection with partial defeasance, subject to certain conditions, including: (i) defeasance of a portion of the loan in an amount equal to 110% of the allocated loan amount with respect to the Wertland Street property or 100% of the allocated loan amounts with respect to any of the other three properties; (ii) the post-release debt yield of the remaining properties shall be greater than 9.0% if the Wertland Street property is released, or greater than 8.0% if any of the other three properties are released; (iii) receipt of a rating agency confirmation; and (iv) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.  The borrower has the option to increase the defeasance amount to satisfy the debt yield release criterion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Seven Hills Portfolio, representing approximately 1.9%

of the Cut-off Date Pool Balance, the loan documents permit the release of up to two of the individual properties from the lien of the related Mortgage Loan, subject to certain conditions including: (i) the borrower pays to lender an amount equal to the greater of (a) if the property being released is the first property to be released from the lien of the related Mortgage Loan, 120% of the allocated loan amount, and if the property being released is the second property to be released from the lien of the related Mortgage Loan, 125% of the allocated loan amount, (b) an amount that would result in a debt service coverage ratio for the remaining collateral of not less than 1.40x and (c) an amount that would result in a loan-to-value ratio for the remaining collateral of not greater than 66%; (ii) satisfaction of the REMIC requirements; and (iii) receipt of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as WP Carey Extra Space Florida Portfolio, representing approximately 1.3% of the Cut-off Date Pool Balance, following the defeasance lockout period, partial release of either of two constituent properties in connection with partial defeasance is permitted, subject to certain conditions, including: (i) defeasance of a portion of the loan in an amount equal to 115% of the allocated loan amount for the release property; (ii) the post-release debt service coverage ratio of the remaining properties shall be greater than 1.58x; (iii) the post-release loan-to-value ratio of the remaining properties must be no greater than 67.4%; (iv) receipt of a rating agency confirmation; and (v) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Washington Apartment Portfolio, representing approximately 1.1% of the Cut-off Date Pool Balance, the loan documents permit the release of either or both of the Chehalis Manor property or the Kennewick Garden property from the lien of the related Mortgage Loan, subject to certain conditions including: (i) the borrower pays to lender an amount equal to the greater of (a) 125% of the allocated loan amount, (b) an amount that would result in a debt service coverage ratio for the remaining collateral greater than 1.25x and (c) an amount that would result in a loan-to-value ratio for the remaining collateral of not greater than 65%; (ii) satisfaction of the REMIC requirements; and (iii) receipt of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Devonshire Portfolio #3, representing approximately 1.1% of the Cut-off Date Pool Balance, the loan documents permit the release of either of the Grand Haven Shopping Center property or the Titleist Club Apartments property from the lien of the related Mortgage Loan, subject to certain conditions including: (i) the borrower pays to lender an amount equal to 125% of the allocated loan amount with respect to such released property; (ii) at the time of the release of the Mortgaged Property, the loan is in a yield maintenance period; (iii) after the release of the Mortgaged Property, the debt service coverage ratio for the remaining collateral is not less than 1.25x and the loan-to-value ratio for the remaining collateral is not greater than 75%; (iv) satisfaction of the REMIC requirements; and (v) receipt of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shodeen Portfolio, representing approximately 0.9% of the Cut-off Date Pool Balance, the loan documents permit the release of up to three properties from the lien of the related Mortgage Loan following the applicable lockout period, subject to certain conditions including: (i) the defeasance of a portion of the loan equal to the greater of (a) 125% of the allocated loan amount with respect to such released property, (b) an amount that would result in a debt service coverage ratio for the remaining collateral of not less than 1.45x and (c) an amount that would result in a loan-to-value ratio for the remaining collateral of not greater than 70%; (ii) the outstanding principal balance of the Mortgage Loan after such release is not less than $7,000,000; (iii) satisfaction of the REMIC requirements; and (iv) receipt of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Stephanie Beltway Plaza, representing approximately 0.9% of the Cut-off Date Pool Balance, the related loan documents permit release to non-affiliated party of 2 undeveloped parcels totaling 1.34 acres (assigned value of $1,180,000 in appraisal) for no additional monetary consideration, subject to certain conditions, including (i) the post-release DSCR shall be at least 1.45x; (ii) the post-release loan-to-value ratio shall not be greater than 60%; and (iii) at lender’s option,  an opinion of counsel that the loan will not fail to maintain its “qualified mortgage” status for REMIC purposes notwithstanding such release.  The borrower has the option to pay down the loan, together with any applicable yield maintenance premium, to satisfy debt service coverage ratio and loan-to-value ratio tests.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oates Park Shopping Center and Irving Shopping Center, representing approximately 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, the related loan documents permit, on or after two years after the Closing Date and prior to the payment date in November 2023, the release of an individual property from the cross-collateralized loan structure, solely in conjunction with a bona fide third-party sale such that each property would be encumbered by a separate mortgage and note, subject to the satisfaction of conditions set forth in the related loan documents including: (i) defeasance of the applicable loan in full; (ii) the loan-to-value ratio after giving effect to such release is no more than 55.0%; (iii) the debt service coverage ratio after giving effect to such release is no less than 1.65x and 1.75x for the Oates Park Shopping Center property and the Irving Shopping Center property, respectively; (iv) satisfaction of the REMIC requirements; and (v) receipt of a rating agency confirmation.

Certain of the Mortgage Loans that are secured by two or more Mortgaged Properties permit the related borrower to substitute a like property for one or more of the Mortgaged Properties:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, the loan documents permit the substitution of up to two properties in one or more transactions, subject to certain conditions, including: (i) the appraised value of the substitute property shall be equal or greater than the appraised value of the property being replaced; (ii) the post-substitution debt yield for the properties including the substitute property must be no less than the pre-substitution debt yield including the property being replaced; (iii) the post-substitution loan-to-value ratio for the properties including the substitute property must be no greater than the pre-substitution loan-to-value ratio including the property being replaced; (iv) the adjusted net cash flow of the substitute property as of the substitution date is not less than that of the property being replaced immediately prior to substitution; (v) the earnings before interest, taxes, depreciation and amortization of the substitute property as of the substitution date is not less than that of the property being replaced immediately prior to substitution; (vi) receipt of a rating agency confirmation; and (vii) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the property substitution, among other things.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Nordic Cold Storage Portfolio, representing approximately 4.9% of the Cut-off Date Pool Balance, the loan documents permit, at any time following the applicable release lockout period, the release of an individual Mortgaged Property that does not maintain an earnings before interest, tax, depreciation, amortization and rent expense coverage (calculated in the manner described in the Nordic Lease) of at least 0.75 times the allocated rent for such Mortgaged Property from the lien of the Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) after giving effect to the substitution, the rent payable under the Nordic Lease is no less than the rent payable immediately prior to the substitution; (ii) the debt service coverage ratio after giving effect to such substitution is no less than 1.67x; (iii) after giving effect to such substitution, the loan-to-value ratio for the remaining properties is no greater than 64.4%;

(iv) such substitution is permitted by and exercised in accordance with the terms of the Nordic Lease and the lender has approved any amendments to such lease; (v) payment of a substitution fee in the amount of 0.25% of the allocated loan amount of the released property; (vi) the aggregate sum of all allocated loan amounts for all released properties does not exceed 25% of the original principal amount of the Mortgage Loan; (vii) satisfaction of the REMIC requirements; and (viii) receipt of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as WP Carey Extra Space Florida Portfolio, representing approximately 1.3% of the Cut-off Date Pool Balance, the loan documents permit the substitution of individual properties at any time prior to maturity, subject to certain conditions, including: (i) no default has occurred or is continuing; (ii) the same individual property may not be replaced more than once during the loan term; (iii) the appraised value of the substitute property must be (a) equal or greater than the appraised value of the property being replaced and (b) support an aggregate loan-to-value not more than 67.4%; (iv) the physical condition, building use and quality and location attributes (submarket strength, population and access) of the substitute property shall be equal or better than the property being replaced; (v) the actual debt service coverage for the trailing 12-month period preceding the substitution shall (a) as to the remaining properties, be equal or greater than that of the pre-substitution properties, and (b) as to the substitute property, be greater than that for the property being replaced; (vi) receipt of a rating agency confirmation; and (vii) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the substitution, among other things.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels or portions of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral, if zoning and other conditions are satisfied.

For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Brunswick Square and Stephanie Beltway Plaza, representing approximately 3.6%, of the Cut-off Date Pool Balance, the related borrower is permitted to obtain the release of (a) unimproved outparcels or (b) non-income producing property that was not assigned value in underwriting the related Mortgage Loan, subject to the satisfaction of certain conditions, including satisfaction of the REMIC requirements.

See “Risk Factors—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in this prospectus supplement.

Escrows

Seventy-five (75) of the Mortgage Loans, representing approximately 62.0% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

Eighty-one (81) of the Mortgage Loans, representing approximately 74.0% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

Sixty-three (63) of the Mortgage Loans, representing approximately 50.9% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

Twenty-five (25)  of the Mortgage Loans, representing approximately 55.1% of the aggregate allocated Cut-off Date Principal Balance of all retail, office, industrial and mixed use Mortgaged Properties, provide for upfront or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office and/or retail properties only.

Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, transfers of direct or indirect interests in the related borrower to facilitate a public offering, transfers to and/or among existing partners, members or other equity owners in a borrower and/or affiliates of such existing equity owners, the transfer or pledge of less than a controlling portion or less than a majority of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons satisfying qualification criteria set forth in (or to persons specifically identified in) the related loan documents and transfers to permitted holders of related mezzanine debt.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of equity interests in a borrower so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  In addition, the residential cooperative mortgage loans do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.  See “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement for a description of certain permitted transfers of the related Mortgaged Properties applicable to the 15 largest Mortgage Loans.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and/or has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency (if applicable);

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the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and/or

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

The applicable Master Servicer (with respect to a Performing Mortgage Loan and any related Serviced Companion Loan (other than a Special Servicer Decision or a Material Action with respect to a Performing Mortgage Loan and any related Serviced Companion Loan) and with the applicable Special Servicer’s consent) and the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan and any related Serviced Companion Loan and with respect to any such matter that constitutes a Special Servicer Decision or a Material Action on a Performing Mortgage Loan and any related Serviced Companion Loan) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval and/or rights of the Subordinate Class Representative and/or the Trust Advisor and, in the case of a Mortgage Loan included in a Loan Combination, the holders of the Companion Loan or a representative thereof that we describe elsewhere in this prospectus supplement.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  With respect to any Non-Serviced Mortgage Loan, the other master servicer or other special servicer under such securitization, as applicable, will make the foregoing determinations in accordance with the applicable pooling and servicing agreement.  Neither the Depositor nor the Sponsors nor any other person makes any representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.  In addition, with respect to the residential cooperative Mortgage Loans, the applicable Master Servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Performing Mortgage Loan or the Serviced Companion Loan, the applicable Master Servicer will be required to forward such request to the applicable Special Servicer and, unless such Master Servicer and such Special Servicer mutually agree that the applicable Master Servicer will process such request, the applicable Special Servicer will be required to process such request and the applicable Master Servicer will have no further obligation with respect to such request or a Special Servicer Decision or Material Action.

A “Performing Mortgage Loan” is any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Mortgage Loan.

ARD Loans

Two (2) Mortgage Loans identified on Annex A to this prospectus supplement as an “ARD Loan” (the “ARD Loans”), representing approximately 5.9% of the Cut-off Date Pool Balance, provide that, in each case, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  See Annex A to this prospectus supplement for the Anticipated Repayment Date for each ARD Loan.  After the Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates.  Additionally, in each case, an account was established at the origination of each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.  Although these provisions may create an incentive for a borrower to repay the related Mortgage Loan in full on its Anticipated Repayment Date, a substantial payment would be required and the borrower has no obligation to do so.  The amortization terms for these Mortgage Loans are significantly longer than the period up to the related Mortgage Loans’ Anticipated Repayment Dates.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its Anticipated Repayment Date.  However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

Cash Management Agreements/Lockboxes

Sixty-nine (69) of the Mortgage Loans, representing approximately 84.1% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be subject to a cash management or lockbox arrangement.

Annex A to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

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Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the applicable servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  Upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●
Springing (With Established Account).  A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents,  the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●
Springing (Without Established Account).  No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●
None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will (or after the occurrence of a specified trigger event will) be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Trust Fund.

Additional Mortgage Loan Information.  Each of Annex A and Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date.  For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the fifteen (15) largest Mortgage Loans in the Mortgage Pool, see Annex B to this prospectus supplement.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions described on Annex E-2 and in the mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we or a Sponsor, Mortgage Loan Seller or Originator would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for reunderwriting the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable Mortgage Loan Purchase Agreement).

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor or other Responsible Repurchase Party as described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor or Responsible Repurchase Party will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver on or prior to (in the case of (i) below) or within a specified period following (in the case of items (ii) through (xxi) below) the Closing Date, to the Certificate Administrator as custodian (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) to the Trustee or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note and, in the case of each Loan Combination, a copy of the executed note evidencing the related Companion Loan;

(ii)       an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof prior to the assignment to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording indicated thereon; provided that if the original or a copy of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there will be delivered to the Custodian a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the applicable Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

(iii)      the original or a copy of any related assignment of leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon;

(iv)       an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording;

(v)       an original or a copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

(vi)       an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee, which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

(vii)      originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note (or, if applicable, and related Companion Loan Note) or any related security document have been materially modified or the Mortgage Loan has been assumed;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment “marked-up” at the closing of such Mortgage Loan interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

(ix)      (A) filed copies (with evidence of filing) of any prior effective UCC financing statements in favor of the Originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC financing statements prior to the Closing Date) and (B) an original assignment thereof, in form suitable for filing, in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing;

(x)       if a portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the ground lease or space lease relating to such Mortgage Loan, together with a notice to the related lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

(xi)      any original documents not otherwise described in the preceding clauses relating to, evidencing or constituting additional collateral (except that, in the case of such documents, if any, that are in the form of a letter of credit, the “Mortgage File” will initially contain a copy of such letter of credit and the original of such letter of credit will initially be delivered to the applicable Master Servicer and, thereafter, such original will be maintained by the applicable Master Servicer) and, if applicable, the originals or copies of any intervening assignments thereof;

(xii)      an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

(xiii)     an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

(xiv)     an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

(xv)     an original or a copy of the environmental indemnity from the related borrower or other party, if any;

(xvi)    an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan;

(xvii)    other than with respect to residential cooperative properties, an original or a copy of any management agreement with respect to the related Mortgaged Property;

(xviii)    an original or a copy of any master operating lease with respect to the related Mortgaged Property;

(xix)     an original or a copy of any related environmental insurance policy;

(xx)     if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement; (b) either (i) a signed copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the issuing entity or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with such origination or acquisition of the Mortgage Loan, together with a signed copy or a fax copy of a new estoppel certificate or comfort letter (in substantially the same form and substance as the estoppel certificate or comfort letter delivered in connection with such origination or acquisition) by the franchisor, manager or similar person for the benefit of the issuing entity or the Trustee (and, if a fax copy of a new estoppel certificate or comfort letter is delivered, then the original copy will be included in the “Mortgage File” promptly following receipt thereof by the related Mortgage Loan Seller); and (c) a copy of an instrument in which the Mortgage Loan Seller or its designee notifies the franchisor, manager or similar person of the transfer of such Mortgage Loan (and the related estoppel certificate or comfort letter) to the issuing entity pursuant to the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement and directs such person to deliver any and all notices of default or other correspondence under the related estoppel certificate or comfort letter to the applicable Master Servicer, together with reasonable evidence of the delivery of such instrument to such franchisor, manager or similar person; and

(xxi)    a checklist (a “Mortgage File Checklist”) of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Mortgage Loan Seller);

provided, however, that whenever the term “Mortgage File” is used to refer to documents actually received by the Custodian, such term will not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clauses (vi), (vii) and (ix) through (xx) of this definition, will be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence (and the Custodian will be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist).

The Custodian is generally required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the holders of the certificates therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the holders of the certificates therein) with respect to any of those Mortgage Loans, as discussed under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”, then the applicable Mortgage Loan Seller (or in the case of the Liberty Island Mortgage Loans, the applicable Mortgage Loan Seller and Liberty Island’s Parent, on a joint and several basis) will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan (less any previous Loss of Value Payment available to reduce the principal balance);

●	all accrued and unpaid interest on that Mortgage Loan generally through the due date in the collection period of purchase, other than Default Interest or Excess Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans and/or REO Properties relating to other Mortgage Loans;

●	all accrued and unpaid interest on any related advances; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicers, the Special Servicers, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the mortgage loan.

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the mortgage loan at the related mortgage interest rate.

If the applicable party or parties described above (individually or collectively as the context may require, the “Responsible Repurchase Party”) replaces one Mortgage Loan with another Mortgage Loan, as described in the third bullet of the first paragraph under this section, then it will be required to pay to the Trust Fund the amount, if any, by which the Purchase Price exceeds the Stated Principal Balance of the substitute Mortgage Loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the cure, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that cure, repurchase or substitution.  Any cure, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect, to the extent that the Mortgage Loan Seller and the applicable Special Servicer on behalf of the Trust (with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the applicable Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee an opinion of counsel to the effect that its repurchase of only those cross-collateralized Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the Pooling and Servicing Agreement; and

●	each of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

●
the exercise of remedies against the primary collateral of any Mortgage Loan in the cross-collateralized group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the cross-collateralized group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by the related Mortgage Loan Seller or a material document defect, in any event with respect to a Mortgage Loan transferred by that Mortgage Loan Seller to the Trust Fund.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense together with (but without duplication of) any related advances, interest on such advances and other trust fund expenses directly related to the payment of that expense, including without limitation, special servicing fees and all expenses directly related to the collection of such amounts (whether from the borrower or the Responsible Repurchase Party) by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this prospectus supplement to the obligations of each Mortgage Loan Seller or Responsible Repurchase Party to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the issuing entity.  See “Transaction

Parties—The Sponsors—The Royal Bank of Scotland” and “—The Originators—The Royal Bank of Scotland” in this prospectus supplement.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its obligations to cure, repurchase or substitute or otherwise take remedial action in connection with a material document defect or material breach of the related Mortgage Loan Seller’s representations and warranties.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement and “The Sponsor” in the attached prospectus.

Expenses incurred by the Master Servicers, the Special Servicers, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not paid by that party, will be reimbursable out of the Collection Accounts.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Wells Fargo Bank, National Association, The Royal Bank of Scotland, Liberty Island Group I LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and NCB, FSB are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” and “Mortgage Loan Sellers” in this prospectus supplement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an affiliated securitization depositor.  In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.  For the 12-month period ended December 31, 2013, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion.  Since the beginning of 2010, Wells Fargo Bank originated approximately 644 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $12.7 billion, which were included in 30 securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property that will secure the loan.

In the case of the Mortgage Loans identified on Annex A to this prospectus supplement as Stephanie Beltway Plaza, PG County Commercial & Tech Park and Fremont City Sports Club, collectively representing approximately 2.1% of the Cut-off Date Pool Balance, Wells Fargo Bank, as Mortgage Loan Seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors,

LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.  These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  Each Mortgage Loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization. Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, serviced the related program Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loans after securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement and Annex D to this prospectus supplement.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  None of the Wells Fargo Bank Mortgage Loans was originated with any material exceptions from Wells Fargo Bank’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Wells Fargo Bank engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage loan seller counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, mortgage loan seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria.

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2011 to December 31, 2013 or is still outstanding. Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

Name of Issuing Entity(1)	Check if Regis- tered	Name of Origina- tor	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C23	X	Wachovia Bank, National Association	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1352059		Nomura Credit & Capital, Inc.	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (8)	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Issuing Entity Subtotal			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (9)	50	269,226,893.21	7.49	1	13,800,000.00	0.47	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.47	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.47	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.47	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(10)	26	214,877,938.00	10.73	1	35,588,502.00	2.56	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.56	0	0.00	0.00	0	0.00	0.00
		JP Morgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.56	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.56	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2007-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation)	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98

Commercial Mortgages Asset Class Total			797	13,429,102,941.32		3	137,316,660.00		0.00	0		0	0.00		2	49,388,502.00		1	2,157,849.91		1	87,928,158.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have receive repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i).

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero. (For columns j-l).

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o).
(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r).
(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u).

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust. Dexia considered the repurchase request to be without merit and rejected the repurchase request. As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The amounts in the table with respect to this loan are reflected as of a date prior to January 1, 2012.

(9)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center.  By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand.  U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. A scheduling conference has since been held, and discovery has commenced.

(10)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from September 1, 2013 through December 31, 2013 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 13, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 13, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General

The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling fourteen (14) Mortgage Loans representing approximately 17.6% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling four (4) Mortgage Loans representing approximately 4.5% of the Cut-off Date Pool Balance.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc is a direct subsidiary of The Royal Bank of Scotland Group plc and RBS Financial Products Inc. is an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program

The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on December 31, 2013, The Royal Bank of Scotland affiliates were the sponsors of 56 commercial mortgage-backed securitization transactions.  Approximately $48.7 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010, 2011, 2012 and 2013.

Fixed Rate Commercial Loans
Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2013	$4,560,838,347
2012	$2,284,836,866
2011	$2,091,364,407
2010	$237,100,000

Floating Rate Commercial Loans
Year	Aggregate Principal Balance of Floating Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2013	$253,333,333
2012	$0
2011	$0
2010	$0

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A to this prospectus supplement for instances in which reserves were not taken):

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Mortgage Loans originated by The Royal Bank of Scotland were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this prospectus supplement, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this prospectus supplement regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

●
comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Top Fifteen Loan Summaries” to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this prospectus supplement is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Repurchase Requests

As of the date of this prospectus supplement, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 14, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including January 1, 2011, to and including December 31, 2013, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this prospectus supplement, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on February 14, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of RBS Financial Products Inc. is 0001541615.  With respect to the period from and including January 1, 2011, to and including December 31, 2013, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011.  Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company, LLC (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans.  PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination.  Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”). Please see “—Liberty Island’s Underwriting Standards and Processes” section below for further detail. Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Mortgage Loans after securitization. Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Mortgage Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility.  All of the Liberty Island Mortgage Loans are (or are expected to be) subject to such repurchase facility.  Liberty Island expects to use the proceeds from its sale of the Liberty Island Mortgage Loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program.

This is the 16th commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets.  However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans.  As of the date of this prospectus supplement, PMCC filed its most recent Form ABS-15G with the SEC on February 12, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  PMCC’s Central Index Key number is 0001549224.  In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

During 2012 and through 2013, Liberty Island contributed approximately $1,299,806,493 of mortgage loans to 14 commercial mortgage securitizations.  Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans.  The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, PMCC will conduct due diligence review on Liberty Island’s behalf.  In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Mortgage loan seller counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Other Risks—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans”.  In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans as of the Cut-off Date.  See “—Affiliations and Certain Relationships” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan.  Areas of review and analysis include, without limitation, the following:  borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable).  PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval.  All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island.  The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition.  As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a

Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report. Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4. The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance.  Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums.  PMCC may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  PMCC may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions.  Notwithstanding the discussion above, one or more of the Liberty Island’s Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above.  In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the mortgage loans was originated with any material exceptions from Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview.  Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects.  Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties.  Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process.  Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Liberty Island relating to information in this prospectus supplement regarding the Liberty Island Mortgage Loans.  These procedures included:

●	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island;

●
comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Liberty Island Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage loan seller counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, mortgage loan seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

Findings and Conclusions.  Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this prospectus supplement is accurate in all material respects.  Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria.

Repurchase Requests

Liberty Island Group I LLC has no history as a securitizer prior to February 2012.  As of the date of this prospectus supplement, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on February 12, 2014, generally relating to the annual period which ended on December 31, 2013.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Liberty Island Group I LLC is 0001555501.  For the period from and including January 1, 2011, to and including December 31, 2013, Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”).  Basis is a privately-held company that commenced operations in January of 2009.  Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt.  Basis is an affiliate of JEMB Realty Corporation.  JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years.  According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion.  Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity.  The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility.  The mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility.  Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 18th commercial mortgage securitization to which Basis and its affiliates are contributing loans.  However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011 and 2012 and through December 23, 2013, Basis contributed approximately $1,051,761,783 of mortgage loans to multiple commercial mortgage securitizations.  Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States.  The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans.  The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review.  In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Offered Certificates—No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this prospectus supplement.  In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans.  See “—Affiliations and Certain Relationships” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, Sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan.  Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt.  The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases.  Basis generally requires third party appraisals, as well as environmental and property condition reports.  Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards.  Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.  With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.  An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan.  For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date.  The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.  All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute.  The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.  If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance.  The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk.  For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”.  In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.  Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A of this prospectus supplement and the related footnotes.

Escrow Requirements.  Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Basis are as follows:

●
Taxes— Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments.  Basis may waive this escrow requirement under certain circumstances.

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums.  Basis may waive this escrow requirement under certain circumstances.

●
Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above.  In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis Mortgage Loans, see

“Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview.  Basis, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects.  Basis determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties.  Basis has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process.  Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus supplement regarding the Basis Mortgage Loans.  These procedures included:

●	comparing the information in the Basis Data Tape against various source documents provided by Basis;

●
comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Basis Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis’s standard form loan documents.  In addition, origination counsel for each Basis Mortgage Loan reviewed Basis’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Basis confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus supplement is accurate in all material respects.  Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria.

Repurchase Requests

As of the date of this prospectus supplement, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 14, 2014. Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including January 1, 2011 to and including September 30, 2013, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus supplement.  C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010.  C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010.  C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”.  The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing.  The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States.  Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012 and 2013.

Originations and Securitizations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2010(a)		2011		2012		2013
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization
Originations	5	$30,090,000	34	$217,588,500	79	$365,601,000	117	$505,529,000(c)
Securitizations(b)	0	$0	30	$181,834,330	72	$326,672,918	122	$540,435,224

(a)	C3CM was organized on June 9, 2010.

(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(c)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% equity interest in C-III Parent.  In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”).  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, projected to have an aggregate principal balance of $96,875,109 as of the Cut-off Date, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility.  C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.  Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans.  Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of December 31, 2013, C3CM and its wholly-owned subsidiary, C3MF, had combined total assets of approximately $211 million, combined total liabilities of approximately $117 million and combined total member’s equity of approximately $94 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.  In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex E-2—Exceptions to Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurer may be an affiliate of C3CM.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain:  (i)  comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—C3CM’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A to this prospectus supplement.

C3CM Mortgage Loans Originated by Parties Other Than C3CM

The C3CM Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oaktree Estates MHC, Orange Avenue Self Storage and Live Oak MHC, which Mortgage Loans collectively represent approximately 0.7% of the Cut-off Date Pool Balance, were, in each case, originated by Union Capital Investments, LLC, and acquired by C3CM from the originator at or about the time of origination.  In connection with its acquisition of those C3CM Mortgage Loans, C3CM re-underwrote each such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above.  In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which C3CM is the Sponsor

A      Overview.  C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus supplement.  C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties.  C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.      Data Tape.  To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan.  The data tape and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process.  After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM.  Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan.  The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus supplement.

C.      Data Comparisons and Recalculation.  The Depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus supplement regarding the C3CM Mortgage Loans.  These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●
comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus supplement.

D.      Legal Review.  C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed the representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans.  Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report for each C3CM Mortgage Loan, (iii) certain of the representation and warranty exception reports referred to above relating to the C3CM Mortgage Loans prepared by origination counsel, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain loan documents with respect to certain of the C3CM Mortgage Loans.

E.      Other Review Procedures.  With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

F.      Findings and Conclusions.  C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus supplement is accurate in all material respects.  C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria.

Repurchase Requests

As of the date of this prospectus supplement, C3CM filed its most recent Form ABS-15G with the SEC on January 10, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of C3CM is 0001541214.  For the period from and including January 1, 2011 to and including December 31, 2013, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

NCB, FSB

General

NCB, FSB is a federal savings bank chartered under the Home Owners’ Loan Act and regulated by the Office of the Comptroller of the Currency. NCB, FSB is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of NCB, FSB are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. NCB, FSB is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, NCB, FSB will conduct its own due diligence review.  In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties.  Counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by NCB, FSB in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, NCB, FSB will be the sole party responsible for any repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Offered Certificates—No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this prospectus supplement.  In addition, NCB, FSB has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither NCB, FSB nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against NCB, FSB for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by NCB, FSB in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, a wholly-owned subsidiary of NCB, FSB is a party to a repurchase facility and NCB, FSB is a party to an interest rate hedging arrangement, in each case, with Wells Fargo Bank, National Association.  None of the mortgage loans that NCB, FSB will transfer to the Depositor are subject to such repurchase agreement.  Certain of the mortgage loans that NCB, FSB will transfer to the Depositor are subject to such hedging arrangements and those hedging arrangements will terminate with respect to the loans that NCB, FSB will transfer to the Depositor in connection with the transfer of those mortgage loans pursuant to this securitization transaction.  See “—Affiliations and Certain Relationships” below.

NCB, FSB’s Securitization Program

NCB, FSB has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002.  Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992.  This is the 33rd commercial mortgage loan securitization to which NCB, FSB and its affiliates are contributing loans.  During the period commencing on January 1, 1992 and ending on December 31, 2013, NCB, FSB and its affiliates sold approximately $4.49 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions.  Since 1998, NCB, FSB together with its parent National Consumer Cooperative Bank securitized approximately $3.0 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, NCB, FSB has securitized residential mortgage loans.

NCB, FSB’s Underwriting Standards and Processes

General.  All of the mortgage loans sold to the Depositor by NCB, FSB were originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below.  Seven (7) of the eight (8) mortgage loans that NCB, FSB will transfer to the Depositor were originated by its parent company, National Consumer Cooperative Bank.  NCB, FSB has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans.  The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors.  Accordingly, there is no assurance that every loan will comply in all respects with NCB, FSB’s general guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, NCB, FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower.  The credit of the borrower is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches.  As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB, an affiliate or a third-party engineering firm.

Loan Approval.  Prior to commitment, all mortgage loans must be approved by NCB, FSB’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments.  An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties.  The environmental assessments are performed during the 12 month period preceding origination of the related mortgage loan.  Depending on the findings of the environmental site assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or cash reserves for any recommended remediation action.  Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments.  Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances where deferred maintenance items are identified, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance items.

Appraisals.  An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan.  Independent MAI appraisers performed the appraisals.  Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report.  If the property consists of improvements located in seismic zone 3 or 4, NCB, FSB typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance.  The borrower is required to provide, and NCB, FSB’s origination counsel reviews, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  In many cases, NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt.  The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio.  NCB, FSB evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan.  Debt service coverage ratios are calculated based on Underwritten Net Cash Flow, which, in the case of a residential cooperative property, is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  The loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative.  This value, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property.  The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  In addition, NCB, FSB will calculate a loan-to-value ratio for each cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property.  The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.

Zoning and Building Code Compliance.  With respect to each mortgage loan, NCB, FSB will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; information set forth in the appraisal of the related property; and/or representations by the related borrower.  NCB, FSB generally requires borrowers to obtain law and ordinance coverage.  If a material violation exists with respect to a mortgaged property, NCB, FSB may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a Special Flood Hazard Area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  NCB, FSB may require a borrower to fund various escrows.  Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a property condition report prepared for NCB, FSB or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work.  In some cases such reserves may only be required upon the occurrence of certain events.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—NCB, FSB’s Underwriting Standards and Processes” above, one or more of NCB, FSB’s mortgage loans may vary from, or not comply with, NCB, FSB’s underwriting policies and guidelines described above.  In addition, in the case of one or more of NCB, FSB’s mortgage loans, NCB, FSB or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the NCB, FSB Mortgage Loans were originated with any material exceptions to NCB, FSB’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which NCB, FSB is the Sponsor

Overview. NCB, FSB, in its capacity as the Sponsor of the NCB, FSB Mortgage Loans, has conducted a review of the NCB, FSB Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the NCB, FSB Mortgage Loans is accurate in all material respects.  NCB, FSB determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the NCB, FSB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of NCB, FSB (collectively, the “NCB, FSB Deal Team”) with the assistance of certain third parties.  NCB, FSB has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the NCB, FSB Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the NCB, FSB Deal Team created a database of loan-level and property-level information relating to each NCB, FSB Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports, insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases, operating statements and budgets) and information collected by NCB, FSB during the underwriting process.  Prior to securitization of each NCB, FSB Mortgage Loan, the NCB, FSB Deal Team may have updated the information in the database with respect to such NCB, FSB Mortgage Loan based on current information brought to the attention of the NCB, FSB Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “NCB, FSB Data Tape”) containing detailed information regarding each NCB, FSB Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph.  The NCB, FSB Data Tape was used by the NCB, FSB Deal Team to provide the numerical information regarding the NCB, FSB Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. The Depositor, on behalf of NCB, FSB, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by NCB, FSB relating to information in this prospectus supplement regarding the NCB, FSB Mortgage Loans.  These procedures included:

●	comparing the information in the NCB, FSB Data Tape against various source documents provided by NCB, FSB;

●
comparing numerical information regarding the NCB, FSB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the NCB, FSB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NCB, FSB Mortgage Loans disclosed in this prospectus supplement.

Legal Review. NCB, FSB engaged counsel to conduct certain legal reviews of the NCB, FSB Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each NCB, FSB Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from NCB, FSB’s standard form loan documents.  In addition, counsel reviewed NCB, FSB’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. NCB, FSB has serviced each NCB, FSB mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The NCB, FSB Deal Team also reviewed the NCB, FSB Mortgage Loans to confirm, with the assistance of counsel, whether any NCB, FSB Mortgage Loan materially deviated from the underwriting guidelines set forth under “—NCB, FSB’s Underwriting Standards and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement

Findings and Conclusions.  NCB, FSB found and concluded with reasonable assurance that the disclosure regarding the NCB, FSB Mortgage Loans in this prospectus supplement is accurate in all material respects.  NCB, FSB also found and concluded with reasonable assurance that the NCB, FSB Mortgage Loans were originated in accordance with NCB, FSB’s origination policies, procedures and underwriting criteria set forth under “—NCB, FSB’s Underwriting Standards and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Repurchase Requests

As of the date of this prospectus supplement, NCB, FSB filed its most recent Form ABS-15G with the SEC on February 12, 2014.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of NCB, FSB is 0001577313.  With respect to the period from and including January 1, 2011, to and including December 31, 2013, NCB, FSB does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—NCB, FSB” has been provided by NCB, FSB.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans or, if applicable, the Loan Combination for which it is to be the Master Servicer (including primary servicing rights, if any, retained by a Sponsor), over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

In the case of the Mortgage Loans as to which Wells Fargo Bank, National Association is the Master Servicer, the mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to such Master Servicer for a price based on the value of the master servicing fees to be paid to such Master Servicer with respect to each Mortgage Loan or related Loan Combination and the value of the right to earn income on investments on amounts held by such Master Servicer with respect to the Mortgage Loans or related Loan Combination.

The Depositor

RBS Commercial Funding Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a Delaware corporation and was formed in 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009. The sole shareholder of the Depositor is The Royal Bank of Scotland plc. The Depositor’s executive offices are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number: (203) 897-2700. The Depositor will not have any material assets. The Depositor is an affiliate of The Royal Bank of Scotland, a Sponsor and an Originator and an affiliate of RBS Securities Inc., one of the underwriters.

The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties will include:  (i) the duty to appoint a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) pay any ongoing fees of the rating agencies, (iii) to promptly deliver to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the parties to the Pooling and Servicing Agreement and the related Mortgage Loan Seller, (v) to provide information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (vii) to mail the notice of a succession of Trustee or Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Wells Fargo Bank, National Association, The Royal Bank of Scotland, Prudential Mortgage Capital Company, LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Union Capital Investments, LLC, NCB, FSB and National Consumer Cooperative Bank are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Sponsors, Originators and their underwriting standards has been provided by the Sponsors and Originators.

The Royal Bank of Scotland

The Royal Bank of Scotland is a Mortgage Loan Seller and an Originator. See “—The Sponsors—The Royal Bank of Scotland” above.

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Wells Fargo Bank, National Association” above.

Prudential Mortgage Capital Company, LLC

Prudential Mortgage Capital Company, LLC is the Originator of the Mortgage Loans contributed by Liberty Island Group I LLC.  See “—The Sponsors—Liberty Island Group I LLC” above.

Basis Real Estate Capital II, LLC

Basis Real Estate Capital II, LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Basis Real Estate Capital II, LLC” above.

C-III Commercial Mortgage LLC

C-III Commercial Mortgage LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—C-III Commercial Mortgage LLC” above.

Union Capital Investments, LLC

Union Capital Investments, LLC, a limited liability company organized under the laws of Florida, is the Originator of the three (3) C3CM Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Oaktree Estates MHC, Orange Avenue Self Storage and Live Oak MHC, collectively representing approximately 0.7% of the Cut-off Date Pool Balance.  See “—The Sponsors—C-III Commercial Mortgage LLC” above.

NCB, FSB

NCB, FSB is a Mortgage Loan Seller and an Originator.  National Consumer Cooperative Bank is NCB, FSB’s parent company and is the Originator of the seven (7) of the total eight (8) NCB, FSB Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 51st/52nd St. Tenants Corp., 325 East 72nd Street, Inc., NB Owners Corp., Capitol House Tenants Corp., 168-176 East 88th Street Corporation, 2866 Marion Avenue Owners, Inc. and 231 Park Place Owners Corp., collectively representing approximately 2.7% of the Cut-off Date Pool Balance.  See “—The Sponsors—NCB, FSB” above.

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the WFRBS Commercial Mortgage Trust Series 2014-C19 (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicers and the Trustee may make advances of P&I Advances and Servicing Advances to or for the benefit of the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan or proceeds thereof; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers and the Trust Advisor. A discussion of the duties of the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicers and the Trust Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian”, “—The Master Servicers”, “—The Special Servicers” and “The Pooling and Servicing Agreement—The Trust Advisor” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired with respect to the Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but does not include a Serviced Companion Loan’s pro rata interest in any REO Property) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to the Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicers and the Trust Advisor. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Certificate Administrator, the Trustee, the Master Servicers and the Special Servicers.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (in such capacity, the “Trustee”). DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – WF1419, and its telephone number is (714) 247-6000.  DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions. As of February 7, 2014, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 78 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $68.3 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information set forth under this sub-heading has been provided by DBTCA.  None of the Depositor, the underwriters, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trust Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 275,000 employees as of June 30, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsors, the master servicer, the special servicer, the trustee, the trust advisor, and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $276 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2013, Wells Fargo Bank was acting as custodian of more than 65,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsors or an affiliate of the Sponsors, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, with respect to certain residential mortgage-backed securities (“RMBS”) transactions in its platform, there were (i) payment errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of  noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Corporate Trust Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to management’s determination that there were material instances of noncompliance for the platform were limited to certain RMBS transactions in the platform. There were no identified payment errors or reporting errors for CMBS transactions like the transaction described herein that contributed to management’s determination that there were material instances of noncompliance for the platform.

The 2012 Wells Corporate Trust Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Corporate Trust Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo Bank’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Corporate Trust Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo Bank’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement for all of the Mortgage Loans to be deposited into the Issuing Entity (other than the Mortgage Loans sold to the Depositor by NCB, FSB) and the Serviced Companion Loan (in such capacity, a “Master Servicer”).

Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the Custodian, the tax administrator and the Certificate Registrar, and an affiliate of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is the purchaser under repurchase agreements with each of C3CM, Liberty Island, Basis Real Estate Capital and NCB, FSB, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by C3CM, Liberty Island, Basis Real Estate Capital or NCB, FSB, as applicable.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Basis Real Estate Capital to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Basis Real Estate Capital that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. See “—Affiliations and Certain Relationships” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013
By Approximate Number:	38,132	35,189	33,354
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.7	$428.5	$434.4

Within this portfolio, as of December 31, 2013, are approximately 23,971 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $357.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Above Average	MOR CS1
Master Servicer	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, Wells Fargo Bank, as a Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as a Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

NCB, FSB

NCB, FSB, a federal savings bank chartered under the Home Owners’ Loan Act and regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 8 of the Mortgage Loans (the “NCB, FSB Mortgage Loans”), representing approximately 3.3% of Cut-off Date Pool Balance (in such capacity, a “Master Servicer”). NCB, FSB is one of the Mortgage Loan Sellers and one of the Special Servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. NCB, FSB has been servicing mortgage loans since 1990. As of December 31, 2013, NCB, FSB was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $5.1 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by NCB, FSB in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of December 31, 2012, NCB, FSB had total assets of $1,520.9 million, a capital base in excess of regulatory requirements and Tier 1 Capital to Total Assets of 12.2%.  For the twelve months ended December 2012, NCB, FSB reported net income of $16.2 million for a return on average assets of 0.98%.  As of December 31, 2013, NCB, FSB had total assets of $1,697.5 million (unaudited), a capital base in excess of regulatory requirements and Tier 1 Capital to Total Assets of 12.3%.  For the twelve months ended December 2013, NCB, FSB reported net income (unaudited) of $23.3 million for a return on average assets of 1.39%.

NCB, FSB is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:
Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS3+	Average

NCB, FSB is also a Fannie Mae-approved multifamily loan servicer.

NCB, FSB’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:
Year-End	2010(1)	2011(1)	2012(1)	2013(1)
By Approximate Number:	4,371	4,323	4,327	4,040
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.9 billion	$5.8 billion

(1)	As of the last day of the calendar year indicated.

Within NCB, FSB’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2013, are approximately 1,602 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.1 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security transactions).  In addition to servicing loans related to commercial mortgage-backed securities transactions, NCB, FSB also services whole loans for itself and a variety of investors.  The properties securing loans in NCB, FSB’s servicing portfolio, as of December 31, 2013, were located in 29 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income producing properties.

NCB, FSB has detailed operating policies and procedures for the performance of its master servicing obligations.  NCB, FSB servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects.  The only significant changes in NCB, FSB’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities.  Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports.  NCB, FSB’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software.  NCB, FSB reports to trustees and certificate administrators in the CREFC® format.  NCB, FSB has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by NCB, FSB, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of NCB, FSB’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$2,779,797,453	$1,946,616	0.07%
Calendar Year 2011	$2,402,678,491	$4,673,792	0.19%
Calendar Year 2012	$1,994,945,814	$6,060,444	0.30%
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

NCB, FSB may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, NCB, FSB, as a Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement.  NCB, FSB may engage third-party vendors to provide technology or process efficiencies.  NCB, FSB monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law.  NCB, FSB has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by NCB, FSB on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by NCB, FSB.  Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which NCB, FSB is master servicer, NCB, FSB provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against NCB, FSB, or to which any property of NCB, FSB is subject, that are material to the Certificateholders, nor does NCB, FSB have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which NCB, FSB was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of NCB, FSB as master servicer, including as a result of a failure by NCB, FSB to comply with the applicable servicing criteria in connection with any securitization transaction.  NCB, FSB has not been terminated as master servicer in any securitization due to a servicing default.  NCB, FSB has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which NCB, FSB is acting as master servicer.  No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to NCB, FSB has disclosed any material noncompliance by NCB, FSB with such applicable servicing criteria in connection with any securitization in which NCB, FSB was acting as master servicer.

NCB, FSB, as a Master Servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

In its capacity as Master Servicer, NCB, FSB will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, NCB, FSB may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent NCB, FSB performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The information provided in this prospectus supplement concerning NCB, FSB has been provided by it.

The Special Servicers

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as the special servicer for the Mortgage Loans to be deposited into the Issuing Entity (other than the NCB, FSB Mortgage Loans) and the Serviced Companion Loan (in such capacity, a “Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 141 as of December 31, 2013.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and

●	141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion.

Additionally, LNR Partners has resolved approximately $52.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in

Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of December 2013, LNR Partners had approximately 228 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included over 10,251 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $133 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2014-C19 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners, an initial Special Servicer, is an affiliate of LNR Securities Holdings, LLC (or its affiliate), the entity expected to purchase a minority of the class E, class F, class G and class V certificates on the Closing Date.  LNR Partners also assisted Raith (the initial majority subordinate certificateholder) and LNR Securities Holdings, LLC with due diligence relating to mortgage loans to be included in the trust fund.  LNR Partners, LLC is not affiliated with Raith and is not otherwise an affiliate of the Depositor, the underwriters, the Issuing Entity, any Master Servicer, the other Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor, any Sponsor, or any Originator.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire a minority interest in one or more classes of the certificates.  Otherwise, except as disclosed in this prospectus supplement and for LNR Partners acting as special servicer for this securitization transaction (other than with respect to the NCB, FSB Mortgage Loans), there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any Master Servicer, the other Special Servicer or the Trust Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, other than as disclosed in this prospectus supplement, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party - apart from this securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any Master Servicer, the other Special Servicer or the Trust Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information and information in this prospectus supplement concerning LNR Partners has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicers, the Trust Advisor, the Trustee, the Certificate Administrator, the other Special Servicer or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

NCB, FSB

NCB, FSB, a federal savings bank chartered under the Home Owners’ Loan Act and regulated by the Office of the Comptroller of the Currency, will, with respect to 8 of the Mortgage Loans, representing approximately 3.3% of the Cut-off Date Pool Balance, initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties and, with respect to the applicable Performing Mortgage Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations.  NCB, FSB is one of the Mortgage Loan Sellers and one of the Master Servicers.  Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.  NCB, FSB has been servicing mortgage loans since 1990.

As of December 31, 2012, NCB, FSB had total assets of $1,520.9 million, a capital base in excess of regulatory requirements and Tier 1 Capital to Total Assets of 12.2%.  For the twelve months ended December 2012, NCB, FSB reported net income of $16.2 million for a return on average assets of 0.98%.  As of December 31, 2013, NCB, FSB had total assets of $1,697.5 million (unaudited), a capital base in excess of regulatory requirements and Tier 1 Capital to Total Assets of 12.3%.  For the twelve months ended December 2013, NCB, FSB reported net income (unaudited) of $23.3 million for a return on average assets of 1.39%.

NCB, FSB is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS3+” by Fitch and “Average” by S&P.  NCB, FSB is also a Fannie Mae-approved multifamily loan servicer.

As of December 31, 2013, NCB, FSB was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage backed security and cash sale transactions in the United States totaling approximately $5.1 billion in aggregate outstanding principal balance.

NCB, FSB’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:
Year-End	2010(1)	2011(1)	2012(1)	2013(1)
By Approximate Number:	4,371	4,323	4,327	4,040
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.9 billion	$5.8 billion

(1)	As of the last day of the calendar year indicated.

Within NCB, FSB’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2013, are approximately 1,602 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.1 billion related to commercial mortgage-backed securities (including agency mortgage backed security transactions).  In addition to servicing loans related to commercial mortgage-backed securities transactions, NCB, FSB also services whole loans for itself and a variety of investors.  The properties securing loans in NCB, FSB’s servicing portfolio, as of December 31, 2013, were located in 29 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

NCB, FSB has been acting as a special servicer of mortgage loans in CMBS transactions since 2010.  NCB, FSB’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998.  In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to NCB, FSB.  As of December 31, 2013, NCB, FSB was named the special servicer in approximately 26 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.5 billion.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to NCB, FSB as special servicer in CMBS transactions from 2010 to December 31, 2013.
	(Approximate amounts)
Portfolio Size – CMBS Special Servicing	2010(1)	2011(1)	2012(1)	2013(1)
Total	$19,933,597	$24,575,526	$47,478,196	$41,180,052

(1)	As of the last day of the calendar year indicated.

NCB, FSB has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under NCB, FSB’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower.  These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance.  NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements.  These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

NCB, FSB’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification.  NCB, FSB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan.  Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related loan documents.

NCB, FSB has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which NCB, FSB acts as special servicer.

NCB, FSB has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against NCB, FSB, or to which any property of NCB, FSB is subject, that are material to the Certificateholders, nor does NCB, FSB have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which NCB, FSB was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of NCB, FSB as special servicer, including as a result of a failure by NCB, FSB to comply with the applicable servicing criteria in connection with any securitization transaction.  NCB, FSB has not been terminated as special servicer in any securitization due to a servicing default.  NCB, FSB has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which NCB, FSB is acting as special servicer.  No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to NCB, FSB has disclosed any material noncompliance by NCB, FSB with such applicable servicing criteria in connection with any securitization in which NCB, FSB was acting as special servicer.

Although NCB, FSB does not presently intend to enter into any such arrangement, NCB, FSB may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, NCB, FSB’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace NCB, FSB as the special servicer.

The information provided in this prospectus supplement concerning NCB, FSB has been provided by it.

General Information—The Special Servicers

Each Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

Each Special Servicer may be terminated, with respect to the Mortgage Loans or Companion Loan that it is servicing, without cause by (i) the applicable Certificateholders (if a Servicer Termination Event has occurred and is continuing) and (ii) the Subordinate Class Representative (for so long as a Servicer Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Servicer Termination Events” in this prospectus supplement.

Each Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicers and the Special Servicers” in this prospectus supplement.

Certain duties and obligations of each Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of Due-On-Sale and Due-On-Encumbrance Provisions,” “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor,” “—Inspections,” and “—Required Appraisals” in this prospectus supplement. Each Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

Each Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this prospectus supplement.

The Primary Servicer

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to those pooled mortgage loans sold by the sponsor, Liberty Island, to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island. PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201. The company was formed in 2001 to consolidate Prudential’s disparate servicing operations.  PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar. Current ratings are shown below:
Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2+	Above Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CSS2-	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:
Year-End	2010	2011	2012	As of 12/31/2013 (Approx.)
CMBS	$13,047,207,197	$10,717,861,142	$10,178,085,964	$ 8,674,700,089
Total Loans	$66,600,906,918	$68,410,689,362	$70,124,273,375	$ 75,410,562,561

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time to time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary, service the liberty Island Mortgage Loans prior to securitization.

PAR has acquired the right to be appointed as the primary servicer of 16 Mortgage Loans, representing approximately 18.0% of the Cut-off Date Pool Balance, which are all of the Liberty Island Mortgage Loans.  Accordingly, Wells Fargo Bank, as Master Servicer, and PAR, as primary servicer, will enter into a Primary Servicing Agreement dated as of March 1, 2014 (the “PAR Primary Servicing Agreement”).  The primary servicing of the Liberty Island Mortgage Loans will be governed by the PAR Primary Servicing Agreement.

Pursuant to the PAR Primary Servicing Agreement, PAR, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Liberty Island Mortgage Loans described under “The Pooling and Servicing Agreement” in this prospectus supplement, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property.  PAR will have no obligation to make P&I Advances on the Liberty Island Mortgage Loans.  PAR will be responsible for performing the primary servicing of the Liberty Island Mortgage Loans in a manner consistent Servicing Standard under the Pooling and Servicing Agreement.

As compensation for its activities under the PAR Primary Servicing Agreement, PAR will be paid a primary servicing fee with respect to each Liberty Island Mortgage Loan only to the extent that the Master Servicer receives the servicing fee with respect to each Liberty Island Mortgage Loan under the Pooling and Servicing Agreement.  PAR will be entitled to certain additional servicing compensation with respect to each Liberty Island Mortgage Loan, including, but not limited to, a portion of Modification Fees and Assumption Fees, but only from amounts to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

PAR may not resign as primary servicer except (a) upon 30 days prior written notice to the Master Servicer and payment by PAR of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing (or as otherwise agreed to between the

Master Servicer and PAR), or (b) upon the determination that its duties under the PAR Primary Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by PAR.

The Master Servicer will have the right to terminate PAR as primary servicer for so long as certain termination events under the PAR Primary Servicing Agreement occur and are not remedied, including, but not limited to, events similar to clauses (vii), (viii) and (ix) of “Servicer Termination Events”.  In addition, the Depositor will have the right to terminate PAR as primary servicer under the PAR Primary Servicing Agreement upon (i) any failure by PAR to deliver certain Exchange Act reporting items by the time required under the PAR Primary Servicing Agreement or the Pooling and Servicing Agreement after any applicable grace periods or (ii) any failure of PAR to comply with the Exchange Act reporting requirements of the Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Pooling and Servicing Agreement.

The information set forth under this sub-heading has been provided by PAR.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York and Hoevelaken, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. (“KBRA”) as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 20 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $25 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2013, Trimont was special servicing approximately 553 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.06 billion. Trimont has been named special servicer on 33 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31.9 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth under this sub-heading has been provided by Trimont.

Affiliations and Certain Relationships

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have. For information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

The depositor is an affiliate of The Royal Bank of Scotland, a Mortgage Loan Seller, Originator and Sponsor, and RBS Securities Inc., one of the underwriters. The Royal Bank of Scotland plc is also the initial holder of the Brunswick Square companion loan.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also a Master Servicer, the Certificate Administrator, the Custodian, the tax administrator, the Certificate Registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C3CM, a Sponsor and Mortgage Loan Seller.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C3CM or Liberty Island Group I LLC, as applicable.  In addition, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of NCB, FSB for the purpose of providing short-term warehousing of mortgage loans originated or acquired by NCB, FSB; however, none of the mortgage loans that NCB, FSB will transfer to the depositor are subject to such repurchase agreement.

In the case of the repurchase facility provided to C3CM, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  C3CM guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, projected to have an aggregate principal balance of $96,875,109 as of the Cut-off Date, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility.  Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, the C3CM Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the Liberty Island Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $198,302,513.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Liberty Island Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis.  The dollar amount of the Basis Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $102,644,852.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Basis Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC and NCB, FSB, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C3CM, and Liberty Island Group I LLC, respectively, will transfer to the Depositor in connection with this securitization transaction, and with respect to certain of the mortgage loans that NCB, FSB, will transfer to the Depositor in connection with the securitization transaction.  In each instance those hedging arrangements will terminate with respect to the subject Mortgage Loans that will be transferred to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC and NCB, FSB, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan documents for all of the C3CM Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans, and the respective Responsible Repurchase Parties are solely responsible for the Mortgage Loan representations and warranties related thereto.

Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor.  Additionally, Wells Fargo Bank is the interim custodian of the loan files for all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Basis Real Estate Capital to the Depositor.

LNR Partners, LLC, a Special Servicer, is affiliated with the entity expected to purchase a minority of the class E, class F, class G and class V certificates.

NCB, FSB, a Sponsor, is one of the Mortgage Loan Sellers, one of the Master Servicers and one of the Special Servicers.  In addition, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of NCB, FSB, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by NCB, FSB and NCB, FSB is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association, provided, however, that none of the mortgage loans that NCB, FSB will transfer to the Depositor are subject to such repurchase agreement.  Certain of the mortgage loans that NCB, FSB will transfer to the Depositor are subject to such hedging arrangements and those hedging arrangements will terminate with respect to the loans that NCB, FSB will transfer to the Depositor in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Liberty Island Group I LLC, a Sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loans that Liberty Island Group I LLC will transfer to the Depositor under authority delegated by that Sponsor.  Prudential Asset Resources, Inc., the primary servicer of those Mortgage Loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank (as the purchaser under the short-term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s Mortgage Loans prior to securitization.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in this prospectus supplement.

Deutsche Bank Trust Company Americas, the Trustee, is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters.

In the case of certain Mortgage Loans, a mezzanine or other similar loan secured by direct or indirect equity interests in the related borrower may be held by the related Mortgage Loan Seller, an affiliate thereof or another participant in this securitization.  See “Description of the Mortgage Pool— Additional Indebtedness.”  In addition, with respect to certain mortgage loans secured by residential cooperative properties, NCB, FSB or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class B Certificates, the Class C Certificates, the Class PEX Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class B Certificates, the Class C Certificates and the Class PEX Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates are not offered in this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans, other than scheduled payments of interest due on or before the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property” which such REO Property includes, (a) with respect to the Non-Serviced Loan Combination, the interest of the Non-Serviced Mortgage Loan in the related “REO Property” acquired with respect to the Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Issuing Entity with respect to the Non-Serviced Loan Combination and (b) with respect to any Serviced Loan Combination, the Issuing Entity’s interest therein (but not the pro rata interest of the related Serviced Companion Loan holder); (iii) all of the Trustee’s rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Accounts, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class PEX, Class D, Class E, Class F and Class G Certificates (collectively, the “Principal Balance Certificates”) will have the following initial Certificate Principal Balances (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Balances):
Class	Initial Certificate Principal Balance
Class A-1	$75,637,000
Class A-2	$36,949,000
Class A-3	$98,933,000
Class A-4	$210,000,000
Class A-5	$249,163,000
Class A-SB	$101,859,000
Class A-S(1)	$73,116,000	(2)
Class B(1)	$75,875,000	(2)
Class C(1)	$40,006,000	(2)
Class PEX(1)	$188,997,000	(2)
Class D	$59,321,000
Class E	$27,590,000
Class F	$11,037,000
Class G	$44,145,379

(1)
The Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for the Class A-S, Class B and Class C Certificates, in each case, only in the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Regular Interests, which will have Certificate Principal Balances on the Closing Date of $73,116,000, $75,875,000 and $40,006,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests.  Each of the Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent a beneficial interest in a percentage of the Certificate Principal Balance of the Class A-S, Class B and/or Class C Regular Interests.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the Certificate Principal Balances of the Class A-S, Class B and Class C Regular Interests that is represented by the Class A-S, Class B, Class PEX and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Balance of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Balance of such Class without giving effect to any issuance of Class PEX Certificates.  The initial Certificate Principal Balance of the Class PEX Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Balances of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Balance of the Class PEX Certificates that could be issued in an exchange.  The Certificate Principal Balances of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Balance of the Class PEX Certificates issued on the Closing Date.  The initial Certificate Principal Balance of the Regular Interests will equal the Initial Certificate Principal Balance of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEX Certificates.

The “Certificate Principal Balance” of any Class of Principal Balance Certificates or Regular Interest outstanding at any time represents the maximum amount to which its Holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Balance of the Class A-S Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates.   The Certificate Principal Balance of the Class B Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class B Certificates and the Class B Component of the Class PEX Certificates.  The Certificate Principal Balance of the Class C Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class C Certificates and the Class C Component of the Class PEX Certificates. The Certificate Principal Balance of each Class of Principal Balance Certificates and each Regular Interest will in each case be reduced by amounts actually distributed to that Class of Certificates or Regular Interest that are allocable to principal and by any Realized Losses allocated to that Class of Certificates or Regular Interest and may be increased by recoveries of such Realized Losses as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.  In the event that Realized Losses previously allocated to a Class of Certificates or Regular Interest in reduction of their Certificate Principal Balance are recovered subsequent to the reduction of the Certificate Principal Balance of such Class of Certificates or Regular Interest to zero, such Class of Certificates or Regular Interest may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Priority of Distributions” in this prospectus supplement.

The Class X-A and Class X-B Certificates will not have Certificate Principal Balances.  The Class X-A and Class X-B Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their notional principal amounts (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will in the aggregate, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates and the Class A-S Regular Interest immediately prior to such distribution date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-S Regular Interest.  The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class D Certificates and the Class B and Class C Regular Interests immediately prior to such distribution date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class D Certificates and the Class B and Class C Regular Interests.

The Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for the Class A-S, Class B and Class C Certificates, in each case, only in the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.  The Class A-S, Class B, Class C and Class PEX Certificates are sometimes collectively referred to in this prospectus supplement as the “Exchangeable Certificates”.

On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Regular Interests, which will have Certificate Principal Balances on the Closing Date of $73,116,000, $75,875,000 and $40,006,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests.  Each of the Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent a beneficial interest in a percentage of the Certificate Principal Balance of the Class A-S, Class B and/or Class C Regular Interests.  The Class PEX Certificates’ beneficial interests in the Class A-S, Class B and/or Class C Regular Interests are sometimes referred to in this prospectus supplement as the “Class A-S Component”, “Class B Component” and “Class C Component” of the Class PEX Certificates.

Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the Certificate Principal Balances of the Class A-S, Class B and Class C Regular Interests that is represented by the Class A-S, Class B, Class C and Class PEX Certificates will be increased or decreased accordingly.  The initial Certificate Principal Balance of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Balance of such Class without giving effect to any issuance of Class PEX Certificates.  The initial Certificate Principal Balance of the Class PEX Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Balances of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Balance of the Class PEX Certificates that could be issued in an exchange.  The Certificate Principal Balances of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Balance of the Class PEX Certificates issued on the Closing Date.  The initial Certificate Principal Balance of the Regular Interests will equal the Initial Certificate Principal Balance of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEX Certificates.

On the Closing Date, the Trust will issue uncertificated regular interests in REMIC III referred to in this prospectus supplement as the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”.  The Regular Interests are not offered by this prospectus supplement.  On the Closing Date, the Depositor will transfer (i) the Class A-S Regular Interest to the Trust in exchange for the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class A-S Regular Interest, (ii) the Class B Regular Interest to the Trust in exchange for the Class B Certificates and the Class B Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class B Regular Interest, and (iii) the Class C Regular Interest to the Trust in exchange for the Class C Certificates and the Class C Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class C Regular Interest.

The Class R Certificates will not have a Certificate Principal Balance or Notional Amount. The Class R Certificates will be residual interest Certificates. Holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a Certificate Principal Balance or Notional Amount and will only be entitled to receive Excess Interest on the ARD Loans.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the related Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Exchanges of Exchangeable Certificates

Exchanges

Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part, as described more fully below.  This process may occur repeatedly.  In the event that the principal balance of the Class A-S, Class B, Class C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible.

At the request of the Holder of Class A-S, Class B and Class C Certificates in the Exchange Proportion, and upon the surrender of such Exchangeable Certificates, the Certificate Administrator, on behalf of the Trustee, will be required to exchange such Exchangeable Certificates for Class PEX Certificates with an original aggregate Certificate Principal Balance equal to the original aggregate Certificate Principal Balance of the Class A-S, Class B and Class C Certificates exchanged for such Class PEX Certificates.  At the request of the Holder of Class PEX Certificates, and upon the surrender of such Exchangeable Certificates, the Certificate Administrator, on behalf of the Trustee, shall exchange such Exchangeable Certificates for Class A-S, Class B and Class C Certificates in the Exchange Proportion and with an original aggregate Certificate Principal Balance equal to the original aggregate Certificate Principal Balance of the Class PEX Certificates exchanged for such Class A-S, Class B and Class C Certificates.  The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion”  consists of Class A-S, Class B and Class C Certificates with original Certificate Principal Balances (regardless of current Certificate Principal Balance) that represent approximately 38.69%, 40.15% and 21.17%, respectively, of the aggregate original Certificate Principal Balances of all Class A-S, Class B and Class C Certificates involved in the exchange.  The Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances).

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, Class B and Class C Certificates exchanged for such Class PEX Certificates.  Any Realized Losses or other shortfalls, including as a result of Appraisal Reduction Amounts, allocated to Class A-S, Class B and Class C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

 For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Principal Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to any administrative fee payable to DTC or any successor depository. The Certificateholder will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received must equal the aggregate principal and interest entitlements of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate.  Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

General.  On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the Holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered Holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered Holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations, until physical Certificates are issued, if ever.  See “—Delivery, Form and Denomination” below.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so.  The Certificate Administrator, the Master Servicers, the Special Servicers and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the Classes of Certificates and the Regular Interests will bear interest, except for the Class R and Class V Certificates.  The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of Certificates (other than the Exchangeable Certificates) and the Regular Interests, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class of Certificates or Regular Interest and interest accrual period;

●
the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of that Class of Certificates or Regular Interest outstanding immediately prior to the related distribution date; and

●
with respect to the Regular Interests and each Class of Certificates (other than the Exchangeable Certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the Holders of each interest-bearing class of the certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the

Class C Certificates and the Class C Component of the Class PEX Certificates) will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates or Regular Interest, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class of Certificates or Regular Interest as described further below, and

●
any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class of Certificates or Regular Interest on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the applicable Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) any Non-Serviced Mortgage Loan, net of additional rates payable to the Other Master Servicer or other parties under the Brunswick Square Pooling and Servicing Agreement and (ii) each ARD Loan after its Anticipated Repayment Date, net of any Excess Interest) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of any Non-Serviced Mortgage Loan, net of additional rates payable to the Other Master Servicer or other parties under the Brunswick Square Pooling and Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class of Certificates or

Regular Interest as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), in that order, will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class of Certificates or Regular Interest), and the amount otherwise distributable in respect of interest on the Class D Certificates and (if necessary) the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), in that order, will be reduced (in each case, up to the amount of interest otherwise distributable on that Class of Certificates or Regular Interest on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) or the Class D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the Holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class of Certificates or Regular Interest; and

●
If any Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) experiences a reinstatement of its Certificate Principal Balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class of Certificates or Regular Interest will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the Certificate Principal Balance of that Class of Certificates or Regular Interest (as calculated taking into account any such restorations and any reductions in such Certificate Principal Balance from time to time) at the pass-through rate for that Class of Certificates or Regular Interest in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or Class X-B Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates).

With respect to each Class of interest-bearing Certificates and the Class A-S, Class B and Class C Regular Interests, the accrued interest for that Class of Certificates or Regular Interest, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that class and distribution date.

The Class A-S, Class B and Class C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, Class B and Class C Regular Interests, respectively, on that distribution date.  The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, Class B and Class C Regular Interests for that distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing Class of Certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Overview of the Certificates” in this prospectus supplement.

The pass-through rates for the Class Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates and the Class A-S Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class E, Class F and Class G Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rates for the Class B and Class C Regular Interests for each subsequent interest accrual period will equal the lesser of:

●	the pass-through rate applicable to that Class of Certificates for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Regular Interests represented by the Class PEX Certificates.  The pass-through rates on the Class A-S, Class B and Class C Regular Interests will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C Certificates.  The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-S Regular Interest weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes of Certificates or Regular Interest.  The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class D Certificates and the Class B and Class C Regular Interests weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes of Certificates or Regular Interests.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the applicable Master Servicer or the applicable Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

●
in the case of a Mortgage Loan that accrues interest on a “30/360 basis”, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan.

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month.  Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

The Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by a Master Servicer, a Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest or Excess Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of the certificate administrator fee rate, the trust advisor ongoing fee rate, the CREFC® intellectual property royalty license fee rate and the related master servicing fee rate.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represent a collection of principal for which an advance was previously made for a prior distribution date or that represent a monthly payment of principal due on or before the cut-off date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties (including any interest in an REO Property related to any Non-Serviced Companion Loan) during the related collection period and that were identified and applied by the applicable Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is both (A)  a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class D Certificates or the Class A- S, Class B or Class C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) or the Class D Certificates on that distribution date.  “Control-Eligible Certificates” means the Class E, Class F and Class G Certificates

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class A-S, Class B and Class C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, Class B and Class C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date.  The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, Class B and Class C Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date.

The Class R and Class V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, Class B and Class C Regular Interests on each distribution date will equal that Class of Certificates’ or Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the Holders of the Class A-SB Certificates in an amount equal to the lesser of—

(1)      the Principal Distribution Amount for that distribution date, and

(2)      the excess of (a) the Certificate Principal Balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the Holders of the Class A-1 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

(2)      the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the Holders of the Class A-2 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the Holders of the Class A-3 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1 and Class A-2 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the Holders of the Class A-4 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to that distribution date;

●	to the Holders of the Class A-5 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-5 Certificates immediately prior to that distribution date;

●	to the Holders of the Class A-SB Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-SB Certificates (following the distributions to the Class A-SB Certificates pursuant to the first bullet point above);

●	to the Holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-S Regular Interest immediately prior to that distribution date;

●	to the Holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S Regular Interest as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class B Regular Interest immediately prior to that distribution date;

●	to the Holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any remaining portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S and Class B Regular Interests as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class C Regular Interest immediately prior to that distribution date;

●	to the Holders of the Class D, Class E, Class F and Class G Certificates, in that order, in each case in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Classes of Certificates with an earlier alphabetical designation), and

(2)      the aggregate Certificate Principal Balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-SB Certificates are outstanding at a time when the aggregate Certificate Principal Balance of the Class A-S, Class B and Class C Regular Interests and the Class D, Class E, Class F and Class G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates up to

an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate Certificate Principal Balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate Certificate Principal Balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance”  means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex H to this prospectus supplement.  Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions.  See “Yield and Maturity Considerations—Weighted Average Life of the Offered Certificates” in this prospectus supplement.  Based on such assumptions, the Certificate Principal Balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex H to this prospectus supplement.  There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions.  Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-SB Certificates on any distribution date will be equal to the Certificate Principal Balance that is specified for such distribution date in the table.

To the extent that a Master Servicer, a Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of P&I Advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate Certificate Principal Balance of any Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the Holder(s) of that Class of Certificates or Regular Interest will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate Certificate Principal Balance of that Class of Certificates or Regular Interest under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).  Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions. On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5  and Class A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the Holders of the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D, Class E, Class F and Class G Certificates, in that order (with no distribution to be made on any such Class of Certificates or Regular Interest until all the distributions described in this clause have been made to all other such Classes of Certificates or Regular Interests with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class of Certificates or Regular Interest for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class of Certificates or Regular Interest as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class of Certificates or Regular Interest (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D, Class E, Class F and Class G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes of Certificates or Regular Interests in reduction of their Certificate Principal Balances and for which reimbursement has not previously been made; and

●	sixth, to the Holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the Holders of any Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) that suffered write-offs in connection with Trust Advisor Expenses.  Those distributions will be made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, and then the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class of Certificates or Regular Interest in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicers to the Certificate Administrator for such distribution date, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums, Yield Maintenance Charges or Excess Interest (which are separately distributable on the Certificates as described in this prospectus supplement); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2014, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year subsequent to 2014 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

Any portion of the Available Distribution Amount distributed to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (“YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates and the Class A-S Regular Interest, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class D and Class X-B Certificates and the Class B and Class C

Regular Interests, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates and Regular Interest(s) in each YM Group for that distribution date, and (2) among the Classes of Certificates and Regular Interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the Holder(s) of that such Class of Certificates or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all the Certificates and Regular Interests in that YM Group for that distribution date.  Any Yield Maintenance Charge or Prepayment Premium remaining after such distributions will be distributed to the Class of Class X-A or Class X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Exchangeable Certificates) and any Regular Interest, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class of Certificates or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class of Certificates or Regular Interest, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class of Certificates or Regular Interest, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

●
if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the Holders of the Class E, Class F, Class G, Class V or Class R Certificates.  The Holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) are retired.

“Servicing Advances” means all customary, reasonable and necessary “out-of-pocket” costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred, as the context requires, by a Master Servicer or a Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, or any other expenditure which is expressly designated as a “Servicing Advance”  in the Pooling and Servicing Agreement, including all emergency advances made by a Special Servicer or by a Master Servicer at the direction of a Special Servicer.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.  The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of a Loan Combination, of any amounts payable to the related Companion Loan Holder pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of each ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such principal and any prior P&I Advances of such principal theretofore determined to constitute nonrecoverable P&I Advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid Stated Principal Balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or, in the case of each ARD Loan after its Anticipated Repayment Date, other than Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid Stated Principal Balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan;

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125% (based solely on real property and excluding personal property and going concern value, if any) must be applied to reduce the Stated Principal Balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to the Non-Serviced Loan Combination, any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO

Property but exclusive, if applicable, in the case of a Loan Combination as to which the related Mortgaged Property has become an REO Property (or with respect to the Non-Serviced Loan Combination, any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), of any amounts payable to the related Companion Loan Holder pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to each ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior P&I Advances of such principal and any P&I Advances of principal theretofore determined to constitute nonrecoverable P&I Advances) of the related REO Mortgage Loan to the extent of its entire unpaid Stated Principal Balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to each ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees)); and

eighth, in the case of an REO Mortgage Loan that relates to each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to the Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and the related intercreditor agreement.  See “The Pooling and Servicing Agreement—Servicing of the Loan Combination” in this prospectus supplement.

Excess Interest.  On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to an ARD Loan during the 1-month period ending on the related determination date to the Class V Certificates.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan is the cumulative amount of any reductions in P&I Advances on the related Mortgage Loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate Certificate Principal Balance of the Certificates.  If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) are to be sequentially reduced in the following order, until the aggregate Certificate Principal Balance of those Classes of Certificates or Regular Interests equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	Class G Certificates
2nd	Class F Certificates
3rd	Class E Certificates
4th	Class D Certificates
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding Certificate Principal Balances

Any reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those Certificate Principal Balances at the time of the reduction.  Any reduction of the Certificate Principal Balances of the Class A-S, Class B or Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate Certificate Principal Balances of the respective Classes of Certificates and the Regular Interests identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes of Certificates or Regular Interests.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates or Regular Interests.  However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates or Regular Interests.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●
the outstanding Stated Principal Balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any default interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan, and interest on advances made in respect of the Mortgage Loan not previously reflected as a Realized Loss, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable Master Servicer, the applicable Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of P&I Advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the applicable Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the Certificate Principal Balances of the Certificates and Regular Interests will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to the Non-Serviced Loan Combination, the Other Master Servicer will be obligated to make servicing advances with respect to the Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that we anticipate will be substantially similar to the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then such Other Master Servicer (or the Other Trustee), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the applicable Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the applicable Master Servicer, the applicable Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in the attached prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement;

2.	any reimbursements and indemnification to a Master Servicer, a Special Servicer, the Trust Advisor and us as described under “The Pooling and Servicing Agreement—Certain Matters

Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool—Prohibited Transactions” in the attached prospectus;

●
Rating Agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement; and

●
with respect to the Non-Serviced Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be paid out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, thereby potentially resulting in a loss to the Issuing Entity in the same manner as the Additional Trust Fund Expenses described above.  For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the applicable Master Servicer and/or the applicable Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor and, with respect to the Non-Serviced Loan Combination, the Other Trust Advisor, will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement and/or the Brunswick Square Pooling and Servicing Agreement or Intercreditor Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this prospectus supplement.  We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement or, with respect to the Non-Serviced Loan Combination, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the Brunswick Square Pooling and Servicing Agreement and/or Intercreditor Agreement, as “Trust Advisor Expenses”.  The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and

Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●
the interest otherwise distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates on that distribution date, and

●
the portion of the Principal Distribution Amount that would otherwise be distributed on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D Certificates, the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero.  No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class E, Class F or Class G Certificates or the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates) on any distribution date.  Any remaining unallocated portion of such Trust Advisor Expenses will constitute “excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) for the applicable distribution date).  Such reduction will also result in a write-off of the Certificate Principal Balances of the Class D Certificates, the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), in that order, in each case until the Certificate Principal Balance of that Class of Certificates or Regular Interest has been reduced to zero.  Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such excess Trust Advisor Expenses among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata (based upon their respective Certificate Principal Balances), until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to the Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the Trust Advisor or any Other Trust Advisor at the time of its termination, discharge or resignation under the applicable pooling and servicing agreement (see “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  98% of the Voting Rights will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in proportion to the respective aggregate Certificate Principal Balances of those Classes (or, in connection with a proposed termination and replacement of a Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “The Pooling and Servicing Agreement—Replacement of the Special Servicers” in this prospectus supplement, in proportion to the respective aggregate Certificate Principal Balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the Voting Rights will be allocated pro rata based upon the outstanding Notional Amounts of the Class X-A and Class X-B Certificates to the Holders of the Class X-A and Class X-B Certificates, whichever are outstanding from time to time; and 0% of the Voting Rights will be allocated to the Holders of the Class V or Class R Certificates.  For purposes of this definition, the Class A-S, Class B and Class C Components of the Class PEX Certificates will be treated as if they were Principal Balance Certificates, and the Class A-S Certificates and the Class A-S Component will be considered as if they together constitute a single “Class,” the Class B Certificates and the Class B Component will be considered as if they together constitute a single “Class,” the Class C Certificates and the Class C Component will be considered as if they together constitute as single “Class,” and the holders of the Class PEX Certificates will have the Voting Rights so allocated to the Class A-S, Class B and Class C Components and no other Voting Rights.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the applicable Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate Certificate Principal Balances of the respective Classes of Principal Balance Certificates for purposes of allocating the Voting Rights.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the Certificate register maintained pursuant to the Pooling and Servicing Agreement, provided, however, that:  solely for purposes of giving any consent, approval, direction or waiver pursuant to the Pooling and Servicing Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicers, the Special Servicers, the Trust Advisor, the tax administrator, the Certificate Administrator or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by the Pooling and Servicing Agreement), any Certificate registered in the name of such party or in the name of any affiliate thereof will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained.  The Certificate

Registrar will be entitled to request and conclusively rely upon a Certificate of the Depositor, the Master Servicers or the Special Servicers in determining whether a Certificate is registered in the name of an affiliate of such person.  All references to “Certificateholders” or “Holders” in this prospectus supplement reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein).  The parties to the Pooling and Servicing Agreement will be required to recognize as a “Certificateholder” or “Holder” only the person in whose name a Certificate is registered in the certificate register.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate (or a Holder of a Serviced Companion Loan) and that either (a) such person is a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower, or a mezzanine lender that has commenced foreclosure proceedings (collectively, a “Borrower Party”), in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator, or (b) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicers or the Special Servicers, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from the applicable Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

Advances of Delinquent Monthly Debt Service Payments

Each Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest (each a “P&I Advance”) generally equal to all scheduled monthly debt service payments on the Mortgage Loans for which it acts as Master Servicer (excluding any Companion Loan), other than Balloon Payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and Excess Interest and, with respect to any Non-Serviced Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the related pooling and servicing agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

●
the related Mortgage Loan is delinquent with respect to its Balloon Payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its Balloon Payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related Balloon Payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its Balloon Payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the applicable Master Servicer will reduce the interest portion, but not the principal portion, of each P&I Advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any P&I Advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that P&I Advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

The Non-Serviced Mortgage Loan will be subject to the provisions in the Brunswick Square Pooling and Servicing Agreement relating to appraisal reductions that we anticipate will be substantially similar to the provisions set forth above.  The existence of an appraisal reduction in respect of any Non-Serviced Mortgage Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Mortgage Loan and the holder of the related Companion Loan.

With respect to any distribution date, each Master Servicer will be required to make P&I Advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in its Collection Account that are not required to be paid on the Certificates on that distribution date.

If the applicable Master Servicer fails to make a required P&I Advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The applicable Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made.  Neither the applicable Master Servicer nor the Trustee will be obligated to make any P&I Advance that it or the applicable Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan.  If the applicable Master Servicer or the Trustee makes any P&I Advance that it or the applicable Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Accounts from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable Special Servicer any analysis, appraisals or market value estimates or other information in the possession of such Special Servicer for such purposes.  The Trustee will be entitled to conclusively rely on any recoverability determination made by the applicable Master Servicer or the applicable Special Servicer.  The applicable Master Servicer and the applicable Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular P&I Advance for any Mortgage Loan or REO Property.  With respect to the Non-Serviced Mortgage Loan and the applicable Master Servicer’s and Trustee’s obligation to make P&I Advances, the applicable Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, any Special Servicer may, at its option, make a determination, in its reasonable, good faith judgment, that any P&I Advance previously made and any proposed P&I Advance, if made, would not ultimately be recoverable and may deliver to the applicable Master Servicer and the Trustee notice of such determination, and the applicable Master Servicer and the Trustee will be required to conclusively rely on such determination by the applicable Special Servicer; provided that in no event will a determination by the applicable Special Servicer that any P&I Advance previously made or proposed to be made would be recoverable be binding on the applicable Master Servicer or the Trustee.

Any P&I Advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Accounts in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable P&I Advance, including interest accrued thereon, will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates) (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative and during a Collective Consultation Period, consultation with the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The applicable Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Accounts or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of a Master Servicer, it has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, if any P&I Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the applicable Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable P&I Advances (as described in the prior paragraph) and/or nonrecoverable Servicing Advances as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the applicable Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal

Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The applicable Master Servicer and the Trustee will generally each be entitled to receive interest on P&I Advances made by that party out of its own funds.  However, that interest will commence accruing on any P&I Advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each P&I Advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any P&I Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the related Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.  See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the Holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.
Type	Recipient(s)	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee	Master Servicers, primary servicers and sub-servicers
The product of the portion of the per annum master servicing fee rate for the applicable Master Servicer and the related Mortgage Loan (including the Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is applicable to such month, determined in the same manner as the applicable Mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan and Companion Loan.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1100% per annum.  With respect to each Mortgage Loan for which a primary servicer or sub-servicer is appointed, a portion of the master servicing fee is payable to that primary servicer or sub-servicer.
Monthly
Interest payment on the related Mortgage Loan and any related Serviced Companion Loan and, with respect to unpaid master servicing fees (including any primary and sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient(s)	Amount	Frequency	Source of Payment
Special Servicing Fee	Special Servicers
The product of the portion of a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $1,000 per Specially Serviced Mortgage Loan for each month during which the related Mortgage Loan is a Specially Serviced Mortgage Loan that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each applicable Specially Serviced Mortgage Loan for such month, and the Stated Principal Balance of each such Specially Serviced Mortgage Loan and such REO Mortgage Loan (in each case excluding the Non-Serviced Mortgage Loan).
			Monthly	Any and all collections on the Mortgage Loans and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Workout Fee	Special Servicers
1.00% of each collection of principal and interest on each applicable worked-out Serviced Mortgage Loan (and any related Serviced Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, further, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault	The related collections on such Mortgage Loan and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Liquidation Fee	Special Servicers
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (other than the Non-Serviced Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any default interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan  (and any related Serviced Companion Loan) from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan)	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Certificate Administrator Fee	Certificate Administrator and Trustee
The product of the portion of a rate equal to 0.0041% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan for such month, and the Stated Principal Balance of each Mortgage Loan.  A portion of the certificate administrator fee will be payable to the Trustee pursuant to the Pooling and Servicing Agreement.
			Monthly	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicers.

CREFC® Intellectual Property Royalty License Fee	CREFC®
The product of the portion of a rate equal to 0.0005% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicers.

Type	Recipient(s)	Amount	Frequency	Source of Payment
Trust Advisor Ongoing Fee	Trust Advisor
The product of the portion of a rate equal to with respect to each Mortgage Loan (other than the Brunswick Square Mortgage Loan), 0.00195% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (other than the Brunswick Square Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly	Any and all collections and P&I Advances on the Mortgage Loans (other than the Brunswick Square Mortgage Loan), to the extent included in the amounts remitted by the Master Servicers.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicers/ Special Servicers	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.

Any and all amounts collected for checks returned for insufficient funds on all the applicable Mortgage Loans and Serviced Companion Loan;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans and Serviced Companion Loan;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans; (1) and

Interest or other income earned on deposits in the collection or other accounts maintained by the applicable Master Servicer or applicable Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan and Serviced Companion Loan).(1)

Expenses

Servicing Advances	Master Servicers and Trustee (and Special Servicers, if applicable)	The amount of any applicable Servicing Advances.	From time to time
Recoveries on the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Mortgage Loan) and any Serviced Companion Loan.

Type	Recipient(s)	Amount	Frequency	Source of Payment
Interest on Servicing Advances	Master Servicers and Trustee (and Special Servicers, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Mortgage Loan) and any Serviced Companion Loan.

P&I Advances	Master Servicers and Trustee	The amount of any applicable P&I Advances.	From time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicers and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicers and Special Servicers (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, a Master Servicer or a Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time	Any and all collections on the Mortgage Loans and any Serviced Companion Loan.

Indemnification Expenses	Trust Advisor/any Other Trust Advisor with respect to the Non-Serviced Loan Combination
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to the Non-Serviced Mortgage Loan, any related Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement and amounts incurred in connection with the replacement of a Special Servicer) or, with respect to such Other Trust Advisor, the Non-Serviced Mortgage Loan.
From time to time
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and Class C Regular Interests and Class D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates and Regular Interests (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time	Any and all collections on the Mortgage Loans.

(1)
Allocable between the applicable Master Servicer and the applicable Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In general, with respect to the Brunswick Square Mortgage Loan after the securitization of the related Companion Loan, (a) references in the table to the applicable Special Servicer and the Trust Advisor will mean the Other Special Servicer and the Other Trust Advisor, except that (i) the rights to compensation will be governed by the Brunswick Square Pooling and Servicing Agreement, which may set forth provisions differing from those set forth above (although we expect those provisions to be similar), and (ii) the Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to the Brunswick Square Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the Brunswick Square Loan Combination, references in the table to a Master Servicer or a Special Servicer will mean the Other Master Servicer or the Other Special Servicer, respectively, except with respect to such Servicing Advances (and interest thereon) that were made by the applicable Master Servicer or the applicable Special Servicer, as applicable, and have not been reimbursed to it, and (c) the applicable Master Servicer will cease to be entitled, and we anticipate the Other Master Servicer will become entitled, to a primary servicing fee (which fee will be included in the applicable Master Servicer’s master servicing fee until the other securitization occurs), accruing at a rate equal to 0.010% per annum.  See “The Pooling and Servicing Agreement—Servicing of the Loan Combination”.  Solely for purposes of the presentation of master servicing fee rates set forth in the table, the master servicing fee rate for the Brunswick Square Mortgage Loan is net of the primary servicing fee rate that will be included in that master servicing fee rate until the securitization of the related Companion Loan.  Any compensation earned prior to the securitization of the Brunswick Square Companion Loan will be due and payable to the applicable Master Servicer and applicable Special Servicer as applicable (if not already paid) after such securitization in accordance with the Pooling and Servicing Agreement.

Delivery, Form and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 Initial Certificate Principal Balance or Notional Amount, as applicable, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred in book-entry form only in denominations of $1,000,000 Notional Amount and in multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  Certificateholder will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates”.  Unless and until Definitive Certificates are issued, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to Holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to Holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The Holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, Holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, Holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”).  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Certificate Administrator, the Special Servicers or the Master Servicers as Holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among

Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a Holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of a Servicer Termination Event under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.  Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Certificate Administrator, Certificate Registrar and Master Servicers will recognize the Holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement.  Distributions of principal of and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

Matters Regarding the Certificate Administrator

The Certificate Administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every Mortgage Loan.  In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0041% per annum on the Stated Principal Balance of the related Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is an Actual/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Certificate Administrator will be entitled on behalf of itself and the Trustee, to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may remove the Certificate Administrator, upon written notice to the Master Servicers, the Special Servicers, the Depositor and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

The Certificate Administrator, in each of the capacities in which it serves under the Pooling and Servicing Agreement, will not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to the Non-Serviced Loan Combination, we anticipate that the certificate administrator under the pooling and servicing agreement pursuant to which such Loan Combination is serviced (the “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are expected to be substantially similar to those described above and will be entitled to reimbursement from the Trust Fund for the Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it (i) fails to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (ii) becomes a Prohibited Party (unless the Depositor consents to the Trustee’s continuation in its reasonable discretion), or (iii) fails to be an institution whose short-term unsecured debt obligations are at all times rated not less than “F-1” by Fitch and “P-1” by Moody’s and whose long-term unsecured debt is at all times rated not less than “A-” by Fitch, “A1” by Moody’s (or “A2” by Moody’s if it has a short term unsecured debt rating of at least “P-1” by Moody’s) and, if rated by KBRA, an equivalent rating by KBRA (or such lower rating as is the subject of a confirmation from such Rating Agency and KBRA (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates).

“Prohibited Party” means, as of any date of determination, any person or entity that has theretofore failed to comply with such person’s or entity’s obligations under Regulation AB with respect to the Trust Fund or any other securitization if (and only if) both (A) such failure was an “event of default” under the relevant agreement to which such person or entity was a party, and (B) such person or entity is proposed to become a Servicing Function Participant in respect of the Trust Fund.  In determining whether any person or entity is a “Prohibited Party”, each party to the pooling and servicing agreement, provided that they are not an affiliate of such person or entity, shall be entitled to conclusively rely on a written certification from any person or entity stating that it is not a Prohibited Party.  All necessary determinations under or for purposes of this definition shall be made as of the date of consummation of the transaction in which the relevant person or entity would become a Servicing Function Participant in respect of the Trust Fund.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of a Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Trustee is required to notify the Certificate Administrator, who will be required to notify the Certificateholders of any termination of the applicable Master Servicer or the applicable Special Servicer or appointment of a successor to such Master Servicer or such Special Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the applicable Master Servicer or the applicable Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the applicable Master Servicer or the applicable Special Servicer, that an advance, if made, would be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to the Non-Serviced Mortgage Loan.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the applicable Master Servicer.  See “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to the Non-Serviced Loan Combination, we anticipate that the trustee under the pooling and servicing agreement pursuant to which such Loan Combination is serviced (the “Other Trustee”) will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are expected to be substantially similar to those described above and is entitled to reimbursement from the Trust Fund for the Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under this section of the prospectus supplement entitled “—Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicers, the Special Servicers, the Rating Agencies, and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense (which shall include all expenses incurred by the Trustee in connection with its transfer of the mortgage files to a successor Trustee), at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor Trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.  The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring Mortgage Files (if applicable) and related information, records and reports to the successor).

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  No one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of Defaulted Mortgage Loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicers, the Special Servicers or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the Certificate Principal Balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●
except in the case of the Class X-A and Class X-B Certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate Certificate Principal Balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate Certificate Principal Balances of those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, incentives for a borrower to repay its Mortgage Loan by an Anticipated Repayment Date, the dates on which Balloon Payments are due occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of

Mortgaged Properties and/or parcels and/or the termination of cross-collateralization arrangements, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases, casualties and condemnations.  See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of any Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5, Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding.  In addition, the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates may receive principal distributions on a date when the Class A-SB Certificates remain outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the Certificate Principal Balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase Class X-A or Class X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or Class X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans.  Each payment of principal in reduction of the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB Certificates or the Class A-S Regular Interest will result in a reduction in the aggregate notional amount of the Class X-A Certificates.  Each payment of principal in reduction of the principal balance of the Class D Certificates or the Class B or Class C Regular Interests will result in a reduction in the aggregate notional amount of the Class X-B Certificates.  Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A or Class X-B Certificates will be lower than that assumed at the time of purchase.  Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund.  Prior to investing in the Class X-A or Class X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  The ratings on the Class X-A and Class X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or Class X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

With respect to the Mortgage Loans secured by residential cooperative properties, certain of the Mortgage Loans have subordinate secured debt held by NCB, FSB or its affiliates with interest rates that are based on LIBOR, which will result in higher debt service payments, and a correspondingly higher likelihood of default during times where LIBOR increases above a certain threshold.  In addition, the related intercreditor agreements do not include “standstill” provisions and, as a result, in the event any subordinate secured debt defaults and the holder of such subordinate secured debt, which may be NCB, FSB, begins foreclosure proceedings, a default will occur with respect to the related Mortgage Loan which may result in a prepayment of such Mortgage Loan during a time in which it is otherwise locked out or at a time in which the Mortgage Loan was otherwise performing.  See “Description of the Mortgage Pool—

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate Certificate Principal Balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your Certificate Principal Balance and otherwise reduce amounts distributable to you.  Because the Notional Amount of the Class X-A Certificates is based upon the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and the Class A-S Regular Interest, the Class X-A Certificates will be adversely affected by losses allocated to such Classes or Regular Interest.  Because the Notional Amount of the Class X-B Certificates is based upon the aggregate Certificate Principal Balance of the Class D Certificates and the Class B and Class C Regular Interests, the Class X-B Certificates will be adversely affected by losses allocated to such Class or Regular Interests.  In addition, because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicers, the Special Servicers or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current P&I Advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicers, the Special Servicers or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the related Collection Account representing the principal portion of current P&I Advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums and any exceptions to those prepayment restrictions;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	incentives for a borrower to repay its Mortgage Loan by an Anticipated Repayment Date;

5.
the exercise of purchase options by tenants or others and other sales of Mortgaged Properties or parcels by borrowers and/or the termination of cross-collateralization arrangements that can result in prepayments of principal, including during a lockout period for the Mortgage Loan; and

6.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●	the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “The Pooling and Servicing Agreement” in this prospectus supplement, the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement, and “Risk Factors” in the attached prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate Stated Principal Balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life of the Offered Certificates

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of March 28, 2014 until each dollar to be applied in reduction of the aggregate Certificate Principal Balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the Certificate Principal Balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Principal Balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with a Certificate Principal Balance,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate Certificate Principal Balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate Certificate Principal Balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of Mortgage Loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model is the prepayment model that we use in this prospectus supplement.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of the Initial Certificate Principal Balance of
the Class A-1 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	83%	83%	83%	83%	83%
March 2016	66%	66%	66%	66%	66%
March 2017	45%	45%	45%	45%	45%
March 2018	21%	21%	21%	21%	21%
March 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.65	2.65	2.65	2.65	2.64

Percentages of the Initial Certificate Principal Balance of
the Class A-2 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.91	4.89	4.76

Percentages of the Initial Certificate Principal Balance of
the Class A-3 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.82	6.80	6.79	6.76	6.55

Percentages of the Initial Certificate Principal Balance of
the Class A-4 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.78	9.72	9.65	9.43

Percentages of the Initial Certificate Principal Balance of
the Class A-5 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.88	9.87	9.84	9.62

Percentages of the Initial Certificate Principal Balance of
the Class A-SB Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	80%	80%	80%	80%	80%
March 2021	59%	59%	59%	59%	59%
March 2022	38%	38%	38%	38%	39%
March 2023	17%	17%	17%	17%	17%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.43	7.43	7.43	7.43	7.44

Percentages of the Initial Certificate Principal Balance of
the Class A-S Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.93	9.88	9.67

Percentages of the Initial Certificate Principal Balance of
the Class B Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.95	9.71

Percentages of the Initial Certificate Principal Balance of
the Class C Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Initial Certificate Principal Balance of
the Class PEX Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.95	9.93	9.70

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates or the Class A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates or the Class A-S Regular Interest. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class D Certificates or the Class B and Class C Regular Interests and the default and loss experience on the Mortgage Loans to the extent that losses reduce the Certificate Principal Balance of the Class D Certificates or the Class B and Class C Regular Interests. If you are contemplating an investment in the Class X-A or Class X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Your yield to maturity would also be adversely affected by sales of Mortgage Loans in connection with a material breach of a representation or warranty or other removals of Mortgage Loans from the trust fund. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the trust. The ratings on the Class X-A and Class X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Price/Yield Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage (in 32nds) of the initial total Certificate Principal Balance of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including March 1, 2014 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
for the Class A-1 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR

Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.2284%	3.2295%	3.2305%	3.2313%	3.2322%
96-00	2.8139%	2.8147%	2.8155%	2.8162%	2.8169%
97-00	2.4057%	2.4063%	2.4069%	2.4074%	2.4079%
98-00	2.0037%	2.0041%	2.0045%	2.0048%	2.0051%
99-00	1.6077%	1.6079%	1.6081%	1.6082%	1.6084%
100-00	1.2176%	1.2176%	1.2176%	1.2176%	1.2176%
101-00	0.8332%	0.8330%	0.8328%	0.8326%	0.8324%

Pre-Tax Yield to Maturity (CBE)
for the Class A-2 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.3344%	3.3347%	3.3352%	3.3362%	3.3470%
99-00	3.1097%	3.1099%	3.1101%	3.1105%	3.1156%
100-00	2.8876%	2.8876%	2.8876%	2.8875%	2.8869%
101-00	2.6681%	2.6679%	2.6676%	2.6671%	2.6608%
102-00	2.4510%	2.4507%	2.4501%	2.4491%	2.4373%
103-00	2.2364%	2.2359%	2.2351%	2.2336%	2.2163%
104-00	2.0242%	2.0235%	2.0225%	2.0205%	1.9978%

Pre-Tax Yield to Maturity (CBE)
for the Class A-3 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.0045%	4.0050%	4.0058%	4.0069%	4.0160%
99-00	3.8333%	3.8335%	3.8339%	3.8344%	3.8385%
100-00	3.6640%	3.6640%	3.6639%	3.6639%	3.6632%
101-00	3.4968%	3.4964%	3.4960%	3.4953%	3.4898%
102-00	3.3314%	3.3308%	3.3299%	3.3287%	3.3185%
103-00	3.1679%	3.1670%	3.1658%	3.1639%	3.1490%
104-00	3.0063%	3.0051%	3.0035%	3.0010%	2.9815%

Pre-Tax Yield to Maturity (CBE)
for the Class A-4 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.0922%	4.0932%	4.0943%	4.0956%	4.1002%
99-00	3.9659%	3.9664%	3.9669%	3.9675%	3.9696%
100-00	3.8412%	3.8411%	3.8410%	3.8409%	3.8405%
101-00	3.7179%	3.7173%	3.7166%	3.7158%	3.7130%
102-00	3.5961%	3.5949%	3.5936%	3.5921%	3.5869%
103-00	3.4756%	3.4739%	3.4721%	3.4699%	3.4622%
104-00	3.3566%	3.3543%	3.3519%	3.3490%	3.3390%

Pre-Tax Yield to Maturity (CBE)
for the Class A-5 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.3693%	4.3695%	4.3697%	4.3702%	4.3747%
99-00	4.2420%	4.2421%	4.2422%	4.2424%	4.2445%
100-00	4.1162%	4.1162%	4.1162%	4.1161%	4.1158%
101-00	3.9919%	3.9918%	3.9917%	3.9914%	3.9886%
102-00	3.8691%	3.8689%	3.8686%	3.8680%	3.8629%
103-00	3.7477%	3.7474%	3.7470%	3.7461%	3.7386%
104-00	3.6277%	3.6272%	3.6268%	3.6256%	3.6158%

Pre-Tax Yield to Maturity (CBE)
for the Class A-SB Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.9399%	3.9399%	3.9399%	3.9399%	3.9395%
99-00	3.7807%	3.7807%	3.7807%	3.7807%	3.7805%
100-00	3.6233%	3.6233%	3.6233%	3.6233%	3.6234%
101-00	3.4679%	3.4679%	3.4679%	3.4679%	3.4681%
102-00	3.3143%	3.3143%	3.3143%	3.3143%	3.3147%
103-00	3.1624%	3.1624%	3.1624%	3.1624%	3.1631%
104-00	3.0124%	3.0124%	3.0124%	3.0124%	3.0132%

Pre-Tax Yield to Maturity (CBE)
for the Class A-S Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.5421%	4.5421%	4.5428%	4.5437%	4.5478%
99-00	4.4144%	4.4144%	4.4148%	4.4152%	4.4170%
100-00	4.2883%	4.2883%	4.2883%	4.2882%	4.2878%
101-00	4.1637%	4.1637%	4.1632%	4.1627%	4.1601%
102-00	4.0406%	4.0406%	4.0397%	4.0387%	4.0340%
103-00	3.9188%	3.9188%	3.9176%	3.9162%	3.9093%
104-00	3.7985%	3.7985%	3.7969%	3.7951%	3.7860%

Pre-Tax Yield to Maturity (CBE)
for the Class PEX Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-00	4.9405%	4.9405%	4.9413%	4.9422%	4.9489%
98-00	4.8095%	4.8095%	4.8101%	4.8109%	4.8150%
99-00	4.6802%	4.6802%	4.6806%	4.6811%	4.6829%
100-00	4.5524%	4.5524%	4.5527%	4.5529%	4.5523%
101-00	4.4262%	4.4262%	4.4263%	4.4263%	4.4233%
102-00	4.3014%	4.3014%	4.3014%	4.3012%	4.2958%
103-00	4.1781%	4.1781%	4.1780%	4.1775%	4.1698%

Pre-Tax Yield to Maturity (CBE)
for the Class X-A Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
7-20	7.0939%	7.0542%	7.0053%	6.9366%	6.5614%
7-24	6.6533%	6.6131%	6.5636%	6.4939%	6.1144%
7-28	6.2240%	6.1832%	6.1331%	6.0625%	5.6787%
8-0	5.8054%	5.7642%	5.7134%	5.6420%	5.2540%
8-4	5.3972%	5.3555%	5.3041%	5.2318%	4.8396%
8-8	4.9989%	4.9566%	4.9047%	4.8316%	4.4353%
8-12	4.6100%	4.5673%	4.5147%	4.4408%	4.0405%

Pre-Tax Yield to Maturity (CBE)
for the Class X-B Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
3-8	9.7012%	9.7055%	9.7114%	9.7140%	9.3900%
3-12	8.7931%	8.7975%	8.8035%	8.8061%	8.4720%
3-16	7.9351%	7.9396%	7.9457%	7.9484%	7.6046%
3-20	7.1225%	7.1271%	7.1333%	7.1359%	6.7829%
3-24	6.3511%	6.3558%	6.3621%	6.3647%	6.0027%
3-28	5.6174%	5.6221%	5.6285%	5.6311%	5.2605%
4-0	4.9180%	4.9228%	4.9294%	4.9320%	4.5529%

Pre-Tax Yield to Maturity (CBE)
for the Class B Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	5.0057%	5.0057%	5.0057%	5.0060%	5.0105%
99-00	4.8751%	4.8751%	4.8751%	4.8753%	4.8773%
100-00	4.7461%	4.7461%	4.7461%	4.7461%	4.7456%
101-00	4.6187%	4.6187%	4.6187%	4.6185%	4.6156%
102-00	4.4927%	4.4927%	4.4927%	4.4924%	4.4871%
103-00	4.3683%	4.3683%	4.3683%	4.3678%	4.3602%
104-00	4.2453%	4.2453%	4.2453%	4.2446%	4.2347%

Pre-Tax Yield to Maturity (CBE)
for the Class C Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.3269%	5.3269%	5.3269%	5.3269%	5.3397%
96-00	5.1918%	5.1918%	5.1918%	5.1918%	5.2019%
97-00	5.0584%	5.0584%	5.0584%	5.0584%	5.0658%
98-00	4.9267%	4.9267%	4.9267%	4.9267%	4.9315%
99-00	4.7966%	4.7966%	4.7966%	4.7966%	4.7987%
100-00	4.6681%	4.6681%	4.6681%	4.6681%	4.6676%
101-00	4.5411%	4.5411%	4.5411%	4.5411%	4.5381%

Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see Structuring Assumptions in Annex D and “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicers, the Special Servicers, the Trust Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and in the case of the Serviced Loan Combination, the related Serviced Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) will be governed by the Pooling and Servicing Agreement.  The Serviced Loan Combination and related REO Property will also be serviced and administered in accordance with the related intercreditor agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.

For more detailed information, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement. In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of the Serviced Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

With respect to the Brunswick Square Loan Combination, the discussion under this heading “The Pooling and Servicing Agreement” as to particular servicing matters is applicable with respect to such Loan Combination only prior to the securitization of the related Companion Loan.  As described under “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the Brunswick Square Loan Combination Will Shift to Others” in this prospectus supplement, on and after the securitization of the Brunswick Square Companion Loan, the Brunswick Square Loan Combination will be serviced pursuant to the Brunswick Square Pooling and Servicing Agreement, and the provisions of the Brunswick Square Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although such Loan Combination will still need to be serviced in compliance with the requirements of the related intercreditor agreement, which are described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) does include, unless otherwise specifically indicated, the Serviced Mortgage Loan and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Mortgage Loan.  In certain instances references are made that specifically exclude the Non-Serviced Mortgage Loan from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Mortgage Loan”, “other than any Non-Serviced Mortgage Loan”, “except with respect to the Non-Serviced Mortgage Loan” or “except with respect to any Non-Serviced Mortgage Loan” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicers, Special Servicers, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicers, Special Servicers, Certificate Administrator or Trustee are responsible for those duties with respect to the Non-Serviced Mortgage Loan.  After the Brunswick Square Securitization Date, servicing of the Non-Serviced Mortgage Loan will be primarily handled under the pooling and servicing agreement entered into in connection with the securitization of the related Non-Serviced Companion Loan.  While we anticipate that the terms of any such pooling and servicing agreement will be substantially similar, but not identical to the servicing provisions discussed in this prospectus supplement related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “—Servicing of the Loan Combination” in this prospectus supplement for a discussion of certain important servicing terms related to the Non-Serviced Mortgage Loan.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding Stated Principal Balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date or Anticipated Repayment Date, as applicable, of each Mortgage Loan.

In addition, the Depositor will require each Mortgage Loan Seller to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Custodian will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Custodian is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Trustee receives notice that a material document defect exists, the Trustee will promptly notify the Depositor, the Certificate Administrator, the applicable Mortgage Loan Seller, the applicable Special Servicer and the applicable Master Servicer. If the applicable Mortgage Loan Seller cannot cure the material document defect within the time period specified in the Pooling and Servicing Agreement, the applicable Mortgage Loan Seller will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, make a Loss of Value Payment, or repurchase the related Mortgage Loan at the Purchase Price within the time period specified in the Pooling and Servicing Agreement. This substitution, payment or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a material document defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

With respect to the Brunswick Square Mortgage Loan, following the securitization of the related Companion Loan, the documents contained in the Mortgage File (other than the mortgage note evidencing the Brunswick Square Mortgage Loan included in this securitization) will be transferred to the custodian under such other securitization.

Notwithstanding any contrary provision described above, in the case of the Non-Serviced Mortgage Loan, the Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  The pooling and servicing agreement with respect to the Non-Serviced Mortgage Loan will recognize the obligation of a designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

Servicing of the Mortgage Loans

Each Master Servicer (directly or through one or more sub-servicers) and each Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible (other than the Non-Serviced Mortgage Loan) and, in the case of the Serviced Loan Combination, the related Companion Loan, for which it is responsible (as described below).  Each Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans for which it is responsible (and, in the case of each Serviced Loan Combination, the related Companion Loan) to one or more third-party sub-servicers.  Each Master Servicer will be responsible for paying the servicing fees of any primary servicer or sub-servicer for which it is responsible (other than the Other Master Servicer).  Notwithstanding any subservicing or primary servicing agreement, the applicable Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the holders of the Serviced Companion Loan for the servicing and administering of the Mortgage Loans and the Serviced Companion Loan for which it is responsible in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  A Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties unless the Subordinate Class Representative has consented (during any Subordinate Control Period), and a Rating Agency Confirmation is obtained.

Each Master Servicer and each Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and, in the case of each Serviced Loan Combination, the related Companion Loan and each REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Serviced Loan Combination) and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holders of the Serviced Companion Loan (as determined by the applicable Master Servicer or the applicable Special Servicer, as the case may be, in its good faith and reasonable judgment) (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender),

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans documents (including with respect to a Serviced Loan Combination, the related intercreditor agreement) (provided that in the event a Master Servicer or a Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, such Master Servicer and such Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an Additional Trust Fund Expense), such Master Servicer or such Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO Properties that are comparable to the Mortgage Loans (and Serviced Loan Combination) and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the applicable Master Servicer, the timely collection of all scheduled payments of principal and interest under those Mortgage Loans (and Serviced Loan Combination),

2.
in the case of the applicable Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans (and Serviced Loan Combination), and

3.
in the case of the applicable Special Servicer and any Mortgage Loan that is (A) a Specially Serviced Mortgage Loan or (B) a Mortgage Loan (other than the Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders  (or, in the case of a Serviced Loan Combination, to the Certificateholders and the related Serviced Companion Loan Holder(s), as applicable), as a collective whole, of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the related Serviced Companion Loan Holder(s), as applicable), as a collective whole, to be performed at a rate determined by the applicable Special Servicer but in no event less than the related net mortgage interest rate (or, in the case of a Serviced Loan Combination, in no event less than the weighted average of the net mortgage rates for the Mortgage Loans in such Serviced Loan Combination)); and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.
the ownership of any Certificate or any interest in any other Mortgage Loan in a Loan Combination by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of their respective affiliates,

3.
the obligation of the applicable Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement,

4.
the obligation of the applicable Special Servicer to make, or to direct the applicable Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement,

5.
the right of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, or

8.
the obligations of the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicers, the Special Servicers, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders or the holder of any related Companion Loan for taking any action or refraining from taking any action in good faith, or for errors in judgment.  The foregoing provision will not protect the Master Servicers or the Special Servicers nor any of their respective members, managers, directors, officers, employees or agents against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud, or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

In general, subject to the more specific discussions in the other subsections of this “The Pooling and Servicing Agreement” section, the applicable Master Servicer will be responsible for the servicing and administration of—

●	all applicable Mortgage Loans and Serviced Companion Loan as to which no Servicing Transfer Event has occurred, and

●	all applicable worked-out Mortgage Loans and Serviced Companion Loan as to which no new Servicing Transfer Event has occurred.

For descriptions of the servicing of the Brunswick Square Mortgage Loan, see “—Servicing of the Loan Combination” below and “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

A “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Mortgage Loan), including any REO Mortgage Loan and any Serviced Loan Combination, being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any Balloon Payment, and the borrower has not delivered to the applicable Master Servicer or the applicable Special Servicer, on or before the Due Date of such Balloon Payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer (and such Master Servicer will be required to promptly forward such commitment to the applicable Special Servicer) which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan or Serviced Companion Loan will immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the applicable Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan at any time prior to such a refinancing); or

(b)      the related borrower has failed to make when due any monthly payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

(c)      the applicable Master Servicer or the applicable Special Servicer (and in the case of the applicable Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that a default in making any monthly payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the applicable Master Servicer or the applicable Special Servicer (and in the case of the applicable Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to such Master Servicer (and such Master Servicer will be required to promptly forward such commitment to the applicable Special Servicer) which provides that such refinancing will occur within 120 days following the date on which such Balloon Payment will become due, the applicable Master Servicer or the applicable Special Servicer (and in the case of the applicable Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that (A) the borrower is likely not to make one or more assumed monthly debt service payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

(d)      there has occurred a default (including, in the applicable Master Servicer’s or the applicable Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (a) or (b) above, that may, in the applicable Master Servicer’s or the applicable Special Servicer’s good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Companion Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holders of the related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Companion Loan (or, if no cure period is specified, sixty (60) days); or

(e)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days; or

(f)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(g)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(h)      the applicable Master Servicer or the applicable Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(i)       the applicable Master Servicer or the applicable Special Servicer (and in the case of the applicable Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines that (i) a default (including, in the applicable Master Servicer’s or the applicable Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the Mortgage Loan documents (other than as described in clause (c) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holder of the related Serviced Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Serviced Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses (a) and (b) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the related Mortgage Loan documents (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (e), (f), (g) and (i) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer;

●
with respect to the circumstances described in clause (d) of the definition of Specially Serviced Mortgage Loan, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer; and

●	with respect to the circumstances described in clause (h) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any Serviced Mortgage Loan or Serviced Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.  Notwithstanding any contrary provision described above, neither the Serviced Mortgage Loan nor the Serviced Companion Loan will be a Corrected Mortgage Loan unless both the Serviced Mortgage Loan and the Serviced Companion Loan are Corrected Mortgage Loans.

A Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and Serviced Companion Loan with respect to which it is engaged to act as Special Servicer as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan.  The applicable Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination).

Despite the foregoing, the Pooling and Servicing Agreement will require the applicable Master Servicer to make P&I Advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan and REO Properties (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) and related REO Mortgage Loans, receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) and related REO Mortgage Loans, and render such incidental services with respect to any Specially Serviced Mortgage Loan and REO Properties (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in Pooling and Servicing Agreement.  In addition, the applicable Special Servicer will perform certain processing duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Companion Loan to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the applicable Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the applicable Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any Other Special Servicer with respect to the securitization of any Non-Serviced Companion Loan, and as a result will not provide a review of any special servicing actions in respect of the Non-Serviced Mortgage Loan.  The Other Trust Advisor will act as trust advisor with respect to any Non-Serviced Mortgage Loan pursuant to the related pooling and servicing agreement and we anticipate that such Other Trust Advisor will have obligations that are expected to be substantially similar to those of the Trust Advisor described in this prospectus supplement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each REO Property, and “REO Companion Mortgage Loan” means the successor mortgage loan to a Serviced Companion Loan deemed to be outstanding with respect to an REO Property related to a Serviced Loan Combination.

Servicing of the Loan Combination

Prior to the Securitization of the Brunswick Square Companion Loan, the Brunswick Square Loan Combination will be the Serviced Loan Combination.  The Serviced Loan Combination will be serviced and administered in accordance with the Pooling and Servicing Agreement and the related Intercreditor Agreement.  If the Serviced Companion Loan in a Loan Combination becomes a Specially Serviced Mortgage Loan, then the related Serviced Mortgage Loan will also become a Specially Serviced Mortgage Loan.  If the Serviced Mortgage Loan in a Serviced Loan Combination is a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan.  For more detailed information, please see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.  In reviewing the remainder of “The Pooling and Servicing Agreement” section, you should be aware that the consultation and other rights of the holder of each Serviced Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

Following the securitization of the Brunswick Square Companion Loan, the related Mortgage Loan will be the Non-Serviced Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under a pooling and servicing agreement that governs such securitization (the “Brunswick Square Pooling and Servicing Agreement”). With respect to the Non-Serviced Mortgage Loan, the master servicer appointed under the Brunswick Square Pooling and Servicing Agreement (the “Other Master Servicer”) will generally make servicing advances and remit collections on the Non-Serviced Mortgage Loan to or on behalf of the Trust Fund. The applicable Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of the Non-Serviced Mortgage Loan under the terms of the Intercreditor Agreement, and make P&I Advances with respect to the Non-Serviced Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the Brunswick Square Pooling and Servicing Agreement may differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The intercreditor agreement for the Brunswick Square Loan Combination requires that the Brunswick Square Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Brunswick Square Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the Brunswick Square

Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the Brunswick Square Companion Loan.  Required terms include, without limitation:

●
The Other Master Servicer and the special servicer under the Brunswick Square Pooling and Servicing Agreement (the “Other Special Servicer”) must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer must be subject to servicer termination events, in each case that are substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

●
The Brunswick Square Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the Brunswick Square Mortgage Loan that are materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.25%, 1.0% and 1.0%, respectively.

●
During any senior consultation or similar period under the Brunswick Square Pooling and Servicing Agreement, if the trust advisor under the Brunswick Square Pooling and Servicing Agreement (the “Other Trust Advisor”) determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor must have the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the Brunswick Square Loan Combination:

●
The applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Other Master Servicer, the Other Special Servicer, the Other Certificate Administrator or the Other Trustee appointed under the Brunswick Square Pooling and Servicing Agreement or (b) make Servicing Advances with respect to the Non-Serviced Loan Combination.  The obligation of the applicable Master Servicer to provide information and remit collections to the Certificate Administrator for the benefit of the Certificateholders with respect to the Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable party under the Brunswick Square Pooling and Servicing Agreement.

●
Until a securitization of the Brunswick Square Companion Loan, a portion of the applicable Master Servicer’s compensation will include a primary servicing fee accrued and payable with respect to the Brunswick Square Mortgage Loan.  From and after a securitization of the related Brunswick Square Companion Loan, that primary servicing fee on the Brunswick Square Mortgage Loan will accrue and be payable to the Other Master Servicer.

●
The applicable Master Servicer will be required to make P&I Advances with respect to the Brunswick Square Mortgage Loan, unless (i) the applicable Master Servicer or the applicable Special Servicer has determined that such advance would not be recoverable from collections on such Brunswick Square Mortgage Loan or (ii) the Other Master Servicer has made a similar determination with respect to an advance on the Brunswick Square Companion Loan.

●
After the securitization of the Brunswick Square Companion Loan, the Other Master Servicer will be obligated to make servicing advances with respect to the Brunswick Square Loan Combination.  If the Other Master Servicer determines that a servicing advance it made with respect to the Brunswick Square Loan Combination or the related Mortgaged Property is nonrecoverable, such Other Master Servicer will be entitled to be reimbursed first from collections on, and proceeds of, the Brunswick Square Mortgage Loan and the Brunswick Square Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the Brunswick Square Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period or similar period under the Brunswick Square Pooling and Servicing Agreement, the majority subordinate certificateholder or equivalent party under such agreement, or the related representative on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The Brunswick Square Pooling and Servicing Agreement may make a provision for a vote of certificateholders of the other securitization to terminate the Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The Other Special Servicer will be required to take actions with respect to the Brunswick Square Mortgage Loan if it becomes a Defaulted Mortgage Loan that are expected to be substantially similar to the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●	The servicing provisions relating to performing inspections and collecting operating information are expected to be substantially similar to those of the Pooling and Servicing Agreement.

The general rights of indemnification granted to the Master Servicers, Special Servicers and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to a Loan Combination (whether or not the Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the applicable Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in its Collection Account, the applicable Master Servicer and the applicable Special Servicer, as applicable, will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Companion Loan for that holder’s allocable share of the amount so paid.  Failure to so notify will not have any impact on the rights of the Master Servicers, the Special Servicers or other applicable parties under the Pooling and Servicing Agreement to indemnification unless such failure has a material adverse effect on the Trust Fund’s ability to perform its obligations under the Pooling and Servicing Agreement or the related Intercreditor Agreement.

Accounts

Collection Accounts

General.  Each Master Servicer will be required to establish and maintain a segregated account (each a “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments and other collections that it receives with respect to the Mortgage Loans for which it is the Master Servicer. With respect to the Serviced Loan Combination, the applicable Master Servicer will also be required to establish and maintain a separate custodial account (the “Companion Loan Collection Account”), which may be a sub-account of the related Collection Account, and deposit therein all payments and other collections that it receives with respect to the Serviced Companion Loan.  The Issuing Entity will be entitled to amounts on deposit in the Companion Loan Collection Account only to the extent that those amounts are not payable to the holders of the Serviced Companion Loan. Each Collection Account and the Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

Deposits.  Each Master Servicer must deposit or cause to be deposited in its Collection Account or the Companion Loan Collection Account, as applicable, generally within one business day following receipt by it of properly identified funds, all payments on and proceeds of the Mortgage Loans and Serviced Companion Loan that are received by or on behalf of such Master Servicer with respect to the related Mortgage Loans and Serviced Companion Loan, as applicable.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable Special Servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the Mortgage Loan or Serviced Companion Loan indebtedness and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund or Serviced Companion Loan on behalf of its holder that may occur as otherwise described in this prospectus supplement.  Notwithstanding the foregoing, a Master Servicer need not deposit into its Collection Account or Companion Loan Collection Account, as applicable any amount that such Master Servicer would be authorized to withdraw immediately from that Collection Account or that Companion Loan Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. Each Master Servicer may make withdrawals from the related Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “—Distribution Account” below, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in such Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from such Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement or CREFC® for unreimbursed servicing and P&I Advances, master servicing compensation, special servicing compensation, trust advisor compensation, the CREFC® intellectual property royalty license fee and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements that relate to the Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from such Collection Account to the extent that funds available therefor have been received on the related Companion Loan, and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.
to pay or reimburse any Other Master Servicer, Other Special Servicer, Other Certificate Administrator, Other Trustee or Other Trust Advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to the Non-Serviced Mortgage Loan;

4.
to pay or reimburse any other items that are payable or reimbursable out of such Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor agreement or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in such Collection Account in error;

7.
in accordance with the terms of the Pooling and Servicing Agreement, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other Master Servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject Master Servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject Master Servicer’s Collection Account pursuant to any of clauses 1-6 above; and

8.	to clear and terminate such Collection Account upon the termination of the Pooling and Servicing Agreement.

As used in clause 7 above,  “Uncovered Amount” means, with respect to any Master Servicer’s Collection Account, any Additional Trust Fund Expense, nonrecoverable advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the Pooling and Servicing Agreement, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such Additional Trust Fund Expense, nonrecoverable advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the Holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become realized losses for those Holders.

The applicable Master Servicer may make withdrawals from the Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities):  (i) to pay to the holder of the Serviced Companion Loan any amounts received on or with respect to such Serviced Companion Loan or any successor REO Companion Mortgage Loan with respect thereto that are deposited in such Companion Loan Collection Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder of the Serviced Companion Loan, as applicable, for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of such Companion Loan Collection Account or otherwise at the expense of the holder of the Serviced Companion Loan under the terms of the Pooling and Servicing Agreement and/or the related Loan Combination intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the holder of the Serviced Companion Loan to a third party pursuant to the related Loan Combination intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in such Companion Loan Collection Account in error; and (v) to clear and terminate the Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Serviced Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to a Serviced Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Serviced Companion Loan included in the related Serviced Loan Combination but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in Collection Accounts.  In that latter event, to the extent that the amount is so paid from the Collection Accounts and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the related Collection Account.

Distribution Account

General.  The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions.  That Distribution Account is required to be maintained in the name of the Certificate Administrator for the benefit of the Trustee in trust and the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates.  One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Regular Interests and the portion of the Trust that holds the Excess Interest.

Deposits.  On the business day prior to each distribution date, each Master Servicer will be required to remit to the Certificate Administrator for deposit in the related Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and the Trust’s interest in any REO Properties for which that Master Servicer acts as Master Servicer that are then on deposit in the related Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to either Master Servicer or either Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees, any additional special servicing compensation or master servicing compensation deposited in the Collection Account and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as Trust Advisor fees, and

(e)	amounts deposited in such Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by that Master Servicer with respect to the Mortgage Loans for that distribution date.

●	Any payments made by that Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “—Collection Accounts” above and “—Servicing and Other Compensation and Payment of Expenses” below in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2014 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicers, the Special Servicers, the Trustee, the Trust Advisor monthly fees that are described under “—Servicing and Other Compensation and Payment of Expenses” and “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” below and “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” in this prospectus supplement;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “Description of the Offered Certificates —Matters Regarding the Certificate Administrator” and “—The Trustee—Matters Regarding the Trustee” in this prospectus supplement;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
in connection with the Non-Serviced Mortgage Loan, to pay, out of the Distribution Account, to the Other Master Servicer, Other Special Servicer, Other Trust Advisor and/or the holders of the Non-Serviced Companion Loan, any amount reimbursable to such party by the holder of such Non-Serviced Mortgage Loan pursuant to the terms of the related intercreditor agreement, if any;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Federal Income Tax Consequences—Taxes that May Be Imposed on the REMIC Pool” in the attached prospectus;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  That Interest Reserve Account must be maintained in the name of the Certificate Administrator for the benefit of the Trustee in trust and the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates.  The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, which are described in this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related Mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in February of any year, in such February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Excess Liquidation Proceeds Account

If any Excess Liquidation Proceeds are received, the Certificate Administrator will establish and maintain one or more accounts (collectively, the “Excess Liquidation Proceeds Account”) in the name of the Certificate Administrator for the benefit of the Trustee in trust and the Certificateholders.  Each account that constitutes the Excess Liquidation Proceeds Account will be an eligible account (or a separately identified sub-account of the Distribution Account, provided that for all purposes of the Pooling and Servicing Agreement (including the obligations of the Certificate Administrator) such account will be considered to be and will be required to be treated as separate and distinct from the Distribution Account).  On the master servicer remittance date, each Master Servicer will withdraw from the related Collection Account and Companion Loan Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the collection period ending on the determination date immediately prior to the master servicer remittance date.  The Certificate Administrator will also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to the Pooling and Servicing Agreement in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

“Excess Liquidation Proceeds” means the excess, if any, of (a) the net liquidation proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or an REO Property (or the proceeds of the final payment (including any full, partial or discounted payoff) on a Defaulted Mortgage Loan or a Corrected Mortgage Loan that were received by the trust, net of any and all fees, expenses and costs payable therefrom), over (b) the sum of (i) the amount needed to pay all principal, interest (including Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan (or the related REO Mortgage Loan)  (together with, without duplication, any outstanding unliquidated advances in respect of any such principal or interest), in full, (ii) any other fees that would constitute additional master servicing compensation and/or additional special servicing compensation, (iii) any related unreimbursed Servicing Advances (together with, without duplication, outstanding unliquidated advances in respect of prior Servicing Advances), (iv) all unpaid advance interest on any related advances (but excluding any unliquidated advances), (v) any related liquidation fee and/or special servicing fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Mortgage Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan, Companion Loan or REO Property. If Excess Liquidation Proceeds are received on the Mortgage Loans, they may be used to offset or reimburse losses or paid to the Class R Certificateholders.

Loss of Value Reserve Fund

If any Loss of Value Payments are received in connection with a material document defect or material breach involving a Mortgage Loan, each Special Servicer will establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Trustee in trust and the Certificateholders, for purposes of holding such Loss of Value Payments.  Each account that constitutes the Loss of Value Reserve Fund will be an eligible account or a sub-account of an eligible account pursuant to the Pooling and Servicing Agreement.  Each Special Servicer will, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.  The Loss of Value Reserve Fund will be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any REMIC.  Furthermore, for all federal tax purposes, the Certificate Administrator will (i) treat amounts paid out of the Loss of Value Reserve Fund to REMIC I through the Collection Accounts as damages paid on account of a breach of a representation or warranty by the related Mortgage Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Accounts to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund.  The applicable Mortgage Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and will be taxable on all income earned thereon.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to each Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee for each Master Servicer:

●	will be earned with respect to each and every Mortgage Loan for which it is acting as Master Servicer (including the Non-Serviced Mortgage Loan) and the Serviced Companion Loan, including—

1.	each such mortgage loan that is a Specially Serviced Mortgage Loan,

2.	each such mortgage loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred, and in the case of each such Mortgage Loan or Serviced Companion Loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.
be payable monthly to the applicable Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Companion Loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient (whether on deposit in the applicable Collection Account or the Companion Loan Collection Account, as applicable), from general collections on all the Mortgage Loans.

Some of the Mortgage Loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related Mortgage Loan.  The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan (other than the primary servicing fee payable to the Other Master Servicer on any Non-Serviced Mortgage Loan) is included in the master servicing fee rate for that Mortgage Loan.

With respect to the Brunswick Square Mortgage Loan, (a) before a securitization of the related Companion Loan, the master servicing fee includes a primary servicing fee and the master servicing fee rate includes the rate at which that primary servicing fee accrues and (b) from and after a securitization of the related Companion Loan, the applicable Master Servicer’s master servicing fee rate will be reduced by that primary servicing fee rate and the Other Master Servicer will be entitled to a servicing fee accruing at a rate equal to that primary servicing fee rate.

Each Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by such Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of such Master Servicer or any termination of such Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require each Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans for which it is acting as Master Servicer (other than such as are Specially Serviced Mortgage Loans and other than Mortgage Loans on which the applicable Special Servicer allowed or consented to the applicable Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than the Non-Serviced Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees earned by such Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Mortgage Loan thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by such Master Servicer during the related collection period; provided that the applicable Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the applicable Master Servicer to apply the proceeds in accordance with the related Mortgage Loan documents), (y) at the request or with the consent of the applicable Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).  No Master Servicer will be required to make any compensating interest payments as a result of any prepayments on Mortgage Loans for which it does not act as Master Servicer.

Any payments made by a Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by a Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation.  The principal compensation to be paid to each Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●	will be earned with respect to—

1.	each Mortgage Loan for which it is acting as Special Servicer (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, if any, and

2.
each Mortgage Loan for which it is acting as Special Servicer (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan or Serviced Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

2.
accrue at a special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $1,000 per Specially Serviced Mortgage Loan for each month during which the related Mortgage Loan is a Specially Serviced Mortgage Loan; and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from liquidation proceeds, insurance proceeds or condemnation proceeds (if any) received on or in respect of that mortgage loan and  (except in the case of a Serviced Companion Loan) then from general collections on all the Mortgage Loans and the Trust’s interest in any related REO Properties that are on deposit in the Collection Accounts from time to time.

Workout Fee.  The applicable Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan worked out by that Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Mortgage Loan.  The workout fee will be subject to the cap described below.

The workout fee with respect to any Corrected Mortgage Loan will cease to be payable if that Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan or Serviced Companion Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Companion Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the applicable Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the applicable Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the applicable Special Servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If a Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans and Companion Loan that were worked-out by it (or, except in circumstances where that Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to that Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide a Special Servicer with an incentive to perform its duties better, the payment of any workout fee with respect to the Mortgage Loans will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The applicable Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The applicable Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Mortgage Loan) or REO Property (other than a REO Property acquired with respect to the Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described below and in the following proviso, the liquidation fee will be payable from, and will be calculated by application of the applicable Liquidation Fee Rate to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges; provided that if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (a) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, then in each case the applicable Special Servicer will not be entitled to collect a liquidation fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  The liquidation fee will be subject to the cap described below.

The “Liquidation Fee Rate” will be a rate equal to (a) 1.00% or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000, then the lesser of (i) 3.0% of the liquidation proceeds and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  In addition, no liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.  Furthermore, no liquidation fee will be payable at the expense of the series 2014-C19 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Companion Loan in connection with the other securitization under circumstances similar to those described above. In addition, if a liquidation fee otherwise becomes payable with respect a Mortgage Loan or Companion Loan, then such liquidation fee payable to the applicable Special Servicer with respect to such Mortgage Loan or Companion Loan, as applicable, in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the applicable Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee with respect to the Mortgage Loans will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by a Special Servicer, each Special Servicer must deliver to the applicable Master Servicer within one business day following the related determination date, and, if so delivered, such Master Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, within three business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the applicable Special Servicer or any of its affiliates with respect to any Mortgage Loan during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the applicable Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or the Trust’s interest in any REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates, and as a result of any other fee-sharing arrangement) received or retained by the applicable Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any purchaser of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or the Trust’s interest in any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of the Trust’s interest in any REO Property, and the performance by the applicable Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any applicable Special Servicer compensation to which the applicable Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the applicable Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Companion Loan or REO Property.

The Pooling and Servicing Agreement will provide that a Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Assumption Application Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption application fees actually collected from the related borrower and not prohibited from being charged by the lender under the related Mortgage Loan documents, with respect to any application submitted to the applicable Master Servicer or the applicable Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption fees actually collected from the related borrower and not prohibited from being charged by the lender under the related Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the applicable Master Servicer or the applicable Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Modification Fees”  means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the applicable Master Servicer or the applicable Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Offsetting Modification Fees”  means, for purposes of any workout fee or liquidation fee payable to the applicable Special Servicer in connection with any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan or REO Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan), any and all Modification Fees collected by the applicable Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the applicable Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan as to which such workout fee or liquidation fee became payable or (B)  in connection with the immediately prior workout of such mortgage loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such mortgage loan at a time when such mortgage loan was a Specially Serviced Mortgage Loan.

With respect to the Non-Serviced Loan Combination, we anticipate that the Other Master Servicer and the Other Special Servicer will be entitled to compensation with respect to the Non-Serviced Mortgage Loan that is similar, but not identical, to the provisions set forth above.  See “—Servicing of the Loan Combination” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Additional Servicing Compensation.  Each Master Servicer will be entitled to receive the following items as additional master servicing compensation, in each case, related to a Mortgage Loan or Serviced Companion Loan for which such Master Servicer acts as Master Servicer, or, in the case of the penultimate bullet below, related to an investment account maintained by such Master Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and Serviced Companion Loan:

●	100% of any defeasance fees;

●	(x) 50% of Modification Fees actually collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the applicable Special Servicer) and (y) 100% of Modification Fees actually collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the applicable Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the applicable Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the applicable Special Servicer);

●	100% of Assumption Application Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan);

●
100% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Performing Mortgage Loan (and any related Serviced Companion Loan) and is paid in connection with a consent the applicable Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Performing Mortgage Loans (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the applicable Special Servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Performing Mortgage Loans and Serviced Companion Loan;

●
100% of the other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans (and any related Serviced Companion Loan) to the extent the consent of the applicable Special Servicer is not required in connection with the associated action, and 50% of the other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the applicable Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the applicable Special Servicer);

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the applicable Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

Each Special Servicer will be entitled to receive the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans it is responsible for servicing (other than with respect to the Non-Serviced Mortgage Loan) and Serviced Companion Loan:

●
100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) or successor REO Mortgage Loans, subject to the cap discussed under “—Principal Special Servicing Compensation” above;

●
50% of Modification Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the applicable Special Servicer), subject to the cap discussed under “—Principal Special Servicing Compensation” above;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Mortgage Loans, and 50% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the applicable Special Servicer);

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Companion Loan);

●
100% of consent fees on Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan, and 50% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Serviced Mortgage Loans (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the applicable Special Servicer);

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;

●
50% of the other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the applicable Special Servicer is required in connection with the associated action (including without limitation, an associated action processed by the applicable Special Servicer), and 100% of other loan processing fees actually paid by the borrowers under Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the applicable Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

Each Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize such Special Servicer, to enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace such Special Servicer, to provide for the payment by such Special Servicer to such party or parties of certain of such Special Servicer’s compensation hereunder, whether in consideration of such Special Servicer’s appointment or continuation of appointment as such Special Servicer in connection with the Pooling and Servicing Agreement, limitations on such parties’ right to terminate or replace such Special Servicer in connection with the Pooling and Servicing Agreement or otherwise.  If such Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of such Special Servicer and not of any other party hereto.  If such Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace such Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace such Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the Trust Advisor fee.

The Trust Advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than any Non-Serviced Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred, and

●	in the case of each such Mortgage Loan, will—

4.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be an Actual/360 Basis,

5.	accrue at a Trust Advisor fee rate, on a loan-by-loan basis,

6.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

7.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate with respect to any distribution date will be with respect to each Mortgage Loan (other than the Brunswick Square Mortgage Loan), 0.00195%, per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the Trust Advisor consulting fee.  The Trust Advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion; and (iii) the applicable Master Servicer or the applicable Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the applicable Master Servicer or the applicable Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the applicable Master Servicer or the applicable Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents.  In no event may a Master Servicer or a Special Servicer, as applicable, take any enforcement action in connection with the collection of such Trust Advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such Trust Advisor consulting fee.

In connection with the Non-Serviced Loan Combination, the Trust Advisor will have no duty to consult with the Other Special Servicer, and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to the Non-Serviced Mortgage Loan.  We anticipate that the Other Trust Advisor will be entitled to compensation with respect to any Non-Serviced Mortgage Loan that is similar, but not identical, to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans as described above.  See “—Servicing of the Loan Combination” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Investment of Accounts.  Each of the Master Servicers and the Special Servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments.  See “—Accounts—Collection Accounts” above.  A Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of such Master Servicer or Special Servicer, as applicable.

Neither the Master Servicers nor the Special Servicers will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicers, the Special Servicers, the Certificate Administrator, the Trust Advisor and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicers, the Special Servicers, the Certificate Administrator, the Trust Advisor and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a Master Servicer or a Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan or Loan Combination and any related Mortgaged Properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be Servicing Advances.  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the applicable Master Servicer will be required to make Servicing Advances relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and/or REO Properties for which it acts as Master Servicer (other than any REO Property acquired with respect to the Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Loan Combination) or REO Property.

The applicable Special Servicer must notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), and the applicable Master Servicer must make the Servicing Advance unless the applicable Master Servicer determines such advance to be a nonrecoverable advance, except that the applicable Special Servicer will be required to either (i) make any necessary emergency Servicing Advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) or (ii) notify the applicable Master Servicer of the need for such emergency Servicing Advance and request such Master Servicer make such emergency Servicing Advance.  If the applicable Special Servicer makes an emergency Servicing Advance, the applicable Master Servicer must reimburse the applicable Special Servicer for such emergency Servicing Advance (with interest on such Servicing Advance) within five business days following the applicable Special Servicer’s request for reimbursement, upon which the applicable Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the applicable Master Servicer need not reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the applicable Special Servicer from amounts on deposit in the Collection Accounts.

If a Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicers, the Special Servicers or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, Companion Loan or related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicers, the Special Servicers or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, Serviced Companion Loan or REO Property.  If the applicable Master Servicer, the applicable Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan, Serviced Loan Combination or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Loans and the Trust’s interest in any REO Properties on deposit in the Collection Accounts from time to time subject to, in the case of a Serviced Loan Combination, the duty of the applicable Master Servicer and the applicable Special Servicer, as applicable, to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s pro rata share of the advance or interest. The Trustee may conclusively rely on the determination of the applicable Master Servicer or the applicable Special Servicer regarding the nonrecoverability of any Servicing Advance.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, any Special Servicer may, at its option, make a determination, in its reasonable, good faith judgment, that any

Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle such Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance will be reimbursable (subject to the conditions all described in this prospectus supplement) in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable Servicing Advance (including interest accrued thereon) will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that such amounts representing Mortgage Pool principal are insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative and, during a Collective Consultation Period, consultation with the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections on or in respect of Mortgage Loans, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The applicable Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Accounts or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the applicable Master Servicer, it has not timely received from the Trustee information requested by the applicable Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the applicable Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current P&I Advances and payments and other collections of principal on all the Mortgage Loans and the Trust’s interests in REO Properties after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable Servicing Advances (as described in the prior paragraph) and/or nonrecoverable P&I Advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of a Loan Combination, subject to the additional provisions described further below).  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the applicable Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as a Special Servicer may make Servicing Advances, it will have the same rights described above as a Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit a Master Servicer, and require a Master Servicer at the direction of a Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination) is involved, to pay directly out of the related Collection Account and/or the Companion Loan Collection Account any servicing expense that, if advanced by the applicable Master Servicer or applicable Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, Companion Loan or REO Property.  This is only to be done, however, when the applicable Master Servicer or the applicable Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicers, the Special Servicers and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and the Trust’s interest in any REO Properties on deposit in the Collection Accounts, thereby reducing amounts available for distribution on the Certificates(in the case of a Loan Combination, subject to the additional provisions described further below).  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the related Collection Account and/or the Loan Combination Collection Account) and that advance or interest thereon is paid from general collections on deposit in the Collection Accounts as described above, then the applicable Master Servicer and the applicable Special Servicer, as applicable, will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to the Non-Serviced Loan Combination, we anticipate that each of the Other Master Servicer, the Other Special Servicer and the Other Trustee will service and administer the Non-Serviced Mortgage Loan on terms that are expected to be substantially similar to the terms of the Pooling and Servicing Agreement, that each will be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and that such amount will be reimbursable pro rata from payments allocable to such Mortgage Loan pursuant to the related intercreditor agreement.  See “—Servicing of the Loan Combination” in this prospectus supplement.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (in addition to the Trust Advisor ongoing fee and the Trust Advisor consulting fee), which we refer to as “Trust Advisor Expenses”.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of Trust Advisor Expenses for such distribution date), in each case, allocable to the Class D Certificates and the Class A-S, Class B and Class C Regular Interests for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation among the Holders of the various Classes of Certificates.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Loan Combination, the applicable Master Servicer (with respect to a Performing Mortgage Loan and, if applicable, any related Serviced Companion Loan other than a Special Servicer Decision or a Material Action with respect to a Performing Mortgage Loan or related Serviced Companion Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan and with respect to any such matter that constitutes a Special Servicer Decision or a Material Action on a Performing Mortgage Loan or related Serviced Companion Loan), as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or Loan Combination or a further encumbrance of the related Mortgaged Property.  However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, or if a Loan Combination is involved, then neither the applicable Master Servicer nor the applicable Special Servicer may enter into such a waiver or approval, unless it has received a Rating Agency Confirmation.  Furthermore, except in limited circumstances, the applicable Master Servicer may not enter into such a waiver or approval without the consent of the applicable Special Servicer, and the applicable Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor” in this prospectus supplement.  Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the applicable Master Servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable Special Servicer or any other person, but subject to the satisfaction of various conditions set forth in the related Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus supplement.

With respect to any Non-Serviced Mortgage Loan, the Other Master Servicer or the Other Special Servicer, as applicable, will be required to service such Non-Serviced Mortgage Loan on terms that are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combination” in this prospectus supplement.

Transfers of Interests in Borrowers

The applicable Master Servicer will generally have the right to consent, without the approval of the applicable Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loan and Non-Serviced Companion Loan), to the extent the transfer is allowed under the terms of related Mortgage Loan documents (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower (with respect to a transaction as to which a Rating Agency Confirmation is not otherwise required under the Pooling and Servicing Agreement).  However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

●
the subject Mortgage Loan alone – or together with all other Mortgage Loans that have the same or a known affiliated borrower – is one of the 10 largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance); has a Cut-off Date Principal Balance in excess of $20,000,000; or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate Mortgage Pool balance; and

●
the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change of control of the borrower (for these purposes, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing), then the applicable Master Servicer may not consent to the transfer unless it has received a Rating Agency Confirmation unless the Mortgage Loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation.  In addition, the Pooling and Servicing Agreement may require the applicable Master Servicer to obtain the consent of the applicable Special Servicer prior to processing or consenting to the transfers of interests in borrowers that such Master Servicer is otherwise entitled to process or consent to as described above.  The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

The applicable Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the applicable Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject mortgage loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The applicable Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. The applicable Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing the Non-Serviced Mortgage Loan) every calendar year beginning in 2015, or every second calendar year beginning in 2016 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or the Non-Serviced Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® Servicer Watch List, the applicable Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year not earlier than 2015 so long as such Mortgage Loan continues to be on the CREFC® Servicer Watch List.  Notwithstanding the provisions described above, the applicable Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the applicable Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Each of the applicable Master Servicer and the applicable Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the applicable Master Servicer, if prepared by the applicable Special Servicer).

Required Appraisals

The applicable Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or the Serviced Companion Loan, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the applicable Special Servicer has no knowledge of changed circumstances that in the judgment of the applicable Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the applicable Special Servicer may, at its option, perform either a limited appraisal and a summary report or an internal valuation of the related Mortgaged Property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan, (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative and (iii) the Voting Rights of the certificateholders.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the applicable Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the applicable Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” below, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the subject mortgage loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable Master Servicer, at the direction of the applicable Special Servicer, and will be reimbursable to the applicable Master Servicer as a Servicing Advance.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Majority Subordinate Certificateholder, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period and, if applicable, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates, (i) the Appraised Value of the related Mortgaged Property used to calculate the Appraisal Reduction Amount will be determined on an “as-is” basis and (ii) the Appraisal Reduction Amount so calculated with respect to any Mortgage Loan will be notionally allocable between the respective Classes of Principal Balance Certificates in reverse order of their alphanumeric designations (in each case until the Certificate Principal Balance thereof is notionally reduced to zero) and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates will be treated as a single Class in such notional allocation.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the applicable Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the applicable Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the applicable Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The applicable Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the applicable Special Servicer will be required to determine, or redetermine in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the applicable Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, the applicable Special Servicer will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the applicable Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the applicable Special Servicer to obtain a second appraisal, such second appraisal is not received by the applicable Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

●
if the Subordinate Class Representative exercises its right to direct the applicable Special Servicer to obtain a second appraisal and such second appraisal is received by the applicable Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated by the applicable Special Servicer on the basis of the second appraisal (if the applicable Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the Holder (or group of Holders) of Certificates representing a majority of the aggregate Voting Rights of the Classes of Principal Balance Certificates (reduced by any Appraisal Reduction Amounts allocated thereto) to less than 25% of each such Class’s initial Certificate Principal Balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the applicable Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the applicable Special Servicer in accordance with the Servicing Standard.  Subject to the applicable Special Servicer’s determination made in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the applicable Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such Class will have its related Certificate Principal Balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each Class of Control-Eligible Certificates, the right to present the applicable Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any 12-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described above; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

3.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the applicable Master Servicer or the Trustee, all unpaid interest, other than any Default Interest or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)
all related unreimbursed advances made by or on behalf of the applicable Master Servicer, the applicable Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the Trust’s interest in the related Mortgaged Property or REO Property, for which neither the applicable Master Servicer nor the applicable Special Servicer holds any escrow funds or reserve funds; and

4.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting Appraised Value of the Trust’s interest in the related Mortgaged Property (determined in the case of a residential cooperative property, assuming such property is operated as a residential cooperative) or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the applicable Master Servicer or the applicable Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the Stated Principal Balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the Stated Principal Balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

●	either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable Special Servicer’s reasonable judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the applicable Special Servicer will be required to determine or redetermine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to any Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the Loan Combination as if it were a single “Mortgage Loan” owned by the Trust Fund, the resulting amount will then be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Companion Loan.

In connection with the foregoing, each Mortgage Loan that is part of a single cross-collateralized group, if any, will be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described in this section.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Companion Loan by the applicable Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Companion Loan;

2.
except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.
in the judgment of the applicable Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Companion Loan, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the related Mortgaged Property becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the related Mortgaged Property;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any Balloon Payment and the borrower does not deliver to the applicable Master Servicer or the applicable Special Servicer, on or before the Due Date of the Balloon Payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer (and such Master Servicer will be required to promptly forward such commitment to the applicable Special Servicer) which provides that such refinancing will occur within 120 days after the date on which the Balloon Payment will become due (provided that if either such refinancing does not occur during that time or the applicable Master Servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the Other Master Servicer or the Other Special Servicer, as applicable, on terms that are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combination” in this prospectus supplement.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Mortgage Loan or the related Serviced Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)      delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a Mortgage Loan or Loan Combination or under the Pooling and Servicing Agreement,

(b)      the party required to obtain such Rating Agency Confirmations under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any Rating Agency for such Rating Agency Confirmation, and

(c)      within ten business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)     in the case of (c)(I) above, such Requesting Party will be required to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again;

(ii)    if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II) then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the applicable Master Servicer (with respect to matters it is processing) or the applicable Special Servicer (with respect to matters it is processing)) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed to be granted if the Subordinate Class Representative does not respond within five business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or succession of the applicable Master Servicer or applicable Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the applicable Master Servicer) or “CSS3” (in the case of the applicable Special Servicer), if Fitch is the non-responding Rating Agency, (ii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency and (iii) Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency and (z) with respect to a replacement or successor of the Trust Advisor, such condition shall be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)   in connection with any determination made by the Requesting Party above, the applicable Special Servicer will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the applicable Special Servicer; and

(iv)   promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail, to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any CMBS backed by the related Companion Loan if the holder of the Companion Loan has notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable Rule 17g-5 information provider and the location of the applicable Rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable Master Servicer or the applicable Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any CMBS backed by the related Companion Loan, that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such CMBS (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, then, no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicers may

amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, provided that no amendment to such provisions may be made without the consent of the depositor for any CMBS backed by a Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Evidence as to Compliance

Each of the Master Servicers, the Special Servicers and the Certificate Administrator is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the depositor (among other persons) on or before the date specified in the Pooling and Servicing Agreement, an officer’s Certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of a Master Servicer, any Mortgage Loan Seller, the Depositor, any of the underwriters or any Other Master Servicer or Other Special Servicer that services any of the Mortgage Loans and each person (other than the Special Servicers) that is not an affiliate of a Master Servicer, any Mortgage Loan Seller, the Depositor or any of the underwriters, and that, in either case, services 10% or more of the Mortgage Loans based on their Stated Principal Balance.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer required by a Mortgage Loan Seller to be retained by a Master Servicer.

“Servicing Function Participant” means any person, other than either Master Servicer, either Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the Stated Principal Balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.  The Trustee (only if, and for such time as it has made an Advance during any calendar year covered by an annual report on assessment of compliance with servicing criteria) and the Certificate Administrator are Servicing Function Participants.

In addition, each of the Master Servicers, the Special Servicers (regardless of whether a Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the Trustee (but only if it is a Servicing Function Participant during the applicable calendar year) and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, will (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Certificate Administrator and the Depositor (among other persons), a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicers and Special Servicers to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the applicable Master Servicer or applicable Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to such Master Servicer or such Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of such Master Servicer or such Special Servicer, as the case may be, are rated not lower than “A-” by Fitch, “A3” by Moody’s and the equivalent rating by KBRA (if then rated by KBRA), or a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied has been received, such Master Servicer or such Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicers, the Special Servicers or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee, the Certificateholders or the holder of any Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicers, the Special Servicers nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the depositor, the Trust Advisor, the Master Servicers, Special Servicers and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties.  For the purposes of indemnification of a Master Servicer or a Special Servicer and limitation of liability, such Master Servicer or such Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if such Master Servicer or such Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such Master Servicer or such Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, such Master Servicer and such Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the mortgage loans in such Loan Combination (with the amount paid from the related Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Companion Loan included in the related Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to a Companion Loan, such payment or reimbursement shall be made from general collections on deposit in the Collection Accounts.  In that latter event, to the extent that the amount is so paid from the Collection Accounts and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Accounts.  The applicable Master Servicer and the applicable Special Servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to the related Serviced Companion Loan.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this prospectus supplement.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to the Non-Serviced Loan Combination, the related depositor and the Other Master Servicer or the Other Special Servicer will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are expected to be substantially similar to those described above and will be entitled to reimbursement from the Trust Fund for the Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Trust Advisor, the Master Servicers and the Special Servicers will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Trust Advisor, a Master Servicer or a Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Trust Advisor, the Master Servicers or the Special Servicers, as the case may be, will be entitled to be reimbursed therefor from the Collection Accounts or the Distribution Account. Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the mortgage loans in such Loan Combination (with the amount paid from the related Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Companion Loan included in the related Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to a Companion Loan, such payment or reimbursement shall be made from general collections on deposit in the Collection Accounts.  In that latter event, to the extent that the amount is so paid from the related Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Accounts.  The applicable Master Servicer and the applicable Special Servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for the payment or reimbursement made from the Collection Accounts as described above with respect to that holder’s allocable share of a loss, liability or expense.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the applicable Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words will be construed to mean the performance of analysis and reporting services, which the applicable Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the applicable Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the applicable Special Servicer and its determination of whether an action, recommendation or report by the applicable Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders and, if applicable, the Companion Loan holders, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders or particular Companion Loan holder or owner, and (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, a Master Servicer or a Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to either Master Servicer or either Special Servicer, as the case may be, will include, without limitation:

(i)              such Master Servicer or such Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the related Collection Account, the Companion Loan Collection Account and/or the related REO account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

(ii)             any failure by such Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)            any failure by such Master Servicer to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice of such failure has been given to such Master Servicer by any other party to the Pooling and Servicing Agreement;

(iv)             any failure by such Master Servicer or such Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice of such failure has been given to such Master Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or with respect to a Serviced Loan Combination, by the holder of the affected Companion Loan if affected by that failure; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)             any breach on the part of such Master Servicer or such Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or the holder of an affected Companion Loan, which breach continues unremedied for 30 days after written notice of such breach has been given to such Master Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or with respect to a Serviced Loan Combination, by the holder of the affected Companion Loan if affected by that breach; provided, however, that, with respect to any such breach that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)             the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to such Master Servicer or such Special Servicer, as the case may be, or the taking by such Master Servicer or such Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)            either of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days of such actual knowledge by such Master Servicer or such Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action;

(viii)           such Master Servicer ceases to have a Master Servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or such Special Servicer ceases to have a Special Servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

(ix)            both (i) the Trustee receives written notice from Fitch (which the Trustee will forward to such Master Servicer or such Special Servicer, as the case may be, and the Certificate Administrator) that the continuation of such Master Servicer or such Special Servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates or CMBS backed by a Serviced Companion Loan and citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the Trustee’s receipt of such notice; or

(x)             any failure by such Master Servicer or such Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by such Master Servicer or such Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or servicing function participant (such a sub-servicer or servicing function participant, the “Sub-Servicing Entity”) retained by such Master Servicer or such Special Servicer, as applicable, (other than a Designated Sub-Servicer) is required to deliver (any Sub-Servicing Entity that defaults as described in this bullet point will be terminated at the direction of the depositor according to the Pooling and Servicing Agreement).

When a single entity acts as two or more of the capacities of a Master Servicer and a Special Servicer, a Servicer Termination Event (other than an event described in the clause (vii), (viii) and (ix) above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to a Master Servicer or a Special Servicer and remains unremedied, the Trustee will be authorized, and (i) at the direction of Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts), (ii) in the case of such Special Servicer, at the written direction of the Subordinate Class Representative during a Subordinate Control Period, or (iii) if a Servicer Termination Event on the part of such Master Servicer or such Special Servicer has occurred under clause (x) in the definition of “Servicer Termination Event” above, at the written direction of the Depositor, the Trustee will be required to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicers”, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the Holders of Certificates entitled to a majority of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the applicable Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the applicable Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii), (viii) or (ix) under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the applicable Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as Master Servicer for a period of 45 days.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of a Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

Waivers of Servicer Termination Events

In general, Certificateholders entitled to at least 66-2/3% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event, and with respect to the related Serviced Loan Combination, each holder of a Serviced Companion Loan affected by the Servicer Termination Event, may waive the Servicer Termination Event.  However, the Servicer Termination Events described in the clause (i), (ii), (vii) and (ix) under the definition of “Servicer Termination Event” that appears in this prospectus supplement may only be waived by all of the Holders of the affected Classes of Certificates and, with respect to the related Serviced Loan Combination, all holders of the affected Companion Loan, if affected by such Servicer Termination Event.  No person other than the Depositor will be entitled to waive any Servicer Termination Event described in clause (x) under the definition of “Servicer Termination Event” in this prospectus supplement without the prior consent of the Depositor and the depositor for any CMBS backed by a Serviced Companion Loan if affected by such Servicer Termination Event.  Furthermore, if the Trustee and/or the Certificate Administrator is required to spend any monies in connection with any Servicer Termination Event, then that Servicer Termination Event may not be waived unless and until the Trustee and/or the Certificate Administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement. If a Servicer Termination Event by the applicable Master Servicer is waived in connection with a Serviced Loan Combination, the holder of the related Companion Loan may require that the applicable Master Servicer appoint a sub-servicer to service the Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Replacement of the Special Servicers

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate a Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Special Servicer.  It will be a condition to such appointment that (i) a Rating Agency Confirmation be delivered as to the appointment, and (ii) the successor Special Servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) requesting a vote to terminate a Special Servicer and appoint a successor Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such Holders to the Certificate Administrator of a Rating Agency Confirmation (to be obtained at the expenses solely of such Certificateholders), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of Holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Certificate Administrator will be required to terminate all of the rights and obligations of a Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor Special Servicer being a Qualified Replacement Special Servicer.  Any such termination will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the applicable Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines that the applicable Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the applicable Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the then-current Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement Special

Servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace a Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate Certificate Principal Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the Holders of such Principal Balance Certificates elect to remove and replace a Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the applicable rating agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each Rating Agency and each hired rating agency for any CMBS backed by a Companion Loan (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the applicable Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer. Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the applicable Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement will have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination:  (i)(a) all the representations and warranties of the applicable Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person, (b) no event or circumstance constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor Special Servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor Special Servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor Special Servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a Prohibited Party and has not been terminated in the capacity of a Master Servicer or a Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (x) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Events” above, unless the appointment of such person as successor Special Servicer has been expressly approved by depositor acting in its reasonable discretion.

With respect to the Non-Serviced Mortgage Loan, during any “subordinate control period”, the majority subordinate certificateholder under the Brunswick Square Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such Special Servicer.

In addition, with respect to the Non-Serviced Mortgage Loan, during any “collective consultation period” or “senior consultation period” (or similar periods) under the Brunswick Square Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms that are expected to be substantially similar to those in the Pooling and Servicing Agreement.

In addition, with respect to the Non-Serviced Mortgage Loan, during any “senior consultation period” (or similar period) under the Brunswick Square Pooling and Servicing Agreement, if the Other Trust Advisor determines that the Other Special Servicer is not performing its duties under the Brunswick Square Pooling and Servicing Agreement in accordance with the related servicing standard, such Other Trust Advisor will have the right to recommend the replacement of such Other Special Servicer pursuant to terms that are expected to be substantially similar to those in the Pooling and Servicing Agreement.

See “—Servicing of the Loan Combination” in this prospectus supplement.

Resignation of the Master Servicers and the Special Servicers

Any of the Master Servicers or the Special Servicers may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of a Master Servicer or a Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of such Master Servicer or such Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to such Master Servicer or such Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after such Master Servicer or such Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each Master Servicer and each Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the applicable Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of a Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv)  the successor accepts appointment in writing prior to the effectiveness of such resignation and (v) the successor is not a Prohibited Party at the time of such appointment unless the depositor consents to the appointment in its reasonable discretion.

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

No Master Servicer or Special Servicer will be permitted to resign except as described above.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan, (other than any Non-Serviced Mortgage Loan), any Serviced Companion Loan or REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a Mortgage Loan (or Serviced Companion Loan), or the sale of a Mortgage Loan (or Serviced Companion Loan), the higher of (x) the rate determined by the applicable Master Servicer or applicable Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan (or Serviced Companion Loan) based on its outstanding Stated Principal Balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the applicable Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the applicable Special Servicer, and (b) insofar as the calculation and/or application of the applicable Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the applicable Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the applicable Special Servicer in the exercise of such discretion.  The applicable Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  In the event the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the applicable Special Servicer in the exercise of such discretion, the Trust Advisor and the applicable Special Servicer (with respect to clause (x)), as applicable, will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the applicable Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the applicable Special Servicer will also be required to send to the Subordinate Class Representative copies of the applicable Special Servicer’s calculations and such information and supporting materials, and to engage in consultation with the Subordinate Class Representative in connection with such calculations and determinations.  During any

Collective Consultation Period, in the event that the Trust Advisor and the Subordinate Class Representative agree on such matters, the applicable Special Servicer shall perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the applicable Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the applicable Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, which must post the report to the Certificate Administrator’s Website, and to the holder of any related Serviced Companion Loan.  No other action is required in connection with such circumstances.

Maintenance of Insurance

In the case of each Mortgage Loan and Serviced Loan Combination (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Mortgage Loan), the applicable Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower(s) to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

●
the applicable Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination, pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the applicable Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related Mortgaged Property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the applicable Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the applicable Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the applicable Special Servicer’s request for such consent or consultation; provided, however, that upon the applicable Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the applicable Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the applicable Special Servicer will not be required to do so.

Each of the Master Servicers (at its own expense) and the Special Servicers (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), the applicable Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of an REO Property whose related REO Mortgage Loan had an initial principal balance exceeding $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.  However, the applicable Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest or to the extent coverage is not available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) a Master Servicer or a Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) such Master Servicer or such Special Servicer has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch, “A3” by Moody’s and an equivalent rating by KBRA (if then rated by KBRA) or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and such Master Servicer or such Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then such Master Servicer or such Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the related Collection Account (and, if a Serviced Loan Combination is involved, the Companion Loan Collection Account, with the deposit to the related Collection Account and the Companion Loan Collection Account to be pro rata according to the principal balances of the related mortgage loans), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained under the related Mortgage Loan documents (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to any Non-Serviced Mortgage Loan, the Other Master Servicer or the Other Special Servicer, as applicable, will service such Non-Serviced Mortgage Loan and any related REO Property on terms that are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combination” in this prospectus supplement.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings” means, (i) with respect to any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least (1) “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company), (2) “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P) and (3) an equivalent rating by KBRA (if then rated by KBRA), and (ii) in the case of fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following:  (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company; provided, however, that an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ratings set forth in this clause (ii) if a rating agency confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicers, the Special Servicers, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or the consent of any holders of the Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made herein (or, in the private placement memorandum relating to the non-offered certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement, (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) subject to the delivery of an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)      any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an independent opinion of counsel to that effect;

(b)      no such amendment will adversely affect any holder of a Serviced Companion Loan related to any Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c)      no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”),  certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA and at the expense of the Depositor. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action). Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of (1) the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to each Class that is materially affected by the amendment and (2) the holders of the Companion Loan materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of any Serviced Companion Loan without the consent of the holder of such Serviced Companion Loan, (ii) reduce the aforesaid percentage of aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the Holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III or the Grantor Trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the Holders of all Certificates of the Class(es) affected thereby and the consent of the holders of any affected Serviced Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects any Serviced Companion Loan without the consent of the holder of the related Serviced Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property interest remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and interests in REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer servicing the greater principal balance of Mortgage Loans, the other Master Servicer, the Special Servicer servicing the greater principal balance of Mortgage Loans or the other Special Servicer in that order of preference, and

3.
the exchange by any single Holder (or group of Holders acting unanimously) of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund with the consent of the Master Servicers.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, either Master Servicer and either Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desires to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single Holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, either Master Servicer or either Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the Appraised Value of all interests in REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the applicable Master Servicer, the applicable Special Servicer and the Trustee; minus

●	solely in the case of a purchase by a Master Servicer or a Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

If any party above, other than NCB, FSB as the Master Servicer of the NCB, FSB Mortgage Loans, exercises such purchase option, NCB, FSB, so long as NCB, FSB is a Master Servicer or a Special Servicer under the Pooling and Servicing Agreement, will be entitled to purchase the remaining NCB, FSB Mortgage Loans and any related REO Property, and if NCB, FSB elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by NCB, FSB.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the Master Servicers or the Special Servicers wish to elect to exercise such rights, then the applicable Master Servicer or the applicable Special Servicer servicing the greater principal balance of Mortgage Loans shall be entitled to exercise such right subject to NCB, FSB’s prior right to acquire the NCB, FSB Mortgage Loans.

The purchase will result in early retirement of the then outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single Holder of all of the Certificates for all of the Mortgage Loans and interests in REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the Holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicers, the Special Servicers, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) has been reduced to zero.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required Mortgage Loan or Companion Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, a Special Servicer will be required to monitor any Mortgage Loan or Companion Loan (other than the Non-Serviced Mortgage Loan and Non-Serviced Companion Loan, which will be monitored by the Other Special Servicer) for which it is responsible, that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the applicable Special Servicer (or the Other Special Servicer) is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the applicable Special Servicer (or the Other Special Servicer) can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders and any holder of the related Companion Loan, if applicable, may vary considerably depending on the particular Mortgage Loan or Loan Combination, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and/or Companion Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the applicable Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or Companion Loan or to foreclose on the Mortgaged Property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus.

If a default on a Mortgage Loan has occurred, the applicable Special Servicer (or the Other Special Servicer), on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard (or, with respect to the Other Special Servicer, the servicing standard under the Brunswick Square Pooling and Servicing Agreement).  The applicable Special Servicer (or the Other Special Servicer) may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such Mortgaged Property within the meaning of certain federal environmental laws, unless the applicable Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

(i)     either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying prospectus.

If title to any Mortgaged Property is acquired pursuant to a default or deed-in-lieu of foreclosure, the applicable Special Servicer (or the Other Special Servicer), on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the applicable Special Servicer (or the Other Special Servicer) will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the applicable Special Servicer (or the Other Special Servicer), on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the applicable Special Servicer (or the Other Special Servicer) of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard (or, with respect to the Other Special Servicer, the servicing standard under the Brunswick Square Pooling and Servicing Agreement).

If liquidation proceeds collected and allocable with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the applicable Special Servicer (or the Other Special Servicer) with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The applicable Special Servicer (or the Other Special Servicer) will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such liquidation proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan (other than any Non-Serviced Mortgage Loan) becoming a Defaulted Mortgage Loan, and, if the applicable Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the applicable Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The applicable Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The applicable Special Servicer will give the Trustee, the Certificate Administrator, the applicable Master Servicer and, prior to the occurrence of a Senior Consultation Period, the Subordinate Class Representative and the Majority Subordinate Certificateholder, not less than three (3) business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the applicable Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the applicable Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  Notwithstanding the foregoing, but subject to the proviso in the first sentence of this paragraph, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then such offer will be deemed to be a fair price and the Trustee will not be required to make any such determination.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the applicable Special Servicer will require that all offers be submitted to the Trustee in writing.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the applicable Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price (but subject to the proviso in the first sentence of this paragraph with respect to an offer from an Interested Person).

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the applicable Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the applicable Special Servicer’s prevailing duty to comply with the Servicing Standard.

Notwithstanding the provisions described above, in connection with any sale of a Mortgage Loan that is part of a Serviced Loan Combination, the applicable Special Servicer will be required to sell such Mortgage Loan with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the Certificate Administrator in writing.  Whether any cash offer constitutes a fair price for such Serviced Loan Combination will be determined by the Trustee in accordance with the procedures set forth in the Pooling and Servicing Agreement; provided, that no offer from an interested person (as defined in the related intercreditor agreement) will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any such offer constitutes a fair price for any such Serviced Loan Combination, the Trustee will be supplied with and may rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The Trustee will instruct the appraiser to take into account (in addition to the results of any appraisal and updated appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  Notwithstanding the foregoing, the applicable Special Servicer will not be permitted to sell the related Serviced Companion Loan without the written consent of the holder of the related Serviced Companion Loan unless the applicable Special Servicer has delivered to the holder of such Serviced Companion Loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Loan Combination; (b) at least 10 days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the applicable Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale, a copy of the most recent appraisal for the Serviced Loan Combination, and any documents in the servicing file requested by the holder of the related Serviced Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Majority Subordinate Certificateholder, the Subordinate Class Representative (during any Subordinate Control Period), the holder of the related Serviced Companion Loan or a representative thereof will be permitted to bid at any sale of the Serviced Loan Combination.

Notwithstanding the provisions described above, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative and, to the extent a Collective Consultation Period or a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of the Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if they together constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of the Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if they together constituted a single lender).

If the Non-Serviced Loan Combination serviced under another securitization becomes a “defaulted mortgage loan” under the Brunswick Square Pooling and Servicing Agreement (which term is expected to be defined under that agreement in substantially the same manner as “Defaulted Mortgage Loan” is defined under the Pooling and Servicing Agreement), the entire Non-Serviced Loan Combination will be subject to sale under provisions under the Brunswick Square Pooling and Servicing Agreement that are expected to be substantially similar to the provisions of the Pooling and Servicing Agreement described above, subject, however, to the related intercreditor agreement.  See “—Servicing of the Loan Combination” and “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combination” in this prospectus supplement.

The applicable Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The applicable Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the applicable Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it will deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the applicable Special Servicer or, if such cash offer is from the applicable Special Servicer or any affiliate of the applicable Special Servicer, by the Trustee.  In determining whether any offer received from the applicable Special Servicer or an affiliate of the applicable Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the applicable Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the applicable Special Servicer or any affiliate thereof is so submitting an offer.  Notwithstanding the foregoing, in the event that an offer from the applicable Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, the Trustee will not be required to make any determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the applicable Special Servicer will require that all offers be submitted to it (or, if the applicable Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the applicable Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the applicable Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the applicable Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the applicable Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the applicable Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the applicable Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the applicable Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such mortgage loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees and cost of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account.

Subject to the provisions described above, the applicable Special Servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the applicable Special Servicer may charge prospective offerors, and may retain, fees that approximate the applicable Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the applicable Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the purchase price therefor accepted.

If title to any Mortgaged Property is acquired by the applicable Special Servicer on behalf of the Trust Fund, then the applicable Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the applicable Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the applicable Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the applicable Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the applicable Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The applicable Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The applicable Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the applicable Special Servicer of its obligations with respect to the REO Property.

In general, the applicable Special Servicer or an independent contractor employed by the applicable Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the applicable Special Servicer’s ability to sell the REO Property promptly at a fair price.

The applicable Special Servicer must review the operation of each REO Property and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property.  The applicable Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Code Section 860G(c), or

●	a tax on prohibited transactions under Code Section 860F.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions,

that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the applicable Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from its interest in an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the depositor, any Master Servicer, any Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by a Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any affiliate of any of the preceding entities.

Modifications, Waivers, Amendments and Consents

The applicable Special Servicer (in the case of a Specially Serviced Mortgage Loan or related Serviced Companion Loan and in the case of a Special Servicer Decision or a Material Action with respect to a Performing Mortgage Loan or related Serviced Companion Loan) or the applicable Master Servicer (with respect to any Performing Mortgage Loan or related Serviced Companion Loan other than a Special Servicer Decision or a Material Action with respect to a Performing Mortgage Loan or related Serviced Companion Loan), may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan or Loan Combination;

●	extend the maturity of any Mortgage Loan or Loan Combination;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan or Loan Combination;

●	defer or forgive the payment of late payment charges on any Mortgage Loan or Loan Combination;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan or Loan Combination;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan or Loan Combination;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan or Loan Combination; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of a Special Servicer or a Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

●
Unless the applicable Master Servicer has obtained the consent of the applicable Special Servicer, such Master Servicer may not agree to or consent to a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan or Loan Combination, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the applicable Special Servicer may not agree to, or consent to the applicable Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to such Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan or Loan Combination, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan or Loan Combination, or

2.	in the judgment of the applicable Special Servicer, materially impair the security for the Mortgage Loan or Loan Combination,

unless a material default on the Mortgage Loan or Loan Combination has occurred or, in the judgment of the applicable Special Servicer, a default with respect to payment on the Mortgage Loan or Loan Combination at maturity or on an earlier date is reasonably foreseeable, or the applicable Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither a Master Servicer nor a Special Servicer may extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Loan Combination, to a date beyond the earlier of—

1.	five years prior to the rated final distribution date, and

2.
if the Mortgage Loan or Loan Combination is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease or space lease, ten years, prior to the end of the then current term of the related ground lease or space lease, plus any unilateral options to extend.

●
Neither a Master Servicer nor a Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Companion Loan), if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither a Master Servicer nor a Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan (or any related Serviced Companion Loan) that is not a Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the borrower.

●
A Special Servicer may not permit or consent to a Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Companion Loan), unless such Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the lender under the related Mortgage Loan documents a Rating Agency Confirmation with respect to such addition or substitution of real estate collateral.

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or Loan Combination or the release of non-material parcels, the applicable Special Servicer may not release or consent to the applicable Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan or Loan Combination other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan or Loan Combination.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan or Loan Combination, such a lien release will be permitted only if the related Mortgage Loan or Loan Combination will continue to be “principally secured by an interest in real property” after the lien is released (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)), or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  In addition, in no event will either the Master Servicers or the Special Servicers be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Performing Mortgage Loan or the Serviced Companion Loan, the applicable Master Servicer will be required to forward such request to the applicable Special Servicer and, unless the applicable Master Servicer and the applicable Special Servicer mutually agree that the applicable Master Servicer will process such request, the applicable

Special Servicer will be required to process such request and the applicable Master Servicer will have no further obligation with respect to such request or such Special Servicer Decision or Material Action.

Notwithstanding the foregoing, the applicable Master Servicer will not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer or any Certificateholder or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of Performing Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) grants of other routine approvals, including, solely with respect to those Mortgage Loans secured by residential cooperative properties, the granting of subordination and nondisturbance and attornment agreements, and consents involving routine leasing activities that (1) do not involve a ground lease or lease of an outparcel and (2) affect an area less than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property (but (A) other than with respect to the Mortgage Loans secured by residential cooperative properties, the applicable Master Servicer will deliver to the Subordinate Class Representative and the Majority Subordinate Certificateholder copies of any such approvals granted by the applicable Master Servicer and (B) any other leasing matters shall be subject to the applicable provisions of the Pooling and Servicing Agreement); (v) approval of annual budgets to operate a residential cooperative property; (vi) approval of annual budgets to operate the Mortgaged Property (other than a residential cooperative Mortgaged Property), other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the applicable Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed to by the applicable Special Servicer); (vii) approval of a change of the property manager with respect to (A) Mortgage Loans with a principal balance of less than $2,500,000 (other than any Mortgage Loan secured by a Mortgaged Property that is a hospitality property and provided that the successor property manager is not affiliated with the borrower) and (B) Mortgage Loans secured by residential cooperative properties; (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a residential cooperative Mortgage Loan or  any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan (other than a residential cooperative Mortgage Loan) where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve fund or additional collateral (1) does not constitute a “Special Servicer Decision” and (2) is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise); (ix) with respect to Mortgage Loans secured by residential cooperative properties, the related borrower incurring subordinate debt secured by the related property, subject to the satisfaction of various conditions set forth in the Pooling and Servicing Agreement; or (x) modifications to cure any ambiguity in, or to correct or supplement any provision of any intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification contemplated by this clause (x) during any Subordinate Control Period (or, during any Collective Consultation Period, for any modification contemplated by this clause (x), the Master Servicer shall consult with the Subordinate Class Representative on a non-binding basis and, prior to such consultation, the Master Servicer shall provide written notice to the Special Servicer of such consultation); provided that any modification, waiver, consent or amendment described in clauses (i) – (x) above (a) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b)(2), would not cause any Mortgage Loan or Companion Loan to cease to be treated as “principally secured by an interest in real property” (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) and would not otherwise constitute an Adverse REMIC Event with respect to any of REMIC I, REMIC II or REMIC III, and (b) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the loan documents require a Master Servicer or a Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein and exclude personal property and going concern value, if any, unless otherwise permitted under then applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the Mortgage Loans and Loan Combination must be in writing.  Each of the Master Servicers and the Special Servicers must deliver to the Certificate Administrator for deposit in the related Mortgage File, an original counterpart of the agreement relating to a modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which a Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of a Special Servicer, (A) the applicable Master Servicer must promptly provide the applicable Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the applicable Master Servicer’s written recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the applicable Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with a Serviced Loan Combination, at least five business days (or in connection with an Acceptable Insurance Default with respect to a Serviced Loan Combination, at least 30 days) after the time period provided for in the related intercreditor agreement) of the applicable Special Servicer’s receipt from the applicable Master Servicer of the applicable Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent will be deemed to have been granted.  If approval is granted or deemed to have been granted by the applicable Special Servicer, the applicable Master Servicer will be responsible for entering into the relevant documentation.

With respect to the Non-Serviced Mortgage Loan, such Non-Serviced Mortgage Loan will be subject to the provisions of the Brunswick Square Pooling and Servicing Agreement in respect of modifications that are expected to be substantially similar to the provisions set forth above.  See “—Servicing of the Loan Combination” in this prospectus supplement.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any of the following actions:

1.
any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Loan Combination or any extension of the maturity date of a Mortgage Loan or Loan Combination;

3.
following a default or an event of default with respect to a Mortgage Loan or Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Loan Combination or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Loan Combination or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower, other than the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement and discussed in this prospectus supplement;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related Mortgage Loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender shall constitute such consent rights)), other than the incurrence of additional indebtedness by a residential cooperative borrower (subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement and discussed in this prospectus supplement);

9.
any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes (with respect to a Mortgage Loan with a principal balance equal to or greater than $2,500,000 and other than with respect to residential cooperative properties), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Loan Combination for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves (other than with respect to residential cooperative properties), other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion (and other than those otherwise permitted to be undertaken by a Master Servicer without the consent of a Special Servicer described herein);

12.
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Loan Combination other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.
any determination by the applicable Master Servicer to transfer a Mortgage Loan or Loan Combination to the applicable Special Servicer under the circumstances described in paragraph (c) of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan;

provided, however, notwithstanding the foregoing, solely with respect to determining whether the applicable Master Servicer, or the applicable Special Servicer will process any of the matters listed in items 1 through 15 above, “Material Action” will not include any matter listed in items 1 through 15 above with respect to a Mortgage Loan if the applicable Master Servicer and the applicable Special Servicer have mutually agreed as contemplated by the Pooling and Servicing Agreement that the applicable Master Servicer will process such matter with respect to such Mortgage Loan.

“Special Servicer Decision” means any of the following:

(a)      approving leases, lease modifications or amendments for leases in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

(b)      approving any requests for subordination, non-disturbance and attornment or other similar agreements (other than with respect to Mortgage Loans secured by residential cooperative properties);

(c)      other than with respect to any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign and other than with respect to Mortgage Loans secured by residential cooperative properties, approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the related Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(d)      any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as  “performance”, “earn-out” or “holdback” escrows or reserves, other than (i) routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents and (ii) with respect to Mortgage Loans secured by residential cooperative properties (for the avoidance of doubt, disbursements for ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents, shall not constitute Special Servicer Decisions);

(e)      requests to incur additional debt in accordance with the terms of the applicable Mortgage Loan documents (other than requests to incur subordinate debt with respect to a Mortgage Loan secured by a residential cooperative property for subordinate financing as to which certain conditions set forth in the Pooling and Servicing Agreement have been satisfied);

(f)       requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Mortgage Loan or Serviced Companion Loan; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(g)      approving any transfers of an interest in the borrower under a Serviced Mortgage Loan, unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, (ii) is with respect to a Mortgage Loan as to which a Rating Agency Confirmation is not required under the Pooling and Servicing Agreement and (iii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(h)      other than with respect to Mortgage Loans secured by residential cooperative properties, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(i)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; and

(j)       agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

provided, however, notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in clauses (a) through (j) above that are requested with respect to a Mortgage Loan if the applicable Master Servicer and the applicable Special Servicer have mutually agreed, as contemplated by the Pooling and Servicing Agreement, that the applicable Master Servicer will process such matter with respect to such Mortgage Loan.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the Holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class Control-Eligible Certificates that has an aggregate Certificate Principal Balance (as reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of its total initial Certificate Principal Balance or (ii) during a Collective Consultation Period, the most subordinate Class Control-Eligible Certificates that has an aggregate Certificate Principal Balance (without regard to Appraisal Reduction Amounts) that is at least equal to 25% of its total initial Certificate Principal Balance.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative set forth in the Pooling and Servicing Agreement, by written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicers, Special Servicers and Trust Advisor (any such holder or group of affiliated holders that makes such an election, the “Opting-Out Party”).  Any such waiver will remain effective with respect to such holder and such Class until such time as that Opting-Out Party has sold or transferred a majority of the Class E Certificates to an unaffiliated third party (such sale and certification, a “Class E Transfer”).  Following any such Class E Transfer, the successor Majority Subordinate Certificateholder will again have the rights of the Majority Subordinate Certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor Majority Subordinate Certificateholder. Such successor Majority Subordinate Certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative or to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative. No such successor Majority Subordinate Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to the Class E Transfer that had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such Mortgage Loan becomes a Corrected Mortgage Loan.

Whenever such an “opt-out” by a Majority Subordinate Certificateholder is in effect:

●	a Senior Consultation Period will be deemed to have occurred and continue; and

●
the rights of the Majority Subordinate Certificateholder to appoint a Subordinate Class Representative and the rights of the Subordinate Class Representative will not be operative (notwithstanding whether a Subordinate Control Period or Collective Consultation Period is or would otherwise then be in effect).

A “Subordinate Control Period” will exist as long as the Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to such Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates (unless a Senior Consultation Period is deemed to occur generally or with respect to a particular Mortgage Loan, pursuant to clause (ii) of the definition of “Senior Consultation Period”).

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate a Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Mortgage Loan), and appoint itself or an affiliate or another person as the successor Special Servicer.  With respect to the Non-Serviced Mortgage Loan, the subordinate class representative (or similar party) with respect to such securitization is expected to be have a right to terminate the Other Special Servicer that is substantially similar to the right described above.  See “—Servicing of the Loan Combination” in this prospectus supplement.  It will be a condition to such appointment that Rating Agency Confirmation be obtained.  It is anticipated that Raith will purchase the majority of the Class E, Class F, Class G and Class V Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The initial Subordinate Class Representative will be Raith.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.  The provisions summarized below will be subject to the right of certain Majority Subordinate Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Mortgage Loan) and (ii) the applicable Special Servicer generally will not be permitted to take or consent to the applicable Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the applicable Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable Master Servicer has requested approval from the applicable Special Servicer, within any shorter period during which that applicable Special Servicer is initially entitled to withhold consent without being deemed to have approved the action as identified in writing by the applicable Master Servicer to the applicable Special Servicer when making such request).  However, the applicable Special Servicer may take any Material Action (or consent to the applicable Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the applicable Special Servicer (other than with respect to the Non-Serviced Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to remove the existing applicable Special Servicer, with or without cause, and appoint a successor to the applicable Special Servicer as described under “—Replacement of the Special Servicers” above (in each case, other than with respect to the Non-Serviced Mortgage Loan).  With respect to any Non-Serviced Mortgage Loan, the Subordinate Class Representative will be permitted to request that the subordinate class representative (or similar party) with respect to such securitization consult with it on a non-binding basis with respect to material actions under the Brunswick Square Pooling and Servicing Agreement, which are expected to be similar, but not identical, to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related Intercreditor Agreement.

A “Collective Consultation Period” will exist as long as both (i) the aggregate Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to that Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates and (ii) the aggregate Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reduction Amounts allocable to that Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates (unless a Senior Consultation Period is deemed to occur generally or with respect to a particular Mortgage Loan, pursuant to clause (ii) of the definition of “Senior Consultation Period”).

A “Senior Consultation Period” will exist as long as either (i) the Certificate Principal Balance of the Class E Certificates (without regard to the allocation of any Appraisal Reduction Amounts to such Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates or (ii) the then-Majority Subordinate Certificateholder (during such time as the Class E Certificates are the most subordinate Class among the Control-Eligible Certificates that have a Certificate Principal Balance (without regard to the allocation of any Appraisal Reduction Amounts) equal to at least 25% of its initial Certificate Principal Balance) has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Senior Consultation Period will be deemed to exist with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to a Class E Transfer and had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such time as such Mortgage Loan becomes a Corrected Mortgage Loan; provided, further that with respect to any Non-Serviced Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to the Non-Serviced Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove the existing Special Servicer.  With respect to the Non-Serviced Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the applicable Special Servicer to act, and the applicable Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan, Loan Combination or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●
materially expand the scope of the applicable Master Servicer’s, the applicable Special Servicer’s, the Certificate Administrator’s, the Trustee’s or the Trust Advisor’s responsibilities under the Pooling and Servicing Agreement.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Companion Loan included in either Loan Combination that we describe in this prospectus supplement.

With respect to the Non-Serviced Mortgage Loan, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization.  See “—Servicing of the Loan Combination” in this prospectus supplement.

When reviewing this “The Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the applicable Special Servicer.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the Holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the applicable Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the applicable Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of Holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the Holders of the Class E, Class F and/or Class G Certificates; (iii) the Subordinate Class Representative does not have any duties to the

Trust Fund or to the Holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the Holders of the Class E, Class F and/or Class G Certificates over the interests of the Holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to any Non-Serviced Mortgage Loan, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization.  See “—Servicing of the Loan Combination” in this prospectus supplement.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust.  During a Collective Consultation Period or Senior Consultation Period, the Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the applicable Special Servicer delivered to the Certificate Administrator.  The review and report generally will be based on: (a) during a Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the applicable Special Servicer; (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the applicable Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the applicable Special Servicer to conduct a limited review of the applicable Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult with the applicable Special Servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders, or any particular Certificateholder, or any particular Companion Loan holder or owner, for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement and “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” above.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Advisers Act of 1940, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the applicable Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

Notwithstanding any contrary provision described herein, the Trust Advisor will have no duty with respect to the Non-Serviced Mortgage Loan or the related Non-Serviced Companion Loan or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any Non-Serviced Mortgage Loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of, (1) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the applicable Special Servicer, and (2) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the applicable Special Servicer, and (b) during a Senior Consultation Period, in addition to the applicable information described above, the Trust Advisor’s meeting with the applicable Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans and with respect to each Final Asset Status Report during the prior calendar year; provided, however, that during any Subordinate Control Period, such assessment will relate solely to Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued.  No annual report or Trust Advisor meeting with the applicable Special Servicer will be required with respect to any calendar year in which no asset status report is prepared in connection with any Specially Serviced Mortgage Loan or REO Property.  The Trust Advisor will provide the applicable Master Servicer, the applicable Special Servicer and the Subordinate Class Representative and each Companion Loan holder with a copy of such annual report.  Each of the applicable Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report produced by the Trust Advisor at least ten days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the applicable Special Servicer a Trust Advisor annual report containing an assessment of the performance of the applicable Special Servicer that in the reasonable view of the applicable Special Servicer presents a negative assessment of the applicable Special Servicer’s performance, the applicable Special Servicer will be permitted to provide to the Trust Advisor non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

The form of annual report is attached to this prospectus supplement as Annex G.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the applicable Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the applicable Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the applicable Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the applicable Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of each Special Servicer that prepared an asset status report in connection with any Specially Serviced Mortgage Loan or REO Property during such preceding calendar year and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will discuss the applicable Special Servicer’s operational practices in light of the Servicing Standard and the applicable Special Servicer’s obligations under the Pooling and Servicing Agreement and may discuss the applicable Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the applicable Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans by such Special Servicer during such calendar year.  The Trust Advisor will be required to provide the applicable Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the applicable Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the applicable Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the Trust Advisor and the applicable Special Servicer may discuss any of the asset status reports produced with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the applicable Special Servicer.  The applicable Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform-level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than the Non-Serviced Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be very limited and generally will not involve an assessment of any actions of the applicable Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

During any Subordinate Control Period, the applicable Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the applicable Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the applicable Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then Holders of the Control-Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement and to the trustee or certificate administrator, if any, appointed for the benefit of a Companion Loan holder or under a Privileged Information exception, to the extent expressly required by the Pooling and Servicing Agreement and under the circumstances described in the following sentence.  If the Trust Advisor, the Trust Advisor’s subcontractors or the Trust Advisor’s affiliates, or any other party to the Pooling and Servicing Agreement (other than the applicable Special Servicer) receives any Privileged Information from the Trust Advisor or its affiliates and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the applicable Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged

Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the applicable Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the applicable Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, but the Trust Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide comments to the applicable Special Servicer in respect of each asset status report within ten business days of receipt of both such asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Holders of Control-Eligible Certificates and any related Companion Loan holder), as a collective whole.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the applicable Special Servicer with respect to Material Actions (regardless of whether such Material Actions are covered by an asset status report) and the Trust Advisor will be required to provide comments to such Special Servicer in respect of each such Material Action within 10 business days of receipt of both a written request for consultation with respect to such Material Action and any additional information reasonably requested by the Trust Advisor.  Any such consultation during a Collective Consultation Period will be in addition to any consultation with the Subordinate Class Representative.  Notwithstanding the provision described in the preceding sentence or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the applicable Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, and the Trust Advisor will not be required, in connection with any Trust Advisor annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

The applicable Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The applicable Special Servicer will revise each such asset status report as it deems necessary to take into account such input and/or comments, to the extent the applicable Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders and any related Companion Loan holder as a collective whole.

The applicable Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan or Loan Combination or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the applicable Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The Trust Advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” in this prospectus supplement.

Indemnification of the Trust Advisor and Related Persons.  The Trust Advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this prospectus supplement.

Certain Restrictions on the Trust Advisor and Its Affiliates.  The Pooling and Servicing Agreement will prohibit the Trust Advisor from making any principal investment in any Certificate or interest therein; provided, however, that such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate of the Trust Advisor or (ii) pursuant to investments by an affiliate of the Trust Advisor if the Trust Advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the Trust Advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the Trust Fund and the Trust Advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, the Pooling and Servicing Agreement will impose an obligation on the Trust Advisor not, and to cause its affiliates not, to enter into any transaction as a result of which (i) the applicable Special Servicer or any affiliate thereof would be obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof in connection with the Pooling and Servicing Agreement (other than compensation to which the Trust Advisor is entitled under the Pooling and Servicing Agreement) (x) in connection with the Trust Advisor’s obligations under the Pooling and Servicing Agreement or (y) in consideration of the appointment or continuation of such person or entity as the applicable Special Servicer, (ii) the applicable Special Servicer would be entitled to receive any compensation from the Trust Advisor in connection with the Pooling and Servicing Agreement or (iii) the applicable Special Servicer would be entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment or continuation of such person or entity as applicable Special Servicer under the Pooling and Servicing Agreement unless, in the case of each provision described in the foregoing clauses (i) through (iii), the transaction is approved by Certificateholders representing 100% of the Voting Rights.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of Holders of Certificates entitled to not less than 25% of the aggregate Certificate Principal Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Trust Advisor with a replacement Trust Advisor selected by such Certificateholders, (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement Trust Advisor will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of Holders of at least 75% of the aggregate Certificate Principal Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable), the Certificate Administrator will notify the Trustee (and provide the Trustee with such information reasonably requested by the Trustee in connection with such direction or vote, as applicable), and the Trustee will immediately replace the Trust Advisor with the replacement Trust Advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates), the Trustee will, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement Trust Advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement Trust Advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement Trust Advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor).  During a Subordinate Control Period, the identity of the replacement Trust Advisor will be subject to the reasonable approval of the Subordinate Class Representative if the replacement Trust Advisor is a special servicer that (i) is not rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage securitization transaction as of the Closing Date.

Any replacement Trust Advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan which the applicable Special Servicer is servicing (other than any Non-Serviced Mortgage Loan), the applicable Special Servicer must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the applicable Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll or maintenance schedule (as applicable) and income or operating statement available for the related Mortgaged Property or properties;

●	a summary of the applicable Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the Appraised Value of the related Mortgaged Property or properties, together with the assumptions used in the calculation thereof; and

●	such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the applicable Master Servicer, the Certificate Administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt  (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the applicable Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided, however, that the applicable Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the applicable Special Servicer has not made the affirmative determination described above, the applicable Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the applicable Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the applicable Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders.  In the event that, during a Subordinate Control Period, the Subordinate Class Representative and the applicable Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the applicable Special Servicer will implement the actions described in the most recent asset status report submitted by the applicable Special Servicer to the Subordinate Class Representative. Notwithstanding the foregoing, if the applicable Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the applicable Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period referenced above if the applicable Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such ten business day period would materially and adversely affect the interest of the Certificateholders and the applicable Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.  The foregoing does not relieve the applicable Special Servicer of its duties to comply with the Servicing Standard.

In addition, the applicable Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the applicable Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the applicable Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the applicable Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The applicable Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” in this prospectus supplement.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the applicable Special Servicer to act, and the applicable Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the applicable Master Servicer’s or the applicable Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

With respect to the Non-Serviced Loan Combination, the Non-Serviced Mortgage Loan will be subject to the provisions of the Brunswick Square Pooling and Servicing Agreement, which may provide for the production, delivery and review of asset status reports by the related subordinate class representative (or similar party) and any related Other Trust Advisor for the Non-Serviced Loan Combination by the Other Special Servicer under the Brunswick Square Pooling and Servicing Agreement that are expected to be substantially similar to the provisions set forth above.  See “—Servicing of the Loan Combination” in this prospectus supplement.

During any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to, and prior to, Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the applicable Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the applicable Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicers and the Special Servicers and delivered by the Master Servicers to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered Holders or from those parties that cannot receive such statement electronically, provide by first Class mail, on each distribution date to each registered Holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the depositor, a report (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the Holders of each Class of Principal Balance Certificates in reduction of the Certificate Principal Balance of the Certificates;

2.	the amount of the distribution on the distribution date to the Holders of each Class of interest-bearing Certificates allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the applicable Master Servicer and the applicable Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate Stated Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates and Class A-S Component, (ii) the Class B Certificates and Class B Component, and (iii) the Class C Certificates and Class C Component, in each case, for the distribution date;

10.	the amount of the distribution on the distribution date to the Holders of any Class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Certificates (other than the Class V and Class R Certificates) immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related Stated Principal Balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the Holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid Stated Principal Balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the applicable Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the Mortgage Loans paid to the applicable Master Servicer and/or the Trustee since the prior distribution date;

24.
the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the applicable Master Servicer, the applicable Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the applicable Master Servicer, the applicable Special Servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds; and

29.	the amount of the distribution on the distribution date to the Holders of the Class R Certificates.

On each distribution date, the Certificate Administrator will make available to the general public on the Certificate Administrator’s Website a copy of the Distribution Date Statement.

“Certificate Administrator’s Website” means www.ctslink.com.

Book-Entry Certificates.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement for information regarding the ability of Holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the final prospectus supplement, the Distribution Date Statements, and the SEC Filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website:

●	The following documents, which must be made available under a tab or heading designated “deal documents”:

(A)  the final prospectus supplement that relates to the Offered Certificates;

(B)  the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto; and

(C)  the CREFC® loan setup file prepared by the Master Servicers and delivered to the Certificate Administrator;

●
The following documents, which must be made available under a tab or heading designated “SEC filings”:  each report on Form 10-D, 10-K or 8-K that has been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

●	The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A)  the Distribution Date Statements;

(B)  the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator; and

(C)  the annual reports prepared by the Trust Advisor;

●	The following documents, which must be made available under a tab or heading designated “additional documents”:

(A)  summaries of Final Asset Status Reports;

(B)  inspection reports; and

(C)  appraisals;

●	The following documents, which must be made available under a tab or heading designated “special notices”:

(A)  notice of final payment on the Certificates;

(B)  notice of termination of a Master Servicer or a Special Servicer;

(C)  notice of a Servicer Termination Event with respect to a Master Servicer or a Special Servicer;

(D)  notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

(E)  officer’s Certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F)  any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

(G)  any Assessment of Compliance delivered to the Certificate Administrator;

(H)  any Attestation Reports delivered to the Certificate Administrator;

(I)  any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of a Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

(J)  any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of a Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the applicable Special Servicer in response to such recommendation;

(K)  any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of a Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the applicable Special Servicer in response to such proposal; and

(L)  any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

●	An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

●	An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and other NRSROs will not have access to the Investor Registry.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Sponsors, the Subordinate Class Representative, the Trust Advisor, the Other Master Servicer, any person who provides the Certificate Administrator with an Investor Certification and any Rating Agency or other NRSRO that delivers an NRSRO certification to the Certificate Administrator, which Investor Certification and NRSRO certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to a Master Servicer or a Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicers or the Special Servicers, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, (ii) answering the inquiry would be in violation of applicable law or the loan documents, (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicers or the Special Servicers, as applicable, or (iv) answering the inquiry is otherwise not advisable, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and other NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and other NRSROs through the facilities of a website.

“CREFC®” means the Commercial Real Estate Finance Council.

“CREFC® Reports” collectively refer to the following electronic files:  (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, and (xvii) CREFC® reconciliation of funds report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a Borrower Party, a Rating Agency or another NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A)  any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)  the most recent annual (or more frequent, if available) operating statements, rent rolls or, with respect to residential cooperative mortgage loans, maintenance schedules (to the extent such rent rolls or maintenance schedules have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the applicable Master Servicer or the applicable Special Servicer with respect to each Mortgaged Property;

(C)  the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the applicable Master Servicer and/or the applicable Special Servicer and delivered to the Certificate Administrator;

(D)  any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act; and

(E)  each of the documents made available by the Certificate Administrator via the Certificate Administrator’s Website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicers, the Special Servicers, the Certificate Administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it will be required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-177891).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay the purchase price of the Mortgage Loans included in the Trust.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Elections will be made to treat designated portions of the Issuing Entity as three separate real estate Mortgage investment conduits (“REMIC I”, “REMIC II” and “REMIC III”, respectively, and each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code (the “REMIC Provisions”).  REMIC I will hold the Mortgage Loans (exclusive of the Excess Interest), the proceeds of those Mortgage Loans, and any property (including a beneficial interest in real property in the case of the Non-Serviced Loan Combination) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests  (the “REMIC I Regular Interests”) to REMIC II and the uncertificated REMIC I residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC I.  REMIC II will hold the REMIC I Regular Interests and will issue several uncertificated classes of regular interests (the “REMIC II Regular Interests” to REMIC III, and the uncertificated REMIC II residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC II.  REMIC III will hold the REMIC II Regular Interests, and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class D, Class E, Class F and Class G Certificates (the “Regular Certificates”) and the Class A-S, Class B and Class C Regular Interests as classes of regular interests in REMIC III and the uncertificated REMIC III residual interest, represented by the Class R Certificates, as the sole class of residual interests in the REMIC III.  The Class X-A Certificates will represent seven classes of regular interests in REMIC III and the Class X-B Certificates will represent three class of regular interests in REMIC III.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate and timely elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the Brunswick Square Pooling and Servicing Agreement and any intercreditor agreement and (3) compliance with applicable changes in the law, including any amendments to the Code or applicable Treasury Regulations, for federal income tax purposes, (a) REMIC I, REMIC II and REMIC III will each qualify as a REMIC, (b) the REMIC I Regular Interests will evidence “regular interests” in REMIC I, the REMIC II Regular Interests will evidence “regular interests” in REMIC II and the Regular Certificates and the Regular Interests will evidence the “regular interests” in REMIC III and (c) the Class R Certificates will represent the sole Class of “residual interests” in each REMIC within the meaning of the REMIC Provisions.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Issuing Entity consisting of (i) the Excess Interest and the Excess Interest distribution account and (ii) the Class A-S, Class B and Class C Regular Interests and the related distribution account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly,

(a) the Class V Certificates will evidence undivided beneficial interests in the portion of the Grantor Trust described in clause (i) of the preceding sentence, (b) the Class A-S Certificates will represent a undivided beneficial interests in such Class’ percentage interest of the Class A-S Regular Interest, the Class B Certificates will represent undivided beneficial interests in such Class’ percentage interest of the Class B Regular Interest, the Class C Certificates will represent undivided beneficial interests in such Class’ percentage interest of the Class C Regular Interest and, in each case, related amounts in the related distribution account, and (c) the Class PEX Certificates will represent undivided beneficial interests in the Class A-S Component, the Class B Component and the Class C Component of the Class A-S, Class B and Class C Regular Interests, respectively, and related amounts in the related distribution account.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including any original issue discount (“OID”)) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMICs would be so treated. For the purposes of the foregoing tests, the REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the REMIC qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  The Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 18.1% of the Cut-off Date Pool Balance by allocated loan amount are secured by multifamily properties.  Investors should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with “government securities” will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute “evidence of indebtedness” within the meaning of Code Section 582(c)(i).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Original Issue Discount and Premium

Because they represent regular interests in a REMIC, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that the Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date (the “Prepayment Assumption”).  Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Code Section 1272(a)(6). The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

It is anticipated that for federal income tax purposes, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-S, Class B and Class C Regular Interests will be issued at a premium.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the Holders of the respective Classes of Certificates as described under “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the Holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the Holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described in this prospectus supplement.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, Class B and Class C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest.  The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, Class B and Class C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, Class B and Class C Certificates, as described herein.  A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, Class B and Class C Regular Interests in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale.

Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates, will not be taxable.  See “Federal Income Tax Consequences for REMIC Certificates—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor issued substantially identical individual exemptions to each of RBS Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by RBS Securities Inc. and Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicers, the Special Servicers, any primary servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized Stated Principal Balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicers, the Special Servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption. A fiduciary of an ERISA Plan contemplating purchasing a Certificate should determine if one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicers, the Special Servicers, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  A fiduciary of a Plan not subject to ERISA or Section 4975 of the Code should consult with its advisors regarding the need for and availability of exemptive relief under Similar Law. See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade,  may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended, in reliance upon an exemption or exception under the Investment Company Act of 1940 other than the exceptions contained in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each Class of the Offered Certificates.  The underwriting agreement provides that the underwriters are obligated to purchase all the Offered Certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
RBS Securities Inc.	$16,747,337	$8,181,146	$21,905,474	$46,497,624	$55,168,988
Wells Fargo Securities, LLC	58,889,663	28,767,854	77,027,526	163,502,376	193,994,012
Deutsche Bank Securities Inc.	0	0	0	0	0
Total	$75,637,000	$36,949,000	$98,933,000	$210,000,000	$249,163,000

Underwriter	Class A-SB	Class A-S	Class B	Class C	Class PEX
RBS Securities Inc.	$22,553,341	$16,189,144	$16,800,034	$8,858,019	$41,847,198
Wells Fargo Securities, LLC	79,305,659	56,926,856	59,074,966	31,147,981	147,149,802
Deutsche Bank Securities Inc.	0	0	0	0	0
Total	$101,859,000	$73,116,000	$75,875,000	$40,006,000	$188,997,000

Underwriter	Class X-A	Class X-B
RBS Securities Inc.	$187,243,055	$38,792,747
Wells Fargo Securities, LLC	658,413,945	136,409,253
Deutsche Bank Securities Inc.	0	0
Total	$845,657,000	$175,202,000

RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are the underwriters of this offering.  RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.1% of each Class of Offered Certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.9% of each Class of Offered Certificates.  RBS Securities Inc. and Wells Fargo Securities, LLC will act as co-lead and co-bookrunning managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased.  In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased.  We expect to receive from this offering approximately $1,059,657,540 in sale proceeds, plus accrued interest on the Offered Certificates from and including March 1, 2014, before deducting expenses payable by us of approximately $5.0 million.

The underwriters have advised us that they will offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment for the Offered Certificates on or about March 28, 2014.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The Depositor and The Royal Bank of Scotland plc have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any such secondary market may be terminated at any time.

RBS Securities Inc., one of the underwriters, is an affiliate of the Depositor and The Royal Bank of Scotland, a Mortgage Loan Seller, Sponsor and Originator.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, a Mortgage Loan Seller, Sponsor and Originator, as well as the Master Servicer, Certificate Administrator, tax administrator, Certificate Registrar and Custodian.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the trustee.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC, which are two of the underwriters and are the co-lead managers and co-bookrunners for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the Depositor, an affiliate of RBS Securities Inc., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the Depositor to The Royal Bank of Scotland, an affiliate of RBS Securities Inc., in that affiliate’s capacity as Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the depositor by The Royal Bank of Scotland; (ii) the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; (iii) the payment by Liberty Island Group I LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Liberty Island Group I LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Liberty Island Group I LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Liberty Island Group I LLC in connection with the sale of those Mortgage Loans to the Depositor by Liberty Island Group I LLC; (iv) the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital II, LLC under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Basis Real Estate Capital II, LLC in connection with the sale of those Mortgage Loans to the Depositor by Basis Real Estate Capital II, LLC; and (v) the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to C-III Commercial Mortgage LLC in connection with the sale of those Mortgage Loans to the Depositor by C-III Commercial Mortgage LLC.

As result of the circumstances described above, RBS Securities Inc. and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See the immediately preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors— Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “Transaction Parties—The Sponsors” and “—The Originators” and “—Affiliations and Certain Relationships” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Illinois and California, and representing approximately 12.4% and 11.4%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served.  In certain circumstances, the lender may have a receiver appointed.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action”

rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from each of the Rating Agencies.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicers or another person, or changes to ratings criteria employed by either Rating Agency, may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on the Offered Certificates addresses the likelihood of the timely receipt by their Holders of interest and, except in the case of a Class of interest-only Certificates, the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date.  A rating takes into consideration the credit quality of the related pool of Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make payments required under the Offered Certificates.  A securities rating on the Offered Certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related Mortgage Loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of the related Mortgage Loans, the tax attributes of the Offered Certificates or of the Issuing Entity, the allocation of prepayment interest shortfalls, or whether any compensating interest payments will be made or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or permitted charges.  See “Risk Factors” in this prospectus supplement.  The “Rated Final Distribution Date” for each Class of Offered Certificates will be the distribution date in March 2047.

In addition, a securities rating on the Offered Certificates does not represent an assessment of the yield to maturity that investors may experience.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. The Notional Amount of the Class X-A or Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such Notional Amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Further, a rating of any Class of Offered Certificates below an investment grade rating by any of the Rating Agencies or another NRSRO, whether initially or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase or retain that Class.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and the prospectus.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the Mortgage Loans.  As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B Certificates consist only of interest.

The Class X-A and Class X-B Certificates are only entitled to interest distributions. If the Mortgage Loans were to prepay in the initial month after the Closing Date, with the result that the holders of the Class X-A and Class X-B Certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B Certificates. The Notional Amounts of the Class X-A or Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B Certificates do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Other NRSROs that we have not hired to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to the Rating Agencies and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor hired the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of Offered Certificates.  Had the Depositor selected the other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that they would have ultimately assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Each of the Rating Agencies engaged by the Depositor to rate the Offered Certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the Depositor.  Although the Depositor will prepay fees for ongoing ratings surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Ratings on the Offered Certificates may be lowered, qualified or withdrawn at any time.  A rating is based on each Rating Agency’s independent evaluation of the Mortgage Loans and the availability of any credit enhancement for the Offered Certificates.  A rating, or a change or withdrawal of a rating, by one Rating Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Rating Agency.  See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	vii	C3CM	S-210
2012 Wells Corporate Trust Assessment	S-229	C3CM Mortgage Loans	S-210
Acceptable Insurance Default	S-355	C3MF	S-211
Acting General Counsel’s Opinion	S-121	Cash Flow Analysis	D-2
Actual/360	D-1	CCC	S-150
Actual/360 Basis	S-161	CDI 202.01	S-357
Additional Servicer	S-343	Certificate Administrator	S-228
Additional Trust Fund Expense	S-269	Certificate Administrator’s Website	S-387
Administrative Fee Rate	S-256	Certificate Owners	S-282
ADR	D-1	Certificate Principal Balance	S-248
Adverse REMIC Event	S-180	Certificate Registrar	S-281
AFC	S-152	Certificateholder	S-272
ALTA	S-194	Certificates	S-246
Anticipated Repayment Date	S-172	C-III Capital Group	S-211
Appraisal Reduction Amount	S-338	C-III Parent	S-210
Appraisal Trigger Event	S-339	Class	S-246
Appraisal-Reduced Interest Amount	S-266	Class A-S Component	S-248
Appraised Value	D-1	Class A-S Regular Interest	S-249
ARD Loans	S-172	Class A-SB Planned Principal Balance	S-260
Assessment of Compliance	S-343	Class B Component	S-248
Assumption Application Fees	S-324	Class B Regular Interest	S-249
Assumption Fees	S-324	Class C Component	S-248
Attestation Report	S-344	Class C Regular Interest	S-249
Authorized Collection Account		Class E Transfer	S-374
Withdrawal	S-314	Clearstream	S-50, S-281
Available Distribution Amount	S-262	Clearstream Participants	S-283
Balloon Payment	D-1	Closing Date	S-127
Bankruptcy Code	S-58	CMBS	S-57
Base Interest Fraction	S-263	Code	S-52
Basis	S-203	Collection Account	S-313
Basis Data Tape	S-209	Collective Consultation Period	S-375
Basis Deal Team	S-209	Companion Loan	S-139
Basis Investment	S-203	Companion Loan Collection Account	S-313
Basis Mortgage Loans	S-204	Control-Eligible Certificates	S-257
Basis Real Estate Capital	S-203	Corrected Mortgage Loan	S-310
Borrower Party	S-273	CPR	S-293
B-Piece Buyers	S-117	CRE Loans	S-188
Brunswick Square Mortgaged Property	S-139	CREFC®	S-390
Brunswick Square Companion Loan	S-139	CREFC® Reports	S-390
Brunswick Square Controlling Note		Custodian	S-175
Holder	S-141	Cut-off Date	S-126
Brunswick Square Intercreditor		Cut-off Date Loan-to-Value Ratio	D-3
Agreement	S-139	Cut-off Date LTV Ratio	D-3
Brunswick Square Loan Combination	S-139	Cut-off Date Pool Balance	S-126
Brunswick Square Mortgage Loan	S-139	Cut-off Date Principal Balance	S-126
Brunswick Square Non-Controlling Note		D(#)	D-2
Holder	S-141	D(#) or @%	D-2
Brunswick Square Noteholders	S-139	DBTCA	S-228
Brunswick Square Pooling and		Debt Service Coverage Ratio	D-4
Servicing Agreement	S-140, S-311	Default Interest	S-179
Brunswick Square Securitization Date	S-139	Defaulted Mortgage Loan	S-257

Defeasance Deposit	S-166	Indirect Participants	S-282
Defeasance Loans	S-166	Initial Rate	S-172
Defeasance Lock-Out Period	S-166	Intercreditor Agreement	S-139
Defeasance Option	S-166	Interest Reserve Account	S-318
Definitive Certificate	S-281	Interested Person	S-366
Demand Entities	S-189	Investor Certification	S-273
Demand Letter	S-190	Investor Q&A Forum	S-389
Depositor	S-127, S-225	Investor Registry	S-389
Depositories	S-282	IRS	S-52
Designated Sub-Servicer	S-343	Issuing Entity	S-126, S-227
Designated Trust Advisor Expenses	S-272	JEMB	S-203
Dexia	S-190	KBRA	S-243
Disclosable Special Servicer Fees	S-324	L(#)	D-2
Discount Rate	S-263	Largest Tenant	D-4
Distribution Account	S-316	Largest Tenant Lease Expiration Date	D-4
Distribution Date Statement	S-385	Liberty Island	S-197
DSCR	D-4	Liberty Island Data Tape	S-202
DTC	S-50, S-281	Liberty Island Deal Team	S-202
DTC Participants	S-282	Liberty Island Mortgage Loans	S-197
Due Date	S-161	Liberty Island’s Parent	S-197
Due Diligence Requirement	S-60	LIBOR	S-103
EDGAR	S-391	Liquidation Fee Rate	S-323
EEA	S-60	LNR	S-235
Effective Gross Income	D-2	LNR Partners	S-235
ERISA	S-395	Loan Combination	S-139
ERISA Plan	S-395	Loan Per Unit	D-4
ESA	S-149	Lock-out Period	D-4
Euroclear	S-50, S-281	Loss of Value Payment	S-179
Euroclear Operator	S-283	Loss of Value Reserve Fund	S-319
Euroclear Participants	S-283	LTV Ratio at Maturity	D-4
Excess Interest	S-249	LUST	S-149
Excess Liquidation Proceeds	S-319	Majority Subordinate Certificateholder	S-373
Excess Liquidation Proceeds Account	S-319	Master Servicer	S-230, S-233
Exchange Act	S-144, S-282	Material Action	S-370
Exchange Date	S-250	Maturity Date Balloon Payment	D-1
Exchange Proportion	S-250	Modification Fees	S-325
Exchangeable Certificates	S-248	Moody’s	S-231
Excluded Plan	S-397	Morningstar	S-231
Exemption	S-395	Mortgage	S-126
Exemption Rating Agency	S-396	Mortgage File	S-175
FDEP	S-148	Mortgage File Checklist	S-178
FDIC	S-121	Mortgage Loan Purchase Agreement	S-175
FDT	S-149	Mortgage Loan Schedule	S-305
FIEL	viii	Mortgage Loan Sellers	S-127, S-181
Final Asset Status Report	S-384	Mortgage Loans	S-126
Financial Promotion Order	viii	Mortgage Note	S-126
Fitch	S-231	Mortgage Pass-Through Rate	S-255
Form 8-K	S-181	Mortgage Pool	S-126
FPO Persons	viii	Mortgaged Property	S-126
FSMA	viii	Most Recent NOI	D-5
GA EPD	S-149	NCB, FSB Data Tape	S-223
Grantor Trust	S-52, S-392	NCB, FSB Deal Team	S-223
GRTR of @% or YM(#)	D-2	NCB, FSB Mortgage Loans	S-233
High Net Worth Companies,		Net Aggregate Prepayment Interest
Unincorporated Associations, etc.	viii	Shortfall	S-252
Holder	S-272	Non-Serviced Companion Loan	S-139

Non-Serviced Loan Combination	S-139	Rated Final Distribution Date	S-402
Non-Serviced Mortgage Loan	S-139	Rating Agencies	S-144
Nordic Lease	S-167	Rating Agency Confirmation	S-342
Notional Amount	S-248	REA	S-74
NRSROs	S-144	Realized Losses	S-270
O(#)	D-2	Recovered Interest Amounts	S-253
OCC	S-181	Regular Certificates	S-392
Occupancy Rate	D-5	Regular Interests	S-249
Offered Certificates	S-246	Release Date	S-166
Offsetting Modification Fees	S-325	Relevant Member State	vii
OID	S-393	Relevant Persons	viii
OID Regulations	S-393	Remaining Term to Maturity	D-6
OLA	S-121	REMIC	S-392
Opting-Out Party	S-374	REMIC I	S-392
Order	S-148	REMIC I Regular Interests	S-392
Originator	S-189	REMIC II	S-392
Originators	S-127, S-226	REMIC II Regular Interests	S-392
Other Certificate Administrator	S-285	REMIC III	S-392
Other Master Servicer	S-311	REMIC Provisions	S-392
Other Special Servicer	S-312	REMIC Regulations	S-392
Other Trust Advisor	S-312	Renewal PIP	S-151
Other Trustee	S-286	REO Account	S-247
P&I Advance	S-273	REO Companion Mortgage Loan	S-311
Pads	D-10	REO Mortgage Loan	S-311
PAR	S-197	REO Property	S-247
PAR Primary Servicing Agreement	S-242	Reporting Errors	S-229
Participants	S-281	Requesting Party	S-341
Payment Errors	S-229	Required Claims-Paying Ratings	S-356
PCIS Persons	viii	Responsible Repurchase Party	S-66, S-179
PCR	S-194	Restricted Group	S-396
Performing Mortgage Loan	S-172	Retention Requirement	S-60
Permitted Investments	S-317	Revised Rate	S-172
Permitted Special Servicer/Affiliate Fees	S-324	RevPAR	D-6
PL	S-160, S-185	RMBS	S-229
Plan	S-395	Rooms	D-10
PMCC	S-197	Rule 15Ga-1	S-189
PML	S-160, S-185, S-200, S-215	Rule 17g-5	S-276
Pooling and Servicing Agreement	S-304	Rule 17g-5 Information Provider	S-342
Prepayment Assumption	S-393	Rule 17g-5 Information Provider’s
Prepayment Interest Excess	S-252	Website	S-343
Prepayment Interest Shortfall	S-252	Rules	S-282
Prepayment Premium	S-263	S&P	S-231
Prepayment Provisions	D-1	SEC	S-181
Principal Balance Certificates	S-247	SEDA	S-95
Principal Distribution Amount	S-256, S-257	SEDA Bond	S-95
Privileged Information	S-378	SEDA Ground Lease	S-95
Privileged Person	S-389	SEL	S-160, S-185, S-200
Prohibited Party	S-285	Senior Consultation Period	S-375
Promotion of Collective Investment		Serviced Companion Loan	S-139
Schemes Exemptions Order	viii	Serviced Loan Combination	S-139
Prospectus Directive	vii	Serviced Mortgage Loan	S-139
Purchase Price	S-178	Servicer Termination Events	S-347
PWP	S-197	Servicing Advances	S-264
Qualified Insurer	S-356	Servicing Function Participant	S-343
Qualified Replacement Special Servicer	S-351	Servicing Standard	S-306
Raith	S-7	Servicing Transfer Event	S-308

Similar Law	S-395	U/W NOI Debt Yield	D-10
Similar Requirements	S-61	UCC	S-232
Single-Purpose Entity	E-1-12	Uncovered Amount	S-315
Special Servicer	S-235	Underwriter Entities	S-113
Special Servicer Decision	S-372	Underwritten Debt Service Coverage
Specially Serviced Mortgage Loan	S-308	Ratio	D-4
Spirit	S-152	Underwritten DSCR	D-4
Sponsors	S-127, S-181	Underwritten NCF	D-7
Stated Principal Balance	D-6	Underwritten NCF Debt Yield	D-9
static pool data	S-72	Underwritten Net Cash Flow	D-7
Structuring Assumptions	D-6	Underwritten Net Operating Income	D-10
Subordinate Class Representative	S-374	Underwritten NOI	D-10
Subordinate Control Period	S-374	Underwritten NOI Debt Yield	D-10
Sub-Servicing Entity	S-348	Units	D-10
TCEQ	S-150	Value Co-op Basis	S-146
Terms and Conditions	S-283	VEC	S-150
The Royal Bank of Scotland	S-190	Voting Rights	S-272
The Royal Bank of Scotland Data Tape	S-195	WAC Rate	S-255
The Royal Bank of Scotland Deal Team	S-195	Wachovia	S-230
Third Party Report	S-127	Wachovia Bank	S-181
TIA	S-357	Weighted Average Mortgage Loan Rate	D-10
TIA Applicability Determination	S-357	Wells Fargo Bank	S-228
Total Expenses	D-2	Wells Fargo Bank	S-181
Trailing 12 NOI	D-5	Wells Fargo Bank Data Tape	S-187
Trimont	S-243	Wells Fargo Bank Deal Team	S-187
TRIPRA	S-109	Woodbridge	S-190
Trust	S-4	Workout Fee Projected Amount	S-322
Trust Advisor	S-243	Wrap Mortgage	S-145
Trust Advisor Expenses	S-270, S-333	Wrap Mortgagee	S-145
Trust Fund	S-4, S-126	Yield Maintenance Charge	S-264
Trustee	S-228	Yield Maintenance Discount Rate	S-166
U.S. Bank	S-190	YM Group A	S-262
U/W DSCR	D-4	YM Group B	S-262
U/W NCF	D-7	YM Groups	S-262
U/W NCF Debt Yield	D-9	YM(#)	D-2
U/W NOI	D-10

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
1	Renaissance Chicago Downtown	WFB		1 West Wacker Drive	Chicago	IL	60601	Hospitality
2	Life Time Fitness Portfolio	WFB		Various	Various	Various	Various	Retail
2.01	Life Time Fitness - Gilbert	WFB		381 East Warner Road	Gilbert	AZ	85296	Retail
2.02	Life Time Fitness - Orland Park	WFB		16333 South LaGrange Road	Orland Park	IL	60467	Retail
2.03	Life Time Fitness - Centreville	WFB		5900 Trinity Parkway	Centreville	VA	20120	Retail
2.04	Life Time Fitness - South Austin	WFB		7101 South MoPac Expressway	Austin	TX	78749	Retail
2.05	Life Time Fitness - San Antonio	WFB		18510 US Highway 281 North	San Antonio	TX	78258	Retail
3	Nordic Cold Storage Portfolio	RBS		Various	Various	Various	Various	Industrial
3.01	Nordic - Savannah GA	RBS		220 Nordic Way	Pooler	GA	31322	Industrial
3.02	Nordic - Benson	RBS		2400 Hodges Chapel Road	Benson	NC	27504	Industrial
3.03	Nordic - Lumberton	RBS		275 Cold Storage Road	Lumberton	NC	28360	Industrial
3.04	Nordic - Oxford AL	RBS		670 Airport Road	Oxford	AL	36203	Industrial
3.05	Nordic - Charlotte	RBS		5610 David Cox Road	Charlotte	NC	28269	Industrial
3.06	Nordic - Goldsboro	RBS		403 Commerce Court	Goldsboro	NC	27534	Industrial
3.07	Nordic - Forest	RBS		201 South 1st Avenue	Forest	MS	39074	Industrial
3.08	Nordic - Hattiesburg	RBS		25 Bonhomie Road	Hattiesburg	MS	39401	Industrial
4	Southern Highlands Marketplace	LIG I		10510-10690 Southern Highlands Parkway	Las Vegas	NV	89141	Retail
5	Waltonwood Cary Parkway	Basis		750 Southeast Cary Parkway	Cary	NC	27511	Multifamily
6	Brunswick Square	RBS		755 State Route 18	East Brunswick	NJ	08816	Retail
7	Prada Waikiki	WFB		2174-2176 Kalakaua Avenue	Honolulu	HI	96815	Retail
8	Charlottesville Apartment Portfolio	WFB		Various	Charlottesville	VA	22903	Multifamily
8.01	Wertland Street Properties	WFB		1025, 1027, 1029, 1107, 1109, 1115, 1121, 1201, 1203, 1205, 1213 Wertland Street	Charlottesville	VA	22903	Multifamily
8.02	10 University Circle	WFB		10 University Circle	Charlottesville	VA	22903	Multifamily
8.03	68 University Way	WFB		68 University Way	Charlottesville	VA	22903	Multifamily
8.04	324 John Street	WFB		324 John Street	Charlottesville	VA	22903	Multifamily
9	Euclid Plaza	WFB		601-691 North Euclid Street	Anaheim	CA	92801	Retail
10	Waltonwood at Lakeside	Basis		14750 Lakeside Circle	Sterling Heights	MI	48312	Multifamily
11	Seven Hills Portfolio	LIG I		Various	Henderson	NV	89052	Office
11.01	Building I	LIG I		3175 Saint Rose Parkway	Henderson	NV	89052	Office
11.02	Building III	LIG I		3185 Saint Rose Parkway	Henderson	NV	89052	Office
11.03	Building II	LIG I		3195 Saint Rose Parkway	Henderson	NV	89052	Office
12	Shadelands Self-Storage	RBS		1925 Oak Grove Road	Walnut Creek	CA	94598	Self Storage
13	Residence Inn Houston - Katy Mills	RBS		25401 Katy Mills Parkway	Katy	TX	77494	Hospitality
14	Springhill Suites Birmingham	Basis		2024 4th Avenue South	Birmingham	AL	35233	Hospitality
15	Alcoa Exchange	RBS		7301-7409 Alcoa Road	Bryant	AR	72022	Retail
16	Hampton Inn - Key Largo	WFB		102400 Overseas Highway	Key Largo	FL	33037	Hospitality
17	51st/52nd St. Tenants Corp.	NCB, FSB		39-25/65 51st Street, 39-20/60 52nd Street	Woodside	NY	11377	Multifamily
18	Concourse Village	WFB		71 East Indiantown Road; 131 North Alternate A1A	Jupiter	FL	33477	Retail
19	WP Carey Extra Space Florida Portfolio	WFB		Various	Various	Various	Various	Self Storage
19.01	Budget Self Storage	WFB		2150 25th Street North	St. Petersburg	FL	33713	Self Storage
19.02	Pleasant Hill Self Storage	WFB		4390 Pleasant Hill Road	Kissimmee	FL	34746	Self Storage
20	Wedgewood Commons	WFB		3208 Southeast Federal Highway	Stuart	FL	34997	Retail
21	Stanford Bridge	RBS		50 South Buckhout Street	Irvington	NY	10533	Office
22	Hotel Mazarin	WFB		730 Bienville Street	New Orleans	LA	70130	Hospitality
23	Madison West Homewood Suites	LIG I		479 Commerce Drive	Madison	WI	53719	Hospitality
24	Biltmore Apartments	CIIICM		418 East Loretta Place	Seattle	WA	98102	Multifamily
25	Sashabaw Meadows MHC	CIIICM		4359 Dogwood Boulevard	Clarkston	MI	48348	Manufactured Housing Community
26	Madison West Hampton Inn & Suites	LIG I		483 Commerce Drive	Madison	WI	53719	Hospitality
27	Washington Apartment Portfolio	LIG I		Various	Various	WA	Various	Multifamily
27.01	McKinley Terrace	LIG I		807 East Wright Avenue	Tacoma	WA	98404	Multifamily
27.02	Meadow Park Garden Court	LIG I		5710 Hannah Pierce Road	University Place	WA	98444	Multifamily
27.03	Chehalis Manor Apartments	LIG I		300 South Market Street	Chehalis	WA	98532	Multifamily
27.04	Kennewick Garden Court Apartments	LIG I		955 West 5th Avenue	Kennewick	WA	99336	Multifamily
28	The Village at Carolina Place	LIG I		Various	Pineville	NC	28134	Multifamily
28.01	The Manor Pineville	LIG I		12910 & 12940 Dorman Road	Pineville	NC	28134	Multifamily
28.02	The Dorchester Pineville	LIG I		12920 Dorman Road	Pineville	NC	28134	Multifamily
29	Devonshire Portfolio #3	LIG I		Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	LIG I		840 Jackson Avenue	Grand Haven	MI	49417	Retail
29.02	Grand Haven Shopping Center	LIG I		520 North Beacon Boulevard	Grand Haven	MI	49417	Retail
29.03	Titleist Club Apartments	LIG I		9510 Mandell Road	Perrysburg	OH	43551	Multifamily
30	Route 61 Distribution Center	CIIICM		184 Tuckerton Road	Reading	PA	19605	Industrial
31	Holiday Inn - Houma, LA	LIG I		1800 Martin Luther King Boulevard	Houma	LA	70360	Hospitality
32	Holiday Inn Express & Suites - LaPlace	LIG I		4284 US Highway 51	LaPlace	LA	70068	Hospitality
33	Boise Spectrum	RBS		7609, 7701, 7703 & 7709 West Overland Road; 7802 Spectrum Street; and 1700 Entertainment Avenue	Boise	ID	83709	Retail
34	Holiday Inn & Suites Williamsburg	RBS		515 Bypass Road	Williamsburg	VA	23185	Hospitality
35	Crescent Square	WFB		1651-1833 North Milpitas Boulevard	Milpitas	CA	95035	Retail
36	Woodbridge Self Storage	RBS		5020 Barranca Parkway	Irvine	CA	92604	Self Storage
37	Center at Kirby	LIG I		2615 Southwest Freeway	Houston	TX	77098	Retail
38	Shodeen Portfolio	LIG I		Various	Various	IL	Various	Various
38.01	The Village at Mill Creek	LIG I		39 West 250 Herrington Boulevard	Geneva	IL	60134	Mixed Use
38.02	One River	LIG I		10 West State Street	Geneva	IL	60134	Mixed Use
38.03	Dodson 1	LIG I		577 South 3rd Street	Geneva	IL	60134	Retail
38.04	Randall 2	LIG I		902 South Randall Road	St. Charles	IL	60174	Retail
38.05	Republic Building	LIG I		77 N. First Street	Geneva	IL	60134	Office
38.06	Focas Building	LIG I		870 South Randall Road	St. Charles	IL	60174	Retail
39	Spirit Grocer Portfolio I	WFB		Various	Various	Various	Various	Retail
39.01	Albertson’s - Midland	WFB		3317 North Midland Drive	Midland	TX	79707	Retail
39.02	Albertson’s - Las Cruces	WFB		2501 North Main Street	Las Cruces	NM	88001	Retail

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
39.03	Stater Bros Markets - Lancaster	WFB		2845 West Avenue L	Lancaster	CA	93536	Retail
39.04	Bag ’N Save - Omaha	WFB		14444 West Center Road	Omaha	NE	68144	Retail
39.05	Albertson’s - Boise	WFB		7100 West State Street	Boise	ID	83714	Retail
40	4S Village Center	RBS		16613, 16621, 16625 and 16629 Dove Canyon Road	San Diego	CA	92127	Retail
41	Rancho Niguel	RBS		25500 Rancho Niguel Road	Laguna Niguel	CA	92677	Office
42	Stephanie Beltway Plaza	WFB		11-43 South Stephanie Street	Henderson	NV	89012	Retail
43	LA Fitness - West Covina	WFB		3101 East Garvey Avenue North	West Covina	CA	91791	Retail
44	Holiday Inn Lakewood, CO	RBS		7390 West Hampden Avenue	Lakewood	CO	80227	Hospitality
45	Budget Store & Lock Portfolio	LIG I		Various	Various	PA	Various	Self Storage
45.01	Bethlehem - Storage	LIG I		2178 Industrial Drive	Bethlehem	PA	18017	Self Storage
45.02	Allentown- Storage	LIG I		299 Schantz Road	Allentown	PA	18104	Self Storage
46	914 Hubbard Street	CIIICM		914 West Hubbard	Chicago	IL	60642	Multifamily
47	All Storage Lakeridge	RBS		5125 Lake Ridge Parkway	Grand Prairie	TX	75052	Self Storage
48	Candlewood Suites Indianapolis	Basis		1152 North White River Parkway West Drive	Indianapolis	IN	46222	Hospitality
49	Holiday Inn Express - Loveland	LIG I		6092 East Crossroads Boulevard	Loveland	CO	80538	Hospitality
50	Radisson Hotel - Baton Rouge	LIG I		2445 South Acadian Thruway	Baton Rouge	LA	70808	Hospitality
51	Bay Area Self Storage	WFB		2185 Stone Avenue	San Jose	CA	95125	Self Storage
52	The Atriums at Somerset Bldgs P&Q	Basis		2780-2790 Somerset Drive	Lauderdale Lakes	FL	33311	Multifamily
53	Comfort Suites - O’Hare	RBS		4200 N. River Road	Schiller Park	IL	60176	Hospitality
54	Sayles Place Apts	Basis		2701-2811 Douglas Road Southeast	Washington	DC	20020	Multifamily
55	PG County Commercial & Tech Park	WFB		10780, 10800, 10820, 10850 Hanna Street	Beltsville	MD	20705	Industrial
56	Dunwoody Plaza	RBS		1400-1420 Dunwoody Village Parkway	Dunwoody	GA	30338	Retail
57	SecurLock Parker	LIG I		2208 Parker Road	Carrollton	TX	75010	Self Storage
58	Century Plaza	RBS		500 South Florida Avenue	Lakeland	FL	33801	Office
59	159 Madison Owners Corp.	NCB, FSB		159 Madison Avenue	New York	NY	10016	Multifamily
60	Parkglenn Self Storage	CIIICM		10144 Parkglenn Way	Parker	CO	80134	Self Storage
61	Fremont City Sports Club	WFB		39153 Farwell Drive	Fremont	CA	94538	Retail
62	Highland Hills Estates	WFB		25600 Seeley Road	Novi	MI	48375	Manufactured Housing Community
63	Oaktree Estates MHC	CIIICM		660 Maxey Road	Houston	TX	77013	Manufactured Housing Community
64	450 North McClintock	Basis		450 North McClintock	Chandler	AZ	85226	Industrial
65	Cruz Alta Plaza	LIG I		710-1100 Paseo del Pueblo Sur	Taos	NM	87571	Retail
66	CubeSmart - Sonoma	WFB		220 Business Park Drive	Rohnert Park	CA	94928	Self Storage
67	Security Public Storage - San Ramon	WFB		2071 Camino Ramon	San Ramon	CA	94583	Self Storage
68	Oates Park Shopping Center	RBS	Crossed Portfolio A	4400-4448 Gus Thomasson Road	Mesquite	TX	75150	Retail
69	Irving Shopping Center	RBS	Crossed Portfolio A	934 E. Grauwyler Road	Irving	TX	75061	Retail
70	Ridgewood MHC	CIIICM		6825 West Mississippi Avenue	Lakewood	CO	80226	Manufactured Housing Community
71	Water’s Edge MHC	WFB		7211, 7220, 7225, 7230, 7234 Southwest Highway; 7211, 7220, 7240, 7250 West 107th Street; 7222 West 108th Place	Various	IL	60482	Manufactured Housing Community
72	Oak Park Apartments	CIIICM		5440 Downing Street	Alexandria	LA	71303	Multifamily
73	Del Papa MHC	CIIICM		14100 Del Papa Street	Houston	TX	77047	Manufactured Housing Community
74	Salinas Self Storage	WFB		201 Harrison Road	Salinas	CA	93907	Self Storage
75	325 East 72nd Street, Inc.	NCB, FSB		325 East 72nd Street	New York	NY	10021	Multifamily
76	NB Owners Corp.	NCB, FSB		141-05 Northern Boulevard, 139-50 35th Avenue	Flushing	NY	11354	Multifamily
77	17211 North Freeway	CIIICM		17211 North Freeway	Houston	TX	77009	Retail
78	280 Station	CIIICM		400 Cahaba Park Circle	Birmingham	AL	35242	Retail
79	Uncle Bob’s Self Storage - Curry Ford	WFB		4020 Curry Ford Road	Orlando	FL	32806	Self Storage
80	Hillcrest & Chiesa MHCs	CIIICM		Various	Various	TX	Various	Manufactured Housing Community
80.01	Chiesa Estates MHC	CIIICM		7400 Chiesa Road	Rowlett	TX	75089	Manufactured Housing Community
80.02	Hillcrest MHC	CIIICM		2500 Fort Worth Drive	Denton	TX	76205	Manufactured Housing Community
81	Pinehurst Apartments	WFB		220 West Saginaw Highway	Grand Ledge	MI	48837	Multifamily
82	Las Brisas MHC	CIIICM		570 West Lawson Road	Dallas	TX	75253	Manufactured Housing Community
83	People’s Mini Storage	CIIICM		575 East 53rd Street	Davenport	IA	52807	Self Storage
84	Montierra Apartments	CIIICM		14401 North 22nd Street	Tampa	FL	33613	Multifamily
85	Holiday Air	Basis		925 West North 43rd Street	Grand Forks	ND	58203	Multifamily
86	Abbott Self Storage North	WFB		2016-2017, 2020-2021 and 3027 Pittway Drive	Nashville	TN	37207	Self Storage
87	HBO Self Storage	CIIICM		330 South Tyndall Parkway	Panama City	FL	32404	Self Storage
88	Capitol House Tenants Corp.	NCB, FSB		490 Atlantic Avenue	East Rockaway	NY	11518	Multifamily
89	168-176 East 88th Street Corporation	NCB, FSB		168-176 East 88th Street	New York	NY	10128	Multifamily
90	Western View	Basis		2601 Phyllis Lane	Billings	MT	59102	Multifamily
91	Pennington Place Apartments	WFB		4504-4524, 4536-4556; 4560-4580; 4561-4581; 4535-4555 Sabin Street	Rock Hill	SC	29732	Multifamily
92	Gracious Estates MHC	CIIICM		777 Eisenhower Avenue	Mason City	IA	50401	Manufactured Housing Community
93	Seven Oaks	CIIICM		801 South Inspiration	Mission	TX	78572	Manufactured Housing Community
94	Orange Avenue Self Storage	CIIICM		1109 West Orange Avenue	Tallahassee	FL	32310	Self Storage
95	2866 Marion Avenue Owners, Inc.	NCB, FSB		2866 Marion Avenue	Bronx	NY	10458	Multifamily
96	Montgomery Crossing	WFB		8510-8520 Montgomery Boulevard Northeast	Albuquerque	NM	87111	Retail
97	Live Oak MHC	CIIICM		1721 North McColl Road and 1 North McColl Road	Edinburg	TX	78541 and 78539	Manufactured Housing Community
98	Western Wagon Mobile Home Park	WFB		21356 Hubbard Cutoff Road Northeast	Aurora	OR	97002	Manufactured Housing Community
99	231 Park Place Owners Corp.	NCB, FSB		231 Park Place	Brooklyn	NY	11238	Multifamily

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	Renaissance Chicago Downtown	WFB	Full Service	1991	2012	553	Rooms	162,749	90,000,000	90,000,000	8.2%	84,248,165	N
2	Life Time Fitness Portfolio	WFB	Single Tenant	Various		526,671	Sq. Ft.	151	80,000,000	79,784,225	7.2%	50,519,258	N
2.01	Life Time Fitness - Gilbert	WFB	Single Tenant	2003		108,890	Sq. Ft.		17,225,000	17,178,541	1.6%
2.02	Life Time Fitness - Orland Park	WFB	Single Tenant	2001		108,890	Sq. Ft.		16,900,000	16,854,417	1.5%
2.03	Life Time Fitness - Centreville	WFB	Single Tenant	1999		90,956	Sq. Ft.		16,000,000	15,956,845	1.4%
2.04	Life Time Fitness - South Austin	WFB	Single Tenant	2007		109,045	Sq. Ft.		15,725,000	15,682,587	1.4%
2.05	Life Time Fitness - San Antonio	WFB	Single Tenant	2005		108,890	Sq. Ft.		14,150,000	14,111,835	1.3%
3	Nordic Cold Storage Portfolio	RBS	Warehouse	Various	Various	907,304	Sq. Ft.	59	53,950,000	53,950,000	4.9%	49,713,741	Y
3.01	Nordic - Savannah GA	RBS	Warehouse	2013		170,268	Sq. Ft.		20,573,800	20,573,800	1.9%
3.02	Nordic - Benson	RBS	Warehouse	1985	2004	135,772	Sq. Ft.		5,732,350	5,732,350	0.5%
3.03	Nordic - Lumberton	RBS	Warehouse	1982	1992	127,665	Sq. Ft.		5,668,650	5,668,650	0.5%
3.04	Nordic - Oxford AL	RBS	Warehouse	1990	1998	110,330	Sq. Ft.		5,159,050	5,159,050	0.5%
3.05	Nordic - Charlotte	RBS	Warehouse	1988	1989	100,856	Sq. Ft.		4,967,950	4,967,950	0.5%
3.06	Nordic - Goldsboro	RBS	Warehouse	1995	1998	104,197	Sq. Ft.		4,777,500	4,777,500	0.4%
3.07	Nordic - Forest	RBS	Warehouse	1990	1993	103,361	Sq. Ft.		4,713,800	4,713,800	0.4%
3.08	Nordic - Hattiesburg	RBS	Warehouse	1995		54,855	Sq. Ft.		2,356,900	2,356,900	0.2%
4	Southern Highlands Marketplace	LIG I	Anchored	2003		180,640	Sq. Ft.	194	35,000,000	35,000,000	3.2%	30,181,582	N
5	Waltonwood Cary Parkway	Basis	Independent Living	2010		133	Units	240,602	32,000,000	32,000,000	2.9%	26,443,287	N
6	Brunswick Square	RBS	Regional Mall	1973	2012	292,685	Sq. Ft.	263	30,000,000	30,000,000	2.7%	24,504,142	N
7	Prada Waikiki	WFB	Single Tenant	1995	2005	5,840	Sq. Ft.	5,128	29,950,000	29,950,000	2.7%	24,450,212	N
8	Charlottesville Apartment Portfolio	WFB	Student Housing	Various	Various	176	Units	169,034	29,750,000	29,750,000	2.7%	24,344,530	N
8.01	Wertland Street Properties	WFB	Student Housing	1850	2013	128	Units		22,250,000	22,250,000	2.0%
8.02	10 University Circle	WFB	Student Housing	1926		18	Units		3,500,000	3,500,000	0.3%
8.03	68 University Way	WFB	Student Housing	1927		20	Units		2,000,000	2,000,000	0.2%
8.04	324 John Street	WFB	Student Housing	1998		10	Units		2,000,000	2,000,000	0.2%
9	Euclid Plaza	WFB	Anchored	1961	2003	130,165	Sq. Ft.	214	27,900,000	27,900,000	2.5%	22,753,757	N
10	Waltonwood at Lakeside	Basis	Independent Living	2007		122	Units	172,131	21,000,000	21,000,000	1.9%	17,353,406	N
11	Seven Hills Portfolio	LIG I	Medical	Various		114,214	Sq. Ft.	181	20,700,000	20,670,252	1.9%	17,156,994	N
11.01	Building I	LIG I	Medical	2012		45,692	Sq. Ft.		8,597,000	8,584,645	0.8%
11.02	Building III	LIG I	Medical	2014		45,759	Sq. Ft.		7,870,000	7,858,690	0.7%
11.03	Building II	LIG I	Medical	2012		22,763	Sq. Ft.		4,233,000	4,226,917	0.4%
12	Shadelands Self-Storage	RBS	Self Storage	1999		140,188	Sq. Ft.	137	19,250,000	19,250,000	1.7%	16,966,993	N
13	Residence Inn Houston - Katy Mills	RBS	Extended Stay	2010		126	Rooms	134,921	17,000,000	17,000,000	1.5%	10,681,827	N
14	Springhill Suites Birmingham	Basis	Limited Service	2009	2012	150	Rooms	108,699	16,350,000	16,304,852	1.5%	13,136,007	N
15	Alcoa Exchange	RBS	Shadow Anchored	2006		134,490	Sq. Ft.	117	15,800,000	15,800,000	1.4%	15,800,000	N
16	Hampton Inn - Key Largo	WFB	Full Service	1986	2009	100	Rooms	156,000	15,600,000	15,600,000	1.4%	12,870,287	N
17	51st/52nd St. Tenants Corp.	NCB, FSB	Cooperative	1951	1998	426	Units	36,284	15,500,000	15,456,895	1.4%	12,512,381	N
18	Concourse Village	WFB	Anchored	1983	2008	135,031	Sq. Ft.	109	14,700,000	14,677,906	1.3%	12,027,091	N
19	WP Carey Extra Space Florida Portfolio	WFB	Self Storage	Various	Various	272,298	Sq. Ft.	53	14,500,000	14,500,000	1.3%	12,816,030	N
19.01	Budget Self Storage	WFB	Self Storage	2007		85,842	Sq. Ft.		7,500,000	7,500,000	0.7%
19.02	Pleasant Hill Self Storage	WFB	Self Storage	2005	2009	186,456	Sq. Ft.		7,000,000	7,000,000	0.6%
20	Wedgewood Commons	WFB	Anchored	1987	2008	150,485	Sq. Ft.	91	13,713,000	13,692,390	1.2%	11,219,559	N
21	Stanford Bridge	RBS	Suburban	1930	2012	132,837	Sq. Ft.	102	13,500,000	13,500,000	1.2%	11,942,779	N
22	Hotel Mazarin	WFB	Full Service	1971	2012	102	Rooms	132,353	13,500,000	13,500,000	1.2%	11,086,972	N
23	Madison West Homewood Suites	LIG I	Extended Stay	2008		122	Rooms	108,193	13,225,000	13,199,526	1.2%	9,942,545	N
24	Biltmore Apartments	CIIICM	Mid Rise	1924		131	Units	98,153	12,858,000	12,858,000	1.2%	10,556,252	N
25	Sashabaw Meadows MHC	CIIICM	Manufactured Housing Community	1981		511	Pads	25,109	12,862,000	12,830,873	1.2%	10,678,377	N
26	Madison West Hampton Inn & Suites	LIG I	Limited Service	2008		132	Rooms	95,838	12,675,000	12,650,586	1.1%	9,529,055	N
27	Washington Apartment Portfolio	LIG I	Garden	Various		233	Units	54,161	12,650,000	12,619,436	1.1%	10,505,686	N
27.01	McKinley Terrace	LIG I	Garden	1980		107	Units		6,297,000	6,281,786	0.6%
27.02	Meadow Park Garden Court	LIG I	Garden	1980		66	Units		4,198,000	4,187,857	0.4%
27.03	Chehalis Manor Apartments	LIG I	Garden	1980		33	Units		1,218,000	1,215,057	0.1%
27.04	Kennewick Garden Court Apartments	LIG I	Garden	1981		27	Units		937,000	934,736	0.1%
28	The Village at Carolina Place	LIG I	Garden	Various		164	Units	76,372	12,525,000	12,525,000	1.1%	10,905,035	N
28.01	The Manor Pineville	LIG I	Garden	2008		61	Units		9,834,579	9,834,579	0.9%
28.02	The Dorchester Pineville	LIG I	Garden	1997		103	Units		2,690,421	2,690,421	0.2%
29	Devonshire Portfolio #3	LIG I	Various	Various		91,899	Various	128	11,760,000	11,760,000	1.1%	9,967,413	N
29.01	Beacon Square Shopping Center	LIG I	Shadow Anchored	2004		51,387	Sq. Ft.		6,641,514	6,641,514	0.6%
29.02	Grand Haven Shopping Center	LIG I	Shadow Anchored	1997		40,428	Sq. Ft.		2,795,695	2,795,695	0.3%
29.03	Titleist Club Apartments	LIG I	Garden	1982		84	Units		2,322,791	2,322,791	0.2%
30	Route 61 Distribution Center	CIIICM	Warehouse	1966	2000	392,192	Sq. Ft.	30	11,740,000	11,740,000	1.1%	10,195,669	N
31	Holiday Inn - Houma, LA	LIG I	Full Service	2006	2013	97	Rooms	119,371	11,600,000	11,579,022	1.0%	8,921,708	N
32	Holiday Inn Express & Suites - LaPlace	LIG I	Limited Service	2008		91	Rooms	123,951	11,300,000	11,279,564	1.0%	8,690,974	N
33	Boise Spectrum	RBS	Anchored	1997	2000	170,780	Sq. Ft.	64	11,000,000	11,000,000	1.0%	9,044,981	N
34	Holiday Inn & Suites Williamsburg	RBS	Full Service	2006		96	Rooms	112,074	10,775,000	10,759,121	1.0%	8,866,193	N
35	Crescent Square	WFB	Anchored	2000		52,038	Sq. Ft.	206	10,700,000	10,700,000	1.0%	8,717,552	N
36	Woodbridge Self Storage	RBS	Self Storage	2004		89,954	Sq. Ft.	118	10,650,000	10,650,000	1.0%	10,650,000	Y
37	Center at Kirby	LIG I	Shadow Anchored	2008		41,382	Sq. Ft.	254	10,500,000	10,500,000	1.0%	9,303,289	N
38	Shodeen Portfolio	LIG I	Various	Various	Various	100,393	Various	104	10,450,000	10,425,804	0.9%	8,749,150	N
38.01	The Village at Mill Creek	LIG I	Multifamily/Retail	2006		42,450	Sq. Ft.		3,308,291	3,300,631	0.3%
38.02	One River	LIG I	Office/Retail	1995		22,625	Sq. Ft.		2,310,553	2,305,203	0.2%
38.03	Dodson 1	LIG I	Unanchored	2008		8,458	Sq. Ft.		1,470,352	1,466,948	0.1%
38.04	Randall 2	LIG I	Unanchored	2003		7,464	Sq. Ft.		1,260,302	1,257,384	0.1%
38.05	Republic Building	LIG I	Suburban	1928	1991	12,107	Sq. Ft.		1,050,251	1,047,819	0.1%
38.06	Focas Building	LIG I	Unanchored	2001		7,289	Sq. Ft.		1,050,251	1,047,819	0.1%
39	Spirit Grocer Portfolio I	WFB	Single Tenant	Various	Various	252,959	Sq. Ft.	40	10,000,000	10,000,000	0.9%	10,000,000	N
39.01	Albertson’s - Midland	WFB	Single Tenant	1983		60,477	Sq. Ft.		2,800,000	2,800,000	0.3%
39.02	Albertson’s - Las Cruces	WFB	Single Tenant	1983		40,389	Sq. Ft.		2,200,000	2,200,000	0.2%

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan
39.03	Stater Bros Markets - Lancaster	WFB	Single Tenant	1983		43,391	Sq. Ft.		1,900,000	1,900,000	0.2%
39.04	Bag ’N Save - Omaha	WFB	Single Tenant	1982	2002	66,582	Sq. Ft.		1,600,000	1,600,000	0.1%
39.05	Albertson’s - Boise	WFB	Single Tenant	1982	2002	42,120	Sq. Ft.		1,500,000	1,500,000	0.1%
40	4S Village Center	RBS	Unanchored	2002		30,606	Sq. Ft.	327	10,000,000	10,000,000	0.9%	8,125,782	N
41	Rancho Niguel	RBS	Medical	1989		29,382	Sq. Ft.	340	10,000,000	9,984,999	0.9%	8,186,292	N
42	Stephanie Beltway Plaza	WFB	Anchored	2006		91,034	Sq. Ft.	107	9,750,000	9,736,049	0.9%	8,091,434	N
43	LA Fitness - West Covina	WFB	Single Tenant	2013		45,000	Sq. Ft.	206	9,250,000	9,250,000	0.8%	7,579,107	N
44	Holiday Inn Lakewood, CO	RBS	Full Service	1984	2007	188	Rooms	47,340	8,900,000	8,900,000	0.8%	7,365,428	N
45	Budget Store & Lock Portfolio	LIG I	Self Storage	Various		145,161	Sq. Ft.	61	8,800,000	8,800,000	0.8%	7,612,205	N
45.01	Bethlehem - Storage	LIG I	Self Storage	1988		76,461	Sq. Ft.		5,132,000	5,132,000	0.5%
45.02	Allentown- Storage	LIG I	Self Storage	1986		68,700	Sq. Ft.		3,668,000	3,668,000	0.3%
46	914 Hubbard Street	CIIICM	Mid Rise	2006	2013	24	Units	364,583	8,750,000	8,750,000	0.8%	7,573,461	N
47	All Storage Lakeridge	RBS	Self Storage	2008		129,752	Sq. Ft.	66	8,600,000	8,587,801	0.8%	7,154,823	N
48	Candlewood Suites Indianapolis	Basis	Limited Service	1969	2007	142	Rooms	57,746	8,200,000	8,200,000	0.7%	7,339,825	N
49	Holiday Inn Express - Loveland	LIG I	Limited Service	2007		82	Rooms	97,242	8,000,000	7,973,809	0.7%	6,088,017	N
50	Radisson Hotel - Baton Rouge	LIG I	Full Service	1972	2008	132	Rooms	57,472	7,600,000	7,586,256	0.7%	5,845,257	N
51	Bay Area Self Storage	WFB	Self Storage	2012		80,104	Sq. Ft.	94	7,500,000	7,500,000	0.7%	6,900,568	N
52	The Atriums at Somerset Bldgs P&Q	Basis	Garden	1985		144	Rooms	52,083	7,500,000	7,500,000	0.7%	6,620,979	N
53	Comfort Suites - O’Hare	RBS	Full Service	2001		160	Rooms	45,557	7,300,000	7,289,066	0.7%	6,720,601	N
54	Sayles Place Apts	Basis	Garden	1968	2010	61	Units	118,852	7,250,000	7,250,000	0.7%	6,725,288	N
55	PG County Commercial & Tech Park	WFB	Warehouse	1959		145,490	Sq. Ft.	48	7,000,000	7,000,000	0.6%	5,741,231	N
56	Dunwoody Plaza	RBS	Anchored	1977	1999	50,865	Sq. Ft.	133	6,750,000	6,750,000	0.6%	5,819,600	N
57	SecurLock Parker	LIG I	Self Storage	2005	2008	87,050	Sq. Ft.	77	6,750,000	6,733,258	0.6%	5,577,331	N
58	Century Plaza	RBS	CBD	1986		73,975	Sq. Ft.	91	6,700,000	6,700,000	0.6%	5,533,169	N
59	159 Madison Owners Corp.	NCB, FSB	Cooperative	1911	1993	117	Units	55,468	6,500,000	6,489,780	0.6%	5,248,584	N
60	Parkglenn Self Storage	CIIICM	Self Storage	2008		74,808	Sq. Ft.	84	6,300,000	6,284,653	0.6%	5,223,812	N
61	Fremont City Sports Club	WFB	Single Tenant	2013		45,000	Sq. Ft.	133	6,000,000	5,984,043	0.5%	3,814,916	N
62	Highland Hills Estates	WFB	Manufactured Housing Community	1968		198	Pads	27,778	5,500,000	5,500,000	0.5%	5,500,000	N
63	Oaktree Estates MHC	CIIICM	Manufactured Housing Community	1972		266	Pads	19,549	5,200,000	5,200,000	0.5%	4,298,419	N
64	450 North McClintock	Basis	Flex	2008	2012	93,050	Sq. Ft.	55	5,140,000	5,140,000	0.5%	4,252,923	N
65	Cruz Alta Plaza	LIG I	Anchored	1989	1996	126,573	Sq. Ft.	40	5,000,000	5,000,000	0.5%	4,340,375	N
66	CubeSmart - Sonoma	WFB	Self Storage	2001		66,900	Sq. Ft.	72	4,800,000	4,800,000	0.4%	4,357,679	N
67	Security Public Storage - San Ramon	WFB	Self Storage	2004		32,529	Sq. Ft.	147	4,800,000	4,787,878	0.4%	3,952,049	N
68	Oates Park Shopping Center	RBS	Anchored	1978		63,572	Sq. Ft.	41	2,500,000	2,495,322	0.2%	1,899,360	N
69	Irving Shopping Center	RBS	Anchored	1964		39,800	Sq. Ft.	41	1,750,000	1,746,726	0.2%	1,329,552	N
70	Ridgewood MHC	CIIICM	Manufactured Housing Community	1963		97	Pads	41,177	4,000,000	3,994,142	0.4%	3,297,369	N
71	Water’s Edge MHC	WFB	Manufactured Housing Community	1959		173	Pads	21,911	3,800,000	3,790,667	0.3%	3,145,862	N
72	Oak Park Apartments	CIIICM	Garden	1973	2013	102	Units	36,765	3,750,000	3,750,000	0.3%	3,121,614	N
73	Del Papa MHC	CIIICM	Manufactured Housing Community	1965		178	Pads	19,635	3,500,000	3,495,073	0.3%	2,918,308	N
74	Salinas Self Storage	WFB	Self Storage	1998		73,125	Sq. Ft.	48	3,500,000	3,488,017	0.3%	2,632,509	N
75	325 East 72nd Street, Inc.	NCB, FSB	Cooperative	1926	2006	59	Units	57,627	3,400,000	3,400,000	0.3%	2,724,552	N
76	NB Owners Corp.	NCB, FSB	Cooperative	1956	2002	125	Units	26,781	3,351,000	3,347,627	0.3%	2,992,358	N
77	17211 North Freeway	CIIICM	Single Tenant	1979	2012	109,000	Sq. Ft.	30	3,300,000	3,300,000	0.3%	2,960,032	N
78	280 Station	CIIICM	Unanchored	1990		24,725	Sq. Ft.	131	3,250,000	3,242,250	0.3%	2,705,884	N
79	Uncle Bob’s Self Storage - Curry Ford	WFB	Self Storage	1983	2007	71,113	Sq. Ft.	43	3,100,000	3,092,081	0.3%	2,742,946	N
80	Hillcrest & Chiesa MHCs	CIIICM	Manufactured Housing Community	Various		136	Pads	22,019	3,000,000	2,994,569	0.3%	2,306,550	N
80.01	Chiesa Estates MHC	CIIICM	Manufactured Housing Community	1970		82	Pads		1,920,000	1,916,524	0.2%
80.02	Hillcrest MHC	CIIICM	Manufactured Housing Community	1953		54	Pads		1,080,000	1,078,045	0.1%
81	Pinehurst Apartments	WFB	Garden	1978		72	Units	41,583	3,000,000	2,993,949	0.3%	2,655,179	N
82	Las Brisas MHC	CIIICM	Manufactured Housing Community	1990		109	Pads	27,458	3,000,000	2,992,928	0.3%	2,503,197	N
83	People’s Mini Storage	CIIICM	Self Storage	1987	1995	71,950	Sq. Ft.	41	2,950,000	2,950,000	0.3%	2,490,651	N
84	Montierra Apartments	CIIICM	Garden	1970	2013	96	Units	30,729	2,950,000	2,950,000	0.3%	2,260,284	N
85	Holiday Air	Basis	Garden	1972		98	Units	29,082	2,850,000	2,850,000	0.3%	2,169,221	N
86	Abbott Self Storage North	WFB	Self Storage	1965	1998	62,770	Sq. Ft.	41	2,600,000	2,596,222	0.2%	2,148,122	N
87	HBO Self Storage	CIIICM	Self Storage	1982	2005	37,045	Sq. Ft.	67	2,500,000	2,500,000	0.2%	2,083,693	N
88	Capitol House Tenants Corp.	NCB, FSB	Cooperative	1961	2001	86	Units	29,041	2,500,000	2,497,541	0.2%	2,243,068	N
89	168-176 East 88th Street Corporation	NCB, FSB	Cooperative	1980	2000	36	Units	69,336	2,500,000	2,496,087	0.2%	2,021,462	N
90	Western View	Basis	Garden	1974	2007	84	Units	28,571	2,400,000	2,400,000	0.2%	1,826,713	N
91	Pennington Place Apartments	WFB	Garden	2013		30	Units	74,667	2,240,000	2,240,000	0.2%	1,856,977	N
92	Gracious Estates MHC	CIIICM	Manufactured Housing Community	1970		183	Pads	11,244	2,062,500	2,057,662	0.2%	1,722,550	N
93	Seven Oaks	CIIICM	Manufactured Housing Community	1988		232	Pads	8,513	1,975,000	1,975,000	0.2%	1,488,872	N
94	Orange Avenue Self Storage	CIIICM	Self Storage	1983		71,800	Sq. Ft.	24	1,715,000	1,711,755	0.2%	1,297,642	N
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	Cooperative	1956	1999	66	Units	24,960	1,650,000	1,647,343	0.1%	1,323,101	N
96	Montgomery Crossing	WFB	Shadow Anchored	1987		22,068	Sq. Ft.	65	1,425,000	1,425,000	0.1%	1,180,958	N
97	Live Oak MHC	CIIICM	Manufactured Housing Community	1984		178	Pads	7,293	1,300,000	1,298,205	0.1%	1,089,971	N
98	Western Wagon Mobile Home Park	WFB	Manufactured Housing Community	1964		50	Pads	25,462	1,275,000	1,273,097	0.1%	1,045,232	N
99	231 Park Place Owners Corp.	NCB, FSB	Cooperative	1919	1999	16	Units	37,442	600,000	599,074	0.1%	487,139	N

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC FEE	Net Mortgage Rate
1	Renaissance Chicago Downtown	WFB	12/20/2013	2/1/2014	1/1/2017	2/1/2017	1/1/2021		4.71000%	0.00195%	0.00410%	0.02000%	0.00050%	4.68345%
2	Life Time Fitness Portfolio	WFB	1/28/2014	3/1/2014		3/1/2014	2/1/2024		5.06000%	0.00195%	0.00410%	0.02000%	0.00050%	5.03345%
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS	2/11/2014	4/6/2014	3/6/2019	4/6/2019	3/6/2024	3/6/2044	4.93200%	0.00195%	0.00410%	0.02000%	0.00050%	4.90545%
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	1/31/2014	3/1/2014	2/1/2016	3/1/2016	2/1/2024		4.87000%	0.00195%	0.00410%	0.06000%	0.00050%	4.80345%
5	Waltonwood Cary Parkway	Basis	2/25/2014	4/1/2014		4/1/2014	3/1/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
6	Brunswick Square	RBS	2/11/2014	4/1/2014		4/1/2014	3/1/2024		4.79600%	0.00000%	0.00410%	0.02000%	0.00050%	4.77140%
7	Prada Waikiki	WFB	2/25/2014	4/1/2014		4/1/2014	3/1/2024		4.78000%	0.00195%	0.00410%	0.02000%	0.00050%	4.75345%
8	Charlottesville Apartment Portfolio	WFB	2/28/2014	4/1/2014		4/1/2014	3/1/2024		4.85100%	0.00195%	0.00410%	0.03000%	0.00050%	4.81445%
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	2/26/2014	4/1/2014		4/1/2014	3/1/2024		4.75000%	0.00195%	0.00410%	0.02000%	0.00050%	4.72345%
10	Waltonwood at Lakeside	Basis	2/25/2014	4/1/2014		4/1/2014	3/1/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
11	Seven Hills Portfolio	LIG I	1/6/2014	3/1/2014		3/1/2014	2/1/2024		5.26000%	0.00195%	0.00410%	0.06000%	0.00050%	5.19345%
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	2/11/2014	4/1/2014	3/1/2017	4/1/2017	3/1/2024		4.79900%	0.00195%	0.00410%	0.05000%	0.00050%	4.74245%
13	Residence Inn Houston - Katy Mills	RBS	2/25/2014	4/1/2014		4/1/2014	3/1/2024		4.92000%	0.00195%	0.00410%	0.02000%	0.00050%	4.89345%
14	Springhill Suites Birmingham	Basis	12/30/2013	2/1/2014		2/1/2014	1/1/2024		5.28000%	0.00195%	0.00410%	0.02000%	0.00050%	5.25345%
15	Alcoa Exchange	RBS	1/29/2014	3/1/2014	2/1/2024		2/1/2024		4.79600%	0.00195%	0.00410%	0.05000%	0.00050%	4.73945%
16	Hampton Inn - Key Largo	WFB	2/21/2014	4/1/2014		4/1/2014	3/1/2024		5.10000%	0.00195%	0.00410%	0.02000%	0.00050%	5.07345%
17	51st/52nd St. Tenants Corp.	NCB, FSB	12/27/2013	2/1/2014		2/1/2014	1/1/2024		4.46000%	0.00195%	0.00410%	0.08000%	0.00050%	4.37345%
18	Concourse Village	WFB	1/22/2014	3/1/2014		3/1/2014	2/1/2024		4.86000%	0.00195%	0.00410%	0.02000%	0.00050%	4.83345%
19	WP Carey Extra Space Florida Portfolio	WFB	1/23/2014	3/1/2014	2/1/2017	3/1/2017	2/1/2024		4.94000%	0.00195%	0.00410%	0.02000%	0.00050%	4.91345%
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	1/22/2014	3/1/2014		3/1/2014	2/1/2024		4.86000%	0.00195%	0.00410%	0.02000%	0.00050%	4.83345%
21	Stanford Bridge	RBS	2/12/2014	4/1/2014		4/1/2014	3/1/2021		4.96400%	0.00195%	0.00410%	0.02000%	0.00050%	4.93745%
22	Hotel Mazarin	WFB	2/25/2014	4/1/2014		4/1/2014	3/1/2024		4.96000%	0.00195%	0.00410%	0.02000%	0.00050%	4.93345%
23	Madison West Homewood Suites	LIG I	1/8/2014	3/1/2014		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
24	Biltmore Apartments	CIIICM	2/18/2014	4/5/2014		4/5/2014	3/5/2024		4.95000%	0.00195%	0.00410%	0.02000%	0.00050%	4.92345%
25	Sashabaw Meadows MHC	CIIICM	12/6/2013	2/5/2014		2/5/2014	1/5/2024		5.31000%	0.00195%	0.00410%	0.02000%	0.00050%	5.28345%
26	Madison West Hampton Inn & Suites	LIG I	1/8/2014	3/1/2014		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
27	Washington Apartment Portfolio	LIG I	12/31/2013	2/1/2014		2/1/2014	1/1/2024		5.32000%	0.00195%	0.00410%	0.06000%	0.00050%	5.25345%
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	12/24/2013	2/1/2014	1/1/2016	2/1/2016	1/1/2024		5.25000%	0.00195%	0.00410%	0.06000%	0.00050%	5.18345%
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	12/6/2013	2/1/2014	1/1/2015	2/1/2015	1/1/2024		5.14000%	0.00195%	0.00410%	0.06000%	0.00050%	5.07345%
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	1/24/2014	3/5/2014	2/5/2016	3/5/2016	2/5/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
31	Holiday Inn - Houma, LA	LIG I	1/27/2014	3/1/2014		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
32	Holiday Inn Express & Suites - LaPlace	LIG I	1/27/2014	3/1/2014		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
33	Boise Spectrum	RBS	3/4/2014	4/1/2014	4/1/2014	5/1/2014	4/1/2024		5.00000%	0.00195%	0.00410%	0.06000%	0.00050%	4.93345%
34	Holiday Inn & Suites Williamsburg	RBS	1/29/2014	3/1/2014		3/1/2014	2/1/2024		5.03400%	0.00195%	0.00410%	0.02000%	0.00050%	5.00745%
35	Crescent Square	WFB	2/24/2014	4/1/2014		4/1/2014	3/1/2024		4.72000%	0.00195%	0.00410%	0.02000%	0.00050%	4.69345%
36	Woodbridge Self Storage	RBS	2/12/2014	4/1/2014	3/1/2024		3/1/2024	3/1/2044	4.83300%	0.00195%	0.00410%	0.02000%	0.00050%	4.80645%
37	Center at Kirby	LIG I	12/20/2013	2/1/2014	1/1/2017	2/1/2017	1/1/2024		5.05000%	0.00195%	0.00410%	0.06000%	0.00050%	4.98345%
38	Shodeen Portfolio	LIG I	12/18/2013	2/1/2014		2/1/2014	1/1/2024		5.58000%	0.00195%	0.00410%	0.11000%	0.00050%	5.46345%
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB	1/14/2014	3/1/2014	2/1/2019		2/1/2019		4.61000%	0.00195%	0.00410%	0.02000%	0.00050%	4.58345%
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC FEE	Net Mortgage Rate
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	2/24/2014	4/1/2014		4/1/2014	3/1/2024		4.64200%	0.00195%	0.00410%	0.02000%	0.00050%	4.61545%
41	Rancho Niguel	RBS	1/27/2014	3/1/2014		3/1/2014	2/1/2024		4.87700%	0.00195%	0.00410%	0.02000%	0.00050%	4.85045%
42	Stephanie Beltway Plaza	WFB	1/17/2014	3/1/2014		3/1/2014	2/1/2024		5.30000%	0.00195%	0.00410%	0.04000%	0.00050%	5.25345%
43	LA Fitness - West Covina	WFB	2/13/2014	4/1/2014		4/1/2014	3/1/2024		4.89000%	0.00195%	0.00410%	0.02000%	0.00050%	4.86345%
44	Holiday Inn Lakewood, CO	RBS	2/14/2014	4/1/2014		4/1/2014	3/1/2024		5.19600%	0.00195%	0.00410%	0.02000%	0.00050%	5.16945%
45	Budget Store & Lock Portfolio	LIG I	12/18/2013	2/1/2014	1/1/2016	2/1/2016	1/1/2024		4.99000%	0.00195%	0.00410%	0.06000%	0.00050%	4.92345%
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	2/25/2014	4/5/2014	3/5/2016	4/5/2016	3/5/2024		5.01000%	0.00195%	0.00410%	0.02000%	0.00050%	4.98345%
47	All Storage Lakeridge	RBS	1/6/2014	3/1/2014		3/1/2014	2/1/2024		5.37900%	0.00195%	0.00410%	0.02000%	0.00050%	5.35245%
48	Candlewood Suites Indianapolis	Basis	2/28/2014	4/1/2014		4/1/2014	3/1/2019		5.36000%	0.00195%	0.00410%	0.02000%	0.00050%	5.33345%
49	Holiday Inn Express - Loveland	LIG I	12/20/2013	2/1/2014		2/1/2014	1/1/2024		5.50000%	0.00195%	0.00410%	0.11000%	0.00050%	5.38345%
50	Radisson Hotel - Baton Rouge	LIG I	1/27/2014	3/1/2014		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
51	Bay Area Self Storage	WFB	1/31/2014	3/1/2014	2/1/2019	3/1/2019	2/1/2024		4.85000%	0.00195%	0.00410%	0.02000%	0.00050%	4.82345%
52	The Atriums at Somerset Bldgs P&Q	Basis	2/11/2014	4/1/2014	3/1/2017	4/1/2017	3/1/2024		4.87000%	0.00195%	0.00410%	0.02000%	0.00050%	4.84345%
53	Comfort Suites - O’Hare	RBS	1/17/2014	3/1/2014		3/1/2014	2/1/2019		4.89000%	0.00195%	0.00410%	0.02000%	0.00050%	4.86345%
54	Sayles Place Apts	Basis	2/21/2014	4/1/2014		4/1/2014	3/1/2019		5.39000%	0.00195%	0.00410%	0.02000%	0.00050%	5.36345%
55	PG County Commercial & Tech Park	WFB	2/5/2014	4/1/2014		4/1/2014	3/1/2024		4.92000%	0.00195%	0.00410%	0.07000%	0.00050%	4.84345%
56	Dunwoody Plaza	RBS	2/5/2014	4/1/2014	3/1/2016	4/1/2016	3/1/2024		4.85700%	0.00195%	0.00410%	0.06000%	0.00050%	4.79045%
57	SecurLock Parker	LIG I	12/9/2013	2/1/2014		2/1/2014	1/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
58	Century Plaza	RBS	2/21/2014	4/1/2014		4/1/2014	3/1/2024		5.13100%	0.00195%	0.00410%	0.02000%	0.00050%	5.10445%
59	159 Madison Owners Corp.	NCB, FSB	1/31/2014	3/1/2014		3/1/2014	2/1/2024		4.47000%	0.00195%	0.00410%	0.08000%	0.00050%	4.38345%
60	Parkglenn Self Storage	CIIICM	12/24/2013	2/1/2014		2/1/2014	1/1/2024		5.27000%	0.00195%	0.00410%	0.02000%	0.00050%	5.24345%
61	Fremont City Sports Club	WFB	1/23/2014	3/1/2014		3/1/2014	2/1/2024		5.23000%	0.00195%	0.00410%	0.04000%	0.00050%	5.18345%
62	Highland Hills Estates	WFB	1/30/2014	3/1/2014	2/1/2024		2/1/2024		4.71000%	0.00195%	0.00410%	0.02000%	0.00050%	4.68345%
63	Oaktree Estates MHC	CIIICM	2/13/2014	4/5/2014		4/5/2014	3/5/2024		5.16000%	0.00195%	0.00410%	0.02000%	0.00050%	5.13345%
64	450 North McClintock	Basis	2/25/2014	4/1/2014		4/1/2014	3/1/2024		5.19000%	0.00195%	0.00410%	0.02000%	0.00050%	5.16345%
65	Cruz Alta Plaza	LIG I	12/3/2013	2/1/2014	1/1/2016	2/1/2016	1/1/2024		5.13000%	0.00195%	0.00410%	0.06000%	0.00050%	5.06345%
66	CubeSmart - Sonoma	WFB	1/8/2014	3/1/2014	2/1/2018	3/1/2018	2/1/2024		5.23000%	0.00195%	0.00410%	0.02000%	0.00050%	5.20345%
67	Security Public Storage - San Ramon	WFB	12/4/2013	2/1/2014		2/1/2014	1/1/2024		5.05000%	0.00195%	0.00410%	0.02000%	0.00050%	5.02345%
68	Oates Park Shopping Center	RBS	1/30/2014	3/1/2014		3/1/2014	2/1/2024		5.45600%	0.00195%	0.00410%	0.02000%	0.00050%	5.42945%
69	Irving Shopping Center	RBS	1/30/2014	3/1/2014		3/1/2014	2/1/2024		5.45600%	0.00195%	0.00410%	0.02000%	0.00050%	5.42945%
70	Ridgewood MHC	CIIICM	1/30/2014	3/5/2014		3/5/2014	2/5/2024		5.09000%	0.00195%	0.00410%	0.02000%	0.00050%	5.06345%
71	Water’s Edge MHC	WFB	12/27/2013	2/1/2014		2/1/2014	1/1/2024		5.22000%	0.00195%	0.00410%	0.02000%	0.00050%	5.19345%
72	Oak Park Apartments	CIIICM	2/4/2014	4/1/2014		4/1/2014	3/1/2024		5.38000%	0.00195%	0.00410%	0.02000%	0.00050%	5.35345%
73	Del Papa MHC	CIIICM	1/9/2014	3/1/2014		3/1/2014	2/1/2024		5.45000%	0.00195%	0.00410%	0.02000%	0.00050%	5.42345%
74	Salinas Self Storage	WFB	12/20/2013	2/1/2014		2/1/2014	1/1/2024		5.17000%	0.00195%	0.00410%	0.02000%	0.00050%	5.14345%
75	325 East 72nd Street, Inc.	NCB, FSB	2/14/2014	4/1/2014		4/1/2014	3/1/2024		4.24000%	0.00195%	0.00410%	0.08000%	0.00050%	4.15345%
76	NB Owners Corp.	NCB, FSB	1/30/2014	3/1/2014		3/1/2014	2/1/2024		4.42000%	0.00195%	0.00410%	0.08000%	0.00050%	4.33345%
77	17211 North Freeway	CIIICM	1/30/2014	3/1/2014	2/1/2017	3/1/2017	2/1/2024		5.64000%	0.00195%	0.00410%	0.02000%	0.00050%	5.61345%
78	280 Station	CIIICM	12/23/2013	2/1/2014		2/1/2014	1/1/2024		5.40000%	0.00195%	0.00410%	0.02000%	0.00050%	5.37345%
79	Uncle Bob’s Self Storage - Curry Ford	WFB	12/12/2013	2/1/2014		2/1/2014	1/1/2021		4.98000%	0.00195%	0.00410%	0.02000%	0.00050%	4.95345%
80	Hillcrest & Chiesa MHCs	CIIICM	1/2/2014	3/1/2014		3/1/2014	2/1/2024		5.80000%	0.00195%	0.00410%	0.02000%	0.00050%	5.77345%
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	1/22/2014	3/1/2014		3/1/2014	2/1/2019		4.70000%	0.00195%	0.00410%	0.02000%	0.00050%	4.67345%
82	Las Brisas MHC	CIIICM	12/17/2013	2/1/2014		2/1/2014	1/1/2024		5.47000%	0.00195%	0.00410%	0.02000%	0.00050%	5.44345%
83	People’s Mini Storage	CIIICM	2/14/2014	4/5/2014		4/5/2014	3/5/2024		5.84000%	0.00195%	0.00410%	0.02000%	0.00050%	5.81345%
84	Montierra Apartments	CIIICM	2/25/2014	4/5/2014		4/5/2014	3/5/2024		5.68000%	0.00195%	0.00410%	0.02000%	0.00050%	5.65345%
85	Holiday Air	Basis	2/19/2014	4/1/2014		4/1/2014	3/1/2024		5.49000%	0.00195%	0.00410%	0.02000%	0.00050%	5.46345%
86	Abbott Self Storage North	WFB	1/17/2014	3/1/2014		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.05750%	0.00050%	5.09595%
87	HBO Self Storage	CIIICM	2/7/2014	4/1/2014		4/1/2014	3/1/2024		5.42000%	0.00195%	0.00410%	0.02000%	0.00050%	5.39345%
88	Capitol House Tenants Corp.	NCB, FSB	1/24/2014	3/1/2014		3/1/2014	2/1/2024		4.59000%	0.00195%	0.00410%	0.08000%	0.00050%	4.50345%
89	168-176 East 88th Street Corporation	NCB, FSB	1/31/2014	3/1/2014		3/1/2014	2/1/2024		4.51000%	0.00195%	0.00410%	0.08000%	0.00050%	4.42345%
90	Western View	Basis	2/19/2014	4/1/2014		4/1/2014	3/1/2024		5.49000%	0.00195%	0.00410%	0.02000%	0.00050%	5.46345%
91	Pennington Place Apartments	WFB	2/20/2014	4/1/2014		4/1/2014	3/1/2024		5.25000%	0.00195%	0.00410%	0.02000%	0.00050%	5.22345%
92	Gracious Estates MHC	CIIICM	12/20/2013	2/5/2014		2/5/2014	1/5/2024		5.50000%	0.00195%	0.00410%	0.02000%	0.00050%	5.47345%
93	Seven Oaks	CIIICM	2/7/2014	4/5/2014		4/5/2014	3/5/2024		5.22000%	0.00195%	0.00410%	0.02000%	0.00050%	5.19345%
94	Orange Avenue Self Storage	CIIICM	1/30/2014	3/5/2014		3/5/2014	2/5/2024		5.34000%	0.00195%	0.00410%	0.02000%	0.00050%	5.31345%
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	1/28/2014	3/1/2014		3/1/2014	2/1/2024		4.27000%	0.00195%	0.00410%	0.08000%	0.00050%	4.18345%
96	Montgomery Crossing	WFB	2/3/2014	4/1/2014		4/1/2014	3/1/2024		5.24000%	0.00195%	0.00410%	0.02000%	0.00050%	5.21345%
97	Live Oak MHC	CIIICM	1/8/2014	3/5/2014		3/5/2014	2/5/2024		5.63000%	0.00195%	0.00410%	0.02000%	0.00050%	5.60345%
98	Western Wagon Mobile Home Park	WFB	1/15/2014	3/1/2014		3/1/2014	2/1/2024		4.92000%	0.00195%	0.00410%	0.02000%	0.00050%	4.89345%
99	231 Park Place Owners Corp.	NCB, FSB	1/30/2014	3/1/2014		3/1/2014	2/1/2024		4.63000%	0.00195%	0.00410%	0.08000%	0.00050%	4.54345%

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Interest Accrual Method	Monthly Debt Service Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	Renaissance Chicago Downtown	WFB	Actual/360	467,315.13	Interest-only, Amortizing Balloon	Actual/360	84	82	36	34	360	360	2
2	Life Time Fitness Portfolio	WFB	Actual/360	530,619.81	Amortizing Balloon		120	119	0	0	240	239	1
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS	Actual/360	287,377.33	Interest-only, Amortizing ARD	Actual/360	120	120	60	60	360	360	0
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	Actual/360	185,116.67	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
5	Waltonwood Cary Parkway	Basis	Actual/360	174,728.39	Amortizing Balloon		120	120	0	0	360	360	0
6	Brunswick Square	RBS	Actual/360	157,327.08	Amortizing Balloon		120	120	0	0	360	360	0
7	Prada Waikiki	WFB	Actual/360	156,775.41	Amortizing Balloon		120	120	0	0	360	360	0
8	Charlottesville Apartment Portfolio	WFB	Actual/360	157,006.35	Amortizing Balloon		120	120	0	0	360	360	0
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	Actual/360	145,539.61	Amortizing Balloon		120	120	0	0	360	360	0
10	Waltonwood at Lakeside	Basis	Actual/360	114,665.51	Amortizing Balloon		120	120	0	0	360	360	0
11	Seven Hills Portfolio	LIG I	Actual/360	114,434.41	Amortizing Balloon		120	119	0	0	360	359	1
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	Actual/360	100,986.45	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
13	Residence Inn Houston - Katy Mills	RBS	Actual/360	111,442.54	Amortizing Balloon		120	120	0	0	240	240	0
14	Springhill Suites Birmingham	Basis	Actual/360	93,276.28	Amortizing Balloon		120	118	0	0	336	334	2
15	Alcoa Exchange	RBS	Actual/360	64,024.38	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
16	Hampton Inn - Key Largo	WFB	Actual/360	84,700.16	Amortizing Balloon		120	120	0	0	360	360	0
17	51st/52nd St. Tenants Corp.	NCB, FSB	Actual/360	78,168.26	Amortizing Balloon		120	118	0	0	360	358	2
18	Concourse Village	WFB	Actual/360	77,659.83	Amortizing Balloon		120	119	0	0	360	359	1
19	WP Carey Extra Space Florida Portfolio	WFB	Actual/360	77,308.30	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	Actual/360	72,445.52	Amortizing Balloon		120	119	0	0	360	359	1
21	Stanford Bridge	RBS	Actual/360	72,174.19	Amortizing Balloon		84	84	0	0	360	360	0
22	Hotel Mazarin	WFB	Actual/360	72,141.25	Amortizing Balloon		120	120	0	0	360	360	0
23	Madison West Homewood Suites	LIG I	Actual/360	78,549.86	Amortizing Balloon		120	119	0	0	300	299	1
24	Biltmore Apartments	CIIICM	Actual/360	68,632.15	Amortizing Balloon		120	120	0	0	360	360	0
25	Sashabaw Meadows MHC	CIIICM	Actual/360	71,503.18	Amortizing Balloon		120	118	0	0	360	358	2
26	Madison West Hampton Inn & Suites	LIG I	Actual/360	75,283.14	Amortizing Balloon		120	119	0	0	300	299	1
27	Washington Apartment Portfolio	LIG I	Actual/360	70,403.23	Amortizing Balloon		120	118	0	0	360	358	2
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	Actual/360	69,163.51	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	Actual/360	64,140.25	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	Actual/360	64,103.48	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
31	Holiday Inn - Houma, LA	LIG I	Actual/360	73,397.52	Amortizing Balloon		120	119	0	0	300	299	1
32	Holiday Inn Express & Suites - LaPlace	LIG I	Actual/360	71,499.31	Amortizing Balloon		120	119	0	0	300	299	1
33	Boise Spectrum	RBS	Actual/360	59,050.38	Interest-only, Amortizing Balloon	Actual/360	121	121	1	1	360	360	0
34	Holiday Inn & Suites Williamsburg	RBS	Actual/360	58,066.63	Amortizing Balloon		120	119	0	0	360	359	1
35	Crescent Square	WFB	Actual/360	55,622.94	Amortizing Balloon		120	120	0	0	360	360	0
36	Woodbridge Self Storage	RBS	Actual/360	43,488.61	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0
37	Center at Kirby	LIG I	Actual/360	56,687.56	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2
38	Shodeen Portfolio	LIG I	Actual/360	59,859.53	Amortizing Balloon		120	118	0	0	360	358	2
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB	Actual/360	38,950.23	Interest-only, Balloon	Actual/360	60	59	60	59	0	0	1
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Interest Accrual Method	Monthly Debt Service Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	Actual/360	51,515.74	Amortizing Balloon		120	120	0	0	360	360	0
41	Rancho Niguel	RBS	Actual/360	52,932.96	Amortizing Balloon		120	119	0	0	360	359	1
42	Stephanie Beltway Plaza	WFB	Actual/360	54,142.20	Amortizing Balloon		120	119	0	0	360	359	1
43	LA Fitness - West Covina	WFB	Actual/360	49,036.01	Amortizing Balloon		120	120	0	0	360	360	0
44	Holiday Inn Lakewood, CO	RBS	Actual/360	48,848.88	Amortizing Balloon		120	120	0	0	360	360	0
45	Budget Store & Lock Portfolio	LIG I	Actual/360	47,186.54	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	Actual/360	47,025.38	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
47	All Storage Lakeridge	RBS	Actual/360	48,178.97	Amortizing Balloon		120	119	0	0	360	359	1
48	Candlewood Suites Indianapolis	Basis	Actual/360	49,671.91	Amortizing Balloon		60	60	0	0	300	300	0
49	Holiday Inn Express - Loveland	LIG I	Actual/360	49,127.00	Amortizing Balloon		120	118	0	0	300	298	2
50	Radisson Hotel - Baton Rouge	LIG I	Actual/360	48,088.03	Amortizing Balloon		120	119	0	0	300	299	1
51	Bay Area Self Storage	WFB	Actual/360	39,576.89	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
52	The Atriums at Somerset Bldgs P&Q	Basis	Actual/360	39,667.86	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
53	Comfort Suites - O’Hare	RBS	Actual/360	38,698.69	Amortizing Balloon		60	59	0	0	360	359	1
54	Sayles Place Apts	Basis	Actual/360	40,665.74	Amortizing Balloon		60	60	0	0	360	360	0
55	PG County Commercial & Tech Park	WFB	Actual/360	37,236.01	Amortizing Balloon		120	120	0	0	360	360	0
56	Dunwoody Plaza	RBS	Actual/360	35,647.84	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
57	SecurLock Parker	LIG I	Actual/360	36,898.37	Amortizing Balloon		120	118	0	0	360	358	2
58	Century Plaza	RBS	Actual/360	36,505.37	Amortizing Balloon		120	120	0	0	360	360	0
59	159 Madison Owners Corp.	NCB, FSB	Actual/360	32,818.78	Amortizing Balloon		120	119	0	0	360	359	1
60	Parkglenn Self Storage	CIIICM	Actual/360	34,866.90	Amortizing Balloon		120	118	0	0	360	358	2
61	Fremont City Sports Club	WFB	Actual/360	40,363.64	Amortizing Balloon		120	119	0	0	240	239	1
62	Highland Hills Estates	WFB	Actual/360	21,887.33	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
63	Oaktree Estates MHC	CIIICM	Actual/360	28,425.41	Amortizing Balloon		120	120	0	0	360	360	0
64	450 North McClintock	Basis	Actual/360	28,192.56	Amortizing Balloon		120	120	0	0	360	360	0
65	Cruz Alta Plaza	LIG I	Actual/360	27,239.73	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
66	CubeSmart - Sonoma	WFB	Actual/360	26,446.35	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1
67	Security Public Storage - San Ramon	WFB	Actual/360	25,914.31	Amortizing Balloon		120	118	0	0	360	358	2
68	Oates Park Shopping Center	RBS	Actual/360	15,286.57	Amortizing Balloon		120	119	0	0	300	299	1
69	Irving Shopping Center	RBS	Actual/360	10,700.60	Amortizing Balloon		120	119	0	0	300	299	1
70	Ridgewood MHC	CIIICM	Actual/360	21,693.42	Amortizing Balloon		120	119	0	0	360	359	1
71	Water’s Edge MHC	WFB	Actual/360	20,913.19	Amortizing Balloon		120	118	0	0	360	358	2
72	Oak Park Apartments	CIIICM	Actual/360	21,010.61	Amortizing Balloon		120	120	0	0	360	360	0
73	Del Papa MHC	CIIICM	Actual/360	19,762.96	Amortizing Balloon		120	119	0	0	360	359	1
74	Salinas Self Storage	WFB	Actual/360	20,808.81	Amortizing Balloon		120	118	0	0	300	298	2
75	325 East 72nd Street, Inc.	NCB, FSB	Actual/360	16,706.06	Amortizing Balloon		120	120	0	0	360	360	0
76	NB Owners Corp.	NCB, FSB	Actual/360	14,892.96	Amortizing Balloon		120	119	0	0	480	479	1
77	17211 North Freeway	CIIICM	Actual/360	19,027.93	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
78	280 Station	CIIICM	Actual/360	18,249.75	Amortizing Balloon		120	118	0	0	360	358	2
79	Uncle Bob’s Self Storage - Curry Ford	WFB	Actual/360	16,603.60	Amortizing Balloon		84	82	0	0	360	358	2
80	Hillcrest & Chiesa MHCs	CIIICM	Actual/360	18,963.94	Amortizing Balloon		120	119	0	0	300	299	1
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	Actual/360	17,017.36	Amortizing Balloon		60	59	0	0	300	299	1
82	Las Brisas MHC	CIIICM	Actual/360	16,977.25	Amortizing Balloon		120	118	0	0	360	358	2
83	People’s Mini Storage	CIIICM	Actual/360	17,384.43	Amortizing Balloon		120	120	0	0	360	360	0
84	Montierra Apartments	CIIICM	Actual/360	18,434.06	Amortizing Balloon		120	120	0	0	300	300	0
85	Holiday Air	Basis	Actual/360	17,484.48	Amortizing Balloon		120	120	0	0	300	300	0
86	Abbott Self Storage North	WFB	Actual/360	14,212.71	Amortizing Balloon		120	119	0	0	360	359	1
87	HBO Self Storage	CIIICM	Actual/360	14,069.50	Amortizing Balloon		120	120	0	0	360	360	0
88	Capitol House Tenants Corp.	NCB, FSB	Actual/360	11,384.11	Amortizing Balloon		120	119	0	0	480	479	1
89	168-176 East 88th Street Corporation	NCB, FSB	Actual/360	12,681.99	Amortizing Balloon		120	119	0	0	360	359	1
90	Western View	Basis	Actual/360	14,723.77	Amortizing Balloon		120	120	0	0	300	300	0
91	Pennington Place Apartments	WFB	Actual/360	12,369.36	Amortizing Balloon		120	120	0	0	360	360	0
92	Gracious Estates MHC	CIIICM	Actual/360	11,710.65	Amortizing Balloon		120	118	0	0	360	358	2
93	Seven Oaks	CIIICM	Actual/360	11,800.21	Amortizing Balloon		120	120	0	0	300	300	0
94	Orange Avenue Self Storage	CIIICM	Actual/360	10,368.36	Amortizing Balloon		120	119	0	0	300	299	1
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	Actual/360	8,136.34	Amortizing Balloon		120	119	0	0	360	359	1
96	Montgomery Crossing	WFB	Actual/360	7,860.08	Amortizing Balloon		120	120	0	0	360	360	0
97	Live Oak MHC	CIIICM	Actual/360	7,487.64	Amortizing Balloon		120	119	0	0	360	359	1
98	Western Wagon Mobile Home Park	WFB	Actual/360	6,782.27	Amortizing Balloon		120	119	0	0	360	359	1
99	231 Park Place Owners Corp.	NCB, FSB	Actual/360	3,086.63	Amortizing Balloon		120	119	0	0	360	359	1

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value(7)	Coop - LTV as Rental(7)	Coop - Unsold Percent(8)	Coop - Sponsor Units(8)	Coop - Investor Units(8)	Coop – Coop Units(8)
1	Renaissance Chicago Downtown	WFB	L(26),D(54),O(4)	5	5	139,000,000	12/1/2013
2	Life Time Fitness Portfolio	WFB	L(24),GRTR 1% or YM(89),O(7)	5	5	134,560,000	Various
2.01	Life Time Fitness - Gilbert	WFB				28,900,000	12/6/2013
2.02	Life Time Fitness - Orland Park	WFB				28,500,000	12/6/2013
2.03	Life Time Fitness - Centreville	WFB				27,000,000	12/7/2013
2.04	Life Time Fitness - South Austin	WFB				26,400,000	12/5/2013
2.05	Life Time Fitness - San Antonio	WFB				23,760,000	12/5/2013
3	Nordic Cold Storage Portfolio	RBS	L(24),GRTR 1% or YM(89),O(7)	0	0	83,800,000	1/7/2014
3.01	Nordic - Savannah GA	RBS				32,000,000	1/7/2014
3.02	Nordic - Benson	RBS				8,900,000	1/7/2014
3.03	Nordic - Lumberton	RBS				8,800,000	1/7/2014
3.04	Nordic - Oxford AL	RBS				8,000,000	1/7/2014
3.05	Nordic - Charlotte	RBS				7,700,000	1/7/2014
3.06	Nordic - Goldsboro	RBS				7,400,000	1/7/2014
3.07	Nordic - Forest	RBS				7,300,000	1/7/2014
3.08	Nordic - Hattiesburg	RBS				3,700,000	1/7/2014
4	Southern Highlands Marketplace	LIG I	L(25),D(91),O(4)	5	5	52,760,000	12/3/2013
5	Waltonwood Cary Parkway	Basis	L(24),D(93),O(3)	5	5	46,400,000	12/10/2013
6	Brunswick Square	RBS	L(24),D(89),O(7)	5	5	113,000,000	1/15/2014
7	Prada Waikiki	WFB	L(24),D(92),O(4)	5	5	45,500,000	12/12/2013
8	Charlottesville Apartment Portfolio	WFB	L(24),D(92),O(4)	5	5	41,900,000	1/6/2014
8.01	Wertland Street Properties	WFB				31,900,000	1/6/2014
8.02	10 University Circle	WFB				4,800,000	1/6/2014
8.03	68 University Way	WFB				2,700,000	1/6/2014
8.04	324 John Street	WFB				2,500,000	1/6/2014
9	Euclid Plaza	WFB	L(24),D(89),O(7)	5	5	41,000,000	1/15/2014
10	Waltonwood at Lakeside	Basis	L(24),D(93),O(3)	5	5	31,340,000	12/4/2013
11	Seven Hills Portfolio	LIG I	L(25),D(91),O(4)	5	5	29,900,000	Various
11.01	Building I	LIG I				13,000,000	10/17/2013
11.02	Building III	LIG I				10,500,000	11/14/2013
11.03	Building II	LIG I				6,400,000	10/28/2013
12	Shadelands Self-Storage	RBS	L(23),GRTR 1% or YM(94),O(3)	0	0	26,500,000	1/24/2014
13	Residence Inn Houston - Katy Mills	RBS	L(24),D(92),O(4)	5	5	26,600,000	9/19/2013
14	Springhill Suites Birmingham	Basis	L(26),D(92),O(2)	5	5	23,900,000	12/2/2013
15	Alcoa Exchange	RBS	L(25),GRTR 1% or YM(91),O(4)	0	0	24,700,000	12/16/2013
16	Hampton Inn - Key Largo	WFB	L(24),D(92),O(4)	5	5	22,600,000	12/4/2013
17	51st/52nd St. Tenants Corp.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	96,700,000	11/1/2013	71,200,000	21.7%	17.8%	76	0	0
18	Concourse Village	WFB	L(25),GRTR 1% or YM or D(91),O(4)	5	5	23,000,000	7/7/2013
19	WP Carey Extra Space Florida Portfolio	WFB	L(25),D(91),O(4)	5	5	21,500,000	Various
19.01	Budget Self Storage	WFB				9,700,000	12/17/2013
19.02	Pleasant Hill Self Storage	WFB				11,800,000	12/10/2013
20	Wedgewood Commons	WFB	L(25),GRTR 1% or YM or D(91),O(4)	5	5	23,200,000	7/7/2013
21	Stanford Bridge	RBS	L(24),D(54),O(6)	5	0	20,000,000	1/15/2014
22	Hotel Mazarin	WFB	L(24),D(92),O(4)	5	5	21,700,000	11/22/2013
23	Madison West Homewood Suites	LIG I	L(25),D(91),O(4)	5	5	19,500,000	10/31/2013
24	Biltmore Apartments	CIIICM	L(24),D(93),O(3)	0	0	20,870,000	12/19/2013
25	Sashabaw Meadows MHC	CIIICM	L(26),D(91),O(3)	0	0	17,100,000	11/1/2013
26	Madison West Hampton Inn & Suites	LIG I	L(25),D(91),O(4)	5	5	18,700,000	10/31/2013
27	Washington Apartment Portfolio	LIG I	L(26),D(90),O(4)	5	5	16,875,000	Various
27.01	McKinley Terrace	LIG I				8,400,000	8/19/2013
27.02	Meadow Park Garden Court	LIG I				5,600,000	8/19/2013
27.03	Chehalis Manor Apartments	LIG I				1,625,000	8/19/2013
27.04	Kennewick Garden Court Apartments	LIG I				1,250,000	8/14/2013
28	The Village at Carolina Place	LIG I	L(26),D(91),O(3)	5	5	17,225,000	11/14/2013
28.01	The Manor Pineville	LIG I				13,525,000	11/14/2013
28.02	The Dorchester Pineville	LIG I				3,700,000	11/14/2013
29	Devonshire Portfolio #3	LIG I	L(27),GRTR 1% or YM(89),O(4)	5	5	16,910,000	Various
29.01	Beacon Square Shopping Center	LIG I				9,550,000	10/23/2013
29.02	Grand Haven Shopping Center	LIG I				4,020,000	6/6/2013
29.03	Titleist Club Apartments	LIG I				3,340,000	10/10/2013
30	Route 61 Distribution Center	CIIICM	L(25),D(92),O(3)	0	0	17,940,000	12/11/2013
31	Holiday Inn - Houma, LA	LIG I	L(25),D(91),O(4)	5	5	16,600,000	11/14/2013
32	Holiday Inn Express & Suites - LaPlace	LIG I	L(25),D(91),O(4)	5	5	16,200,000	11/13/2013
33	Boise Spectrum	RBS	L(25),D(92),O(4)	0	0	17,730,000	1/6/2014
34	Holiday Inn & Suites Williamsburg	RBS	L(25),D(91),O(4)	0	0	16,700,000	12/29/2013
35	Crescent Square	WFB	L(24),D(92),O(4)	5	5	19,000,000	12/23/2013
36	Woodbridge Self Storage	RBS	L(48),GRTR 1% or YM(62),O(10)	0	5	16,000,000	12/16/2013
37	Center at Kirby	LIG I	L(26),D(90),O(4)	5	5	15,200,000	10/25/2013
38	Shodeen Portfolio	LIG I	L(26),D(90),O(4)	5	5	14,925,000	Various
38.01	The Village at Mill Creek	LIG I				4,725,000	8/29/2013
38.02	One River	LIG I				3,300,000	10/7/2013
38.03	Dodson 1	LIG I				2,100,000	10/7/2013
38.04	Randall 2	LIG I				1,800,000	10/7/2013
38.05	Republic Building	LIG I				1,500,000	10/7/2013
38.06	Focas Building	LIG I				1,500,000	10/7/2013
39	Spirit Grocer Portfolio I	WFB	L(25),D(31),O(4)	5	5	18,035,000	Various
39.01	Albertson’s - Midland	WFB				4,800,000	11/4/2013
39.02	Albertson’s - Las Cruces	WFB				3,825,000	11/6/2013

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value(7)	Coop - LTV as Rental(7)	Coop - Unsold Percent(8)	Coop - Sponsor Units(8)	Coop - Investor Units(8)	Coop – Coop Units(8)
39.03	Stater Bros Markets - Lancaster	WFB				3,430,000	10/7/2013
39.04	Bag ’N Save - Omaha	WFB				3,010,000	11/7/2013
39.05	Albertson’s - Boise	WFB				2,970,000	11/4/2013
40	4S Village Center	RBS	L(35),GRTR 1% or YM(81),O(4)	0	5	16,000,000	12/23/2013
41	Rancho Niguel	RBS	L(35),GRTR 1% or YM(81),O(4)	0	5	15,550,000	12/20/2013
42	Stephanie Beltway Plaza	WFB	L(25),D(91),O(4)	5	0	17,480,000	10/29/2013
43	LA Fitness - West Covina	WFB	L(24),D(92),O(4)	5	5	14,800,000	12/16/2013
44	Holiday Inn Lakewood, CO	RBS	L(24),D(92),O(4)	5	5	13,000,000	1/2/2014
45	Budget Store & Lock Portfolio	LIG I	L(26),D(90),O(4)	5	5	13,170,000	Various
45.01	Bethlehem - Storage	LIG I				7,680,000	11/14/2013
45.02	Allentown- Storage	LIG I				5,490,000	11/15/2013
46	914 Hubbard Street	CIIICM	L(24),D(93),O(3)	0	0	12,400,000	1/2/2014
47	All Storage Lakeridge	RBS	L(25),D(91),O(4)	0	0	11,550,000	12/10/2013
48	Candlewood Suites Indianapolis	Basis	L(24),D(34),O(2)	5	5	13,000,000	1/10/2014
49	Holiday Inn Express - Loveland	LIG I	L(26),D(90),O(4)	5	5	11,100,000	6/7/2013
50	Radisson Hotel - Baton Rouge	LIG I	L(25),D(91),O(4)	5	5	11,100,000	11/14/2013
51	Bay Area Self Storage	WFB	L(25),D(88),O(7)	5	5	14,500,000	10/28/2013
52	The Atriums at Somerset Bldgs P&Q	Basis	L(24),D(92),O(4)	5	5	10,150,000	12/23/2013
53	Comfort Suites - O’Hare	RBS	L(25),D(31),O(4)	0	5	10,600,000	11/26/2013
54	Sayles Place Apts	Basis	L(24),D(34),O(2)	5	5	9,950,000	1/31/2014
55	PG County Commercial & Tech Park	WFB	L(24),D(92),O(4)	5	0	11,850,000	12/3/2013
56	Dunwoody Plaza	RBS	L(24),D(92),O(4)	5	5	9,400,000	1/8/2014
57	SecurLock Parker	LIG I	L(26),D(90),O(4)	5	5	9,000,000	11/6/2013
58	Century Plaza	RBS	L(24),D(92),O(4)	5	5	9,550,000	12/12/2013
59	159 Madison Owners Corp.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	73,461,641	1/2/2014	35,000,000	18.5%	0.9%	0	0	1
60	Parkglenn Self Storage	CIIICM	L(26),D(91),O(3)	0	0	9,380,000	11/5/2013
61	Fremont City Sports Club	WFB	L(25),D(91),O(4)	5	0	11,100,000	10/24/2013
62	Highland Hills Estates	WFB	L(25),D(91),O(4)	5	5	11,000,000	12/3/2013
63	Oaktree Estates MHC	CIIICM	L(24),D(92),O(4)	0	0	8,200,000	11/14/2013
64	450 North McClintock	Basis	L(24),D(94),O(2)	5	5	7,800,000	10/1/2013
65	Cruz Alta Plaza	LIG I	L(26),D(89),O(5)	5	5	10,300,000	11/4/2013
66	CubeSmart - Sonoma	WFB	L(25),D(91),O(4)	5	5	8,520,000	11/19/2013
67	Security Public Storage - San Ramon	WFB	L(26),GRTR 1% or YM or D(87),O(7)	5	5	7,600,000	10/30/2013
68	Oates Park Shopping Center	RBS	L(25),D(91),O(4)	0	0	3,850,000	11/24/2013
69	Irving Shopping Center	RBS	L(25),D(91),O(4)	0	0	2,950,000	11/24/2013
70	Ridgewood MHC	CIIICM	L(25),D(92),O(3)	0	0	5,400,000	11/19/2013
71	Water’s Edge MHC	WFB	L(26),GRTR 1% or YM(90),O(4)	5	5	7,300,000	11/20/2013
72	Oak Park Apartments	CIIICM	L(24),D(93),O(3)	0	0	5,000,000	11/20/2013
73	Del Papa MHC	CIIICM	L(25),D(92),O(3)	0	0	5,300,000	11/15/2013
74	Salinas Self Storage	WFB	L(26),D(90),O(4)	5	5	6,240,000	10/30/2013
75	325 East 72nd Street, Inc.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	79,300,000	1/10/2014	26,800,000	12.7%	0.0%	0	0	0
76	NB Owners Corp.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	24,500,000	11/26/2013	15,600,000	21.5%	10.4%	0	0	13
77	17211 North Freeway	CIIICM	L(25),D(92),O(3)	0	0	6,150,000	11/9/2013
78	280 Station	CIIICM	L(26),D(91),O(3)	0	0	5,000,000	8/5/2013
79	Uncle Bob’s Self Storage - Curry Ford	WFB	L(26),D(54),O(4)	5	5	6,550,000	9/17/2013
80	Hillcrest & Chiesa MHCs	CIIICM	L(25),D(91),O(4)	0	0	4,750,000	Various
80.01	Chiesa Estates MHC	CIIICM				2,790,000	11/19/2013
80.02	Hillcrest MHC	CIIICM				1,960,000	11/18/2013
81	Pinehurst Apartments	WFB	L(25),D(31),O(4)	5	5	4,300,000	12/10/2013
82	Las Brisas MHC	CIIICM	L(26),D(91),O(3)	0	0	4,610,000	11/9/2013
83	People’s Mini Storage	CIIICM	L(24),D(93),O(3)	0	0	4,220,000	1/6/2014
84	Montierra Apartments	CIIICM	L(24),D(93),O(3)	0	0	4,400,000	9/6/2013
85	Holiday Air	Basis	L(24),D(93),O(3)	5	5	4,200,000	12/27/2013
86	Abbott Self Storage North	WFB	L(25),D(88),O(7)	5	5	4,100,000	12/16/2013
87	HBO Self Storage	CIIICM	L(24),D(93),O(3)	0	0	3,700,000	11/19/2013
88	Capitol House Tenants Corp.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,100,000	12/17/2013	12,100,000	20.6%	0.0%	0	0	0
89	168-176 East 88th Street Corporation	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	31,982,000	12/18/2013	14,400,000	17.3%	0.0%	0	0	0
90	Western View	Basis	L(24),D(93),O(3)	5	5	3,550,000	12/27/2013
91	Pennington Place Apartments	WFB	L(24),D(92),O(4)	5	5	3,200,000	12/16/2013
92	Gracious Estates MHC	CIIICM	L(26),D(91),O(3)	0	0	2,750,000	11/8/2013
93	Seven Oaks	CIIICM	L(24),D(93),O(3)	0	0	2,900,000	7/15/2013
94	Orange Avenue Self Storage	CIIICM	L(25),D(91),O(4)	0	0	2,700,000	11/18/2013
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,860,000	12/13/2013	5,000,000	32.9%	47.0%	0	31	0
96	Montgomery Crossing	WFB	L(24),D(92),O(4)	5	5	3,000,000	11/8/2013
97	Live Oak MHC	CIIICM	L(25),GRTR 1% or YM(91),O(4)	0	0	2,500,000	9/5/2013
98	Western Wagon Mobile Home Park	WFB	L(25),D(91),O(4)	5	5	2,060,000	12/11/2013
99	231 Park Place Owners Corp.	NCB, FSB	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,860,000	12/23/2013	4,600,000	13.0%	12.5%	0	2	0

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Coop - Sponsor/Investor Carry(8)	Coop - Committed Secondary Debt(11)	U/W NOI DSCR (x)(4)(6)(9)	U/W NCF DSCR (x)(4)(6)(9)	Cut-off Date LTV Ratio(4)(6)	LTV Ratio at Maturity or ARD(4)(6)	Cut-off Date U/W NOI Debt Yield (4)(6)(9)	Cut-off Date U/W NCF Debt Yield (4)(6)(9)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
1	Renaissance Chicago Downtown	WFB			2.12	1.77	64.7%	60.6%	13.2%	11.0%	49,356,889	37,441,478
2	Life Time Fitness Portfolio	WFB			1.68	1.59	59.3%	37.5%	13.4%	12.7%	11,019,991	330,600
2.01	Life Time Fitness - Gilbert	WFB									2,342,564	70,277
2.02	Life Time Fitness - Orland Park	WFB									2,449,044	73,471
2.03	Life Time Fitness - Centreville	WFB									2,179,105	65,373
2.04	Life Time Fitness - South Austin	WFB									2,132,635	63,979
2.05	Life Time Fitness - San Antonio	WFB									1,916,643	57,499
3	Nordic Cold Storage Portfolio	RBS			1.74	1.67	64.4%	59.3%	11.1%	10.6%	6,175,000	185,250
3.01	Nordic - Savannah GA	RBS									2,357,995	70,740
3.02	Nordic - Benson	RBS									655,817	19,675
3.03	Nordic - Lumberton	RBS									648,449	19,453
3.04	Nordic - Oxford AL	RBS									589,499	17,685
3.05	Nordic - Charlotte	RBS									567,393	17,022
3.06	Nordic - Goldsboro	RBS									545,286	16,359
3.07	Nordic - Forest	RBS									537,918	16,138
3.08	Nordic - Hattiesburg	RBS									272,643	8,179
4	Southern Highlands Marketplace	LIG I			1.59	1.49	66.3%	57.2%	10.1%	9.5%	4,632,167	1,094,099
5	Waltonwood Cary Parkway	Basis			1.42	1.40	69.0%	57.0%	9.3%	9.1%	5,955,112	2,988,034
6	Brunswick Square	RBS			1.64	1.54	68.1%	55.7%	10.3%	9.7%	12,242,344	4,275,457
7	Prada Waikiki	WFB			1.55	1.50	65.8%	53.7%	9.7%	9.4%	3,075,397	167,910
8	Charlottesville Apartment Portfolio	WFB			1.39	1.36	71.0%	58.1%	8.8%	8.6%	3,658,993	1,032,091
8.01	Wertland Street Properties	WFB									2,741,788	778,180
8.02	10 University Circle	WFB									415,975	111,810
8.03	68 University Way	WFB									260,048	77,107
8.04	324 John Street	WFB									241,182	64,994
9	Euclid Plaza	WFB			1.46	1.36	68.0%	55.5%	9.1%	8.5%	3,505,266	956,372
10	Waltonwood at Lakeside	Basis			1.40	1.38	67.0%	55.4%	9.2%	9.0%	4,035,913	2,105,438
11	Seven Hills Portfolio	LIG I			1.52	1.39	69.1%	57.4%	10.1%	9.2%	2,523,237	429,343
11.01	Building I	LIG I									965,286	136,838
11.02	Building III	LIG I									1,112,683	198,863
11.03	Building II	LIG I									445,267	93,641
12	Shadelands Self-Storage	RBS			1.45	1.43	72.6%	64.0%	9.1%	9.0%	2,303,842	546,778
13	Residence Inn Houston - Katy Mills	RBS			1.54	1.40	63.9%	40.2%	12.1%	11.0%	4,864,914	2,799,876
14	Springhill Suites Birmingham	Basis			1.60	1.45	68.2%	55.0%	11.0%	9.9%	4,326,260	2,535,563
15	Alcoa Exchange	RBS			2.47	2.31	64.0%	64.0%	12.0%	11.2%	2,541,991	641,674
16	Hampton Inn - Key Largo	WFB			1.79	1.60	69.0%	56.9%	11.7%	10.5%	4,684,883	2,866,380
17	51st/52nd St. Tenants Corp.	NCB, FSB	369,686	1,000,000	5.31	5.31	16.0%	12.9%	32.2%	32.2%	7,951,861	2,973,000
18	Concourse Village	WFB			1.67	1.53	63.8%	52.3%	10.6%	9.7%	2,419,274	866,168
19	WP Carey Extra Space Florida Portfolio	WFB			1.59	1.56	67.4%	59.6%	10.2%	10.0%	2,252,769	779,224
19.01	Budget Self Storage	WFB									1,042,290	373,247
19.02	Pleasant Hill Self Storage	WFB									1,210,479	405,977
20	Wedgewood Commons	WFB			1.59	1.44	59.0%	48.4%	10.1%	9.2%	2,131,037	752,762
21	Stanford Bridge	RBS			1.72	1.53	67.5%	59.7%	11.0%	9.8%	2,633,109	1,141,857
22	Hotel Mazarin	WFB			2.03	1.71	62.2%	51.1%	13.0%	11.0%	7,143,456	5,386,147
23	Madison West Homewood Suites	LIG I			1.76	1.59	67.7%	51.0%	12.5%	11.4%	3,910,123	2,254,281
24	Biltmore Apartments	CIIICM			1.36	1.31	61.6%	50.6%	8.7%	8.4%	1,835,894	713,564
25	Sashabaw Meadows MHC	CIIICM			1.45	1.42	75.0%	62.4%	9.7%	9.5%	2,061,504	819,942
26	Madison West Hampton Inn & Suites	LIG I			1.95	1.76	67.7%	51.0%	13.9%	12.6%	4,229,117	2,468,252
27	Washington Apartment Portfolio	LIG I			1.37	1.30	74.8%	62.3%	9.2%	8.7%	2,100,072	941,468
27.01	McKinley Terrace	LIG I									1,045,369	468,642
27.02	Meadow Park Garden Court	LIG I									696,913	312,428
27.03	Chehalis Manor Apartments	LIG I									202,229	90,660
27.04	Kennewick Garden Court Apartments	LIG I									155,561	69,738
28	The Village at Carolina Place	LIG I			1.38	1.32	72.7%	63.3%	9.1%	8.7%	2,399,810	1,255,832
28.01	The Manor Pineville	LIG I									1,884,321	986,074
28.02	The Dorchester Pineville	LIG I									515,489	269,758
29	Devonshire Portfolio #3	LIG I			1.68	1.47	69.5%	58.9%	11.0%	9.6%	2,024,821	733,303
29.01	Beacon Square Shopping Center	LIG I									1,019,627	293,774
29.02	Grand Haven Shopping Center	LIG I									467,284	137,265
29.03	Titleist Club Apartments	LIG I									537,910	302,264
30	Route 61 Distribution Center	CIIICM			1.58	1.40	65.4%	56.8%	10.4%	9.2%	1,769,781	554,159
31	Holiday Inn - Houma, LA	LIG I			1.63	1.44	69.8%	53.7%	12.4%	11.0%	3,995,484	2,563,968
32	Holiday Inn Express & Suites - LaPlace	LIG I			1.60	1.45	69.6%	53.6%	12.2%	11.0%	3,201,642	1,830,499
33	Boise Spectrum	RBS			1.62	1.49	62.0%	51.0%	10.5%	9.6%	1,693,912	544,094
34	Holiday Inn & Suites Williamsburg	RBS			1.88	1.70	64.4%	53.1%	12.2%	11.0%	3,188,761	1,876,359
35	Crescent Square	WFB			1.58	1.46	56.3%	45.9%	9.8%	9.1%	1,547,530	495,507
36	Woodbridge Self Storage	RBS			2.09	2.07	66.6%	66.6%	10.3%	10.1%	1,427,071	334,292
37	Center at Kirby	LIG I			1.69	1.55	69.1%	61.2%	11.0%	10.0%	1,694,447	542,263
38	Shodeen Portfolio	LIG I			1.51	1.34	69.9%	58.6%	10.4%	9.2%	1,799,406	718,082
38.01	The Village at Mill Creek	LIG I									586,651	267,703
38.02	One River	LIG I									393,594	128,096
38.03	Dodson 1	LIG I									240,753	85,650
38.04	Randall 2	LIG I									190,249	74,820
38.05	Republic Building	LIG I									198,203	87,872
38.06	Focas Building	LIG I									189,956	73,941
39	Spirit Grocer Portfolio I	WFB			2.93	2.59	55.4%	55.4%	13.7%	12.1%	1,413,508	42,405
39.01	Albertson’s - Midland	WFB									369,201	11,076
39.02	Albertson’s - Las Cruces	WFB									308,209	9,246

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Coop - Sponsor/Investor Carry(8)	Coop - Committed Secondary Debt(11)	U/W NOI DSCR (x)(4)(6)(9)	U/W NCF DSCR (x)(4)(6)(9)	Cut-off Date LTV Ratio(4)(6)	LTV Ratio at Maturity or ARD(4)(6)	Cut-off Date U/W NOI Debt Yield (4)(6)(9)	Cut-off Date U/W NCF Debt Yield (4)(6)(9)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
39.03	Stater Bros Markets - Lancaster	WFB									249,495	7,485
39.04	Bag ’N Save - Omaha	WFB									260,122	7,804
39.05	Albertson’s - Boise	WFB									226,481	6,794
40	4S Village Center	RBS			1.58	1.52	62.5%	50.8%	9.8%	9.4%	1,407,692	429,022
41	Rancho Niguel	RBS			1.46	1.37	64.2%	52.6%	9.3%	8.7%	1,216,478	291,970
42	Stephanie Beltway Plaza	WFB			1.62	1.51	55.7%	46.3%	10.8%	10.1%	1,326,280	274,129
43	LA Fitness - West Covina	WFB			1.48	1.39	62.5%	51.2%	9.4%	8.8%	902,085	33,511
44	Holiday Inn Lakewood, CO	RBS			2.04	1.68	68.5%	56.7%	13.4%	11.0%	5,318,006	4,122,933
45	Budget Store & Lock Portfolio	LIG I			1.73	1.69	66.8%	57.8%	11.1%	10.9%	1,407,560	429,754
45.01	Bethlehem - Storage	LIG I									820,809	250,608
45.02	Allentown- Storage	LIG I									586,751	179,146
46	914 Hubbard Street	CIIICM			1.35	1.33	70.6%	61.1%	8.7%	8.6%	950,145	190,839
47	All Storage Lakeridge	RBS			1.49	1.46	74.4%	61.9%	10.0%	9.9%	1,264,696	404,079
48	Candlewood Suites Indianapolis	Basis			1.77	1.54	63.1%	56.5%	12.9%	11.2%	2,990,977	1,936,145
49	Holiday Inn Express - Loveland	LIG I			1.84	1.65	71.8%	54.8%	13.6%	12.2%	2,698,852	1,616,669
50	Radisson Hotel - Baton Rouge	LIG I			1.60	1.43	68.3%	52.7%	12.2%	10.9%	2,490,246	1,566,692
51	Bay Area Self Storage	WFB			1.55	1.52	51.7%	47.6%	9.8%	9.7%	1,215,142	476,683
52	The Atriums at Somerset Bldgs P&Q	Basis			1.61	1.54	73.9%	65.2%	10.2%	9.7%	1,491,763	724,990
53	Comfort Suites - O’Hare	RBS			1.82	1.53	68.8%	63.4%	11.6%	9.7%	3,443,534	2,597,032
54	Sayles Place Apts	Basis			1.29	1.25	72.9%	67.6%	8.7%	8.4%	975,568	346,939
55	PG County Commercial & Tech Park	WFB			1.84	1.64	59.1%	48.4%	11.7%	10.5%	1,154,925	333,962
56	Dunwoody Plaza	RBS			1.73	1.58	71.8%	61.9%	11.0%	10.0%	982,373	240,743
57	SecurLock Parker	LIG I			1.45	1.42	74.8%	62.0%	9.5%	9.3%	962,208	322,074
58	Century Plaza	RBS			1.80	1.60	70.2%	57.9%	11.8%	10.4%	1,316,437	525,927
59	159 Madison Owners Corp.	NCB, FSB	NAP	500,000	5.99	5.99	8.8%	7.1%	36.4%	36.4%	4,504,157	2,143,700
60	Parkglenn Self Storage	CIIICM			1.41	1.39	67.0%	55.7%	9.4%	9.3%	995,752	406,620
61	Fremont City Sports Club	WFB			1.40	1.30	53.9%	34.4%	11.3%	10.5%	979,688	301,041
62	Highland Hills Estates	WFB			3.08	3.04	50.0%	50.0%	14.7%	14.5%	1,309,073	499,560
63	Oaktree Estates MHC	CIIICM			1.74	1.70	63.4%	52.4%	11.4%	11.2%	1,151,433	558,040
64	450 North McClintock	Basis			1.48	1.33	65.9%	54.5%	9.7%	8.8%	852,178	352,209
65	Cruz Alta Plaza	LIG I			2.33	2.04	48.5%	42.1%	15.2%	13.3%	1,108,132	345,955
66	CubeSmart - Sonoma	WFB			1.69	1.66	56.3%	51.1%	11.2%	11.0%	823,223	286,537
67	Security Public Storage - San Ramon	WFB			1.48	1.46	63.0%	52.0%	9.6%	9.5%	804,153	343,029
68	Oates Park Shopping Center	RBS			1.81	1.51	62.4%	47.5%	13.3%	11.1%	468,156	155,302
69	Irving Shopping Center	RBS			1.81	1.51	62.4%	47.5%	13.3%	11.1%	379,433	128,943
70	Ridgewood MHC	CIIICM			1.41	1.39	74.0%	61.1%	9.2%	9.1%	566,189	199,008
71	Water’s Edge MHC	WFB			2.16	2.12	51.9%	43.1%	14.3%	14.0%	1,008,866	466,483
72	Oak Park Apartments	CIIICM			1.51	1.40	75.0%	62.4%	10.2%	9.4%	753,753	372,009
73	Del Papa MHC	CIIICM			1.45	1.42	65.9%	55.1%	9.9%	9.6%	752,914	408,067
74	Salinas Self Storage	WFB			1.45	1.40	55.9%	42.2%	10.3%	10.0%	648,190	287,280
75	325 East 72nd Street, Inc.	NCB, FSB	NAP	500,000	9.02	9.02	4.3%	3.4%	53.2%	53.2%	3,666,910	1,859,600
76	NB Owners Corp.	NCB, FSB	NAP	500,000	5.68	5.68	13.7%	12.2%	30.3%	30.3%	2,048,470	1,033,276
77	17211 North Freeway	CIIICM			2.07	1.77	53.7%	48.1%	14.3%	12.3%	618,106	145,250
78	280 Station	CIIICM			1.74	1.56	64.8%	54.1%	11.8%	10.5%	543,858	162,001
79	Uncle Bob’s Self Storage - Curry Ford	WFB			1.82	1.77	47.2%	41.9%	11.7%	11.4%	708,412	345,609
80	Hillcrest & Chiesa MHCs	CIIICM			1.46	1.43	63.0%	48.6%	11.1%	10.8%	622,657	291,164
80.01	Chiesa Estates MHC	CIIICM									375,766	164,937
80.02	Hillcrest MHC	CIIICM									246,891	126,227
81	Pinehurst Apartments	WFB			1.66	1.56	69.6%	61.7%	11.3%	10.6%	699,193	360,796
82	Las Brisas MHC	CIIICM			1.61	1.59	64.9%	54.3%	11.0%	10.8%	538,052	209,279
83	People’s Mini Storage	CIIICM			1.47	1.42	69.9%	59.0%	10.4%	10.0%	511,189	205,192
84	Montierra Apartments	CIIICM			1.44	1.34	67.0%	51.4%	10.8%	10.0%	689,150	369,623
85	Holiday Air	Basis			1.49	1.35	67.9%	51.6%	11.0%	9.9%	845,745	532,868
86	Abbott Self Storage North	WFB			1.59	1.54	63.3%	52.4%	10.5%	10.1%	504,853	233,176
87	HBO Self Storage	CIIICM			1.45	1.39	67.6%	56.3%	9.8%	9.4%	491,492	246,985
88	Capitol House Tenants Corp.	NCB, FSB	NAP	500,000	6.44	6.44	19.1%	17.1%	35.2%	35.2%	1,532,360	653,000
89	168-176 East 88th Street Corporation	NCB, FSB	NAP	500,000	5.91	5.91	7.8%	6.3%	36.0%	36.0%	1,721,134	821,500
90	Western View	Basis			1.49	1.35	67.6%	51.5%	11.0%	9.9%	643,240	379,411
91	Pennington Place Apartments	WFB			1.55	1.50	70.0%	58.0%	10.2%	9.9%	375,486	145,902
92	Gracious Estates MHC	CIIICM			1.48	1.41	74.8%	62.6%	10.1%	9.6%	416,847	208,515
93	Seven Oaks	CIIICM			1.48	1.40	68.1%	51.3%	10.6%	10.0%	373,384	163,355
94	Orange Avenue Self Storage	CIIICM			1.49	1.40	63.4%	48.1%	10.8%	10.2%	394,374	208,870
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	144,712	400,000	3.70	3.70	21.0%	16.8%	21.9%	21.9%	864,586	503,000
96	Montgomery Crossing	WFB			2.24	1.96	47.5%	39.4%	14.8%	13.0%	402,532	191,465
97	Live Oak MHC	CIIICM			1.60	1.50	51.9%	43.6%	11.0%	10.4%	356,231	212,862
98	Western Wagon Mobile Home Park	WFB			1.95	1.92	61.8%	50.7%	12.4%	12.2%	248,424	90,008
99	231 Park Place Owners Corp.	NCB, FSB	2,074		8.46	8.46	7.6%	6.2%	52.3%	52.3%	428,085	114,900

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)	U/W Net Cash Flow ($)(9)	Occupancy Rate(10)	Occupancy as-of Date(10)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(12)	Most Recent Revenues ($)(12)
1	Renaissance Chicago Downtown	WFB	11,915,411	0	0	9,941,136	78.0%	10/31/2013	222	173	TTM 10/31/2013	49,356,889
2	Life Time Fitness Portfolio	WFB	10,689,392	105,334	440,800	10,143,258	100.0%	3/1/2014			NAV	NAV
2.01	Life Time Fitness - Gilbert	WFB	2,272,287	21,778	93,703	2,156,807	100.0%	3/1/2014			NAV	NAV
2.02	Life Time Fitness - Orland Park	WFB	2,375,573	21,778	97,962	2,255,833	100.0%	3/1/2014			NAV	NAV
2.03	Life Time Fitness - Centreville	WFB	2,113,732	18,191	87,164	2,008,377	100.0%	3/1/2014			NAV	NAV
2.04	Life Time Fitness - South Austin	WFB	2,068,656	21,809	85,305	1,961,542	100.0%	3/1/2014			NAV	NAV
2.05	Life Time Fitness - San Antonio	WFB	1,859,144	21,778	76,666	1,760,700	100.0%	3/1/2014			NAV	NAV
3	Nordic Cold Storage Portfolio	RBS	5,989,750	136,096	110,621	5,743,033	100.0%	3/1/2014			NAV	NAV
3.01	Nordic - Savannah GA	RBS	2,287,255	51,970	42,242	2,193,044	100.0%	3/1/2014			NAV	NAV
3.02	Nordic - Benson	RBS	636,143	14,454	11,749	609,940	100.0%	3/1/2014			NAV	NAV
3.03	Nordic - Lumberton	RBS	628,995	14,292	11,617	603,087	100.0%	3/1/2014			NAV	NAV
3.04	Nordic - Oxford AL	RBS	571,814	12,992	10,560	548,261	100.0%	3/1/2014			NAV	NAV
3.05	Nordic - Charlotte	RBS	550,371	12,505	10,164	527,701	100.0%	3/1/2014			NAV	NAV
3.06	Nordic - Goldsboro	RBS	528,928	12,018	9,768	507,141	100.0%	3/1/2014			NAV	NAV
3.07	Nordic - Forest	RBS	521,780	11,856	9,636	500,288	100.0%	3/1/2014			NAV	NAV
3.08	Nordic - Hattiesburg	RBS	264,464	6,009	4,884	253,571	100.0%	3/1/2014			NAV	NAV
4	Southern Highlands Marketplace	LIG I	3,538,068	37,682	188,590	3,311,796	87.9%	12/13/2013			TTM 10/31/2013	4,280,881
5	Waltonwood Cary Parkway	Basis	2,967,078	39,900	0	2,927,178	96.2%	1/13/2014			TTM 11/30/2013	5,869,209
6	Brunswick Square	RBS	7,966,887	137,562	356,026	7,473,300	99.2%	1/9/2014			TTM 11/30/2013	12,017,059
7	Prada Waikiki	WFB	2,907,487	1,460	84,725	2,821,302	100.0%	3/1/2014			Actual 2013	2,374,465
8	Charlottesville Apartment Portfolio	WFB	2,626,903	62,364	0	2,564,539	100.0%	2/23/2014			Actual 2013	2,948,805
8.01	Wertland Street Properties	WFB	1,963,609	37,376	0	1,926,233	100.0%	2/23/2014			Actual 2013	1,977,705
8.02	10 University Circle	WFB	304,165	5,688	0	298,477	100.0%	2/23/2014			Actual 2013	455,054
8.03	68 University Way	WFB	182,942	13,040	0	169,902	100.0%	2/23/2014			Actual 2013	267,753
8.04	324 John Street	WFB	176,188	6,260	0	169,928	100.0%	2/23/2014			Actual 2013	248,292
9	Euclid Plaza	WFB	2,548,894	32,541	140,211	2,376,142	95.9%	12/31/2013			Actual 2013	3,453,278
10	Waltonwood at Lakeside	Basis	1,930,475	36,844	0	1,893,631	89.3%	1/13/2014			TTM 11/30/2013	3,963,423
11	Seven Hills Portfolio	LIG I	2,093,894	22,843	161,939	1,909,112	87.6%	12/20/2013			Various	225,219
11.01	Building I	LIG I	828,448	9,138	69,827	749,483	100.0%	12/20/2013			Actual 2012	127,771
11.02	Building III	LIG I	913,820	9,152	56,659	848,010	76.4%	12/20/2013			NAV	NAV
11.03	Building II	LIG I	351,626	4,553	35,454	311,619	85.1%	12/20/2013			Actual 2012	97,448
12	Shadelands Self-Storage	RBS	1,757,064	21,028	0	1,736,036	96.3%	1/27/2014			Actual 2013	2,315,677
13	Residence Inn Houston - Katy Mills	RBS	2,065,038	0	0	1,870,442	81.2%	11/30/2013	131	104	TTM 11/30/2013	4,938,118
14	Springhill Suites Birmingham	Basis	1,790,697	0	0	1,617,647	66.2%	12/31/2013	111	73	Actual 2013	4,326,212
15	Alcoa Exchange	RBS	1,900,318	33,623	94,033	1,772,662	99.0%	12/16/2013			TTM 11/30/2013	2,645,854
16	Hampton Inn - Key Largo	WFB	1,818,503	0	0	1,631,108	77.7%	11/30/2013	169	125	TTM 11/30/2013	4,685,009
17	51st/52nd St. Tenants Corp.	NCB, FSB	4,978,861	98,000	NAP	4,978,861	95.0%	11/1/2013			NAP	NAP
18	Concourse Village	WFB	1,553,106	37,809	87,515	1,427,782	99.1%	12/31/2013			Actual 2012	2,592,899
19	WP Carey Extra Space Florida Portfolio	WFB	1,473,545	24,498	0	1,449,047	81.5%	Various			TTM 11/30/2013	2,228,931
19.01	Budget Self Storage	WFB	669,043	11,987	0	657,055	88.6%	12/16/2013			TTM 11/30/2013	1,019,929
19.02	Pleasant Hill Self Storage	WFB	804,503	12,510	0	791,992	78.3%	12/31/2013			TTM 11/30/2013	1,209,002
20	Wedgewood Commons	WFB	1,378,276	39,126	85,242	1,253,908	89.9%	2/25/2014			Actual 2012	2,138,186
21	Stanford Bridge	RBS	1,491,252	33,209	133,452	1,324,590	94.1%	1/13/2014			Actual 2013	2,410,148
22	Hotel Mazarin	WFB	1,757,309	0	0	1,482,028	74.4%	1/31/2014	198	147	TTM 1/31/2014	7,143,456
23	Madison West Homewood Suites	LIG I	1,655,842	0	0	1,499,437	74.6%	10/31/2013	116	86	TTM 10/31/2013	3,910,123
24	Biltmore Apartments	CIIICM	1,122,330	39,338	0	1,082,992	94.7%	1/31/2014			TTM 12/31/2013	1,831,155
25	Sashabaw Meadows MHC	CIIICM	1,241,562	25,550	0	1,216,012	81.2%	11/21/2013			TTM 9/30/2013	2,061,504
26	Madison West Hampton Inn & Suites	LIG I	1,760,865	0	0	1,591,700	70.8%	10/31/2013	122	86	TTM 10/31/2013	4,229,116
27	Washington Apartment Portfolio	LIG I	1,158,604	58,290	0	1,100,314	97.9%	11/1/2013			TTM 6/30/2013	2,162,635
27.01	McKinley Terrace	LIG I	576,727	29,015	0	547,712	98.1%	11/1/2013			TTM 6/30/2013	1,076,512
27.02	Meadow Park Garden Court	LIG I	384,485	19,344	0	365,141	95.5%	11/1/2013			TTM 6/30/2013	717,674
27.03	Chehalis Manor Apartments	LIG I	111,569	5,613	0	105,956	100.0%	11/1/2013			TTM 6/30/2013	208,254
27.04	Kennewick Garden Court Apartments	LIG I	85,823	4,318	0	81,505	100.0%	11/1/2013			TTM 6/30/2013	160,195
28	The Village at Carolina Place	LIG I	1,143,978	51,671	0	1,092,307	97.0%	10/22/2013			TTM 10/31/2013	2,430,953
28.01	The Manor Pineville	LIG I	898,247	40,572	0	857,675	91.8%	10/22/2013			TTM 10/31/2013	1,908,774
28.02	The Dorchester Pineville	LIG I	245,731	11,099	0	234,632	100.0%	10/22/2013			TTM 10/31/2013	522,179
29	Devonshire Portfolio #3	LIG I	1,291,518	52,279	108,891	1,130,348	91.3%	Various			Actual 2012	2,096,497
29.01	Beacon Square Shopping Center	LIG I	725,853	10,277	70,254	645,322	96.7%	12/3/2013			Actual 2012	1,132,241
29.02	Grand Haven Shopping Center	LIG I	330,019	16,287	38,637	275,095	84.5%	12/3/2013			Actual 2012	431,235
29.03	Titleist Club Apartments	LIG I	235,646	25,715	0	209,931	86.9%	12/2/2013			Actual 2012	533,021
30	Route 61 Distribution Center	CIIICM	1,215,622	58,829	76,627	1,080,167	99.4%	12/10/2013			TTM 10/31/2013	1,332,508
31	Holiday Inn - Houma, LA	LIG I	1,431,516	0	0	1,271,697	81.8%	10/31/2013	121	95	TTM 10/31/2013	4,108,710
32	Holiday Inn Express & Suites - LaPlace	LIG I	1,371,143	0	0	1,243,077	70.3%	10/31/2013	135	95	TTM 10/31/2013	3,216,321
33	Boise Spectrum	RBS	1,149,818	29,406	67,823	1,052,589	90.5%	10/22/2013			TTM 11/30/2013	1,370,069
34	Holiday Inn & Suites Williamsburg	RBS	1,312,401	0	0	1,184,851	67.9%	12/31/2013	114	78	Actual 2013	3,188,512
35	Crescent Square	WFB	1,052,022	15,852	64,416	971,754	89.6%	12/31/2013			Actual 2013	1,600,312
36	Woodbridge Self Storage	RBS	1,092,779	13,493	0	1,079,286	90.9%	12/17/2013			TTM 11/30/2013	1,427,072
37	Center at Kirby	LIG I	1,152,184	8,276	88,768	1,055,140	100.0%	9/1/2013			TTM 8/31/2013	1,794,193
38	Shodeen Portfolio	LIG I	1,081,324	33,661	86,941	960,722	88.3%	12/6/2013			Various	1,724,166
38.01	The Village at Mill Creek	LIG I	318,948	11,303	11,013	296,632	84.9%	12/6/2013			TTM 8/31/2013	535,219
38.02	One River	LIG I	265,498	9,406	35,877	220,215	94.6%	12/6/2013			TTM 7/31/2013	292,597
38.03	Dodson 1	LIG I	155,103	1,692	12,495	140,916	100.0%	12/6/2013			TTM 7/31/2013	225,999
38.04	Randall 2	LIG I	115,429	2,875	8,836	103,718	76.8%	12/6/2013			TTM 7/31/2013	192,717
38.05	Republic Building	LIG I	110,331	6,183	6,238	97,910	100.0%	12/6/2013			TTM 7/31/2013	325,743
38.06	Focas Building	LIG I	116,015	2,202	12,482	101,331	100.0%	12/6/2013			TTM 7/31/2013	151,891
39	Spirit Grocer Portfolio I	WFB	1,371,102	63,240	99,417	1,208,446	100.0%	3/1/2014			NAV	NAV
39.01	Albertson’s - Midland	WFB	358,125	15,119	23,768	319,238	100.0%	3/1/2014			NAV	NAV
39.02	Albertson’s - Las Cruces	WFB	298,963	10,097	15,874	272,992	100.0%	3/1/2014			NAV	NAV

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)	U/W Net Cash Flow ($)(9)	Occupancy Rate(10)	Occupancy as-of Date(10)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(12)	Most Recent Revenues ($)(12)
39.03	Stater Bros Markets - Lancaster	WFB	242,010	10,848	17,053	214,108	100.0%	3/1/2014			NAV	NAV
39.04	Bag ’N Save - Omaha	WFB	252,318	16,646	26,168	209,505	100.0%	3/1/2014			NAV	NAV
39.05	Albertson’s - Boise	WFB	219,687	10,530	16,554	192,602	100.0%	3/1/2014			NAV	NAV
40	4S Village Center	RBS	978,671	7,652	32,407	938,612	91.9%	1/1/2014			Actual 2013	1,260,798
41	Rancho Niguel	RBS	924,507	7,346	47,022	870,140	92.4%	1/1/2014			TTM 11/30/2013	1,169,841
42	Stephanie Beltway Plaza	WFB	1,052,151	18,199	53,688	980,264	85.7%	1/17/2014			Actual 2013	1,279,027
43	LA Fitness - West Covina	WFB	868,574	11,250	38,941	818,384	100.0%	3/1/2014			NAV	NAV
44	Holiday Inn Lakewood, CO	RBS	1,195,073	0	0	982,353	67.8%	11/30/2013	85	57	TTM 11/30/2013	5,329,491
45	Budget Store & Lock Portfolio	LIG I	977,806	19,785	0	958,021	81.3%	12/2/2013			TTM 9/30/2013	1,407,560
45.01	Bethlehem - Storage	LIG I	570,201	11,537	0	558,664	81.4%	12/2/2013			TTM 9/30/2013	820,809
45.02	Allentown- Storage	LIG I	407,605	8,248	0	399,357	81.2%	12/2/2013			TTM 9/30/2013	586,751
46	914 Hubbard Street	CIIICM	759,306	8,280	0	751,026	100.0%	1/1/2014			TTM 12/31/2013	763,330
47	All Storage Lakeridge	RBS	860,617	14,273	0	846,344	97.7%	12/3/2013			TTM 11/30/2013	1,264,696
48	Candlewood Suites Indianapolis	Basis	1,054,832	0	0	917,661	70.0%	12/31/2013	85	58	Actual 2013	3,102,979
49	Holiday Inn Express - Loveland	LIG I	1,082,183	0	0	974,229	78.2%	6/30/2013	112	88	TTM 06/30/2013	2,698,852
50	Radisson Hotel - Baton Rouge	LIG I	923,554	0	0	823,944	54.5%	10/31/2013	76	41	TTM 10/31/2013	2,485,061
51	Bay Area Self Storage	WFB	738,459	14,300	0	724,158	88.3%	1/27/2014			Actual 2013	853,336
52	The Atriums at Somerset Bldgs P&Q	Basis	766,773	36,000	0	730,773	96.5%	12/31/2013			TTM 11/30/2013	1,483,523
53	Comfort Suites - O’Hare	RBS	846,501	0	0	708,760	71.9%	12/31/2013	72	52	Actual 2013	3,443,511
54	Sayles Place Apts	Basis	628,629	18,300	0	610,329	96.7%	1/6/2014			Actual 2013	989,362
55	PG County Commercial & Tech Park	WFB	820,963	21,824	65,500	733,639	87.8%	2/5/2014			Actual 2013	1,145,623
56	Dunwoody Plaza	RBS	741,630	12,716	52,570	676,344	100.0%	1/31/2014			TTM 11/30/2013	577,862
57	SecurLock Parker	LIG I	640,134	13,058	0	627,076	89.4%	12/5/2013			TTM 9/30/2013	936,118
58	Century Plaza	RBS	790,510	14,795	76,003	699,712	93.7%	1/5/2014			TTM 11/30/2013	1,283,373
59	159 Madison Owners Corp.	NCB, FSB	2,360,457	28,000	NAP	2,360,457	95.1%	1/2/2014			NAP	NAP
60	Parkglenn Self Storage	CIIICM	589,132	7,481	0	581,651	94.1%	11/30/2013			TTM 11/30/2013	969,170
61	Fremont City Sports Club	WFB	678,647	8,886	42,082	627,679	100.0%	3/1/2014			NAV	NAV
62	Highland Hills Estates	WFB	809,513	9,900	0	799,613	96.0%	1/1/2014			Actual 2013	1,335,467
63	Oaktree Estates MHC	CIIICM	593,393	13,300	0	580,093	90.6%	1/31/2014			TTM 12/31/2013	1,151,433
64	450 North McClintock	Basis	499,969	18,610	31,436	449,923	100.0%	12/1/2013			TTM 11/30/2013	732,269
65	Cruz Alta Plaza	LIG I	762,177	32,909	61,930	667,338	89.9%	12/2/2013			Actual 2012	1,121,768
66	CubeSmart - Sonoma	WFB	536,686	10,033	0	526,653	93.5%	11/26/2013			Actual 2013	872,596
67	Security Public Storage - San Ramon	WFB	461,123	7,156	0	453,967	95.8%	1/15/2014			TTM 10/31/2013	847,826
68	Oates Park Shopping Center	RBS	312,853	12,714	41,413	258,726	93.9%	11/30/2013			TTM 11/30/2013	492,229
69	Irving Shopping Center	RBS	250,489	7,960	30,063	212,466	100.0%	11/30/2013			TTM 10/31/2013	403,989
70	Ridgewood MHC	CIIICM	367,182	4,850	0	362,332	99.0%	11/1/2013			TTM 11/30/2013	572,531
71	Water’s Edge MHC	WFB	542,383	10,380	0	532,003	96.5%	11/21/2013			TTM 10/31/2013	965,111
72	Oak Park Apartments	CIIICM	381,744	28,050	0	353,694	97.1%	1/31/2014			TTM 12/31/2013	760,811
73	Del Papa MHC	CIIICM	344,847	8,900	0	335,947	98.3%	10/31/2013			TTM 9/30/2013	757,696
74	Salinas Self Storage	WFB	360,910	10,969	0	349,941	81.7%	12/5/2013			TTM 11/30/2013	665,471
75	325 East 72nd Street, Inc.	NCB, FSB	1,807,310	21,200	NAP	1,807,310	95.0%	1/10/2014			NAP	NAP
76	NB Owners Corp.	NCB, FSB	1,015,194	18,150	NAP	1,015,194	95.0%	11/26/2013			NAP	NAP
77	17211 North Freeway	CIIICM	472,856	21,800	46,598	404,459	100.0%	1/23/2014			TTM 10/31/2013	676,244
78	280 Station	CIIICM	381,857	6,429	33,485	341,943	100.0%	12/9/2013			TTM 11/30/2013	579,415
79	Uncle Bob’s Self Storage - Curry Ford	WFB	362,803	10,667	0	352,136	91.0%	10/4/2013			Actual 2013	708,889
80	Hillcrest & Chiesa MHCs	CIIICM	331,493	6,750	0	324,743	89.0%	2/5/2014			TTM 11/30/2013	632,025
80.01	Chiesa Estates MHC	CIIICM	210,829	4,050	0	206,779	93.9%	2/5/2014			TTM 11/30/2013	385,134
80.02	Hillcrest MHC	CIIICM	120,664	2,700	0	117,964	81.5%	2/5/2014			TTM 11/30/2013	246,891
81	Pinehurst Apartments	WFB	338,397	19,944	0	318,453	94.4%	12/10/2013			TTM 11/30/2013	692,120
82	Las Brisas MHC	CIIICM	328,773	5,450	0	323,323	91.7%	11/26/2013			TTM 9/30/2013	547,871
83	People’s Mini Storage	CIIICM	305,997	10,793	0	295,204	89.0%	12/27/2013			TTM 12/31/2013	543,491
84	Montierra Apartments	CIIICM	319,527	24,000	0	295,527	97.9%	1/23/2014			TTM 12/31/2013	705,888
85	Holiday Air	Basis	312,877	29,400	0	283,477	100.0%	12/19/2013			TTM 11/30/2013	848,222
86	Abbott Self Storage North	WFB	271,677	9,375	0	262,302	91.1%	12/31/2013			TTM 11/30/2013	517,364
87	HBO Self Storage	CIIICM	244,507	9,304	0	235,204	96.3%	11/2/2013			TTM 11/30/2013	498,112
88	Capitol House Tenants Corp.	NCB, FSB	879,360	20,000	NAP	879,360	95.0%	12/17/2013			NAP	NAP
89	168-176 East 88th Street Corporation	NCB, FSB	899,634	13,000	NAP	899,634	95.0%	12/18/2013			NAP	NAP
90	Western View	Basis	263,829	25,200	0	238,629	97.6%	11/30/2013			TTM 11/30/2013	656,693
91	Pennington Place Apartments	WFB	229,584	7,500	0	222,084	96.7%	1/17/2014			Actual 2013	271,271
92	Gracious Estates MHC	CIIICM	208,332	10,065	0	198,267	78.7%	12/11/2013			TTM 11/30/2013	411,151
93	Seven Oaks	CIIICM	210,030	11,600	0	198,430	75.4%	2/4/2014			TTM 12/31/2013	373,109
94	Orange Avenue Self Storage	CIIICM	185,504	10,770	0	174,734	72.7%	12/31/2013			TTM 11/30/2013	394,374
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	361,586	18,000	NAP	361,586	96.0%	12/13/2013			NAP	NAP
96	Montgomery Crossing	WFB	211,067	5,517	20,366	185,184	81.6%	2/1/2014			Actual 2013	414,161
97	Live Oak MHC	CIIICM	143,369	8,900	0	134,469	77.0%	12/31/2013			TTM 10/31/2013	339,118
98	Western Wagon Mobile Home Park	WFB	158,416	2,500	0	155,916	94.0%	11/30/2013			TTM 11/30/2013	242,996
99	231 Park Place Owners Corp.	NCB, FSB	313,185	3,200	NAP	313,185	95.0%	12/23/2013			NAP	NAP

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Expenses ($)(12)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures(12)	Most Recent NCF ($)(12)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(12)	Second Most Recent Revenues ($)(12)	Second Most Recent Expenses ($)(12)	Second Most Recent NOI ($)(12)
1	Renaissance Chicago Downtown	WFB	37,146,348	12,210,541	1,974,294	10,236,247	222	173	Actual 2012	48,680,790	37,180,390	11,500,400
2	Life Time Fitness Portfolio	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2.01	Life Time Fitness - Gilbert	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2.02	Life Time Fitness - Orland Park	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2.03	Life Time Fitness - Centreville	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2.04	Life Time Fitness - South Austin	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2.05	Life Time Fitness - San Antonio	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3	Nordic Cold Storage Portfolio	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.01	Nordic - Savannah GA	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.02	Nordic - Benson	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.03	Nordic - Lumberton	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.04	Nordic - Oxford AL	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.05	Nordic - Charlotte	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.06	Nordic - Goldsboro	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.07	Nordic - Forest	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
3.08	Nordic - Hattiesburg	RBS	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4	Southern Highlands Marketplace	LIG I	1,018,341	3,262,540	0	3,262,540			Actual 2012	4,217,767	1,020,993	3,196,774
5	Waltonwood Cary Parkway	Basis	2,861,410	3,007,799	16,784	2,991,015			Actual 2012	4,579,637	2,321,634	2,258,003
6	Brunswick Square	RBS	3,803,702	8,213,357	0	8,213,357			Actual 2012	11,788,268	4,332,406	7,455,862
7	Prada Waikiki	WFB	0	2,374,465	0	2,374,465			Actual 2012	2,169,488	0	2,169,488
8	Charlottesville Apartment Portfolio	WFB	666,694	2,282,111	0	2,282,111			Actual 2012	2,481,607	582,600	1,899,007
8.01	Wertland Street Properties	WFB	449,980	1,527,726	0	1,527,726			Actual 2012	1,536,605	368,814	1,167,791
8.02	10 University Circle	WFB	97,030	358,024	0	358,024			Actual 2012	442,078	90,666	351,412
8.03	68 University Way	WFB	68,576	199,177	0	199,177			Actual 2012	259,830	73,379	186,451
8.04	324 John Street	WFB	51,108	197,184	0	197,184			Actual 2012	243,094	49,741	193,353
9	Euclid Plaza	WFB	909,878	2,543,400	0	2,543,400			Actual 2012	3,199,376	924,853	2,274,523
10	Waltonwood at Lakeside	Basis	2,006,561	1,956,862	34,591	1,922,271			Actual 2012	3,777,567	2,010,141	1,767,426
11	Seven Hills Portfolio	LIG I	119,079	106,140	0	106,140			NAV	NAV	NAV	NAV
11.01	Building I	LIG I	76,773	50,998	0	50,998			NAV	NAV	NAV	NAV
11.02	Building III	LIG I	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
11.03	Building II	LIG I	42,306	55,142	0	55,142			NAV	NAV	NAV	NAV
12	Shadelands Self-Storage	RBS	607,053	1,708,624	0	1,708,624			Actual 2012	2,278,562	559,379	1,719,183
13	Residence Inn Houston - Katy Mills	RBS	2,665,404	2,272,714	0	2,272,714	131	106	Actual 2012	4,398,826	2,518,594	1,880,232
14	Springhill Suites Birmingham	Basis	2,516,314	1,809,898	173,048	1,636,850	111	73	Actual 2012	4,223,669	2,388,025	1,835,644
15	Alcoa Exchange	RBS	618,168	2,027,686	0	2,027,686			Actual 2012	2,575,097	643,355	1,931,742
16	Hampton Inn - Key Largo	WFB	2,827,932	1,857,077	102,111	1,754,966	161	125	Actual 2012	3,943,970	2,534,104	1,409,866
17	51st/52nd St. Tenants Corp.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
18	Concourse Village	WFB	697,990	1,894,909	0	1,894,909			Actual 2011	2,626,532	795,090	1,831,442
19	WP Carey Extra Space Florida Portfolio	WFB	727,717	1,501,214	16,276	1,484,938			Actual 2012	2,053,142	689,366	1,363,776
19.01	Budget Self Storage	WFB	362,939	656,990	16,276	640,714			Actual 2012	942,650	338,121	604,529
19.02	Pleasant Hill Self Storage	WFB	364,778	844,224	0	844,224			Actual 2012	1,110,492	351,245	759,247
20	Wedgewood Commons	WFB	673,738	1,464,448	0	1,464,448			Actual 2011	2,194,803	694,152	1,500,651
21	Stanford Bridge	RBS	997,017	1,413,131	0	1,413,131			Actual 2012	2,228,054	927,898	1,300,156
22	Hotel Mazarin	WFB	5,415,000	1,728,456	349,335	1,379,121	198	147	Actual 2013	6,983,392	5,317,718	1,665,674
23	Madison West Homewood Suites	LIG I	2,256,746	1,653,377	0	1,653,377	116	86	Actual 2012	3,684,417	2,197,715	1,486,702
24	Biltmore Apartments	CIIICM	669,629	1,161,526	0	1,161,526			Actual 2012	1,724,551	587,753	1,136,798
25	Sashabaw Meadows MHC	CIIICM	723,910	1,337,594	0	1,337,594			Actual 2012	2,102,799	726,554	1,376,245
26	Madison West Hampton Inn & Suites	LIG I	2,469,470	1,759,646	0	1,759,646	122	86	Actual 2012	4,043,591	2,431,402	1,612,189
27	Washington Apartment Portfolio	LIG I	939,824	1,222,812	0	1,222,812			Actual 2012	2,144,260	904,895	1,239,366
27.01	McKinley Terrace	LIG I	467,824	608,689	0	608,689			Actual 2012	1,067,365	450,437	616,929
27.02	Meadow Park Garden Court	LIG I	311,882	405,792	0	405,792			Actual 2012	711,577	300,291	411,286
27.03	Chehalis Manor Apartments	LIG I	90,502	117,752	0	117,752			Actual 2012	206,484	87,138	119,346
27.04	Kennewick Garden Court Apartments	LIG I	69,617	90,579	0	90,579			Actual 2012	158,834	67,029	91,805
28	The Village at Carolina Place	LIG I	1,197,740	1,233,213	0	1,233,213			Actual 2012	2,209,299	1,273,741	935,558
28.01	The Manor Pineville	LIG I	940,461	968,314	0	968,314			Actual 2012	1,734,733	1,000,136	734,596
28.02	The Dorchester Pineville	LIG I	257,279	264,899	0	264,899			Actual 2012	474,566	273,605	200,962
29	Devonshire Portfolio #3	LIG I	668,785	1,427,712	0	1,427,712			Actual 2011	1,814,209	719,093	1,095,116
29.01	Beacon Square Shopping Center	LIG I	274,743	857,498	0	857,498			Actual 2011	978,052	272,777	705,275
29.02	Grand Haven Shopping Center	LIG I	135,395	295,840	0	295,840			Actual 2011	294,776	158,490	136,286
29.03	Titleist Club Apartments	LIG I	258,647	274,374	0	274,374			Actual 2011	541,381	287,826	253,555
30	Route 61 Distribution Center	CIIICM	536,983	795,525	0	795,525			Actual 2012	1,140,710	482,314	658,396
31	Holiday Inn - Houma, LA	LIG I	2,533,309	1,575,401	0	1,575,401	120	98	Actual 2012	3,899,597	2,451,728	1,447,869
32	Holiday Inn Express & Suites - LaPlace	LIG I	1,587,678	1,628,643	0	1,628,643	137	96	Actual 2012	3,146,431	1,523,626	1,622,805
33	Boise Spectrum	RBS	549,705	820,364	0	820,364			Actual 2012	1,494,185	640,760	853,425
34	Holiday Inn & Suites Williamsburg	RBS	1,930,616	1,257,896	0	1,257,896	114	78	Actual 2012	3,131,582	1,872,899	1,258,683
35	Crescent Square	WFB	409,016	1,191,296	0	1,191,296			Actual 2012	1,580,696	413,506	1,167,190
36	Woodbridge Self Storage	RBS	317,195	1,109,877	0	1,109,877			Actual 2012	1,346,236	366,847	979,389
37	Center at Kirby	LIG I	1,250,436	543,757	0	543,757			Actual 2012	1,771,803	587,868	1,183,935
38	Shodeen Portfolio	LIG I	750,530	973,636	0	973,636			Actual 2012	1,710,546	707,229	1,003,317
38.01	The Village at Mill Creek	LIG I	297,436	237,783	0	237,783			Actual 2012	524,845	263,324	261,521
38.02	One River	LIG I	117,627	174,970	0	174,970			Actual 2012	268,191	124,600	143,591
38.03	Dodson 1	LIG I	90,580	135,419	0	135,419			Actual 2012	212,461	80,346	132,115
38.04	Randall 2	LIG I	75,398	117,319	0	117,319			Actual 2012	230,580	72,644	157,936
38.05	Republic Building	LIG I	92,858	232,885	0	232,885			Actual 2012	329,279	98,502	230,777
38.06	Focas Building	LIG I	76,631	75,260	0	75,260			Actual 2012	145,190	67,813	77,377
39	Spirit Grocer Portfolio I	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
39.01	Albertson’s - Midland	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
39.02	Albertson’s - Las Cruces	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Expenses ($)(12)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures(12)	Most Recent NCF ($)(12)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(12)	Second Most Recent Revenues ($)(12)	Second Most Recent Expenses ($)(12)	Second Most Recent NOI ($)(12)
39.03	Stater Bros Markets - Lancaster	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
39.04	Bag ’N Save - Omaha	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
39.05	Albertson’s - Boise	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
40	4S Village Center	RBS	413,384	847,414	0	847,414			Actual 2012	1,231,516	485,482	746,034
41	Rancho Niguel	RBS	283,219	886,622	0	886,622			Actual 2012	1,241,978	278,334	963,644
42	Stephanie Beltway Plaza	WFB	270,174	1,008,853	0	1,008,853			Actual 2012	903,632	251,835	651,797
43	LA Fitness - West Covina	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
44	Holiday Inn Lakewood, CO	RBS	4,148,318	1,181,173	0	1,181,173	85	57	Actual 2012	5,081,520	3,982,041	1,099,479
45	Budget Store & Lock Portfolio	LIG I	311,500	1,096,060	0	1,096,060			Actual 2012	1,352,716	332,543	1,020,173
45.01	Bethlehem - Storage	LIG I	181,649	639,160	0	639,160			Actual 2012	788,828	193,920	594,907
45.02	Allentown- Storage	LIG I	129,851	456,900	0	456,900			Actual 2012	563,888	138,623	425,266
46	914 Hubbard Street	CIIICM	133,587	629,743	0	629,743			Actual 2012	430,503	175,081	255,421
47	All Storage Lakeridge	RBS	347,794	916,902	0	916,902			Actual 2012	1,201,943	375,056	826,887
48	Candlewood Suites Indianapolis	Basis	2,060,961	1,042,018	0	1,042,018	85	60	Actual 2012	2,929,258	1,872,550	1,056,708
49	Holiday Inn Express - Loveland	LIG I	1,611,645	1,087,208	0	1,087,208	112	88	Actual 2012	2,643,270	1,602,646	1,040,624
50	Radisson Hotel - Baton Rouge	LIG I	1,601,940	883,121	0	883,121	76	41	Actual 2012	3,015,510	1,911,984	1,103,526
51	Bay Area Self Storage	WFB	473,390	379,946	0	379,946			Annualized 10 12/31/2012	283,807	402,249	-118,442
52	The Atriums at Somerset Bldgs P&Q	Basis	676,816	806,707	38,148	768,559			Actual 2012	1,493,047	670,590	822,457
53	Comfort Suites - O’Hare	RBS	2,631,575	811,936	0	811,936	72	52	Actual 2012	3,351,703	2,534,109	817,594
54	Sayles Place Apts	Basis	329,984	659,378	0	659,378			Actual 2012	946,351	317,466	628,885
55	PG County Commercial & Tech Park	WFB	332,048	813,574	20,967	792,607			Actual 2012	1,217,487	327,889	889,598
56	Dunwoody Plaza	RBS	239,891	337,971	0	337,971			Actual 2012	680,112	232,893	447,219
57	SecurLock Parker	LIG I	305,685	630,433	0	630,433			Actual 2012	889,001	316,019	572,982
58	Century Plaza	RBS	527,568	755,805	0	755,805			Actual 2012	1,272,319	555,701	716,618
59	159 Madison Owners Corp.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
60	Parkglenn Self Storage	CIIICM	372,323	596,847	0	596,847			Actual 2012	853,120	340,092	513,028
61	Fremont City Sports Club	WFB	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
62	Highland Hills Estates	WFB	491,738	843,729	0	843,729			Actual 2012	1,315,912	484,572	831,340
63	Oaktree Estates MHC	CIIICM	533,519	617,914	0	617,914			Actual 2012	1,152,447	542,408	610,039
64	450 North McClintock	Basis	286,214	446,055	0	446,055			Actual 2012	583,745	139,862	443,883
65	Cruz Alta Plaza	LIG I	346,721	775,047	0	775,047			Actual 2011	1,195,086	352,280	842,806
66	CubeSmart - Sonoma	WFB	266,866	605,730	0	605,730			Actual 2012	792,418	315,471	476,947
67	Security Public Storage - San Ramon	WFB	333,337	514,489	1,722	512,767			Actual 2012	814,784	341,206	473,578
68	Oates Park Shopping Center	RBS	163,327	328,902	0	328,902			Actual 2012	480,972	162,086	318,886
69	Irving Shopping Center	RBS	153,927	250,062	0	250,062			Actual 2012	405,431	131,785	273,646
70	Ridgewood MHC	CIIICM	196,273	376,258	0	376,258			Actual 2012	559,974	184,421	375,553
71	Water’s Edge MHC	WFB	444,310	520,801	0	520,801			Actual 2012	938,639	532,956	405,683
72	Oak Park Apartments	CIIICM	361,214	399,598	15,412	384,185			Actual 2012	635,674	344,794	290,880
73	Del Papa MHC	CIIICM	385,922	371,774	0	371,774			Actual 2012	703,924	378,256	325,668
74	Salinas Self Storage	WFB	250,384	415,087	0	415,087			Actual 2012	656,062	244,313	411,749
75	325 East 72nd Street, Inc.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
76	NB Owners Corp.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
77	17211 North Freeway	CIIICM	152,660	523,584	0	523,584			Actual 2012	657,441	158,566	498,875
78	280 Station	CIIICM	167,289	412,126	0	412,126			Actual 2012	536,163	152,215	383,948
79	Uncle Bob’s Self Storage - Curry Ford	WFB	308,037	400,852	0	400,852			Actual 2012	589,002	266,969	322,033
80	Hillcrest & Chiesa MHCs	CIIICM	273,152	358,873	16,018	342,855			Actual 2012	619,886	260,502	359,384
80.01	Chiesa Estates MHC	CIIICM	150,522	234,612	12,313	222,299			Actual 2012	373,493	145,048	228,444
80.02	Hillcrest MHC	CIIICM	122,630	124,261	3,705	120,556			Actual 2012	246,393	115,453	130,940
81	Pinehurst Apartments	WFB	348,868	343,252	19,800	323,452			Actual 2012	670,138	351,333	318,805
82	Las Brisas MHC	CIIICM	167,806	380,066	0	380,066			Actual 2012	529,824	166,627	363,197
83	People’s Mini Storage	CIIICM	170,528	372,963	0	372,963			Actual 2012	480,513	156,510	324,003
84	Montierra Apartments	CIIICM	324,486	381,402	24,000	357,402			Actual 2012	679,965	371,246	308,719
85	Holiday Air	Basis	549,394	298,828	0	298,828			Actual 2012	840,737	488,232	352,505
86	Abbott Self Storage North	WFB	218,322	299,042	0	299,042			Actual 2012	453,854	214,324	239,531
87	HBO Self Storage	CIIICM	196,155	301,957	0	301,957			Actual 2012	428,222	195,929	232,293
88	Capitol House Tenants Corp.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
89	168-176 East 88th Street Corporation	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
90	Western View	Basis	382,107	274,586	0	274,586			Actual 2012	633,752	375,866	257,886
91	Pennington Place Apartments	WFB	113,656	157,615	0	157,615			NAV	NAV	NAV	NAV
92	Gracious Estates MHC	CIIICM	207,139	204,012	0	204,012			Actual 2012	404,738	183,433	221,305
93	Seven Oaks	CIIICM	148,356	224,753	0	224,753			Actual 2012	369,645	144,719	224,926
94	Orange Avenue Self Storage	CIIICM	193,890	200,484	0	200,484			Actual 2012	380,859	185,257	195,602
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP
96	Montgomery Crossing	WFB	210,598	203,564	14,278	189,286			Actual 2012	399,431	186,277	213,154
97	Live Oak MHC	CIIICM	192,865	146,253	0	146,253			Actual 2012	305,501	196,830	108,671
98	Western Wagon Mobile Home Park	WFB	83,956	159,040	0	159,040			Actual 2012	243,340	94,851	148,489
99	231 Park Place Owners Corp.	NCB, FSB	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Capital Expenditures(12)	Second Most Recent NCF ($)(12)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(12)	Third Most Recent Revenues ($)(12)	Third Most Recent Expenses ($)(12)	Third Most Recent NOI ($)(12)	Third Most Recent Capital Expenditures(12)	Third Most Recent NCF ($)(12)
1	Renaissance Chicago Downtown	WFB	1,947,232	9,553,168	208	163	Actual 2011	44,085,565	34,623,385	9,462,180	1,763,423	7,698,757
2	Life Time Fitness Portfolio	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
2.01	Life Time Fitness - Gilbert	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
2.02	Life Time Fitness - Orland Park	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
2.03	Life Time Fitness - Centreville	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
2.04	Life Time Fitness - South Austin	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
2.05	Life Time Fitness - San Antonio	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3	Nordic Cold Storage Portfolio	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.01	Nordic - Savannah GA	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.02	Nordic - Benson	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.03	Nordic - Lumberton	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.04	Nordic - Oxford AL	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.05	Nordic - Charlotte	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.06	Nordic - Goldsboro	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.07	Nordic - Forest	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3.08	Nordic - Hattiesburg	RBS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
4	Southern Highlands Marketplace	LIG I	0	3,196,774			Actual 2011	3,049,937	1,086,560	1,963,377	0	1,963,377
5	Waltonwood Cary Parkway	Basis	9,403	2,248,600			Actual 2011	3,246,219	1,847,631	1,398,588	4,717	1,393,871
6	Brunswick Square	RBS	0	7,455,862			Actual 2011	11,605,280	4,266,025	7,339,255	0	7,339,255
7	Prada Waikiki	WFB	0	2,169,488			Actual 2011	2,033,183	0	2,033,183	0	2,033,183
8	Charlottesville Apartment Portfolio	WFB	0	1,899,007			Actual 2011	2,488,743	564,469	1,924,274	0	1,924,274
8.01	Wertland Street Properties	WFB	0	1,167,791			Actual 2011	1,568,642	365,610	1,203,032	0	1,203,032
8.02	10 University Circle	WFB	0	351,412			Actual 2011	424,639	93,607	331,032	0	331,032
8.03	68 University Way	WFB	0	186,451			Actual 2011	254,745	63,058	191,687	0	191,687
8.04	324 John Street	WFB	0	193,353			Actual 2011	240,717	42,193	198,523	0	198,523
9	Euclid Plaza	WFB	0	2,274,523			Actual 2011	3,141,768	875,220	2,266,548	0	2,266,548
10	Waltonwood at Lakeside	Basis	24,783	1,742,643			Actual 2011	3,850,287	2,044,200	1,806,087	25,284	1,780,803
11	Seven Hills Portfolio	LIG I	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
11.01	Building I	LIG I	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
11.02	Building III	LIG I	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
11.03	Building II	LIG I	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
12	Shadelands Self-Storage	RBS	0	1,719,183			Actual 2011	2,191,632	600,013	1,591,619	0	1,591,619
13	Residence Inn Houston - Katy Mills	RBS	0	1,880,232	121	94	Actual 2011	3,880,707	2,582,134	1,298,573	0	1,298,573
14	Springhill Suites Birmingham	Basis	168,947	1,666,697	105	71	Actual 2011	1,002,257	658,155	344,102	40,090	304,012
15	Alcoa Exchange	RBS	0	1,931,742			Actual 2011	2,505,078	661,403	1,843,675	0	1,843,675
16	Hampton Inn - Key Largo	WFB	336,000	1,073,866	147	105	Actual 2011	3,731,095	2,145,479	1,585,616	149,960	1,435,656
17	51st/52nd St. Tenants Corp.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
18	Concourse Village	WFB	0	1,831,442			Actual 2010	2,657,152	771,905	1,885,247	0	1,885,247
19	WP Carey Extra Space Florida Portfolio	WFB	4,342	1,359,434			Actual 2011	1,886,998	738,888	1,148,110	3,244	1,144,866
19.01	Budget Self Storage	WFB	4,342	600,187			Actual 2011	857,610	393,875	463,735	3,244	460,491
19.02	Pleasant Hill Self Storage	WFB	0	759,247			Actual 2011	1,029,388	345,013	684,375	0	684,375
20	Wedgewood Commons	WFB	0	1,500,651			Actual 2010	2,212,884	694,793	1,518,091	0	1,518,091
21	Stanford Bridge	RBS	0	1,300,156			Actual 2011	1,889,620	865,865	1,023,755	0	1,023,755
22	Hotel Mazarin	WFB	335,185	1,330,489	195	144	Actual 2012	5,081,796	4,270,882	810,914	389,247	421,667
23	Madison West Homewood Suites	LIG I	0	1,486,702	111	81	Actual 2011	3,429,345	2,216,404	1,212,941	0	1,212,941
24	Biltmore Apartments	CIIICM	0	1,136,798			Actual 2011	1,623,094	568,253	1,054,841	0	1,054,841
25	Sashabaw Meadows MHC	CIIICM	0	1,376,245			Actual 2011	2,085,174	766,332	1,318,842	0	1,318,842
26	Madison West Hampton Inn & Suites	LIG I	0	1,612,189	114	82	Actual 2011	3,729,978	2,358,054	1,371,924	0	1,371,924
27	Washington Apartment Portfolio	LIG I	0	1,239,366			Actual 2011	2,116,308	890,961	1,225,347	0	1,225,347
27.01	McKinley Terrace	LIG I	0	616,929			Actual 2011	1,053,451	443,501	609,951	0	609,951
27.02	Meadow Park Garden Court	LIG I	0	411,286			Actual 2011	702,301	295,667	406,634	0	406,634
27.03	Chehalis Manor Apartments	LIG I	0	119,346			Actual 2011	203,793	85,796	117,996	0	117,996
27.04	Kennewick Garden Court Apartments	LIG I	0	91,805			Actual 2011	156,764	65,997	90,766	0	90,766
28	The Village at Carolina Place	LIG I	0	935,558			Actual 2011	1,924,984	1,204,200	720,784	0	720,784
28.01	The Manor Pineville	LIG I	0	734,596			Actual 2011	1,511,490	945,533	565,957	0	565,957
28.02	The Dorchester Pineville	LIG I	0	200,962			Actual 2011	413,494	258,667	154,827	0	154,827
29	Devonshire Portfolio #3	LIG I	0	1,095,116			Actual 2010	1,561,220	606,090	955,130	0	955,130
29.01	Beacon Square Shopping Center	LIG I	0	705,275			Actual 2010	1,002,485	293,860	708,625	0	708,625
29.02	Grand Haven Shopping Center	LIG I	0	136,286			NAV	NAV	NAV	NAV	NAV	NAV
29.03	Titleist Club Apartments	LIG I	0	253,555			Actual 2010	558,735	312,230	246,505	0	246,505
30	Route 61 Distribution Center	CIIICM	0	658,396			Actual 2011	1,327,008	475,596	851,412	0	851,412
31	Holiday Inn - Houma, LA	LIG I	0	1,447,869	123	91	Actual 2011	3,727,665	2,464,656	1,263,009	0	1,263,009
32	Holiday Inn Express & Suites - LaPlace	LIG I	0	1,622,805	134	94	Actual 2011	2,484,650	1,476,273	1,008,378	0	1,008,378
33	Boise Spectrum	RBS	0	853,425			Actual 2011	1,658,542	635,666	1,022,876	0	1,022,876
34	Holiday Inn & Suites Williamsburg	RBS	0	1,258,683	112	77	Actual 2011	2,983,076	1,803,448	1,179,628	0	1,179,628
35	Crescent Square	WFB	16,674	1,150,516			Actual 2011	1,535,982	412,634	1,123,348	8,908	1,114,440
36	Woodbridge Self Storage	RBS	0	979,389			Actual 2011	1,271,087	341,275	929,812	0	929,812
37	Center at Kirby	LIG I	0	1,183,935			Actual 2011	1,608,551	437,471	1,171,080	0	1,171,080
38	Shodeen Portfolio	LIG I	0	1,003,317			Actual 2011	1,668,879	676,896	991,983	0	991,983
38.01	The Village at Mill Creek	LIG I	0	261,521			Actual 2011	505,286	231,800	273,486	0	273,486
38.02	One River	LIG I	0	143,591			Actual 2011	269,348	133,445	135,903	0	135,903
38.03	Dodson 1	LIG I	0	132,115			Actual 2011	202,205	67,804	134,401	0	134,401
38.04	Randall 2	LIG I	0	157,936			Actual 2011	222,271	77,633	144,638	0	144,638
38.05	Republic Building	LIG I	0	230,777			Actual 2011	327,417	97,376	230,041	0	230,041
38.06	Focas Building	LIG I	0	77,377			Actual 2011	142,352	68,838	73,514	0	73,514
39	Spirit Grocer Portfolio I	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39.01	Albertson’s - Midland	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39.02	Albertson’s - Las Cruces	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Capital Expenditures(12)	Second Most Recent NCF ($)(12)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(12)	Third Most Recent Revenues ($)(12)	Third Most Recent Expenses ($)(12)	Third Most Recent NOI ($)(12)	Third Most Recent Capital Expenditures(12)	Third Most Recent NCF ($)(12)
39.03	Stater Bros Markets - Lancaster	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39.04	Bag ’N Save - Omaha	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39.05	Albertson’s - Boise	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
40	4S Village Center	RBS	0	746,034			Actual 2011	1,199,840	380,427	819,413	0	819,413
41	Rancho Niguel	RBS	0	963,644			Actual 2011	1,225,302	242,302	983,000	0	983,000
42	Stephanie Beltway Plaza	WFB	0	651,797			Actual 2011	816,364	263,720	552,644	0	552,644
43	LA Fitness - West Covina	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
44	Holiday Inn Lakewood, CO	RBS	0	1,099,479	85	54	Actual 2011	4,675,949	3,865,923	810,026	0	810,026
45	Budget Store & Lock Portfolio	LIG I	0	1,020,173			Actual 2011	1,294,924	331,874	963,050	0	963,050
45.01	Bethlehem - Storage	LIG I	0	594,907			Actual 2011	755,127	193,530	561,596	0	561,596
45.02	Allentown- Storage	LIG I	0	425,266			Actual 2011	539,797	138,344	401,454	0	401,454
46	914 Hubbard Street	CIIICM	0	255,421			Actual 2011	435,762	182,408	253,354	0	253,354
47	All Storage Lakeridge	RBS	0	826,887			Actual 2011	1,090,478	386,282	704,196	0	704,196
48	Candlewood Suites Indianapolis	Basis	0	1,056,708	87	56	Actual 2011	2,747,997	1,825,110	922,887	0	922,887
49	Holiday Inn Express - Loveland	LIG I	0	1,040,624	109	86	Actual 2011	2,252,195	1,468,805	783,389	0	783,389
50	Radisson Hotel - Baton Rouge	LIG I	0	1,103,526	89	52	Actual 2011	2,557,160	1,977,324	579,836	0	579,836
51	Bay Area Self Storage	WFB	0	-118,442			NAV	NAV	NAV	NAV	NAV	NAV
52	The Atriums at Somerset Bldgs P&Q	Basis	34,535	787,922			Actual 2011	1,409,796	670,027	739,769	45,700	694,069
53	Comfort Suites - O’Hare	RBS	0	817,594	68	50	Actual 2011	2,552,135	2,070,580	481,555	0	481,555
54	Sayles Place Apts	Basis	0	628,885			NAV	NAV	NAV	NAV	NAV	NAV
55	PG County Commercial & Tech Park	WFB	19,705	869,893			Actual 2011	1,124,394	336,441	787,953	24,744	763,209
56	Dunwoody Plaza	RBS	0	447,219			Actual 2011	622,744	217,388	405,356	0	405,356
57	SecurLock Parker	LIG I	0	572,982			Actual 2011	798,399	292,720	505,679	0	505,679
58	Century Plaza	RBS	0	716,618			Actual 2011	1,278,344	559,621	718,723	0	718,723
59	159 Madison Owners Corp.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
60	Parkglenn Self Storage	CIIICM	0	513,028			Actual 2011	710,208	350,996	359,212	0	359,212
61	Fremont City Sports Club	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
62	Highland Hills Estates	WFB	0	831,340			Actual 2011	1,296,393	491,288	805,105	0	805,105
63	Oaktree Estates MHC	CIIICM	0	610,039			Actual 2011	1,156,790	607,854	548,936	0	548,936
64	450 North McClintock	Basis	0	443,883			Actual 2011	537,340	174,380	362,960	0	362,960
65	Cruz Alta Plaza	LIG I	0	842,806			Actual 2010	1,107,201	283,599	823,602	0	823,602
66	CubeSmart - Sonoma	WFB	0	476,947			Actual 2011	773,252	287,561	485,691	0	485,691
67	Security Public Storage - San Ramon	WFB	22,630	450,948			Actual 2011	772,341	335,937	436,404	2,341	434,063
68	Oates Park Shopping Center	RBS	0	318,886			Actual 2011	544,672	165,260	379,412	0	379,412
69	Irving Shopping Center	RBS	0	273,646			Actual 2011	404,147	106,775	297,372	0	297,372
70	Ridgewood MHC	CIIICM	0	375,553			Actual 2011	553,196	184,833	368,363	0	368,363
71	Water’s Edge MHC	WFB	0	405,683			Actual 2011	901,484	477,440	424,044	0	424,044
72	Oak Park Apartments	CIIICM	445,651	-154,771			Actual 2011	729,381	337,450	391,931	415,276	-23,345
73	Del Papa MHC	CIIICM	0	325,668			Actual 2011	561,540	372,319	189,221	0	189,221
74	Salinas Self Storage	WFB	0	411,749			Actual 2011	655,315	248,514	406,802	0	406,802
75	325 East 72nd Street, Inc.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
76	NB Owners Corp.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
77	17211 North Freeway	CIIICM	0	498,875			Actual 2011	625,305	145,886	479,419	0	479,419
78	280 Station	CIIICM	0	383,948			Actual 2011	485,973	163,222	322,751	0	322,751
79	Uncle Bob’s Self Storage - Curry Ford	WFB	0	322,033			Actual 2011	458,013	235,840	222,173	0	222,173
80	Hillcrest & Chiesa MHCs	CIIICM	0	359,384			Actual 2011	601,026	279,774	321,252	0	321,252
80.01	Chiesa Estates MHC	CIIICM	0	228,444			NAV	NAV	NAV	NAV	NAV	NAV
80.02	Hillcrest MHC	CIIICM	0	130,940			NAV	NAV	NAV	NAV	NAV	NAV
81	Pinehurst Apartments	WFB	0	318,805			Actual 2011	669,776	351,020	318,756	0	318,756
82	Las Brisas MHC	CIIICM	0	363,197			Actual 2011	521,289	154,812	366,477	0	366,477
83	People’s Mini Storage	CIIICM	0	324,003			Actual 2011	470,636	175,131	295,505	0	295,505
84	Montierra Apartments	CIIICM	0	308,719			Actual 2011	652,511	294,366	358,145	0	358,145
85	Holiday Air	Basis	0	352,505			Actual 2011	807,986	500,507	307,479	0	307,479
86	Abbott Self Storage North	WFB	0	239,531			Actual 2011	495,385	234,510	260,875	0	260,875
87	HBO Self Storage	CIIICM	0	232,293			Actual 2011	386,953	177,116	209,838	0	209,838
88	Capitol House Tenants Corp.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
89	168-176 East 88th Street Corporation	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
90	Western View	Basis	0	257,886			Actual 2011	637,129	378,919	258,210	0	258,210
91	Pennington Place Apartments	WFB	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
92	Gracious Estates MHC	CIIICM	0	221,305			Actual 2011	356,802	160,893	195,909	0	195,909
93	Seven Oaks	CIIICM	0	224,926			Actual 2011	384,965	140,655	244,310	0	244,310
94	Orange Avenue Self Storage	CIIICM	0	195,602			Actual 2011	377,615	184,589	193,026	0	193,026
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
96	Montgomery Crossing	WFB	8,808	204,346			Actual 2011	355,655	178,424	177,231	2,468	174,763
97	Live Oak MHC	CIIICM	0	108,671			Actual 2011	278,853	159,746	119,107	0	119,107
98	Western Wagon Mobile Home Park	WFB	0	148,489			Actual 2011	239,778	93,016	146,762	0	146,762
99	231 Park Place Owners Corp.	NCB, FSB	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(13)(14)(15)(28)	Largest Tenant Sq. Ft.(14) (15)(17)	Largest Tenant % of NRA(15)(17)	Largest Tenant Exp. Date(15)(17)	2nd Largest Tenant Name(15)
1	Renaissance Chicago Downtown	WFB	203	148	N
2	Life Time Fitness Portfolio	WFB			N	Life Time Fitness	526,671	100.0%	1/28/2029
2.01	Life Time Fitness - Gilbert	WFB			N	Life Time Fitness	108,890	100.0%	1/28/2029
2.02	Life Time Fitness - Orland Park	WFB			N	Life Time Fitness	108,890	100.0%	1/28/2029
2.03	Life Time Fitness - Centreville	WFB			N	Life Time Fitness	90,956	100.0%	1/28/2029
2.04	Life Time Fitness - South Austin	WFB			N	Life Time Fitness	109,045	100.0%	1/28/2029
2.05	Life Time Fitness - San Antonio	WFB			N	Life Time Fitness	108,890	100.0%	1/28/2029
3	Nordic Cold Storage Portfolio	RBS			N	Nordic Cold Storage Holdings II, LLC	907,304	100.0%	12/31/2033
3.01	Nordic - Savannah GA	RBS			N	Nordic Cold Storage Holdings II, LLC	170,268	100.0%	12/31/2033
3.02	Nordic - Benson	RBS			N	Nordic Cold Storage Holdings II, LLC	135,772	100.0%	12/31/2033
3.03	Nordic - Lumberton	RBS			N	Nordic Cold Storage Holdings II, LLC	127,665	100.0%	12/31/2033
3.04	Nordic - Oxford AL	RBS			N	Nordic Cold Storage Holdings II, LLC	110,330	100.0%	12/31/2033
3.05	Nordic - Charlotte	RBS			N	Nordic Cold Storage Holdings II, LLC	100,856	100.0%	12/31/2033
3.06	Nordic - Goldsboro	RBS			N	Nordic Cold Storage Holdings II, LLC	104,197	100.0%	12/31/2033
3.07	Nordic - Forest	RBS			N	Nordic Cold Storage Holdings II, LLC	103,361	100.0%	12/31/2033
3.08	Nordic - Hattiesburg	RBS			N	Nordic Cold Storage Holdings II, LLC	54,855	100.0%	12/31/2033
4	Southern Highlands Marketplace	LIG I			N	Smith’s Food and Drug Centers	58,019	32.1%	12/31/2023	Ace Hardware
5	Waltonwood Cary Parkway	Basis			N
6	Brunswick Square	RBS			N	Starplex Cinemas	49,313	16.8%	5/31/2022	Barnes & Noble
7	Prada Waikiki	WFB			N	Prada	5,840	100.0%	12/31/2025
8	Charlottesville Apartment Portfolio	WFB			N
8.01	Wertland Street Properties	WFB			N
8.02	10 University Circle	WFB			N
8.03	68 University Way	WFB			N
8.04	324 John Street	WFB			N
9	Euclid Plaza	WFB			N	Tawa Supermarket-99 Ranch Market	36,960	28.4%	12/31/2021	Goodwill
10	Waltonwood at Lakeside	Basis			N
11	Seven Hills Portfolio	LIG I			N	Various	Various	Various	Various	Various
11.01	Building I	LIG I			N	University of Nevada School of Medicine	15,926	34.9%	11/30/2023	Sunset Clinic
11.02	Building III	LIG I			N	Americana, LLC	34,950	76.4%	1/31/2024
11.03	Building II	LIG I			N	Ear, Nose and Throat Consultants	6,350	27.9%	12/25/2022	John B. Siegler, LTD
12	Shadelands Self-Storage	RBS			N
13	Residence Inn Houston - Katy Mills	RBS	110	83	N
14	Springhill Suites Birmingham	Basis	96	61	N
15	Alcoa Exchange	RBS			N	Best Buy	30,000	22.3%	1/31/2019	Old Navy
16	Hampton Inn - Key Largo	WFB	135	100	N
17	51st/52nd St. Tenants Corp.	NCB, FSB			NAP
18	Concourse Village	WFB			N	Ross Dress 4 Less	30,264	22.4%	1/31/2018	TJ Maxx
19	WP Carey Extra Space Florida Portfolio	WFB			N
19.01	Budget Self Storage	WFB			N
19.02	Pleasant Hill Self Storage	WFB			N
20	Wedgewood Commons	WFB			N	Publix Supermarkets	42,112	28.0%	11/18/2017	Bealls Outlet Stores, Inc.
21	Stanford Bridge	RBS			N	Mela Sciences, Inc.	21,657	16.3%	12/31/2016	ISP Optics Corporation
22	Hotel Mazarin	WFB	181	103	N
23	Madison West Homewood Suites	LIG I	101	76	N
24	Biltmore Apartments	CIIICM			N
25	Sashabaw Meadows MHC	CIIICM			Y
26	Madison West Hampton Inn & Suites	LIG I	105	76	N
27	Washington Apartment Portfolio	LIG I			N
27.01	McKinley Terrace	LIG I			N
27.02	Meadow Park Garden Court	LIG I			N
27.03	Chehalis Manor Apartments	LIG I			N
27.04	Kennewick Garden Court Apartments	LIG I			N
28	The Village at Carolina Place	LIG I			N
28.01	The Manor Pineville	LIG I			N
28.02	The Dorchester Pineville	LIG I			N
29	Devonshire Portfolio #3	LIG I			N	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	LIG I			N	Staples	14,600	28.4%	11/30/2014	Advance Auto Parts
29.02	Grand Haven Shopping Center	LIG I			N	Dollar Tree	10,880	26.9%	8/31/2016	Doncaster, Inc.
29.03	Titleist Club Apartments	LIG I			N
30	Route 61 Distribution Center	CIIICM			N	Pratt Inc	114,550	29.2%	4/30/2023	Reitnouer, Inc.
31	Holiday Inn - Houma, LA	LIG I	120	86	N
32	Holiday Inn Express & Suites - LaPlace	LIG I	117	74	N
33	Boise Spectrum	RBS			N	Regal Entertainment	106,402	62.3%	11/30/2017	IMAX
34	Holiday Inn & Suites Williamsburg	RBS	99	71	N
35	Crescent Square	WFB			N	Walgreens, Co	13,905	26.7%	4/30/2051	Crescent Montessori School
36	Woodbridge Self Storage	RBS			N
37	Center at Kirby	LIG I			N	Methodist Urgent Care	16,917	40.9%	11/1/2015	Corner Bakery
38	Shodeen Portfolio	LIG I			N	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	LIG I			N	Mill Creek Market	3,016	7.1%	11/30/2016	Dr. Skidmore
38.02	One River	LIG I			N	Foote Law Office	5,432	24.0%	3/31/2018	Anytime Fitness
38.03	Dodson 1	LIG I			N	Front Street Cantina	3,917	46.3%	6/30/2018	The Spice House
38.04	Randall 2	LIG I			N	Taco Fresco	2,000	26.8%	9/30/2016	The UPS Store
38.05	Republic Building	LIG I			N	Shodeen Group, LLC	6,053	50.0%	1/31/2024	Shodeen Homes, LLC
38.06	Focas Building	LIG I			N	FOCAS, Inc.	5,137	70.5%	2/28/2015	Streetstyle, Inc.
39	Spirit Grocer Portfolio I	WFB			N	Various	Various	Various	Various
39.01	Albertson’s - Midland	WFB			N	Albertson’s LLC	60,477	100.0%	1/31/2019
39.02	Albertson’s - Las Cruces	WFB			N	Albertson’s LLC	40,389	100.0%	1/31/2019

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(13)(14)(15)(28)	Largest Tenant Sq. Ft.(14) (15)(17)	Largest Tenant % of NRA(15)(17)	Largest Tenant Exp. Date(15)(17)	2nd Largest Tenant Name(15)
39.03	Stater Bros Markets - Lancaster	WFB			N	Stater Bros. Markets	43,391	100.0%	2/28/2019
39.04	Bag ’N Save - Omaha	WFB			N	Bag ’N Save, Inc.	66,582	100.0%	12/31/2017
39.05	Albertson’s - Boise	WFB			N	Albertson’s LLC	42,120	100.0%	12/31/2017
40	4S Village Center	RBS			N	Carls Jr. (NEW)	3,900	12.7%	8/31/2034	Yoga Six
41	Rancho Niguel	RBS			N	Lenore Sikorski MD	4,531	15.4%	10/31/2016	Michael Kent MD
42	Stephanie Beltway Plaza	WFB			N	Gold’s Gym	29,727	32.7%	12/31/2017	King Putt Family Fun
43	LA Fitness - West Covina	WFB			N	LA Fitness	45,000	100.0%	3/31/2034
44	Holiday Inn Lakewood, CO	RBS	84	48	N
45	Budget Store & Lock Portfolio	LIG I			N
45.01	Bethlehem - Storage	LIG I			N
45.02	Allentown- Storage	LIG I			N
46	914 Hubbard Street	CIIICM			N
47	All Storage Lakeridge	RBS			N
48	Candlewood Suites Indianapolis	Basis	69	53	N
49	Holiday Inn Express - Loveland	LIG I	102	73	N
50	Radisson Hotel - Baton Rouge	LIG I	72	42	N
51	Bay Area Self Storage	WFB			N
52	The Atriums at Somerset Bldgs P&Q	Basis			N
53	Comfort Suites - O’Hare	RBS	70	38	N
54	Sayles Place Apts	Basis			N
55	PG County Commercial & Tech Park	WFB			N	Behe Performance, Inc.	8,916	6.1%	2/28/2022	Ultimate Car Style & Performance
56	Dunwoody Plaza	RBS			N	Dentistry for Children	14,236	28.0%	5/31/2024	Dunwoody Pediatric
57	SecurLock Parker	LIG I			N
58	Century Plaza	RBS			N	Clark,Campbell,Lancaster&Munson,PA	10,421	14.1%	3/31/2015	RealCo Prop.(Century Realty Funds)
59	159 Madison Owners Corp.	NCB, FSB			NAP
60	Parkglenn Self Storage	CIIICM			N
61	Fremont City Sports Club	WFB			N	Fitness International, LLC	45,000	100.0%	4/30/2028
62	Highland Hills Estates	WFB			N
63	Oaktree Estates MHC	CIIICM			N
64	450 North McClintock	Basis			N	CLF of Arizona LLC	47,850	51.4%	12/31/2023	Southwest Bakery Operations Group, LLC
65	Cruz Alta Plaza	LIG I			N	Albertson’s	52,107	41.2%	5/31/2015	Beall’s Department Store
66	CubeSmart - Sonoma	WFB			N
67	Security Public Storage - San Ramon	WFB			N
68	Oates Park Shopping Center	RBS			N	Minyard	34,517	54.3%	1/31/2018	Family Dollar
69	Irving Shopping Center	RBS			N	Bravo Ranch Market	23,100	58.0%	9/30/2019	Family Dollar
70	Ridgewood MHC	CIIICM			N
71	Water’s Edge MHC	WFB			N
72	Oak Park Apartments	CIIICM			N
73	Del Papa MHC	CIIICM			Y
74	Salinas Self Storage	WFB			N
75	325 East 72nd Street, Inc.	NCB, FSB			NAP
76	NB Owners Corp.	NCB, FSB			NAP
77	17211 North Freeway	CIIICM			N	Floor & Décor Outlets of America, Inc.	109,000	100.0%	11/30/2022
78	280 Station	CIIICM			N	Studio 21 Salon	3,500	14.2%	6/30/2015	Vintage Wine Shop
79	Uncle Bob’s Self Storage - Curry Ford	WFB			N
80	Hillcrest & Chiesa MHCs	CIIICM			N
80.01	Chiesa Estates MHC	CIIICM			N
80.02	Hillcrest MHC	CIIICM			N
81	Pinehurst Apartments	WFB			N
82	Las Brisas MHC	CIIICM			N
83	People’s Mini Storage	CIIICM			N
84	Montierra Apartments	CIIICM			N
85	Holiday Air	Basis			N
86	Abbott Self Storage North	WFB			N
87	HBO Self Storage	CIIICM			N
88	Capitol House Tenants Corp.	NCB, FSB			NAP
89	168-176 East 88th Street Corporation	NCB, FSB			NAP
90	Western View	Basis			N
91	Pennington Place Apartments	WFB			N
92	Gracious Estates MHC	CIIICM			N
93	Seven Oaks	CIIICM			N
94	Orange Avenue Self Storage	CIIICM			N
95	2866 Marion Avenue Owners, Inc.	NCB, FSB			NAP
96	Montgomery Crossing	WFB			N	ARTICLES	2,708	12.3%	7/31/2015	Form Cove Mfg Co, Inc.
97	Live Oak MHC	CIIICM			N
98	Western Wagon Mobile Home Park	WFB			N
99	231 Park Place Owners Corp.	NCB, FSB			NAP

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	2nd Largest Tenant Sq. Ft.(15)	2nd Largest Tenant % of NRA(15)	2nd Largest Tenant Exp. Date(15)	3rd Largest Tenant Name(15)	3rd Largest Tenant Sq. Ft.(15)	3rd Largest Tenant % of NRA(15)	3rd Largest Tenant Exp. Date(15)	4th Largest Tenant Name(14)(15)
1	Renaissance Chicago Downtown	WFB
2	Life Time Fitness Portfolio	WFB
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	17,808	9.9%	12/31/2021	Walgreen Co.	13,650	7.6%	9/16/2079	Fitness 19
5	Waltonwood Cary Parkway	Basis
6	Brunswick Square	RBS	24,833	8.5%	7/31/2019	Old Navy	15,856	5.4%	MTM	Forever 21
7	Prada Waikiki	WFB
8	Charlottesville Apartment Portfolio	WFB
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	11,600	8.9%	2/28/2021	Daiso California, LLC	7,354	5.6%	12/31/2018	B&H Education (Marinello School of Beauty)
10	Waltonwood at Lakeside	Basis
11	Seven Hills Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Building I	LIG I	7,500	16.4%	1/14/2023	LV Radiology and LV cardiology	7,500	16.4%	2/28/2023	Sibel Foot, Ankle & Prosthetics
11.02	Building III	LIG I
11.03	Building II	LIG I	5,000	22.0%	12/31/2023	Optic Gallery	3,534	15.5%	9/17/2022	Vegas Voice Institute
12	Shadelands Self-Storage	RBS
13	Residence Inn Houston - Katy Mills	RBS
14	Springhill Suites Birmingham	Basis
15	Alcoa Exchange	RBS	15,000	11.2%	10/31/2016	Petco	13,750	10.2%	12/31/2018	Shoe Carnival
16	Hampton Inn - Key Largo	WFB
17	51st/52nd St. Tenants Corp.	NCB, FSB
18	Concourse Village	WFB	30,000	22.2%	1/31/2018	Office Depot	19,125	14.2%	3/31/2018	Shoe Carnival
19	WP Carey Extra Space Florida Portfolio	WFB
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	21,687	14.4%	4/30/2019	Harbor Freight Tools Inc	12,885	8.6%	11/30/2018	Dollar Tree Stores, Inc.
21	Stanford Bridge	RBS	13,250	10.0%	8/31/2020	Eileen Fisher, Inc.	12,000	9.0%	10/31/2018	Market Vision Studios
22	Hotel Mazarin	WFB
23	Madison West Homewood Suites	LIG I
24	Biltmore Apartments	CIIICM
25	Sashabaw Meadows MHC	CIIICM
26	Madison West Hampton Inn & Suites	LIG I
27	Washington Apartment Portfolio	LIG I
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	Various	Various	Various	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	LIG I	7,000	13.6%	1/31/2022	West Marine	4,933	9.6%	12/31/2016	Hallmark
29.02	Grand Haven Shopping Center	LIG I	8,178	20.2%	9/20/2018	O’Reilly Automotive	6,716	16.6%	1/17/2027	Plainfield Floral
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	80,504	20.5%	12/31/2017	SCBT (Landis Logistics)	78,665	20.1%	6/30/2018	Ethosource
31	Holiday Inn - Houma, LA	LIG I
32	Holiday Inn Express & Suites - LaPlace	LIG I
33	Boise Spectrum	RBS	9,892	5.8%	12/31/2014	Toni&Guys Beauty Academy	9,734	5.7%	1/31/2024	On the Border (ground lease)
34	Holiday Inn & Suites Williamsburg	RBS
35	Crescent Square	WFB	8,500	16.3%	8/30/2016	Cathay Bank	3,121	6.0%	7/31/2015	Kalesa Restaurant
36	Woodbridge Self Storage	RBS
37	Center at Kirby	LIG I	4,225	10.2%	11/30/2018	Dowling Music	3,540	8.6%	5/15/2014	Krav Maga
38	Shodeen Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	LIG I	1,384	3.3%	6/30/2023	Mill Creek Cleaners	1,310	3.1%	8/31/2016	EllenBe Salon
38.02	One River	LIG I	5,191	22.9%	3/31/2015	Morgan Stanley	4,500	19.9%	5/31/2015	AAA
38.03	Dodson 1	LIG I	2,820	33.3%	5/31/2015	Burning Leaf Cigars	1,721	20.3%	5/31/2018
38.04	Randall 2	LIG I	1,400	18.8%	11/30/2017	Scottrade	1,269	17.0%	2/28/2015	Fox Valley Mathmatics, LLC
38.05	Republic Building	LIG I	3,027	25.0%	1/31/2024	Shodeen Construction Company, LLC	3,027	25.0%	1/31/2024
38.06	Focas Building	LIG I	2,152	29.5%	8/31/2020
39	Spirit Grocer Portfolio I	WFB
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	2nd Largest Tenant Sq. Ft.(15)	2nd Largest Tenant % of NRA(15)	2nd Largest Tenant Exp. Date(15)	3rd Largest Tenant Name(15)	3rd Largest Tenant Sq. Ft.(15)	3rd Largest Tenant % of NRA(15)	3rd Largest Tenant Exp. Date(15)	4th Largest Tenant Name(14)(15)
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	3,663	12.0%	5/31/2018	4S Ranch Gas dba Shell (ground lease)	3,380	11.0%	1/31/2023	Bruce Barnes DVM
41	Rancho Niguel	RBS	3,508	11.9%	10/31/2015	Edward A. Wagner MD	3,085	10.5%	12/31/2020	Coastal Kids INC
42	Stephanie Beltway Plaza	WFB	14,859	16.3%	7/1/2017	McGhie’s	11,619	12.8%	4/30/2023	Lumber Liquidators
43	LA Fitness - West Covina	WFB
44	Holiday Inn Lakewood, CO	RBS
45	Budget Store & Lock Portfolio	LIG I
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM
47	All Storage Lakeridge	RBS
48	Candlewood Suites Indianapolis	Basis
49	Holiday Inn Express - Loveland	LIG I
50	Radisson Hotel - Baton Rouge	LIG I
51	Bay Area Self Storage	WFB
52	The Atriums at Somerset Bldgs P&Q	Basis
53	Comfort Suites - O’Hare	RBS
54	Sayles Place Apts	Basis
55	PG County Commercial & Tech Park	WFB	7,290	5.0%	2/28/2016	Baltimore Lithotripsy Associates, LLC	6,400	4.4%	5/31/2014	Peet’s Coffee
56	Dunwoody Plaza	RBS	10,000	19.7%	12/31/2021	JK Beverage	5,663	11.1%	1/31/2022	El Azteca
57	SecurLock Parker	LIG I
58	Century Plaza	RBS	9,718	13.1%	11/30/2015	People Technology	9,500	12.8%	4/30/2017	Saddle Creek Transporation Services
59	159 Madison Owners Corp.	NCB, FSB
60	Parkglenn Self Storage	CIIICM
61	Fremont City Sports Club	WFB
62	Highland Hills Estates	WFB
63	Oaktree Estates MHC	CIIICM
64	450 North McClintock	Basis	25,000	26.9%	2/28/2022	KRN Aviation	15,200	16.3%	4/30/2016	First Cup, LLC
65	Cruz Alta Plaza	LIG I	14,000	11.1%	1/31/2020	Family Dollar	9,451	7.5%	12/31/2018	Taos Lifestyle
66	CubeSmart - Sonoma	WFB
67	Security Public Storage - San Ramon	WFB
68	Oates Park Shopping Center	RBS	8,270	13.0%	12/31/2018	Sarah’s Beauty Supply	4,550	7.2%	1/31/2018	Express Wash Sub
69	Irving Shopping Center	RBS	7,500	18.8%	12/31/2017	American Transfers	1,650	4.1%	10/31/2014	A&P Car Wash
70	Ridgewood MHC	CIIICM
71	Water’s Edge MHC	WFB
72	Oak Park Apartments	CIIICM
73	Del Papa MHC	CIIICM
74	Salinas Self Storage	WFB
75	325 East 72nd Street, Inc.	NCB, FSB
76	NB Owners Corp.	NCB, FSB
77	17211 North Freeway	CIIICM
78	280 Station	CIIICM	3,456	14.0%	10/31/2018	Wild Bird Center of America	2,400	9.7%	12/31/2015	Express Employment Professionals
79	Uncle Bob’s Self Storage - Curry Ford	WFB
80	Hillcrest & Chiesa MHCs	CIIICM
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB
82	Las Brisas MHC	CIIICM
83	People’s Mini Storage	CIIICM
84	Montierra Apartments	CIIICM
85	Holiday Air	Basis
86	Abbott Self Storage North	WFB
87	HBO Self Storage	CIIICM
88	Capitol House Tenants Corp.	NCB, FSB
89	168-176 East 88th Street Corporation	NCB, FSB
90	Western View	Basis
91	Pennington Place Apartments	WFB
92	Gracious Estates MHC	CIIICM
93	Seven Oaks	CIIICM
94	Orange Avenue Self Storage	CIIICM
95	2866 Marion Avenue Owners, Inc.	NCB, FSB
96	Montgomery Crossing	WFB	2,582	11.7%	9/30/2017	Figments Tea Shoppe	2,263	10.3%	6/30/2017	Bond Paint Co.
97	Live Oak MHC	CIIICM
98	Western Wagon Mobile Home Park	WFB
99	231 Park Place Owners Corp.	NCB, FSB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	4th Largest Tenant Sq. Ft.(15)	4th Largest Tenant % of NRA(15)	4th Largest Tenant Exp. Date(15)	5th Largest Tenant Name(15)	5th Largest Tenant Sq. Ft.(15)	5th Largest Tenant % of NRA (15)	5th Largest Tenant Exp. Date(15)
1	Renaissance Chicago Downtown	WFB
2	Life Time Fitness Portfolio	WFB
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	7,008	3.9%	4/30/2017	Bogart’s Bone Appetit	6,004	3.3%	11/30/2016
5	Waltonwood Cary Parkway	Basis
6	Brunswick Square	RBS	12,508	4.3%	1/31/2020	Against All Odds	10,594	3.6%	8/31/2015
7	Prada Waikiki	WFB
8	Charlottesville Apartment Portfolio	WFB
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	7,328	5.6%	5/31/2020	Honeybee Food Corporation	7,120	5.5%	6/30/2020
10	Waltonwood at Lakeside	Basis
11	Seven Hills Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various
11.01	Building I	LIG I	6,850	15.0%	7/26/2022	Matt Smith Physical Therapy	4,393	9.6%	7/26/2017
11.02	Building III	LIG I
11.03	Building II	LIG I	2,493	11.0%	12/22/2017	Titanium Construction	2,000	8.8%	1/31/2023
12	Shadelands Self-Storage	RBS
13	Residence Inn Houston - Katy Mills	RBS
14	Springhill Suites Birmingham	Basis
15	Alcoa Exchange	RBS	7,500	5.6%	8/31/2016	Kirkland’s	6,500	4.8%	1/31/2017
16	Hampton Inn - Key Largo	WFB
17	51st/52nd St. Tenants Corp.	NCB, FSB
18	Concourse Village	WFB	10,000	7.4%	2/28/2018	Tires Plus	4,750	3.5%	8/31/2019
19	WP Carey Extra Space Florida Portfolio	WFB
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	9,738	6.5%	5/31/2019	Tuesday Morning, Inc	8,000	5.3%	7/15/2018
21	Stanford Bridge	RBS	9,000	6.8%	6/30/2016	House Party, Inc.	7,000	5.3%	3/31/2020
22	Hotel Mazarin	WFB
23	Madison West Homewood Suites	LIG I
24	Biltmore Apartments	CIIICM
25	Sashabaw Meadows MHC	CIIICM
26	Madison West Hampton Inn & Suites	LIG I
27	Washington Apartment Portfolio	LIG I
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	Various	Various	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	LIG I	3,988	7.8%	2/29/2016	Don Luis Mexican Grill	3,300	6.4%	5/31/2017
29.02	Grand Haven Shopping Center	LIG I	2,452	6.1%	9/30/2017	Shoreline Pizza Inc.	1,744	4.3%	2/17/2018
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	44,927	11.5%	6/30/2016	IFS Industries	34,456	8.8%	2/28/2019
31	Holiday Inn - Houma, LA	LIG I
32	Holiday Inn Express & Suites - LaPlace	LIG I
33	Boise Spectrum	RBS	8,000	4.7%	12/31/2014	Legends Sport Pub	7,465	4.4%	11/30/2016
34	Holiday Inn & Suites Williamsburg	RBS
35	Crescent Square	WFB	3,076	5.9%	3/31/2017	Happy 8 Healthy Center, Inc.	2,721	5.2%	9/30/2014
36	Woodbridge Self Storage	RBS
37	Center at Kirby	LIG I	2,955	7.1%	2/1/2019	Day Spa	2,952	7.1%	2/23/2019
38	Shodeen Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	LIG I	856	2.0%	7/31/2018	Mill Creek Leasing Office	714	1.7%	3/31/2014
38.02	One River	LIG I	2,410	10.7%	3/31/2014	Summers Commercial Realty	2,335	10.3%	6/30/2014
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I	956	12.8%	1/31/2018
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	4th Largest Tenant Sq. Ft.(15)	4th Largest Tenant % of NRA(15)	4th Largest Tenant Exp. Date(15)	5th Largest Tenant Name(15)	5th Largest Tenant Sq. Ft.(15)	5th Largest Tenant % of NRA (15)	5th Largest Tenant Exp. Date(15)
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	2,760	9.0%	1/31/2022	Los Primos Mexican	1,645	5.4%	5/31/2017
41	Rancho Niguel	RBS	2,123	7.2%	3/31/2016	Simonmed Imaging	1,985	6.8%	12/31/2015
42	Stephanie Beltway Plaza	WFB	5,541	6.1%	10/15/2017	Gimme Some Sugar, LLC	3,391	3.7%	Multiple Leases -- 1,972 square feet expiring 10/22/2016; 1,419 square feet expiring 12/31/2017
43	LA Fitness - West Covina	WFB
44	Holiday Inn Lakewood, CO	RBS
45	Budget Store & Lock Portfolio	LIG I
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM
47	All Storage Lakeridge	RBS
48	Candlewood Suites Indianapolis	Basis
49	Holiday Inn Express - Loveland	LIG I
50	Radisson Hotel - Baton Rouge	LIG I
51	Bay Area Self Storage	WFB
52	The Atriums at Somerset Bldgs P&Q	Basis
53	Comfort Suites - O’Hare	RBS
54	Sayles Place Apts	Basis
55	PG County Commercial & Tech Park	WFB	6,400	4.4%	12/31/2018	3 Star Foreign Car Repair, Inc.	6,200	4.3%	MTM
56	Dunwoody Plaza	RBS	4,041	7.9%	3/31/2016	Village Animal Clinic	3,166	6.2%	11/30/2016
57	SecurLock Parker	LIG I
58	Century Plaza	RBS	7,030	9.5%	8/31/2016	Abel A Putnam	5,646	7.6%	9/30/2016
59	159 Madison Owners Corp.	NCB, FSB
60	Parkglenn Self Storage	CIIICM
61	Fremont City Sports Club	WFB
62	Highland Hills Estates	WFB
63	Oaktree Estates MHC	CIIICM
64	450 North McClintock	Basis	5,000	5.4%	4/30/2017
65	Cruz Alta Plaza	LIG I	8,000	6.3%	7/31/2022	Taos Tack & Supply	5,000	4.0%	11/30/2021
66	CubeSmart - Sonoma	WFB
67	Security Public Storage - San Ramon	WFB
68	Oates Park Shopping Center	RBS	3,900	6.1%	11/30/2019	Clean Dental	3,900	6.1%	4/30/2021
69	Irving Shopping Center	RBS	1,500	3.8%	7/31/2014	Discoteca Video	1,100	2.8%	6/30/2018
70	Ridgewood MHC	CIIICM
71	Water’s Edge MHC	WFB
72	Oak Park Apartments	CIIICM
73	Del Papa MHC	CIIICM
74	Salinas Self Storage	WFB
75	325 East 72nd Street, Inc.	NCB, FSB
76	NB Owners Corp.	NCB, FSB
77	17211 North Freeway	CIIICM
78	280 Station	CIIICM	2,269	9.2%	8/31/2017	Budget Car Rental	2,050	8.3%	12/31/2016
79	Uncle Bob’s Self Storage - Curry Ford	WFB
80	Hillcrest & Chiesa MHCs	CIIICM
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB
82	Las Brisas MHC	CIIICM
83	People’s Mini Storage	CIIICM
84	Montierra Apartments	CIIICM
85	Holiday Air	Basis
86	Abbott Self Storage North	WFB
87	HBO Self Storage	CIIICM
88	Capitol House Tenants Corp.	NCB, FSB
89	168-176 East 88th Street Corporation	NCB, FSB
90	Western View	Basis
91	Pennington Place Apartments	WFB
92	Gracious Estates MHC	CIIICM
93	Seven Oaks	CIIICM
94	Orange Avenue Self Storage	CIIICM
95	2866 Marion Avenue Owners, Inc.	NCB, FSB
96	Montgomery Crossing	WFB	2,245	10.2%	7/31/2018	Picaflor Day Spa	1,946	8.8%	8/31/2018
97	Live Oak MHC	CIIICM
98	Western Wagon Mobile Home Park	WFB
99	231 Park Place Owners Corp.	NCB, FSB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)
1	Renaissance Chicago Downtown	WFB	12/2/2013	11/1/2013				N	Y	Acquisition	1,301,722	1,588,159	264,693
2	Life Time Fitness Portfolio	WFB	12/9/2013	Various				N	Y	Refinance	0	0	Springing
2.01	Life Time Fitness - Gilbert	WFB	12/9/2013	12/9/2013				N	Y
2.02	Life Time Fitness - Orland Park	WFB	12/9/2013	12/9/2013				N	Y
2.03	Life Time Fitness - Centreville	WFB	12/9/2013	12/9/2013				N	Y
2.04	Life Time Fitness - South Austin	WFB	12/9/2013	12/6/2013				N	Y
2.05	Life Time Fitness - San Antonio	WFB	12/9/2013	12/9/2013				N	Y
3	Nordic Cold Storage Portfolio	RBS	Various	Various				N	Y	Acquisition	1,072,783	0	Springing
3.01	Nordic - Savannah GA	RBS	1/21/2014	11/18/2013				N	Y
3.02	Nordic - Benson	RBS	1/21/2014	11/18/2013				N	Y
3.03	Nordic - Lumberton	RBS	1/21/2014	11/19/2013				N	Y
3.04	Nordic - Oxford AL	RBS	1/20/2014	11/18/2013				N	Y
3.05	Nordic - Charlotte	RBS	1/20/2014	11/18/2013				N	Y
3.06	Nordic - Goldsboro	RBS	1/21/2014	11/18/2013				N	Y
3.07	Nordic - Forest	RBS	1/21/2014	11/19/2013				N	Y
3.08	Nordic - Hattiesburg	RBS	1/21/2014	11/19/2013				N	Y
4	Southern Highlands Marketplace	LIG I	12/5/2013	12/4/2013				N	Y	Refinance	0	48,659	24,329
5	Waltonwood Cary Parkway	Basis	12/4/2013	11/25/2013				N	Y	Refinance	0	86,039	21,510
6	Brunswick Square	RBS	1/23/2014	1/23/2014				N	Y	Refinance	0	0	Springing
7	Prada Waikiki	WFB	12/13/2013	12/13/2013				N	Y	Refinance	0	0	Springing
8	Charlottesville Apartment Portfolio	WFB	2/21/2014	Various				N	Y	Acquisition	52,000	101,608	25,402
8.01	Wertland Street Properties	WFB	2/21/2014	2/14/2014				N	Y
8.02	10 University Circle	WFB	2/21/2014	1/31/2014				N	Y
8.03	68 University Way	WFB	2/21/2014	1/31/2014				N	Y
8.04	324 John Street	WFB	2/21/2014	2/14/2014				N	Y
9	Euclid Plaza	WFB	1/17/2014	1/17/2014	2/5/2014	12/24/2013	16.0%	N	Y	Refinance	0	160,757	34,100
10	Waltonwood at Lakeside	Basis	12/3/2013	12/2/2013				N	Y	Refinance	0	77,621	15,524
11	Seven Hills Portfolio	LIG I	Various	Various				N	Y	Refinance	46,875	5,067	5,067
11.01	Building I	LIG I	11/5/2013	11/5/2013				N	Y
11.02	Building III	LIG I	12/23/2013	12/23/2013				N	Y
11.03	Building II	LIG I	11/5/2013	11/4/2013				N	Y
12	Shadelands Self-Storage	RBS	1/30/2014	1/30/2014		1/30/2014	11.5%	N	Y	Refinance	0	0	9,633
13	Residence Inn Houston - Katy Mills	RBS	2/19/2014	10/16/2013				N	Y	Refinance	2,813	99,599	33,200
14	Springhill Suites Birmingham	Basis	12/6/2013	12/11/2013				N	Y	Refinance	0	45,691	22,845
15	Alcoa Exchange	RBS	11/12/2013	11/13/2013				N	Y	Acquisition	6,250	74,746	18,686
16	Hampton Inn - Key Largo	WFB	12/12/2013	12/12/2013				N	Y	Refinance	0	31,950	6,390
17	51st/52nd St. Tenants Corp.	NCB, FSB	11/19/2013	11/26/2013				N	Y	Refinance	0	116,054	58,027
18	Concourse Village	WFB	7/31/2013	8/2/2013				N	Y	Refinance	0	0	Springing
19	WP Carey Extra Space Florida Portfolio	WFB	1/3/2014	Various				N	Y	Acquisition	0	0	Springing
19.01	Budget Self Storage	WFB	1/3/2014	1/13/2014				N	Y
19.02	Pleasant Hill Self Storage	WFB	1/3/2014	1/7/2014				N	Y
20	Wedgewood Commons	WFB	7/31/2013	8/2/2013				N	Y	Refinance	0	0	Springing
21	Stanford Bridge	RBS	1/23/2014	1/24/2014				N	Y	Refinance	38,866	139,070	33,729
22	Hotel Mazarin	WFB	12/10/2013	12/12/2013				N	Y	Refinance	0	24,801	8,267
23	Madison West Homewood Suites	LIG I	11/11/2013	11/14/2013				N	Y	Refinance	0	21,647	10,824
24	Biltmore Apartments	CIIICM	12/26/2013	12/26/2013		12/30/2013	21.0%	Y	Y	Refinance	148,563	78,464	19,616
25	Sashabaw Meadows MHC	CIIICM	11/8/2013	11/6/2013				N	Y	Acquisition	32,500	49,072	24,536
26	Madison West Hampton Inn & Suites	LIG I	11/12/2013	11/13/2013				N	Y	Refinance	0	25,610	12,805
27	Washington Apartment Portfolio	LIG I	Various	9/19/2013		Various	Various	N	Y	Refinance	700,363	87,062	17,412
27.01	McKinley Terrace	LIG I	9/19/2013	9/19/2013		9/19/2013	8.7%	N	Y
27.02	Meadow Park Garden Court	LIG I	9/20/2013	9/19/2013		9/20/2013	8.0%	N	Y
27.03	Chehalis Manor Apartments	LIG I	9/19/2013	9/19/2013		9/19/2013	5.5%	N	Y
27.04	Kennewick Garden Court Apartments	LIG I	9/19/2013	9/19/2013				N	Y
28	The Village at Carolina Place	LIG I	11/27/2013	11/26/2013				N	Y	Refinance	125,018	23,956	11,978
28.01	The Manor Pineville	LIG I	11/27/2013	11/26/2013				N	Y
28.02	The Dorchester Pineville	LIG I	11/27/2013	11/26/2013				N	Y
29	Devonshire Portfolio #3	LIG I	Various	Various				N	Y	Various	105,950	117,867	19,645
29.01	Beacon Square Shopping Center	LIG I	11/1/2013	11/1/2013				N	Y
29.02	Grand Haven Shopping Center	LIG I	6/25/2013	10/21/2013				N	Y
29.03	Titleist Club Apartments	LIG I	10/28/2013	10/30/2013				N	Y
30	Route 61 Distribution Center	CIIICM	12/18/2013	12/18/2013				N	Y	Acquisition	356,250	90,604	22,651
31	Holiday Inn - Houma, LA	LIG I	11/20/2013	11/21/2013				N	Y	Refinance	0	24,879	6,220
32	Holiday Inn Express & Suites - LaPlace	LIG I	11/20/2013	11/21/2013				N	Y	Refinance	0	6,399	1,600
33	Boise Spectrum	RBS	1/6/2014	1/6/2014				N	Y	Refinance	2,375	155,845	51,948
34	Holiday Inn & Suites Williamsburg	RBS	1/10/2014	1/9/2014				N	Y	Refinance	0	62,000	Springing
35	Crescent Square	WFB	1/7/2014	1/9/2014		1/7/2014	15.0%	N	Y	Refinance	0	15,325	15,325
36	Woodbridge Self Storage	RBS	12/19/2013	12/19/2013		12/19/2013	9.0%	N	Y	Refinance	0	10,184	5,092
37	Center at Kirby	LIG I	11/6/2013	11/6/2013				N	Y	Refinance	0	45,996	22,998
38	Shodeen Portfolio	LIG I	Various	Various	Various			N	Y	Refinance	11,751	157,270	26,212
38.01	The Village at Mill Creek	LIG I	9/3/2013	8/27/2013				N	Y
38.02	One River	LIG I	10/11/2013	10/9/2013				N	Y
38.03	Dodson 1	LIG I	10/10/2013	10/11/2013				N	Y
38.04	Randall 2	LIG I	10/9/2013	10/11/2013				N	Y
38.05	Republic Building	LIG I	10/9/2013	11/11/2013	11/11/2013			N	Y
38.06	Focas Building	LIG I	10/9/2013	10/10/2013				N	Y
39	Spirit Grocer Portfolio I	WFB	Various	11/20/2013				N	Y	Acquisition	0	0	Springing
39.01	Albertson’s - Midland	WFB	11/25/2013	11/20/2013				N	Y
39.02	Albertson’s - Las Cruces	WFB	11/25/2013	11/20/2013				N	Y

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)
39.03	Stater Bros Markets - Lancaster	WFB	12/9/2013	11/20/2013		12/9/2013	13.0%	N	Y
39.04	Bag ’N Save - Omaha	WFB	11/25/2013	11/20/2013				N	Y
39.05	Albertson’s - Boise	WFB	12/3/2013	11/20/2013				N	Y
40	4S Village Center	RBS	12/16/2013	12/16/2013		12/16/2013	5.0%	N	Y	Refinance	0	23,020	11,510
41	Rancho Niguel	RBS	12/20/2013	12/20/2013		12/20/2013	13.0%	N	Y	Refinance	0	5,717	5,717
42	Stephanie Beltway Plaza	WFB	11/7/2013	11/7/2013		11/6/2013	4.0%	N	Y	Refinance	0	0	4,622
43	LA Fitness - West Covina	WFB	12/18/2013	12/18/2013		12/17/2013	11.0%	N	Y	Acquisition	0	0	Springing
44	Holiday Inn Lakewood, CO	RBS	1/2/2014	1/2/2014				N	Y	Refinance	8,750	67,900	16,969
45	Budget Store & Lock Portfolio	LIG I	11/13/2013	11/26/2013				N	Y	Refinance	30,969	91,840	13,120
45.01	Bethlehem - Storage	LIG I	11/13/2013	11/26/2013				N	Y
45.02	Allentown- Storage	LIG I	11/13/2013	11/26/2013				N	Y
46	914 Hubbard Street	CIIICM	1/9/2014	5/1/2013				N	Y	Refinance	33,125	10,395	5,197
47	All Storage Lakeridge	RBS	12/13/2013	12/13/2013				N	Y	Refinance	0	30,611	15,305
48	Candlewood Suites Indianapolis	Basis	1/13/2014	1/14/2014				N	Y	Refinance	44,000	60,280	12,056
49	Holiday Inn Express - Loveland	LIG I	6/17/2013	6/17/2013				N	Y	Refinance	0	119,540	10,867
50	Radisson Hotel - Baton Rouge	LIG I	11/19/2013	11/19/2013				N	Y	Refinance	0	18,594	4,648
51	Bay Area Self Storage	WFB	11/12/2013	11/12/2013		11/12/2013	13.0%	N	Y	Refinance	0	0	11,641
52	The Atriums at Somerset Bldgs P&Q	Basis	1/3/2014	1/3/2014				N	Y	Refinance	10,800	61,789	10,298
53	Comfort Suites - O’Hare	RBS	11/27/2013	11/27/2013				N	Y	Refinance	5,000	239,400	20,061
54	Sayles Place Apts	Basis	2/5/2014	2/5/2014				N	Y	Refinance	5,650	25,238	3,605
55	PG County Commercial & Tech Park	WFB	12/9/2013	12/10/2013				N	Y	Refinance	28,063	80,200	13,367
56	Dunwoody Plaza	RBS	11/5/2013	11/11/2013				N	Y	Acquisition	296,438	32,448	6,490
57	SecurLock Parker	LIG I	11/13/2013	11/14/2013				N	Y	Refinance	0	12,270	6,135
58	Century Plaza	RBS	12/19/2013	12/19/2013				N	Y	Refinance	48,750	35,248	7,050
59	159 Madison Owners Corp.	NCB, FSB	1/6/2014	12/20/2013				N	Y	Refinance	0	0	Springing
60	Parkglenn Self Storage	CIIICM	11/12/2013	11/12/2013				N	Y	Refinance	0	10,667	10,667
61	Fremont City Sports Club	WFB	11/4/2013	11/4/2013		11/4/2013	13.0%	N	Y	Refinance	0	0	Springing
62	Highland Hills Estates	WFB	12/6/2013	12/6/2013				N	Y	Refinance	0	6,712	6,712
63	Oaktree Estates MHC	CIIICM	11/25/2013	11/21/2013				N	Y	Refinance	0	17,789	5,930
64	450 North McClintock	Basis	9/30/2013	10/15/2013				N	Y	Refinance	1,563	18,654	9,327
65	Cruz Alta Plaza	LIG I	11/12/2013	11/11/2013				N	Y	Refinance	19,625	13,705	3,426
66	CubeSmart - Sonoma	WFB	12/2/2013	12/2/2013		12/1/2013	11.0%	N	Y	Refinance	0	28,310	5,662
67	Security Public Storage - San Ramon	WFB	11/8/2013	11/8/2013		11/7/2013	17.0%	N	Y	Refinance	0	0	Springing
68	Oates Park Shopping Center	RBS	12/2/2013	12/2/2013				N	Y	Refinance	0	9,979	4,990
69	Irving Shopping Center	RBS	12/2/2013	12/5/2013				N	Y	Refinance	0	9,330	4,665
70	Ridgewood MHC	CIIICM	11/27/2013	11/26/2013				N	Y	Refinance	0	2,952	1,476
71	Water’s Edge MHC	WFB	11/25/2013	10/31/2013				N	Y	Refinance	60,313	72,782	13,675
72	Oak Park Apartments	CIIICM	12/2/2013	12/2/2013				N	Y	Refinance	52,500	9,414	3,138
73	Del Papa MHC	CIIICM	11/22/2013	11/22/2013				N	Y	Refinance	7,500	2,847	1,423
74	Salinas Self Storage	WFB	11/13/2013	7/22/2013		11/13/2013	5.0%	N	Y	Refinance	0	13,484	3,371
75	325 East 72nd Street, Inc.	NCB, FSB	1/16/2014	1/16/2014				N	Y	Refinance	0	0	Springing
76	NB Owners Corp.	NCB, FSB	11/20/2013	12/4/2013				N	Y	Refinance	0	0	Springing
77	17211 North Freeway	CIIICM	12/3/2013	10/17/2013				N	Y	Refinance	0	18,502	9,251
78	280 Station	CIIICM	8/8/2013	8/8/2013				N	Y	Refinance	81,250	3,357	3,357
79	Uncle Bob’s Self Storage - Curry Ford	WFB	10/2/2013	10/2/2013				N	Y	Acquisition	0	18,018	6,006
80	Hillcrest & Chiesa MHCs	CIIICM	11/25/2013	Various				N	Y	Refinance	0	14,237	4,746
80.01	Chiesa Estates MHC	CIIICM	11/25/2013	11/26/2013				N	Y
80.02	Hillcrest MHC	CIIICM	11/25/2013	11/25/2013				N	Y
81	Pinehurst Apartments	WFB	12/11/2013	12/11/2013				N	Y	Refinance	0	6,811	6,811
82	Las Brisas MHC	CIIICM	11/20/2013	11/20/2013				N	Y	Refinance	1,875	9,333	4,667
83	People’s Mini Storage	CIIICM	1/4/2014	1/6/2014				N	Y	Refinance	97,163	6,665	6,665
84	Montierra Apartments	CIIICM	11/6/2013	11/6/2013				N	Y	Refinance	22,875	14,241	3,560
85	Holiday Air	Basis	1/2/2014	1/3/2014				N	Y	Refinance	3,675	9,860	4,930
86	Abbott Self Storage North	WFB	12/18/2013	12/17/2013				N	Y	Refinance	0	3,741	3,741
87	HBO Self Storage	CIIICM	11/27/2013	12/2/2013				N	Y	Refinance	413,518	3,439	1,146
88	Capitol House Tenants Corp.	NCB, FSB	12/20/2013	12/19/2013				N	Y	Refinance	0	0	Springing
89	168-176 East 88th Street Corporation	NCB, FSB	12/31/2013	12/20/2013				N	Y	Refinance	0	0	Springing
90	Western View	Basis	12/27/2013	1/2/2014				N	Y	Refinance	0	24,547	4,091
91	Pennington Place Apartments	WFB	12/16/2013	12/16/2013				N	Y	Refinance	0	10,320	3,440
92	Gracious Estates MHC	CIIICM	10/21/2013	10/21/2013				N	Y	Acquisition	40,000	13,193	3,298
93	Seven Oaks	CIIICM	7/19/2013	7/19/2013				N	Y	Refinance	1,813	7,269	2,423
94	Orange Avenue Self Storage	CIIICM	11/19/2013	11/19/2013				N	Y	Refinance	93,456	9,583	2,396
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	12/26/2013	12/24/2013				N	Y	Refinance	0	28,650	9,550
96	Montgomery Crossing	WFB	11/11/2013	11/11/2013				N	Y	Refinance	0	0	Springing
97	Live Oak MHC	CIIICM	9/24/2013	9/24/2013				N	Y	Refinance	12,500	5,056	1,685
98	Western Wagon Mobile Home Park	WFB	12/13/2013	12/13/2013		12/10/2013	6.0%	N	Y	Refinance	13,510	3,412	853
99	231 Park Place Owners Corp.	NCB, FSB	1/7/2014	1/6/2014				N	Y	Refinance	0	0	Springing

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	Renaissance Chicago Downtown	WFB	Cash		0	Springing			0
2	Life Time Fitness Portfolio	WFB			0	Springing			0
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS			0	Springing			0
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	Cash		60,358	5,030	Cash		3,140
5	Waltonwood Cary Parkway	Basis	Cash		22,431	Springing	Cash		0
6	Brunswick Square	RBS			0	Springing			0
7	Prada Waikiki	WFB			0	Springing			0
8	Charlottesville Apartment Portfolio	WFB	Cash		5,693	5,693	Cash		0
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	Cash		24,398	4,067	Cash		0
10	Waltonwood at Lakeside	Basis	Cash		19,585	Springing	Cash		0
11	Seven Hills Portfolio	LIG I	Cash		33,292	3,329	Cash		1,910
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	Cash		6,093	1,219	Cash		0
13	Residence Inn Houston - Katy Mills	RBS	Cash		71,200	5,933	Cash		572,310
14	Springhill Suites Birmingham	Basis	Cash		16,787	2,098	Cash		0
15	Alcoa Exchange	RBS	Cash		9,352	3,117	Cash		0
16	Hampton Inn - Key Largo	WFB	Cash		0	Springing			0
17	51st/52nd St. Tenants Corp.	NCB, FSB	Cash		0	Springing			0
18	Concourse Village	WFB			0	Springing			0
19	WP Carey Extra Space Florida Portfolio	WFB			0	Springing			0
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB			0	Springing			0
21	Stanford Bridge	RBS	Cash		77,936	6,495	Cash		2,767
22	Hotel Mazarin	WFB	Cash		0	Springing			0
23	Madison West Homewood Suites	LIG I	Cash		0	Springing			1,239,325
24	Biltmore Apartments	CIIICM	Cash		3,430	3,430	Cash		3,278
25	Sashabaw Meadows MHC	CIIICM	Cash		2,506	1,253	Cash		2,129
26	Madison West Hampton Inn & Suites	LIG I	Cash		0	Springing			1,118,059
27	Washington Apartment Portfolio	LIG I	Cash		40,641	3,695	Cash		1,254,858
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	Cash		5,459	1,820	Cash		4,332
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	Cash		27,232	1,945	Cash		4,357
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	Cash		7,978	7,978	Cash		4,902
31	Holiday Inn - Houma, LA	LIG I	Cash		0	Springing			9,989
32	Holiday Inn Express & Suites - LaPlace	LIG I	Cash		0	Springing			8,004
33	Boise Spectrum	RBS	Cash		31,026	3,447	Cash		2,450
34	Holiday Inn & Suites Williamsburg	RBS	Cash		0	Springing			0
35	Crescent Square	WFB	Cash		0	1,689	Cash		0
36	Woodbridge Self Storage	RBS	Cash		1,760	587	Cash		374
37	Center at Kirby	LIG I	Cash		37,623	4,180	Cash		517
38	Shodeen Portfolio	LIG I	Cash		34,817	2,678	Cash		2,714
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB			0	Springing			0
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	Cash		0	Springing			638
41	Rancho Niguel	RBS	Cash		0	Springing			612
42	Stephanie Beltway Plaza	WFB	Cash		0	Springing			0
43	LA Fitness - West Covina	WFB			0	Springing			0
44	Holiday Inn Lakewood, CO	RBS	Cash		46,676	5,834	Cash		0
45	Budget Store & Lock Portfolio	LIG I	Cash		2,892	964	Cash		1,700
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	Cash		6,881	1,376	Cash		690
47	All Storage Lakeridge	RBS	Cash		16,254	1,354	Cash		0
48	Candlewood Suites Indianapolis	Basis	Cash		7,803	Springing	Cash		0
49	Holiday Inn Express - Loveland	LIG I	Cash		10,024	2,005	Cash		18,000
50	Radisson Hotel - Baton Rouge	LIG I	Cash		0	Springing			8,301
51	Bay Area Self Storage	WFB	Cash		0	Springing			0
52	The Atriums at Somerset Bldgs P&Q	Basis	Cash		17,215	4,304	Cash		0
53	Comfort Suites - O’Hare	RBS	Cash		20,516	3,419	Cash		0
54	Sayles Place Apts	Basis	Cash		21,209	2,357	Cash		0
55	PG County Commercial & Tech Park	WFB	Cash		1,590	1,590	Cash		50,000
56	Dunwoody Plaza	RBS	Cash		4,566	1,142	Cash		0
57	SecurLock Parker	LIG I	Cash		4,856	540	Cash		725
58	Century Plaza	RBS	Cash		30,190	2,516	Cash		320,000
59	159 Madison Owners Corp.	NCB, FSB			0	Springing			0
60	Parkglenn Self Storage	CIIICM	Cash		986	986	Cash		0
61	Fremont City Sports Club	WFB			0	Springing			0
62	Highland Hills Estates	WFB	Cash		0	Springing			0
63	Oaktree Estates MHC	CIIICM	Cash		21,358	2,136	Cash		1,108
64	450 North McClintock	Basis	Cash		5,642	2,821	Cash		0
65	Cruz Alta Plaza	LIG I	Cash		6,030	2,010	Cash		2,750
66	CubeSmart - Sonoma	WFB	Cash		0	Springing			0
67	Security Public Storage - San Ramon	WFB			0	Springing			0
68	Oates Park Shopping Center	RBS	Cash		5,076	1,692	Cash		77,000
69	Irving Shopping Center	RBS	Cash		3,536	1,179	Cash		95,000
70	Ridgewood MHC	CIIICM	Cash		617	206	Cash		404
71	Water’s Edge MHC	WFB	Cash		0	Springing			0
72	Oak Park Apartments	CIIICM	Cash		39,032	4,923	Cash		2,338
73	Del Papa MHC	CIIICM	Cash		2,751	1,376	Cash		742
74	Salinas Self Storage	WFB	Cash		6,323	903	Cash		0
75	325 East 72nd Street, Inc.	NCB, FSB			0	Springing			0
76	NB Owners Corp.	NCB, FSB			0	Springing			0
77	17211 North Freeway	CIIICM	Cash		15,308	1,276	Cash		2,271
78	280 Station	CIIICM	Cash		2,263	377	Cash		536
79	Uncle Bob’s Self Storage - Curry Ford	WFB	Cash		9,091	1,506	Cash		0
80	Hillcrest & Chiesa MHCs	CIIICM	Cash		11,146	929	Cash		563
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	Cash		194	1,948	Cash		0
82	Las Brisas MHC	CIIICM	Cash		15,064	1,255	Cash		454
83	People’s Mini Storage	CIIICM	Cash		9,550	1,061	Cash		899
84	Montierra Apartments	CIIICM	Cash		3,736	3,736	Cash		2,000
85	Holiday Air	Basis	Cash		32,313	4,039	Cash		0
86	Abbott Self Storage North	WFB	Cash		387	387	Cash		0
87	HBO Self Storage	CIIICM	Cash		1,904	1,904	Cash		775
88	Capitol House Tenants Corp.	NCB, FSB			0	Springing			0
89	168-176 East 88th Street Corporation	NCB, FSB			0	Springing			0
90	Western View	Basis	Cash		15,191	1,688	Cash		0
91	Pennington Place Apartments	WFB	Cash		0	1,263	Cash		0
92	Gracious Estates MHC	CIIICM	Cash		1,130	1,130	Cash		839
93	Seven Oaks	CIIICM	Cash		8,583	1,073	Cash		8,584
94	Orange Avenue Self Storage	CIIICM	Cash		3,117	1,559	Cash		898
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	Cash		0	Springing			0
96	Montgomery Crossing	WFB			0	Springing			0
97	Live Oak MHC	CIIICM	Cash		2,559	320	Cash		742
98	Western Wagon Mobile Home Park	WFB	Cash		2,082	520	Cash		0
99	231 Park Place Owners Corp.	NCB, FSB			0	Springing			0

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Monthly Replacement Reserve ($)(16)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)
1	Renaissance Chicago Downtown	WFB	Springing	0			0	0
2	Life Time Fitness Portfolio	WFB	0	0			0	0
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS	Springing	1,000,000			0	Springing
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	3,140	0	Cash		15,000	15,000
5	Waltonwood Cary Parkway	Basis	3,325	0	Cash		0	0
6	Brunswick Square	RBS	Springing	273,600			0	Springing
7	Prada Waikiki	WFB	0	0			0	0
8	Charlottesville Apartment Portfolio	WFB	5,190	0	Cash		0	0
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	2,712	0	Cash		0	10,847
10	Waltonwood at Lakeside	Basis	3,070	0	Cash		0	0
11	Seven Hills Portfolio	LIG I	1,910	68,760	Cash		15,000	15,000
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	1,752	0	Cash		0	0
13	Residence Inn Houston - Katy Mills	RBS	Springing	572,310	Cash		0	0
14	Springhill Suites Birmingham	Basis	Springing	0			0	0
15	Alcoa Exchange	RBS	2,801	0	Cash		0	7,836
16	Hampton Inn - Key Largo	WFB	15,568	0	Cash		0	0
17	51st/52nd St. Tenants Corp.	NCB, FSB	0	0			0	0
18	Concourse Village	WFB	Springing	0			0	0
19	WP Carey Extra Space Florida Portfolio	WFB	Springing	0			0	0
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	Springing	0			150,000	12,500
21	Stanford Bridge	RBS	2,767	0	Cash		11,070	11,070
22	Hotel Mazarin	WFB	22,415	0	Cash		0	0
23	Madison West Homewood Suites	LIG I	The greater of i) $13,034 and ii) 4% of the property’s gross revenue for the month.	0	Cash		0	0
24	Biltmore Apartments	CIIICM	3,278	0	Cash		0	0
25	Sashabaw Meadows MHC	CIIICM	2,129	115,000	Cash		0	0
26	Madison West Hampton Inn & Suites	LIG I	The greater of i) $14,097 and ii) 4% of the property’s gross revenue for the month.	0	Cash		0	0
27	Washington Apartment Portfolio	LIG I	4,858	0	Cash		0	0
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	4,332	0	Cash		0	0
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	4,357	0	Cash		10,250	10,250
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	4,902	0	Cash		133,171	8,171
31	Holiday Inn - Houma, LA	LIG I	9,989	0	Cash		0	0
32	Holiday Inn Express & Suites - LaPlace	LIG I	8,004	0	Cash		0	0
33	Boise Spectrum	RBS	2,450	0	Cash		5,652	5,652
34	Holiday Inn & Suites Williamsburg	RBS	10,628	0	Cash		0	0
35	Crescent Square	WFB	1,321	0	Cash		0	5,368
36	Woodbridge Self Storage	RBS	374	0	Cash		0	0
37	Center at Kirby	LIG I	517	0	Cash		8,333	8,333
38	Shodeen Portfolio	LIG I	2,714	0	Cash		8,250	8,250
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB	Springing	0			0	3,095
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Monthly Replacement Reserve ($)(16)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	638	0	Cash		2,701	2,701
41	Rancho Niguel	RBS	612	0	Cash		3,919	3,919
42	Stephanie Beltway Plaza	WFB	1,517	0	Cash		150,000	5,690
43	LA Fitness - West Covina	WFB	Springing	0			0	0
44	Holiday Inn Lakewood, CO	RBS	17,727	0	Cash		0	0
45	Budget Store & Lock Portfolio	LIG I	1,700	0	Cash		0	0
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	690	0	Cash		0	0
47	All Storage Lakeridge	RBS	1,189	42,818	Cash		0	0
48	Candlewood Suites Indianapolis	Basis	9,970	0	Cash		0	0
49	Holiday Inn Express - Loveland	LIG I	9,000	0	Cash		0	0
50	Radisson Hotel - Baton Rouge	LIG I	8,301	0	Cash		0	0
51	Bay Area Self Storage	WFB	1,192	0	Cash		0	0
52	The Atriums at Somerset Bldgs P&Q	Basis	3,000	0	Cash		0	0
53	Comfort Suites - O’Hare	RBS	11,479	0	Cash		0	0
54	Sayles Place Apts	Basis	1,525	0	Cash		0	0
55	PG County Commercial & Tech Park	WFB	1,819	65,000	Cash		0	4,800
56	Dunwoody Plaza	RBS	1,060	0	Cash		0	4,239
57	SecurLock Parker	LIG I	725	27,000	Cash		0	0
58	Century Plaza	RBS	1,233	0	Cash		160,400	6,250
59	159 Madison Owners Corp.	NCB, FSB	0	0			0	0
60	Parkglenn Self Storage	CIIICM	623	30,000	Cash		0	0
61	Fremont City Sports Club	WFB	0	0			0	0
62	Highland Hills Estates	WFB	Springing	0			0	0
63	Oaktree Estates MHC	CIIICM	1,108	0	Cash		0	0
64	450 North McClintock	Basis	1,551	0	Cash		0	2,620
65	Cruz Alta Plaza	LIG I	2,750	0	Cash		257,000	7,000
66	CubeSmart - Sonoma	WFB	836	30,000	Cash		0	0
67	Security Public Storage - San Ramon	WFB	Springing	0			0	0
68	Oates Park Shopping Center	RBS	1,060	0	Cash		0	3,333
69	Irving Shopping Center	RBS	829	0	Cash		0	2,500
70	Ridgewood MHC	CIIICM	404	0	Cash		0	0
71	Water’s Edge MHC	WFB	Springing	0			0	0
72	Oak Park Apartments	CIIICM	2,338	0	Cash		0	0
73	Del Papa MHC	CIIICM	742	0	Cash		0	0
74	Salinas Self Storage	WFB	914	0	Cash		0	0
75	325 East 72nd Street, Inc.	NCB, FSB	0	0			0	0
76	NB Owners Corp.	NCB, FSB	0	0			0	0
77	17211 North Freeway	CIIICM	2,271	0	Cash		300,000	Springing
78	280 Station	CIIICM	536	19,300	Cash		2,800	2,800
79	Uncle Bob’s Self Storage - Curry Ford	WFB	889	0	Cash		0	0
80	Hillcrest & Chiesa MHCs	CIIICM	563	0	Cash		0	0
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	1,662	0	Cash		0	0
82	Las Brisas MHC	CIIICM	454	0	Cash		0	0
83	People’s Mini Storage	CIIICM	899	0	Cash		0	0
84	Montierra Apartments	CIIICM	2,000	0	Cash		0	0
85	Holiday Air	Basis	2,450	0	Cash		0	0
86	Abbott Self Storage North	WFB	781	0	Cash		0	0
87	HBO Self Storage	CIIICM	775	0	Cash		0	0
88	Capitol House Tenants Corp.	NCB, FSB	0	0			0	0
89	168-176 East 88th Street Corporation	NCB, FSB	0	0			0	0
90	Western View	Basis	2,100	0	Cash		0	0
91	Pennington Place Apartments	WFB	625	30,000	Cash		0	0
92	Gracious Estates MHC	CIIICM	839	0	Cash		0	0
93	Seven Oaks	CIIICM	715	8,584	Cash		0	0
94	Orange Avenue Self Storage	CIIICM	898	0	Cash		0	0
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	0	0			0	0
96	Montgomery Crossing	WFB	Springing	0			0	Springing
97	Live Oak MHC	CIIICM	742	26,700	Cash		0	0
98	Western Wagon Mobile Home Park	WFB	208	0	Cash		0	0
99	231 Park Place Owners Corp.	NCB, FSB	0	0			0	0

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)(14)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	Renaissance Chicago Downtown	WFB	0			0	0			Self Directed PIP Reserve
2	Life Time Fitness Portfolio	WFB	0			0	0
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS	2,000,000			0	0
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	400,000	Cash		0	0			Paul Mitchell TI Reserve
5	Waltonwood Cary Parkway	Basis	0			0	0
6	Brunswick Square	RBS	711,600			0	0
7	Prada Waikiki	WFB	0			0	0
8	Charlottesville Apartment Portfolio	WFB	0			0	0
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	275,000	Cash		0	0
10	Waltonwood at Lakeside	Basis	0			0	0
11	Seven Hills Portfolio	LIG I	500,000	Cash		0	0
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	0			0	0
13	Residence Inn Houston - Katy Mills	RBS	0			0	0
14	Springhill Suites Birmingham	Basis	0			0	0
15	Alcoa Exchange	RBS	0	Cash		0	0			Old Navy Reserve
16	Hampton Inn - Key Largo	WFB	0			0	0			Seasonality Reserve
17	51st/52nd St. Tenants Corp.	NCB, FSB	0			0	0			Collateral Security Agreement for Capital Improvements
18	Concourse Village	WFB	0			0	0
19	WP Carey Extra Space Florida Portfolio	WFB	0			0	0
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	150,000	Cash		0	0
21	Stanford Bridge	RBS	265,674	Cash		0	0
22	Hotel Mazarin	WFB	0			0	0			Seasonality Reserve
23	Madison West Homewood Suites	LIG I	0			0	0
24	Biltmore Apartments	CIIICM	0			0	0			Retrofit Reserve
25	Sashabaw Meadows MHC	CIIICM	0			0	0			Water Meter Installation Reserve
26	Madison West Hampton Inn & Suites	LIG I	0			0	0
27	Washington Apartment Portfolio	LIG I	0			0	0
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	0			0	0
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	246,000	Cash		0	0
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	500,000	Cash		0	0			Capital and TI/LC Reserve
31	Holiday Inn - Houma, LA	LIG I	0			0	0			Letter of Credit Holdback
32	Holiday Inn Express & Suites - LaPlace	LIG I	0			0	0			Letter of Credit Holdback
33	Boise Spectrum	RBS	0	Cash		0	0			Tony & Guy TILC Reserve
34	Holiday Inn & Suites Williamsburg	RBS	0			0	0			PIP Reserve
35	Crescent Square	WFB	128,833	Cash		0	0			Walgreens Reserve
36	Woodbridge Self Storage	RBS	0			0	0
37	Center at Kirby	LIG I	300,000	Cash		0	0
38	Shodeen Portfolio	LIG I	250,000	Cash		0	0
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB	0	Cash		0	0			Applicable Tenant Reserve
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)(14)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	0	Cash		0	0			Carl’s Jr. Lease Reserve
41	Rancho Niguel	RBS	0	Cash		0	0
42	Stephanie Beltway Plaza	WFB	205,000	Cash		0	0			Gold’s Gym Reserve
43	LA Fitness - West Covina	WFB	0			97,960	0	Cash
44	Holiday Inn Lakewood, CO	RBS	0			0	0			PIP Reserve
45	Budget Store & Lock Portfolio	LIG I	0			0	0
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	0			0	0			Liquidity Reserve
47	All Storage Lakeridge	RBS	0			0	0
48	Candlewood Suites Indianapolis	Basis	0			0	0			Seasonality Reserve
49	Holiday Inn Express - Loveland	LIG I	0			0	0
50	Radisson Hotel - Baton Rouge	LIG I	0			0	0
51	Bay Area Self Storage	WFB	0			0	0
52	The Atriums at Somerset Bldgs P&Q	Basis	0			0	0			Condominium Assessments Reserve
53	Comfort Suites - O’Hare	RBS	0			116,096	0	Cash		PIP Reserve
54	Sayles Place Apts	Basis	0			0	0
55	PG County Commercial & Tech Park	WFB	175,000	Cash		0	0			Rent Reserve
56	Dunwoody Plaza	RBS	150,000	Cash		0	0			Rent Concession Reserve
57	SecurLock Parker	LIG I	0			0	0
58	Century Plaza	RBS	300,000	Cash		0	0			People Tech Reserve
59	159 Madison Owners Corp.	NCB, FSB	0			0	0
60	Parkglenn Self Storage	CIIICM	0			0	0
61	Fremont City Sports Club	WFB	0			0	0
62	Highland Hills Estates	WFB	0			0	0
63	Oaktree Estates MHC	CIIICM	0			0	0
64	450 North McClintock	Basis	100,000	Cash		0	0
65	Cruz Alta Plaza	LIG I	250,000	Cash		0	0
66	CubeSmart - Sonoma	WFB	0			0	0
67	Security Public Storage - San Ramon	WFB	0			0	0
68	Oates Park Shopping Center	RBS	120,000	Cash		0	0
69	Irving Shopping Center	RBS	105,000	Cash		0	0
70	Ridgewood MHC	CIIICM	0			0	0			Electrical Service Reserve
71	Water’s Edge MHC	WFB	0			0	0
72	Oak Park Apartments	CIIICM	0			0	0
73	Del Papa MHC	CIIICM	0			0	0
74	Salinas Self Storage	WFB	0			0	0
75	325 East 72nd Street, Inc.	NCB, FSB	0			0	0
76	NB Owners Corp.	NCB, FSB	0			0	0
77	17211 North Freeway	CIIICM	0	Cash		0	0
78	280 Station	CIIICM	100,800	Cash		0	0
79	Uncle Bob’s Self Storage - Curry Ford	WFB	0			0	0
80	Hillcrest & Chiesa MHCs	CIIICM	0			0	0			Capital Improvement Reserve
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	0			0	0
82	Las Brisas MHC	CIIICM	0			0	0
83	People’s Mini Storage	CIIICM	0			0	0
84	Montierra Apartments	CIIICM	0			0	0
85	Holiday Air	Basis	0			0	0			Roof Repair Reserve
86	Abbott Self Storage North	WFB	0			0	0
87	HBO Self Storage	CIIICM	0			0	0			55 Unit Expansion Deposit
88	Capitol House Tenants Corp.	NCB, FSB	0			0	0
89	168-176 East 88th Street Corporation	NCB, FSB	0			0	0
90	Western View	Basis	0			0	0
91	Pennington Place Apartments	WFB	0			0	0
92	Gracious Estates MHC	CIIICM	0			0	0
93	Seven Oaks	CIIICM	0			0	0			Seasonality Reserve
94	Orange Avenue Self Storage	CIIICM	0			0	0
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	0			0	0			Collateral Security Agreement for Capital Improvements
96	Montgomery Crossing	WFB	0			0	0
97	Live Oak MHC	CIIICM	0			0	0
98	Western Wagon Mobile Home Park	WFB	0			0	0
99	231 Park Place Owners Corp.	NCB, FSB	0			0	0

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I (Initial)(14)	Other Escrow I (Monthly)(18)	Other Escrow I Cap(18)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap
1	Renaissance Chicago Downtown	WFB	17,963,407	0	0	Cash			0	0	0
2	Life Time Fitness Portfolio	WFB	0	0	0				0	0	0
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS	0	0	0				0	0	0
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I	60,270	0	0	Cash			0	0	0
5	Waltonwood Cary Parkway	Basis	0	0	0				0	0	0
6	Brunswick Square	RBS	0	0	0				0	0	0
7	Prada Waikiki	WFB	0	0	0				0	0	0
8	Charlottesville Apartment Portfolio	WFB	0	0	0				0	0	0
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB	0	0	0				0	0	0
10	Waltonwood at Lakeside	Basis	0	0	0				0	0	0
11	Seven Hills Portfolio	LIG I	0	0	0				0	0	0
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS	0	0	0				0	0	0
13	Residence Inn Houston - Katy Mills	RBS	0	0	0				0	0	0
14	Springhill Suites Birmingham	Basis	0	0	0				0	0	0
15	Alcoa Exchange	RBS	189,212	0	0	Cash			0	0	0
16	Hampton Inn - Key Largo	WFB	0	Springing	0			Flood / PIP Reserve	0	Springing	0
17	51st/52nd St. Tenants Corp.	NCB, FSB	250,000	0	0	Cash			0	0	0
18	Concourse Village	WFB	0	0	0				0	0	0
19	WP Carey Extra Space Florida Portfolio	WFB	0	0	0				0	0	0
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB	0	0	0				0	0	0
21	Stanford Bridge	RBS	0	0	0				0	0	0
22	Hotel Mazarin	WFB	339,769	56,628	56,628	Cash			0	0	0
23	Madison West Homewood Suites	LIG I			0				0	0	0
24	Biltmore Apartments	CIIICM	275,000	0	0	Cash			0	0	0
25	Sashabaw Meadows MHC	CIIICM	200,000	0	0	Cash			0	0	0
26	Madison West Hampton Inn & Suites	LIG I			0				0	0	0
27	Washington Apartment Portfolio	LIG I	0	0	0				0	0	0
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I	0	0	0				0	0	0
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I	0	0	0				0	0	0
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM	240,000	0	0	Cash			0	0	0
31	Holiday Inn - Houma, LA	LIG I	250,000		0	Cash		PIP Reserve	0	Springing	0
32	Holiday Inn Express & Suites - LaPlace	LIG I	250,000		0	Cash		PIP Reserve	0	Springing	0
33	Boise Spectrum	RBS	289,963	0	0	Cash			0	0	0
34	Holiday Inn & Suites Williamsburg	RBS	0	Springing	0			Seasonality Reserve	0	Springing	55,000
35	Crescent Square	WFB	0	Springing	0			Tenant Specific Reserve	96,000	0	0
36	Woodbridge Self Storage	RBS	0	0	0				0	0	0
37	Center at Kirby	LIG I	0	0	0				0	0	0
38	Shodeen Portfolio	LIG I	0	0	0				0	0	0
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB	0	Springing	0			Semi Annual Rent Reserve	0	Springing	0
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I (Initial)(14)	Other Escrow I (Monthly)(18)	Other Escrow I Cap(18)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS	1,441,161	0	0	Cash			0	0	0
41	Rancho Niguel	RBS	0	0	0				0	0	0
42	Stephanie Beltway Plaza	WFB	0	Springing	0			PQ Nails and Spa Reserve	28,697	0	0
43	LA Fitness - West Covina	WFB	0	0	0				0	0	0
44	Holiday Inn Lakewood, CO	RBS	2,241,276	Springing	0	Cash		Debt Yield Reserve	200,000	Springing	200,000
45	Budget Store & Lock Portfolio	LIG I	0	0	0				0	0	0
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM	80,000	10,000	100,000	Cash		Special Reserve	85,500	0	0
47	All Storage Lakeridge	RBS	0	0	0				0	0	0
48	Candlewood Suites Indianapolis	Basis	50,000	Springing	50,000	Cash			0	0	0
49	Holiday Inn Express - Loveland	LIG I	0	0	0				0	0	0
50	Radisson Hotel - Baton Rouge	LIG I	0	0	0				0	0	0
51	Bay Area Self Storage	WFB	0	0	0				0	0	0
52	The Atriums at Somerset Bldgs P&Q	Basis	29,863	29,863	0	Cash			0	0	0
53	Comfort Suites - O’Hare	RBS	270,000	0	0	Cash		Franchise Reserve	0	Springing	285,000
54	Sayles Place Apts	Basis	0	0	0				0	0	0
55	PG County Commercial & Tech Park	WFB	162,015	0	0	Cash			0	0	0
56	Dunwoody Plaza	RBS	116,800	0	0	Cash			0	0	0
57	SecurLock Parker	LIG I	0	0	0				0	0	0
58	Century Plaza	RBS	13,459	0	0	Cash			0	0	0
59	159 Madison Owners Corp.	NCB, FSB	0	0	0				0	0	0
60	Parkglenn Self Storage	CIIICM	0	0	0				0	0	0
61	Fremont City Sports Club	WFB	0	0	0				0	0	0
62	Highland Hills Estates	WFB	0	0	0				0	0	0
63	Oaktree Estates MHC	CIIICM	0	0	0				0	0	0
64	450 North McClintock	Basis	0	0	0				0	0	0
65	Cruz Alta Plaza	LIG I	0	0	0				0	0	0
66	CubeSmart - Sonoma	WFB	0	0	0				0	0	0
67	Security Public Storage - San Ramon	WFB	0	0	0				0	0	0
68	Oates Park Shopping Center	RBS	0	0	0				0	0	0
69	Irving Shopping Center	RBS	0	0	0				0	0	0
70	Ridgewood MHC	CIIICM	30,313	0	0	Cash			0	0	0
71	Water’s Edge MHC	WFB	0	0	0				0	0	0
72	Oak Park Apartments	CIIICM	0	0	0				0	0	0
73	Del Papa MHC	CIIICM	0	0	0				0	0	0
74	Salinas Self Storage	WFB	0	0	0				0	0	0
75	325 East 72nd Street, Inc.	NCB, FSB	0	0	0				0	0	0
76	NB Owners Corp.	NCB, FSB	0	0	0				0	0	0
77	17211 North Freeway	CIIICM	0	0	0				0	0	0
78	280 Station	CIIICM	0	0	0				0	0	0
79	Uncle Bob’s Self Storage - Curry Ford	WFB	0	0	0				0	0	0
80	Hillcrest & Chiesa MHCs	CIIICM	111,540	0	0	Cash			0	0	0
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB	0	0	0				0	0	0
82	Las Brisas MHC	CIIICM	0	0	0				0	0	0
83	People’s Mini Storage	CIIICM	0	0	0				0	0	0
84	Montierra Apartments	CIIICM	0	0	0				0	0	0
85	Holiday Air	Basis	0	521	0	Cash			0	0	0
86	Abbott Self Storage North	WFB	0	0	0				0	0	0
87	HBO Self Storage	CIIICM	40,000	0	0	Cash			0	0	0
88	Capitol House Tenants Corp.	NCB, FSB	0	0	0				0	0	0
89	168-176 East 88th Street Corporation	NCB, FSB	0	0	0				0	0	0
90	Western View	Basis	0	0	0				0	0	0
91	Pennington Place Apartments	WFB	0	0	0				0	0	0
92	Gracious Estates MHC	CIIICM	0	0	0				0	0	0
93	Seven Oaks	CIIICM	70,801	0	125,000	Cash			0	0	0
94	Orange Avenue Self Storage	CIIICM	0	0	0				0	0	0
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	50,000	0	0	Cash			0	0	0
96	Montgomery Crossing	WFB	0	0	0				0	0	0
97	Live Oak MHC	CIIICM	0	0	0				0	0	0
98	Western Wagon Mobile Home Park	WFB	0	0	0				0	0	0
99	231 Park Place Owners Corp.	NCB, FSB	0	0	0				0	0	0

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest (19)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox
1	Renaissance Chicago Downtown	WFB				Leasehold	6/30/2087	934,781	Parcel A: Scheduled increases per lease; Parcel B: NAP	Soft/Springing Cash Management
2	Life Time Fitness Portfolio	WFB				Fee				Springing (Without Established Account)
2.01	Life Time Fitness - Gilbert	WFB				Fee
2.02	Life Time Fitness - Orland Park	WFB				Fee
2.03	Life Time Fitness - Centreville	WFB				Fee
2.04	Life Time Fitness - South Austin	WFB				Fee
2.05	Life Time Fitness - San Antonio	WFB				Fee
3	Nordic Cold Storage Portfolio	RBS				Fee				Hard/Springing Cash Management
3.01	Nordic - Savannah GA	RBS				Fee
3.02	Nordic - Benson	RBS				Fee
3.03	Nordic - Lumberton	RBS				Fee
3.04	Nordic - Oxford AL	RBS				Fee
3.05	Nordic - Charlotte	RBS				Fee
3.06	Nordic - Goldsboro	RBS				Fee
3.07	Nordic - Forest	RBS				Fee
3.08	Nordic - Hattiesburg	RBS				Fee
4	Southern Highlands Marketplace	LIG I				Fee				Hard/Springing Cash Management
5	Waltonwood Cary Parkway	Basis				Fee				Springing (With Established Account)
6	Brunswick Square	RBS				Fee				Hard/Springing Cash Management
7	Prada Waikiki	WFB				Fee				Springing (Without Established Account)
8	Charlottesville Apartment Portfolio	WFB				Fee				Springing (Without Established Account)
8.01	Wertland Street Properties	WFB				Fee
8.02	10 University Circle	WFB				Fee
8.03	68 University Way	WFB				Fee
8.04	324 John Street	WFB				Fee
9	Euclid Plaza	WFB				Fee				Soft/Springing Cash Management
10	Waltonwood at Lakeside	Basis				Fee				Springing (With Established Account)
11	Seven Hills Portfolio	LIG I				Fee				Hard/Springing Cash Management
11.01	Building I	LIG I				Fee
11.02	Building III	LIG I				Fee
11.03	Building II	LIG I				Fee
12	Shadelands Self-Storage	RBS				Fee				Hard/Springing Cash Management
13	Residence Inn Houston - Katy Mills	RBS				Fee				Springing (Without Established Account)
14	Springhill Suites Birmingham	Basis				Fee				Hard/Springing Cash Management
15	Alcoa Exchange	RBS				Fee				Hard/Springing Cash Management
16	Hampton Inn - Key Largo	WFB				Fee				Springing (Without Established Account)
17	51st/52nd St. Tenants Corp.	NCB, FSB				Fee				None
18	Concourse Village	WFB				Fee				Springing (Without Established Account)
19	WP Carey Extra Space Florida Portfolio	WFB				Fee				Springing (Without Established Account)
19.01	Budget Self Storage	WFB				Fee
19.02	Pleasant Hill Self Storage	WFB				Fee
20	Wedgewood Commons	WFB				Fee				Springing (Without Established Account)
21	Stanford Bridge	RBS				Fee				Hard/Springing Cash Management
22	Hotel Mazarin	WFB				Fee				Hard/Upfront Cash Management
23	Madison West Homewood Suites	LIG I				Fee				None
24	Biltmore Apartments	CIIICM				Fee				Springing (Without Established Account)
25	Sashabaw Meadows MHC	CIIICM				Fee				Springing (Without Established Account)
26	Madison West Hampton Inn & Suites	LIG I				Fee				None
27	Washington Apartment Portfolio	LIG I				Fee				None
27.01	McKinley Terrace	LIG I				Fee
27.02	Meadow Park Garden Court	LIG I				Fee
27.03	Chehalis Manor Apartments	LIG I				Fee
27.04	Kennewick Garden Court Apartments	LIG I				Fee
28	The Village at Carolina Place	LIG I				Fee				Hard/Springing Cash Management
28.01	The Manor Pineville	LIG I				Fee
28.02	The Dorchester Pineville	LIG I				Fee
29	Devonshire Portfolio #3	LIG I				Fee				Springing (Without Established Account)
29.01	Beacon Square Shopping Center	LIG I				Fee
29.02	Grand Haven Shopping Center	LIG I				Fee
29.03	Titleist Club Apartments	LIG I				Fee
30	Route 61 Distribution Center	CIIICM				Fee				Springing (Without Established Account)
31	Holiday Inn - Houma, LA	LIG I				Fee				Soft/Springing Cash Management
32	Holiday Inn Express & Suites - LaPlace	LIG I				Fee				Soft/Springing Cash Management
33	Boise Spectrum	RBS				Fee				Hard/Springing Cash Management
34	Holiday Inn & Suites Williamsburg	RBS				Fee				Springing (Without Established Account)
35	Crescent Square	WFB	Cash			Fee				Springing (Without Established Account)
36	Woodbridge Self Storage	RBS				Fee				Springing (Without Established Account)
37	Center at Kirby	LIG I				Fee				Hard/Springing Cash Management
38	Shodeen Portfolio	LIG I				Fee				Hard/Springing Cash Management
38.01	The Village at Mill Creek	LIG I				Fee
38.02	One River	LIG I				Fee
38.03	Dodson 1	LIG I				Fee
38.04	Randall 2	LIG I				Fee
38.05	Republic Building	LIG I				Fee
38.06	Focas Building	LIG I				Fee
39	Spirit Grocer Portfolio I	WFB				Fee				Springing (Without Established Account)
39.01	Albertson’s - Midland	WFB				Fee
39.02	Albertson’s - Las Cruces	WFB				Fee

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest (19)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox
39.03	Stater Bros Markets - Lancaster	WFB				Fee
39.04	Bag ’N Save - Omaha	WFB				Fee
39.05	Albertson’s - Boise	WFB				Fee
40	4S Village Center	RBS				Fee				None
41	Rancho Niguel	RBS				Fee				None
42	Stephanie Beltway Plaza	WFB	Cash			Fee				None
43	LA Fitness - West Covina	WFB				Fee				Hard/Upfront Cash Management
44	Holiday Inn Lakewood, CO	RBS	Cash			Fee				None
45	Budget Store & Lock Portfolio	LIG I				Fee				None
45.01	Bethlehem - Storage	LIG I				Fee
45.02	Allentown- Storage	LIG I				Fee
46	914 Hubbard Street	CIIICM	Cash			Fee				Springing (Without Established Account)
47	All Storage Lakeridge	RBS				Fee				Springing (Without Established Account)
48	Candlewood Suites Indianapolis	Basis				Fee				Hard/Springing Cash Management
49	Holiday Inn Express - Loveland	LIG I				Fee				Hard/Springing Cash Management
50	Radisson Hotel - Baton Rouge	LIG I				Fee				Soft/Springing Cash Management
51	Bay Area Self Storage	WFB				Fee				Soft/Springing Cash Management
52	The Atriums at Somerset Bldgs P&Q	Basis				Fee				Springing (With Established Account)
53	Comfort Suites - O’Hare	RBS				Fee				Hard/Springing Cash Management
54	Sayles Place Apts	Basis				Fee				Springing (Without Established Account)
55	PG County Commercial & Tech Park	WFB				Fee				None
56	Dunwoody Plaza	RBS				Fee				Hard/Springing Cash Management
57	SecurLock Parker	LIG I				Fee				None
58	Century Plaza	RBS				Fee				Springing (Without Established Account)
59	159 Madison Owners Corp.	NCB, FSB				Fee				None
60	Parkglenn Self Storage	CIIICM				Fee				Springing (Without Established Account)
61	Fremont City Sports Club	WFB				Fee				Springing (Without Established Account)
62	Highland Hills Estates	WFB				Fee				None
63	Oaktree Estates MHC	CIIICM				Fee				None
64	450 North McClintock	Basis				Fee				Hard/Springing Cash Management
65	Cruz Alta Plaza	LIG I				Fee				Hard/Springing Cash Management
66	CubeSmart - Sonoma	WFB				Fee				None
67	Security Public Storage - San Ramon	WFB				Fee				None
68	Oates Park Shopping Center	RBS				Fee				Soft/Springing Cash Management
69	Irving Shopping Center	RBS				Fee				Soft/Springing Cash Management
70	Ridgewood MHC	CIIICM				Fee				Springing (Without Established Account)
71	Water’s Edge MHC	WFB				Fee				None
72	Oak Park Apartments	CIIICM				Fee				Springing (Without Established Account)
73	Del Papa MHC	CIIICM				Fee				Springing (Without Established Account)
74	Salinas Self Storage	WFB				Fee				None
75	325 East 72nd Street, Inc.	NCB, FSB				Fee				None
76	NB Owners Corp.	NCB, FSB				Fee				None
77	17211 North Freeway	CIIICM				Fee				Springing (Without Established Account)
78	280 Station	CIIICM				Fee				Springing (Without Established Account)
79	Uncle Bob’s Self Storage - Curry Ford	WFB				Fee				None
80	Hillcrest & Chiesa MHCs	CIIICM				Fee				Springing (Without Established Account)
80.01	Chiesa Estates MHC	CIIICM				Fee
80.02	Hillcrest MHC	CIIICM				Fee
81	Pinehurst Apartments	WFB				Fee				None
82	Las Brisas MHC	CIIICM				Fee				Springing (Without Established Account)
83	People’s Mini Storage	CIIICM				Fee				Springing (Without Established Account)
84	Montierra Apartments	CIIICM				Fee				Springing (Without Established Account)
85	Holiday Air	Basis				Fee				Springing (Without Established Account)
86	Abbott Self Storage North	WFB				Fee				Springing (Without Established Account)
87	HBO Self Storage	CIIICM				Fee				Springing (Without Established Account)
88	Capitol House Tenants Corp.	NCB, FSB				Fee				None
89	168-176 East 88th Street Corporation	NCB, FSB				Fee				None
90	Western View	Basis				Fee				Springing (Without Established Account)
91	Pennington Place Apartments	WFB				Fee				None
92	Gracious Estates MHC	CIIICM				Fee				Springing (Without Established Account)
93	Seven Oaks	CIIICM				Fee				Springing (Without Established Account)
94	Orange Avenue Self Storage	CIIICM				Fee				Soft/Springing Cash Management
95	2866 Marion Avenue Owners, Inc.	NCB, FSB				Fee				None
96	Montgomery Crossing	WFB				Fee				None
97	Live Oak MHC	CIIICM				Fee				None
98	Western Wagon Mobile Home Park	WFB				Fee				None
99	231 Park Place Owners Corp.	NCB, FSB				Fee				None

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Whole Loan Cut-off Date Balance(20)(25)	Whole Loan Debt Service(21)(25)	Subordinate Secured Debt Original Balance ($)(22)(25)	Subordinate Secured Debt Cut-off Date Balance(23)(25)	Whole Loan U/W NOI DSCR (x)(9)(21)(25)	Whole Loan U/W NCF DSCR (x)(9)(21)(25)	Whole Loan Cut-off Date LTV Ratio(6)(24)(25)	Whole Loan Cut- off Date U/W NOI Debt Yield(9)(24)(25)	Whole Loan Cut-off Date U/W NCF Debt Yield(9)(24)(25)	Mezzanine Debt Cut-off Date Balance($)(27)
1	Renaissance Chicago Downtown	WFB
2	Life Time Fitness Portfolio	WFB
2.01	Life Time Fitness - Gilbert	WFB
2.02	Life Time Fitness - Orland Park	WFB
2.03	Life Time Fitness - Centreville	WFB
2.04	Life Time Fitness - South Austin	WFB
2.05	Life Time Fitness - San Antonio	WFB
3	Nordic Cold Storage Portfolio	RBS
3.01	Nordic - Savannah GA	RBS
3.02	Nordic - Benson	RBS
3.03	Nordic - Lumberton	RBS
3.04	Nordic - Oxford AL	RBS
3.05	Nordic - Charlotte	RBS
3.06	Nordic - Goldsboro	RBS
3.07	Nordic - Forest	RBS
3.08	Nordic - Hattiesburg	RBS
4	Southern Highlands Marketplace	LIG I
5	Waltonwood Cary Parkway	Basis
6	Brunswick Square	RBS
7	Prada Waikiki	WFB
8	Charlottesville Apartment Portfolio	WFB
8.01	Wertland Street Properties	WFB
8.02	10 University Circle	WFB
8.03	68 University Way	WFB
8.04	324 John Street	WFB
9	Euclid Plaza	WFB
10	Waltonwood at Lakeside	Basis
11	Seven Hills Portfolio	LIG I
11.01	Building I	LIG I
11.02	Building III	LIG I
11.03	Building II	LIG I
12	Shadelands Self-Storage	RBS
13	Residence Inn Houston - Katy Mills	RBS
14	Springhill Suites Birmingham	Basis
15	Alcoa Exchange	RBS
16	Hampton Inn - Key Largo	WFB
17	51st/52nd St. Tenants Corp.	NCB, FSB	16,456,895	81,651.69	1,000,000	0	5.08	5.08	17.0%	30.3%	30.3%
18	Concourse Village	WFB
19	WP Carey Extra Space Florida Portfolio	WFB
19.01	Budget Self Storage	WFB
19.02	Pleasant Hill Self Storage	WFB
20	Wedgewood Commons	WFB
21	Stanford Bridge	RBS
22	Hotel Mazarin	WFB
23	Madison West Homewood Suites	LIG I
24	Biltmore Apartments	CIIICM
25	Sashabaw Meadows MHC	CIIICM
26	Madison West Hampton Inn & Suites	LIG I
27	Washington Apartment Portfolio	LIG I
27.01	McKinley Terrace	LIG I
27.02	Meadow Park Garden Court	LIG I
27.03	Chehalis Manor Apartments	LIG I
27.04	Kennewick Garden Court Apartments	LIG I
28	The Village at Carolina Place	LIG I
28.01	The Manor Pineville	LIG I
28.02	The Dorchester Pineville	LIG I
29	Devonshire Portfolio #3	LIG I
29.01	Beacon Square Shopping Center	LIG I
29.02	Grand Haven Shopping Center	LIG I
29.03	Titleist Club Apartments	LIG I
30	Route 61 Distribution Center	CIIICM
31	Holiday Inn - Houma, LA	LIG I
32	Holiday Inn Express & Suites - LaPlace	LIG I
33	Boise Spectrum	RBS
34	Holiday Inn & Suites Williamsburg	RBS
35	Crescent Square	WFB
36	Woodbridge Self Storage	RBS
37	Center at Kirby	LIG I
38	Shodeen Portfolio	LIG I
38.01	The Village at Mill Creek	LIG I
38.02	One River	LIG I
38.03	Dodson 1	LIG I
38.04	Randall 2	LIG I
38.05	Republic Building	LIG I
38.06	Focas Building	LIG I
39	Spirit Grocer Portfolio I	WFB
39.01	Albertson’s - Midland	WFB
39.02	Albertson’s - Las Cruces	WFB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Whole Loan Cut-off Date Balance(20)(25)	Whole Loan Debt Service(21)(25)	Subordinate Secured Debt Original Balance ($)(22)(25)	Subordinate Secured Debt Cut-off Date Balance(23)(25)	Whole Loan U/W NOI DSCR (x)(9)(21)(25)	Whole Loan U/W NCF DSCR (x)(9)(21)(25)	Whole Loan Cut-off Date LTV Ratio(6)(24)(25)	Whole Loan Cut- off Date U/W NOI Debt Yield(9)(24)(25)	Whole Loan Cut-off Date U/W NCF Debt Yield(9)(24)(25)	Mezzanine Debt Cut-off Date Balance($)(27)
39.03	Stater Bros Markets - Lancaster	WFB
39.04	Bag ’N Save - Omaha	WFB
39.05	Albertson’s - Boise	WFB
40	4S Village Center	RBS
41	Rancho Niguel	RBS
42	Stephanie Beltway Plaza	WFB
43	LA Fitness - West Covina	WFB
44	Holiday Inn Lakewood, CO	RBS
45	Budget Store & Lock Portfolio	LIG I
45.01	Bethlehem - Storage	LIG I
45.02	Allentown- Storage	LIG I
46	914 Hubbard Street	CIIICM
47	All Storage Lakeridge	RBS
48	Candlewood Suites Indianapolis	Basis										900,000
49	Holiday Inn Express - Loveland	LIG I
50	Radisson Hotel - Baton Rouge	LIG I
51	Bay Area Self Storage	WFB
52	The Atriums at Somerset Bldgs P&Q	Basis
53	Comfort Suites - O’Hare	RBS
54	Sayles Place Apts	Basis
55	PG County Commercial & Tech Park	WFB
56	Dunwoody Plaza	RBS
57	SecurLock Parker	LIG I
58	Century Plaza	RBS
59	159 Madison Owners Corp.	NCB, FSB	6,989,780	34,608.59	500,000	0	5.68	5.68	9.5%	33.8%	33.8%
60	Parkglenn Self Storage	CIIICM
61	Fremont City Sports Club	WFB
62	Highland Hills Estates	WFB
63	Oaktree Estates MHC	CIIICM
64	450 North McClintock	Basis
65	Cruz Alta Plaza	LIG I
66	CubeSmart - Sonoma	WFB
67	Security Public Storage - San Ramon	WFB
68	Oates Park Shopping Center	RBS
69	Irving Shopping Center	RBS
70	Ridgewood MHC	CIIICM
71	Water’s Edge MHC	WFB
72	Oak Park Apartments	CIIICM
73	Del Papa MHC	CIIICM
74	Salinas Self Storage	WFB
75	325 East 72nd Street, Inc.	NCB, FSB	3,900,000	18,495.87	500,000	0	8.14	8.14	4.9%	46.3%	46.3%
76	NB Owners Corp.	NCB, FSB	3,847,627	16,788.39	500,000	0	5.04	5.04	15.7%	26.4%	26.4%
77	17211 North Freeway	CIIICM
78	280 Station	CIIICM
79	Uncle Bob’s Self Storage - Curry Ford	WFB
80	Hillcrest & Chiesa MHCs	CIIICM
80.01	Chiesa Estates MHC	CIIICM
80.02	Hillcrest MHC	CIIICM
81	Pinehurst Apartments	WFB
82	Las Brisas MHC	CIIICM
83	People’s Mini Storage	CIIICM
84	Montierra Apartments	CIIICM
85	Holiday Air	Basis										2,383,616
86	Abbott Self Storage North	WFB
87	HBO Self Storage	CIIICM
88	Capitol House Tenants Corp.	NCB, FSB	2,997,541	13,175.83	500,000	0	5.56	5.56	22.9%	29.3%	29.3%
89	168-176 East 88th Street Corporation	NCB, FSB	2,996,087	14,571.80	500,000	0	5.14	5.14	9.4%	30.0%	30.0%
90	Western View	Basis										2,100,000
91	Pennington Place Apartments	WFB
92	Gracious Estates MHC	CIIICM
93	Seven Oaks	CIIICM
94	Orange Avenue Self Storage	CIIICM
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	2,079,442	(A) $9,688.19 (B) $0.00	(A) $400,000.00 (B) $32,098.72	(A) $0.00 (B) $32,098.72	3.11	3.11	26.5%	17.4%	17.4%
96	Montgomery Crossing	WFB
97	Live Oak MHC	CIIICM
98	Western Wagon Mobile Home Park	WFB
99	231 Park Place Owners Corp.	NCB, FSB

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Sponsor(26)	Affiliated Sponsors	Mortgage Loan Number
1	Renaissance Chicago Downtown	WFB	Carey Watermark Investors Incorporated	Y- Group A	1
2	Life Time Fitness Portfolio	WFB	Life Time Fitness, Inc.		2
2.01	Life Time Fitness - Gilbert	WFB			2.01
2.02	Life Time Fitness - Orland Park	WFB			2.02
2.03	Life Time Fitness - Centreville	WFB			2.03
2.04	Life Time Fitness - South Austin	WFB			2.04
2.05	Life Time Fitness - San Antonio	WFB			2.05
3	Nordic Cold Storage Portfolio	RBS	Angelo, Gordon & Company		3
3.01	Nordic - Savannah GA	RBS			3.01
3.02	Nordic - Benson	RBS			3.02
3.03	Nordic - Lumberton	RBS			3.03
3.04	Nordic - Oxford AL	RBS			3.04
3.05	Nordic - Charlotte	RBS			3.05
3.06	Nordic - Goldsboro	RBS			3.06
3.07	Nordic - Forest	RBS			3.07
3.08	Nordic - Hattiesburg	RBS			3.08
4	Southern Highlands Marketplace	LIG I	Garry V. Goett		4
5	Waltonwood Cary Parkway	Basis	Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal	Y- Group B	5
6	Brunswick Square	RBS	Simon Property Group		6
7	Prada Waikiki	WFB	Yoko Kimura; Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust; Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust		7
8	Charlottesville Apartment Portfolio	WFB	Richard T. Spurzem		8
8.01	Wertland Street Properties	WFB			8.01
8.02	10 University Circle	WFB			8.02
8.03	68 University Way	WFB			8.03
8.04	324 John Street	WFB			8.04
9	Euclid Plaza	WFB	David Diamond		9
10	Waltonwood at Lakeside	Basis	Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal	Y- Group B	10
11	Seven Hills Portfolio	LIG I	MVP REIT		11
11.01	Building I	LIG I			11.01
11.02	Building III	LIG I			11.02
11.03	Building II	LIG I			11.03
12	Shadelands Self-Storage	RBS	Mark D. Hall	Y- Group C	12
13	Residence Inn Houston - Katy Mills	RBS	Insignia Hospitality Group, Inc.		13
14	Springhill Suites Birmingham	Basis	John Tampa & Yagnesh Patel		14
15	Alcoa Exchange	RBS	Hall Equities Group	Y- Group C	15
16	Hampton Inn - Key Largo	WFB	Pacifica Hosts, Inc.		16
17	51st/52nd St. Tenants Corp.	NCB, FSB	NAP		17
18	Concourse Village	WFB	Morris Realty Associates LLC; Joseph Morris; Robert Morris	Y- Group E	18
19	WP Carey Extra Space Florida Portfolio	WFB	Corporate Property Associates 18 - Global Incorporated	Y- Group A	19
19.01	Budget Self Storage	WFB		Y- Group A	19.01
19.02	Pleasant Hill Self Storage	WFB		Y- Group A	19.02
20	Wedgewood Commons	WFB	Morris Realty Associates LLC; Joseph Morris; Robert Morris	Y- Group E	20
21	Stanford Bridge	RBS	Charles Flock		21
22	Hotel Mazarin	WFB	Wayne Ducote and Joseph A. Jaeger, Jr.		22
23	Madison West Homewood Suites	LIG I	C.J. Raymond	Y- Group F	23
24	Biltmore Apartments	CIIICM	Raymond Russo and Linda Russo		24
25	Sashabaw Meadows MHC	CIIICM	Gabriel J. Cahill		25
26	Madison West Hampton Inn & Suites	LIG I	C.J. Raymond	Y- Group F	26
27	Washington Apartment Portfolio	LIG I	Larry N. Blake and Michael Healy		27
27.01	McKinley Terrace	LIG I			27.01
27.02	Meadow Park Garden Court	LIG I			27.02
27.03	Chehalis Manor Apartments	LIG I			27.03
27.04	Kennewick Garden Court Apartments	LIG I			27.04
28	The Village at Carolina Place	LIG I	Charles Hodges		28
28.01	The Manor Pineville	LIG I			28.01
28.02	The Dorchester Pineville	LIG I			28.02
29	Devonshire Portfolio #3	LIG I	Devonshire Operating Partnership, LP and Devonshire REIT, Inc.		29
29.01	Beacon Square Shopping Center	LIG I			29.01
29.02	Grand Haven Shopping Center	LIG I			29.02
29.03	Titleist Club Apartments	LIG I			29.03
30	Route 61 Distribution Center	CIIICM	Thomas B. Shell,Jr.		30
31	Holiday Inn - Houma, LA	LIG I	Kishorbhai S. Patel and Jayesh Patel	Y- Group D	31
32	Holiday Inn Express & Suites - LaPlace	LIG I	Kishorbhai S. Patel, Jayesh Patel and Vimal Patel	Y- Group D	32
33	Boise Spectrum	RBS	D. D. Dunlop Companies		33
34	Holiday Inn & Suites Williamsburg	RBS	Hitesh Patel		34
35	Crescent Square	WFB	Roxanne Chang; Myoung Soon Kang		35
36	Woodbridge Self Storage	RBS	CEM Capital		36
37	Center at Kirby	LIG I	Ali Ebrahimi		37
38	Shodeen Portfolio	LIG I	Eric M. Shodeen and Craig A. Shodeen		38
38.01	The Village at Mill Creek	LIG I			38.01
38.02	One River	LIG I			38.02
38.03	Dodson 1	LIG I			38.03
38.04	Randall 2	LIG I			38.04
38.05	Republic Building	LIG I			38.05
38.06	Focas Building	LIG I			38.06
39	Spirit Grocer Portfolio I	WFB	Spirit Realty, L.P.		39
39.01	Albertson’s - Midland	WFB			39.01
39.02	Albertson’s - Las Cruces	WFB			39.02

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Sponsor(26)	Affiliated Sponsors	Mortgage Loan Number
39.03	Stater Bros Markets - Lancaster	WFB			39.03
39.04	Bag ’N Save - Omaha	WFB			39.04
39.05	Albertson’s - Boise	WFB			39.05
40	4S Village Center	RBS	Buie Stoddard Group	Y- Group G	40
41	Rancho Niguel	RBS	Buie Stoddard Group	Y- Group G	41
42	Stephanie Beltway Plaza	WFB	Andrew Tavakoli; Mason Shayan; Babak Mohammadi		42
43	LA Fitness - West Covina	WFB	Arturo Sneider		43
44	Holiday Inn Lakewood, CO	RBS	Granite Hospitality		44
45	Budget Store & Lock Portfolio	LIG I	Mike Moyer & Joe Mooney		45
45.01	Bethlehem - Storage	LIG I			45.01
45.02	Allentown- Storage	LIG I			45.02
46	914 Hubbard Street	CIIICM	Mark R. Fisher		46
47	All Storage Lakeridge	RBS	Jay Schuminsky	Y- Group H	47
48	Candlewood Suites Indianapolis	Basis	Tom Dora, Robert Dora, and McCormack Hotel Group II		48
49	Holiday Inn Express - Loveland	LIG I	Robby Uehran, William G. Albrecht		49
50	Radisson Hotel - Baton Rouge	LIG I	Kishorbhai S. Patel, Jayesh Patel and Jayatilal Patel	Y- Group D	50
51	Bay Area Self Storage	WFB	Derek K. Hunter, Jr. individually and as Trustee of The Hunter 1988 Revocable Trust		51
52	The Atriums at Somerset Bldgs P&Q	Basis	Carole Landa and William W. Landa		52
53	Comfort Suites - O’Hare	RBS	Beechwood Hospitality		53
54	Sayles Place Apts	Basis	Aubrey Carter Nowell		54
55	PG County Commercial & Tech Park	WFB	William L. Walde; Jack Y. Matthews		55
56	Dunwoody Plaza	RBS	Kenneth Levy		56
57	SecurLock Parker	LIG I	Steven Houghton		57
58	Century Plaza	RBS	Century Plaza, LTD		58
59	159 Madison Owners Corp.	NCB, FSB	NAP		59
60	Parkglenn Self Storage	CIIICM	John R. Aronson		60
61	Fremont City Sports Club	WFB	SyWest Holdings LLC		61
62	Highland Hills Estates	WFB	Spencer M. Partrich; Mickey Shapiro		62
63	Oaktree Estates MHC	CIIICM	Granite Oaktree Estates, LLC		63
64	450 North McClintock	Basis	David Gilbert		64
65	Cruz Alta Plaza	LIG I	W. Robert Dyer Jr.		65
66	CubeSmart - Sonoma	WFB	Troy Downing; James F. Stark		66
67	Security Public Storage - San Ramon	WFB	Michael B. Eisler; Michael Orwitz; Michael Bradley Eisler Revocable Trust; Michael Orwitz Living Trust; BACO Realty Corporation		67
68	Oates Park Shopping Center	RBS	Tri-State Commercial Associates	Y- Group H	68
69	Irving Shopping Center	RBS	Tri-State Commercial Associates	Y- Group H	69
70	Ridgewood MHC	CIIICM	Ronald K. Weiss and David F. Gross		70
71	Water’s Edge MHC	WFB	Edward C. Zeman		71
72	Oak Park Apartments	CIIICM	Stephen M. Stewart and Martin J. Ford		72
73	Del Papa MHC	CIIICM	Todd G. Lamb, John W. Harbison, Richard Rainer and Clayton L. McDaniel		73
74	Salinas Self Storage	WFB	R. Michael House; Evan Lillevand; Frank Gerber; Nancy E. Spencer		74
75	325 East 72nd Street, Inc.	NCB, FSB	NAP		75
76	NB Owners Corp.	NCB, FSB	NAP		76
77	17211 North Freeway	CIIICM	Hartman Income REIT, Inc.		77
78	280 Station	CIIICM	Jon Rotenstreich, Gail Bayer, Jeffrey Bayer		78
79	Uncle Bob’s Self Storage - Curry Ford	WFB	Virtus Real Estate Capital Holdings, LP		79
80	Hillcrest & Chiesa MHCs	CIIICM	Paul E. Liechty and Paul S. Liechty		80
80.01	Chiesa Estates MHC	CIIICM			80.01
80.02	Hillcrest MHC	CIIICM			80.02
81	Pinehurst Apartments	WFB	Gary Baxter		81
82	Las Brisas MHC	CIIICM	John W. Hendry		82
83	People’s Mini Storage	CIIICM	Steven T. Fry and Theresa L. Fry		83
84	Montierra Apartments	CIIICM	Afshin “Alan” Soroory		84
85	Holiday Air	Basis	Deane Earl Ross	Y- Group I	85
86	Abbott Self Storage North	WFB	James Gill Stice		86
87	HBO Self Storage	CIIICM	Leeroy A.Eilers		87
88	Capitol House Tenants Corp.	NCB, FSB	NAP		88
89	168-176 East 88th Street Corporation	NCB, FSB	NAP		89
90	Western View	Basis	Deane Earl Ross	Y- Group I	90
91	Pennington Place Apartments	WFB	Greg R. Whitehead		91
92	Gracious Estates MHC	CIIICM	Bo Thorenfeldt		92
93	Seven Oaks	CIIICM	Matthias Baumueller		93
94	Orange Avenue Self Storage	CIIICM	Joseph Ross Hannon and Michael Hannon		94
95	2866 Marion Avenue Owners, Inc.	NCB, FSB	NAP		95
96	Montgomery Crossing	WFB	Richard J. Chew		96
97	Live Oak MHC	CIIICM	Bruce Simon		97
98	Western Wagon Mobile Home Park	WFB	Maurice A. Kaz		98
99	231 Park Place Owners Corp.	NCB, FSB	NAP		99

WFRBS Commercial Mortgage Trust 2014-C19

FOOTNOTES to ANNEX A

See “Annex D: Additional Mortgage Loan Information/Definitions” in the Prospectus Supplement for additional information on all mortgage loans and “Annex B: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”), “LIG I” denotes Liberty Island Group I LLC, “Basis” denotes Basis Real Estate Capital II, LLC, and “CIIICM” denotes C-III Commercial Mortgage LLC. RBSFP was the originator of mortgage loan #12 (Shadelands Self-Storage), mortgage loan #36 (Woodbridge Self Storage), mortgage loan #40 (4S Village Center), and mortgage loan #41 (Rancho Niguel). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable LTV, DSCR, Debt Yields and Cut-off Date Balance per Unit of Measure for each such mortgage loan are based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)
For mortgage loan #24 (Biltmore Apartments), the mortgaged property consists of a six story building with 125 apartment units, a two story building with five apartment units and 3,000 square feet of commercial space, and a one-story single family residence.

For mortgage loan #33 (Boise Spectrum), the Number of Units includes 8,000 square feet of retail space currently occupied by a ground lease tenant.

For mortgage loan #38 (Shodeen Portfolio), the Number of Units includes 11,511 square feet of office space in the One River mortgaged property, and 31 units encompassing 29,252 square feet of multifamily space in the Village at Mill Creek mortgaged property.

For mortgage loan #40 (4S Village Center), the Number of Units includes 3,380 square feet of retail space currently occupied by a ground lease tenant.

(4)
For mortgage loan #6 (Brunswick Square), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $77,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Brunswick Square Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Brunswick Square Loan Combination.

(5)
For mortgage loans #1 (Renaissance Chicago Downtown) and #19 (WP Carey Extra Space Florida Portfolio), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12-month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly P&I Payment following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(6)
For mortgage loan #1 (Renaissance Chicago Downtown), the Appraised Value represents the as-is value assuming the self-directed performance improvement plan, which is expected to be completed by December 2014, has not been completed.  The appraised value assuming the self-directed performance improvement plan has been completed is $163,000,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $163,000,000 appraised value are 55.2% and 51.7%, respectively.

For mortgage loan #22 (Hotel Mazarin), the borrower exchanged a 10% ownership stake in the borrowing entity and historic tax credits arising from the 2012 renovation of the property to a tax credit investor for a capital contribution.  A master lease is in place with the tax credit investor as master tenant, and a borrower-controlled entity as master tenant manager. The master lease must remain in effect through January 1, 2017 to avert any recoupment of the historic tax credits from the tax credit investor by the Internal Revenue Service. The lender has agreed not to terminate the master lease prior to January 1, 2017. Mortgage loan underwriting was based on the underlying performance of the mortgaged property. However, based on the master lease rent payment of $1,350,000 annually, Cut-Off Date UW NOI and NCF Debt Yield are 10.0% and UW NOI and NCF DSCR are 1.56x. The Appraised Value assumes that the master lease tax credit structure will not impact the marketability of the mortgaged property and that a purchaser of the mortgaged property will likely acquire the master tenant manager’s interest as part of the purchase.

For mortgage loan #42 (Stephanie Beltway Plaza), the Appraised Value includes $1,180,000 attributed to two fully improved pad sites available for free release.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, based on the appraised value excluding the pad site, are 59.7% and 49.6%, respectively.

With respect to the mortgage loans secured by residential cooperative properties, the as-is appraised value of each property is the appraised value of such property assuming such property is operated as a residential cooperative.

(7)	The Coop - Rental Value of a residential cooperative property is the appraised value of such property assuming such property is operated as a multifamily rental property.

(8)
Coop - Sponsor Units refers to the number of units owned by the original sponsor responsible for the property’s conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). Coop - Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. Coop - Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated.  Coop - Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

(9)
For mortgage loan #8 (Charlottesville Apartment Portfolio), the U/W Revenues are based on leases signed for the 2014-2015 school year and, excluding the 1029 Wertland and 1115 Wertland Street mortgaged properties, has been 100% leased for over 10 years.  The portfolio is 98% pre-leased for the 2014-2015 school year.  The 1029 Wertland and 1115 Wertland Street mortgaged properties have been 100% leased since their original construction dates.

WFRBS Commercial Mortgage Trust 2014-C19

FOOTNOTES to ANNEX A

For purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the U/W NCF and the U/W NOI for a residential cooperative property are based on the projected net cash flow reflected in an appraisal of such residential cooperative property.  Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow are derived from the appraisal.

(10)
With respect to the residential cooperative mortgage loans, the Occupancy Rate reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Occupancy as-of Date reflects the appraisal valuation date for such loans.

For mortgage loan #93 (Seven Oaks), there are 232 total available pads of which 85 are occupied by annual tenants. The Occupancy Rate reflects annual renters plus transient tenants as of February 4, 2014. Transient tenants may occupy the property for a period ranging from a day to several months. The underwritten occupancy figure was calculated based only on the annual rent paying tenants.

(11)
With respect to the mortgage loans secured by residential cooperative properties, the Coop - Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan (the “Subordinate LOC”), based on the full face amount of the Subordinate LOC.

(12)
The Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown for the mortgage loans secured by residential cooperative properties are “NAP”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

(13)
For mortgage loan #39 (Spirit Grocer Portfolio I), the only tenants at the Stater Bros Markets – Lancaster (43,391 square feet), Bag ‘N Save – Omaha (66,582 square feet) and Albertson’s – Boise (42,120 square feet) mortgaged properties, representing 100% of net rentable square feet at the mortgaged properties, make semi-annual rent payments in arrears.  Semi-annual rent payments have been made through December 2013 for the Bag ‘N Save – Omaha and Albertson’s – Boise mortgaged properties.  Semi-annual rent payments have been made through February 2014 for the Stater Bros Market – Lancaster mortgage property.

(14)
In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting. The tenant leases discussed in this footnote are not intended to be an exclusive list. In particular, the tenant leases mentioned below are generally included only for top five tenants by net rentable square feet.

For mortgage loan #31 (Holiday Inn - Houma, LA) and #32 (Holiday Inn Express & Suites - LaPlace), the Other Escrow 1 will be replaced with a letter of credit within ten days of loan closing.

For mortgage loan #40 (4S Village Center), the largest tenant (3,900 square feet), representing  12.7% of net rentable square feet, has signed a lease which is scheduled to begin no later than September 1, 2014. There is a $1,441,161 reserve representing the gap rent period.

For mortgage loan #43 (LA Fitness – West Covina), the only tenant (45,000 square feet), representing 100% of net rentable square feet, has executed a lease and is in occupancy but is not scheduled to begin paying rent until March 28, 2014.  There is a $97,960 reserve representing the outstanding rent abatement.

For mortgage loan #55 (PG County Commercial & Tech Park), the fourth largest tenant (6,400 square feet), representing 4.4% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The fourth largest tenant is expected to begin paying rent in April 2014. There is a $21,601 reserve representing the gap rent period.

(15)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Southern Highlands Marketplace), the third largest tenant (13,650 square feet), representing 7.6% of net rentable square feet, has the right to terminate its lease as of September 2029, and every five years thereafter, upon providing six months written notice.

For mortgage loan #9 (Euclid Plaza), the largest tenant (36,960 square feet), representing 28.4% of net rentable square feet, may terminate its lease upon providing 12 months written notice between December 31, 2016 and March 1, 2017 and payment of a termination fee equal to $125,000.

For mortgage loan #11 (Seven Hills Portfolio), the second largest tenant (15,926 square feet), representing 13.9% of net rentable square feet, may terminate its lease at any time upon providing 30 days prior written notice in the event funding to the second largest tenant or its divisions, colleges, or departments fails and causes the tenant to no longer be able to fulfill lease obligations. In the event the second largest tenant exercises this right, the second largest tenant must pay all unamortized tenant improvements in excess of $50 per square foot made to the premises and the landlord’s re-leasing costs.

For mortgage loan #18 (Concourse Village), the third largest tenant (19,125 square feet), representing 14.2% of net rentable square feet,  notified the landlord in February 2011 that landlord’s leasing and permitting continued operation of an adjacent restaurant was in breach of the exclusive use and prohibited use covenants of its lease. The landlord’s March 2011 response rejected the third largest tenant’s position, arguing that the lease requires that the third largest tenant shows its ability to conduct its normal business operations is materially adversely affected due to the breach of the covenants.  Upon doing so, rent shall be abated or reduced until the impairment is cured.  The landlord maintains that the third largest tenant has not been adversely affected and the third largest tenant has not pursued this claim, but, in its estoppel provided in connection with the mortgage loan, it did reserve all rights with respect to this claim.

For mortgage loan #30 (Route 61 Distribution Center), the largest tenant (114,550 square feet), representing 29.2% of net rentable square feet, may terminate the lease between April 2018 and November 2018 with nine months notice and a payment of $950,000. The second largest tenant (80,504 square feet), representing 20.5% of net rentable square feet, may terminate its lease on January 1, 2017 with six months notice and payment of $72,424. The fifth largest tenant (34,456 square feet) representing 8.8% of net rentable square feet, may terminate on December 1st of each year of the lease term, with 90 days notice.

For mortgage loan #35 (Crescent Square), the largest tenant (13,905 square feet), representing 26.7% of net rentable square feet, may terminate its lease as of December 31, 2020 and every five years thereafter upon providing six months written notice.

WFRBS Commercial Mortgage Trust 2014-C19

FOOTNOTES to ANNEX A

For mortgage loan #38 (Shodeen Portfolio), the fifth largest tenant (4,500 square feet), representing 6.3% of net rentable square feet, may terminate its lease at any time after May 31, 2014 upon payment of a $4,500 termination fee.

For mortgage loan #96 (Montgomery Crossing), the fourth largest tenant (2,245 square feet), representing 10.2% of net rentable square feet, may terminate its lease at any time after July 31, 2016 upon providing 90 days written notice and payment of all unamortized tenant improvements and leasing commissions.

(16)	For mortgage loan #13 (Residence Inn Houston - Katy Mills), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual rents of the mortgaged property for the previous calendar year.

For mortgage loan #14 (Springhill Suites Birmingham)  the Monthly Replacement Reserve commences on February 1, 2015, and is equal to the greater of (1) 1/12th of 4.0% of the gross income and (2) such amount required by the related Franchisor, to be adjusted annually each January thereafter, but in no event may the Monthly Replacement Reserve be less than $14,417.

For mortgage loan #16 (Hampton Inn – Key Largo), the Monthly Replacement Reserve will be adjusted to an amount equal to 1/12th of an amount equal to 4% of total revenue from the immediately prior 12 months.

For mortgage loan #22 (Hotel Mazarin), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loans #34 (Holiday Inn & Suites Williamsburg) and mortgage loan #53 (Comfort Suites - O’Hare), the Monthly Replacement Reserve will be adjusted to 1/12th of 4% of the annual gross revenues of the property for the previous 12 months.

For mortgage loan #35 (Crescent Square), the Monthly Replacement Reserve will be adjusted to $6,945 from April 2019 through March 2020.  From April 2020 through the end of the loan term, the Monthly Replacement Reserve will be $1,321 subject to a cap of $31,704.

For mortgage loan #44 (Holiday Inn Lakewood, CO), the Monthly Replacement Reserve will be adjusted to 1/12th of 4% of the budgeted rents for the current calendar year.

For mortgage loan #48 (Candlewood Suites Indianapolis) the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related Franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $9,970.

(17)
For mortgage loan #9 (Euclid Plaza), until the largest tenant (36,960 square feet), representing 28.4% of net rentable square feet, enters into a lease extension that terminates at least five years beyond the current lease maturity date on terms and conditions reasonably acceptable to the lender, or an acceptable replacement tenant enters into a lease for at least five years and is paying full unabated rent, the TI/LC reserve can only be used for qualifying leasing expenses incurred in connection with current tenants occupying at least 4,000 square feet (80,939 square feet) or future tenants occupying the current vacant space (5,342 square feet).

(18)
For mortgage loan #22 (Hotel Mazarin), the Other Escrow I (Monthly) amount is not deposited in January, June, July, August, September and December and is only required in the remaining months to the extent that the reserve is less than the Other Escrow I Cap.  In addition, on an annual basis the lender may adjust the Other Escrow I Cap to 125% of the shortfall for the prior 12 months based on annual operating statements from the borrower.

(19)
For mortgage loan #3 (Nordic Cold Storage Portfolio), to obtain certain real estate tax abatements, the borrower’s predecessor-in-interest transferred the fee interest in the Nordic - Savannah, GA mortgaged property to the Savannah Economic Development Agency (“SEDA”).  The SEDA issued to the borrower’s predecessor-in-interest an economic development bond (the “Bond”) and leased the fee interest back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “Ground Lease”) that expires in September 2022.  The rental payments under the Ground Lease and the amounts due to the holder of the Bond are equal, so that for so long as the holder of the Bond and the lessee under the Ground Lease are affiliates, no actual payments are required to be made.  All documents (and rights thereunder) related to the Bond and the Ground Lease were assigned to the borrower in connection with the borrower’s acquisition of the Nordic-Savannah, GA mortgaged property and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio Loan.  For so long as the Ground Lease is in place, the Nordic - Savannah, GA mortgaged property benefits from a real estate tax abatement.  The lender has standard notice and cure rights under the Ground Lease so that it can maintain the tax benefit in the event of a default or an early termination of the Ground Lease.  Upon the expiration of the Ground Lease, the borrower is required to purchase the fee interest from SEDA for $1.00 (plus any related costs and expenses), which such purchase is contemplated under the terms of the Ground Lease.

(20)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance plus the balance of the existing subordinate loan, assuming the existing subordinate loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. See Footnote 25 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(21)
Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Debt Service, Whole Loan UW NOI DSCR and Whole Loan UW NCF DSCR for the mortgage loans secured by residential cooperative properties that have existing subordinate secured debt are calculated assuming (i) that interest on the subordinate secured indebtedness is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of February 14, 2014 and giving effect to any applicable interest rate floor), (ii) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) that the initial interest-only period for such subordinate secured indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. See Footnote 25 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(22)
Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Subordinate Secured Debt Original Balance for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness indicates as if the existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan. See Footnote 25 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(23)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the subordinate secured indebtedness as of February 14, 2014. See Footnote 25 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

WFRBS Commercial Mortgage Trust 2014-C19

FOOTNOTES to ANNEX A

(24)
Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-Off Date U/W NCF Debt Yield for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness are calculated assuming that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. See Footnote 25 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(25)
For mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the property securing such loan is subject to (A) a subordinate line of credit mortgage loan in the amount of $400,000 (the “Subordinate LOC”) and (B) a subordinate wraparound mortgage (the “Wrap Mortgage”) with a stated principal balance of $1,682,099.  The wraparound mortgagee’s “equity” (i.e., principal amount of the Wrap Mortgage as to which the wraparound mortgagee is entitled to payment) is $32,098.72 (such amount, the “Wrap Mortgage Equity Amount”).  Simultaneously with the closing of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, the holder of the Wrap Mortgage (the “Wrap Mortgagee”) entered into an Intercreditor and Subordination Agreement.  For all purposes herein, the Wrap Mortgage is considered to have a principal balance equal to the Wrap Mortgage Equity Amount with no required debt service payments.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance plus the balance of the Subordinate LOC, assuming the Subordinate LOC is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, plus the Wrap Mortgage Equity Amount.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan U/W NOI DSCR, Whole Loan U/W NCF DSCR, and component (A) of Whole Loan Cut-off Debt Service are calculated assuming (i) that interest on the Subordinate LOC is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1 month LIBOR in effect as of February 14, 2014 and giving effect to any applicable interest rate floor), (ii) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (iii) that the initial interest-only period for the Subordinate LOC has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (iv) that no payments are required under the Wrap Mortgage. The Whole Loan Cut-off Debt Service with respect to component (B) is calculated assuming no payments are required under the Wrap Mortgage.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan Cut-Off Date LTV Ratio, Whole Loan Cut-Off Date UW NOI Debt Yield and Whole Loan Cut-Off Date UW NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced, the entire amount thereof is outstanding as of the Cut-off Date, and that the Wrap Mortgage has a principal balance of equal to the Wrap Mortgage Equity Amount.

(26)
With respect to the mortgage loans secured by residential cooperative properties, each property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.

(27)	See “Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement for additional information on the mortgage loans with existing mezzanine and similar indebtedness.

(28)
For mortgage loan #77 (17211 North Freeway), the borrower under the mortgage loan leases the entire mortgaged property to an affiliated entity, which entity in turn leases the entire mortgaged property to a single third party tenant, which is listed as the single tenant.

ANNEX B

TOP FIFTEEN LOAN SUMMARIES

RENAISSANCE CHICAGO DOWNTOWN

RENAISSANCE CHICAGO DOWNTOWN

Lake Michigan
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Melrose Park
Oak Park
Maywood
Elmhurst
CHICAGO
Cicero
Berwyn
Chicago Midway Intl. Airport
Oak Lawn
Orland Park
INDIANA
E. Walton St.
900 North Michigan
E. Delaware Pl.
John Hancock Center
E. Chestnut St.
N. Rush St.
Loyola University Water Tower Campus
Water Tower Place
Museum of Contemporary Art Chicago
E. Pearson St.
Water Tower
E. Chicago Ave.
Lake Shore Drive
CTA RED LINE
Chicago/State
E. Superior St.
Northwestern University Chicago Campus
E. Huron St.
Near North Side
Northwestern Memorial Hospital
E. Erie St.
E. Ontario St.
Gold Coast
E. Ohio St.
E. Grand Ave.
E. Illinois St.
41
CTA BROWN, PURPLE LINES
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
W. Grand Ave.
Grand
The Shops at North Bridge
River East Center
River North
N. Kingsbury St.
N. Franklin St.
W. Illinois St.
W. Hubbard St.
E. Hubbard St.
NBC Tower
Streeterville
N. Columbus Dr.
CHICAGO
E. Kinzie St.
Tribune Tower
E. North Water St.
N. Branch
W. Kinzie St.
Merchandise Mart
Wrigley Building
Merchandise Mart
Chicago River
Trump Intl. Hotel & Tower
Marina City
Chicago River
E. Wacker Dr.
Renaissance Chicago Downtown
1 West Wacker Drive
Chicago, IL 60601
W. Wacker Dr.
333 Wacker Drive
CTA BLUE, GREEN, PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
New East Side
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
W. Randolph St.
Lake/State
Randolph/Wabash
E. Randolph St.
N. Canal St.
METRA COMMUTER RAIL
N. Wacker Dr.
City Hall
Daley Plaza
Chicago Cultural Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
W. Washington St.
Washington/State
Jay Pritzker Pavilion
Washington/Wells
Chicago Loop
Lyric Opera of Chicago
Citigroup Center
W. Madison St.
Madison/Wabash
Cloud Gate
Chase Tower
MILLENNIUM PARK
West Loop
Hyatt Center
W. Monroe St.
CTA LOOP
Monroe/State
E. Monroe St.
Chicago Mercantile Exchange
Chicago Yacht Club
AT&T Corporate Center
W. Adams St.
Willis (Sears) Tower
Quincy/Wells
Adams/Wabash
Art Institute of Chicago
Union Station
UNION STATION
W. Jackson Blvd.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
Chicago Symphony Center
E. Jackson Blvd.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
Chicago Board of Trade
Jackson/State
DePaul Univ. College of Law
W. Van Buren St.
CTA LOOP
VAN BUREN STREET METRA
Lake Shore Drive
Chicago Stock Exchange
LaSalle/Van Buren
CTA BLUE LINE
Library
Robert Morris Univ.
Auditorium Theatre
CTA RED LINE
METRA
Buckingham Fountain
GRANT PARK
CTA BLUE LINE
290
Eisenhower Expwy
LaSalle
E. Congress Pkwy.
W. Harrison St.
LA SALLE ST. METRA

No. 1 – Renaissance Chicago Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$90,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$90,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	8.2%			Size:	553 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$162,749
Borrower Name:	CWI Chicago Hotel, LLC			Year Built/Renovated:	1991/2012
Sponsor(1):	Carey Watermark Investors Incorporated			Title Vesting:	Leasehold
Mortgage Rate:	4.710%			Property Manager:	Renaissance Hotel Operating Company
Note Date:	December 20, 2013			3rd Most Recent Occupancy (As of):	73.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	72.9% (12/31/2011)
Maturity Date:	January 1, 2021			Most Recent Occupancy (As of):	78.0% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of):	78.0% (10/31/2013)
Loan Term (Original):	84 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(54),O(4)			3rd Most Recent NOI (As of):	$9,462,180 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$11,500,400 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of):	$12,210,541 (TTM 10/31/2013)
Additional Debt Type:	NAP
				U/W Revenues:	$49,356,889
				U/W Expenses:	$37,441,478
				U/W NOI:	$11,915,411
				U/W NCF:	$9,941,136
Escrows and Reserves(2):				U/W NOI DSCR:	2.12x
				U/W NCF DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.2%
Taxes	$1,588,159	$264,693	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(3):	$139,000,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 1, 2013
PIP Reserve	$17,963,407	$0	NAP	Cut-off Date LTV Ratio(3):	64.7%
Deferred Maintenance	$1,301,722	$0	NAP	LTV Ratio at Maturity or ARD(3):	60.6%

(1)	The Renaissance Chicago Downtown mortgage loan is related to the loan identified in Annex A as WP Carey Extra Space Florida Portfolio.
(2)	See “Escrows” section.
(3)
The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the property renovation is completed by December 1, 2014.  Based on the “as renovated” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 55.2% and 51.7%, respectively.

The Mortgage Loan.  The mortgage loan (the “Renaissance Chicago Downtown Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in Chicago, Illinois (the “Renaissance Chicago Downtown Property”).  The Renaissance Chicago Downtown Mortgage Loan was originated on December 20, 2013 by Wells Fargo Bank, National Association. The Renaissance Chicago Downtown Mortgage Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 4.710% per annum.  The Renaissance Chicago Downtown Mortgage Loan had an initial term of 84 months, has a remaining term of 82 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Renaissance Chicago Downtown Mortgage Loan matures on January 1, 2021.

Following the lockout period, the borrower has the right to defease the Renaissance Chicago Downtown Mortgage Loan in whole, but not in part, on any date before October 1, 2020.  In addition, the Renaissance Chicago Downtown Mortgage Loan is prepayable without penalty on or after October 1, 2020.

RENAISSANCE CHICAGO DOWNTOWN

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	55.5%	Purchase price	$139,000,000	85.7%
Sponsor’s new cash contribution	72,152,932	45.5	Reserves	2,889,881	1.8
			PIP reserve	17,963,407	11.1
			Closing costs	2,299,644	1.4
Total Sources	$162,152,932	100.0%	Total Uses	$162,152,932	100.0%

The Property.  The Renaissance Chicago Downtown Property is a 553-room, 27-story, full service hotel located in Chicago, Illinois. The Renaissance Chicago Downtown Property was constructed in 1991 and opened as the Stouffer Hotel and was rebranded as the Renaissance Hotel by Marriott in 2005.  The Renaissance Chicago Downtown Property underwent a $10.2 million renovation in 2012 which included upgrades to guest rooms and renovations to the lobby bar and the ballroom.  In addition, the sponsor is in the process of completing a $20.0 million self-directed property improvement plan (“PIP”), which is expected to be completed by December 2014.  The PIP includes a full renovation of all guest rooms, lobby, meeting space, kitchen, restaurant and bar area, elevators, windows and the HVAC system.  The Renaissance Chicago Downtown Property features 342 king bedroom guestrooms, 153 double queen bedroom guestrooms, 40 suite guestrooms and 18 executive guestrooms.  Amenities at the Renaissance Chicago Downtown Property include two restaurants and a café that is open for breakfast and lunch, a fitness center, swimming and whirlpool, spa, gift shop, business center, approximately 34,867 square feet of meeting space across 17 rooms and a 10,640 square foot Grand Ballroom.  The management agreement with Marriott expires in December 2025 with three 10-year renewal options at the property manager’s option.  The Renaissance Chicago Downtown Property was foreclosed upon by the prior lender in 2012 and the Renaissance Chicago Downtown Mortgage Loan is providing acquisition financing for the purchase of the property from the prior lender.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Chicago Downtown Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W	U/W $ per Room
Occupancy	72.9%	78.0%	78.0%	78.0%
ADR	$203.30	$208.41	$222.24	$222.24
RevPAR	$148.28	$162.52	$173.40	$173.40

Total Revenue	$44,085,565	$48,680,790	$49,356,889	$49,356,889	$89,253
Total Department Expenses	18,392,910	19,706,707	19,861,471	19,290,833	34,884
Gross Operating Profit	$25,692,655	$28,974,083	$29,495,418	$30,066,056	$54,369

Total Undistributed Expenses	11,603,426	12,657,521	12,377,268	12,377,254	22,382
Profit Before Fixed Charges	$14,089,229	$16,316,562	$17,118,150	$17,688,802	$31,987

Total Fixed Charges	4,627,049	4,816,162	4,907,609	5,773,391	10,440

Net Operating Income	$9,462,180	$11,500,400	$12,210,541	$11,915,411	$21,547
FF&E	1,763,423	1,947,232	1,974,294	1,974,276	3,570
Net Cash Flow	$7,698,757	$9,553,168	$10,236,247	$9,941,136	$17,977

NOI DSCR	1.69x	2.05x	2.18x	2.12x
NCF DSCR	1.37x	1.70x	1.83x	1.77x
NOI DY	10.5%	12.8%	13.6%	13.2%
NCF DY	8.6%	10.6%	11.4%	11.0%

Appraisal.  As of the appraisal valuation date of December 1, 2013, the Renaissance Chicago Downtown Property had an “as-is” appraised value of $139,000,000.  The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the PIP is completed by December 1, 2014.

Environmental Matters.  According to the Phase I environmental site assessment dated November 1, 2013, there was no evidence of any recognized environmental conditions at the Renaissance Chicago Downtown Property.

Market Overview and Competition.  The Renaissance Chicago Downtown Property is located in Chicago, Illinois along the south side of West Wacker Drive, just south of the Chicago River and at the north end of State Street.  The Renaissance Chicago Downtown Property is also located in the State Street retail district and less than a half a mile from the Magnificent Mile, Millennium Park and Navy Pier.  Chicago is the headquarters for Fortune 500 companies that include Abbott Laboratories, Boeing, Kraft Foods, All-State, McDonalds, Sears Holdings and Walgreens. In addition, the Renaissance Chicago Downtown Property is located less than one-half mile away from large corporate demand generators that include Accenture, AT&T, Citadel, Pricewaterhouse Coopers, Blue Cross and Blue Shield and the Chicago Board of Trade. The Chicago Metropolitan Statistical Area (“MSA”) contains more than 100,000 hotel rooms and benefits from tourism and business convention demand. According to the appraisal, as of the second

RENAISSANCE CHICAGO DOWNTOWN

quarter of 2013, hotel room occupancy within the Chicago MSA increased 2.0% from the prior year and ADR and RevPAR also increased 5.2% and 6.7%, respectively during the same time period.

The following table presents certain information relating to the Renaissance Chicago Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance Chicago Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	74.6%	$207.91	$155.04	78.1%	$218.93	$170.96	104.7%	105.3%	110.3%
11/30/2012 TTM	74.0%	$205.49	$152.00	78.0%	$208.67	$162.70	105.4%	101.5%	107.0%
11/30/2011 TTM	72.3%	$198.46	$143.43	72.6%	$204.27	$148.35	100.5%	102.9%	103.4%

(1)
Information obtained from a third party hospitality report.  According to such third party hospitality report, the competitive set includes the following hotels: Marriott Chicago Downtown Magnificent Mile, Hilton The Drake Hotel Chicago, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago and Westin River North.

The Borrower.  The borrower is CWI Chicago Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the Renaissance Chicago Downtown Mortgage Loan.  Carey Watermark Investors Incorporated (“CWI”), is the guarantor of certain nonrecourse carveouts under the Renaissance Chicago Downtown Mortgage Loan.

The Sponsor.  The sponsor, CWI, is a private non-listed hospitality real estate investment trust.  CWI was formed in March 2008 to target lodging assets and CWI’s real estate portfolio is comprised of ownership interests in 18 hotels located in the following markets: Sonoma, California; New Orleans, Louisiana; Atlanta, Georgia; San Diego, California; Memphis, Tennessee; and Birmingham, Alabama.

Escrows.  The loan documents provide for upfront escrows in the amount of $1,588,159 for real estate taxes, $1,301,722 for deferred maintenance and $17,963,407 for a PIP reserve.  The loan documents provide for monthly escrows in the amount of $264,963 for real estate taxes.  Ongoing monthly deposits into an FF&E reserve are not required as long as the property manager holds in an FF&E reserve account in an amount equal to at least 4.0% of operating income for the calendar month immediately preceding each monthly payment date.  If the property manager does not hold an amount equal to at least 4.0% of operating income for the calendar month preceding a monthly payment, then the borrower will be required to make an FF&E deposit equal to the difference between 4.0% of operating income for the calendar month immediately preceding the monthly payment date and the monthly percentage of operating income held by the property manager in the FF&E reserve account.  Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Renaissance Chicago Downtown Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Renaissance Chicago Downtown Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the property manager to deliver all receipts payable with respect to the Renaissance Chicago Downtown Property directly into the lockbox account.  The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within three business days of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter, commencing July 1, 2014.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the earlier of (a) the date that the amortizing debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters or equal to or greater than 1.45x for one calendar quarter or (b) the payment of funds by the borrower into a reserve account or in lieu of posting funds into a reserve account, posting of a letter of credit that will be held as additional security during the loan term, such that, if applied to reduce the outstanding principal balance of the Renaissance Chicago Downtown Mortgage Loan, the amortizing debt service coverage ratio would be equal to or greater than 1.45x.

Property Management.  The Renaissance Chicago Downtown Property is managed by Renaissance Hotel Operating Company.

Assumption.  The borrower has the two-time right to transfer the Renaissance Chicago Downtown Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

RENAISSANCE CHICAGO DOWNTOWN

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The Renaissance Chicago Downtown Mortgage Loan is secured by a first mortgage encumbering the borrower’s leasehold interest in one ground lease that expires on June 30, 2087.  The initial ground lease rent payment was $600,000 and increases 3.0% each year from June 1, 2000 through June 1, 2018.  Furthermore, the base rent will reset on July 1, 2018 and every 10 years thereafter.  Base rent will be equal to the greater of (i) 7.0% of the fair market value of the land at the time of the payment reset or (ii) the base rent for the immediately preceding lease year, and will increase at 3.0% per year for each year thereafter. The ground lessee must also pay 2.0% of the gross room revenue per year in addition to base rent.

Ground rent payments were underwritten at approximately $2.3 million, which is greater than the ground rent payments of approximately $1.6 million as of the trailing 12-months ending October 31, 2013.  Underwritten ground rent is the forecasted average of the remaining ground rent payments during the Renaissance Chicago Downtown Mortgage Loan term.  The 2018 through 2020 ground rent payments are based on an assumed fair market unencumbered land value of $32.4 million and assumed room revenue of $37.1 million.  Room revenue as of the trailing 12-month period ending October 31, 2013 was $35.0 million.   See “Description of the Mortgage Pool – Ground Leases” in the Prospectus Supplement.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Chicago Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

LIFE TIME FITNESS PORTFOLIO

LIFE TIME FITNESS PORTFOLIO

Life Time Fitness Portfolio
1 Life Time Fitness - Gilbert Gilbert, AZ
2 Life Time Fitness - Orland Park Orland Park, IL
3 Life Time Fitness - Centreville Centreville, VA
4 Life Time Fitness - South Austin Austin, TX
5 Life Time Fitness - San Antonio San Antonio, TX
PHOENIX
Scottsdale
Paradise Valley
Mesa
Tempe
Gilbert
Chandler
Fountain Hills
Apache Junction
Queen Creek
Sun Lakes
CHICAGO
NAPERVILLE
JOLIET
Bolingbrook
Orland Park
Tinley Park
Oak Lawn
Lake Michigan
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Centreville
Manassas
Reston
Rockville
Gaithersburg
Bethesda
Silver Spring
Woodbridge
Dale City
VIRGINIA
MARYLAND
AUSTIN
SAN ANTONIO
Georgetown
Round Rock
Cedar Park
Pflugerville
Kerrville
San Marcos
New Braunfels
Boerne
Seguin

No. 2 – Life Time Fitness Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$80,000,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$79,784,225	Location:	Various – See Table
% of Initial Pool Balance:	7.2%	Size:	526,671 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$151.49
Borrower Name:	LTF Real Estate CMBS II, LLC	Year Built/Renovated:	Various – See Table
Sponsor:	Life Time Fitness, Inc.	Title Vesting:	Fee
Mortgage Rate:	5.060%	Property Manager:	Tenant-managed
Note Date:	January 28, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	February 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),GRTR 1% or YM(89),O(7)	Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$11,019,991
U/W Expenses:	$330,600
U/W NOI:	$10,689,392
U/W NCF:	$10,143,258
U/W NOI DSCR:	1.68x
U/W NCF DSCR:	1.59x
U/W NOI Debt Yield:	13.4%
Escrows and Reserves(1):	U/W NCF Debt Yield:	12.7%
As-Is Appraised Value:	$134,560,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date(3):	Various
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.3%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	37.5%

(1)	See “Escrows” section.
(2)	Historical financial statements are not available, as the Life Time Fitness Portfolio properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(3)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Life Time Fitness Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering five single-tenanted retail buildings occupied by Life Time Fitness and located in four states (the “Life Time Fitness Portfolio Properties”).  The Life Time Fitness Portfolio Mortgage Loan was originated on January 28, 2014 by Wells Fargo Bank, National Association.  The Life Time Fitness Portfolio Mortgage Loan had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $79,784,225 and accrues interest at an interest rate of 5.060% per annum.  The Life Time Fitness Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 20-year amortization schedule.  The Life Time Fitness Portfolio Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to prepay the Life Time Fitness Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date before August 1, 2023.  In addition, the Life Time Fitness Portfolio Mortgage Loan is prepayable without penalty on or after August 1, 2023.

LIFE TIME FITNESS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$80,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	984,926	1.2%
			Return of equity	79,015,074	98.8%
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)
The Life Time Fitness Portfolio Properties were previously unencumbered.  Based on the sponsor’s total cost basis of approximately $110.3 million, $30.3 million of cash equity remains ahead of the Life Time Fitness Portfolio Mortgage Loan.

The Properties.  The Life Time Fitness Portfolio Properties comprise five class A single tenant fitness centers containing 526,671 square feet and located in Arizona, Illinois, Texas (two properties) and Virginia. The Life Time Fitness Portfolio Properties were built between 1999 and 2007 and are subject to a single master lease with Life Time Fitness through January 31, 2029.  Amenities at the Life Time Fitness Portfolio Properties include indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s & women’s locker rooms, cafes and spas.  Each of the Life Time Fitness Portfolio Properties contains between 528 and 636 surface parking spaces, resulting in parking ratios ranging from 5.5 to 5.8 spaces per 1,000 square feet of rentable area.  As of March 1, 2014, the Life Time Fitness Portfolio Properties were 100.0% occupied by Life Time Fitness.

The following table presents certain information relating to the Life Time Fitness Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Life Time Fitness – Gilbert, AZ	$17,178,541	21.5%	100.0%	2003/NAP	108,890	$28,900,000
Life Time Fitness – Orland Park, IL	$16,854,417	21.1%	100.0%	2001/NAP	108,890	$28,500,000
Life Time Fitness – Centreville, VA	$15,956,845	20.0%	100.0%	1999/NAP	90,956	$27,000,000
Life Time Fitness – Austin, TX	$15,682,587	19.7%	100.0%	2007/NAP	109,045	$26,400,000
Life Time Fitness – San Antonio, TX	$14,111,835	17.7%	100.0%	2005/NAP	108,890	$23,760,000
Total/Weighted Average	$79,784,225	100.0%	100.0%		526,671	$134,560,000

The following table presents certain information relating to the tenant at the Life Time Fitness Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Life Time Fitness	NR/NR/NR	526,671	100.0%	$21.40(1)	$11,269,392	100.0%	1/31/2029
Total Major Tenant		526,671	100.0%	$21.40	$11,269,392	100.0%

Vacant Space		0	0.0%

Collateral Total		526,671	100.0%

(1)
Life Time Fitness occupies all five of the Life Time Fitness Portfolio Properties under a single master lease.  The Annual U/W Base Rent PSF at the Gilbert, Orland Park, Centreville, Austin and San Antonio properties is $22.00, $23.00, $24.50, $20.00 and $18.00, respectively, all on a triple-net basis.

LIFE TIME FITNESS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Life Time Fitness Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	526,671	100.0%	526,671	100.0%	$11,269,392	$21.40
Vacant	0	0	0.0%	526,671	100.0%	$0	$0.00
Total/Weighted Average	1	526,671	100.0%			$11,269,392	$21.40

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Life Time Fitness Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Life Time Fitness Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$11,269,392	$21.40
Grossed Up Vacant Space	0	0.00
Total Reimbursables	314,069	0.60
Other Income	0	0.00
Less Vacancy & Credit Loss	(563,470)(2)	(1.07)
Effective Gross Income	$11,019,991	$20.92

Total Operating Expenses	$330,600	$0.63

Net Operating Income	$10,689,392	$20.30
TI/LC	440,800	0.84
Capital Expenditures	105,334	0.20
Net Cash Flow	$10,143,258	$19.26

NOI DSCR	1.68x
NCF DSCR	1.59x
NOI DY	13.4%
NCF DY	12.7%

(1) Historical financial statements are not available, as the Life Time Fitness Portfolio Properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(2) The underwritten economic vacancy is 5.0%. The Life Time Fitness Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal.  As of the appraisal valuation dates ranging from December 5, 2013 to December 7, 2013, the Life Time Fitness Portfolio Properties had an aggregate “as-is” appraised value of $134,560,000.  In addition, the appraisals concluded to an aggregate “go dark” value of $82,340,000.

Environmental Matters.  According to the Phase I environmental assessments dated from December 6, 2013 to December 9, 2013, there was no evidence of any recognized environmental conditions at the Life Time Fitness Portfolio Properties.

LIFE TIME FITNESS PORTFOLIO

Market Overview and Competition.  The Life Time Fitness Portfolio Properties are located in Gilbert, Arizona; Orland Park, Illinois; Centreville, Virginia; Austin, Texas; and San Antonio, Texas.

Gilbert, Arizona

The Gilbert, Arizona property is situated approximately 22 miles southeast of the Phoenix central business district, on the southeast border of The Islands master-planned community.  The Islands comprises 780 acres with approximately 2,600 residential homes, man-made lakes and canals, parks and walking paths throughout.  The Gilbert, Arizona property is located approximately five miles east of the Loop 101 freeway, which runs north and south and connects with the US-60 and Loop 202 freeways.  As of 2013, the population within a one-, three- and five-mile radius of the Gilbert, Arizona property was 14,440, 122,298 and 306,268, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $80,299, $78,629 and $71,601, respectively.

According to a third party market research report, the Gilbert, Arizona property is located within the Gilbert submarket of the Phoenix retail market.  As of year-end 2013, the submarket reported total inventory of 673 retail properties totaling 13.6 million square feet with an 8.0% vacancy rate.  The appraiser concluded that the in-place rent at the Gilbert, Arizona property ($22.00 per square foot, triple-net) is consistent with market rent.

Orland Park, Illinois

The Orland Park, Illinois property is located in southwest Cook County, approximately 23 miles southwest of the Chicago central business district.  The Orland Park, Illinois property is situated within the Main Street Village Shopping Center, which features upscale shops and restaurants, a Homewood Suites by Hilton hotel, an apartment community and a Marcus Cinema.  Interstate 80 is located approximately two miles south of the Orland Park, Illinois property and connects the surrounding neighborhood with the remainder of the Chicago metropolitan expressway system.  As of 2013, the population within a one-, three- and five-mile radius of the Orland Park, Illinois property was 6,368, 55,164 and 138,834, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $88,643, $87,687 and $81,221, respectively.

According to a third party market research report, the Orland Park, Illinois property is situated within the South Route 45 submarket of the Chicago retail market.  As of year-end 2013, the submarket reported total inventory of 577 retail properties totaling 12.3 million square feet with a 7.3% vacancy rate.  The appraiser concluded that the in-place rent at the Orland Park, Illinois property ($23.00 per square foot, triple-net) is consistent with market rent.

Centreville, Virginia

The Centreville, Virginia property is located in the western portion of Fairfax County, approximately 20 miles southwest of Washington, D.C. and four miles south of Washington Dulles Airport.  The Centreville, Virginia property is located approximately two miles south of Interstate 66 and is situated within the Trinity Centre mixed-use development.  Trinity Centre includes a Springhill Suites by Marriott hotel, four office buildings and three restaurants.  As of 2013, the population within a one-, three- and five-mile radius of the Centreville, Virginia property was 21,317, 98,672 and 203,183, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $102,239, $141,647 and $138,086, respectively.

According to a third party market research report, the Centreville, Virginia property is situated within the Route 28 Corridor South submarket of the Washington D.C. retail market.  As of year-end 2013, the submarket reported total inventory of 198 retail properties totaling 5.0 million square feet with a 2.8% vacancy rate.  The appraiser concluded that the in-place rent at the Centreville, Virginia property ($24.50 per square foot, triple-net) is consistent with market rent.

Austin, Texas

The Austin, Texas property is located approximately five miles southwest of the Austin central business district.  The Austin, Texas property is situated just north of Circle C Ranch, a 3,500-lot single family subdivision that includes an 18-hole golf course, multiple parks and hiking and biking trails.  The Austin, Texas property is located just south of Highway 290, which also provides access to Interstate 35, Austin’s primary north/south arterial.  As of 2013, the population within a one-, three- and five-mile radius of the Austin, Texas property was 10,018, 90,445 and 224,384, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $70,439, $77,228 and $77,862, respectively.

According to a third party market research report, the Austin, Texas property is situated within the South submarket of the Austin retail market.  As of year-end 2013, the submarket reported total inventory of 1,128 retail properties totaling 12.8 million square feet with a 2.7% vacancy rate.  The appraiser concluded that the in-place rent at the Austin, Texas property ($20.00 per square foot, triple-net) is consistent with market rent.

San Antonio, Texas

The San Antonio, Texas property is located approximately 13 miles north of the San Antonio central business district and six miles north of the San Antonio International Airport.  Situated within the northeast quadrant of the interchange of US Highway 281 and Loop 1604, the San Antonio, Texas property is located just outside of the Stone Oak master-planned development.  The San Antonio, Texas property is located in close proximity to multiple major employment centers and is situated just south of the Chase and Clear Channel corporate campuses.  In addition, the San Antonio, Texas property is located just east of the Methodist Stone Oak Hospital and approximately two miles east of the North Central Baptist Hospital.  As of 2013, the population within a one-, three- and five-mile radius of the San Antonio, Texas property was 4,780, 74,989 and 205,117, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $95,287, $107,596 and $104,874, respectively.

LIFE TIME FITNESS PORTFOLIO

According to a third party market research report, the San Antonio, Texas property is situated within the Far North Central submarket of the San Antonio retail market.  As of year-end 2013, the submarket reported total inventory of 270 retail properties totaling 5.9 million square feet with a 7.1% vacancy rate.  The appraiser concluded that the in-place rent at the San Antonio, Texas property ($18.00 per square foot, triple-net) is consistent with market rent.

The Borrower.  The borrower is LTF Real Estate CMBS II, LLC, a limited liability company and single purpose entity with an independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Life Time Fitness Portfolio Mortgage Loan.  Life Time Fitness, Inc. is the guarantor of certain nonrecourse carveouts under the Life Time Fitness Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Life Time Fitness, Inc. (“Life Time”).  As of September 16, 2013, Life Time operated 108 centers under the Life Time Fitness and Life Time Athletic brands, primarily in suburban locations, in 22 states and 28 major markets.  As of December 31, 2013, Life Time reported annual revenues of $1.2 billion with a net income of $121.7 million.  Life Time’s reported net income for 2013 represents a 9.1% increase over 2012 and a 31.4% increase over 2011.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant is making tax payments directly to the taxing authorities in accordance with its lease; and (iii) the borrower provides the lender with timely proof of payment.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (a) no event of default has occurred and is continuing; (b) the tenant maintains insurance in accordance with the loan documents; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct the tenant to deposit all rents directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) Life Time Fitness going and remaining dark at three or more of the Life Time Fitness Portfolio Properties for a period of 60 days.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date on which Life Time Fitness is fully operational and open for business at three or more of the Life Time Fitness Portfolio Properties.

Property Management.  The Life Time Fitness Portfolio Properties are managed by the tenant.

Assumption.  The borrower has a three-time right to transfer the Life Time Fitness Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Right of First Offer.  Life Time Fitness (as tenant) has a right of first offer (“ROFO”) to purchase the Life Time Fitness Portfolio Properties.  The ROFO is not extinguished by a foreclosure of the Life Time Fitness Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Following the lockout period, as long as no event of default has occurred and is continuing, the borrower is permitted to release up to four properties in one or more transactions (in connection with the payment of any applicable yield maintenance or prepayment penalties) subject to certain conditions, including (i) reducing the principal balance by 120% of the released property’s outstanding allocated loan balance; (ii) following the release, the debt yield of the remaining properties must be equal to or greater than the debt yield as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (iii) following the release, the loan-to-value ratio of the remaining properties must be less than or equal to 59.5%; (iv) as of the date of release, the net cash flow for the remaining properties must be equal to or greater than the net cash flow for the remaining properties as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (v) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements; and (vi) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Real Estate Substitution.  The borrower may obtain a release of up to two properties from the lien of the Life Time Fitness Portfolio Mortgage Loan in connection with the substitution of a different property subject to certain conditions, including (i) following the substitution, the debt yield of the remaining properties and the substitute property must be equal to or greater than the debt yield of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (ii) following the substitution, the loan-to-value ratio for the remaining properties and the substitute property must be less than or equal to the loan-to-value ratio of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (iii) the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the substitute properties must be equal to or greater than the EBITDA for the substituted property as of the date immediately preceding the substitution; (iv) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

LIFE TIME FITNESS PORTFOLIO

Parent Pledge.  The loan documents permit certain sponsor affiliates to pledge indirect ownership interests subject to certain conditions, including (i) the holder of the debt facility shall be an institutional lender regularly engaged in the making of such loans; (ii) the debt facility is secured by all or substantially all of the pledger’s assets, and is secured by substantial collateral unrelated to the borrower or the Life Time Fitness Portfolio Properties; and (iii) repayment of the debt facility is not specifically tied to the cash flow from the Life Time Fitness Portfolio Properties.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lifetime Fitness Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

NORDIC COLD STORAGE PORTFOLIO

NORDIC COLD STORAGE PORTFOLIO

GEORGIA
Port Wentworth
Hardeeville
Bloomingdale
Pooler
Garden City
SOUTH CAROLINA
Downtown
SAVANNAH
Georgetown
Richmond Hill
Isle of Hope
Savannah-Hilton Head Intl Airport
Hunter Army Airfield
Fort Stewart Military Reservation
CHATHAM COUNTY
JASPER COUNTY
EFFINGHAM COUNTY
BRYAN COUNTY

VIRGINIA
Martinsville
Danville
Reidsville
Roanoke Rapids
Henderson
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
Rocky Mount
Statesville
High Point
Chapel Hill
RALEIGH
Cary
Wilson
Smithfield
Greenville
Kannapolis
Sanford
Benson
Goldsboro
Concord
CHARLOTTE
Mint Hill
Matthews
Pinehurst
Southern Pines
Fayetteville
New Bern
Rock Hill
Rockingham
Laurinburg
NORTH CAROLINA
Cheraw
Jacksonville
SOUTH CAROLINA
Lumberton
Florence
Wilmington
Columbia
Shallotte
Sumter
Conway
North Myrtle Beach
Holden Beach
Myrtle Beach
Orangeburg
Atlantic Ocean

Nordic Cold Storage Portfolio

1 Nordic - Savannah, GA	Pooler, GA
2 Nordic - Benson	Benson, NC
3 Nordic - Lumberton	Lumberton, NC
4 Nordic - Oxford, AL	Oxford, AL
5 Nordic - Charlotte	Charlotte, NC
6 Nordic - Goldsboro	Goldsboro, NC
7 Nordic - Forest	Forest, MS
8 Nordic - Hattiesburg	Hattiesburg, MS

Tupelo
Hamilton
Albertville
GA
Jasper
Gadsden
Oxford
Winona
Columbus
BIRMINGHAM
Greenwood
Bessemer
Louisville
Tuscaloosa
Hoover
Sylacauga
MISSISSIPPI
Demopolis
Auburn
JACKSON
Meridian
MONTGOMERY
Forest
ALABAMA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Hattiesburg
Monroeville
Ozark
Enterprise
Opp
Atmore
Dothan
Prichard
LA
MOBILE
Crestview
Milton
Picayune
Biloxi
FLORIDA
Slidell
Pensacola
Gulfport
Pascagoula
Fort Walton Beach
Destin
NEW ORLEANS
Panama City
Gulf of Mexico

Huntersville
CONCORD
MECKLENBURG COUNTY
GASTON COUNTY
Harrisburg
Wedgewood
Mt. Holly
CHARLOTTE
Belmont
Uptown
Bradfield Farms
Hickory Ridge
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Ballantyne
Weddington
UNION COUNTY
YORK COUNTY
NC
SC

No. 3 – Nordic Cold Storage Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$53,950,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$53,950,000			Location(3):	Various – See Table
% of Initial Pool Balance:	4.9%			Size:	907,304 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$59.46
Borrower Name:	AGNL Freezer, L.P.			Year Built/Year Renovated(3):	Various – See Table
Sponsor:	Angelo, Gordon & Company			Occupancy %:	100.0%
Mortgage Rate:	4.932%			Occupancy % Source Date:	March 1, 2014
Note Date:	February 11, 2014			Title Vesting(3):	Fee
Anticipated Repayment Date:	March 6, 2024			Property Manager:	Tenant-managed
Maturity Date:	March 6, 2044			3rd Most Recent Occupancy (As of)(4):	NAV
IO Period:	60 months			2nd Most Recent Occupancy (As of)(4):	NAV
Loan Term (Original):	120 months			Most Recent Occupancy (As of)(4):	NAV
Seasoning:	0 months			Current Occupancy (As of):	100.0% (3/1/2014)
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24), GRTR 1% or YM(89),O(7)			3rd Most Recent NOI (As of)(4):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	NAV
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$6,175,000
				U/W Expenses:	$185,250
				U/W NOI:	$5,989,750
Escrows and Reserves(2):				U/W NCF:	$5,743,033
				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$83,800,000
TI/LC Reserve	$0	Springing	$2,000,000	As-Is Appraisal Valuation Date:	January 7, 2014
Deferred Maintenance	$1,072,783	$0	NAP	Cut-off Date LTV Ratio:	64.4%
Replacement Reserves	$0	Springing	$1,000,000	LTV Ratio at Maturity or ARD:	59.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Ground Lease/Tax Abatement” section.
(4)	Historical statements and occupancy are unavailable because this transaction constitutes a sale-leaseback.

The Mortgage Loan. The mortgage loan (the “Nordic Cold Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight industrial cold storage facilities located in four states (collectively, the “Nordic Cold Storage Portfolio Properties”). The Nordic Cold Storage Portfolio Mortgage Loan was originated on February 11, 2014 by The Royal Bank of Scotland. The Nordic Cold Storage Portfolio Mortgage Loan had an original principal balance of $53,950,000, has an outstanding principal balance as of the Cut-off Date of $53,950,000, and accrues interest at an interest rate of 4.932% per annum. The Nordic Cold Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Anticipated Repayment Date (“ARD”) is March 6, 2024, and the final maturity date is March 6, 2044.  If the Nordic Cold Storage Portfolio Mortgage Loan is not paid in full on or before the ARD, the Nordic Cold Storage Portfolio Mortgage Loan will have a remaining term of 240 months and will accrue interest at a rate equal to the greater of (i) 7.932% and (ii) the interpolated 20-year treasury rate as of the ARD plus 3.0%.  The failure of the borrower to pay the outstanding principal balance of the Nordic Cold Storage Portfolio Mortgage Loan on the ARD will trigger a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to prepay the Nordic Cold Storage Portfolio Mortgage Loan in whole, or in part, on any business day before September 6, 2023, provided that the borrower pays the greater of a yield maintenance premium or a prepayment penalty equal to 1% of the principal amount being repaid. The Nordic Cold Storage Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2023.

NORDIC COLD STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$53,950,000	100.0%	Return of equity(1)	$53,256,876	98.7%
			Closing costs	693,124	1.3
Total Sources	$53,950,000	100.0%	Total Uses	$53,950,000	100.0%

(1)	The Nordic Cold Storage Portfolio was purchased all cash in a sale-leaseback transaction in December 2013.

The Properties. The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities, totaling approximately 907,304 square feet and located in four states: North Carolina (4), Mississippi (2), Georgia (1) and Alabama (1). As of March 1, 2014 the Nordic Cold Storage Portfolio Properties were 100.0% occupied by two affiliated tenants, Nordic Logistics and Warehousing, LLC and Nordic Savannah, LLC, under a triple net (“NNN”) master lease between such entities and the borrower (the “Nordic Lease”). The Nordic Lease commenced on December 11, 2013 and has an initial term of 20 years, along with six five-year renewal options. On December 1, 2017, and every five years thereafter, rental escalations will equate to the lesser of 12% or the cumulative increase in the CPI during the most recent five-year period.

Pooler, Georgia (38.1% of Cut-off Date Principal Balance)

The facility, located in Pooler, Georgia was built in 2013, contains approximately 170,268 square feet and is located just west of the Port of Savannah. The facility is situated along Nordic Way with access to Jimmy Deloach Parkway in Pooler, a northern suburb of Savannah, Georgia. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has 18-feet clear ceiling height while the majority of the building is freezer space that has 55-feet clear ceiling heights. In total, the facility contains approximately 7,400,000 cubic feet of freezer space and allows 20,000 pallet positions.

Benson, North Carolina (10.6% of Cut-off Date Principal Balance)

The facility, located in Benson, North Carolina was built in stages with completion dates in 1985, 1986, 1992 and 2004, contains approximately 135,772 square feet, and is located in the proximity of the Port of Wilmington and the Port of Hampton Roads. The facility is situated along Hodges Chapel Road with frontage along Route 301 in an unincorporated rural area located in Harnett County, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,550,000 cubic feet of freezer space, and allows 12,500 pallet positions.

Lumberton, North Carolina (10.5% of Cut-off Date Principal Balance)

The facility, located in Lumberton, North Carolina was built in stages from 1982 to 1992, contains approximately 127,665 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Cold Storage Road in unincorporated Robeson County just west of the City of Lumberton, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 30 feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,350,000 cubic feet of freezer space, and allows 7,200 pallet positions.

Oxford, Alabama (9.6% of Cut-off Date Principal Balance)

The facility, located in Oxford, Alabama was built in stages with completion dates in 1990 and 1998, contains approximately 110,330 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated along the northern side of Airport Road, just south of Interstate 20 and north of the runways of the Anniston Metropolitan Airport in Oxford, Alabama. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,500,000 cubic feet of freezer space, and allows 8,000 pallet positions.

Charlotte, North Carolina (9.2% of Cut-off Date Principal Balance)

The facility, located in Charlotte, North Carolina was built in stages between 1988 and 1989, contains approximately 100,856 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads.  The facility is situated along David Cox Road at the northern edge of the City of Charlotte, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,560,000 cubic feet of freezer space, and allows 6,500 pallet positions.

Goldsboro, North Carolina (8.9% of Cut-off Date Principal Balance)

The facility, located in Goldsboro, North Carolina was built in stages with completion dates in 1995 and 1998, contains approximately 104,197 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Commerce Court just north of Highway 70 at the eastern boundaries of the City of Goldsboro, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 30-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,570,000 cubic feet of freezer space and allows 6,900 pallet positions.

NORDIC COLD STORAGE PORTFOLIO

Forest, Mississippi (8.7% of Cut-off Date Principal Balance)

The facility, located in Forest, Mississippi was built in stages with completion dates in 1990 and 1993, contains approximately 103,361 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southeast corner of South 1st Avenue and East 1st Street in the southeastern quadrant of Forest, Mississippi. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,400,000 cubic feet of freezer space, and allows 7,000 pallet positions.

Hattiesburg, Mississippi (4.4% of Cut-off Date Principal Balance)

The facility, located in Hattiesburg, Mississippi was built in 1995, contains approximately 54,855 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southwest corner of Bonhomie Road and McInnis Loop and East 1st Street in the southern part of Hattiesburg, Mississippi. The facility is an insulated steel freezer building containing seven dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 1,100,000 cubic feet of freezer space, and allows 3,800 pallet positions.

The following table presents certain information relating to the Nordic Cold Storage Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Cold Storage (Cubic Feet)	Appraised Value
Nordic - Savannah GA	Pooler, GA	$20,573,800	38.1%	100.0%	2013/NAP	170,268	7,400,000	$32,000,000
Nordic - Benson	Benson, NC	$5,732,350	10.6%	100.0%	1985,1986,1992(1)/2004	135,772	3,550,000	$8,900,000
Nordic - Lumberton	Lumberton, NC	$5,668,650	10.5%	100.0%	1982/1992	127,665	3,350,000	$8,800,000
Nordic - Oxford AL	Oxford, AL	$5,159,050	9.6%	100.0%	1990, 1998(1)/NAP	110,330	2,500,000	$8,000,000
Nordic - Charlotte	Charlotte, NC	$4,967,950	9.2%	100.0%	1988/1989	100,856	2,560,000	$7,700,000
Nordic - Goldsboro	Goldsboro, NC	$4,777,500	8.9%	100.0%	1995, 1998(1)/NAP	104,197	2,570,000	$7,400,000
Nordic - Forest	Forest, MS	$4,713,800	8.7%	100.0%	1990, 1993(1)/NAP	103,361	2,400,000	$7,300,000
Nordic - Hattiesburg	Hattiesburg, MS	$2,356,900	4.4%	100.0%	1995/NAP	54,855	1,100,000	$3,700,000
Total/Weighted Average		$53,950,000	100.0%	100.0%		907,304	25,430,000	$83,800,000

(1)	Built in stages during years listed.

The Tenant. Nordic Cold Storage Holdings II, LLC (“Nordic”) is a multi-region cold storage chain provider that has been operating in the southeastern United States region for over 60 years. The company is the largest provider of refrigerated warehouse services to the poultry industry in the southeastern United States and has the capacity to blast freeze a billion pounds of poultry each year. Nordic is ranked as the seventh largest frozen warehouse company in North America and is the second largest in the southeastern United States market. Nordic currently operates a network of 13 facilities totaling nearly 70 million cubic feet of refrigerated or freezer space. Over the past two fiscal years Nordic has posted base business revenues of $45.8 million and $51.3 million in 2011 and 2012, respectively. The forecast for 2013 was $60.8 million and was anticipated to increase to $68.4 million in 2014.

The following table presents certain information relating to the tenant at the Nordic Cold Storage Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Nordic Cold Storage Holdings II, LLC	NR/NR/NR	907,304	100.0%	$7.16	$6,500,000	100.0%	12/31/2033

Occupied Collateral Total		907,304	100.0%	$7.16	$6,500,000	100.0%

NORDIC COLD STORAGE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Nordic Cold Storage Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	907,304	100.0%	907,304	100.0%	$6,500,000	$7.16
Vacant	0	0	0.0%	0	0.0%	$0	$0.00
Total/Weighted Average	1	907,304	100.0%			$6,500,000	$7.16

(1)	Information obtained from the underwritten rent roll.
(2)
The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities. The leased premises are under a NNN master lease between Nordic Logistics and Warehousing, LLC, Nordic Savannah, LLC, and the borrower.

The following table presents historical occupancy percentages at the Nordic Cold Storage Portfolio Properties:

Historical Occupancy(1)

3/1/2014(2)
100.0%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is unavailable because this transaction constitutes a sale-leaseback.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Nordic Cold Storage Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	U/W $ per SF
Base Rent	$6,500,000	$7.16
Grossed Up Vacant Space	0	0.00
Total Reimbursables	0	0.00
Other Income	0	0.00
Less Vacancy & Credit Loss	(325,000)(3)	(0.36)
Effective Gross Income	$6,175,000	$6.81

Total Operating Expenses	$185,250	$0.20

Net Operating Income	$5,989,750	$6.60
TI/LC	110,621	0.13
Capital Expenditures	136,096	0.15
Net Cash Flow	$5,743,033	$6.33

NOI DSCR	1.74x
NCF DSCR	1.67x
NOI DY	11.1%
NCF DY	10.6%
(1)	Cash Flow Analysis is based upon in-place rent roll as of January 15, 2014 for all eight of the Nordic Cold Storage Portfolio Properties.
(2)	Historical statements are unavailable because this transaction constitutes a sale-leaseback.
(3)	The underwritten economic vacancy is 5.0%. The Nordic Cold Storage Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal. As of the appraisal valuation date of January 7, 2014, the Nordic Cold Storage Portfolio Properties had an aggregate “as-is” appraised value of $83,800,000.

NORDIC COLD STORAGE PORTFOLIO

Environmental Matters. According to the Phase I environmental site assessments dated from November 18, 2013 to November 19, 2013, there was no evidence of any recognized environmental conditions at the Nordic Cold Storage Portfolio Properties.

Market Overview and Competition. The Nordic Cold Storage Portfolio Properties are located in North Carolina, Georgia, Mississippi and Alabama, comprise a total of 907,304 square feet and collectively have 25.4 million cubic feet of storage capacity. Per the appraisals, information about each market relevant to the Nordic Cold Storage Portfolio Properties is detailed below.

Cold storage facilities include many types of artificially cooled warehouses and freezing facilities. Cold storage facilities may be operated as public, private, or semi-private enterprises, depending upon whether operators store commodities for others, only themselves, or both. Cold storage customers include manufacturers, producers, food service providers and retailers. The product assortment includes various agricultural commodities, packaged goods, prepared frozen meals, ice cream and other refrigerated products.  Temperature-controlled storage facilities are a critical component of the food distribution supply chain, linking producers, distributors, and retailers of refrigerated, frozen and perishable food products. Because the cost allocable to food storage is minimal compared to other costs and may require significant capital investment, producers typically outsource the storage component of their distribution chain.

North Carolina

The four Nordic Cold Storage Portfolio Properties in North Carolina are located in Benson, Lumberton, Charlotte and Goldsboro. North Carolina is a major producer and exporter of turkey, poultry, pork and sweet potatoes, and is expected to see continual growth in these industries. North Carolina’s $70 billion agriculture industry relies heavily on transporting goods and keeping items properly stored during the transportation process. According to a third party research report, as of December 2013, the South Atlantic region in the United States contains nearly 440 million pounds of frozen poultry in cold storage, representing an approximate 8.3% increase from the previous year. Furthermore, this region contains 73.1 million pounds of frozen potatoes, which is a 14.3% increase from the previous year.

Georgia

The Nordic Cold Storage Portfolio Property in Pooler, Georgia is located just west of the Port of Savannah. Since 2006, refrigerated exports through the Port of Savannah have increased 130%. In 2012, the Georgia Ports Authority saw a 3.9% increase in refrigerated cargo exports, totaling nearly 108,000 20-foot equivalent container units. In 2016, the Port of Savannah is expected to complete the deepening of the port to accommodate the new Panamax ships. Georgia is also located in the South Atlantic region.

Mississippi and Alabama

The three Nordic Cold Storage Portfolio Properties in Mississippi and Alabama are located in Forest, Mississippi, Hattiesburg, Mississippi and Oxford, Alabama, north of the Port of South Louisiana and the Port of Pascagoula. The Port of South Louisiana is the largest volume shipping port in the Western Hemisphere and ninth largest in the world. This port, along with the Ports of New Orleans and Baton Rouge, serve as a gateway for approximately 55% to 70% of all U.S. exported corn, soy and wheat. Imports to these ports include steel, rubber, coffee, fruits and vegetables. The Port of Pascagoula is the largest seaport in the state of Mississippi. Over 35 million tons of cargo move through the port annually. One of the port’s major exports is frozen poultry. According to a third party market research report, as of the fourth quarter 2013, the East South Central region in the United States contains over 173 million pounds of frozen poultry in cold storage, representing an approximate 5% increase from the previous year.

The Borrower.  The borrower, AGNL Freezer, L.P., is a Delaware limited partnership and single purpose entity, the general partner of which has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the Nordic Cold Storage Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Angelo, Gordon & Company, which, when including affiliates, has over 305 employees, including more than 116 investment professionals, and has offices in New York, Los Angeles, Hong Kong, Seoul, Tokyo and Shanghai. Angelo, Gordon & Company has been investing in commercial real estate since 1993 and has acquired over $13 billion of properties. The loan sponsor has extensive experience in real estate investment and management, including acquisition, financing, disposition, leasing, and construction management, and specializes in sub-performing real estate properties across a broad range of geographical markets and product types. Angelo, Gordon & Company’s Net Lease Group  (AG Net Lease) provides real estate sale-leaseback financing to less-than-investment grade owner-occupiers of corporate real estate as well as to financial sponsors and their portfolio companies. AG Net Lease focuses on office, industrial, distribution, retail, R&D, and warehouse properties, targeting transactions between $5 million and $200 million.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $1,072,783 for deferred maintenance.  Monthly escrow deposits for taxes or insurance are waived, provided the following conditions are satisfied: (i) no Cash Management Period (as defined below) or Lease Sweep Period (as defined below) has occurred and is continuing and (ii) the borrower delivers satisfactory evidence to the lender that taxes and insurance premiums are being made in a timely manner.  No monthly replacement reserve escrow is required so long as (i) no Cash Management Period has occurred and is continuing and (ii) the tenants under the Nordic Lease are maintaining the Nordic Cold Storage Portfolio Properties in accordance with the terms of the Nordic Lease.  No monthly deposits for tenant improvement and leasing commission reserves are required so long as no Cash Management Period is continuing.

NORDIC COLD STORAGE PORTFOLIO

A “Cash Management Period” will commence upon the earlier to occur of: (i) the ARD; (ii) an event of default under the Nordic Cold Storage Portfolio Mortgage Loan; (iii) the amortizing debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; (iv) the commencement of a Lease Sweep Period; or (v) the making of any approved mezzanine loan. A Cash Management Period will end with respect to clause (ii) above, when such event of default has been cured; with respect to clause (iii) above, when an amortizing debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) at the Nordic Cold Storage Portfolio Properties is surrendered, cancelled or terminated prior to its then-current expiration date; (ii) any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end with respect to clause (i) above, on the date which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, when the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated within 90 days of commencement and the Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Nordic Lease and any other lease entered into which demises more than 20.0% of the rentable area of the Nordic Cold Storage Portfolio Properties.

Lockbox and Cash Management.  The Nordic Cold Storage Portfolio Mortgage Loan requires a lender-controlled lockbox, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents and other monies received by the borrower or the property manager relating to the Nordic Cold Storage Portfolio Properties be deposited into such lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account will be swept on a daily basis into a cash management account under control of the lender.

Property Management. The Nordic Cold Storage Portfolio Properties are managed by the tenants under the Nordic Lease.

Assumption. The borrower has the right to transfer the Nordic Cold Storage Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, replacement property manager and management agreement are satisfactory to the lender and applicable rating agencies; (iii) such transfer does not violate the SEDA Ground Lease or SEDA Bond (each as defined below) documents and (iv) rating agency confirmation from each of Fitch, KBRA and Moody’s that the transfer will not result in a downgrade; withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates (unless Angelo, Gordon & Co., L.P. controls the transferee and owns at least 51% of all equity interests (direct or indirect) in such transferee borrower) or the requirement for such rating agency confirmation has been waived by each of Fitch, KBRA and Moody’s.

Right of First Offer.  Nordic (as tenant) has a right of first offer (“ROFO”) to purchase the Nordic Cold Storage Portfolio Properties in the event the borrower desires to sell all or any portion, for so long as there is no event of default continuing under the Nordic Lease.  The ROFO is not extinguished by a foreclosure of the Nordic Cold Storage Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof. The Nordic ROFO is extinguished in the event of a tenant default under the tenant’s lease.”

Partial Release. The borrower may obtain the release of up to two properties (other than the Nordic – Savannah GA property) from the lien of the Nordic Cold Storage Portfolio Mortgage Loan at any time, upon the sale of such properties to a bona fide third party pursuant to the terms of the Nordic Lease, subject to certain conditions including: (i) payment of a release price equal to 110% of the allocated loan amount for the applicable property plus any applicable yield maintenance premium; (ii) after giving effect to the release, the amortizing debt service coverage ratio is no less than the greater of (a) the amortizing debt service coverage ratio immediately preceding such release and (b) 1.67x; (iii) after giving effect to the release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 64.4%; (iv) that any such release is permitted by, and does not cause an event of default under the terms of the Nordic Lease; and (v) satisfaction of the REMIC requirements.

Real Estate Substitution.  Following the lockout period, the borrower may release an individual property which is determined to be a “Non-Economic Facility,” which is a facility that does not maintain an EBITDAR coverage of at least 0.75 times the allocated rent for such property for any consecutive 12-month period, from the lien of the Nordic Cold Storage Portfolio Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) after giving effect to the substitution, the rent payable under the Nordic Lease is no less than the rent payable immediately prior to the substitution; (ii) the amortizing debt service coverage ratio after giving effect to such substitution is no less than 1.67x; (iii) after giving effect to such substitution, the loan-to-value ratio for the remaining properties is no greater than 64.4%; (iv) such substitution is permitted by and exercised in accordance with the terms of the Nordic Lease and the lender has approved any amendments to such lease; (v) the aggregate sum of all allocated loan amounts for all released properties does not exceed 25% of the original principal amount of the Nordic Cold Storage Portfolio Mortgage Loan; (vi) satisfaction of the REMIC requirements; and (vii) receipt of a rating agency confirmation from each of Fitch, KBRA and Moody’s that such substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates

NORDIC COLD STORAGE PORTFOLIO

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur future mezzanine financing subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and Fitch, KBRA and Moody’s; (iii) the combined amortizing debt service coverage ratio will not be less than 1.30x; (iv) the combined loan-to-value ratio will not be greater than 72.5%; (v) the combined debt yield will not be less than 9.50%; (vi) the mezzanine loan documents are reasonably acceptable to the lender; and (vii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Ground Lease/Tax Abatement.  To obtain certain real estate tax abatements, the borrower’s predecessor-in-interest transferred the fee interest in the property located in Pooler, Georgia to the Savannah Economic Development Agency (“SEDA”) in exchange for an economic development bond from SEDA (the “SEDA Bond”).  SEDA also leased the property back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “SEDA Ground Lease”) which expires in September, 2022.  The rental payments under the SEDA Ground Lease and the amounts due to the holder of the SEDA Bond are equal, so that for so long as the holder of the SEDA Bond and the lessee under the SEDA Ground Lease are affiliates, no actual payments are required to be made.  All documents (and rights thereunder) related to the SEDA Bond and the SEDA Ground Lease were assigned to the borrower in connection with borrower’s acquisition of the Nordic Cold Storage Portfolio Properties, and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan.  For so long as the SEDA Ground Lease is in place, the property benefits from a real estate tax abatement.  The lender has standard notice and cure rights under the SEDA Ground Lease so that it can maintain the tax benefit in the event of a default or an early termination of the SEDA Ground Lease.  Upon the expiration of the SEDA Ground Lease, the borrower is required to purchase the fee interest from SEDA for $1.00 (plus any related costs and expenses), which such purchase is contemplated under the terms of the SEDA Ground Lease, at which time full, unabated real estate taxes will be due. See “Risk Factors - Increases in Real Estate Taxes May Reduce Net Operating Income” in the Prospectus Supplement.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nordic Cold Storage Portfolio Properties or if TRIPRA is no longer in effect and no U.S. government backstop is in effect, the borrower will be required to obtain a stand alone policy providing as much coverage for terrorism as is commercially available at a cost not to exceed 150% of the cost of all other insurance coverage combined as required by the loan agreement. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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SOUTHERN HIGHLANDS MARKETPLACE

SOUTHERN HIGHLANDS MARKETPLACE

SOUTHERN HIGHLANDS MARKETPLACE

Southern Highlands Marketplace
10510-10690 Southern Highlands Parkway
Las Vegas, NV 89141
LAS VEGAS
Las Vegas Strip
Spring Valley
Enterprise
CLARK COUNTY
HENDERSON
McCarran International Airport
Henderson Executive Airport
UNLV
Spanish Trail Country Club
Callaway Golf Center
Desert Bloom Park
Bellagio
Paris Las Vegas
Planet Hollywood
Hard Rock Hotel & Casino
Wyndham Grand Desert
Aria Resort & Casino
CITY CENTER
MGM Grand
New York New York
LAS VEGAS MONORAIL
The New Tropicana
Excalibur
Luxor
Mandalay Bay
Four Seasons
Thomas & Mack Center
Renaissance Center East
Town Square Las Vegas
The Arroyo Market Square
Las Vegas Premium Outlets South
Vegas Pointe Plaza
South Points Hotel, Casino & Spa
Beltway Corporate Center
Eastern Beltway
Harmon Ave.
Tropicana Ave.
Hacienda Ave.
Russell Rd.
Sunset Rd.
Bruce Woodbury Beltway
Bruce Woodbury
Beltway
Warm Springs Rd.
Robindale Rd.
Windmill Ln.
Windmill Pkwy.
Blue Diamond Rd.
Torino Ave.
Pebble Rd.
Serene Ave.
Silverado Ranch Blvd.
Mountains Edge Pkwy.
Pyle Ave.
Cactus Ave.
Erie Ave.
Southern Highlands Pkwy.
Lake Mead Drive
Volunteer Blvd
Buffalo Dr.
Rainbow Blvd.
Jones Blvd.
Decatur Blvd.
Arville St.
Valley View Blvd.
Las Vegas Blvd.
Dean Martin Dr.
Industrial Rd.
Gillespie St.
Bermuda Rd.
Paradise Rd.
Maryland Pkwy.
Spencer St
Airport Connector
15
215
595
593
160
604
146
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Spring Valley
Enterprise
Paradise
Winchester
Sunrise Manor
HENDERSON
Nellis Air Force Base
LAKE MEAD NATIONAL RECR. AREA
LAKE VEGAS DUNES NATL. RECR. AREA
RED ROCK CANYON
Lake Las Vegas

No. 4 – Southern Highlands Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	3.2%			Size(2):	180,640 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$193.76
Borrower Name:	O & O Enterprises, L.L.C.			Year Built/Renovated:	2003/NAP
Sponsor:	Garry V. Goett			Title Vesting:	Fee
Mortgage Rate:	4.870%			Property Manager:	Self-managed
Note Date:	January 31, 2014			3rd Most Recent Occupancy (As of):	87.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.4% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	83.9% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	87.9% (12/13/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,963,377 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,196,774 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,262,540 (TTM 10/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,632,167
				U/W Expenses:	$1,094,099
				U/W NOI:	$3,538,068
				U/W NCF:	$3,311,796
Escrows and Reserves(1):				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$48,659	$24,329	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$60,358	$5,030	NAP	As-Is Appraised Value:	$52,760,000
Replacement Reserve	$3,140	$3,140	NAP	As-Is Appraisal Valuation Date:	December 3, 2013
TI/LC Reserve	$15,000	$15,000	$400,000	Cut-off Date LTV Ratio:	66.3%
Paul Mitchell Reserve	$60,270	$0	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)	See “Escrows” section.
(2)
The total square footage of the Southern Highlands Marketplace property excludes square footage associated with ground lease tenants. Terrible Herbst and The Nevada State Bank own their improvements and are lessees under ground leases with the borrower. The Nevada State Bank ground lease improvements consist of 5,346 square feet. Terrible Herbst ground lease improvements consist of 7,473 square feet.

The Mortgage Loan.  The mortgage loan (the “Southern Highlands Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Southern Highlands Marketplace Property”). The Southern Highlands Marketplace Mortgage Loan was originated on January 31, 2014 by Prudential Mortgage Capital Company, LLC. The Southern Highlands Marketplace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.870% per annum.  The Southern Highlands Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Southern Highlands Marketplace Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to defease the Southern Highlands Marketplace Mortgage Loan in whole, but not in part, on any date before November 1, 2023. In addition, the Southern Highlands Marketplace Mortgage Loan is prepayable without penalty on or after November 1, 2023.

SOUTHERN HIGHLANDS MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$31,051,396	88.7%
			Reserves	187,427	0.5
			Closing costs	663,491	1.9
			Return of equity	3,097,686	8.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property.  The Southern Highlands Marketplace Property is an anchored retail center containing approximately 180,640 square feet, plus two tenants (Terrible Herbst, Nevada State Bank) that own their improvements and are subject to ground leases, in Las Vegas, Nevada. The borrower acquired the land for this development in 2000, and the improvements were built in two phases, the first in 2003 and the second in 2005. Currently, the Southern Highlands Marketplace Property comprises four buildings and two ground leased parcels and is anchored by Smith’s Food and Drug Centers (“Smith’s”), Ace Hardware and Walgreens. The Southern Highlands Marketplace Property is situated on a 20.3-acre parcel and provides approximately 1,015 surface parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 square feet of net rentable area.  As of December 13, 2013, the Southern Highlands Marketplace Property was 87.9% leased to 37 tenants.

The following table presents certain information relating to the tenancy at the Southern Highlands Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants
Smith’s	BBB/Baa2/BBB	58,019	32.1%	$16.33	$947,589	26.1%	NAV	NAV	12/31/2023(4)
Walgreens	NR/Baa1/BBB	13,650	7.6%	$30.04	$410,000	11.3%	$282	13.2%	9/16/2079(5)
Ace Hardware	NR/NR/NR	17,808	9.9%	$14.85	$264,449	7.3%	$96(6)	21.6%(6)	12/31/2021(7)
Total Anchor Tenants		89,477	49.5%	$18.13	$1,622,038	44.7%

Major Tenants

Nevada State Bank	BBB-/Ba1/BBB-	(8)	(8)	(8)	$198,375	5.5%	NAV	NAV	3/31/2024
Terrible Herbst	NR/NR/NR	(8)	(8)	(8)	$183,120	5.0%	NAV	NAV	6/30/2025
Fitness 19	NR/NR/NR	7,008	3.9%	$22.11	$154,951	4.3%	NAV	NAV	4/30/2017
Total Major Tenants		7,008	3.9%	$22.11(8)	$536,446	14.8%

Non-Major Tenants		62,288	34.5%	$23.63	$1,471,967	40.5%

Occupied Collateral Total		158,773	87.9%	$20.46(8)	$3,630,451	100.0%

Vacant Space		21,867	12.1%

Collateral Total		180,640	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Smith’s has six, five-year extension options.
(5)	Walgreens has the right to terminate its lease every five years after September 2029, which is the 25th year after its lease commencement.
(6)	Sales PSF shown for ACE Hardware are for 2012 sales, as 2013 sales were not available.
(7)	Ace Hardware has three, five-year extension options.
(8)
Nevada State Bank and Terrible Herbst own their own improvements and are lessees under ground leases from the borrower, which have no attributed square footage. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total exclude the Annual U/W Base Rent associated with these tenants.

SOUTHERN HIGHLANDS MARKETPLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Southern Highlands Marketplace Property:

Historical Sales (PSF) and Occupancy Cost(1)

Tenant Name	2011	2012	2013(2)	Occupancy Cost(3)
Walgreens	$267	$275	$282	13.2%
Ace Hardware	$92	$96	NAV	21.6%(4)
Vision Source	NAV	$451	$499	6.7%
Cigarettes & Fragrances	NAV	NAV	$494	6.9%
Mailboxes, Etc./UPS Store	$456	$450	$443	9.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Occupancy Cost for Ace Hardware is derived from 2012 sales, as 2013 sales were not available.

The following table presents certain information relating to the lease rollover schedule at the Southern Highlands Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	3	5,918	3.3%	5,918	3.3%	$132,491	3.6%	$22.39
2015	4	5,417	3.0%	11,335	6.3%	$174,696	4.8%	$32.25
2016	7	18,302	10.1%	29,637	16.4%	$291,586	8.0%	$15.93
2017	7	17,807	9.9%	47,444	26.3%	$421,480	11.6%	$23.67
2018	3	5,014	2.8%	52,458	29.0%	$149,979	4.1%	$29.91
2019	6	11,538	6.4%	63,996	35.4%	$284,030	7.8%	$24.62
2020	1	3,500	1.9%	67,496	37.4%	$126,000	3.5%	$36.00
2021	1	17,808	9.9%	85,304	47.2%	$264,449	7.3%	$14.85
2022	1	1,800	1.0%	87,104	48.2%	$46,656	1.3%	$25.92
2023	1	58,019	32.1%	145,123	80.3%	$947,589	26.1%	$16.33
2024	1	0	0.0%	145,123	80.3%	$198,375	5.5%	$0.00(5)
Thereafter	2	13,650	7.6%	158,773	87.9%	$593,120	16.3%	$30.04
Vacant	0	21,867	12.1%	180,640	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	180,640	100.0%			$3,630,451	100.0%	$20.46

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Annual U/W Base Rent for ground leased tenants is excluded from the Annual U/W Base Rent PSF.
(5)	Nevada State Bank owns its own improvements and is a lessee under a ground lease from the borrower, which expires in 2024 and has no attributed square footage.

The following table presents historical occupancy percentages at the Southern Highlands Marketplace Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	12/13/2013
87.4%	84.4%	83.9%	87.9%

(1)	Information obtained from the borrower.

SOUTHERN HIGHLANDS MARKETPLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southern Highlands Marketplace Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W	U/W $ per SF
Base Rent	$4,513,861	$4,419,775	$4,150,147	$3,630,451	$20.10
Grossed Up Vacant Space	0	0	0	524,808	2.91
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	1,046,878	1,112,869	1,007,583	1,094,100	6.06
Other Income	21,822	24,352	20,434	20,434	0.11
Less Vacancy & Credit Loss	(2,532,624)(1)	(1,339,229)	(897,283)	(637,625)(2)	(3.53)
Effective Gross Income	$3,049,937	$4,217,767	$4,280,881	$4,632,167	$25.64

Total Operating Expenses	$1,086,560	$1,020,993	$1,018,341	$1,094,099	$6.06

Net Operating Income	$1,963,377	$3,196,774	$3,262,540	$3,538,068	$19.59
TI/LC	0	0	0	188,590	1.04
Capital Expenditures	0	0	0	37,682	0.21
Net Cash Flow	$1,963,377	$3,196,774	$3,262,540	$3,311,796	$18.33

NOI DSCR	0.88x	1.44x	1.47x	1.59x
NCF DSCR	0.88x	1.44x	1.47x	1.49x
NOI DY	5.6%	9.1%	9.3%	10.1%
NCF DY	5.6%	9.1%	9.3%	9.5%

(1)
A new management practice in which tenants that vacated or paying reduced rent, were written off the books was implemented, and management changed the books for 2011 to reflect all tenants that vacated in previous reporting periods as well, which resulted in the large increase in bad debt.

(2)	The underwritten economic vacancy is 12.1%. The Southern Highlands Marketplace Property was 87.9% physically occupied as of December 13, 2013.

Appraisal.  As of the appraisal valuation date of December 3, 2013, the Southern Highlands Marketplace Property had an “as-is” appraised value of $52,760,000.

Environmental Matters.  According to a Phase I environmental site assessment dated December 4, 2013, there was no evidence of any recognized environmental condition at the Southern Highlands Marketplace Property.

Market Overview and Competition.  The Southern Highlands Marketplace Property is located in Las Vegas, Nevada, within the Southern Highlands master planned community. The Southern Highlands Marketplace Property is situated in the far southwest portion of the Las Vegas Valley at the southeast corner of Southern Highlands Parkway and West Cactus Avenue, the major north/south throughway traversing the Southern Highlands master planned community.   The Southern Highlands master planned community encompasses 2,500 acres and is located approximately 11 miles southwest of the McCarran International Airport and the Las Vegas Strip. The Southern Highlands neighborhood amenities include a 220-acre private luxury golf course. According to a third party market research report, the population from 2010 to 2014 within a one-, three-, and five-mile radius of the Southern Highlands Marketplace Property increased 16.0%, 16.4% and 12.9%, respectively. The projected median household income in 2014 for the same one-, three-, and five-mile radii is $82,623, $67,808 and $61,103, respectively.

According to the appraisal, the Southern Highlands Marketplace Property is located in the Southwest Las Vegas retail submarket. The submarket contains 6.1 million square feet of inventory. According to a third party market research report, as of the third quarter 2013 the overall retail vacancy rate for the submarket was 14.9%. Neighborhood shopping centers had a lower vacancy of 13.1% during the same period. Average asking rents at neighborhood shopping centers for the third quarter 2013 were $20.69 per square foot on a triple-net basis.

The following table presents certain information relating to some comparable retail centers for the Southern Highlands Marketplace Property:

Competitive Set(1)

	Southern Highlands Marketplace (Subject)	Eastgate	Centennial Gateway	Eastern Beltway	Centennial Center
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	– –	13.3 miles	25.8 miles	6.0 miles	26.0 miles
Property Type	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center	Power Center
Year Built/Renovated	2003/NAP	2002/NAP	2008/NAP	1998/NAP	2001/NAP
Anchors	Smith’s, Ace Hardware, Walgreens	Office Depot, 99 Cent Only, Party City	24-Hour Fitness, Sportsman Warehouse, Fresh N Easy, Walgreens	Wal-Mart Super Center, Sam’s Club	Wal-Mart Super Center, Sam’s Club, Home Depot
Total GLA	180,640 SF	96,604 SF	193,009 SF	272,817 SF	316,929 SF
Total Occupancy	88%	93%	96%	99%	96%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

SOUTHERN HIGHLANDS MARKETPLACE

The Borrower.  The borrower is O & O Enterprises, L.L.C., a Nevada limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Southern Highlands Marketplace Mortgage Loan. Garry Goett holds the controlling interest in the borrower and is the guarantor of certain nonrecourse carveouts under the Southern Highlands Marketplace Mortgage Loan.

The Sponsor.  The sponsor is Garry V. Goett, founder of Olympia Companies (“Olympia”). Olympia’s subsidiaries and related entities actively engage in all phases of real estate development from land investment to participating in residential, commercial and retail development in southern Nevada. Olympia’s current portfolio includes real estate projects in the Las Vegas area, such as the Southern Highlands master planned community, the Casino Fandango and attached Galaxy theater, a 100-room Courtyard by Marriott hotel, digital and vinyl billboards and self storage facilities.

The sponsor reported that, in its role as guarantor for a property other than the Southern Highlands Property, it is subject to a proceeding seeking the deficiency between the foreclosure sale amount and the loan amount, equal to approximately $18,627,732. See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement. Additionally, please refer to “- Litigation Considerations” in the Prospectus Supplement.

Escrows. The loan documents provide for upfront escrows in the amount of $48,659 for real estate taxes, $60,358 for insurance, $3,140 for replacement reserves, $15,000 for future tenant improvements and leasing commissions and $60,270, which will be released once tenant Paul Mitchell is in occupancy, paying full unabated rent and open for business. The loan documents also provide for ongoing monthly escrows in the amount of $24,329 for real estate taxes, $5,030 for insurance, $3,140 for replacement reserves and $15,000 for tenant improvements and leasing commissions (subject to a cap of $400,000).

Lockbox and Cash Management.  The Southern Highlands Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay rents directly into such lockbox account.  The loan documents also require all rents received by the borrower be deposited into the lockbox account within two business days after receipt thereof.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into an account designated by the borrower on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive quarters; or with respect to the matters described in clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” will occur if either of the tenants Smith’s or Walgreens (i) is the subject of any bankruptcy proceedings, (ii) has vacated all or substantially all of its space (with or without prior notice to the borrower or guarantor), or (iii) has provided notification of its intention to vacate its space.

A “Major Tenant Trigger Event Cure” will occur upon the earlier of the following: (i) any bankruptcy proceeding of which Smith’s or Walgreens is the subject has been terminated and the applicable lease has been affirmed or (ii) the borrower has entered into a new lease for the associated rentable space (a) with a new tenant acceptable to the lender, (b) the term of such lease is for no less than five years, and (c) the new tenant has completed all improvements, is open for business and has commenced regular base rent payments.

Property Management.  The Southern Highlands Marketplace Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Southern Highlands Marketplace Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness: Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage, from terrorism in an amount equal to the full replacement cost of the Southern Highlands Marketplace Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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WALTONWOOD CARY PARKWAY

WALTONWOOD CARY PARKWAY

DURHAM
DURHAM COUNTY
RESEARCH TRIANGLE PARK
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Lake Lynn
Crabtree Forest
Laurel Hills
Morrisville
Lake Crabtree
Carl Alwin Schenck Memorial Forest
WAKE COUNTY
Preston Country Club
Cary
RALEIGH
Fred G. Bond Metro Park
Apex Community Park
MacGregor Downs Country Club
Lochmere Lake
Lake Johnson
Lake Raleigh
North Carolina State University
NCSU Agricultural Research Land
Apex
Regency Park
Lochmere Golf Club
Knights Play Golf Course
Holly Springs
Devils Ridge Golf Club
Waltonwood Cary Parkway
750 Southeast Cary Parkway
Cary, NC 27511
Hillsborough
Chapel Hill
Carrboro
Durham
Wake Forest
Rolesville
Fearrington
Garner
Knightdale
Clayton
Fuquay-Varina

No. 5 – Waltonwood Cary Parkway

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$32,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$32,000,000			Location:	Cary, NC
% of Initial Pool Balance:	2.9%			Size:	133 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$240,602
Borrower Name:	Waltonwood Cary IL, LLC			Year Built/Renovated:	2010/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	65.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	96.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	96.2% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,398,588 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,258,003 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(4):	$3,007,799 (TTM 11/30/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$5,955,112
Additional Debt Type:	NAP			U/W Expenses:	$2,988,034
				U/W NOI:	$2,967,077
				U/W NCF:	$2,927,177
				U/W NOI DSCR:	1.42x
				U/W NCF DSCR:	1.40x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.3%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$46,400,000
Taxes	$86,039	$21,510	NAP	As-Is Appraisal Valuation Date:	December 10, 2013
Insurance	$22,431	Springing	NAP	Cut-off Date LTV Ratio:	69.0%
Replacement Reserve	$0	$3,325	NAP	LTV Ratio at Maturity or ARD:	57.0%

(1)	See “The Sponsors” section. The Waltonwood Cary Parkway Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood at Lakeside.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood Cary Parkway Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Cary, North Carolina (the “Waltonwood Cary Parkway Property”).  The Waltonwood Cary Parkway Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood Cary Parkway Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood Cary Parkway Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood Cary Parkway Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood Cary Parkway Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood Cary Parkway Mortgage Loan is prepayable without penalty on or after January 1, 2024.

WALTONWOOD CARY PARKWAY

Sources and Uses

Sources			Uses
Original loan amount	$32,000,000	100.0%	Loan payoff	$18,914,792	59.1%
			Reserves	108,471	0.3
			Closing costs	261,455	0.8
			Return of equity	12,715,283	39.7
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Property. The Waltonwood Cary Parkway Property is a 133-unit independent living, senior housing property situated on a 13.8-acre parcel and consists of seven, four-story buildings located in Cary, North Carolina.  The Waltonwood Cary Parkway Property was built in 2010 and includes 56 one bedroom/one bathroom units, 65 two bedroom/two bathroom units and 12 two-bedroom cottages.  The cottages each contain a one-car garage, front porch and back patio.  Amenities at the Waltonwood Cary Parkway Property include a movie theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, libraries, activity centers, general store and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered.  The units contain full kitchens with washers and dryers. The Waltonwood Cary Parkway Property provides 123 uncovered parking spaces and 16 covered parking spaces, for a parking ratio of 1.0 space per unit. As of January 13, 2014, the Waltonwood Cary Parkway Property was 96.2% occupied.

Attached to the Waltonwood Cary Parkway Property is a two-story, 43-unit assisted living and memory care facility (the “Assisted Living Facility Unit”), which is not part of the collateral.  The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but do share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood Cary Parkway Property and the Assisted Living Facility Unit is structured as a two-unit condominium.  The Waltonwood Cary Parkway Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood Cary Parkway Mortage Loan, is the other unit. The condominium documents provide that the borrower controls the condominium board because the Waltonwood Cary Parkway Property comprises approximately 76.9% of the total common area interest of the two units.  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit. The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit offer residents a continuum of care (independent/assisted) within one development. As residents’ needs change, they have the ability to move from the independent living portion to the assisted living portion without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood Cary Parkway Property as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood Cary Parkway Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	56	42.1%	769	$3,498
2 Bedroom/2 Bath	77	57.9%	1,177	$4,060
Total/Weighted Average	133	100.0%	1,005	$3,823

(1)	Information obtained from the borrower’s rent roll.

The following table presents historical occupancy percentages at the Waltonwood Cary Parkway Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)	12/31/2013(1)	1/13/2014
65.9%	92.2%	96.1%	96.2%

(1)	Information obtained from the borrower.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

WALTONWOOD CARY PARKWAY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood Cary Parkway Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per Unit
Base Rent	$5,975,395	$5,973,212	$5,894,259	$6,107,388	$45,920
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	(30,761)	(153,390)	(135,399)	(135,399)	(1,018)
Other Income	259,293	250,196	240,287	371,879	2,796
Less Vacancy & Credit Loss	(2,957,709)	(1,490,381)	(129,937)	(388,756)(1)	(2,923)
Effective Gross Income	$3,246,219	$4,579,637	$5,869,209	$5,955,112	$44,775

Total Operating Expenses	$1,847,631	$2,321,634	$2,861,410	$2,988,034	$22,466

Net Operating Income	$1,398,588	$2,258,003	$3,007,799	$2,967,077	$22,309
Replacement Reserves	4,717	9,403	16,784	39,900	300
Net Cash Flow	$1,393,871(2)	$2,248,600(2)	$2,991,015(2)	$2,927,177	$22,009

NOI DSCR	0.67x	1.08x	1.43x	1.42x
NCF DSCR	0.66x	1.07x	1.43x	1.40x
NOI DY	4.4%	7.1%	9.4%	9.3%
NCF DY	4.4%	7.0%	9.3%	9.1%

(1)	The underwritten economic vacancy is 8.1%. The Waltonwood Cary Parkway Property was 96.2% physically occupied as of January 13, 2014.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

Appraisal. As of the appraisal valuation date of December 10, 2013, the Waltonwood Cary Parkway Property had an “as-is” appraised value of $46,400,000.

Environmental Matters.  According to the Phase I environmental site assessment dated November 25, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood Cary Parkway Property.

Market Overview and Competition.  The Waltonwood Cary Parkway Property is located on SE Cary Parkway directly off of State Route 64 in Cary, North Carolina.  The Waltonwood Cary Parkway Property is located within the western portion of Wake County and is approximately 11 miles west of Raleigh and 14 miles south of the Raleigh-Durham International Airport.  According to the appraisal, the Raleigh-Cary metropolitan statistical area (“MSA”) is the 47th largest MSA in the United States in terms of area and has an estimated 2013 population of approximately 1.2 million.  The population and average household income within a five-mile radius of the Waltonwood Cary Parkway Property, considered to be the primary trade area, is 158,666 and $85,267, respectively.  Access to the Waltonwood Cary Parkway Property is provided by State Route 64 and Interstate 40, which is approximately three miles northeast of the Waltonwood Cary Parkway Property. The Town of Cary is located in the middle of the Research Triangle area, named after the Research Triangle Park which is home to numerous companies including Cisco, Ericsson, GlaxoSmithKline and Monsanto Corporation.

The appraisal identified a competitive set of four independent living facilities, which exhibit occupancy rates ranging from 93.0% to 100.0%, with a weighted average occupancy of 97.0%.  In comparison, a third party market research report indicates average occupancy for independent living facilities in the Raleigh MSA to be 93.4%. The appraiser concluded a 6.0% vacancy rate. The appraiser also concluded monthly market rents of $3,500 to $4,000 for the one-bedroom/one-bathroom units, $4,050 to $4,430 for the two-bedroom/two-bathroom units, and $4,395 for the two-bedroom cottages.

WALTONWOOD CARY PARKWAY

The following table presents certain information relating to some comparable independent living properties for the Waltonwood Cary Parkway Property:

Competitive Set(1)

	Waltonwood Cary Parkway (Subject)	The Gardens at Wakefield	Jordan Oaks	Abbotswood of Stonehenge	Magnolia Glen	Bartlett Reserve Senior Living	Woodland Terrace	Cambridge Village at Apex
Location	Cary, NC	Raleigh, NC	Cary, NC	Raleigh, NC	Raleigh, NC	Durham, NC	Cary, NC	Apex, NC
Distance to Subject	--	18.1 miles	3.1 miles	9.3 miles	8.6 miles	12.3 miles	1.0 mile	5.1 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent and Assisted Living	Independent and Assisted Living	Independent and Assisted Living and Dementia Care	Independent Living
Number of Units	133	121	118	120	160	99	104	121
1BR/Unit Monthly Rent	$3,306-$3,980	$2,560-$3,150	$2,844	$2,800	$3,685	$2,395-$2,795	$3,710	$2,885-$3,600
2BR/Unit Monthly Rent	$3,703-$4,332	$3,450	$5,373	$3,380	$4,305	$2,745-$3,100	$4,275-$4,350	$3,710-$4,430
Total Occupancy	96%	85%	93%	100%	100%	100%	100%	NAV

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Cary IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood Cary Parkway Mortgage Loan. Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood Cary Parkway Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate development company with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida; and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior housing communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.  The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Prospectus Supplement.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood Cary Parkway Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows.  The loan documents provide for upfront escrows in the amount of $86,039 for real estate taxes and $22,431 for insurance. The loan documents provide for ongoing monthly reserves in the amount of $21,510 for real estate taxes and $3,325 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided: (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with the lender and such escrow is maintained for the term of the loan; and (iii) the lender receives evidence that the premiums are paid timely. The upfront insurance escrow is available to pay insurance premiums.

Lockbox and Cash Management. The Waltonwood Cary Parkway Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood Cary Parkway Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood Cary Parkway Property at any time after February 25, 2015 subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and the applicable rating agencies; (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; (iv) payment of a transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

WALTONWOOD CARY PARKWAY

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood Cary Parkway Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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BRUNSWICK SQUARE

BRUNSWICK SQUARE

BRUNSWICK SQUARE

Brunswick Square
755 State Route 18
East Brunswick, NJ 08816
Middlesex
South Plainfield
Iselin
Woodbridge
Newark Intl. Airport 13 miles
Piscataway
Metuchen
Fords
Edison
Perth Amboy
Highland Park
Somerset
SOMERSET COUNTY
NEW BRUNSWICK
MIDDLESEX COUNTY
South Amboy
Raritan River
Sayreville
Franklin Township
Parlin
Milltown
South River
North Brunswick Township
East Brunswick
Farrington Lake
Cheesequake State Park
Davidsons Mill Pond Park
South Brunswick Township
Spotswood
Old Bridge
Duhernal Lake
Marlboro Township
MONMOUTH COUNTY
Old Bridge Township Raceway Park
Old Bridge Airport
Manalapan Township
Yorketown
Rutgers Univ. Busch Campus
Rutgers Univ. Livingston Campus
Rutgers Stadium
Robert Wood Johnson Univ. Hospital
Rutgers University
Middlesex Mall
JFK Medical Center
Menlo Park Mall
Woodbridge Center
Middlesex Community College
Thomas Edison County Park
Sayrebrook Towne Center
Midstate Mall
Sayre Woods Shopping Center
Glenwood Country Club
Tamarack Golf Course
Quail Brook Golf Course
Johnson Park
NJ Turnpike
Garden State Parkway
New Jersey Tpke
NJ TRANSIT
N.E. CORRIDOR
Texas Rd
Newman Sprgs Rd
Old Bridge-Matawan Rd
Ticetown Rd
Old Stage Rd
Cranbury Rd
Rues Ln
Summerhill Rd
Old Bridge Tpke
Englishtown Rd
Spotswood-Englishtown Rd
Buckelew Ave
Union Hill Rd
Tennent Rd
Washington Rd
Main St
Bordentown Ave
Ernston Rd
Hillside Ave
Edgeboro Rd
Ryders Ln
Fresh Ponds Rd
Riva Ave
Hamilton St
Franklin Blvd
JFK Blvd
Easton Ave
Woodbridge Ave
Lincoln Hwy
Stelton Rd
New Durham Rd
Centennial Ave
Lincoln Blvd
Morris Ave
Hoes Ln
Metlars Ln
Suttons Ln
Mill Rd
Jernee Mill Rd
Park Ave
Plainfield Rd
Oak Tree Rd
Jersey Ave
287
95
18
27
1
9
35
34
130
440
501
JERSEY CITY
NEWARK
NEW YORK
Elizabeth
Plainfield
Somerville
New Brunswick
Edison
East Brunswick
Old Bridge
Princeton
Freehold
TRENTON
Hamilton Twp.
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
Toms River
Atlantic Ocean

No. 6 – Brunswick Square

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$30,000,000			Location:	East Brunswick, NJ
% of Initial Pool Balance:	2.7%			Size:	292,685 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$263.08
Borrower Name:	Brunswick Square Mall, LLC			Year Built/Renovated:	1973/2012
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	SPG Management Associates III, LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	97.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.1% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of)(3):	99.3% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(3):	99.2% (1/9/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$7,339,255 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,455,862 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$8,213,357 (TTM 11/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$12,242,344
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$4,275,457
				U/W NOI:	$7,966,887
				U/W NCF:	$7,473,300
				U/W NOI DSCR(1):	1.64x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.54x
				U/W NOI Debt Yield(1):	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$113,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
Replacement Reserves	$0	Springing	$273,600	Cut-off Date LTV Ratio(1):	68.1%
TI/LC Reserve	$0	Springing	$711,600	LTV Ratio at Maturity or ARD(1):	55.7%

(1)
The Brunswick Square Loan Combination, totalling $77,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and will be contributed to the WFRBS 2014-C19 Trust.  The controlling Note A-1 had an original principal balance of $47,000,000 and is expected to be contributed to a future trust.  All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Brunswick Square Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Brunswick Square Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in East Brunswick, New Jersey (the “Brunswick Square Property”). The Brunswick Square Loan Combination was originated on February 11, 2014 by The Royal Bank of Scotland. The Brunswick Square Loan Combination had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.796% per annum.  The Brunswick Square Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30 year amortization schedule. The Brunswick Square Loan Combination matures on March 1, 2024.

Note A-2, which represents the non-controlling interest in the Brunswick Square Loan Combination and will be contributed to the WFRBS 2014-C19 Trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. Note A-1 (the “Brunswick Square Companion Loan”) had an original principal balance of $47,000,000, is currently held by the related Mortgage Loan Seller and is expected to be contributed to a future trust and represents the controlling interest in the Brunswick Square Loan Combination.  Note A-1 is permitted to be split into additional notes and the related Mortgage Loan Seller has not provided any assurance that Note A-1 will not be split further.  See “Description of the Mortgage Pool - Additional Indebtedness - The Loan Combination - The Brunswick Square Loan Combination” and “The Pooling and Servicing Agreement - Servicing of the Loan Combination” in the Prospectus Supplement.

BRUNSWICK SQUARE

Prior to the open period (prior to, and including August 1, 2023), the borrower may voluntarily prepay the Brunswick Square Loan Combination, in full or in part, which the lender may accept, in its sole discretion, upon payment of an amount equal to the greater of (a) 3% of the outstanding principal balance of the Brunswick Square Loan Combination and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest remaining, assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest is paid on the maturity date, over (ii) the principal amount being prepaid.

Following the lockout period, the borrower has the right to defease the Brunswick Square Loan Combination in whole, but not in part, on any due date before September 1, 2023.  In addition, the Brunswick Square Loan Combination is prepayable without penalty on or after September 1, 2023. Borrower can prepay after August 1, 2023 without penalty, provided that the borrower would be required to pay the amount of interest which would have accrued on the note if such prepayment occurred on September 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$77,000,000	99.3%	Loan payoff(1)	$76,923,676	99.2%
Sponsor’s new cash contribution	544,775	0.7%	Closing costs	621,099	0.8
Total Sources	$77,544,775	100.0%	Total Uses	$77,544,775	100.0%

(1)	The Brunswick Square Property was previously securitized in CSFB 2004-C4.

The Property.  The Brunswick Square Property is a single story regional mall located on Route 18 in East Brunswick, New Jersey approximately four miles south of exit nine on the New Jersey Turnpike and 30 miles southwest of New York City. The Brunswick Square mall contains 760,311 square feet of retail space, of which 292,685 square feet serve as collateral for the Brunswick Square Mortgage Loan, and is situated on an 81.1-acre parcel of land. The Brunswick Square Property is anchored by Macy’s, JC Penney (neither of which is part of the collateral), and a 13-screen Starplex Cinemas (part of the collateral).  The Brunswick Square Property contains 4,400 parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. The Brunswick Square Property was constructed in 1973 and renovated in 1999 and 2012. The 1999 renovation included new floors, lighting, ceilings and a new entrance. Barnes & Noble was also added in 1999 and the existing theater was expanded to a 13-screen cinema with stadium seating. The 2012 renovation included an upgrade of the mall entrances and parking lot, as well as a reconfiguration in which two new food tenants, Panera Bread and Tilted Kilt were added. In addition, Starplex Cinemas added luxury seating and is currently undergoing additional renovations to concession stands, restrooms and the lobby. As of year-end 2013, tenants occupying 10,000 square feet or less had comparable in-line sales of $326 per square foot with an average occupancy cost of 15.6%. As of January 9, 2014, the Brunswick Square Property was 99.2% occupied by 71 tenants.

BRUNSWICK SQUARE

The following table presents certain information relating to tenancy at the Brunswick Square Property:

Major Tenants
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa2/BBB+	244,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
JC Penney	NR/Caa1/CCC+	223,626	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Starplex Cinemas	NR/NR/NR	49,313	16.8%	$10.00	$493,130	6.5%	(5)	24.8%	5/31/2022
Total Anchor Tenants - Collateral		49,313	16.8%	$10.00	$493,130	6.5%

Other Major Tenants - Collateral
Forever 21	NR/NR/NR	12,508	4.3%	$37.10	$464,006	6.2%	$234	16.3%	1/31/2020
Barnes & Noble	NR/NR/NR	24,833	8.5%	$16.11	$400,000	5.3%	$168	10.2%	7/31/2019
New York & Company	NR/NR/NR	10,248	3.5%	$14.64	$150,000	2.0%	$123	12.0%	1/31/2015
Against All Odds	NR/NR/NR	10,594	3.6%	$12.74	$135,000	1.8%	$104	12.3%	8/31/2015
Old Navy(6)	BBB-/Baa3/BBB-	15,856	5.4%	$0.00	$0	0.0%	$243	6.0%	MTM
Total Other Major Tenants - Collateral		74,039	25.3%	$15.52	$1,149,006	15.3%

Non-Major Retail Tenants - Collateral		167,128	57.1%	$35.24	$5,889,097	78.2%

Total Occupied Collateral(7)		290,480	99.2%	$25.93	$7,531,234	100.0%

Total Vacant Space		2,205	0.8%

Collateral Total		292,685	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Starplex Cinemas currently operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 resulting in an occupancy cost of 24.8% for 2013, although the theater was not open for business for all of the year.

(6)	Old Navy is in negotiations with management to renew its lease through January 2018. Old Navy currently pays rent on a month-to-month basis.
(7)	Occupancy includes temporary and seasonal tenants.

The following table presents certain information relating to the historical sales and occupancy costs at the Brunswick Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Against All Odds	$96	$110	$111	$104
Barnes & Noble	$199	$192	$185	$168
Forever 21	$248	$229	$236	$234
New York and Company	$157	$135	$128	$123
Old Navy	$234	$219	$232	$243
Starplex Cinemas	NAP	NAP	NAP	$271,308(2)

Total In-line (<10,000 square feet)(3)	$283	$307	$334	$326
Occupancy Costs(3)	16.9%	17.3%	15.0%	15.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Historical Sales for Starplex Cinemas are reported on a per screen basis. Starplex Cinemas operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 for 2013, although the theater was not open for business for all of the year.

(3)	Represents tenants occupying less than 10,000 square feet.

BRUNSWICK SQUARE

The following table presents certain information relating to the lease rollover schedule at the Brunswick Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	17,165	5.9%	17,165	5.9%	$120,000	$6.99
2014	0	0	0.0%	17,165	5.9%	$0	$0.00
2015	18	63,396	21.7%	80,561	27.5%	$1,934,483	$30.51
2016	8	14,765	5.0%	95,326	32.6%	$534,539	$36.20
2017	12	35,824	12.2%	131,150	44.8%	$915,185	$25.55
2018	3	5,178	1.8%	136,328	46.6%	$262,333	$50.66
2019	8	51,646	17.6%	187,974	64.2%	$1,292,583	$25.03
2020	2	12,776	4.4%	200,750	68.6%	$513,008	$40.15
2021	1	632	0.2%	201,382	68.8%	$117,229	$185.49
2022	11	75,782	25.9%	277,164	94.7%	$1,348,593	$17.80
2023	4	5,699	1.9%	282,863	96.6%	$292,790	$51.38
2024	2	7,617	2.6%	290,480	99.2%	$200,490	$26.32
Thereafter	0	0	0%	290,480	99.2%	$0	$0.00
Vacant(4)	0	2,205	0.8%	292,685	100.0%	$0	$0.00
Total/Weighted Average	71	292,685	100.0%			$7,531,234	$25.93

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Brunswick Square Property:

Historical Occupancy(1)

12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	1/9/2014
97.4%	98.1%	99.3%	99.2%

(1)	Occupancy includes temporary and seasonal tenants.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and the Underwritten Net Cash Flow at the Brunswick Square Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per SF
Base Rent	$6,123,850	$6,799,547	$7,219,905	$7,531,234	$25.73
Grossed Up Vacant Space	0	0	0	169,585	0.58
Percentage Rent	804,368	665,459	562,768	485,033(1)	1.66
Total Reimbursables	3,670,290	3,598,651	3,388,058	3,788,753	12.94
Other Income	1,081,756	879,245	857,441	857,441	2.93
Less Vacancy & Credit Loss	(74,984)	(154,634)	(11,113)	(589,701)(2)	(2.01)
Effective Gross Income	$11,605,280	$11,788,268	$12,017,059	$12,242,344	$41.83

Total Operating Expenses	$4,266,025	$4,332,406	$3,803,702	$4,275,457	$14.61

Net Operating Income	$7,339,255	$7,455,862	$8,213,357	$7,966,887	$27.22
TI/LC	0	0	0	356,026	1.22
Replacement Reserves	0	0	0	137,562	0.47
Net Cash Flow	$7,339,255	$7,455,862	$8,213,357	$7,473,300	$25.53

NOI DSCR(3)	1.51x	1.54x	1.69x	1.64x
NCF DSCR(3)	1.51x	1.54x	1.69x	1.54x
NOI DY(3)	9.5%	9.7%	10.7%	10.3%
NCF DY(3)	9.5%	9.7%	10.7%	9.7%

(1)	Underwritten Percentage Rent is based on individual tenant sales for the trailing 12 months ending November 2013.
(2)	The underwritten economic vacancy is 5.0%. The Brunswick Square Property was 99.2% physically occupied inclusive of seasonal and temporary tenants as of January 9, 2014.
(3)	DSCRs and debt yields are based on the Brunswick Square Loan Combination.

BRUNSWICK SQUARE

Appraisal. As of the appraisal valuation date of January 15, 2014, the Brunswick Square Property had an “as-is” appraised value of $113,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 23, 2014, there was no evidence of any recognized environmental conditions at the Brunswick Square Property.

Market Overview and Competition. The Brunswick Square Property is located in East Brunswick, New Jersey, on the west side of State Route 18, and approximately four miles south of the New Jersey Turnpike (I-95). The Brunswick Square Property is located within Middlesex County, in the Central New Jersey region approximately 30 miles southwest of New York City. The Central New Jersey region comprises six New Jersey counties in which the transportation and utilities industry has the largest employment share. According to the appraisal, the Brunswick Square Property has a primary trade area that encompasses a 10-mile radius within the New York/New Jersey core based statistical area. The 2013 population and average household income for the 10-mile trade area were reported at approximately 746,706 and $100,032, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $28.99 per square foot on a triple net basis and used an estimate of $2.00 per square foot for anchor tenants on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 2.5% within the primary trade area.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Brunswick Square Property:

Competitive Set(1)

	Brunswick Square (Subject)	Menlo Park Mall	Woodbridge Center	Freehold Raceway	Bridgewater Commons
Market	East Brunswick, NJ	Edison, NJ	Woodbridge, NJ	Freehold, NJ	Bridgewater, NJ
Distance from Subject	--	12 miles	14 miles	14 miles	20 miles
Property Type	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1973/1999,2012	1942/2003	1971/2003	1990/2007	1988/2005
Anchors	Macy’s, JC Penney, Starplex Cinemas	Macy’s, Nordstrom, AMC Movie Theaters	Macy’s, JC Penney, Sears, Lord & Taylor	Macy’s, JC Penney, Sears, Lord & Taylor, Nordstrom	Macy’s, Lord & Taylor, Bloomingdale’s
Total GLA	760,311 SF(2)	1,243,361 SF	1,633,000 SF	1,665,399 SF	992,000 SF
Total Occupancy	99%(2)	95%	92%	97%	99%

(1)	Information obtained from the borrower’s rent roll and the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Brunswick Square Mall, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brunswick Square Loan Combination. Simon Property Group, L.P. is the guarantor of the nonrecourse carveouts under the Brunswick Square Loan Combination.

The Sponsor. The sponsor, Simon Property Group (NYSE:SPG) (“SPG”), is an S&P 100 company and currently has an interest in more than 325 retail real estate properties in North America, Europe, and Asia comprising approximately 243 million square feet. SPG is headquartered in Indianapolis, Indiana and employs approximately 5,500 people in the United States. SPG has the right to transfer sponsorship to its proposed SpinCo REIT (“SpinCo”), to be known as Washington Prime Group (“WPG”), which is expected to initially own or have an interest in 54 strip centers and 44 malls. WPG is expected to operate a large, diversified portfolio of strip centers and malls in the United States, having 53 million total square feet in 23 states. Occupancy at these strip centers and malls was 94.2% and 90.4%, respectively, as of September 30, 2013.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or rollover reserves so long as no Lockbox Event (as defined below) has occurred and is continuing under the Brunswick Square Loan Combination. In the event that a Lockbox Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $11,400 (subject to a cap of $273,600); and (iii) for tenant improvement and leasing commission in an amount equal to $29,650 (subject to a cap of $711,600).

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters.  A Lockbox Event will end with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), provided that the lender has not accelerated the Brunswick Square Loan Combination, moved for a receiver or commenced foreclosure proceedings; with respect to clause (ii) above, if the borrower replaces the property manager with a replacement property manager pursuant to a replacement management agreement, each qualified pursuant to the terms of the Brunswick Square Loan Combination documents or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii) above, when a debt service coverage ratio of at least 1.20x

BRUNSWICK SQUARE

has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Brunswick Square Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event including, reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Brunswick Square Loan Combination.

Lockbox and Cash Management.  The Brunswick Square Loan Combination requires a lender controlled lockbox, which is already in place, and springing cash management.  The Brunswick Square Loan Combination documents requires that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event, all funds on deposit in the lockbox account will be released to the borrower on a weekly basis.  From and after the occurrence and continuation of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or each business day, during the continuance of an event of default into a lender controlled cash management account.

Property Management. The Brunswick Square Property is managed by SPG Management Associates III, LLC.

Assumption. The borrower has the right to transfer the Brunswick Square Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below), 60 days after the Series 2014-C19 Trust closing date upon at least 30 days’ prior notice to the lender, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right transfer the Brunswick Square Property or 100% of the aggregate interests in the borrower to a non-Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to non-Qualified Transferee’s and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five “shopping centers” and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation by Fitch, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade withdrawal or qualification of the then current ratings of the Series 2014-C19 Certificates and similar confirmations with respect to ratings of any securities backed by the Brunswick Square Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Brunswick Square Property in connection with takings or condemnations of any portion of the Brunswick Square Property; (ii) make transfers of non-income producing portions of the Brunswick Square Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Brunswick Square Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including: (a) evidence that the transferee is not an affiliate of the borrower; (b) with respect to any of the transfers described in (ii) and (iii) above, delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Brunswick Square Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Brunswick Square Loan Combination; and (c) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brunswick Square Property or if TRIPRA is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Brunswick Square Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Brunswick Square Property is repaired or replaced and operations are resumed.

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PRADA WAIKIKI

PRADA WAIKIKI

Waikiki Shopping Plaza
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The Shops at 2100 Kalakaua
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LUXURY ROW AT 2100 KALAKAUA AVENUE
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PRADA WAIKIKI

Prada Waikiki
2174-2176 Kalakaua Avenue
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Lahaina
Lanai
Kahului
Kahului Intl. Airport
Maui
Wailea
Alenuihaha Channel
Waimea
Kalaoa
Kailua
Hawaii
Hilo
Pacific Ocean

No. 7 – Prada Waikiki

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$29,950,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$29,950,000	Location:	Honolulu, HI
% of Initial Pool Balance:	2.7%	Size:	5,840 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$5,128
Borrower Name:	K Properties, Inc.	Year Built/Renovated:	1995/2005
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.780%	Property Manager:	Tenant-managed
Note Date:	February 25, 2014	3rd Most Recent Occupancy:	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,033,183 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,169,488 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(3):	$2,374,465 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,075,397
Additional Debt Type:	NAP	U/W Expenses:	$167,910
U/W NOI(3):	$2,907,487
U/W NCF:	$2,821,302
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.50x
U/W NOI Debt Yield:	9.7%
Escrows and Reserves(2):	U/W NCF Debt Yield:	9.4%
As-Is Appraised Value:	$45,500,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	December 12, 2013
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.8%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Prada Waikiki Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant, freestanding retail building located in Honolulu, Hawaii (the “Prada Waikiki Property”).  The Prada Waikiki Mortgage Loan was originated on February 25, 2014 by Wells Fargo Bank, National Association.  The Prada Waikiki Mortgage Loan had an original principal balance of $29,950,000, has an outstanding principal balance as of the Cut-off Date of $29,950,000 and accrues interest at an interest rate of 4.780% per annum.  The Prada Waikiki Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Prada Waikiki Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Prada Waikiki Mortgage Loan in whole, but not in part, on any date before December 1, 2023.  In addition, the Prada Waikiki Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,950,000	100.0%	Loan payoff(1)	$10,067,958	33.6%
			Reserves	0	0.0
			Closing costs	637,987	2.1
			Return of equity	19,244,055	64.3
Total Sources	$29,950,000	100.0%	Total Uses	$29,950,000	100.0%

(1)	The Prada Waikiki Property was previously securitized in CSMC 2006-C1.

PRADA WAIKIKI

The Property.  The Prada Waikiki Property is a two-story, single tenant luxury boutique retail building occupied by Prada USA Corp. with a lease expiring December 31, 2025.  Built in 1995 and renovated in 2005, the Prada Waikiki Property contains approximately 5,840 square feet and is situated on a 0.11-acre parcel located in Honolulu, Hawaii.  The Prada Waikiki Property has been 100.0% occupied since 1996.  Prada USA Corp. is a subsidiary of the Prada Group which, as of January 31, 2013, operates in more than 70 countries through 461 stores, 25 franchise operated stores and a network of selected multibrand stores located in luxury department stores.  The Prada brand is a fashion and luxury goods provider with net sales totaling €2.6 billion in 2012.

The Prada Group engages in the design, production and distribution of luxury handbags, leather goods, footwear, ready-to-wear apparel, accessories, eyewear and fragrances with brands including Prada, Miu Miu, Car Shoe and Church’s.  The Prada Group’s net revenue for the twelve month period ending January 31, 2013 totaled €3.3 billion, a 29% increase from the net revenue for the twelve month period ending January 31, 2012.  As of January 31, 2013, the Prada Group employed more than 10,000 people and had a market capitalization of approximately €17.0 billion based on the Hong Kong Stock exchange share price.

The following table presents certain information relating to the tenant at the Prada Waikiki Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenant
Prada USA Corp.(1)	NR/NR/NR	5,840	100.0%	$440.60	$2,573,122	100.0%	$1,961	27.3%	12/31/2025
Total Major Tenant		5,840	100.0%	$440.60	$2,573,122	100.0%

(1)	The lease is guaranteed by the parent company PRADA Asia Pacific Limited until December 31, 2015, at which time the guaranty expires.
(2)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(3)
Sales PSF and Occupancy Cost represent the trailing 12-month period ending December 31, 2013.  Occupancy Cost includes percentage rent equivalent to 12.0% of gross sales in excess of $7,000,000.  2013 gross sales were $11,452,650 ($1,961 per square foot).

The following table presents certain information relating to the historical sales at the Prada Waikiki Property:

Historical Sales(1)

12/31/2010	12/31/2011	12/31/2012	12/31/2013
$1,370	$1,850	$1,940	$1,961

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

PRADA WAIKIKI

The following table presents certain information relating to the lease rollover schedule at the Prada Waikiki Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	5,840	100.0%	5,840	100.0%	$2,573,122	$440.60
Vacant	0	0	0.0%	5,840	100.0%	$0	$0.00
Total/Weighted Average	1	5,840	100.0%			$2,573,122	$440.60

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Prada Waikiki Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prada Waikiki Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$1,635,720	$1,711,800	$1,902,000	$2,573,122(1)	$440.60(1)
Grossed Up Vacant Space	0	0	0	0	0.00
Percentage Rent	397,463	457,688	472,465	472,465	80.90
Total Reimbursables	0	0	0	158,466	27.13
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(128,656)(2)	(22.03)
Effective Gross Income	$2,033,183	$2,169,488	$2,374,465	$3,075,397	$526.61

Total Operating Expenses	$0	$0	$0	$167,910	$28.75

Net Operating Income	$2,033,183	$2,169,488	$2,374,465	$2,907,487	$497.86

TI/LC	0	0	0	84,725	14.51
Capital Expenditures	0	0	0	1,460	0.25
Net Cash Flow	$2,033,183	$2,169,488	$2,374,465	$2,821,302	$483.10

NOI DSCR	1.08x	1.15x	1.26x	1.55x(3)
NCF DSCR	1.08x	1.15x	1.26x	1.50x(3)
NOI DY	6.8%	7.2%	7.9%	9.7%(3)
NCF DY	6.9%	7.2%	7.9%	9.4%(3)

(1)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(2)	The underwritten economic vacancy is 5.0%. The Prada Waikiki Property was 100.0% physically occupied as of March 1, 2014.
(3)	Based on the in-place rent the U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY and U/W NCF DY are 1.22x, 1.18x, 7.6% and 7.4%, respectively.

Appraisal.  As of the appraisal valuation date of December 12, 2013, the Prada Waikiki Property had an “as-is” appraised value of $45,500,000.  The appraisal also concluded to a “go dark” value of $32,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 13, 2013, there was no evidence of any recognized environmental conditions at the Prada Waikiki Property.

Market Overview and Competition.  The Prada Waikiki Property is located in Waikiki Beach in Honolulu, Hawaii.  The Prada Waikiki Property is located on the heavily trafficked Kalakaua Avenue; traffic count along Kalakaua Avenue is reported to be

PRADA WAIKIKI

approximately 50,797 vehicles per day.  Kalakaua Avenue is home to luxury retail stores including Chanel, Tiffany & Co., Gucci, Tod’s and Bottega Veneta and the Royal Hawaiian Shopping Center that features tenants such as Fendi, Hermes, Kate Spade, Tory Burch, Salvatore Ferragamo and Cartier.  The Prada Waikiki Property is located within a half mile of hospitality properties including the Royal Hawaiian, Sheraton Princess, Hyatt Regency Waikiki Beach Resort and Spa and Trump International Hotel & Tower.

According to a third party market research report, the Prada Waikiki Property is located within the Waikiki submarket.  As of the fourth quarter of 2013, the submarket reported an estimated inventory of 94 retail properties, totaling approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $99.30 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Prada Waikiki Property:

Competitive Set(1)

	Prada Waikiki (Subject)	2100 Kalakaua Shops	Royal Hawaiian Shopping Center
Location	Honolulu, HI	Waikiki District, HI	Waikiki District, HI
Distance from Subject	--	0.1 miles	0.1 miles
Property Type	Single Tenant	Free Standing Retail	Neighborhood Center
Year Built/Renovated	1995/2005	2002/NAV	1970/2006

Anchors	Prada	Tiffany & Co., Gucci, Chanel	Omega, Laura Piana

Total GLA	5,840 SF	95,000 SF	310,000 SF
Total Occupancy	100%	89%	93%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is K Properties, Inc., a single purpose entity.  Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust are the guarantors of certain nonrecourse carveouts under the Prada Waikiki Mortgage Loan. However, the lender has agreed that it will not enforce its rights and remedies arising under the guaranty or the other loan documents against the Akiko Kimura Revocable Living Trust and the Yuko Kimura-Drye Revocable Living Trust unless the lender has determined that (i) Yoko Kimura is deceased or legally incompetent; (ii) Yoko Kimura is insolvent or subject to any proceedings under the bankruptcy code; (iii) Yoko Kimura has failed to perform her obligations under the guaranty or the lender has determined that Yoko Kimura will be unable to perform her obligations under the guaranty; or (iv) Yoko Kimura has instituted or joined in any action which delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with the efforts of the lender to exercise any rights and remedies available under the guaranty or other loan documents.

The Sponsors. The loan sponsors are Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust. Yoko Kimura has approximately 42 years of commercial real estate experience and has owned the Prada Waikiki Property since 1982.  The loan documents require Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust to maintain a collective minimum net worth and liquidity of $15,000,000 and $2,500,000, respectively.

Escrows. Ongoing monthly reserves for real estate taxes are not required provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant’s lease is in full force and effect; (iii) the tenant continues to be obligated under its lease to pay taxes directly to the taxing authority; (iv) the tenant is making tax payments directly to the taxing authority in accordance with its lease and the borrower provides the lender with timely proof of full payment; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period (as defined below) does not exist.  The loan documents do not require monthly escrows for insurance provided: (i) no event of default has occurred and is continuing; (ii) the tenant is obligated to maintain the insurance in accordance with its lease; (iii) the tenant is making insurance payments directly to the insurer; (iv) the tenant’s lease is in full force and effect and neither the landlord nor the tenant is in default of any of its obligations beyond applicable notice and cure periods; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period does not exist.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period, the borrower is required to establish a lender-controlled lockbox account into which the borrower and the tenant are required to deposit all rents within one business day of receipt.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) Prada USA Corp. or its parent company filing for bankruptcy; (iii) the tenant going dark or notifying the borrower that it intends to go dark; (iv) the tenant terminating its lease or notifying the borrower that it intends to terminate its lease; or (v) the occurrence of any monetary or material non-monetary default under the tenant’s lease.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), when either (x) the bankruptcy filing has been discharged, stayed, dismissed or terminated and the tenant’s lease has been affirmed, assumed or assigned in a manner satisfactory to lender

PRADA WAIKIKI

and tenant delivers to the lender an estoppel certificate or (y) a Replacement Tenant Event (as defined below) has occurred; with regard to clause (iii), upon (a) the tenant has resumed operations and been open for business for two consecutive calendar quarters and tenant delivers an estoppel acceptable to the lender, (b) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (c) a Replacement Tenant Event has occurred; with regard to clause (iv), when either (a) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (b) a Replacement Tenant Event has occurred; and with regard to clause (v), when either (a) the lease default has been cured and the tenant has delivered to the lender an estoppel confirming that the lease is in full force and effect or (b) a Replacement Tenant Event has occurred.

A “Replacement Tenant Event” will commence on the date on which a satisfactory replacement tenant is in occupancy, paying full, unabated rent, open for business in the space currently leased to Prada USA Corp. and the borrower delivers to the lender a copy of the lease, tenant estoppel certificate and a subordination, non-disturbance and attornment agreement both of which must be acceptable to the lender.

Property Management.  The Prada Waikiki Property is managed by the tenant.

Assumption. The borrower has a two-time right to transfer the Prada Waikiki Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Prada Waikiki Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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CHARLOTTESVILLE APARTMENT PORTFOLIO

CHARLOTTESVILLE APARTMENT PORTFOLIO

CHARLOTTESVILLE
Charlottesville-Albemarle Airport 4 miles
Richmond 72 miles
ALBEMARLE COUNTY
University of Virginia
Seminole Trail
Rivanna River
AMTRAK
Barracks Road Shopping Ctr.
Univ. of VA Law School
Klockner Stadium
John Paul Jones Arena
University Hall
Kluge Children's Rehabilitation Center
University of Virginia Art Museum
The Rotunda
Scott Stadium
UVA Medical Center
McCormick Observatory
UVA HealthSouth Rehabilitation Hospital
Charlottesville AMTRAK Station
Downtown Mall
Charlottesville City Court House
Martha Jefferson Hospital
Charlottesville Pavilion
Virginia Discovery Museum
Charlottesville Fashion Square
Albemarle Place
Seminole Square Shopping Ctr.
Boar's Head Inn
UVA Blue Ridge Hospital
Piedmont Community College
Monticello
Monticello Memorial Park
Farmington Country Club
Birdwood Golf Course
Meadowcreek Golf Course
McIntire Municipal Park & GC
Darden Towe Memorial Park
Pen Park
Greenbrier Park
Meadow Creek Park
Charlotte Y. Humphris Park
Washington Park
Tonsler Park
Forest Hills Park
Oakwood Cemetery
Riverview Cemetery
Riverview Park
Azalea Park
Quarry Park
Greenleaf Park
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
WEST VIRGINIA
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
DEL.
NJ
Chesapeake Bay
Atlantic Ocean
Charlottesville Apartment Portfolio
1 Wertland Street Properties Charlottesville, VA
2 10 University Circle Charlottesville, VA
3 68 University Way Charlottesville, VA
4 324 John Street Charlottesville, VA

No. 8 – Charlottesville Apartment Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$29,750,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$29,750,000			Location:	Charlottesville, VA
% of Initial Pool Balance:	2.7%			Size:	462 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$64,394
Borrower Name:	Neighborhood Investments – UVA, LP			Year Built/Renovated:	Various – See Table
Sponsor:	Richard T. Spurzem			Title Vesting:	Fee
Mortgage Rate:	4.851%			Property Manager:	Self-managed
Note Date:	February 28, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2014			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	100.0% (2/23/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,924,274 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,899,007 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,282,111 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$3,658,993
Additional Debt Type:	NAP			U/W Expenses:	$1,032,091
				U/W NOI(2):	$2,626,903
				U/W NCF:	$2,564,539
				U/W NOI DSCR:	1.39x
Escrows and Reserves(1):				U/W NCF DSCR:	1.36x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$101,608	$25,402	NAP	As-Is Appraised Value:	$41,900,000
Insurance	$5,693	$5,693	NAP	As-Is Appraisal Valuation Date:	January 6, 2014
Replacement Reserves	$0	$5,190	NAP	Cut-off Date LTV Ratio:	71.0%
Deferred Maintenance	$52,000	$0	NAP	LTV Ratio at Maturity or ARD:	58.1%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Charlottesville Apartment Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four property parcels containing 14 multifamily buildings in Charlottesville, Virginia (the “Charlottesville Apartment Portfolio Properties”).  The Charlottesville Apartment Portfolio Mortgage Loan was originated on February 28, 2014 by Wells Fargo Bank, National Association.  The Charlottesville Apartment Portfolio Mortgage Loan had an original principal balance of $29,750,000, has an outstanding principal balance as of the Cut-off Date of $29,750,000 and accrues interest at an interest rate of 4.851% per annum.  The Charlottesville Apartment Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Charlottesville Apartment Portfolio Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Charlottesville Apartment Portfolio Mortgage Loan in whole, or in part, on any date before December 1, 2023.  In addition, the Charlottesville Apartment Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,750,000	76.7%	Purchase price	$38,000,000	97.9%
Sponsor’s new cash contribution	9,048,305	23.3	Reserves	159,301	0.4
			Closing costs	639,004	1.6
Total Sources	$38,798,305	100.0%	Total Uses	$38,798,305	100.0%

CHARLOTTESVILLE APARTMENT PORTFOLIO

The Properties.  The Charlottesville Apartment Portfolio Properties consist of four property parcels containing 14 student housing multifamily buildings located throughout the downtown area of Charlottesville, Virginia (home of the University of Virginia (“UVA”)).  The Charlottesville Apartment Portfolio Properties consist of 176 units and 462 bedrooms and were built between 1850 and 2013.  The largest of the four property parcels contains 11 buildings totaling 128 units and 345 bedrooms located on Wertland Street and comprises 74.8% of the total portfolio Cut-off Date Principal Balance (the “Wertland Street Parcel”).  The 1029 Wertland Street and 1115 Wertland Street buildings, which are situated adjacent to one another on the Wertland Street Parcel, contain a total of 80 units and 240 bedrooms and account for approximately 53.0% of the total underwritten base rent of the Charlottesville Apartment Portfolio Properties.  The 1029 Wertland Street building was built in 2013 and contains 48 two-, three- and four-bedroom units totaling 144 bedrooms.  The 1115 Wertland Street building was built in 2008 and contains 32 two- and four-bedroom units totaling 96 bedrooms.  The apartments at the 1029 Wertland Street and 1115 Wertland Street buildings feature hardwood floors in common areas, large living rooms, ample closet space and in-unit washers and dryers.  The remaining 96 units and 222 bedrooms are spread across 12 buildings.  All leases at the Charlottesville Apartment Portfolio Properties are 12-month leases.  As of February 23, 2014, the Charlottesville Apartment Portfolio Properties were 100.0% occupied and approximately 98% pre-leased for the 2014-2015 school year.

The following table presents certain information relating to the Charlottesville Apartment Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated(1)	No. of Units	No. of Beds
Wertland Street Parcel(2)	$22,250,000	74.8%	100.0%	Various/NAP	128	345
1029 Wertland Street			100.0%	2013/NAP	48	144
1115 Wertland Street			100.0%	2008/NAP	32	96
1203 Wertland Street			100.0%	2001/NAP	16	40
1027 Wertland Street			100.0%	1999/NAP	8	20
1025 Wertland Street			100.0%	1900/NAP	1	4
1107 Wertland Street			100.0%	1892/NAP	4	6
1109 Wertland Street			100.0%	1893/NAP	4	7
1121 Wertland Street			100.0%	1895/NAP	5	6
1201 Wertland Street			100.0%	1850/NAP	1	6
1205 Wertland Street			100.0%	1885/NAP	4	9
1213 Wertland Street			100.0%	1900/NAP	5	7
10 University Circle	$3,500,000	11.8%	100.0%	1926/NAP	18	48
324 John Street	$2,000,000	6.7%	100.0%	1998/NAP	10	37
68 University Way	$2,000,000	6.7%	100.0%	1927/NAP	20	32
Total/Weighted Average	$29,750,000	100.0%	100.0%		176	462

(1)	General capital improvements are made, as needed, at the end of each school year.
(2)	The Wertland Street Parcel comprises 11 buildings totaling 128 units and 345 bedrooms.

The following table presents certain information relating to the unit mix of the Charlottesville Apartment Portfolio Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average U/W Monthly Rent per Bed
1 Bedroom	36	36	7.8%	617	$785
2 Bedroom	58	116	25.1%	940	$658
3 Bedroom	20	60	13.0%	1,103	$571
4 Bedroom	61	244	52.8%	1,425	$603
6 Bedroom	1	6	1.3%	2,211	$633
Total/Weighted Average	176	462	100.0%	1,068	$655

(1)	Information obtained from the underwritten rent roll.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents historical occupancy percentages at the Charlottesville Apartment Portfolio Properties:

Historical Occupancy(1)

12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	2/23/2014(3)
100.0%	100.0%	100.0%	100.0%

(1)
The Charlottesville Apartment Portfolio Properties have been 100.0% occupied since 2004 (with the exception of the 1029 Wertland Street and 1115 Wertland Street buildings, which were built in 2013 and 2008, respectively). The 1029 Wertland Street and 1115 Wertland Street buildings have been 100.0% occupied since their respective opening dates.

(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Charlottesville Apartment Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	U/W(1)	U/W $ per Bed
Base Rent	$2,412,712	$2,396,988	$2,825,561	$3,691,572	$7,990
Grossed Up Vacant Space	0	0	0	0	0
Other Income	110,367	116,893	152,825	152,000	329
Less Concessions	0	0	0	0	0
Less Vacancy & Credit Loss	(34,336)	(32,275)	(29,581)	(184,579)(2)	(400)
Effective Gross Income	$2,488,743	$2,481,607	$2,948,805	$3,658,993	$7,920

Total Operating Expenses	$564,469	$582,600	$666,694	$1,032,091	$2,234

Net Operating Income	$1,924,274	$1,899,007	$2,282,111	$2,626,903	$5,686
Capital Expenditures	0	0	0	62,364	135
Net Cash Flow	$1,924,274	$1,899,007	$2,282,111	$2,564,539	$5,551

NOI DSCR	1.02x	1.01x	1.21x	1.39x
NCF DSCR	1.02x	1.01x	1.21x	1.36x
NOI DY	6.5%	6.4%	7.7%	8.8%
NCF DY	6.5%	6.4%	7.7%	8.6%

(1)
Underwritten base rent and net operating income are higher than historicals due to the recent construction of the 1029 Wertland Street building, which contains 144 bedrooms and was built in 2013. The underwritten base rent for the 1029 Wertland Street building ($1,173,228) is based on executed leases for the 2014-2015 school year, which are approximately 22% higher than the pre-construction rents signed for the 2013-2014 school year.

(2)	The underwritten economic vacancy is 5.0%. The Charlottesville Apartment Portfolio Properties were 100.0% physically occupied as of February 23, 2014.

Appraisal.  As of the appraisal valuation date of January 6, 2014, the Charlottesville Apartment Portfolio Properties had an “as-is” appraised value of $41,900,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from January 31, 2014 to February 14, 2014, there was no evidence of any recognized environmental conditions at any of the Charlottesville Apartment Portfolio Properties.

Market Overview and Competition.  The Charlottesville Apartment Portfolio Properties are located in Charlottesville, Virginia, approximately 117 miles southwest of Washington, D.C. and within four blocks of the UVA main campus.  Total enrollment at UVA for the 2012-2013 school year was 21,095, and approximately 58% of undergraduate students live in off-campus housing.  Land use within the area surrounding the Charlottesville Apartment Portfolio Properties is predominantly associated with UVA, and any new development would likely require razing existing improvements.  Due to their proximity to the UVA main campus and UVA Hospital Medical Center, the Charlottesville Apartment Portfolio Properties serve as suitable living arrangements for both undergraduate and graduate students as well as UVA employees.  Primary access to the Charlottesville area is provided by U.S. Route 29 from the north and south and Interstate 64 from the east and west.

According to a third-party market research report, the Charlottesville Apartment Portfolio Properties are located within the Charlottesville apartment market, which reported a 5.6% vacancy rate as of the fourth quarter of 2013.  The appraiser identified a competitive set of six properties (including the Charlottesville Apartment Portfolio Properties, which were treated as one property) totaling 490 units with an average occupancy of 99.5%.  The appraiser concluded that the in-place rents at the Charlottesville Apartment Portfolio Properties are consistent with market rents.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents certain information relating to comparable multifamily properties for the Charlottesville Apartment Portfolio Properties:

Competitive Set(1)

	Charlottesville Apartment Portfolio (Subject)	Carrollton Place	Grandmarc at UVA	The Pointe at 14th Street	The V	Virginia Avenue Apartments
Location	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA
Distance from Subject	--	1.1 – 1.7 miles	0.2 – 0.5 miles	0.5 – 0.8 miles	0.2 – 0.6 miles	0.2 – 0.6 miles
Properties Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	Various/NAP	2005/NAP	2007/NAP	2008/NAP	2006/NAP	1987/2011
Number of Units	176	24	224	28	34	4
Number of Beds	462	NAV	NAV	NAV	NAV	NAV
Average Monthly Rent per Bed
1 Bedroom	$785	NAP	$1,369	NAP	$1,350	NAP
2 Bedroom	$658	$730	$829	NAP	$700	NAP
3 Bedroom	$571	$642	NAP	$775-$875	$725	NAP
4 Bedroom	$603	$540-$560	$749	$700	$680	$645
6 Bedroom	$633	NAP	NAP	NAP	NAP	NAP

Total Occupancy	100%	100%	98%	99%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Neighborhood Investments – UVA, LP, a single purpose entity.  Richard T. Spurzem is the guarantor of certain nonrecourse carveouts under the Charlottesville Apartment Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Richard T. Spurzem, who is the founder of Neighborhood Properties and has over 32 years of experience in owning and managing student housing at UVA.  Excluding the Charlottesville Apartment Portfolio Properties, Mr. Spurzem currently owns over 500 multifamily units in the Charlottesville area valued at approximately $75 million.

Escrows.  The loan documents provide for upfront escrows in the amount of $101,608 for real estate taxes, $5,693 for insurance and $52,000 for deferred maintenance.  The loan documents also provide for ongoing monthly escrow deposits of $25,402 for real estate taxes, $5,693 for insurance and $5,190 for replacement reserves.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar month.  A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management.  The Charlottesville Apartment Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Charlottesville Apartment Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Following the lockout period, the borrower has the right to release any of the (i) the Wertland Street Parcel, having an allocated loan amount equal to approximately 74.8% of the total amount of the Charlottesville Apartment Portfolio Mortgage Loan, and (ii) the three remaining property parcels (the “Other Properties”), subject to certain conditions, including (a) defeasance of a portion of the Charlottesville Apartment Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Wertland Street Parcel or 100% of the allocated loan amount for any of the Other Properties; (b) the post-release debt yield of the remaining properties shall be greater than 9% if the Wertland Street Parcel is released, or greater than 8% if any of the Other Properties are released; (c) confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; and (d) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

CHARLOTTESVILLE APARTMENT PORTFOLIO

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Charlottesville Apartment Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

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EUCLID PLAZA

EUCLID PLAZA

EUCLID PLAZA

Euclid Plaza
601-691 North Euclid Street
Anaheim, CA 92801
South Whittier
Whittier
La Habra
Brea
La Mirada
Fullerton
Placentia
Buena Park
ANAHEIM
Downtown Anaheim
Cypress
Stanton
ORANGE COUNTY
Disneyland
Orange
Garden Grove
Downtown Santa Ana
SANTA ANA
LOS ANGELES COUNTY
Fullerton Municipal Airport
Los Angeles Intl. Airport 24 miles
Los Alamitos Army Airfield
Santa Ana Fwy
Riverside Fwy
Orange Fwy
Garden Grove Fwy
ORANGE COUNTY LINE
91 - OC LINES
METROLINK
91 LINE
IE - OC LINE
LOS ANGELES
LONG BEACH
Pacific Ocean

No. 9 – Euclid Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$27,900,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$27,900,000			Location:	Anaheim, CA
% of Initial Pool Balance:	2.5%			Size:	130,165 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$214.34
Borrower Name:	DK Euclid, LP			Year Built/Renovated:	1961/2003
Sponsor:	David Diamond			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Milan Capital Management, Inc.
Note Date:	February 26, 2014			3rd Most Recent Occupancy (As of):	93.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	95.9% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	95.9% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,266,548 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,274,523 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$2,543,400 (12/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,505,266
				U/W Expenses:	$956,372
				U/W NOI:	$2,548,894
				U/W NCF:	$2,376,142
Escrows and Reserves(1):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.1%
Taxes	$160,757	$34,100	NAP	U/W NCF Debt Yield:	8.5%
Insurance	$24,398	Springing	NAP	As-Is Appraised Value:	$41,000,000
Replacement Reserves	$0	$2,712	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
TI/LC Reserve	$0	$10,847	$275,000	Cut-off Date LTV Ratio:	68.0%
Environmental Reserve(2)	$100,000	$0	NAP	LTV Ratio at Maturity or ARD:	55.5%

(1)	See “Escrows” section.
(2)	See “Environmental Matters” section.

The Mortgage Loan.  The mortgage loan (the “Euclid Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Anaheim, California (the “Euclid Plaza Property”).  The Euclid Plaza Mortgage Loan was originated on February 26, 2014 by Wells Fargo Bank, National Association.  The Euclid Plaza Mortgage Loan had an original principal balance of $27,900,000, has an outstanding principal balance as of the Cut-off Date of $27,900,000 and accrues interest at an interest rate of 4.750% per annum.  The Euclid Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Euclid Plaza Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Euclid Plaza Mortgage Loan in whole, but not in part, on any date before September 1, 2023.  In addition, the Euclid Plaza Mortgage Loan is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$27,900,000	100.0%	Loan payoff(1)	$21,073,977	75.5%
			Reserves	285,155	1.0
			Closing costs	133,625	0.5
			Return of equity	6,407,243	23.0
Total Sources	$27,900,000	100.0%	Total Uses	$27,900,000	100.0%
(1)	The Euclid Plaza Property was previously securitized in GSMS 2004-GG2.

EUCLID PLAZA

The Property.  The Euclid Plaza Property is an anchored retail center containing approximately 130,165 square feet located in Anaheim, California.  Built in 1961 and renovated in 2003, the Euclid Plaza Property consists of three buildings and is anchored by 99 Ranch Market, an Asian American grocery chain.  99 Ranch Market was established in 1984 and has over 35 store locations in California, Nevada, Texas and Washington.   The Euclid Plaza Property is situated on a 10.5-acre parcel and provides approximately 707 surface parking spaces, resulting in a parking ratio of 5.4 spaces per 1,000 square feet of rentable area.  As of December 31, 2013, the Euclid Plaza Property was 95.9% leased to 35 tenants.

The following table presents certain information relating to the tenancy at the Euclid Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Anchor Tenant
99 Ranch Market	NR/NR/NR	36,960	28.4%	$12.00	$443,520	17.2%	NAV	NAV	12/31/2021(2)(3)
Total Anchor Tenants		36,960	28.4%	$12.00	$443,520	17.2%

Major Tenants
Honeybee Food Corporation	NR/NR/NR	7,120	5.5%	$32.96	$234,644	9.1%	NAV	NAV	6/30/2020
Goodwill	NR/NR/NR	11,600	8.9%	$14.64	$169,878	6.6%	NAV	NAV	2/28/2021
Ten Ten Seafood	NR/NR/NR	5,300	4.1%	$29.26	$155,079	6.0%	NAV	NAV	5/31/2018
Daiso California LLC	NR/NR/NR	7,354	5.6%	$18.00	$132,372	5.1%	NAV	NAV	12/31/2018
Marinello School of Beauty	NR/NR/NR	7,328	5.6%	$16.88	$123,716	4.8%	NAV	NAV	5/31/2020
Total Major Tenants		38,702	29.7%	$21.08	$815,689	31.6%

Non-Major Tenants		49,161	37.8%	$26.92	$1,323,290	51.2%

Occupied Collateral Total		124,823	95.9%	$20.69	$2,582,500	100.0%

Vacant Space		5,342	4.1%

Collateral Total		130,165	100.0%

(1)	Tenants are not required to report sales.
(2)	The tenant has the right to terminate between December 31, 2016 and March 1, 2017 with 12 months prior written notice.
(3)	The tenant has three, five-year renewal options.

EUCLID PLAZA

The following table presents certain information relating to the lease rollover schedule at the Euclid Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,085	0.8%	1,085	0.8%	$29,946	$27.60
2014	6	9,272	7.1%	10,357	8.0%	$254,807	$27.48
2015	7	11,530	8.9%	21,887	16.8%	$355,726	$30.90
2016	3	4,131	3.2%	26,018	20.0%	$104,910	$25.40
2017	2	2,937	2.3%	28,955	22.2%	$69,484	$23.66
2018	6	18,472	14.2%	47,427	36.4%	$460,472	$24.93
2019	1	5,277	4.1%	52,704	40.5%	$125,469	$23.78
2020	5	20,272	15.6%	72,976	56.1%	$482,710	$23.81
2021	2	48,560	37.3%	121,536	93.4%	$613,398	$12.63
2022	1	1,787	1.4%	123,323	94.7%	$30,975	$17.33
2023	1	1,500	1.2%	124,823	95.9%	$54,602	$36.40
2024	0	0	0.0%	124,823	95.9%	$0	$0.00
Thereafter	0	0	0.0%	124,823	95.9%	$0	$0.00
Vacant	0	5,342	4.1%	130,165	100.0%	$0	$0.00
Total/Weighted Average	35	130,165	100.0%			$2,582,500	$20.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Euclid Plaza Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013
93.5%	93.9%	95.9%	95.9%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Euclid Plaza Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$2,690,147	$2,591,776	$2,610,680	$2,582,500	$19.84
Grossed Up Vacant Space	0	0	0	128,208	0.98
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	718,768	819,365	907,059	908,554	6.98
Other Income	13,095	13,993	30,032	21,540	0.17
Less Vacancy & Credit Loss	(280,241)	(225,758)	(94,493)	(135,535)(1)	(1.04)
Effective Gross Income	$3,141,768	$3,199,376	$3,453,278	$3,505,266	$26.93

Total Operating Expenses	$875,220	$924,853	$909,878	$956,372	$7.35

Net Operating Income	$2,266,548	$2,274,523	$2,543,400	$2,548,894	$19.58
TI/LC	0	0	0	140,211	1.08
Capital Expenditures	0	0	0	32,541	0.25
Net Cash Flow	$2,266,548	$2,274,523	$2,543,400	$2,376,142	$18.25

NOI DSCR	1.30x	1.30x	1.46x	1.46x
NCF DSCR	1.30x	1.30x	1.46x	1.36x
NOI DY	8.1%	8.2%	9.1%	9.1%
NCF DY	8.1%	8.2%	9.1%	8.5%

(1)	The underwritten economic vacancy is 5.0%. The Euclid Plaza Property was 95.9% physically occupied as of December 31, 2013.

Appraisal.  As of the appraisal valuation date of January 15, 2014, the Euclid Plaza Property had an “as-is” appraised value of $41,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 17, 2014, a recognized environmental condition was observed and a Phase II environmental report was performed due to a previous on-site dry cleaner tenant.  The Phase II environmental report identified perchloroethylene (“PCE”) in the soil gas/vapor samples at levels that were above the California Human Health Screening Levels (“CHHSL”) and permitted levels of the California Department of Toxic Substances

EUCLID PLAZA

(“CDTSC”).  Based on the Environmental Protection Agency’s guidelines, the concentration of PCE represents a low health based environmental risk; however, due to the discovery of PCE, the loan documents require the borrower to have an environmental consultant perform annual soil gas/vapor sampling at the Euclid Plaza Property.  If the results of the annual soil gas/vapor testing disclose any PCE levels in excess of thresholds permitted by the CHHSL and CDTSC and the levels constitute a risk to tenants, occupants, human health or the indoor air quality environment, a consultant will design a soil gas/vapor mitigation system designed to reduce the levels of PCE. An environmental escrow in the amount of $100,000 was reserved at closing to cover the cost of the annual sampling, which is estimated to be $2,000 and if necessary, the cost of a mitigation system which is estimated to be between $40,000 and $60,000.

Market Overview and Competition.  The Euclid Plaza Property is located at the intersection of Euclid Avenue and West Crescent Avenue in the northern portion of Anaheim, California. Euclid Avenue is a major retail corridor with Anaheim Plaza, a Walmart anchored shopping center, located directly southeast of the Euclid Plaza Property and an El Super grocery store and Smart & Final are located directly east of the Euclid Plaza Property.  In addition, other neighborhood attractions include Disneyland Resort, located approximately 2 miles southeast; Knott’s Berry Farm theme park, located three miles west; and Angel Stadium, which is located five miles southeast of the Euclid Plaza Property.  Primary access to the area is provided by Interstate 5, which is two blocks south of the Euclid Plaza Property, Highway 91 and Highway 57.  According to the appraisal, as of 2013, the estimated population within a three- and five-mile radius of the Euclid Plaza Property was 78,684 and 135,341, respectively. The estimated average household income within the same three- and five-mile radius was $64,637 and $68,061, respectively. According to a third party market research report, the Euclid Plaza Property is located in the North Orange County retail submarket. As of year-end 2013, the submarket reported approximately 34.7 million square feet with a 6.6% vacancy rate and average lease rates of $19.12, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Euclid Plaza Property:

Competitive Set(1)

	Euclid Plaza (Subject)	North Euclid Shopping Center	Anaheim Town Center	Orangethorpe Plaza	Fullerton MetroCenter	Anaheim Plaza
Location	Anaheim, CA	Fullerton, CA	Anaheim, CA	Fullerton, CA	Fullerton, CA	Anaheim, CA
Distance from Subject	--	1.6 miles	3.8 miles	0.5 miles	2.3 miles	0.9 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center
Year Built/Renovated	1961/2003	1980/NAV	1980/NAV	2008/NAV	1965/1989	1954/1994
Anchors	99 Ranch Market	Stater Brothers	CVS Pharmacy, Vons	Fresh & Easy, Rite Aid	Sports Authority, Target, Henry’s Marketplace, PetSmart	El Super, Forever 21, Wal-Mart, Petco, Ross Dress For Less
Total GLA	130,165 SF	40,775 SF	106,000 SF	50,919 SF	457,664 SF	491,708 SF
Total Occupancy	96%	90%	92%	95%	93%	92%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is DK Euclid, LP, a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Euclid Plaza Mortgage Loan. David Diamond, the David Allen Diamond Revocable Trust, Avrom Katzman and the Katzman Family Trust are the guarantors of certain nonrecourse carveouts under the Euclid Plaza Mortgage Loan.

The Sponsor. The loan sponsor is David Diamond who owns approximately 79.3% of the ownership interest in the borrower entity and 80.1% of the general partner who owns 1.0% of the borrower entity. Mr. Diamond has approximately 45 years of real estate development experience, primarily in the construction and development of multi-family and condominium projects.

Escrows. The loan documents provide for upfront escrows in the amount of $160,757 for real estate taxes, $24,398 for insurance and $100,000 for an environmental reserve, which is equal to 125% of the estimated cost to monitor and potentially remediate the environmental condition described in “Environmental Matters” above.   The loan documents also provide for ongoing monthly escrow deposits of $34,100 for real estate taxes, $2,712 for replacement reserves and $10,847 for tenant improvements and leasing commissions.  Until 99 Ranch Market extends its lease for at least five years after December 31, 2021, the monies collected in the tenant improvement and leasing commissions escrow can only be used for square footage which was vacant as of February 26, 2014 or for tenants who occupy greater than 4,000 square feet.  The tenant improvements and leasing commissions reserve will be capped at $275,000 but only for so long as (i) no event of default has occurred and is continuing; and (ii) the debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.  The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket polices; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Euclid Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are

EUCLID PLAZA

swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account under control of the lender.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the commencement of a Tenant Trigger Period (as defined below).  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Period.

A “Tenant Trigger Period” will commence if 99 Ranch Market (i) fails to extend its lease; or (ii) declares bankruptcy, goes dark, fails to occupy or vacates its space at the Euclid Plaza Property.  A Tenant Trigger Period will terminate, provided circumstances in clause (i) and (ii) are not continuing, if the net cash flow is at least $2,450,000 or with regard to clause (i), either (a) upon the renewal or extension of the 99 Ranch Market lease for no less than five years at then-market rents including recoveries or (b) on the date on which one or more satisfactory replacement tenants are in occupancy, paying full, unabated rent and open for business in all or substantially all of the space currently leased to 99 Ranch Market for a term of at least five years; and with regard to clause (ii), either (x) upon 99 Ranch Market resuming normal business operations in its space for two consecutive calendar quarters or (y) clause (b) above.

In the event of clauses (i) or (ii) above, in lieu of causing a Tenant Trigger Period, the borrower has the option to deposit an amount equal to 15 months of 99 Ranch Market’s rent at the then-current rental rate (currently $556,012)(the “Tenant Trigger Deposit”).  Upon satisfaction of the conditions described in clause (b) above, the Tenant Trigger Deposit will be returned to the borrower.

Property Management.  The Euclid Plaza Property is managed by Milan Capital Management, Inc.

Assumption. The borrower has a two-time right to transfer the Euclid Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Euclid Plaza Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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WALTONWOOD AT LAKESIDE

WALTONWOOD AT LAKESIDE

Waltonwood at Lakeside
14750 Lakeside Circle
Sterling Heights, MI 48312
Washington
Shelby
Utica
Rochester
Rochester Hills
Sterling Heights
Clinton Twp.
Mount Clemens
Troy
Clawson
Madison Heights
Royal Oak
Warren
Fraser
Roseville
St. Clair Shores
Harrison
Center Line
Huntington Woods
Hazel Park
Oak Park
Ferndale
Eastpointe
Harper Woods
Grosse Pointe Shores
DETROIT
Lake St. Clair
OAKLAND COUNTY
MACOMB COUNTY
WAYNE COUNTY
Stony Creek Metro Park
Stony Creek Lake
Rochester/Utica State Recr. Area
Selfridge Air National Guard Base
Lakeside Mall
Hall Road Crossing
Macomb Comm. College - Center Campus
Macomb Comm. College - South Campus
The Forum at Gateways
Beaumont Hosp. - Troy Campus
Mt. Clemens Reg. Medical Center
St. John Macomb Medical Ctr.
GM Technical Center
Army Tank-Automotive Command
The Shops at Sterling Ponds
Oakland Mall
Macomb Mall
Eastland Center
Michigan State Fairgrounds
Walter P. Reuther Frwy
Chrysler Frwy
Gratiot Ave
Edsel Ford Frwy
29 Mile Rd
26 Mile Rd
25 Mile Rd
24 Mile Rd
23 Mile Rd
22 Mile Rd
21 Mile Rd
Hall Rd
19 Mile Rd
18 Mile Rd
17 Mile Rd
Metro Pkwy
15 Mile Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
Windsor
Ontario
Michigan
Canada

No. 10 – Waltonwood at Lakeside

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$21,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$21,000,000			Location:	Sterling Heights, MI
% of Initial Pool Balance:	1.9%			Size:	122 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$172,131
Borrower Name:	Waltonwood Lakeside IL, LLC			Year Built/Renovated:	2007/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	87.5% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	89.3% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,806,087 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,767,426 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$1,956,862 (TTM 11/31/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$4,035,913
Additional Debt Type:	NAP			U/W Expenses:	$2,105,438
				U/W NOI:	$1,930,475
				U/W NCF:	$1,893,631
				U/W NOI DSCR:	1.40x
				U/W NCF DSCR:	1.38x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.2%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$31,340,000
Taxes	$77,621	$15,524	NAP	As-Is Appraisal Valuation Date:	December 4, 2013
Insurance	$19,585	Springing	NAP	Cut-off Date LTV Ratio:	67.0%
Replacement Reserve	$0	$3,070	NAP	LTV Ratio at Maturity or ARD:	55.4%

(1)	See “The Sponsors” section. The Waltonwood at Lakeside Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood Cary Parkway.
(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood at Lakeside Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Sterling Heights, Michigan (the “Waltonwood at Lakeside Property”).  The Waltonwood at Lakeside Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood at Lakeside Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $21,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood at Lakeside Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood at Lakeside Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood at Lakeside Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood at Lakeside Mortgage Loan is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100%	Loan payoff	$17,061,491	81.2%
			Reserves	320,049	1.5
			Closing costs	97,206	0.5
			Return of equity	3,521,254	16.8
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

WALTONWOOD AT LAKESIDE

The Property. The Waltonwood at Lakeside Property is a four-story 122-unit independent living senior housing property situated on a 5.7-acre parcel in Sterling Heights, Michigan, approximately 31 miles north of the Detroit central business district.  The Waltonwood at Lakeside Property was built in 2007 and includes 64 one bedroom/one bathroom units, 58 two bedroom/two bathroom units, one model unit, one guest suite and one maintenance unit.  Amenities at the Waltonwood at Lakeside Property include a multipurpose room with home theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, library areas, activity centers, general store, and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered. The units have full kitchens with washers and dryers. The Waltonwood at Lakeside Property provides 64 uncovered parking spaces and 36 covered parking spaces, for a parking ratio of 0.9 spaces per unit.  As of January 13, 2014, the Waltonwood at Lakeside Property was 89.3% occupied.

The Waltonwood at Lakeside facility also includes an assisted living and memory care component (the “Assisted Living Facility Unit”), which does not secure the Waltonwood at Lakeside Mortgage Loan. The Waltonwood at Lakeside Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood at Lakeside Property and the Assisted Living Facility Unit is structured as a two-unit condominium. The Waltonwood at Lakeside Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood at Lakeside Mortgage Loan, is the other condominium unit.  The condominium documents provide that the percentage of value assigned to each of the Units shall be 62% for Unit 1 (the Waltonwood at Lakeside Property) and 38% for Unit 2 (the Assisted Living Facility Unit).  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit.  The Waltonwood at Lakeside Property and Assisted Living Facility Unit offer residents a continuum of care (independent/assisted living) within one development. As residents’ needs change they have the ability to move from independent living to assisted living without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood at Lakeside Property, as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood at Lakeside Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	64	52.5%	685	$2,931
2 Bedroom/2 Bath	58	47.5%	1,097	$3,864
Total/Weighted Average	122	100.0%	881	$3,342

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Waltonwood at Lakeside Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/13/2014
87.0%	85.2%	87.4%	89.3%

(1)	Information obtained from the borrower.

WALTONWOOD AT LAKESIDE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood at Lakeside Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per Unit
Base Rent	$4,801,136	$4,750,056	$4,309,427	$4,910,712	$40,252
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	(660,040)	(355,470)	(280,741)	(200,000)	(1,639)
Other Income	169,740	223,102	145,169	72,715	596
Less Vacancy & Credit Loss	(460,549)	(840,122)	(210,433)	(747,514)(1)	(6,127)
Effective Gross Income	$3,850,287	$3,777,567	$3,963,423	$4,035,913	$33,081

Total Operating Expenses	$ 2,044,200	$2,010,141	$2,006,561	$2,105,438	$17,258

Net Operating Income	$1,806,087	$1,767,426	$1,956,862	$1,930,475	$15,824
Replacement Reserves	25,284	24,783	34,591	36,844	302
Net Cash Flow	$1,780,803	$1,742,643	$1,922,271	$1,893,631	$15,522

NOI DSCR	1.31x	1.28x	1.42x	1.40x
NCF DSCR	1.29x	1.27x	1.40x	1.38x
NOI DY	8.6%	8.4%	9.3%	9.2%
NCF DY	8.5%	8.3%	9.2%	9.0%

(1)	The underwritten economic vacancy is 15.0%. The Waltonwood at Lakeside Property was 89.3% physically occupied as of January 13, 2014.

Appraisal. As of the appraisal valuation date of December 4, 2013, the Waltonwood at Lakeside Property had an “as-is” appraised value of $31,340,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 2, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood at Lakeside Property.

Market Overview and Competition.  The Waltonwood at Lakeside Property is located at the intersection of Lakeside Circle and Shorline Drive in Sterling Heights, Michigan within the southwestern portion of Macomb County, approximately 31 miles north of the Detroit central business district and 16 miles north of the Coleman A. Young International Airport.  Access to the Waltonwood at Lakeside Property is provided by the Van Dyke Freeway, two miles to the west, and Interstate 94, seven miles to the east of the Waltonwood at Lakeside Property.  According to the appraisal, the Detroit-Warren-Livonia metropolitan statistical area (“Detroit MSA”) is the 13th most populous MSA in the United States with an estimated 2013 population of 4,815,866.  The population and average household income within a five-mile radius of the Waltonwood at Lakeside Property, considered to be the primary trade area (the “PTA”), is approximately 245,605 and $64,856, respectively.  The PTA encompasses nearly all of Sterling Heights and portions of Utica, Shelby Township, Clinton Township, and Macomb Township. Detroit is the 15th largest metropolitan area economy in the nation based on gross domestic product.  Employment in the Detroit MSA is primarily based on trade, transportation, utilities, professional and business services, education and health services, and manufacturing. These sectors make up approximately 66.0% of the total county employment base. The three largest domestic automakers (Ford, Chrysler, and General Motors) play an integral role in the stability of the region and each are experiencing improving sales.

Within the PTA, there are 20 senior living facilities (including the Waltonwood at Lakeside Property) offering varying levels of care, with 978 units competing directly with the Waltonwood at Lakeside Property. The weighted average occupancy of the 20 properties is 94.0%. In comparison, a third-party market research report indicates average occupancy for independent living facilities in the Detroit MSA to be 91.0% as of third quarter 2013.  The appraisal identified a main competitive set of six independent living facilities, which exhibit a range of occupancy rates from 91.0% to 99.0%, with a weighted average occupancy of 93.1%, and the appraiser concluded to an 11.0% vacancy rate. The appraiser also concluded to monthly market rents ranging from $2,395 to $3,150 for the one-bedroom/one-bathroom units and $3,095 to $3,400 for the two-bedroom/two bathroom units.

WALTONWOOD AT LAKESIDE

The following table presents certain information relating to some comparable independent living properties for the Waltonwood at Lakeside Property:

Competitive Set(1)

	Waltonwood at Lakeside (Subject)	Atria Shorehaven	Villa Bella	Northpointe Village	Town Village	All Seasons	Park Place Heritage Village
Location	SterlingHeights, MI	Sterling Heights, MI	Clinton Township, MI	Utica, MI	Sterling Heights, MI	Rochester Hills, MI	Warren, MI
Distance to Subject	--	0.1 miles	1.1 miles	1.2 miles	4.6 miles	7.3 miles	8.7 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living
Number of Units	122	120	128	120	222	144	136

Average Rent (per unit)

1 BR/Unit	$2,607-$3,292	$2,475	$2,450	$2,475	$2,395	$2,595-$3,005	$2,800
2 BR/Unit	$2,667-$3,763	$2,995	$2,850	$2,995	$2,825	$3,225	$3,325
Total Occupancy	90%	95%	91%	94%	91%	99%	93%

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Lakeside IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood at Lakeside Mortgage Loan.  Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood at Lakeside Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate developer with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior living communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.   The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Prospectus Supplement.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood at Lakeside Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows.  The loan documents provide for upfront escrows in the amount of $77,621 for real estate taxes and $19,585 for insurance.  The loan documents provide for ongoing monthly reserves in the amount of $15,524 for real estate taxes, and $3,070 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with lender and such escrow is maintained for the term of the loan, and (iii) the lender receives evidence that the premiums are paid timely.

Lockbox and Cash Management. The Waltonwood at Lakeside Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood at Lakeside Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood at Lakeside Properties subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies, (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates, (iv) payment of transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

WALTONWOOD AT LAKESIDE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood at Lakeside Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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No. 11 – Seven Hills Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,700,000			Specific Property Type:	Medical
Cut-off Date Principal Balance:	$20,670,252			Location:	Henderson, NV
% of Initial Pool Balance:	1.9%			Size:	114,214 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$180.98
Borrower Names:	SHP Building I, LLC; SHP Building II, LLC; SHP Building III, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Lance Bradford			Title Vesting:	Fee
Mortgage Rate:	5.260%			Property Manager:	Self-managed
Note Date:	January 6, 2014			3rd Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(1):	NAV
Maturity Date:	February 1, 2024			Most Recent Occupancy(1):	NAV
IO Period:	None			Current Occupancy (As of)(1):	87.6% (12/20/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(2):	$106,140 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,523,237
				U/W Expenses:	$429,343
				U/W NOI(2):	$2,093,894
				U/W NCF:	$1,909,112
Escrows and Reserves:				U/W NOI DSCR:	1.52x
				U/W NCF DSCR:	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$5,067	$5,067	NAP	U/W NCF Debt Yield:	9.2%
Insurance	$33,292	$3,329	NAP	As-Is Appraised Value:	$29,900,000
Replacement Reserves	$1,910	$1,910	$68,760	As-Is Appraisal Valuation Dates(3):	Various
TI/LC Reserve	$15,000	$15,000	$500,000	Cut-off Date LTV Ratio:	69.1%
Deferred Maintenance	$46,875	$0	NAP	LTV Ratio at Maturity or ARD:	57.4%

(1)	See “Historical Occupancy” section.
(2)	See “Cash Flow Analysis” section.
(3)	The As-Is Appraisal Valuation Dates range from October 17, 2013 to November 14, 2013.

The Seven Hills Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering three medical office buildings totaling 114,214 square feet and located in Henderson, Nevada (the “Seven Hills Portfolio Properties”). The Seven Hills Portfolio Properties are located approximately 8.8 miles southeast of the Las Vegas Strip and are situated approximately 1.8 miles south of Highway 215. The Seven Hills Portfolio Properties were built between 2012 and 2014, are located within the Seven Hills business park and contain 598 surface parking spaces reflecting a parking ratio of 5.2 spaces per 1,000 square feet of net rentable area. As of December 20, 2013, the SHP I property, a 45,692 square foot medical office building was 100.0% leased and occupied by six tenants; the SHP II property, a 22,763 square foot medical office building was 100.0% leased by six tenants and 85.1% occupied by five tenants; and the SHP III property, a 45,759 square foot medical office building, was 86.9% leased by three tenants and 76.4% occupied by one tenant. As of December 20, 2013, the Seven Hills Portfolio Properties were 94.7% leased to 15 tenants and 87.6% occupied by 12 tenants.

SEVEN HILLS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$20,700,000	100.0%	Loan payoff	$17,278,095	83.5%
			Closing costs	497,318	2.4
			Reserves	102,144	0.5
			Return of equity	2,822,443	13.6
Total Sources	$20,700,000	100.0%	Total Uses	$20,700,000	100.0%

The following table presents certain information relating to the Seven Hills Portfolio Properties:

Property Name	Location	Property Type	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
SHP I	Henderson, NV	Medical Office	$8,584,645	41.5%	100.0%	2012/NAP	45,692	$13,000,000
SHP III	Henderson, NV	Medical Office	$7,858,690	38.0%	76.4%(2)	2014/NAP	45,759	$10,500,000
SHP II	Henderson, NV	Medical Office	$4,226,917	20.4%	85.1%(3)	2012/NAP	22,763	$6,400,000
Total/Weighted Average			$20,670,252	100.0%	87.6%(4)		114,214	$29,900,000

(1)
After the expiration of the lockout period and before the open period, the loan documents permit the release of two of the three Seven Hills Portfolio Properties from the lien of the related mortgage subject to the satisfaction of certain conditions, including, but not limited to, (i) the partial release may only occur during the defeasance period and (ii) a partial prepayment of the loan is made in the amount equal to 120% of the current balance of the allocated loan amount for the first released property, and 125% of the current balance of the allocated loan amount for the second released property. The borrower must simultaneously with the release of the release property transfer title to the release property persons, and provide evidence that immediately after the release of the release property, the debt service coverage ratio is not be less than 1.40x, and the loan-to-value ratio is not greater than 66%.

(2)
The SHP III property was 86.9% leased and 76.4% occupied as of December 20, 2013. Two tenants have signed leases and are expected to take occupancy on March 1, 2014 (Resource Associates of Nevada, Inc, 3,100 square feet), and May 1, 2014 (Stable Development, LLC, 1,700 square feet). The tenants were both underwritten as vacant.

(3)
The SHP II property was 100.0% leased and 85.1% occupied as of December 20, 2013. One tenant has a signed lease and is expected to take occupancy on June 15, 2014 (Nevada Spine Clinic, 3,386 square feet). The tenant was underwritten as vacant.

(4)	The Seven Hills Portfolio properties were 94.7% leased as of December 20, 2013.

The following table presents certain information relating to the tenancies at the Seven Hills Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Americana, LLC	NR/NR/NR	34,950	30.6%	$22.80	$796,860	36.1%	1/31/2024(1)
University of Nevada School of Medicine	NR/Aa2/AA	15,926	13.9%	$20.40	$324,877	14.7%	11/30/2023(2)
LV Radiology and LV Cardiology	NR/NR/NR	7,500	6.6%	$22.52	$168,919	7.7%	2/28/2023
Sunset Clinic	NR/NR/NR	7,500	6.6%	$22.20	$166,494	7.5%	1/14/2023
Sibel Foot, Ankle & Prosthetics	NR/NR/NR	6,850	6.0%	$23.76	$162,749	7.4%	7/26/2022
Total Major Tenants		72,726	63.7%	$22.27	$1,619,899	73.4%

Non-Major Tenants		27,293	23.9%	$21.49	$586,660	26.6%

Occupied Collateral Total		100,019	87.6%	$22.06	$2,206,559	100.0%
		14,195	12.4%
Vacant Space

Collateral Total		114,214	100.0%

(1)	Americana, LLC has two, five-year extension options.
(2)
The University of Nevada School Of Medicine has an early termination option upon 30 days’ written notice in the event funding to the University of Nevada System or its Divisions, Colleges, or Departments fails and causes the tenant to no longer be able to fulfill its lease obligations. In the event the tenant exercises this right, the tenant must pay termination fees in the form of unamortized tenant improvements in excess of $50 per square foot made to the premises and the lender’s releasing costs.

SEVEN HILLS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Seven Hills Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	2	6,886	6.0%	6,886	6.0%	$132,200	$19.20
2018	0	0	0.0%	6,886	6.0%	$0	$0.00
2019	1(4)	1,700	1.5%	8,586	7.5%	$0	$0.00
2020	0	0	0.0%	8,586	7.5%	$0	$0.00
2021	0	0	0.0%	8,586	7.5%	$0	$0.00
2022	4	20,257	17.7%	28,843	25.3%	$458,582	$22.64
2023	5	37,926	33.2%	66,769	58.5%	$818,917	$21.59
2024	3(4)	41,436	36.3%	108,205	94.7%	$796,860	$22.80
Thereafter	0	0	0.0%	108,205	94.7%	$0	$0.00
Vacant	0	6,009	5.3%	114,214	100.0%	$0	$0.00
Total/Weighted Average	15	114,214	100.0%			$2,206,559	$22.06

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
The Lease Expiration Schedule is based on percentage leased, not percentage occupied. Three tenants have executed leases but have yet to take occupancy and have been underwritten as vacant. Stable Development, LLC is expected to occupy 1,700 square feet and take occupancy on May 1, 2014; Resource Associates of Nevada, Inc. is expected to occupy 3,100 square feet and take occupancy on March 1, 2014; Nevada Spine Clinic is expected to occupy 3,386 square feet and take occupancy on June 15, 2014.

The following table presents historical occupancy percentages at the Seven Hills Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/20/2013(2)
NAV	NAV	NAV	87.6%

(1)
Historical occupancy is not available as the Seven Hills Portfolio Properties were built between 2012 and 2014. The Seven Hills Portfolio Properties were 94.7% leased as of December 20, 2013; however, 7.2% of the net rentable area was leased to tenants who have yet to take occupancy.

(2)	Information obtained from the borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Seven Hills Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$2,206,559	$19.32
Grossed Up Vacant Space	298,095	2.61
Total Reimbursables	429,343	3.76
Other Income	0	0.00
Less Vacancy & Credit Loss	(410,760)(2)	(3.60)
Effective Gross Income	$2,523,237	$22.09

Total Operating Expenses	$429,343	$3.76

Net Operating Income	$2,093,939	$18.33
TI/LC	161,939	1.42
Reserves for Replacements	22,843	0.20
Net Cash Flow	$1,909,112	$16.72

NOI DSCR	1.52x
NCF DSCR	1.39x
NOI DY	10.1%
NCF DY	9.2%

(1)	Historical financials are limited as the Seven Hills Portfolio Properties were completed between 2012 and 2014.
(2)	The underwritten economic vacancy is 14.0%. The Seven Hills Portfolio Properties were 87.6% physically occupied (94.7% leased) as of December 20, 2013.

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No. 12 - Shadelands Self-Storage

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Self Storage
Original Principal Balance:	$19,250,000	Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$19,250,000	Location:	Walnut Creek, CA
% of Initial Pool Balance:	1.7%	Size:	140,188 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$137.32
Borrower Name:	Castlerock III, LLC	Year Built/Renovated:	1999/NAP
Sponsor:	Hall Equities Group	Title Vesting:	Fee
Mortgage Rate:	4.799%	Property Manager:	Mark D. Hall
Note Date:	February 11, 2014	3rd Most Recent Occupancy (As of):	94.9% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	95.9% (12/31/2012)
Maturity Date:	March 1, 2024	Most Recent Occupancy (As of):	96.0% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	96.3% (1/27/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,591,619 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,719,183 (12/31/2012)
Call Protection:	L(23),GRTR 1% or YM(94),O(3)	Most Recent NOI (As of):	$1,708,624 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None	U/W Revenues:	$2,303,842
Additional Debt Type:	NAP	U/W Expenses:	$546,778
U/W NOI:	$1,757,064
U/W NCF:	$1,736,036
U/W NOI DSCR:	1.45x
U/W NCF DSCR:	1.43x
Escrows and Reserves:	U/W NOI Debt Yield:	9.1%
U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$26,500,000
Taxes	$0	$9,633	NAP	As-Is Appraisal Valuation Date:	January 24, 2014
Insurance	$6,093	$1,219	NAP	Cut-off Date LTV Ratio:	72.6%
Replacement Reserves	$0	$1,752	NAP	LTV Ratio at Maturity or ARD:	64.0%

The Shadelands Self-Storage mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 140,188 square foot self storage facility located in Walnut Creek, California (the “Shadelands Self-Storage Property”), approximately 25 miles east of San Francisco. The Shadelands Self-Storage Property is a 14-building facility containing 1,199 units, including 548 (45.7%) climate controlled units and property amenities include 24-hour video surveillance, gate access codes and on-site management. The Shadelands Self-Storage Property has averaged a 95.0% occupancy since 2006 and has not been below 91.5% occupancy over such time period. As of January 27, 2014, the Shadelands Self-Storage Property was 96.3% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$19,250,000	100.0%	Loan payoff(1)	$9,079,727	47.2%
			Reserves	6,093	0.0
			Closing costs	300,817	1.6
			Return of equity	9,863,363	51.2
Total Sources	$19,250,000	100.0%	Total Uses	$19,250,000	100.0%

(1)	The Shadelands Self-Storage Property was previously securitized in WBCMT 2004-C14.

SHADELANDS SELF-STORAGE

The following table presents information relating to the historical occupancy for the Shadelands Self-Storage Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/27/2014
94.9%	95.9%	96.0%	96.3%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shadelands Self-Storage Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$2,171,356	$2,358,380	$2,494,476	$2,562,648	$18.28
Loss to Lease & Concessions	0	(69,057)	(298,026)	(171,398)	(1.22)
Other Income	20,276	85,798	214,370	43,312	0.31
Less Vacancy & Credit Loss	0	(96,559)	(95,143)	(130,720)(1)	(0.93)
Effective Gross Income	$2,191,632	$2,278,562	$2,315,677	$2,303,842	$16.43

Total Operating Expenses	$600,013	$559,379	$607,053	$546,778	$3.90

Net Operating Income	$1,591,619	$1,719,183	$1,708,624	$1,757,064	$12.53
Replacement Reserves	0	0	0	21,028	0.15
Net Cash Flow	$1,591,619	$1,719,183	$1,708,624	$1,736,036	$12.38

NOI DSCR	1.31x	1.42x	1.41x	1.45x
NCF DSCR	1.31x	1.42x	1.41x	1.43x
NOI DY	8.3%	8.9%	8.9%	9.1%
NCF DY	8.3%	8.9%	8.9%	9.0%

(1)	The underwritten economic Vacancy & Credit Loss is 5.5%. The Shadelands Self-Storage Property was 96.3% physically occupied as of January 27, 2014.

No. 13 – Residence Inn Houston - Katy Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$17,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$17,000,000			Location:	Katy, TX
% of Initial Pool Balance:	1.5%			Size:	126 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$134,921
Borrower Name:	Insignia Katy Development, LP			Year Built/Renovated:	2010/NAP
Sponsor:	Insignia Hospitality Group, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.920%			Property Manager:	Insignia Hospitality Group, Inc.
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.4% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	77.1% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	81.2% (11/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$1,298,573 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,880,232 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,272,714 (TTM 11/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,864,914
				U/W Expenses:	$2,799,876
				U/W NOI:	$2,065,038
				U/W NCF:	$1,870,442
				U/W NOI DSCR:	1.54x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	12.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.0%
Taxes	$99,599	$33,200	NAP	As-Is Appraised Value:	$26,600,000
Insurance	$71,200	$5,933	NAP	As-Is Appraisal Valuation Date:	September 19, 2013
FF&E(1)	$572,310	Springing	$572,310	Cut-off Date LTV Ratio:	63.9%
Deferred Maintenance	$2,813	$0	NAP	LTV Ratio at Maturity or ARD:	40.2%

(1)	Monthly FF&E deposits of $15,898 commence if the FF&E reserve is below the cap.
(2)	No additional historical occupancy is available as the Residence Inn Houston - Katy Mills property opened in 2010.
(3)	See “Cash Flow Analysis” section.

The Residence Inn Houston - Katy Mills mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an extended stay hotel located in Katy, Texas, a western suburb of Houston (the “Residence Inn Houston - Katy Mills Property”). The Residence Inn Houston - Katy Mills Property is a four-story, 126-room, extended-stay hotel, situated on 3.1 acres of land.  Constructed in 2010, the Residence Inn Houston - Katy Mills Property consists of single and multi-room units equipped with full kitchens and amenities including a meeting room, outdoor pool and whirlpool, exercise room, outdoor sport court, grill area and a putting green.  The Residence Inn Houston - Katy Mills Property is subject to a franchise agreement with Marriott International, Inc. which expires in 2030.  A management agreement with Insignia Hospitality Group, Inc. is in place that expires in 2015, and includes one-year automatic extension options.

Sources and Uses

Sources			Uses
Original loan amount	$17,000,000	100.0%	Loan payoff	$10,785,109	63.4%
			Reserves	745,922	4.4
			Closing costs	369,175	2.2
			Return of equity	5,099,794	30.0
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

RESIDENCE INN HOUSTON - KATY MILLS

The following table presents certain information relating to the Residence Inn Houston - Katy Mills Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Katy Mills			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	77.4%	$112.93	$87.41	80.8%	$130.65	$105.56	104.4%	115.7%	120.8%
11/30/2012 TTM	69.2%	$103.48	$71.57	77.3%	$120.26	$93.00	111.8%	116.2%	129.9%
11/30/2011 TTM	64.0%	$98.15	$62.86	72.9%	$111.00	$80.90	113.8%	113.1%	128.7%

(1)
Information obtained from a third party hospitality report dated December 17, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: TownePlace Suites, Hampton Inn, Springhill Suites, Best Western Plus, Holiday Inn Express, Hilton Garden Inn and Residence Inn Houston.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn Houston - Katy Mills Property:

Cash Flow Analysis

	2011(1)	2012	TTM 11/30/2013	U/W	U/W $ per Room
Occupancy	75.4%	77.1%	81.2%	80.0%
ADR	$110.23	$121.29	$130.60	$130.60
RevPAR	$83.11	$93.51	$106.05	$104.48

Total Revenue	$3,880,707	$4,398,826	$4,938,118	$4,864,914	$38,610
Total Department Expenses	872,425	850,113	855,643	999,260	7,931
Gross Operating Profit	$3,008,282	$3,548,713	$4,082,475	$3,865,654	$30,680

Total Undistributed Expenses	1,171,103	1,263,174	1,394,788	1,338,790	10,625
Profit Before Fixed Charges	$1,837,179	$2,285,539	$2,687,687	$2,526,864	$20,054

Total Fixed Charges	538,606	405,307	414,973	461,826	3,665

Net Operating Income	$1,298,573	$1,880,232	$2,272,714	$2,065,038	$16,389
FF&E	0	0	0	194,597	1,544
Net Cash Flow	$1,298,573	$1,880,232	$2,272,714	$1,870,442	$14,845

NOI DSCR	0.97x	1.41x	1.70x	1.54x
NCF DSCR	0.97x	1.41x	1.70x	1.40x
NOI DY	7.6%	11.1%	13.4%	12.1%
NCF DY	7.6%	11.1%	13.4%	11.0%

(1)	2011 Cash flows are not stabilized as the Residence Inn Houston - Katy Mills Property opened for operations in 2010.

No. 14 – Springhill Suites Birmingham

Loan Information	Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$16,350,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$16,304,852	Location:	Birmingham, AL
% of Initial Pool Balance:	1.5%	Size:	150 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$108,699
Borrower Name:	Birmingham HP HH, LLC	Year Built/Renovated:	2009/2012
Sponsors:	John Tampa and Yagnesh Patel	Title Vesting:	Fee
Mortgage Rate:	5.280%	Property Manager:	Ascent Hospitality Management Co. L.L.C.
Note Date:	December 30, 2013	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	63.8% (12/31/2011)
Maturity Date:	January 1, 2024	Most Recent Occupancy (As of):	67.8% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	66.2% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	336 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(3):	$344,102 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,835,644 (12/31/2012)
Call Protection:	L(26),D(92),O(2)	Most Recent NOI (As of):	$1,809,898 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$4,326,260
U/W Expenses:	$2,535,563
U/W NOI:	$1,790,697
U/W NCF:	$1,617,647
U/W NOI DSCR:	1.60x
U/W NCF DSCR:	1.45x
Escrows and Reserves:	U/W NOI Debt Yield:	11.0%
U/W NCF Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$23,900,000
Taxes	$45,691	$22,845	NAP	As-Is Appraisal Valuation Date:	December 2, 2013
Insurance	$16,787	$2,098	NAP	Cut-off Date LTV Ratio:	68.2%
FF&E(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	55.0%

(1)	Deposits into the FF&E reserve commence on February 1, 2015, based on the greater of (x) 4% of Gross Income, (y) such amount required by the Franchisor, or (z) $173,000 per annum.
(2)
The Springhill Suites Birmingham property was originally built as a Hyatt Place in 2009. The sponsors acquired and reflagged the hotel in 2011. Occupancy statistics from prior ownership are unavailable.

(3)	See “Cash Flow Analysis” section.

The Springhill Suites Birmingham mortgage loan is evidenced by a single promissory note encumbering a 150-room, limited service hotel located in Birmingham, Alabama (the “Springhill Suites Birmingham Property”).  The Springhill Suites Birmingham Property was built in March 2009 as a Hyatt Place. After acquiring the property and assuming and restructuring the existing loan in 2011, the borrower invested approximately $679,050 ($4,527 per room) and reflagged the hotel as a Springhill Suites by Marriott. The borrower has entered into a franchise agreement expiring in 2031 with Marriott.  For more information pertaining to the restructuring of the previous loan in 2011, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement. The Springhill Suites Birmingham Property was renovated in 2011-2012, which included new in-room furniture, pool furniture, new bedding, wallpaper and painting of public areas, new exercise equipment and new signage. Hotel amenities include a fitness center, business center, guest laundry facilities, market pantry, vending areas, indoor swimming pool, 54-seat lounge and breakfast area and 1,600 square feet of meeting space. The Springhill Suites Birmingham Property features guestroom suites averaging 400 square feet, with separate working/dining and sleeping areas. In-room amenities include high-speed internet access, a mini-refrigerator a microwave, a coffee maker, and an iron and ironing board.

The Springhill Suites Birmingham Property is located in downtown Birmingham, Alabama, 0.3 miles northeast of the University of Alabama at Birmingham (“UAB”) campus, and one-mile south of the Birmingham central business district. The Springhill Suites Birmingham Property is located within the Birmingham-Hoover, Alabama metropolitan statistical area (“MSA”). The MSA has a

RESIDENCE INN HOUSTON - KATY MILLS

current population of approximately 1.2 million, which is projected to grow by approximately 8.3% by 2020, outpacing projected state and national growth rates of 6.9% and 8.0%, respectively. The MSA’s 2012 per capita personal income of $35,630 is above the Alabama state average of $30,884, and in-line with the 2012 national average of $36,248.  Birmingham has a diversified economy, which includes healthcare, banking, advanced manufacturing and transportation. UAB, with an enrollment of 18,600 students, is the top employer in the market, supporting approximately 23,000 employees and delivering an annual estimated economic impact of $5.0 billion to the surrounding region. There are three major healthcare facilities in Birmingham namely those operated by UAB Health System, St. Vincent’s Health System and Baptist Health System. The Springhill Suites Birmingham Property is managed by an affiliate of the borrower.

Sources and Uses

Sources			Uses
Original loan amount	$16,350,000	100.0%	Loan payoff	$15,552,216	95.1%
			Reserves	62,478	0.4
			Closing costs	541,932	3.3
			Return of equity	193,374	1.2
Total Sources	$16,350,000	100.0%	Total Uses	$16,350,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Springhill Suites Birmingham			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2013 TTM	60.0%	$119.66	$71.74	66.1%	$109.64	$72.51	110.3%	91.6%	101.1%
10/31/2012 TTM	59.9%	$119.17	$71.43	71.2%	$100.41	$71.45	118.7%	84.3%	100.0%
10/31/2011 TTM	60.6%	$117.84	$71.39	76.4%	$94.49	$72.15	126.0%	80.2%	101.1%

(1)
Information obtained from a third party hospitality report dated November 19, 2013. According to such third party hospitality report, the competitive set includes Doubletree Hotel Birmingham, Ascend Collection Hotel Highland Downtown UA, Hampton Inn Suites Birmingham Downtown Tutwiler, Courtyard Birmingham Downtown at UAB, and Residence Inn Birmingham Downtown at UAB.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Springhill Suites Birmingham Property:

Cash Flow Analysis

	2011(1)	2012	2013	U/W	U/W $ per Room
Occupancy	63.8%	67.8%	66.2%	66.2%
ADR	$95.50	$105.36	$110.81	$110.81
RevPAR	$60.95	$71.39	$73.33	$73.33
Number of Days Open	101	366	365	365
Total Revenue	$1,002,257	$4,223,669	$4,326,212	$4,326,260	$28,842
Total Department Expenses	306,650	1,100,515	971,171	971,179	6,475
Gross Operating Profit	$695,607	$3,123,154	$3,355,041	$3,355,080	$22,367

Total Undistributed Expenses	334,326	1,089,129	1,250,003	1,276,570	8,510
Profit Before Fixed Charges	$361,281	$2,034,025	$2,105,038	$2,078,510	$13,857

Total Fixed Charges	17,179	198,381	295,140	287,813	1,919
Net Operating Income	$344,102	$1,835,644	$1,809,898	$1,790,697	$11,938
FF&E	40,090	168,947	173,048	173,050	1,154
Net Cash Flow	$304,012	$1,666,697	$1,636,850	$1,617,647	$10,784

NOI DSCR	0.31x	1.64x	1.62x	1.60x
NCF DSCR	0.27x	1.49x	1.46x	1.45x
NOI DY	2.1%	11.3%	11.1%	11.0%
NCF DY	1.9%	10.2%	10.0%	9.9%

(1)	The Springhill Suites Birmingham Property was reflagged as a Springhill Suites by Marriott in late 2011. The numbers shown for 2011 represent only 101 days of operating results.

No. 15 – Alcoa Exchange

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$15,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$15,800,000			Location:	Bryant, AR
% of Initial Pool Balance:	1.4%			Size:	134,490 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$117
Borrower Names:	Alcoa Exchange, LLC, Alcoa DeGennaro, LLC, Alcoa Libitzky, LLC, Alcoa Encinal, LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Hall Equities Group			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	Hall Equities Group
Note Date:	January 29, 2014			3rd Most Recent Occupancy (As of):	91.2% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	95.8% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of):	99.0% (12/16/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$1,843,675 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,931,742 (12/31/2012)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI (As of):	$2,027,686 (TTM 11/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$2,541,991
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$641,674
				U/W NOI:	$1,900,318
Escrows and Reserves:				U/W NCF:	$1,772,662
				U/W NOI DSCR :	2.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.31x
Taxes	$74,746	$18,686	NAP	U/W NOI Debt Yield:	12.0%
Insurance	$9,352	$3,117	NAP	U/W NCF Debt Yield:	11.2%
TI/LC Reserve	$0	$7,836	NAP	As-Is Appraised Value:	$24,700,000
Replacement Reserve	$0	$2,801	NAP	As-Is Appraisal Valuation Date:	December 16, 2013
Deferred Maintenance	$6,250	$0	NAP	Cut-off Date LTV Ratio:	64.0%
Old Navy Deposit(1)	$189,212	$0	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)
The second largest tenant at the property, Old Navy, has claimed that they are due a refund of approximately $189,212 as a result of overbilling from 2009 to 2013.  The Alcoa Exchange Property was acquired by the borrower in connection with the origination of the mortgage loan. Pursuant to a post closing agreement, the previous owner of the Alcoa Exchange Property placed $189,212 into escrow and agreed to use commercially reasonable efforts to resolve the issue and obtain written confirmation, reasonably acceptable to the borrower, from Old Navy that the issue was resolved by January 29, 2015.  Any amounts owed in excess of the reserved amount will be recourse obligations of the guarantor.

The Alcoa Exchange mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 134,490 square foot anchored retail center located in Bryant, Arkansas (the “Alcoa Exchange Property”). The Alcoa Exchange Property is situated on a 17.6-acre site and is located approximately 20 miles southwest of Little Rock, Arkansas, at the intersection of Alcoa Road and Interstate 30.  The Alcoa Exchange Property is anchored by Best Buy, Old Navy and Petco, with other major tenants including Shoe Carnival, Kirkland’s, Chili’s, Sakura Japanese Restaurant and Rue 21. The Alcoa Exchange Property contains 716 surface parking spaces reflecting a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area.  As of December 16, 2013, the Alcoa Exchange Property was 99.0% leased to 25 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$15,800,000	63.7%	Purchase price	$24,250,000	97.9%
Sponsor’s new cash contribution	8,984,590	36.3	Reserves	279,559	1.1
			Closing costs	255,031	1.0
Total Sources	$24,784,590	100.0%	Total Uses	$24,784,590	100.0%

ALCOA EXCHANGE

The following table presents certain information relating to the tenancy at the Alcoa Exchange Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenants
Best Buy	BB-/Baa2/BB	30,000	22.3%	$14.25	$427,500	19.5%	NAV	NAV	1/31/2019
Old Navy	BBB-/Baa3/BBB-	15,000	11.2%	$12.30	$184,500	8.4%	NAV	NAV	10/31/2016
Petco	NR/Caa1/B	13,750	10.2%	$10.00	$137,500	6.3%	NAV	NAV	12/31/2018
Total Anchor Tenants		58,750	43.7%	$12.76	$749,500	34.1%

Other Major Tenants
Sakura Japanese Restaurant	NR/NR/NR	5,600	4.2%	$24.63	$137,928	6.3%	NAV	NAV	12/31/2017
Kirkland’s	NR/NR/NR	6,500	4.8%	$17.60	$114,400	5.2%	NAV	NAV	1/31/2017
Shoe Carnival	NR/NR/NR	7,500	5.6%	$15.00	$112,500	5.1%	NAV	NAV	8/31/2016
Rue 21	NR/NR/B-	5,400	4.0%	$18.60	$100,440	4.6%	NAV	NAV	12/31/2017
Chili’s	BBB-/Ba2/BBB-	5,600	4.2%	$15.18	$85,000	3.9%	NAV	NAV	10/31/2016

Total Other Major Tenants		30,600	22.8%	$17.98	$550,268	25.0%

Non-Major Tenants		43,740	32.5%	$20.53	$897,816	40.9%

Occupied Collateral Total		133,090	99.0%	$16.51	$2,197,584	100.0%

Total Vacant Space		1,400	1.0%

Collateral Total		134,490	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2014.

The following table presents certain information relating to the lease rollover schedule at the Alcoa Exchange Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	3,500	2.6%	3,500	2.6%	$64,533	$18.44
2015	0	0	0.0%	3,500	2.6%	$0	$0.00
2016	8	44,800	33.3%	48,300	35.9%	$694,207	$15.50
2017	10	36,140	26.9%	84,440	62.8%	$771,784	$21.36
2018	4	18,650	13.9%	103,090	76.7%	$239,560	$12.85
2019	1	30,000	22.3%	133,090	99.0%	$427,500	$14.25
2020	0	0	0.0%	133,090	99.0%	$0	$0.00
2021	0	0	0.0%	133,090	99.0%	$0	$0.00
2022	0	0	0.0%	133,090	99.0%	$0	$0.00
2023	0	0	0.0%	133,090	99.0%	$0	$0.00
2024	0	0	0.0%	133,090	99.0%	$0	$0.00
Thereafter	0	0	0.0%	133,090	99.0%	$0	$0.00
Vacant	0	1,400	1.0%	134,490	100.0%	$0	$0.00
Total/Weighted Average	25	134,490	100.0%			$2,197,584	$16.51

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

ALCOA EXCHANGE

The following table presents historical occupancy percentages at the Alcoa Exchange Property:

Historical Occupancy Percentages

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/16/2013
91.2%	93.8%	95.8%	99.0%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alcoa Exchange Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per SF
Base Rent	$2,032,990	$2,149,855	$2,185,391	$2,197,584	$16.34
Less Free Rent/Abatement	(11,794)	(16,421)	0	0	0
Grossed Up Vacant Space	0	0	0	30,604	0.23
Total Reimbursables	481,529	464,105	431,456	435,869	3.24
Other Income	1,621	(355)	11,137	11,137	0.08
Less Vacancy & Credit Loss	732	(22,087)	17,870	(133,203)(1)	(0.99)
Effective Gross Income	$2,505,078	$2,575,097	$2,645,854	$2,541,991	$18.90

Total Operating Expenses	$661,403	$643,355	$618,168	$641,674	$4.77

Net Operating Income	$1,843,675	$1,931,742	$2,027,686	$1,900,318	$14.13
TI/LC	0	0	0	94,033	0.70
Capital Expenditures	0	0	0	33,623	0.25
Net Cash Flow	$1,843,675	$1,931,742	$2,027,686	$1,772,662	$13.18

NOI DSCR	2.40x	2.51x	2.64x	2.47x
NCF DSCR	2.40x	2.51x	2.64x	2.31x
NOI DY	11.7%	12.2%	12.8%	12.0%
NCF DY	11.7%	12.2%	12.8%	11.2%

(1)	The underwritten economic vacancy is 5.0%. The Alcoa Exchange Property was 99.0% physically occupied as of December 16, 2013.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	28	$425,511,524	38.6%	4.890%	109	334	1.62	x	11.6%	10.6%	62.6%	51.4%
The Royal Bank of Scotland(1)	18	244,363,034	22.1	4.923	116	349	1.62		10.9	10.2	66.5	57.2
Liberty Island Group I LLC	16	198,302,513	18.0	5.255	119	340	1.49		11.1	10.2	68.8	56.6
Basis Real Estate Capital II, LLC	9	102,644,852	9.3	5.203	111	348	1.41		10.0	9.4	68.4	57.3
C-III Commercial Mortgage LLC	20	96,875,109	8.8	5.275	119	353	1.42		10.1	9.6	67.2	56.0
NCB, FSB	8	35,934,348	3.3	4.444	119	378	5.92		35.1	35.1	13.1	10.8
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) fourteen (14) mortgage loans, having an aggregate cut-off date principal balance of $194,478,035 and representing 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust by The Royal Bank of Scotland plc and (b) four (4) mortgage loans, having an aggregate cut-off date principal balance of $49,884,999 and representing 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold for deposit into the trust by RBS Financial Products Inc.

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	36	$361,143,270	32.7%	4.932%	118	328	1.58	x	11.2%	10.4%	62.9%	50.2%
Anchored	11	138,698,393	12.6	4.899	119	358	1.49		10.3	9.5	63.3	52.7
Single Tenant	14	138,268,268	12.5	4.977	115	279	1.62		12.3	11.6	60.3	43.3
Shadow Anchored	5	37,162,209	3.4	4.972	119	360	1.87		11.6	10.5	66.2	61.0
Regional Mall	1	30,000,000	2.7	4.796	120	360	1.54		10.3	9.7	68.1	55.7
Unanchored	5	17,014,401	1.5	4.994	119	359	1.49		10.3	9.6	64.6	53.2
Hospitality	15	251,821,801	22.8	5.060	102	333	1.64		12.7	11.0	66.3	55.6
Full Service	8	165,213,464	15.0	4.950	96	353	1.69		12.8	10.9	65.8	58.1
Limited Service	5	56,408,811	5.1	5.402	110	309	1.56		12.5	11.2	68.1	54.0
Extended Stay	2	30,199,526	2.7	5.025	120	266	1.48		12.3	11.2	65.6	44.9
Multifamily	31	199,693,524	18.1	4.990	116	360	2.19		13.9	13.7	59.6	49.8
Garden	15	59,401,176	5.4	5.253	109	348	1.37		9.8	9.2	72.4	61.7
Independent Living	2	53,000,000	4.8	5.150	120	360	1.39		9.3	9.1	68.2	56.4
Cooperative	8	35,934,348	3.3	4.444	119	378	5.92		35.1	35.1	13.1	10.8
Student Housing	4	29,750,000	2.7	4.851	120	360	1.36		8.8	8.6	71.0	58.1
Mid Rise	2	21,608,000	2.0	4.974	120	360	1.32		8.7	8.5	65.2	54.9
Self Storage	18	108,231,665	9.8	5.043	118	356	1.56		10.0	9.8	66.4	58.0
Self Storage	18	108,231,665	9.8	5.043	118	356	1.56		10.0	9.8	66.4	58.0
Industrial	11	77,830,000	7.1	4.981	120	360	1.60		11.0	10.3	64.2	57.6
Warehouse	10	72,690,000	6.6	4.966	120	360	1.62		11.0	10.4	64.1	57.8
Flex	1	5,140,000	0.5	5.190	120	360	1.33		9.7	8.8	65.9	54.5
Office	7	51,903,070	4.7	5.099	110	359	1.45		10.4	9.4	67.9	57.2
Medical	4	30,655,251	2.8	5.135	119	359	1.38		9.8	9.0	67.5	55.8
Suburban	2	14,547,819	1.3	5.008	86	360	1.52		11.0	9.8	67.7	59.6
CBD	1	6,700,000	0.6	5.131	120	360	1.60		11.8	10.4	70.2	57.9
Manufactured Housing Community	13	47,402,215	4.3	5.252	119	352	1.72		11.1	10.9	65.5	55.0
Manufactured Housing Community	13	47,402,215	4.3	5.252	119	352	1.72		11.1	10.9	65.5	55.0
Mixed Use	2	5,605,834	0.5	5.580	118	358	1.34		10.4	9.2	69.9	58.6
Multifamily/Retail	1	3,300,631	0.3	5.580	118	358	1.34		10.4	9.2	69.9	58.6
Office/Retail	1	2,305,203	0.2	5.580	118	358	1.34		10.4	9.2	69.9	58.6
Total/Weighted Average:	133	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Location	Properties	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Illinois	11	$137,109,955	12.4%	4.862%	91	345	1.68	x	12.7%	10.9%	64.7%	57.3%
California	13	126,194,938	11.4	4.842	119	352	1.50		9.7	9.3	63.7	53.9
Southern	6	69,684,999	6.3	4.780	118	360	1.53		9.6	9.0	65.4	55.5
Northern	7	56,509,938	5.1	4.917	119	343	1.45		9.9	9.5	61.5	51.8
Texas	17	100,913,303	9.1	5.156	117	296	1.55		12.0	11.2	64.0	47.9
Florida	11	82,924,132	7.5	5.002	118	356	1.54		10.7	10.0	65.6	55.0
North Carolina	7	65,671,450	6.0	5.099	120	360	1.47		9.8	9.5	68.2	58.9
Nevada	5	65,406,301	5.9	5.057	119	360	1.46		10.2	9.5	65.6	55.6
Virginia	6	56,465,966	5.1	4.945	120	326	1.49		10.7	10.2	66.4	51.3
Michigan	6	51,762,031	4.7	5.115	116	355	1.59		10.4	9.9	67.8	57.6
New York	9	49,434,348	4.5	4.586	109	373	4.72		28.5	28.2	28.0	24.1
Louisiana	5	47,694,841	4.3	5.536	119	321	1.51		12.3	10.9	67.8	53.5
New Jersey	1	30,000,000	2.7	4.796	120	360	1.54		10.3	9.7	68.1	55.7
Hawaii	1	29,950,000	2.7	4.780	120	360	1.50		9.7	9.4	65.8	53.7
Georgia	2	27,323,800	2.5	4.913	120	360	1.65		11.1	10.5	66.2	59.9
Colorado	4	27,152,604	2.5	5.287	119	341	1.56		11.9	10.7	69.9	56.6
Wisconsin	2	25,850,112	2.3	5.160	119	299	1.67		13.2	12.0	67.7	51.0
Washington	5	25,477,436	2.3	5.133	119	359	1.31		8.9	8.5	68.1	56.4
Alabama	3	24,706,151	2.2	5.223	118	343	1.51		11.1	10.1	67.0	55.8
Arizona	2	22,318,541	2.0	5.090	119	267	1.53		12.5	11.8	60.8	41.4
Pennsylvania	3	20,540,000	1.9	5.081	119	360	1.52		10.7	9.9	66.0	57.2
Arkansas	1	15,800,000	1.4	4.796	119	0	2.31		12.0	11.2	64.0	64.0
Idaho	2	12,500,000	1.1	4.953	114	360	1.62		10.9	9.9	61.2	51.5
New Mexico	3	8,625,000	0.8	5.016	103	360	2.17		14.8	12.9	50.1	45.0
Indiana	1	8,200,000	0.7	5.360	60	300	1.54		12.9	11.2	63.1	56.5
District of Columbia	1	7,250,000	0.7	5.390	60	360	1.25		8.7	8.4	72.9	67.6
Mississippi	2	7,070,700	0.6	4.932	120	360	1.67		11.1	10.6	64.4	59.3
Maryland	1	7,000,000	0.6	4.920	120	360	1.64		11.7	10.5	59.1	48.4
Iowa	2	5,007,662	0.5	5.700	119	359	1.42		10.3	9.8	71.9	60.5
North Dakota	1	2,850,000	0.3	5.490	120	300	1.35		11.0	9.9	67.9	51.6
Tennessee	1	2,596,222	0.2	5.160	119	359	1.54		10.5	10.1	63.3	52.4
Montana	1	2,400,000	0.2	5.490	120	300	1.35		11.0	9.9	67.6	51.5
Ohio	1	2,322,791	0.2	5.140	118	360	1.47		11.0	9.6	69.5	58.9
South Carolina	1	2,240,000	0.2	5.250	120	360	1.50		10.2	9.9	70.0	58.0
Nebraska	1	1,600,000	0.1	4.610	59	0	2.59		13.7	12.1	55.4	55.4
Oregon	1	1,273,097	0.1	4.920	119	359	1.92		12.4	12.2	61.8	50.7
Total/Weighted Average:	133	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
599,074 - 1,000,000	1	$599,074	0.1%	4.630%	119	359	8.46	x	52.3%	52.3%	7.6%	6.2%
1,000,001 - 2,000,000	7	11,077,125	1.0	5.151	119	330	1.90		13.5	12.7	54.2	42.6
2,000,001 - 3,000,000	14	37,014,280	3.4	5.322	114	340	2.09		14.2	13.6	59.9	48.7
3,000,001 - 4,000,000	10	34,899,857	3.2	5.103	116	364	2.71		17.3	16.8	51.4	42.9
4,000,001 - 5,000,000	3	14,587,878	1.3	5.137	118	359	1.72		12.0	11.3	55.8	48.3
5,000,001 - 6,000,000	4	21,824,043	2.0	5.073	119	316	1.84		11.8	11.3	58.0	47.4
6,000,001 - 7,000,000	6	39,957,691	3.6	4.967	119	359	2.25		14.9	14.2	58.8	49.0
7,000,001 - 8,000,000	6	45,099,130	4.1	5.223	100	339	1.49		11.1	10.1	67.9	58.4
8,000,001 - 9,000,000	5	43,237,801	3.9	5.184	108	348	1.54		11.2	10.3	68.7	58.8
9,000,001 - 10,000,000	5	48,971,049	4.4	4.861	107	359	1.68		10.6	9.8	60.0	51.3
10,000,001 - 15,000,000	21	256,947,228	23.3	5.128	117	347	1.51		10.9	9.9	66.7	55.7
15,000,001 - 20,000,000	6	99,411,747	9.0	4.893	119	330	2.20		14.4	13.7	59.7	49.4
20,000,001 - 30,000,000	6	159,270,252	14.4	4.902	120	360	1.43		9.5	9.1	68.2	55.9
30,000,001 - 50,000,000	2	67,000,000	6.1	5.004	119	360	1.45		9.7	9.3	67.6	57.1
50,000,001 - 70,000,000	1	53,950,000	4.9	4.932	120	360	1.67		11.1	10.6	64.4	59.3
70,000,001 - 90,000,000	2	169,784,225	15.4	4.874	99	303	1.69		13.3	11.8	62.2	49.7
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	3	$25,853,479	2.3%	5.319%	102	331	1.29	x	9.5%	9.0%	69.4%	57.3%
1.31 - 1.40	24	260,897,622	23.6	5.078	120	348	1.37		9.6	9.1	67.7	55.2
1.41 - 1.50	21	226,077,401	20.5	5.125	119	349	1.46		10.3	9.7	67.4	55.7
1.51 - 1.60	22	271,504,169	24.6	5.011	113	318	1.56		11.7	10.9	64.2	50.5
1.61 - 1.70	8	107,382,930	9.7	5.035	120	355	1.67		11.6	10.9	64.7	56.6
1.71 - 1.90	5	122,542,667	11.1	4.816	91	354	1.76		13.2	11.2	64.0	57.8
1.91 - 2.00	2	2,698,097	0.2	5.089	120	360	1.94		13.7	12.6	54.2	44.7
2.01 - 2.25	3	19,440,667	1.8	4.985	119	359	2.07		12.3	11.7	59.1	55.7
2.26 - 2.50	1	15,800,000	1.4	4.796	119	0	2.31		12.0	11.2	64.0	64.0
2.51 - 3.50	2	15,500,000	1.4	4.645	80	0	2.75		14.1	13.0	53.5	53.5
3.51 - 4.00	1	1,647,343	0.1	4.270	119	359	3.70		21.9	21.9	21.0	16.8
4.01 - 9.02	7	34,287,004	3.1	4.452	119	379	6.02		35.7	35.7	12.7	10.5
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.7 - 8.9	4	$58,608,000	5.3%	4.963%	113	360	1.33	x	8.8%	8.5%	69.1%	58.1%
9.0 - 9.9	20	248,445,313	22.5	4.995	119	360	1.41		9.4	9.1	67.6	56.3
10.0 - 10.9	22	221,898,857	20.1	5.048	119	357	1.50		10.3	9.6	66.4	56.1
11.0 - 11.9	22	196,001,942	17.8	5.069	113	351	1.58		11.2	10.4	65.7	56.6
12.0 - 12.9	9	96,676,586	8.8	5.263	114	296	1.64		12.3	11.1	66.1	52.7
13.0 - 13.9	9	227,050,667	20.6	4.929	102	308	1.73		13.3	11.8	62.8	50.6
14.0 - 14.9	4	14,015,667	1.3	5.121	119	359	2.38		14.5	13.7	51.1	46.6
15.0 - 17.9	1	5,000,000	0.5	5.130	118	360	2.04		15.2	13.3	48.5	42.1
18.0 - 53.2	8	35,934,348	3.3	4.444	119	378	5.92		35.1	35.1	13.1	10.8
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.4 - 8.9	10	$136,027,435	12.3%	4.976%	116	360	1.34	x	9.0%	8.6%	68.8%	57.4%
9.0 - 9.9	33	396,471,609	35.9	5.028	117	358	1.46		10.0	9.4	67.3	56.4
10.0 - 10.9	23	186,949,243	16.9	5.091	118	348	1.60		11.1	10.4	65.1	56.3
11.0 - 11.9	15	217,551,362	19.7	4.992	101	335	1.71		12.7	11.1	64.7	55.7
12.0 - 12.9	6	114,981,716	10.4	5.077	114	256	1.71		13.5	12.6	60.6	42.2
13.0 - 13.9	2	6,425,000	0.6	5.154	118	360	2.02		15.1	13.2	48.3	41.5
14.0 - 53.2	10	45,225,015	4.1	4.541	119	376	5.25		30.9	30.8	20.9	18.3
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.3 - 45.0	8	$35,934,348	3.3%	4.444%	119	378	5.92	x	35.1%	35.1%	13.1%	10.8%
45.1 - 50.0	4	15,017,081	1.4	4.956	111	359	2.34		14.3	13.3	48.7	44.7
50.1 - 55.0	5	21,872,915	2.0	5.184	119	326	1.60		11.7	11.1	52.7	43.0
55.1 - 60.0	8	139,200,681	12.6	5.000	115	283	1.63		12.4	11.6	58.3	42.3
60.1 - 65.0	23	306,020,773	27.7	4.898	107	349	1.65		11.7	10.5	63.9	55.7
65.1 - 70.0	35	428,563,602	38.8	5.103	117	349	1.49		10.6	9.8	67.9	56.4
70.1 - 75.0	16	157,021,980	14.2	5.101	116	356	1.41		9.6	9.2	72.8	61.5
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.4 - 30.0	8	$35,934,348	3.3%	4.444%	119	378	5.92	x	35.1%	35.1%	13.1%	10.8%
30.1 - 35.0	1	5,984,043	0.5	5.230	119	239	1.30		11.3	10.5	53.9	34.4
35.1 - 40.0	2	81,209,225	7.4	5.063	119	241	1.60		13.4	12.7	59.1	37.5
40.1 - 45.0	6	33,668,970	3.1	5.044	116	293	1.61		12.5	11.6	57.4	41.3
45.1 - 50.0	11	66,376,811	6.0	5.026	119	351	1.64		11.1	10.3	56.8	47.7
50.1 - 55.0	28	242,761,015	22.0	5.137	119	339	1.52		11.1	10.2	65.4	52.5
55.1 - 60.0	24	387,865,782	35.1	5.016	115	359	1.52		10.4	9.7	67.3	57.4
60.1 - 65.0	16	224,431,186	20.3	4.924	101	359	1.62		11.3	10.1	68.9	61.8
65.1 - 67.6	3	25,400,000	2.3	5.003	103	360	1.68		9.8	9.5	70.6	66.5
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.240 - 4.250	1	$3,400,000	0.3%	4.240%	120	360	9.02	x	53.2%	53.2%	4.3%	3.4%
4.251 - 4.500	4	26,941,645	2.4	4.446	118	373	5.42		32.3	32.3	14.3	11.7
4.501 - 4.750	10	162,686,652	14.7	4.702	94	361	1.91		12.9	11.4	61.8	55.8
4.751 - 5.000	26	403,517,539	36.6	4.879	117	354	1.56		10.4	9.8	65.5	56.0
5.001 - 5.250	28	313,022,686	28.4	5.123	119	321	1.54		11.5	10.8	64.9	50.6
5.251 - 5.500	21	139,699,439	12.7	5.347	112	344	1.43		10.6	9.8	69.0	57.1
5.501 - 5.750	4	17,974,009	1.6	5.611	119	349	1.43		11.2	10.0	65.1	54.4
5.751 - 5.840	5	36,389,411	3.3	5.812	119	304	1.44		12.0	10.9	68.9	53.5
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	5	$35,733,015	3.2%	5.005%	59	334	1.77	x	11.9%	10.5%	64.6%	60.3%
84	3	106,592,081	9.7	4.750	82	360	1.74		12.9	10.9	64.5	59.9
120	90	950,306,284	86.1	5.041	119	341	1.70		11.8	11.1	63.8	52.3
121	1	$11,000,000	1.0	5.000	121	360	1.49		10.5	9.6	62.0	51.0
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
59 - 60	5	$35,733,015	3.2%	5.005%	59	334	1.77	x	11.9%	10.5%	64.6%	60.3%
61 - 84	3	106,592,081	9.7	4.750	82	360	1.74		12.9	10.9	64.5	59.9
85 - 120	90	950,306,284	86.1	5.041	119	341	1.70		11.8	11.1	63.8	52.3
121	1	$11,000,000	1.0	5.000	121	360	1.49		10.5	9.6	62.0	51.0
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	4	$41,950,000	3.8%	4.750%	105	0	2.41	x	12.3%	11.6%	60.8%	60.8%
240	3	102,768,268	9.3	5.047	119	239	1.54		13.1	12.3	59.7	37.8
241 - 300	17	98,074,101	8.9	5.462	112	299	1.52		12.4	11.2	67.3	52.3
301 - 360	73	854,993,843	77.5	4.971	114	359	1.68		11.5	10.7	64.5	55.1
361 - 480	2	5,845,168	0.5	4.493	119	479	6.00		32.4	32.4	16.0	14.3
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	4	$41,950,000	3.8%	4.750%	105	0	2.41	x	12.3%	11.6%	60.8%	60.8%
239 - 240	3	102,768,268	9.3	5.047	119	239	1.54		13.1	12.3	59.7	37.8
241 - 300	17	98,074,101	8.9	5.462	112	299	1.52		12.4	11.2	67.3	52.3
301 - 360	73	854,993,843	77.5	4.971	114	359	1.68		11.5	10.7	64.5	55.1
361 - 479	2	5,845,168	0.5	4.493	119	479	6.00		32.4	32.4	16.0	14.3
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	77	$739,056,380	67.0%	5.073%	116	335	1.70	x	12.1%	11.4%	63.3%	50.3%
Interest-only, Amortizing Balloon	17	268,675,000	24.3	4.898	107	360	1.60		11.3	10.1	66.0	58.9
Interest-only, Amortizing ARD	1	53,950,000	4.9	4.932	120	360	1.67		11.1	10.6	64.4	59.3
Interest-only, Balloon	3	31,300,000	2.8	4.721	100	0	2.53		13.0	12.1	58.8	58.8
Interest-only, ARD	1	10,650,000	1.0	4.833	120	0	2.07		10.3	10.1	66.6	66.6
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	86	$832,150,764	75.4%	5.058%	117	337	1.71	x	12.0%	11.3%	63.3%	51.2%
Acquisition	12	259,720,615	23.5	4.856	104	360	1.70		11.5	10.4	65.6	59.4
Various	1	11,760,000	1.1	5.140	118	360	1.47		11.0	9.6	69.5	58.9
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

WFRBS Commercial Mortgage Trust 2014-C19 Annex C: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing (Without Established Account)	37	$393,856,857	35.7%	5.046%	117	324	1.53	x	11.0%	10.3%	64.9%	51.4%
Hard/Springing Cash Management	18	289,278,782	26.2	5.016	114	355	1.57		10.8	10.0	67.1	58.4
None	30	175,447,097	15.9	4.950	117	352	2.51		16.3	15.7	53.5	44.0
Soft/Springing Cash Management	9	161,798,644	14.7	4.957	99	346	1.62		12.1	10.5	65.5	57.3
Springing (With Established Account)	3	60,500,000	5.5	5.115	120	360	1.41		9.4	9.1	68.9	57.5
Hard/Upfront Cash Management	2	22,750,000	2.1	4.932	120	360	1.58		11.5	10.1	62.3	51.1
Total/Weighted Average:	99	$1,103,631,380	100.0%	5.011%	114	343	1.70	x	11.9%	11.0%	63.9%	53.2%

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ANNEX D

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

 Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Cut-off Date Pool Balance or as an aggregate Cut-off Date Principal Balance, the percentages and balances are based on (in circumstances where multiple Mortgaged Properties secure a single Mortgage Loan) the allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the relative Appraised Values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.  For additional information related to certain information and definitions as they pertain to Mortgage Loans secured by residential cooperatives see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

(1)	“Actual/360” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-off Date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise.  See the footnotes to Annex A of this prospectus supplement.  For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

(4)
“Maturity Date Balloon Payment” or “Balloon Payment” means, for any Mortgage Loan, the payment of principal due upon its stated maturity date or the principal balance outstanding as of the Anticipated Repayment Date, as applicable.

(5)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict or otherwise relate to the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“@%(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property (or, if applicable, the release of one or more of the related Mortgaged Properties).

●
“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D(#) or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property (or, if applicable, the release of one or more of the related Mortgaged Properties) or during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(6)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

Selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Analysis contained in the Summaries of the 15 largest Mortgage Loans attached as Annex B to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(7)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan and any related Companion Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Cut-off Date Loan-to-Value Ratio is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.  See also the footnotes to Annex A in this prospectus supplement.  With respect to a Mortgage Loan that is part of a Loan Combination, the Cut-off Date Loan-to-Value Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  The current value of a Mortgaged Property may be less than the Appraised Value determined in connection with origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the loan-to-value ratio that we present in this prospectus supplement, even after taking into account amortization since origination.  See Annex A (including the related footnotes) to this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.  No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a current or future sale of that property.

(8)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten DSCR”, “UW DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Properties to the annual debt service for the related Mortgage Loan and any related Companion Loan as shown in Annex A to this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten Debt Service Coverage Ratio is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.  In the case of Mortgage Loans (or Companion Loan) with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity (or, in the case of each ARD Loan, its related Anticipated Repayment Date), 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan (or Companion Loan) that provides for payments of interest-only through maturity (or, in the case of each ARD Loan, its related Anticipated Repayment Date), 12 months of interest-only payments is used as the annual debt service.  With respect to a Mortgage Loan that is part of a Loan Combination, the Debt Service Coverage Ratio is based on the annual debt service of such Mortgage Loan and the related Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a Mortgaged Property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.  See also Annex A (including the related footnotes) to this prospectus supplement.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(9)	“Largest Tenant Name” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

(10)	“Largest Tenant Lease Exp. Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(11)
“Cut-off Date Balance Per Unit of Measure” means the Cut-off Date Principal Balance per unit of measure. With respect to a Mortgage Loan that is part of a Loan Combination, the Cut-off Date Balance Per Unit of Measure is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan. With respect to any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Cut-off Date Balance Per Unit of Measure is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.

(12)	“Lock-out Period” means, with respect to a Mortgage Loan, the period during which voluntary principal prepayments are prohibited (even if the Mortgage Loan may be defeased during that period).

(13)
“LTV Ratio at Maturity”, “LTV Ratio at Maturity or Anticipated Repayment Date” or “LTV Ratio at Maturity or ARD”, generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon or hyperamortizing Mortgage Loan and any related Companion Loan scheduled to be outstanding on the scheduled maturity date or anticipated payment date, as applicable, assuming no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage

Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, LTV Ratio at Maturity is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.  With respect to a Mortgage Loan that is part of a Loan Combination, the LTV Ratio at Maturity is based on the aggregate balloon balance of such Mortgage Loan and the related Companion Loan.  No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a current or future sale of that property.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  The current value of a Mortgaged Property may be less than the Appraised Value determined in connection with origination, the value of a property may decline in the future and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See Annex A (including the related footnotes) to this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect the Current or Future Value of Each Property” in this prospectus supplement.

(14)
“Most Recent NOI” and “Trailing 12 NOI” (for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(15)
“Occupancy Rate” means:  (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of rental) as of the date of determination; (ii) in the case of office, industrial and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented ending on the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop - Rental Value” reflected in Annex A to this prospectus supplement); such vacancy assumption for residential cooperative properties does not reflect actual occupancy.  In the case of some of the Mortgaged Properties, the calculation of Occupancy Rate was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A to this prospectus supplement.  In addition, with respect to a residential cooperative mortgage loan, the Occupancy Rate for the related Mortgaged Property as listed on Annex A to this prospectus supplement is determined using the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A to this prospectus supplement); such vacancy assumption does not reflect actual occupancy.

(16)
“Remaining Term to Maturity”, “Remaining Term to Maturity or Anticipated Repayment Date” or “Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the stated maturity date or Anticipated Repayment Date.

(17)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(18)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(19)	“Structuring Assumptions” means, collectively, the following assumptions regarding the certificates and the Mortgage Loans:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

●	the initial aggregate Certificate Principal Balance or Notional Amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including trust advisor expenses) arise, no servicing advances are made under the pooling and servicing agreement and the only expenses of the Trust consist of the certificate administrator fees (which include the trustee fees), CREFC® intellectual property royalty license fees, certain servicing fees (including any applicable primary or sub-servicing fees) and the trust advisor ongoing fees, each as set forth on Annex A to this prospectus supplement;

●	there are no modifications, extensions, accelerations, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service payments on the Mortgage Loans are timely received by the master servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan is paid in full on its respective Anticipated Repayment Date;

●
except as described in the second succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next succeeding bullet, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “The Pooling and Servicing Agreement—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in April 2014; and

●	the Offered Certificates are settled with investors on March 28, 2014.

(20)
“Underwritten Net Cash Flow”, “UW Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease or space lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, master leases, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by any anchor or single tenant or other large creditworthy tenant may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, as such may be adjusted to take into account mitigating factors with respect to the related Mortgaged Property and/or the market area and/or to reflect the appraiser’s conclusion of a supportable occupancy rate, and (c) 5%.  In determining revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.  In the case of manufactured housing communities with leased homes owned by the borrower or an affiliate, the related Mortgage Loan Seller generally underwrote only the paid rental income without regard to the leased home.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower and/or appraiser’s estimates except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross income (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.35 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 (or, in limited cases, $500) per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $50-55 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In circumstances where a sole tenant is responsible for all repairs and maintenance at a Mortgaged Property, the annual replacement reserves may be $0.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, or other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  The calculation of Underwritten Net Cash Flow for some of the Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid in full commencing at the end of such period; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of executed leases.  We cannot assure you that the assumptions and calculations made with respect to any Mortgaged Property will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

For additional information related to calculation of “Underwritten Net Cash Flow” for Mortgage Loans secured by residential cooperatives see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

(21)
“Underwritten NCF Debt Yield”, “Cut-off Date UW NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the Underwritten NCF for the related Mortgaged Property or Properties divided by the Cut-off Date Principal Balance of that Mortgage Loan and any related Companion Loan; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten NCF Debt Yield is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group. With respect to a Mortgage Loan that is part of a Loan Combination, the Underwritten NCF Debt

Yield is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.

(22)
“Underwritten Net Operating Income”, “UW Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  For additional information related to calculation of “Underwritten Net Operating Income” for Mortgage Loans secured by residential cooperatives see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.  See Annex A (including the related footnotes) to this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement.

(23)
“Underwritten NOI Debt Yield”, “Cut-off Date UW NOI Debt Yield” or “U/W NOI Debt Yield” generally means, with respect to any Mortgage Loan, the Underwritten NOI for the related Mortgaged Property or Properties divided by the Cut-off Date Principal Balance of that Mortgage Loan and any related Companion Loan; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten NOI Debt Yield is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.  With respect to a Mortgage Loan that is part of a Loan Combination, the Underwritten NOI Debt Yield is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.

(24)
“Units”, “Rooms”, “Pads” or “Unit of Measure” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community, the number of pads. With regard to a manufactured housing community, the determination of the number of pads may have included managers apartments, rental apartments, stick built homes or other rentable space that is ancillary to the operation of the property.

(25)	“Weighted Average Mortgage Loan Rate” means the weighted average of the mortgage loan rates as of the Cut-off Date.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to the residential cooperative mortgage loans sold to the Trust by NCB, FSB, due to attributes particular to residential housing cooperatives, certain information presented herein differs from that presented for other Mortgage Loans included in the Trust.  Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.  In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the Trust by NCB, FSB differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A of this prospectus supplement.  The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  A residential cooperative property is also valued as a multifamily rental property to determine a “Coop - Rental Value” as set forth on Annex A to this prospectus supplement.  The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to such a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the Depositor) been used.  In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A to this prospectus supplement with respect to Mortgage Loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the Depositor by NCB, FSB for inclusion in the Trust and is, instead, reflected as not applicable (NAP).

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ANNEX E-1

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will make with respect to the Mortgage Loans that it is selling to the Depositor the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the trust fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import will mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

1.
Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the Mortgage File for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the applicable Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and

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authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.
Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.
Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.
Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or, if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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6.
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.
Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its subsidiary is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its subsidiary, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related borrower.  Each related mortgage is a legal, valid and enforceable first lien on the related borrower’s fee (or if identified on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and

E-1-3

assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges are not considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower other than as disclosed in the Prospectus.

10.
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.
Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to

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perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by borrower and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.
Condition of Property.  Mortgage Loan Seller or the Originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above to the extent; (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or servicing file and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.
Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such

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taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.
Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.
Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.
Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.
No Holdbacks.  The principal amount of the Mortgage Loan stated on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII”

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(for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by borrower included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the

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improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.
Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.
No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach

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upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Loan Combination, as applicable, on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Loan Combination, as applicable, on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

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26.
Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.
Licenses and Permits.  Each borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.
Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the borrower; (ii) borrower or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the borrower or (iii) transfers of either the Mortgaged Property or controlling equity interests in borrower made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) borrower’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) borrower’s fraud or intentional misrepresentation;

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(iii) criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) borrower’s commission of material physical waste at the Mortgaged Property.

29.
Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in 34 below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Loan Combination, as applicable, outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan or Loan Combination, as applicable, in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Loan Combination, as applicable.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.
Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not

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specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on a schedule to the related Mortgage Loan Purchase Agreement.

32.
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.
Single-Purpose Entity.  Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any

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assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.
Ground Leases.  For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that

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would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)
Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)
The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)
The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

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(j)
Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.
Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.
Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related Originator if the Mortgage Loan Seller was not the Originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

39.
Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this

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Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.
Organization of Borrower.  The Mortgage Loan Seller has obtained an organizational chart or other description of each borrower which identifies all beneficial controlling owners of the borrower (i.e., managing members, general partners or similar controlling person for such borrower) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition

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was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on Schedule A to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule A to the related Mortgage Loan Purchase Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as Originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.
Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related borrower to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged

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directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.
Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on a schedule to the related Mortgage Loan Purchase Agreement.

48.
Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by Mortgage Loan Seller to the related borrower, and no funds have been received from any person other than the related borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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ANNEX E-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(8) Permitted Liens; Title Insurance	Life Time Fitness Portfolio (Loan No. 2)

Tenant (Life Time Fitness) has Right of First Offer (ROFO) to purchase any related mortgaged property if borrower wishes to market such property for sale. ROFO is not extinguished by foreclosure; however, ROFO is not triggered by foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	WP Carey Extra Space Florida Portfolio (Loan No. 19)
For St. Petersburg, Florida property, a Declaration of Restrictive Covenant and Subordination of Mortgage to Declaration of Restrictive Covenant, dated August 19, 2013, was recorded in connection with the Florida Department of Environmental Protection’s Site Rehabilitation Completion Order With Conditions (the “Order”).  In response to on-site, non-migrating groundwater contamination from benzo(a) pyrene, the Order restricts groundwater usage, including drilling activity and storm water retention, and requires removal and disposal of contaminated soil related to excavation or construction at the property.  No groundwater may be extracted without a plan pre-approved by the Florida Department’s Division of Waste Management. The loan documents contain an environmental indemnity from the borrower and guarantor for any related environmental losses. The mortgaged property is served by public water and sewer.

(8) Permitted Liens; Title Insurance	Wedgewood Commons (Loan No. 20)
Tenant (McDonalds) has a ROFO to purchase its pad site if borrower decides to market the property (does not apply to sale of entire shopping center, only the related pad site). Loan documents do not provide for partial release of the subject pad site.

(8) Permitted Liens; Title Insurance	Hotel Mazarin (Loan No. 22)
Borrower qualified for historic tax credits on qualified rehabilitation expenses associated with renovation of the property in 2011-2012, and, in exchange for a capital contribution and other consideration, conferred to the tax credit investor (NGM Insurance Company) the historic tax credits and a  preferred return in excess cash flow from the Mortgaged Property until the unwinding of the tax credit structure in 2017. The historic tax credit structure is effected through a master lease from the borrower to a master tenant (99.99% owned by the tax credit investor). Operational control of the master tenant (and the mortgaged property), however, remains with the master tenant manager, a guarantor-controlled entity.  The borrower/ master tenant manager have reimbursement obligations to the master tenant if the tax credits are unwound for reasons other than actions of the master tenant.  Further, tax regulations require the master lease to remain in effect until January 1, 2017, and the loan documents require the borrower and guarantor to unwind the master lease within 60 days thereafter by exercise of a call option respecting the tax credit investor’s interest.  The loan documents provide for springing recourse liability to the borrower and guarantors for failing to exercise the call option. To preserve the historic tax credits, the lender has agreed that the master tenant will remain in control of day-to-day operations of the property, even following a loan default, and that prior to January 1, 2017, neither the real or estate or improvements can be transferred to any entity that would result in a recapture of the historic tax credits. Further, the lender has agreed with master tenant that, prior to exercising power of sale remedies, lender will offer the master tenant the right to purchase the loan at a purchase price equal to the then outstanding balance of the loan, plus all other monetary obligations then due and owing under the loan documents. The loan is structured with hard/ upfront

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

cash management, including delivery at closing of credit card direction letters, and the master tenant has executed an assignment of leases and rents in favor of lender. The master lease provides for $1,350,000 annually in rent payments to the borrower (10% debt yield). UW NCF is $1,482,028. The appraisal assumes that tax credit structure would not impact marketability of hotel, because lender has taken pledge of master tenant manager’s interest in the hotel and, upon a loan default or foreclosure, lender would have right to assume the master tenant manager’s control of the master tenant. The appraisal also assumes that a new buyer would likely acquire  the master tenant manager’s interest  as part of the hotel.

(8) Permitted Liens; Title Insurance	Water’s Edge MHC (Loan No. 71)
Phase I ESA identified historic recognized environmental conditions  arising from (i) leaking underground storage tank on adjacent property owned by a Shell Oil subsidiary; and (ii) off-site dry cleaning operation.  A no further action letter was issued to Shell in April 2012 following site remediation of both conditions, prohibiting the use of groundwater as a potable water supply within a restricted area of the mortgaged property except for uses or methods in existence before the effective date of the letter.  Three mobile home pad sites, the leasing office and a small business operation are located within the restricted area, and the continuation of these uses is permitted so long as the restrictions are observed. Phase I ESA did not recommend further action other than continued cooperation with adjacent property’s compliance with Illinois Environmental Protection Agency regulatory requirements (as set forth in the no further action letter). The mortgaged property is served by public water and sewer.

(15) Actions Concerning Mortgage Loan	Spirit Grocer Portfolio I (Loan No. 39)
The sponsor, Spirit Realty Capital, Inc. (Spirit), is one of several related defendants named in a shareholder derivative lawsuit filed on March 5, 2013 in connection with Spirit’s merger with Cole Credit Property Trust II, Inc.  The complaint alleges breaches of fiduciary duties related to pre-merger process and disclosure, unfair pricing and conflicts of interest. The complaint seeks rescission of the merger, among other things. On June 4, 2013, Spirit and the other named defendants in the merger litigation signed a memorandum of understanding regarding a proposed settlement of all asserted claims. The settlement has not been finalized, however, and its proposed terms are confidential.

(18) Insurance	Life Time Fitness Portfolio (Loan No. 2)
Loan documents permit property insurance deductible of up to $500,000 if Life Time Fitness, Inc. or acceptable replacement lease party (requiring minimum net worth of $500 million and being otherwise reasonably acceptable to lender) is guarantor. In-place deductible is $25,000 for property insurance. $500,000 deductible also approved and in-place with respect to liability insurance.

(18) Insurance	Prada Waikiki (Loan No. 7)
Loan documents provide that borrower or single tenant shall provide third party insurance in accordance with typical program specifications; provided that, subject to tenant’s satisfying certain conditions, (i) tenant’s in-place coverage is deemed acceptable, and (ii) borrower and guarantors have carve-out liability for losses resulting from not obtaining typical program insurance. Variations (tenant’s in-place coverage): (i) Terrorism policy deductible is $50,000; (ii) Terrorism is excluded from liability coverage; (iii) In lieu of NFIP coverage, the tenant maintains third party flood insurance with $10 million limit and deductible that is greater of $200,000 or 5% of loss.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) Insurance	Hampton Inn - Key Largo (Loan No. 16)
Flood insurance required ($500,000 NFIP coverage plus excess flood coverage equal to $2,500,000 for each of three buildings), but without business interruption component. Loan documents require 12 months’ rent loss coverage with 6 months’ extended period of indemnity. The loan documents also require a springing reserve in the amount of $2 million in the event of a flood event, a flood policy claim or any cessation of business operations for 30 days or more, among other things. Failure to fund the springing reserve triggers personal liability to certain guarantors having stated net worth substantially in excess of the loan amount as of March 31, 2012.

(18) Insurance	Concourse Village (Loan No. 18)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism, flood and liability coverage) is suspended if any tenant elects to self-insure in  accordance with its lease, which is permitted if, among other things, (i) the related lease is in full force and effect; (ii) tenant is in compliance with the insurance requirements of the related lease; and tenant (or applicable lease guarantor) maintains a claims-paying ability from S&P of “BBB-” or better (or an equivalent rating from Moody’s). Qualifying leases control disbursement of casualty proceeds, subject to REMIC release requirements. Currently only one tenant satisfies “BBB-” rating criterion (Ross Dress for Less), and that tenant does not have self-insurance provisions in its lease. In-place third party coverage noted for coverage required by loan documents.

(18) Insurance	Wedgewood Commons (Loan No. 20)
(i) Leased Fees. McDonalds and Panera Bread  pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (ii) Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism, flood and liability coverage) is suspended if any tenant elects to self-insure in  accordance with its lease, which is permitted if, among other things, (i) the related lease is in full force and effect; (ii) tenant is in compliance with the insurance requirements of the related lease; and tenant (or applicable lease guarantor) maintains a claims-paying ability from S&P of “BBB-” or better (or an equivalent rating from Moody’s). Qualifying leases control disbursement of casualty proceeds, subject to REMIC release requirements. Currently none of the tenants satisfies “BBB-” rating criterion. In-place third party coverage noted for coverage required by loan documents.

(18) Insurance	Hotel Mazarin (Loan No. 22)
Loan documents permit deductible of up to $100,000 for property insurance. Borrower and guarantors have carve-out liability for losses resulting from to maintaining deductible higher than $25,000. In-place coverage reflects $50,000 deductible.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) Insurance	Crescent Square (Loan No. 35)
As to Walgreens leased premises only, Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure in  accordance with its lease, which is permitted if, among other things, Walgreens has an affirmative obligation to restore the improvements, and has no rent abatement or termination remedies during the loan term. In addition, if Walgreens elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended, but, as noted above, the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreens lease is in full force effect and there is no lease or loan default, the provisions of the Walgreens lease shall control disbursement of any casualty proceeds as to the Walgreens leased premises only.

(18) Insurance	Fremont City Sports Club (Loan No. 61)
(i) Liability Insurance Deductible. In-place liability coverage has limits of $2 million per occurrence/ $4 million aggregate with  $250,000 self-insured retention. (ii) Tenant Control of Insurance et al. The loan documents provide that tenant controls all insurance proceeds.  Borrower and guarantor have carve-out liability for related losses. Lender is not named as mortgagee/loss payee and would not receive or control proceeds unless the borrower received them from the tenant. Tenant has unconditional obligation to restore. No abatement or termination rights in the event of material casualty.

(19) Access; Utilities; Separate Tax Parcels	Water’s Edge MHC (Loan No. 71)
No separate tax parcel at closing.  The underwritten taxes are based on allocation of current taxes, not the combined amount.  Loan documents include borrower covenant to use best efforts to have the tax parcels divided, and non-recourse carve-out obtained as to borrower and guarantor for related losses.

(29) Mortgage Releases	Charlottesville Apartment Portfolio (Loan No. 8)
Following the end of the defeasance lockout period, partial release of any of three properties (the “non-Wertland Properties”), having an aggregate allocated loan amount equal to 25.2% of the total loan amount, in connection with partial defeasance is permitted, subject to certain conditions, including: (A) defeasance of a portion of the loan in an amount equal to 100% of the allocated loan amounts for any of the non-Wertland Properties; (ii) the post-release debt yield of the remaining properties shall be greater than 8% if any of the non-Wertland Properties are released; (C) a rating agency confirmation; and (D)  an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things. The borrower has option to increase defeasance amount to satisfy debt yield release criterion.  For informational purposes only, the Wertland Street property, having an allocated loan amount equal to 74.8% of the total loan amount, is also subject to partial release in connection with partial defeasance, subject to certain conditions, including, among other things, defeasance of a portion of the loan in an amount equal to 110% of the allocated loan amount for the Wertland Street property.

(29) Mortgage Releases	Stephanie Beltway Plaza (Loan No. 42)
Loan documents permit release to non-affiliated party of 2 undeveloped parcels totaling 1.34 acres (not assigned value in loan underwriting, but assigned value of $1,180,000 in appraisal) for no additional monetary consideration, subject to certain conditions, including (i) the post-release DSCR shall be at least 1.45x; (ii) the post-release loan-to-value ratio shall not be greater than 60%; and (iii) at lender’s option,  an opinion of counsel that the loan will not fail to maintain its “qualified mortgage” status for REMIC purposes notwithstanding such release.  The borrower has option to pay down the loan, together with any applicable yield maintenance premium, to satisfy DSCR and LTV tests.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(31) Acts of Terrorism Exclusion	Prada Waikiki (Loan No. 7)

Loan documents provide that borrower or single tenant shall provide third party insurance in accordance with typical program specifications; provided that, subject to tenant’s satisfying certain conditions, (i) tenant’s in-place coverage is deemed acceptable, and (ii) borrower and guarantors have carve-out liability for losses resulting from not obtaining typical program insurance. Variations (tenant’s in-place coverage): (i) Terrorism policy deductible is $50,000; (ii) Terrorism is excluded from liability coverage; (iii) In lieu of NFIP coverage, the tenant maintains third party flood insurance with $10 million limit and deductible that is greater of $200,000 or 5% of loss.

(31) Acts of Terrorism Exclusion	Concourse Village (Loan No. 18)
Borrower’s obligation to provide required insurance (including terrorism coverage) is suspended if any tenant elects to self-insure in  accordance with its lease, which is permitted if, among other things, (i) the related lease is in full force and effect; (ii) tenant is in compliance with the insurance requirements of the related lease; and tenant (or applicable lease guarantor) maintains a claims-paying ability from S&P of “BBB-” or better (or an equivalent rating from Moody’s). Qualifying leases control disbursement of casualty proceeds, subject to REMIC release requirements. Currently only one tenant satisfies “BBB-” rating criterion (Ross Dress for Less), and that tenant does not have self-insurance provisions in its lease. In-place third party coverage noted for coverage required by loan documents.

(31) Acts of Terrorism Exclusion	Wedgewood Commons (Loan No. 20)
Borrower’s obligation to provide required insurance (including terrorism coverage) is suspended if any tenant elects to self-insure in  accordance with its lease, which is permitted if, among other things, (i) the related lease is in full force and effect; (ii) tenant is in compliance with the insurance requirements of the related lease; and tenant (or applicable lease guarantor) maintains a claims-paying ability from S&P of “BBB-” or better (or an equivalent rating from Moody’s). Qualifying leases control disbursement of casualty proceeds, subject to REMIC release requirements. Currently none of the tenants satisfies “BBB-” rating criterion. In-place third party coverage noted for coverage required by loan documents.

(31) Acts of Terrorism Exclusion	Crescent Square (Loan No. 35)
As to Walgreens leased premises only, Borrower’s obligation to provide required insurance (including terrorism coverage) is suspended if tenant (Walgreens) elects to self-insure in  accordance with its lease, which is permitted if, among other things, Walgreens has an affirmative obligation to restore the improvements, and has no rent abatement or termination remedies during the loan term. In addition, if Walgreens elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended, but, as noted above, the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreens lease is in full force effect and there is no lease or loan default, the provisions of the Walgreens lease shall control disbursement of any casualty proceeds as to the Walgreens leased premises only.

(33) Single-Purpose Entity	Renaissance Chicago Downtown (Loan No. 1)
SPE Variations: (i) Loan documents provide that (i) Borrower’s assets may be included in a consolidated financial statement of its affiliate; provided that (A) appropriate notation shall be made to indicate the separateness of borrower and such affiliates and to indicate that borrower’s assets are not available to satisfy the debts and obligations of such affiliates or any other person; and (B) such assets shall be listed on borrower’s own balance sheet; and (ii) borrower’s tax returns may be included in a consolidated tax return if borrower is shown as a separate member of such group.

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(33) Single-Purpose Entity	WP Carey Extra Space Florida Portfolio (Loan No. 19)
SPE Variations: Loan documents provide that (i) Borrower’s assets may be included in a consolidated financial statement of its affiliate; and (ii) Borrower’s tax returns may be included in a consolidated tax return.

(33) Single-Purpose Entity	LA Fitness - West Covina (Loan No. 43)
SPE Variations: Borrower is a recycled SPE, and  prior owned property is not same as mortgaged property. Loan documents include borrower covenant that prior owned properties were sold by borrower to unaffiliated  third parties and that borrower has no remaining liability or obligations re same (including environmental liability). Non-recourse carve-obtained from borrower and guarantor for prior owned property-related liability..

(34) Defeasance	Renaissance Chicago Downtown (Loan No. 1)
Defeasance Variations: (i) Borrower shall deliver a certificate at borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (C) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (ii) the borrower shall only pay the fee charged by servicer to extent customary for similar borrowers, loan size and collateral.

(34) Defeasance	WP Carey Extra Space Florida Portfolio (Loan No. 19)
Defeasance Variations: (i) Borrower shall deliver a certificate at borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (C) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (ii)  Borrower shall only pay the fee charged by servicer to extent customary for similar borrowers, loan size and collateral.

(36) Ground Leases	Renaissance Chicago Downtown (Loan No. 1)
Leasehold (2 parcels)/Fee Not Subordinated. The mortgaged property is comprised of two leasehold parcels: a hotel ground lease parcel (1.16 acres containing principal part of hotel) (“Hotel Ground Lease”) and a hotel services parcel (two floors of an adjacent office building that are connected to the hotel and used for ballroom and related services) (the “Hotel Space Lease”, which is not a ground lease for purposes of this representation). The Hotel Ground Lease expires June 30, 2087 (loan matures January 1, 2021).  Variations: (A) Any assignee of the leasehold estate must satisfy (or enter into an agreement with a party satisfying)  “Approved Operator” criteria, meaning a party or entity with the ability to operate the hotel and/or the experience  in the first-class quality, prestigious hotel, restaurant and/or catering business, together with a tangible net worth of at least $10 million. (K) In the event of a total condemnation, the ground lessor receives the share of any condemnation award equal to the present value of the rent for the remainder of the Ground Lease term, and the ground lessee receives the balance of the award; provide  that the ground lessor’s award shall not be less than the value of the land as unimproved taking into consideration the existing improvements and use of adjacent property. (L) The Ground Lease does not state that that the ground lessor will provide a new lease to the lender upon a termination resulting from rejection of the Ground Lease in a bankruptcy proceeding. The loan becomes full recourse to the borrower and guarantor in the event of voluntary or collusive involuntary bankruptcy, however.

(39) Rent Rolls; Operating Histories	Spirit Grocer Portfolio I (Loan No. 39)	Certified operating history was not obtained. The related properties each have a single tenant and the respective tenants are responsible for all expenses.

(39) Rent Rolls; Operating Histories	LA Fitness - West Covina (Loan No. 43)	Certified operating history is not obtained. Improvements are newly-constructed. The related property has a single tenant and the tenant is responsible for all expenses.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(43) Environmental Conditions	Concourse Village (Loan No. 18)
Phase I environmental site assessment, dated August 2, 2013, identified an historic recognized environmental condition related to a dry cleaning business (Starbrite Cleaners) that has operated on-site since 1984. Previous investigation identified elevated PCE concentrations, but below current soil cleanup levels. Site is registered with Florida Department of Environmental Protection (FDEP) Dry cleaning Solvent Cleanup Program, but it is currently not a priority remediation site. (the site has been assigned a score of 26 while, at this time, only sites scoring at 117 or above are being assessed and remediated).  Subject to ongoing state funding, FDEP has primary responsibility for remediation.  If the FDEP were unable to remediate, estimated cost to remediate is between $500,000 and $1.5 million.  Borrower and guarantors have environmental indemnity for related losses. Guarantors’ net worth/ liquidity is $400 million/$63 million as of December 31, 2011.

(43) Environmental Conditions	Wedgewood Commons (Loan No. 20)
Phase I environmental site assessment, dated August 2, 2013, identified historic recognized environmental conditions, as follows: (i) Former On-Site Dry Cleaners. Former on-site dry cleaners operated 1989-1991 and caused release of chlorinated solvents into soils and groundwater. Site is registered with Florida Department of Environmental Protection (FDEP) Drycleaning Solvent Cleanup Program, and, given proximity to well used for public drinking water supply, has a relatively high remediation priority (the site has been assigned a score of 103 while, at this time, only sites scoring at 117 or above are being assessed and remediated).  Subject to ongoing state funding, FDEP has primary responsibility for remediation.  If the FDEP were unable to remediate, estimated cost to remediate is between $150,000 and $250,000.  (ii) Former On-Site Gas Station. Former on-site auto service station had release of petroleum hydrocarbons that is currently being remediated under FDEP’s Petroleum Liability Insurance and Restoration Program. Air sparge and soil vapor extraction system currently operating on-site. Active monitoring is estimated to cost $12,000 annually and continue for up to 2 years. If remediation had to be re-started, operating costs are estimated at $15,000 annually. Borrower and guarantors have environmental indemnity for related losses. Guarantors’ net worth/ liquidity is $400 million/$63 million as of December 31, 2011.

(43) Environmental Conditions	Crescent Square (Loan No. 35)
Phase I environmental site assessment, dated January 1, 2014, identified recognized environmental condition related to a documented release from former dry cleaning operation located nearby that involves potential vapor encroachment risks. In addition, other conditions, including (i) a closed case related to a leaking underground storage tank (LUST) associated with a former on-site gas station located in area now used as Walgreens parking lot, and (ii) a closed LUST case in the vicinity of the current school use also pose vapor encroachment risks. In lieu of Phase II testing, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form) in the amount of $2 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S&P rating of “AA-”.

E-2-7

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(44) Lease Estoppels	Concourse Village (Loan No. 18)
Office Depot, the third largest tenant, notified landlord in February 2011 that landlord’s leasing and permitting continued operation of an adjacent restaurant was in breach of the exclusive use and prohibited use covenants of its lease. The landlord’s March 2011 response rejected tenant’s position, arguing that the lease requires tenant to show that its “ability to conduct its normal business operations in the Premises is materially adversely affected due to a breach of any of the negative covenants.”  Upon doing so, then the lease provides that “Fixed Rent and Additional Charges shall be abated or reduced proportionately until such impairment is cured.”  The landlord maintains that Office Depot has not been adversely affected. Office Depot has not pursued this claim, but, in its estoppel provided in connection with the subject financing, it  did reserve all rights with respect to this claim.

(45) Appraisal	Charlottesville Apartment Portfolio (Loan No. 8)	The appraisal was ordered by NorthMarq Capital, not directly by the mortgage loan seller.

E-2-8

The Royal Bank of Scotland
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(1) Complete Mortgage File	Residence Inn Houston – Katy Mills (Loan No. 13) Holiday Inn & Suites Williamsburg (Loan No. 34) Holiday Inn Lakewood, CO (Loan No. 44) Comfort Suites - O’Hare (Loan No. 53)

The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(2) Whole Loan; Ownership of Mortgage Loans	Brunswick Square (Loan No. 6)
$77,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $47,000,000; and A-2 Note in amount of $30,000,000).  The Royal Bank of Scotland is contributing the A-2 Note to the WFRBS 2014-C19 Trust, and is expected to contribute the A-1 Note to a future securitization.  The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C19 Pooling and Servicing Agreement until such time as the A-1 Note is securitized, whereupon the Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the trust containing the A-1 Note.

(5) Hospitality Provisions	Residence Inn Houston – Katy Mills (Loan No. 13) Holiday Inn & Suites Williamsburg (Loan No. 34) Holiday Inn Lakewood, CO (Loan No. 44) Comfort Suites - O’Hare (Loan No. 53)
The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(7) Liens; Valid Assignment	Brunswick Square (Loan No. 6)
$77,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $47,000,000; and A-2 Note in amount of $30,000,000).  The Royal Bank of Scotland is contributing the A-2 Note to the WFRBS 2014-C19 Trust, and is expected to contribute the A-1 Note to a future securitization.  The related Mortgage is in the principal amount of the entire $77,000,000 loan and not in the principal amount of Mortgage Loan being contributed to the WFRBS 2014-C19 Trust.  The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C19 Pooling and Servicing Agreement until such time as the A-1 Note is securitized, whereupon the Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the trust containing the A-1 Note.

(8) Permitted Liens; Title Insurance	Nordic Cold Storage Portfolio (Loan No. 3)
The tenants, Nordic Logistics and Warehousing, LLC and Nordic Savannah, LLC, tenants have a right of first offer (“ROFO”) under the master lease in the event the borrower desires to sell all or any portion of the leased property for so long as there is no event of default continuing under the master lease.  The ROFO is not extinguished by foreclosure; however, the ROFO is not triggered by foreclosure or deed in lieu thereof.

The ground lease at the Nordic – Savannah GA Mortgaged Property expires by its terms on September 1, 2022.  Prior to the expiration of the ground lease, the borrower (and the lender) has the option to purchase the fee interest in the Mortgaged Property for $1.00 and, pursuant to the loan documents, the borrower is required to exercise such option.

There is a mortgage encumbering the fee interest in Nordic – Savannah GA Mortgaged Property, which has been subordinated to the Fee and Leasehold Deed to Secure Debt granted to the lender in connection with the closing of the Mortgage Loan.

(8) Permitted Liens; Title Insurance	Oates Park Shopping Center (Loan No. 68)
McDonald’s Corporation (a tenant leasing space pursuant to a ground lease) has a right of first refusal (“ROFR”) with respect to the portion of its premises owned by the borrower in the event borrower receives an offer to purchase the leased premises as a separate independent parcel. McDonald’s Corporation’s ROFR does not apply to the sale of the Mortgaged Property as a whole and does not apply if the leased premises are sold together with a portion of the Mortgaged Property exceeding 35,000 square feet. The ROFR is not extinguished by foreclosure; however, the

E-2-9

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
ROFR does not apply to foreclosure or deed-in-lieu thereof.
(9) Junior Liens	Nordic Cold Storage Portfolio (Loan No. 3)

There is a mortgage encumbering the fee interest in Nordic – Savannah GA Mortgaged Property, which has been subordinated to the Fee and Leasehold Deed to Secure Debt granted to the lender in connection with the closing of the Mortgage Loan.

(18) Insurance	Brunswick Square (Loan No. 6)
If TRIPRA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all-risk” insurance premiums and such stand-alone policy shall have a deductible exceeding 5% of the total insured values.

(28) Recourse Obligations	Brunswick Square (Loan No. 6)
The loan documents limit the guarantor’s recourse liability to $7,700,000 plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.

(29) Mortgage Releases	Nordic Cold Storage Portfolio (Loan No. 3)
The loan documents permit the release of any individual Mortgaged Property determined to be a “Non-Economic Facility” that does not maintain an earnings before interest, tax, depreciation, amortization and rent expense coverage (calculated in the manner described in the Nordic Lease) of at least 0.75 times the allocated rent for such Mortgaged Property from the lien of the Mortgage Loan by simultaneously substituting another property for the released property, subject to standard conditions including receipt of a rating agency confirmation and compliance with the REMIC provisions.

(31) Acts of Terrorism Exclusion	Brunswick Square (Loan No. 6)
If TRIPRA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all-risk” insurance premiums and such stand-alone policy shall have a deductible exceeding 5% of the total insured values.

(33) Single-Purpose Entity	Residence Inn Houston – Katy Mills (Loan No. 13)
The borrower’s original organizational documents did not include requirements that it was formed or organized solely for the purpose of owning and operating the Mortgaged Property or prohibit it from engaging in any business unrelated to such Mortgaged Property. Since its formation, the borrower has only owned the Mortgaged Property and been the holder of debts owed by various affiliates. The debts were repaid prior to closing and the borrower’s organizational documents were amended in conjunction with closing of the Mortgage Loan to include the required restrictions.

(36) Ground Leases	Nordic Cold Storage Portfolio (Loan No. 3)
The ground lease at the Nordic – Savannah GA Mortgaged Property expires by its terms on September 1, 2022.  Prior to the expiration of the ground lease, the borrower (and the lender) has the option to purchase the fee interest in the Mortgaged Property for $1.00 and, pursuant to the loan documents, the borrower is required to exercise such option.

(44) Lease Estoppels	Alcoa Exchange (Loan No. 15)
Old Navy, the second largest tenant, has claimed that they are due a refund of approximately $190,000 as a result of overbilling for the prior 5 years.  Pursuant to a post-closing agreement, the seller placed $189,212 into escrow and agreed to use commercially reasonable efforts to resolve the issue and obtain written confirmation, reasonably acceptable to the borrower, from Old Navy that the issue was resolved by January 29, 2015.  Any amounts owed in excess of the reserved amount will be recourse obligations of the borrower.

E-2-10

Liberty Island Group I LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	All LIG I Mortgage Loans (Loan Nos. 4, 11, 23, 26, 27, 28, 29, 31, 32, 37,38, 45, 49, 50, 57 and 65

Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFRBS Commercial Mortgage Trust 2014-C19 subject to the terms of a primary servicing agreement.

(19) Access; Utilities; Separate Tax Parcels	Radisson Hotel – Baton Rouge (Loan No. 50)
Public roadway access to the Mortgaged Property is pursuant to an access lease, which lease (i) may not be terminated without the consent of the lender and (ii) extends 10 years beyond the term of the Mortgage Loan.

(30) Financial Reporting and Rent Rolls	Cruz Alta Plaza (Loan No. 65)	The borrower must deliver annual operating statements but is not required to deliver annual financial statements to the lender.

(43) Environmental Conditions	Devonshire Portfolio #3 (Loan No. 29)
The Grand Haven portion of the Mortgaged Property was historically operated as an industrial site, resulting in groundwater contamination. The environmental consultant reported that, while such groundwater contamination is a recognized environmental condition, risks associated with such groundwater contamination are minimal.  The environmental consultant recommended no further remediation, so long as there is no significant hazardous substance use at the Mortgaged Property.  The borrower is not liable for any environmental claims brought under Michigan state law but may be liable for Federal environmental claims.

E-2-11

Basis Real Estate Capital II, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) Insurance	Waltonwood Cary Parkway (Loan No. 5) Waltonwood at Lakeside (Loan No. 10)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $750,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Springhill Suites Birmingham (Loan No. 14)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $500,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Candlewood Suites Indianapolis (Loan No. 48)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $400,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	The Atriums at Somerset Bldgs P&Q (Loan No. 52)
The Mortgage Loan documents provide that with respect to wind coverage, co-insurance provisions are acceptable as long as coverage is 100% of the insurable value of the Mortgaged Property on a replacement cost basis.

(18) Insurance	Sayles Place Apts (Loan No. 54) 450 North McClintock (Loan No. 64) Holiday Air (Loan No. 85) Western View (Loan No. 90)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan.

(26) Local Law Compliance	Sayles Place Apts (Loan No. 54)
The Mortgaged Property is legal non-conforming in that the zoning does not permit multi-family apartments.  In the event of a casualty of 50% or more of the cost of reconstructing the entire structure due to fire, collapse, explosion or act of God, the borrower will be required to comply with current zoning requirements.  While law and ordinance insurance was obtained in the customary amount, the current zoning requirements may nevertheless have a material and adverse effect on the borrower’s ability to restore the Mortgaged Property to the current level of income.  Any losses incurred by the lender due to the Mortgaged Property’s failure to comply with the zoning rules will be recourse to the borrower and the related non-recourse carveout guarantor until borrower obtains a variance or a change in the applicable zoning code which expressly permits the use of the Mortgaged Property for multi-family apartments.

(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 5, 10, 14, 48, 52, 54, 64, 85 and 90)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 5, 10, 14, 48, 52, 54, 64, 85 and 90)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

E-2-12

C-III Commercial Mortgage LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) Insurance	914 Hubbard Street (Loan No. 46)	The related loan documents require insurance proceeds to be held by the lender for disbursement (or application to the debt, as the case may be) when they are equal to or in excess of $250,000.

(19) Access; Utilities; Separate Tax Parcels	914 Hubbard Street (Loan No. 46)
The related Mortgaged Property adjoins undeveloped land that is adjacent to I-90.  The tax lot which includes the related Mortgaged Property also includes some of that undeveloped land (which is not owned by the related borrower).  The title policy for the Mortgage Loan includes a separate tax lot endorsement.  Pursuant to the related loan documents, the related borrower agreed to take appropriate action to apply for and obtain a new PIN for the related Mortgaged Property as a separate tax parcel.

(26) Local Law Compliance
Biltmore Apartments (Loan No. 24)

Route 61 Distribution Center (Loan No. 30)

Oaktree Estates MHC (Loan No. 63)

Hillcrest & Chiesa MHCs (Loan No. 80)

Montierra Apartments (Loan No. 84)

HBO Self Storage (Loan No. 87)

Gracious Estates MHC (Loan No. 92)

Orange Avenue Self Storage (Loan No. 94)

For each of the subject Mortgage Loans, each of the related Mortgaged Properties constitutes a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

(26) Local Law Compliance	914 Hubbard Street (Loan No. 46)
The related Mortgaged Property has a partial certificate of occupancy which covers the entire building and units, but which excludes landscaping.  The related borrower has delivered to the lender a confirmation from the related borrower’s architect that all landscape work required for the related Mortgaged Property pursuant to local codes has been completed and has further advised the lender that issuance of a final certificate of occupancy requires only completion of inspection of the landscape work by the appropriate officials of the City of Chicago, which inspection the related borrower has requested to be scheduled.  Pursuant to the loan documents, the related borrower is required to use commercially reasonable efforts to cause such inspection to occur promptly and to take such actions as may be necessary or required in order for the final certificate of occupancy for the related Mortgaged Property to be issued.

(27) Licenses and Permits	914 Hubbard Street (Loan No. 46)
The related Mortgaged Property has a partial certificate of occupancy which covers the entire building and units, but which excludes landscaping.  The related borrower has delivered to the lender a confirmation from the related borrower’s architect that all landscape work required for the related Mortgaged Property pursuant to local codes has been completed and has further advised the lender that issuance of a final certificate of occupancy requires only completion of inspection of the landscape work by the appropriate officials of the City of Chicago, which inspection the related borrower has requested to be scheduled.  Pursuant to the loan documents, the related borrower is required to use commercially reasonable efforts to cause such inspection to occur promptly and to take such actions as may be necessary or required in order for the final certificate of occupancy for the related Mortgaged Property to be issued.

(28) Recourse Obligations	Oaktree Estates MHC (Loan No. 63)	There is no guarantor, separate from the related borrower, that would be liable for the recourse, losses and damages referred to in Representation and Warranty No. 28.

E-2-13

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(32) Due on Sale or Encumbrance	Oaktree Estates MHC (Loan No. 63)
The related loan documents permit: (i) transfers of direct and indirect interests in the related borrower in connection with, or otherwise to facilitate, a public offering; (ii) transfers of securities and other direct or indirect interests in publicly traded companies; and (iii) pledges of direct and indirect interests in the related borrower to secure a corporate line of credit or credit facility and transfers of such interests to the lender thereunder.

(32) Due on Sale or Encumbrance	17211 North Freeway (Loan No. 77)	The related borrower is a Delaware Statutory Trust, and the related loan documents do not restrict transfers or pledges of interests therein.

(33) Single-Purpose Entity
Biltmore Apartments (Loan No. 24)

914 Hubbard Street (Loan No. 46)

Parkglenn Self Storage (Loan No. 60)

Oaktree Estates MHC (Loan No. 63)

Ridgewood MHC (Loan No. 70)

Del Papa MHC (Loan No. 73)

280 Station  (Loan No. 78)

Hillcrest & Chiesa MHCs (Loan No. 80)

Las Brisas MHC (Loan No. 82)

People’s Mini Storage (Loan No. 83)

Montierra Apartments (Loan No. 84)

HBO Self Storage (Loan No. 87)

Seven Oaks (Loan No. 93)

Orange Avenue Self Storage (Loan No. 94)

Live Oak MHC (Loan No. 97)
The related borrower is a recycled Single-Purpose Entity.

(34) Defeasance	All C3CM Mortgage Loans (other than Live Oak MHC, which does not provide for defeasance) (Loan Nos. 24, 25, 30, 46, 60, 63, 70, 72, 73, 77, 78, 80, 82, 83, 84, 87, 92, 93 and 94)
The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity.  However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

(42) Organization of Mortgagor	Hillcrest & Chiesa MHCs (Loan No. 80)	One of the non-recourse carveout guarantors filed a Chapter 11 bankruptcy in 1993.

(43) Environmental Conditions	Oaktree Estates MHC (Loan No. 63)
The environmental insurance for the related Mortgaged Property has a $1 million limit on liability (total and per claim), a policy period through February 6, 2024 and a $25,000 deductible per claim.  The policy was issued by Steadfast Insurance Company.

(45) Appraisal	Seven Oaks (Loan No. 93)	An appraisal for the subject Mortgaged Property was obtained approximately 8 months prior to the origination of such Mortgage Loan.

E-2-14

NCB, FSB
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(9) Junior Liens	51st/52nd St. Tenants Corp. (Loan No. 17)
The Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(9) Junior Liens
159 Madison Owners Corp. (Loan No. 59)

325 East 72nd Street, Inc. (Loan No. 75)

NB Owners Corp. (Loan No. 76)

Capitol House Tenants Corp. (Loan No. 88)

168-176 East 88th Street Corporation (Loan No. 89)

The related Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

(9) Junior Liens	2866 Marion Avenue Owners, Inc. (Loan No. 95)
I. The Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

II.  The Mortgaged Property is encumbered by a subordinate wraparound mortgage with a stated principal balance of $1,682,099.  The subordinate wraparound mortgagee’s “equity” (i.e., the principal amount of the wraparound mortgage as to which the wraparound mortgagee is entitled to payments) is $32,099.

(28) Recourse Obligations	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)
All of the Mortgage Loans secured by residential cooperatives are fully recourse to the related borrowers.  There are no guarantors for any of Mortgage Loans secured by residential cooperative properties.

(30) Financial Reporting and Rent Rolls	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)	The Mortgage Loans secured by residential cooperatives do not require the borrower to provide the owner or holder of such Mortgage Loans with quarterly operating statements.

(32) Due on Sale or Encumbrance	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)
All of the Mortgage Loans secured by residential cooperatives permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related borrower in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related borrower to other persons who by virtue of such transfers become tenant-shareholders in the related borrower.

(33) Single-Purpose Entity	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)	The borrowers under the Mortgage Loans secured by residential cooperatives are not Single-Purpose Entities.

(39) Rent Rolls; Operating Histories	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)
With respect to the Mortgage Loans secured by residential cooperatives, the Mortgage Loan Seller has obtained operating histories (generally in the form of an accountant’s financial statement or a statement of financial affairs prepared by the property manager of the related borrower) which has been certified either by the related borrower (or an officer thereof), the property manager of the related borrower or the accountant that prepared the financial statement.

(42) Organization of Mortgagor	All of the Mortgage Loans secured by residential cooperatives (Loan Nos. 17, 59, 75, 76, 88, 89, 95 and 99)
For purposes of Representation 42 with respect to Mortgage Loans secured by residential cooperatives, the term “Controlling Owner” shall mean any single shareholder of a borrower that owns shares appurtenant to 50% or more of the residential cooperative units at the related Mortgaged Property.  For purpose of all representations and warranties with respect to Mortgage Loans secured by residential cooperatives, the term “Sponsor Diligence” shall mean, to the extent such information is available to the Mortgage Loan Seller, (a) an analysis of the rent collection processes of the Controlling Owner, (b) an analysis of the financial statements of the Controlling Owner, including an analysis of net worth, liquidity and certain legal issues, (c) an analysis of positive and/or negative carry, (d) an analysis of the rent roll, pertaining to the units owned by

E-2-15

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
the Controlling Owner and (e) an analysis of credit reports, including FICO scores, of the Controlling Owners. For purposes of this exception to Representation 42, there are no Mortgage Loans that have a Controlling Owner, as defined above.

(47) Cross-Collateralization	51st/52nd Street Tenants Corp. (Loan No. 17)
The Mortgage Loan is cross-defaulted with a subordinate credit line mortgage in the original principal amount of $1,000,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(47) Cross-Collateralization
159 Madison Owners Corp. (Loan No. 59)

325 East 72nd Street, Inc. (Loan No. 75)

NB Owners Corp. (Loan No. 76)

Capitol House Tenants Corp. (Loan No. 88)

168-176 East 88th Street Corporation (Loan No. 89)

The related Mortgage Loans are each cross-defaulted with a subordinate credit line mortgage in the original principal amount of $500,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

(47) Cross-Collateralization	2866 Marion Avenue Owners, Inc. (Loan No. 95)
I.  The Mortgage Loan is cross-defaulted with a subordinate credit line mortgage in the original principal amount of $400,000.  As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

II.  The Mortgaged Property is cross-defaulted with a subordinate wraparound mortgage with a stated principal balance of $1,682,099  The subordinate wraparound mortgagee’s “equity” (i.e., the principal amount of the wraparound mortgage as to which the wraparound mortgagee is entitled to payments) is $32,099.

E-2-16

ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

The globally offered WFRBS Commercial Mortgage Pass-Through Certificates, Series 2014-C19, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class X-A, Class X-B, Class B, Class C and Class PEX certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositories of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositories, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depository to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depository for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depository, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depository to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

 A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX G

FORM OF TRUST ADVISOR ANNUAL REPORT1

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2014-C19, Commercial Mortgage Pass-Through Certificates, Series 2014-C19
Trust Advisor:  Trimont Real Estate Advisors, Inc.
Special Servicer:  [LNR Partners, LLC][NCB, FSB]
Subordinate Class Representative:  Raith Capital Management, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of March 1, 2014.

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ANNEX H

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)	Distribution Date	Balance ($)
Initial Balance	$101,859,000.00	March 2019	$101,858,001.93
April 2014	$101,859,000.00	April 2019	$100,255,414.39
May 2014	$101,859,000.00	May 2019	$98,512,491.96
June 2014	$101,859,000.00	June 2019	$96,895,406.91
July 2014	$101,859,000.00	July 2019	$95,138,393.64
August 2014	$101,859,000.00	August 2019	$93,506,686.81
September 2014	$101,859,000.00	September 2019	$91,867,908.66
October 2014	$101,859,000.00	October 2019	$90,089,810.82
November 2014	$101,859,000.00	November 2019	$88,436,224.95
December 2014	$101,859,000.00	December 2019	$86,643,734.76
January 2015	$101,859,000.00	January 2020	$84,975,214.22
February 2015	$101,859,000.00	February 2020	$83,299,462.34
March 2015	$101,859,000.00	March 2020	$81,354,408.17
April 2015	$101,859,000.00	April 2020	$79,662,964.07
May 2015	$101,859,000.00	May 2020	$77,833,677.62
June 2015	$101,859,000.00	June 2020	$76,126,974.32
July 2015	$101,859,000.00	July 2020	$74,282,856.70
August 2015	$101,859,000.00	August 2020	$72,560,763.39
September 2015	$101,859,000.00	September 2020	$70,831,205.84
October 2015	$101,859,000.00	October 2020	$68,964,875.06
November 2015	$101,859,000.00	November 2020	$67,219,731.56
December 2015	$101,859,000.00	December 2020	$65,338,252.03
January 2016	$101,859,000.00	January 2021	$63,577,388.97
February 2016	$101,859,000.00	February 2021	$61,939,352.66
March 2016	$101,859,000.00	March 2021	$59,943,400.37
April 2016	$101,859,000.00	April 2021	$58,310,660.85
May 2016	$101,859,000.00	May 2021	$56,556,333.19
June 2016	$101,859,000.00	June 2021	$54,908,834.44
July 2016	$101,859,000.00	July 2021	$53,140,161.23
August 2016	$101,859,000.00	August 2021	$51,477,776.04
September 2016	$101,859,000.00	September 2021	$49,808,146.69
October 2016	$101,859,000.00	October 2021	$48,017,963.17
November 2016	$101,859,000.00	November 2021	$46,333,256.65
December 2016	$101,859,000.00	December 2021	$44,528,418.53
January 2017	$101,859,000.00	January 2022	$42,828,504.88
February 2017	$101,859,000.00	February 2022	$41,121,183.05
March 2017	$101,859,000.00	March 2022	$39,070,249.18
April 2017	$101,859,000.00	April 2022	$37,346,548.50
May 2017	$101,859,000.00	May 2022	$35,503,809.16
June 2017	$101,859,000.00	June 2022	$33,764,565.25
July 2017	$101,859,000.00	July 2022	$31,906,718.32
August 2017	$101,859,000.00	August 2022	$30,151,797.19
September 2017	$101,859,000.00	September 2022	$28,389,227.43
October 2017	$101,859,000.00	October 2022	$26,508,708.44
November 2017	$101,859,000.00	November 2022	$24,730,260.39
December 2017	$101,859,000.00	December 2022	$22,834,308.14
January 2018	$101,859,000.00	January 2023	$21,039,844.93
February 2018	$101,859,000.00	February 2023	$19,237,560.24
March 2018	$101,859,000.00	March 2023	$17,100,478.53
April 2018	$101,859,000.00	April 2023	$15,281,023.29
May 2018	$101,859,000.00	May 2023	$13,345,213.18
June 2018	$101,859,000.00	June 2023	$11,509,389.27
July 2018	$101,859,000.00	July 2023	$9,557,669.24
August 2018	$101,859,000.00	August 2023	$7,705,335.54
September 2018	$101,859,000.00	September 2023	$5,844,927.35
October 2018	$101,859,000.00	October 2023	$3,869,312.08
November 2018	$101,859,000.00	November 2023	$1,992,182.15
December 2018	$101,859,000.00	December 2023	$313.79
January 2019	$101,859,000.00	January 2024 and
February 2019	$101,859,000.00	thereafter	$0.00

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PROSPECTUS

RBS COMMERCIAL FUNDING INC.
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

RBS Commercial Funding Inc. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are trusts. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, any sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 7 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 105 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

March 3, 2014

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 109 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to RBS Commercial Funding Inc.

If you require additional information, the mailing address of our principal executive offices is RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 107 of this prospectus.

SUMMARY OF PROSPECTUS	6
RISK FACTORS	7
The Certificates May Not Be a Suitable Investment for You	7
Risks of Commercial and Multifamily Lending Generally	7
Tenancies in Common May Hinder Recovery	9
Condominium Ownership May Limit Use and Improvements	9
Risks Related to Ground Leases and Other Leasehold Interests	9
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	11
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	12
Risks Associated with One Action Rules	12
State Law Limitations on Assignments of Leases and Rents May Entail Risks	12
Your Certificates Are Not Obligations of Any Other Person or Entity	12
Limited Liquidity	13
Modifications of the Mortgage Loans	13
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	14
Your Lack of Control Over A Trust Can Adversely Impact Your Investment	14
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	14
Variability in Average Life of Offered Certificates	14
Certain Legal Aspects of the Mortgage Loans	15
Environmental Law Considerations	16
Risk of Early Termination	16
THE PROSPECTUS SUPPLEMENT	16
THE DEPOSITOR	18
THE SPONSOR	18
Overview	18
USE OF PROCEEDS	19
DESCRIPTION OF THE CERTIFICATES	20
General	20
Distributions on Certificates	22
Accounts	23
Amendment	25
Termination	26
Reports to Certificateholders	26
The Trustee	27
Exchangeable Certificates	27
THE MORTGAGE POOLS	29
General	29
Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans	31
Assignment of Mortgage Loans	31
Representations and Warranties	32
SERVICING OF THE MORTGAGE LOANS	33
General	33
Servicing Standards	34
Trust Advisor	34
Collections and Other Servicing Procedures	34
Insurance	35
Fidelity Bonds and Errors and Omissions Insurance	36
Servicing Compensation and Payment of Expenses	37
Advances	37
Modifications, Waivers and Amendments	38
Evidence of Compliance	38

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee	39
Events of Default	39
CREDIT ENHANCEMENT	40
General	40
Subordinate Certificates	41
Cross-Support Features	41
Letter of Credit	42
Certificate Guarantee Insurance	42
Reserve Funds	42
Overcollateralization	43
SWAP AGREEMENT	43
YIELD CONSIDERATIONS	44
General	44
Prepayment and Maturity Assumptions	44
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	45
Mortgages and Deeds of Trust Generally	46
Rights of Mortgagees or Beneficiaries	46
Foreclosure	47
Bankruptcy Issues	50
Automatic Stay	50
Sales Free and Clear of Liens	51
Post-Petition Credit	51
Modification of Lender’s Rights	51
Leases and Rents	52
Lease Assumption or Rejection by Tenant	53
Lease Rejection by Lessor – Tenant’s Rights	53
Intercreditor Issues	54
Avoidance Actions	54
Management Agreements	54
Certain of the Borrowers May Be Partnerships	55
Single Purpose Entity Covenants and Substantive Consolidation	56
State Law Limitations on Lenders	57
Environmental Risks	57
Rights of Redemption	60
Junior Mortgages; Rights of Senior Mortgagees	61
Anti-Deficiency Legislation	61
Statutory Liabilities	62
Enforceability of Certain Provisions	62
Prepayment Provisions	62
Due-on-Sale Provisions	62
Acceleration on Default	63
Servicemembers Civil Relief Act	63
Anti-Money Laundering, Economic Sanctions and Bribery	64
Potential Forfeiture of Assets	64
Applicability of Usury Laws	64
Alternative Mortgage Instruments	65
Leases and Rents	65
Secondary Financing; Due-on-Encumbrance Provisions	66
Certain Laws and Regulations	66
Type of Mortgaged Property	67
Americans With Disabilities Act	67
Terrorism Insurance Program	67
Cooperative Loans	68
FEDERAL INCOME TAX CONSEQUENCES	69
IRS Circular 230 Notice	69
General	69

Federal Income Tax Consequences for REMIC Certificates	69
General	69
Status of REMIC Certificates	70
Qualification as a REMIC	70
Taxation of Regular Certificates	72
Sale, Exchange or Retirement of Regular Certificates	78
Tax Treatment of Exchangeable Certificates	79
Taxation of Residual Certificates	82
Taxes that May Be Imposed on the REMIC Pool	90
Liquidation of the REMIC Pool	91
Administrative Matters	91
Limitations on Deduction of Certain Expenses	91
Taxation of Certain Foreign Investors	92
3.8% Medicare Tax on “Net Investment Income”	93
Backup Withholding	94
Reporting Requirements	94
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	94
Standard Certificates	94
Stripped Certificates	97
Reporting Requirements and Backup Withholding	100
Taxation of Certain Foreign Investors	101
3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates	102
STATE AND LOCAL TAX CONSIDERATIONS	102
ERISA CONSIDERATIONS	102
Prohibited Transactions	103
Unrelated Business Taxable Income — Residual Interests	104
LEGAL INVESTMENT	104
THE APPRAISAL REGULATIONS	105
PLAN OF DISTRIBUTION	105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	107
LEGAL MATTERS	108
RATINGS	108
INDEX OF DEFINED TERMS	109

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	RBS Commercial Funding Inc., a Delaware corporation. Our telephone number is (203) 897-2700.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA; and

●	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in any of (i) an early repayment of the related mortgage loan, (ii) a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), (iii) a material impairment in property management, and (iv) a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common for under a mortgage loans will be special purpose entities.  Each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not part of a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the related servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of such related servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume such servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over A Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the related trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by the servicer or the trustee.  Any decision made by any of those parties in respect of the related trust or trust fund in accordance with the terms of such servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes;

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of a trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●	any significant obligors in accordance with Regulation AB under the Securities Act (17 CFR 229.1100 - 229.1123 (“Regulation AB” ));

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●	if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

RBS Commercial Funding Inc. (the “Depositor”) was incorporated in the State of Delaware on November 18, 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009.  The principal executive offices of the Depositor are located at 600 Washington Boulevard, Stamford, Connecticut 06901. Its telephone number is (203) 897-2700. The Depositor will not have any material assets other than the trust funds.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended.  In addition, the bylaws of the Depositor provide that the Depositor will indemnify to the full extent permitted by law any person for any and all liabilities incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Depositor or, at the request of the Depositor, served another corporation, partnership, joint venture, trust or other enterprise in such capacity.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify a sponsor to be The Royal Bank of Scotland plc or RBS Financial Products Inc. (collectively, “The Royal Bank of Scotland“).

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliated entities and each of them is an affiliate of the depositor.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of

RBS Securities Inc., who may be listed as an underwriter in the related prospectus supplement.  The principal offices of The Royal Bank of Scotland plc and RBS Financial Products Inc. in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

RBS’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including RBS Commercial Mortgage Funding Inc., or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)        a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)       all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)      all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

*      Whenever used in this prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)        mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)       the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)      the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)        remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)       to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)      pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)      reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)        make remittances to the Collection Account as required by the Agreement;

(ii)       pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)      provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)        to cure any ambiguity;

(ii)       to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)      to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)      for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

●	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding; or

●	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)        the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)       the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)      the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)      mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)        information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)       updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)      financial information relating to the underlying Mortgaged Properties;

(iv)      information with respect to delinquent mortgage loans;

(v)       information on mortgage loans which have been modified; and

(vi)      information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

6.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)        the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)       the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)      the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)      the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)       the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)      the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

(vii)      the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)     the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)      the debt service coverage ratios relating to the mortgage loans;

(x)       information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)      information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)     payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date“) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

(i)        the mortgage note, endorsed to the order of the Trustee without recourse;

(ii)       the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)      any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)      a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)       if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)      a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)      any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)        have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)       have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)      have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)      comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.  A series may provide for multiple Master Servicers.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). A series may provide for multiple Special Servicers.  Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Trust Advisor

If so specified in the related prospectus supplement, an advisor (the “Trust Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Trust Advisor; (ii) the method of selection of the Trust Advisor; (iii) certain decisions as to which the Trust Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Trust Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Trust Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer (or any other party as may be identified in the related prospectus supplement) or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

 Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)      with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to

Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

(ii)     with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)     with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)     with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)      with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)     with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

 Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, therefore, could be rescinded in favor of the bankrupt’s estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent “fair consideration” (“reasonably equivalent value” under the Bankruptcy Code).  Although the reasoning and result of Durrett in respect of the Bankruptcy Code were rejected by the United States Supreme Court in May 1994, in BFP v. Resolution Trust Corp., the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, a lender may be unwilling to purchase the property from the trustee or referee for less than an amount equal to the principal amount of the mortgage, accrued or unpaid interest and the expenses of foreclosure.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Cooperative Loans

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Issues

Automatic Stay

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere substantially with and delay the ability of a secured mortgage lender to obtain payment of a loan, to exercise remedies to realize upon collateral and/or to enforce a deficiency judgment.  The delay and consequences of the delay caused by an automatic stay can be significant.  For example, upon the filing of a voluntary or involuntary petition for relief under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to obtain property of or from a debtor’s estate are subject to the automatic stay of Section 362(a) of the Bankruptcy Code.  Often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, a bankruptcy filing by or with respect to a third party may adversely affect a mortgage lender’s rights.  For example, the filing of a petition under the Bankruptcy Code by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior lien holder.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan of reorganization or lien avoidance proceeding or claims objection proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is

“adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing an assignment of rents, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  An assignment of rents and leases be unenforceable in bankruptcy (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a perfected security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this offering circular with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. If such an order were entered, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in trust or trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

      Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

      Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act“), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

      Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

      Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that such a defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA“).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury“) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

      IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

      General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the offered certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

  Federal Income Tax Consequences for REMIC Certificates

      General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates issued by a REMIC Pool are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP will render its opinion that, assuming (i) the making of appropriate and timely elections, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, for federal income tax purposes, (a) each REMIC Pool will qualify as a REMIC, (b) the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and (c) the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, loans secured by timeshare interests that represent undivided fractional fee interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification or as of the Startup Day. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the case of each REMIC Pool, the Regular Certificates will constitute one or more classes of regular interests, and the Residual Certificates will constitute a single class of residual interests on which distributions are made pro rata.

If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

      Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular

Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained and not previously deducted during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below the holder’s basis in the Regular Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  Losses attributable to interest previously reported as income and losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business.  Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable

Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC Pool.  A Residual Certificateholder must account separately for its interest in each REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium

Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount

The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium

Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations

If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any non-U.S. Person or its agent other than (i) a non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests

The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC

Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors

The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non-resident aliens, foreign corporations or other non-U.S. Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. Additional information may be required by holders that are “foreign financial institutions” under FACTA. See “—Foreign Accounting Tax Compliance Act” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person.  In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having non-U.S. Persons as partners.  Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) non-U.S. Persons, will be prohibited under the related Agreement.

Foreign Accounting Tax Compliance Act

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates, that are outstanding before July 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

  Federal Income Tax Consequences for Certificates
 as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased if its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations other than in the case of an interest-only Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the Closing Date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) (a) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any assets of the Trust Fund are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July

18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Taxation of Certain Foreign Investors—Regular Certificates.”

For a discussion of requirements that may be imposed on “foreign financial institutions” under the Foreign Accounting Tax Compliance Act, see “—Taxation of Certain Foreign Investors—Foreign Accounting Act Compliance Act” above.

3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—3.8% Medicare Tax on “Net Investment Income”“ above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA“), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 contains a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,“ which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●	are rated in one of two highest rating categories by at least one NRSRO; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of offered certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by means of this prospectus and the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of offered certificates will describe the method of offering of the series, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of offered certificates may be made through a combination of two or more of these methods:

1.      By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2.      By placements by the Depositor with investors through dealers; and

3.      By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by RBS Securities Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. RBS Securities Inc. is an affiliate of the Depositor and, as such, RBS Securities Inc. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, RBS Securities Inc., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the offered certificates.

If specified in the prospectus supplement relating to a series of offered certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the offered certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an

“underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the  offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of such certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of offered certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the offered certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than annual reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: (203) 897-2700).

This prospectus and the prospectus supplement for each series are parts of our registration statement filed with the SEC pursuant to the Securities Act File No. 333-177891 (the “Registration Statement”). This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in the Registration Statement. For further information, please see the Registration Statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the SEC upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: 1-866-884-2071), Attention:  Legal Department or by emailing rbscmbs@rbs.com.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the Registration Statement, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	105
1		FIRREA Appraisal	105
		Form 8-K	31
1986 Act	72
		G
A
		Garn-St Germain Act	62
ADA	67
Advances	37	H
Agreement	20
Appraisal Regulations	105	Holders	22
Assessment of Compliance	38
		I
B
		Insurance Proceeds	23
Balloon Payments	45	IRS	71
Bankruptcy Code	48
beneficial owner	21	L

C		Lender Liability Act	59
		Letter of Credit Bank	42
CERCLA	59	Liquidation Proceeds	23
Certificateholders	22
Closing Date	31	M
Code	69
Collection Account	23	Master Servicer	33
Cut-Off Date	22	Master Servicer Remittance Date	24
		Mortgage Loan File	32
D		Mortgage Loan Schedule	31
		Mortgaged Property	29
Defective Mortgage Loans	33	Mortgages	29
Department	103
Depositor	18	N
Depository	21
Disqualified Non-U.S. Person	87	NRSRO	20
Disqualified Organization	104
Distribution Account	23	O
Distribution Date	22
		OID Regulations	73
E
		P
EDGAR	27
Environmental Condition	59	Pass-Through Entity	86, 87
ERISA	102	Patriot Act	64
ERISA Plans	102	Permitted Investments	25
Event of Default	39	Plans	102
Exchange Act	20	Prepayment Assumption	74
Exchangeable Certificates	27	Prepayment Premium	24
		Property Protection Expenses	24
F
		R
FATCA	93
FDIA	14	Random Lot Certificates	73
Financial Intermediary	21	Rating Agency	20

Registration Statement	107	Standard Certificates	95
Regular Certificateholder	72	Startup Day	70
Regulation AB	17	Stripped Certificateholder	99
Regulations	103	Stripped Certificates	95, 97
Relief Act	63	Subordinate Certificates	41
REMIC	25	Substitute Mortgage Loans	33
REMIC Pool	70
REMIC Regulations	69	T
REO Account	24
REO Property	23	The Royal Bank of Scotland	18
Repurchase Price	32	Title V	65
Requirements	64	Title VIII	65
Residual Certificateholder	82	Treasury	67
Responsible Party	32	TRIPRA	67
		Trust Advisor	34
S		Trust Fund	20
		Trustee	27
SEC	18
Secured-Creditor Exemption	59	U
Securities Act	18
Senior Certificates	41	U.S. Person	88
Servicing Fee	37	Underwriter’s Exemption	104
Similar Law	102
SMMEA	104	V
Special Servicer	34
Specially Serviced Mortgage Loans	34	Voting Rights	40
Standard Certificateholder	95

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.
$961,538,000 (APPROXIMATE) WFRBS Commercial Mortgage Trust 2014-C19 (as Issuing Entity) RBS Commercial Funding Inc. (as Depositor) Commercial Mortgage Pass-Through Certificates, Series 2014-C19

Prospectus Supplement
Summary	S-1
Risk Factors	S-56
Risks Related to the Offered Certificates	S-56
Risks Related to Mortgage Loans and Mortgaged Properties	S-71
Risks Related to Conflicts of Interest	S-110
Other Risks	S-120
Description of the Mortgage Pool	S-126
Transaction Parties	S-181
Description of the Offered Certificates	S-246
Yield and Maturity Considerations	S-288
The Pooling and Servicing Agreement	S-304
Use of Proceeds	S-392
Material Federal Income Tax Consequences	S-392
State and Local Tax Considerations	S-395
ERISA Considerations	S-395
Legal Investment	S-397
Method of Distribution (Underwriter Conflicts of Interest)	S-398
Legal Matters	S-400
Certain Legal Aspects of the Mortgage Loans	S-400
Ratings	S-401	Class A-1	$75,637,000
Index of Significant Definitions	S-404	Class A-2	$36,949,000
ANNEX A	–	Certain Characteristics of the Mortgage Loans	Class A-3	$98,933,000
and Mortgaged Properties	A-1	Class A-4	$210,000,000
ANNEX B	–	Top Fifteen Loan Summaries	B-1	Class A-5	$249,163,000
ANNEX C	–	Mortgage Pool Information	C-1	Class A-SB	$101,859,000
ANNEX D	–	Additional Mortgage Loan Information/Definitions	D-1	Class A-S	$73,116,000
ANNEX E-1	–	Mortgage Loan Seller Representations and	Class B	$75,875,000
Warranties	E-1-1	Class C	$40,006,000
ANNEX E-2	–	Exceptions to Representations and Warranties	E-2-1	Class PEX	$188,997,000
ANNEX F	–	Global Clearance, Settlement and Tax	Class X-A	$845,657,000
Documentation Procedures	F-1	Class X-B	$175,202,000
ANNEX G	–	Form of Trust Advisor Annual Report	G-1
ANNEX H	–	Class A-SB Planned Principal Balance Schedule	H-1	PROSPECTUS SUPPLEMENT RBS Wells Fargo Securities Deutsche Bank Securities March 12, 2014

Prospectus

Table of Contents	3
Summary of Prospectus	6
Risk Factors	7
The Prospectus Supplement	16
The Depositor	18
The Sponsor	18
Use of Proceeds	19
Description of the Certificates	20
The Mortgage Pools	29
Servicing of the Mortgage Loans	33
Credit Enhancement	40
Swap Agreement	43
Yield Considerations	44
Certain Legal Aspects of the Mortgage Loans	45
Federal Income Tax Consequences	69
State and Local Tax Considerations	102
ERISA Considerations	102
Legal Investment	104
The Appraisal Regulations	105
Plan of Distribution	105
Incorporation of Certain Information by Reference	107
Legal Matters	108
Ratings	108
Index of Defined Terms	109

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.